EXHIBIT 4

                      J.P. MORGAN CHASE COMMERCIAL MORTGAGE
                           SECURITIES CORP., Depositor


                          MIDLAND LOAN SERVICES, INC.,
                              Master Servicer No. 1


                              CAPMARK FINANCE INC.
                              Master Servicer No. 2


                       WACHOVIA BANK, NATIONAL ASSOCIATION
                              Master Servicer No. 3


                               LNR PARTNERS, INC.,
                                Special Servicer


                       LASALLE BANK NATIONAL ASSOCIATION,
                                     Trustee


                                       and


                             WELLS FARGO BANK, N.A.
                                  Paying Agent


                         POOLING AND SERVICING AGREEMENT


                                   Dated as of


                                December 1, 2006


             J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9 Commercial Mortgage Pass-Through Certificates


                                Series 2006-LDP9


                                     TABLE OF CONTENTS


                                        DEFINITIONS

Section 1.01   Defined Terms.............................................................
Section 1.02   Certain Calculations......................................................

                                        ARTICLE II

                               CONVEYANCE OF MORTGAGE LOANS;
                             ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01   Conveyance of Mortgage Loans..............................................
Section 2.02   Acceptance by Trustee.....................................................
Section 2.03   Representations, Warranties and Covenants of the Depositor; Mortgage
                Loan Sellers' Repurchase or Substitution of Mortgage Loans for
                Defects in Mortgage Files and Breaches of Representations and
                Warranties...............................................................
Section 2.04   Execution of Certificates; Issuance of Uncertificated Lower-Tier
                Interests................................................................
Section 2.05   Grantor Trust Designations................................................

                                        ARTICLE III

                                    ADMINISTRATION AND
                                SERVICING OF THE TRUST FUND

Section 3.01   Master Servicer to Act as Master Servicer; Special Servicer to Act as
                Special Servicer; Administration of the Mortgage Loans...................
Section 3.02   Collection of Mortgage Loan Payments......................................
Section 3.03   Collection of Taxes, Assessments and Similar Items; Servicing Accounts....
Section 3.04   The Certificate Account, the Lower-Tier, the Middle-Tier Distribution
                Account and Upper-Tier Distribution Accounts, the Companion
                Distribution Account, the Interest Reserve Account, the
                Gain-on-Sale Reserve Account and the Floating Rate Accounts..............
Section 3.05   Permitted Withdrawals from the Certificate Accounts, the Distribution
                Accounts, the Companion Distribution Account and the Floating Rate
                Account..................................................................
Section 3.06   Investment of Funds in the Certificate Accounts and the REO Account.......
Section 3.07   Maintenance of Insurance Policies; Errors and Omissions and Fidelity
                Coverage.................................................................
Section 3.08   Enforcement of Due-on-Sale Clauses; Assumption Agreements.................
Section 3.09   Realization Upon Defaulted Mortgage Loans.................................
Section 3.10   Trustee to Cooperate; Release of Mortgage Files...........................
Section 3.11   Servicing Compensation....................................................
Section 3.12   Inspections; Collection of Financial Statements...........................
Section 3.13   [RESERVED]................................................................
Section 3.14   [RESERVED]................................................................
Section 3.15   Access to Certain Information.............................................
Section 3.16   Title to REO Property; REO Account........................................
Section 3.17   Management of REO Property................................................
Section 3.18   Sale of Defaulted Mortgage Loans and REO Properties.......................
Section 3.19   Additional Obligations of the Applicable Master Servicer and Special
                Servicer.................................................................
Section 3.20   Modifications, Waivers, Amendments and Consents...........................
Section 3.21   Transfer of Servicing Between Master Servicer and Special Servicer;
                Recordkeeping; Asset Status Report.......................................
Section 3.22   Sub-Servicing Agreements..................................................
Section 3.23   Representations, Warranties and Covenants of the Master Servicers.........
Section 3.24   Representations, Warranties and Covenants of the Special Servicer.........
Section 3.25   Interest Reserve Account..................................................
Section 3.26   Directing Certificateholder Contact with Master Servicers.................
Section 3.27   Controlling Class Certificateholders and Directing Certificateholder;
                Certain Rights and Powers of Directing Certificateholder.................
Section 3.28   Intercreditor Agreements..................................................
Section 3.29   Companion Paying Agent....................................................
Section 3.30   Companion Register........................................................
Section 3.31   Swap Contracts............................................................
Section 3.32   Litigation Control........................................................
Section 3.33   Certain Matters Relating to the Bank of America Plaza Mortgage Loan
                and the Tysons Galleria Mortgage Loan....................................

                                        ARTICLE IV

                              PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01   Distributions.............................................................
Section 4.02   Statements to Certificateholders; CMSA Investor Reporting Package
                (IRP)s; Grant of Power of Attorney.......................................
Section 4.03   P&I Advances..............................................................
Section 4.04   Allocation of Collateral Support Deficit..................................
Section 4.05   Appraisal Reductions......................................................
Section 4.06   Certificate Deferred Interest.............................................
Section 4.07   Grantor Trust Reporting...................................................

                                         ARTICLE V

                                     THE CERTIFICATES

Section 5.01   The Certificates..........................................................
Section 5.02   Registration of Transfer and Exchange of Certificates.....................
Section 5.03   Book-Entry Certificates...................................................
Section 5.04   Mutilated, Destroyed, Lost or Stolen Certificates.........................
Section 5.05   Persons Deemed Owners.....................................................
Section 5.06   Certificate Ownership Certification.......................................
Section 5.07   Appointment of Paying Agent...............................................

                                        ARTICLE VI

                           THE DEPOSITOR, THE MASTER SERVICERS,
                                 THE SPECIAL SERVICER AND
                              THE DIRECTING CERTIFICATEHOLDER

Section 6.01   Liability of the Depositor, the Master Servicers and the Special
                Servicer.................................................................
Section 6.02   Merger, Consolidation or Conversion of the Depositor, the Master
                Servicers or the Special Servicer........................................
Section 6.03   Limitation on Liability of the Depositor, the Master Servicers, the
                Special Servicer and Others..............................................
Section 6.04   Master Servicers and Special Servicer Not to Resign.......................
Section 6.05   Rights of the Depositor in Respect of the Master Servicers and the
                Special Servicer.........................................................
Section 6.06   The Master Servicers and the Special Servicer as Certificate Owner........
Section 6.07   The Directing Certificateholder...........................................

                                        ARTICLE VII

                                          DEFAULT

Section 7.01   Events of Default; Master Servicer and Special Servicer Termination.......
Section 7.02   Trustee to Act; Appointment of Successor..................................
Section 7.03   Notification to Certificateholders........................................
Section 7.04   Waiver of Events of Default...............................................
Section 7.05   Trustee as Maker of Advances..............................................

                                       ARTICLE VIII

                        CONCERNING THE TRUSTEE AND THE PAYING AGENT

Section 8.01   Duties of the Trustee and the Paying Agent................................
Section 8.02   Certain Matters Affecting the Trustee and the Paying Agent................
Section 8.03   Trustee and Paying Agent Not Liable for Validity or Sufficiency of
                Certificates or Mortgage Loans...........................................
Section 8.04   Trustee or Paying Agent May Own Certificates..............................
Section 8.05   Fees and Expenses of Trustee and Paying Agent; Indemnification of
                Trustee and Paying Agent.................................................
Section 8.06   Eligibility Requirements for Trustee......................................
Section 8.07   Resignation and Removal of the Trustee and the Paying Agent...............
Section 8.08   Successor Trustee.........................................................
Section 8.09   Merger or Consolidation of Trustee or Paying Agent........................
Section 8.10   Appointment of Co-Trustee or Separate Trustee.............................
Section 8.11   Appointment of Custodians.................................................
Section 8.12   Access to Certain Information.............................................
Section 8.13   Representations and Warranties of the Trustee.............................
Section 8.14   Representations and Warranties of the Paying Agent........................

                                        ARTICLE IX

                                        TERMINATION

Section 9.01   Termination upon Repurchase or Liquidation of All Mortgage Loans..........
Section 9.02   Additional Termination Requirements.......................................

                                         ARTICLE X

                                ADDITIONAL REMIC PROVISIONS

Section 10.01  REMIC Administration......................................................
Section 10.02  Use of Agents.............................................................
Section 10.03  Depositor, Master Servicers and Special Servicer to Cooperate with
                Paying Agent.............................................................
Section 10.04  Appointment of REMIC Administrators.......................................

                                        ARTICLE XI

                    EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

Section 11.01  Intent of the Parties; Reasonableness.....................................
Section 11.02  Succession; Subcontractors................................................
Section 11.03  Filing Obligations........................................................
Section 11.04  Form 10-D Filings.........................................................
Section 11.05  Form 10-K Filings.........................................................
Section 11.06  Sarbanes-Oxley Certification..............................................
Section 11.07  Form 8-K Filings..........................................................
Section 11.08  Form 15 Filing............................................................
Section 11.09  Annual Compliance Statements..............................................
Section 11.10  Annual Reports on Assessment of Compliance with Servicing Criteria........
Section 11.11  Annual Independent Public Accountants' Servicing Report...................
Section 11.12  Indemnification...........................................................
Section 11.13  Amendments................................................................
Section 11.14  Regulation AB Notices.....................................................
Section 11.15  Certain Matters Relating to the Future Securitization of the Serviced
                Pari Passu Companion Loans...............................................

                                        ARTICLE XII

                                 MISCELLANEOUS PROVISIONS

Section 12.01  Amendment.................................................................
Section 12.02  Recordation of Agreement; Counterparts....................................
Section 12.03  Limitation on Rights of Certificateholders................................
Section 12.04  Governing Law.............................................................
Section 12.05  Notices...................................................................
Section 12.06  Severability of Provisions................................................
Section 12.07  Grant of a Security Interest..............................................
Section 12.08  Successors and Assigns; Third Party Beneficiaries.........................
Section 12.09  Article and Section Headings..............................................
Section 12.10  Notices to the Rating Agencies............................................

                                    EXHIBITS

Exhibit A-1       Form of Class A-1 Certificate
Exhibit A-2       Form of Class A-1S Certificate
Exhibit A-3       Form of Class A-2 Certificate
Exhibit A-4       Form of Class A-2S Certificate
Exhibit A-5       Form of Class A-2SFL Certificate
Exhibit A-6       Form of Class A-3 Certificate
Exhibit A-7       Form of Class A-3SFL Certificate
Exhibit A-8       Form of Class A-1A Certificate
Exhibit A-9       Form of Class X Certificate
Exhibit A-10      Form of Class A-M Certificate
Exhibit A-11      Form of Class A-MS Certificate
Exhibit A-12      Form of Class A-J Certificate
Exhibit A-13      Form of Class A-JS Certificate
Exhibit A-14      Form of Class B Certificate
Exhibit A-15      Form of Class B-S Certificate
Exhibit A-16      Form of Class C Certificate
Exhibit A-17      Form of Class C-S Certificate
Exhibit A-18      Form of Class D Certificate
Exhibit A-19      Form of Class D-S Certificate
Exhibit A-20      Form of Class E Certificate
Exhibit A-21      Form of Class E-S Certificate
Exhibit A-22      Form of Class F Certificate
Exhibit A-23      Form of Class F-S Certificate
Exhibit A-24      Form of Class G Certificate
Exhibit A-25      Form of Class G-S Certificate
Exhibit A-26      Form of Class H Certificate
Exhibit A-27      Form of Class H-S Certificate
Exhibit A-28      Form of Class J Certificate
Exhibit A-29      Form of Class K Certificate
Exhibit A-30      Form of Class L Certificate
Exhibit A-31      Form of Class M Certificate
Exhibit A-32      Form of Class N Certificate
Exhibit A-33      Form of Class P Certificate
Exhibit A-34      Form of Class NR Certificate
Exhibit A-35      Form of Class R Certificate
Exhibit A-36      Form of Class MR Certificate
Exhibit A-37      Form of Class LR Certificate
Exhibit B         Mortgage Loan Schedule
Exhibit C         Form of Investment Representation Letter
Exhibit D-1       Form of Transfer Affidavit
Exhibit D-2       Form of Transferor Letter
Exhibit E         Form of Request for Release
Exhibit F         Form of ERISA Representation Letter
Exhibit G         Form of Statement to Certificateholders
Exhibit H         Form of Omnibus Assignment
Exhibit I-1       Form of Regulation S Transfer Certificate during Restricted
                  Period
Exhibit I-2       Form of Regulation S Transfer Certificate after Restricted
                  Period
Exhibit J         Form of Purchase Option Notice
Exhibit K         Form of Transfer Certificate for Rule 144A Book-Entry
                  Certificate to Regulation S Book-Entry Certificate during
                  Restricted Period
Exhibit L         Form of Assignment, Assumption and Recognition Agreement
Exhibit M         Form of Notice Relating to the Bank of America Plaza Mortgage
                  Loan and the Tysons Galleria Mortgage Loan
Exhibit N         Form of Transfer Certificate for Rule 144A Book-Entry
                  Certificate to Regulation S Book-Entry Certificate after
                  Restricted Period
Exhibit O         Form of Transfer Certificate for Regulation S Book-Entry
                  Certificate to Rule 144A Global Book-Entry Certificate during
                  Restricted Period
Exhibit P         Form of Transfer Certificate for Regulation S Book-Entry
                  Certificate during Restricted Period
Exhibit Q         Form of Certification to be Provided with Form 10-K
Exhibit R-1       Form of Certification to be Provided to Depositor by Trustee
Exhibit R-2       Form of Certification to be Provided to Depositor by Paying
                  Agent
Exhibit R-3       Form of Certification to be Provided to Depositor by Each
                  Master Servicer
Exhibit R-4       Form of Certification to be Provided to Depositor by Special
                  Servicer
Exhibit S         Initial Companion Holders
Exhibit T         Form of Notice and Certification regarding Defeasance of
                  Mortgage Loan
Exhibit U         Information Request from Certificateholder, Beneficial Owner or Prospective Purchaser
Exhibit V         Trustee Certification/Exception Report
Exhibit W         Servicing Criteria to be Addressed in Assessment of Compliance
Exhibit X         Additional Form 10-D Disclosure
Exhibit Y         Additional Form 10-K Disclosure
Exhibit Z         Form 8-K Disclosure Information
Exhibit AA        Additional Disclosure Notification
Exhibit BB        Servicing and Subservicing Agreements
Exhibit CC        Swap Contract Related to the Class A-2SFL Certificates
Exhibit DD        Swap Contract Related to the Class A-3SFL Certificates
Exhibit EE        Release Oversight Loans
Exhibit FF        Tenants-In-Common Oversight Loans
Schedule 1        Mortgage Loans Containing Additional Debt
Schedule 2        Mortgage Loans that Initially Pay Interest Only
Schedule 3        Assumption Fees on Certain Mortgage Loans
Schedule 4        Mortgage Loans with Earnouts, Holdbacks or Letters of Credit

            This Pooling and Servicing Agreement (the "Agreement") is dated and effective as of December 1, 2006, among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc., as Master Servicer No. 1, Capmark Finance Inc., as Master Servicer No. 2, Wachovia Bank, National Association, as Master Servicer No. 3, LNR Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, and Wells Fargo Bank, N.A., as Paying Agent.

                             PRELIMINARY STATEMENT:

            The Depositor intends to sell commercial mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in the trust fund (the "Trust Fund") to be created hereunder, the primary assets of which will be a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"). As provided herein, the Paying Agent shall elect or shall cause an election to be made to treat the Trust Fund (exclusive of the Class A-2SFL Regular Interest, the Class A-3SFL Regular Interest, the Swap Contracts, the Floating Rate Accounts and the proceeds thereof) for federal income tax purposes as three separate real estate mortgage investment conduits (the "Upper-Tier REMIC", the "Middle-Tier REMIC" and the "Lower-Tier REMIC" as described herein).

            The parties intend that the portion of the Trust Fund representing the Class A-2SFL Regular Interest, the Class A-3SFL Regular Interest, the Swap Contracts, the Floating Rate Accounts and the proceeds thereof will be treated as a grantor trust under subpart E of Part I of subchapter J of the Code and that the beneficial interests therein will be represented by the Class A-2SFL and Class A-3SFL Certificates, respectively.

                                LOWER-TIER REMIC

            The Class L-RB, Class L-RQ, Class L-SB and Class L-SQ Uncertificated Interests will evidence "regular interests" in the Lower-Tier REMIC created hereunder. The sole Class of "residual interests" in the Lower-Tier REMIC will be evidenced by the Class LR Certificates.

            The following table sets forth the Original Lower-Tier Principal Amounts and per annum rates of interest for the Uncertificated Lower-Tier Interests and the Class LR Certificates:

                                  Interest             Original Lower-Tier
      Class Designation                Rate                Principal Amount
----------------------------    ---------------    -----------------------------
Class L-RB                                         0.001% Group Subordinate
                                     (1)                     Amount of Loan
                                                               Group R  (4)

Class L-RQ                                        Remainder Group R Balance
                                    (1)                                 (5)

Class L-SB                                         0.001% Group Subordinate
                                    (2)                Amount of Loan Group
                                                                       S(4)

Class L-SQ                                        Remainder Group S Balance
                                    (2)                                 (5)

Class LR                           None(3)                   None(3)

--------------------------

(1) The interest rate for such Class of Uncertificated Lower-Tier Interests shall be the Group R WAC Rate (computed to at least eight decimal places).

(2) The interest rate for such Class of Uncertificated Lower-Tier Interests shall be the Group S WAC Rate (computed to at least eight decimal places).

(3) The Class LR Certificates do not have a Certificate Balance or Notional Amount, do not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amount remaining in the Lower-Tier Distribution Account after distributing the Lower-Tier Regular Distribution Amount shall be distributed to the Holders of the Class LR Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date, if any, remaining in the Lower-Tier Distribution Account).

(4) As of the Closing Date and any date of determination, (i) the Lower-Tier Principal Amount of the Class L-RB Interest shall equal 0.001% of the Group Subordinate Amount of Loan Group R and (ii) the Lower-Tier Principal Amount of the Class L-SB Interest shall equal 0.001% of the Group Subordinate Amount of Loan Group S (in each case, computed to at least eight decimal places).

(5) As of the Closing Date and any date of determination, (i) the Lower-Tier Principal Amount of the Class L-RQ Interest shall equal the excess of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group R over the Lower-Tier Principal Amount of the Class L-RB Interest and (ii) the Lower-Tier Principal Amount of the Class L-SQ Interest shall equal the excess of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group S over the Lower-Tier Principal Amount of the Class L-SB Interest.

                                MIDDLE-TIER REMIC

            The Class MA-1, Class MA-1S, Class MA-2, Class MA-2S, Class MA-2SFL, Class MA-3, Class MA-3SFL, Class MA-1A, Class MA-M, Class MA-MS, Class MA-J, Class MA-JS, Class MB, Class MB-S, Class MC, Class MC-S, Class MD, Class MD-S, Class ME, Class ME-S, Class MF, Class MF-S, Class MG, Class MG-S, Class MH, Class MH-S, Class MJ, Class MK, Class ML, Class MM, Class MN, Class MP, and Class MNR Uncertificated Interests will evidence "regular interests" in the Middle-Tier REMIC created hereunder. The sole Class of "residual interests" in the Middle-Tier REMIC will be evidenced by the Class MR Certificates.

            The following table sets forth the Original Middle-Tier Principal Amounts and per annum rates of interest for the Uncertificated Lower-Tier Interests and the Class MR Certificates:

                              Interest      Original Middle-Tier
    Class Designation           Rate            Principal Amount
    -----------------         --------          ----------------

Class MA-1                      (1)                 $57,529,000
Class MA-1S                     (2)                $129,741,000
Class MA-2                      (1)                $139,777,000
Class MA-2S                     (2)                $375,000,000
Class MA-2SFL                   (2)                $200,000,000
Class MA-3                      (1)              $1,652,984,000
Class MA-3SFL                   (2)                $145,282,000
Class MA-1A                     (1)                $697,664,000
Class MA-M                      (1)                $363,993,000
Class MA-MS                     (2)                $121,432,000
Class MA-J                      (1)                $318,494,000
Class MA-JS                     (2)                $106,253,000
Class MB                        (1)                 $72,799,000
Class MB-S                      (2)                 $24,287,000
Class MC                        (1)                 $22,750,000
Class MC-S                      (2)                  $7,589,000
Class MD                        (1)                 $50,049,000
Class MD-S                      (2)                 $16,697,000
Class ME                        (1)                 $40,949,000
Class ME-S                      (2)                 $13,661,000
Class MF                        (1)                 $40,949,000
Class MF-S                      (2)                 $13,661,000
Class MG                        (1)                 $36,399,000
Class MG-S                      (2)                 $12,144,000
Class MH                        (1)                 $45,500,000
Class MH-S                      (2)                 $15,179,000
Class MJ                        (3)                 $18,203,000
Class MK                        (3)                 $18,204,000
Class ML                        (3)                 $12,135,000
Class MM                        (3)                 $12,136,000
Class MN                        (3)                  $6,068,000
Class MP                        (3)                 $12,135,000
Class MNR                       (3)                 $54,611,295
Class MR                      None(3)               None(3)

--------------------------

(1) The interest rate for such Class of Uncertificated Middle-Tier Interests shall be the Group R WAC Rate.

(2) The interest rate for such Class of Uncertificated Middle-Tier Interests shall be the Group S WAC Rate.

(3) The interest rate for such Class of Uncertificated Middle-Tier Interests shall be the Pool WAC Rate. For federal income tax purposes, the Pass-Through Rate for such Class of Uncertificated Middle-Tier Interest for any Distribution Date shall be expressed as a per annum rate equal to the weighted average of (i) the interest rate for the Class L-RB Interest and (ii) the interest rate for the Class L-SB Interest, weighted, for each of the foregoing determinations, on the basis of the respective Lower-Tier Principal Amount of each such Lower-Tier Regular Interest (computed to at least eight decimal places), immediately prior to such Distribution Date.

(4) The Class MR Interest, evidenced by the Class MR Certificates, does not have a Certificate Balance or Notional Amount, does not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amount remaining in the Middle-Tier Distribution Account after distributing the Middle-Tier Regular Distribution Amount shall be distributed to the Holders of the Class MR Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date, if any, remaining in the Middle-Tier Distribution Account) in respect of the Class MR Interest.

                                UPPER-TIER REMIC

            The Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-1A, Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P, Class NR and Class X Certificates, the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest will evidence "regular interests" in the Upper-Tier REMIC created hereunder. The sole Class of "residual interests" in the Upper-Tier REMIC will be evidenced by the Class R Certificates.

            The following table sets forth the designation, the pass-through rate (the "Pass-Through Rate"), the aggregate initial principal amount (the "Original Certificate Balance") or Notional Amount ("Original Notional Amount"), as applicable, and the initial ratings given each Class by the Rating Agencies for each Class of Certificates, the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest comprising the interests in the Upper-Tier REMIC created hereunder:

                                                     Original
                                     Initial       Certificate
                                  Pass-Through      Balance or         Ratings(1)
                                      Rate       Notional Amount   (Moody's/S&P/Fitch)
                                  -------------  ---------------   -------------------
Class A-1 Certificates(2)(3)       5.1700%        $  57,529,000       Aaa/AAA/AAA
Class A-1S Certificates(2)         5.2840%        $ 129,741,000       Aaa/AAA/AAA
Class A-2 Certificates(2)(3)       5.1340%        $ 139,777,000       Aaa/AAA/AAA
Class A-2S Certificates(2)         5.2980%        $ 375,000,000       Aaa/AAA/AAA
Class A-2SFL Regular                                                 Aaa/AAA/AAA(6)
Interest(2)(4)(5)                  5.1870%        $ 200,000,000
Class A-3 Certificates(2)(3)       5.3360%        $1,652,984,000      Aaa/AAA/AAA
Class A-3SFL Regular                                                 Aaa/AAA/AAA(6)
Interest(2)(4)(5)                  5.2400%        $ 145,282,000
Class A-1A Certificates(2)(3)      5.2750%        $ 697,664,000       Aaa/AAA/AAA
Class A-M Certificates(2)          5.3720%        $ 363,993,000       Aaa/AAA/AAA
Class A-MS Certificates(2)         5.3370%        $121,432,0000       Aaa/AAA/AAA
Class A-J Certificates(2)          5.4110%        $ 318,494,000       Aaa/AAA/AAA
Class A-JS Certificates(2)(8)      5.3860%        $ 106,253,000       Aaa/AAA/AAA
Class B Certificates(2)(7)         5.4800%        $  72,799,000        Aa2/AA/AA
Class B-S Certificates(2)(8)       5.4260%        $  24,287,000        Aa2/AA/AA
Class C Certificates(2)(7)         5.5100%        $  22,750,000       Aa3/AA-/AA-
Class C-S Certificates(2)(8)       5.4550%        $   7,589,000       Aa3/AA-/AA-
Class D Certificates(2)(7)         5.5590%        $  50,049,000          A2/A/A
Class D-S Certificates(2)(8)       5.4950%        $  16,697,000          A2/A/A
Class E Certificates(2)(7)         5.6090%        $  40,949,000         A3/A-/A-
Class E-S Certificates(2)(11)      5.5264%        $  13,661,000         A3/A-/A-
Class F Certificates(2)(9)         5.6836%        $  40,949,000      Baa1/BBB+/BBB+
Class F-S Certificates(2)(11)      5.6844%        $  13,661,000      Baa1/BBB+/BBB+
Class G Certificates(2)(9)         5.7526%        $  36,399,000       Baa2/BBB/BBB
Class G-S Certificates(2)(12)      5.7494%        $  12,144,000       Baa2/BBB/BBB
Class H Certificates(2)(10)        5.7966%        $  45,500,000      Baa3/BBB-/BBB-
Class H-S Certificates(2)(12)      5.7494%        $  15,179,000      Baa3/BBB-/BBB-
Class J Certificates(13)           5.0870%        $  18,203,000       Ba1/BB+/BB+
Class K Certificates(13)           5.0870%        $  18,204,000        Ba2/BB/BB
Class L Certificates(13)           5.0870%        $  12,135,000       Ba3/BB-/BB-
Class M Certificates(13)           5.0870%        $  12,136,000         B1/B+/B+
Class N Certificates(13)           5.0870%        $   6,068,000          B2/B/B
Class P Certificates(13)           5.0870%        $  12,135,000         B3/B-/B-
Class NR Certificates(13)          5.0870%        $  54,611,295          */*/*
Class R Certificates                 N/A(14)          N/A(14)            */*/*
Class X Certificates               0.4564%(15)    $4,854,254,296(16)  Aaa/AAA/AAA

--------------------------

(1) The Certificates marked with an asterisk have not been rated by the applicable Rating Agency.

(2) For purposes of making distributions on the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-1A, Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S Certificates and the Class A-2SFL and Class A-3SFL Regular Interests, the pool of Mortgage Loans will be deemed to consist of two distinct Loan Groups, Loan Group S and Loan Group R.

(3) For purposes of making distributions to the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates, the Group R Mortgage Loans will be deemed to consist of two distinct Loan Groups, Loan Group R-1 and Loan Group R-2.

(4) The Class A-2SFL Regular Interest will be uncertificated and will be transferred to the Trust Fund on the Closing Date, and the Trust will issue the Class A-2SFL Certificates in exchange therefor. The Pass-Through Rate applicable to the Class A-2SFL Regular Interest on each Distribution Date will be equal to the Class A-2SFL Regular Interest Pass-Through Rate. The Pass-Through Rate applicable to the Class A-2SFL Certificates on each Distribution Date will be equal to the Class A-2SFL Pass-Through Rate. The Class A-3SFL Regular Interest will be uncertificated and will be transferred to the Trust Fund on the Closing Date, and the Trust will issue the Class A-3SFL Certificates in exchange therefor. The Pass-Through Rate applicable to the Class A-3SFL Regular Interest on each Distribution Date will be equal to the Class A-3SFL Regular Interest Pass-Through Rate. The Pass-Through Rate applicable to the Class A-3SFL Certificates on each Distribution Date will be equal to the Class A-3SFL Pass-Through Rate.

(5) The Certificate Balance of the Class A-2SFL Certificates will be equal at all times to the Certificate Balance of the Class A-2SFL Regular Interest. The Original Certificate Balance of the Class A-2SFL Certificates will be equal to $200,000,000. The Certificate Balance of the Class A-3SFL Certificates will be equal at all times to the Certificate Balance of the Class A-3SFL Regular Interest. The Original Certificate Balance of the Class A-3SFL Certificates will be equal to $145,282,000.

(6) The Class A-2SFL Regular Interest and Class A-3SFL Regular Interest will not be rated. The ratings shown are with respect to the Class A-2SFL Certificates and Class A-3SFL Certificates and only reflect receipt of interest at the Class A-2SFL Regular Interest and Class A-3SFL Regular Interest Pass-Through Rate, respectively.

(7)   Subject to a maximum Pass-Through Rate equal to the Group R WAC Rate.

(8)   Subject to a maximum Pass-Through Rate equal to the Group S WAC Rate.

(9) The Pass-Through Rate for any Distribution Date for the Class F and Class G Certificates will be a per annum rate equal to the Group R WAC Rate for the Distribution Date minus 0.1330% and 0.0440%, respectively.

(10) The Pass-Through Rate for any Distribution Date for the Class H Certificates will be a per annum rate equal to the Group R WAC Rate.

(11) The Pass-Through Rate for any Distribution Date for the Class E-S and Class F-S Certificates will be a per annum rate equal to the Group S WAC Rate for the Distribution Date minus 0.2230% and 0.0650%, respectively.

(12) The Pass-Through Rate for any Distribution Date for the Class G-S and Class H-S Certificates will be a per annum rate equal to the Group S WAC Rate.

(13)  Subject to a maximum Pass-Through Rate equal to the Pool WAC Rate.

(14) The Class R Certificates do not have a Certificate Balance or Notional Amount, do not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amount remaining in the Upper-Tier Distribution Account, after all required distributions under this Agreement have been made to each other Class of Certificates, will be distributed to the Holders of the Class R Certificates.

(15) The Pass Through Rate for the Class X Certificates will be calculated in accordance with the definition of "Class X Pass Through Rate".

(16) The Class X Certificates will not have a Certificate Balance; rather, such Class of Certificates will accrue interest as provided herein on the Class X Notional Amount.

            As of the close of business on the Cut-off Date, the Mortgage Loans had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $4,854,254,296.

            Eight (8) mortgage loans (or groups of mortgage loans), the Bank of America Plaza Pari Passu Companion Loan, the Merchandise Mart Pari Passu Companion Loan, the 131 South Dearborn Pari Passu Companion Loan, the Tysons Galleria Companion Loans, the Discover Mills AB Companion Loan, the Broadstone Sunrise Mountain AB Companion Loan, the Danvers Crossing AB Companion Loan and the Radisson Plaza Hotel-Rochester AB Companion Loan (collectively, the "Companion Loans"), are not part of the Trust Fund, but are secured by the same Mortgage that secures the related Mortgage Loan (each, with the exception of the Bank of America Plaza Mortgage Loan, the 131 South Dearborn Mortgage Loan and the Merchandise Mart Mortgage Loan, an "AB Mortgage Loan" and, collectively, the "AB Mortgage Loans") that is part of the Trust Fund. As and to the extent provided herein, the Companion Loans will be serviced and administered in accordance with this Agreement. Amounts attributable to the Companion Loans will not be assets of the Trust Fund, and (except to the extent that such amounts are payable or reimbursable to any party to this Agreement) will be owned by the related Companion Holders.

            The Bank of America Plaza Whole Loan consists of the Bank of America Plaza Mortgage Loan and the Bank of America Plaza Pari Passu Companion Loan. The Bank of America Plaza Mortgage Loan and the Bank of America Plaza Pari Passu Companion Loan are pari passu with each other. The Bank of America Plaza Mortgage Loan is part of the Trust Fund. The Bank of America Plaza Pari Passu Companion Loan is not part of the Trust Fund. The Bank of America Plaza Mortgage Loan and the Bank of America Plaza Pari Passu Companion Loan will be serviced and administered in accordance with the Bank of America Plaza Pooling Agreement and the Bank of America Plaza Intercreditor Agreement.

            The 131 South Dearborn Whole Loan consists of the 131 South Dearborn Mortgage Loan and the 131 South Dearborn Pari Passu Companion Loan. The 131 South Dearborn Mortgage Loan and the 131 South Dearborn Pari Passu Companion Loan are pari passu with each other. The 131 South Dearborn Mortgage Loan is part of the Trust Fund. The 131 South Dearborn Pari Passu Companion Loan is not part of the Trust Fund. The 131 South Dearborn Mortgage Loan and the 131 South Dearborn Pari Passu Companion Loan will be serviced and administered in accordance with this Agreement and the 131 South Dearborn Intercreditor Agreement.

            The Merchandise Mart Whole Loan consists of the Merchandise Mart Mortgage Loan and the Merchandise Mart Pari Passu Companion Loan. The Merchandise Mart Mortgage Loan and the Merchandise Mart Pari Passu Companion Loan are pari passu with each other. The Merchandise Mart Mortgage Loan is part of the Trust Fund. The Merchandise Mart Pari Passu Companion Loan is not part of the Trust Fund. The Merchandise Mart Mortgage Loan and the Merchandise Mart Pari Passu Companion Loan will be serviced and administered in accordance with this Agreement and the Merchandise Mart Intercreditor Agreement.

            The Tysons Galleria Whole Loan consists of the Tysons Galleria Mortgage Loan, the Tysons Galleria Pari Passu Companion Loan and the Tysons Galleria AB Companion Loan. The Tysons Galleria Mortgage Loan and the Tysons Galleria Pari Passu Companion Loan are pari passu with each other and the Tysons Galleria AB Companion Loan is subordinate to the Tysons Galleria Mortgage Loan and the Tysons Galleria Pari Passu Companion Loan. The Tysons Galleria Mortgage Loan is part of the Trust Fund. The Tysons Galleria Pari Passu Companion Loan and the Tysons Galleria AB Companion Loan are not part of the Trust Fund. The Tysons Galleria Mortgage Loan, the Tysons Galleria Pari Passu Companion Loan and the Tysons Galleria AB Companion Loan will be serviced and administered in accordance with the Tysons Galleria Pooling Agreement and the Tysons Galleria Intercreditor Agreement.

            In consideration of the mutual agreements herein contained, the Depositor, each Master Servicer, the Special Servicer, the Trustee and the Paying Agent agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms. Whenever used in this Agreement, including in the Preliminary Statement, the following capitalized terms, unless the context otherwise requires, shall have the meanings specified in this Article.

            "10-K Filing Deadline": As defined in Section 11.05.

            "131 South Dearborn Pari Passu Companion Loan": With respect to the 131 South Dearborn Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the 131 South Dearborn Mortgaged Property and designated as promissory note A2, which is not included in the Trust and which is pari passu in right of payment to the 131 South Dearborn Mortgage Loan, to the extent set forth in the related Mortgage Loan documents and as provided in the 131 South Dearborn Intercreditor Agreement.

            "131 South Dearborn Pari Passu Companion Loan Holder": The holder of the 131 South Dearborn Pari Passu Companion Loan.

            "131 South Dearborn Companion Loan Securities": Any class of securities backed, wholly or partially, by the 131 South Dearborn Pari Passu Companion Loan.

            "131 South Dearborn Intercreditor Agreement": The Intercreditor Agreement, by and among the holders of the 131 South Dearborn Notes, relating to the relative rights of such holders of the 131 South Dearborn Whole Loan, as the same may be further amended in accordance with the terms thereof.

            "131 South Dearborn Mortgage Loan": With respect to the 131 South Dearborn Whole Loan, the Mortgage Loan that is included in the Trust (identified as Mortgage Loan No. 2 on the Mortgage Loan Schedule), which is designated as promissory note A1 and is pari passu in right of payment with the 131 South Dearborn Pari Passu Companion Loan to the extent set forth in the 131 South Dearborn Whole Loan and as provided in the 131 South Dearborn Intercreditor Agreement.

            "131 South Dearborn Mortgaged Property": The Mortgaged Property that secures the 131 South Dearborn Whole Loan.

            "131 South Dearborn Notes": The 131 South Dearborn Mortgage Loan and the 131 South Dearborn Pari Passu Companion Loan.

            "131 South Dearborn Remittance Date": The date payments are required to be made to the holder of the related Companion Loan under the 131 South Dearborn Intercreditor Agreement or, if no such "remittance date" is specified, the P&I Advance Date.

            "131 South Dearborn Whole Loan": The 131 South Dearborn Mortgage Loan, together with the 131 South Dearborn Pari Passu Companion Loan, each of which is secured by the same Mortgage on the 131 South Dearborn Mortgaged Property. References herein to the 131 South Dearborn Whole Loan shall be construed to refer to the aggregate indebtedness under the 131 South Dearborn Notes.

            "30/360 Mortgage Loans": The Mortgage Loans indicated as such in the Mortgage Loan Schedule.

            "AB Mortgage Loan": As defined in the recitals to this Agreement.

            "AB Whole Loan": Each of the Discover Mills Whole Loan, the Broadstone Sunrise Mountain Whole Loan, the Danvers Crossing Whole Loan and the Radisson Plaza Hotel-Rochester Whole Loan.

            "Acceptable Insurance Default": With respect to any Mortgage Loan or Serviced Whole Loan that expressly requires the Mortgagor to maintain insurance coverage for acts of terrorism, a default under the related Mortgage Loan documents arising by reason of any failure on the part of the related Mortgagor to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related Mortgagor to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, as to which default the applicable Master Servicer and the Special Servicer may forbear taking any enforcement action, provided, that the applicable Master Servicer (with respect to Non-Specially Serviced Mortgage Loans) or Special Servicer (with respect to Specially Serviced Mortgage Loans), as applicable, may forbear taking any enforcement action; provided that the Special Servicer has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standards and subject to the consent of the Directing Certificateholder (or, with respect to a Serviced Whole Loan, after receiving no objection from the applicable Serviced Whole Loan Controlling Holder), that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder (or, in the case of a Serviced Whole Loan, the applicable Serviced Whole Loan Controlling Holder) will not have more than 30 days to respond to the Special Servicer's request for consent; provided, further, that upon the Special Servicer's determination, consistent with the Servicing Standards, that exigent circumstances do not allow the Special Servicer to wait for the consent of the Directing Certificateholder (or, in the case of a Serviced Whole Loan, wait for any objection from the applicable Serviced Whole Loan Controlling Holder), the Special Servicer will not be required to do so. The Special Servicer shall be entitled to rely on insurance consultants in making determinations described above. The costs of such insurance consultants shall be paid from the applicable Certificate Account as a Servicing Advance to the extent the Mortgage Loan documents do not prohibit such amounts from being collected from the related Mortgagor and otherwise as an expense of the Trust Fund.

            "Accrued Certificate Interest": With respect to each Distribution Date and each Class of Regular Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate of such Class of Certificates or Class A-2SFL and Class A-3SFL Regular Interest, as applicable, for such Distribution Date, accrued on the related Certificate Balance (or with respect to the Class X Certificates, the Notional Amount of such Class) outstanding immediately prior to such Distribution Date (provided that for interest accrual purposes any distributions in reduction of Certificate Balance or Notional Amount or reductions in Certificate Balance or Notional Amount as a result of allocations of Collateral Support Deficit on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period). Accrued Certificate Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "Accrued Interest From Recoveries": With respect to each Distribution Date and any Class of Certificates (other than the Class X, Class A-2SFL and Class A-3SFL and the Residual Certificates), and the Class A-2SFL and Class A-3SFL Regular Interest that had an increase to its Certificate Balance as a result of a recovery of Nonrecoverable Advances, an amount equal to interest at the Pass-Through Rate applicable to that Class on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which Collateral Support Deficit was allocated to such Class as a result of the reimbursement of Nonrecoverable Advances from the Trust to, but not including, the Distribution Date on which the Certificate Balance was so increased.

            "Act": The Securities Act of 1933, as it may be amended from time to time.

            "Actual/360 Mortgage Loans": The Mortgage Loans indicated as such in the Mortgage Loan Schedule.

            "Additional Debt": With respect to any Mortgage Loan, any debt owed by the related Mortgagor to a party other than the lender under such Mortgage Loan as of the Closing Date as set forth on Schedule 1 hereto, as increased or decreased from time to time pursuant to the terms of the related subordinate loan documents (including any subordination agreement).

            "Additional Disclosure Notification": The form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information which is attached hereto as Exhibit AA.

            "Additional Exclusions": Exclusions in addition to those customarily found in the insurance policies for mortgaged properties similar to the Mortgaged Properties on September 11, 2001.

            "Additional Form 10-D Disclosure": As defined in Section 11.04.

            "Additional Form 10-K Disclosure": As defined in Section 11.05.

            "Additional Servicer": Each Affiliate of the applicable Master Servicer, the Special Servicer or any Mortgage Loan Seller that services any of the Mortgage Loans and each Person who is not an Affiliate of the applicable Master Servicer, other than the Special Servicer, who Services 10% or more of the Mortgage Loans by unpaid principal balance as of any date of determination pursuant to Article XI.

            "Administrative Cost Rate": With respect to each Mortgage Loan, the sum of the Servicing Fee Rate and the Trustee Fee Rate, in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan and in the same manner as interest is calculated on such Mortgage Loan.

            "Advance": Any P&I Advance or Servicing Advance.

            "Adverse REMIC Event": As defined in Section 10.01(f).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent": As defined in Section 5.02(c)(i)(A).

            "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

            "AIG": AIG Mortgage Capital, LLC and its successors in interest and assigns.

            "Applicable Procedures": As defined in Section 5.02(b)(i).

            "Applicable Servicing Criteria": means with respect to the Trustee, the Paying Agent, each Master Servicer, the Special Servicer or any Servicing Function Participant, the Servicing Criteria applicable to it, as set forth on Exhibit W attached hereto. For clarification purposes, multiple parties can have responsibility for the same Applicable Servicing Criteria. With respect to a Servicing Function Participant engaged by the Trustee, the Paying Agent, a Master Servicer or the Special Servicer, the term "Applicable Servicing Criteria" may refer to a portion of the Applicable Servicing Criteria applicable to such Master Servicer, the Special Servicer, the Paying Agent or the Trustee, as the case may be.

            "Applicable State and Local Tax Law": For purposes hereof, the Applicable State and Local Tax Law shall be (a) the tax laws of the State of New York and the State of Illinois; and (b) such other state or local tax laws whose applicability shall have been brought to the attention of the Trustee and the Paying Agent by either (i) an Opinion of Counsel delivered to them, or (ii) written notice from the appropriate taxing authority as to the applicability of such state or local tax laws.

            "Appraisal": An appraisal prepared by an Independent MAI appraiser with at least five years experience in properties of like kind and in the same area, prepared in accordance with 12 C.F.R. 225.64, or, in connection with an Appraisal Reduction, a valuation meeting the requirements of clause (b)(i)(A)(2) in the definition of Appraisal Reduction.

            "Appraisal Reduction": For any Distribution Date and for any Mortgage Loan (other than the Non-Serviced Mortgage Loans) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred, will be an amount calculated by the Special Servicer, in consultation with the Directing Certificateholder, as of the first Determination Date that is at least 10 Business Days following the date on which the Special Servicer receives or performs the related Appraisal, equal to the excess of (a) the Stated Principal Balance of such Mortgage Loan and any related Companion Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over (b) the excess of (i) the sum of (A) 90% of the Appraised Value of the related Mortgaged Property as determined (1) by one or more Appraisals with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) (or any Serviced Whole Loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the applicable Master Servicer as a Servicing Advance) or (2) by an internal valuation performed by the Special Servicer with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) (or any Serviced Whole Loan) with an outstanding principal balance less than $2,000,000, and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan (or a Serviced Whole Loan) as of the date of calculation over (ii) the sum of, as of the Due Date occurring in the month of the date of determination, (A) to the extent not previously advanced by the applicable Master Servicer or the Trustee, all unpaid interest due on such Mortgage Loan (or a Serviced Whole Loan) at a per annum rate equal to its Mortgage Rate (and any accrued and unpaid interest on any related Companion Loan), (B) all unreimbursed Advances and interest thereon at the Reimbursement Rate in respect of such Mortgage Loan (or a Serviced Whole Loan) and (C) all currently due and unpaid real estate taxes, assessments, insurance premiums, ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid with respect to such Mortgage Loan or Serviced Whole Loan, as applicable (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable Master Servicer or the Trustee, as applicable); provided, however, without limiting the Special Servicer's obligation to order and obtain such Appraisal, if the Special Servicer has not obtained the Appraisal or valuation, as applicable, referred to above within 60 days of the Appraisal Reduction Event (or with respect to the Appraisal Reduction Events set forth in clauses (i) and (vi) of the definition of Appraisal Reduction Event, within 120 days or 90 days, respectively, after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction shall be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or the Serviced Whole Loan in the case of a Serviced Whole Loan) until such time as such appraisal or valuation referred to above is received and the Appraisal Reduction is calculated. Within 60 days after the Appraisal Reduction Event, the Special Servicer shall order and receive an Appraisal (the cost of which shall be paid by the applicable Master Servicer as a Servicing Advance); provided, however, that with respect to an Appraisal Reduction Event as set forth in clause (i) of the definition of Appraisal Reduction Event, the Special Servicer shall order and receive such Appraisal within the 120-day period set forth in such clause
(i), which Appraisal shall be delivered by the Special Servicer to the applicable Master Servicer, the Directing Certificateholder, the Paying Agent and the Trustee.

            With respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans) and with respect to a Serviced Whole Loan and any related Companion Loan as to which an Appraisal Reduction has occurred (unless such Mortgage Loan or Serviced Whole Loan has become a Corrected Mortgage Loan (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Companion Loan or any Serviced Whole Loan), the Special Servicer shall, within thirty (30) days of each anniversary of the related Appraisal Reduction Event, order an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the applicable Master Servicer as a Servicing Advance or conduct an internal valuation, as applicable and, promptly following receipt of any such Appraisal or the completion of any such internal valuation, shall deliver a copy thereof to the applicable Master Servicer, the Directing Certificateholder, the Paying Agent and the Trustee and with respect to each Serviced Whole Loan, the related Controlling Holder. Based upon such Appraisal or internal valuation, the Special Servicer shall redetermine (in consultation with the Directing Certificateholder) and report to the Directing Certificateholder, the applicable Master Servicer, the Paying Agent and the Trustee the amount of the Appraisal Reduction with respect to such Mortgage Loan and Companion Loan or Serviced Whole Loan, as applicable, and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan and Companion Loan or Serviced Whole Loan, as applicable. The Directing Certificateholder shall have ten (10) Business Days to review each calculation of an Appraisal Reduction. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an Appraisal or conduct an internal valuation, as applicable, with respect to a Mortgage Loan, any related Companion Loan and any Serviced Whole Loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an Appraisal or conducted such a valuation (in accordance with requirements of this Agreement), as applicable, with respect to the related Mortgaged Property within the twelve-month period immediately prior to the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior Appraisal or valuation, as applicable, in calculating any Appraisal Reduction with respect to such Mortgage Loan, any related Companion Loan and any Serviced Whole Loan; provided that the Special Servicer is not aware of any material change to the related Mortgaged Property having occurred and affecting the validity of such appraisal or valuation, as applicable, and provides notice to the applicable Master Servicer to use such previous Appraisal or update.

            Any Appraisal Reduction in respect of the Bank of America Plaza Whole Loan shall be calculated by the Bank of America Plaza Master Servicer in accordance with and pursuant to the terms of the Bank of America Plaza Pooling Agreement. Any Appraisal Reduction in respect of the Tysons Galleria Whole Loan shall be calculated by the Tysons Galleria Master Servicer in accordance with and pursuant to the terms of the Tysons Galleria Pooling Agreement. Any Mortgage Loan, any related Companion Loan and any Serviced Whole Loan, as applicable, previously subject to an Appraisal Reduction which Mortgage Loan, any related Companion Loan and any Serviced Whole Loan, as applicable, has become a Corrected Mortgage Loan (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Companion Loan and any Serviced Whole Loan, as applicable), and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction. Any Appraisal Reduction for a Serviced Whole Loan shall be allocated in accordance with the applicable Serviced Whole Loan Intercreditor Agreement to the applicable Serviced Mortgage Loan and the applicable Companion Loan and, in the absence of provisions allocating such amounts in the applicable Intercreditor Agreement, in the case of a Serviced Whole Loan, first to the related subordinate Companion Loan, if any, until reduced to zero and then to the related Mortgage Loan and each pari passu Companion Loan(s), pro rata and pari passu among the Mortgage Loan and the related pari passu Companion Loans in accordance with their respective Stated Principal Balances.

            Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction related to a Mortgage Loan (other than the Non-Serviced Mortgage Loans) or the related REO Property will be reduced to zero as of the date on which such Mortgage Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund.

            "Appraisal Reduction Event": With respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loans) and any related Companion Loan, the earliest of (i) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Mortgage Loan and any related Companion Loan, (ii) the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan and any related Companion Loan, or a change in any other material economic term of such Mortgage Loan and any related Companion Loan (other than an extension of the Maturity Date), becomes effective as a result of a modification of such Mortgage Loan and any related Companion Loan by the Special Servicer, (iii) the date on which a receiver has been appointed, (iv) 60 days after a Mortgagor declares bankruptcy, (v) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to a Mortgagor if not dismissed within such time, (vi) 90 days after an uncured delinquency occurs in respect of a Balloon Payment with respect to such Mortgage Loan and any related Companion Loan, except where a refinancing is anticipated within 120 days after the Maturity Date of the Mortgage Loan or the Mortgage Loan and any related Companion Loan, in which case 120 days after such uncured delinquency, and (vii) immediately after such Mortgage Loan and any related Companion Loan, becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not occur at any time when the aggregate Certificate Balances of all Classes of Certificates (other than the Class A Certificates) have been reduced to zero. The Special Servicer shall notify the applicable Master Servicer, or the applicable Master Servicer shall notify the Special Servicer, as applicable, promptly upon the occurrence of any of the foregoing events.

            "Appraised Value": With respect to any Mortgaged Property (other than the Bank of America Plaza Mortgaged Property and the Tysons Galleria Mortgaged Property), the appraised value thereof as determined by an Appraisal of the Mortgaged Property securing the related Mortgage Loan or any Serviced Whole Loan, as applicable. With respect to the Bank of America Plaza Mortgaged Property, the appraised value allocable thereto is determined pursuant to the Bank of America Plaza Pooling Agreement. With respect to the Tysons Galleria Mortgaged Property, the appraised value allocable thereto is determined pursuant to the Tysons Galleria Pooling Agreement.

            "Asset Status Report": As defined in Section 3.21(d).

            "Assignment": As defined in Section 2.01(c).

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assumed Scheduled Payment": For any Due Period and with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due, after giving effect to any reduction in the principal balance thereof occurring in connection with a modification of such Mortgage Loan in connection with a default or bankruptcy or similar proceedings, and (b) interest on the Stated Principal Balance of such Mortgage Loan at the applicable Mortgage Rate (net of interest at the Servicing Fee Rate).

            "Authenticating Agent": The Paying Agent or any agent of the Trustee appointed to act as Authenticating Agent pursuant to Section 5.01.

            "Available Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (without duplication):

            (a) the aggregate amount relating to the Mortgage Loans (and in the case of the Non-Serviced Mortgage Loans, only to the extent received by the Trust pursuant to the applicable Intercreditor Agreement) on deposit in each Certificate Account (exclusive of any Net Investment Earnings contained therein and exclusive of any amount on deposit in or credited to any portion of each Certificate Account that is held for the benefit of the Companion Holders) and the Lower-Tier Distribution Account (without regard to any payments made to or received from the Swap Counterparty) as of the close of business on the related P&I Advance Date, exclusive of (without duplication):

                  (i) all Monthly Payments paid by the Mortgagors that are due on a Due Date following the end of the related Due Period, including interest related to payments received after, but due on or before, the Cut-off Date;

                  (ii) all unscheduled Principal Prepayments (together with any related payments of interest allocable to the period following the related Due Date for the related Mortgage Loan), Liquidation Proceeds or Insurance and Condemnation Proceeds, in each case, received subsequent to the related Determination Date (or, with respect to voluntary Principal Prepayments for each Mortgage Loan with a Due Date occurring after the related Determination Date, the related Due Date);

                  (iii) all amounts payable or reimbursable to any Person from each Certificate Account pursuant to clauses (ii) through (xvii), inclusive, and clauses (xix) and (xx) of Section 3.05(a);

                  (iv) all amounts payable or reimbursable to any Person from the Lower-Tier Distribution Account pursuant to clauses (iv) through
            (ix), inclusive, of Section 3.05(b);

                  (v) all Yield Maintenance Charges;

                  (vi) all amounts deposited in each Certificate Account, the
            Lower-Tier Distribution Account and, without duplication, the REO Account in error; and

                  (vii) with respect to the Interest Reserve Loans and any
            Distribution Date relating to each Interest Accrual Period ending in
            (1) each January or (2) any December in a year immediately preceding a year which is not a leap year (in either case, unless the related Distribution Date is the final Distribution Date), an amount equal to one day of interest on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amounts are Withheld Amounts;

            (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred from the REO Account to each Certificate Account for such Distribution Date pursuant to Section 3.16(c);

            (c) the aggregate amount of any P&I Advances made by the Master Servicers or the Trustee, as applicable, for such Distribution Date pursuant to Section 4.03 or 7.05 (net of the related Trustee Fee with respect to the Mortgage Loans for which such P&I Advances are made);

            (d) for the Distribution Date occurring in each March (or February if the final Distribution Date occurs in such month), the Withheld Amounts remitted to the Lower-Tier Distribution Account pursuant to Section 3.25(b); and

            (e) with respect to the first Distribution Date, the Closing Date Deposit Amount deposited into the Distribution Account pursuant to Section 2.01(g) that would have accrued for the calendar month prior to such Distribution Date.

Notwithstanding the investment of funds held in the Certificate Accounts pursuant to Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

            "Balloon Mortgage Loan": Any Mortgage Loan or Companion Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Maturity Date.

            "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Maturity Date of such Mortgage Loan.

            "Bank of America Plaza Companion Loan Securities": Any class of securities backed, wholly or partially, by the Bank of America Plaza Pari Passu Companion Loan.

            "Bank of America Plaza Event of Default": An "Event of Default" as defined under the Bank of America Plaza Whole Loan documents.

            "Bank of America Plaza Intercreditor Agreement": The Intercreditor Agreement, by and among the holders of the Bank of America Plaza Notes, relating to the relative rights of such holders of the Bank of America Plaza Whole Loan, as the same may be further amended in accordance with the terms thereof.

            "Bank of America Plaza Master Servicer": The "Master Servicer" under the Bank of America Plaza Pooling Agreement, which as of the date hereof is Wells Fargo, N.A.

            "Bank of America Plaza Mortgage Loan": With respect to the Bank of America Plaza Whole Loan, the Mortgage Loan that is included in the Trust (identified as Mortgage Loan No. 34 on the Mortgage Loan Schedule), which is designated as promissory note A2 and is pari passu in right of payment with the Bank of America Plaza Pari Passu Companion Loan to the extent set forth in the related Mortgage Loan documents and as provided in the Bank of America Plaza Intercreditor Agreement.

            "Bank of America Plaza Mortgaged Property": The Mortgaged Property which secures the Bank of America Plaza Whole Loan.

            "Bank of America Plaza Notes": The Bank of America Plaza Mortgage Loan and the Bank of America Plaza Pari Passu Companion Loan.

            "Bank of America Plaza Pari Passu Companion Loan": With respect to the Bank of America Plaza Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Bank of America Plaza Mortgaged Property and designated as promissory note A2, which is not included in the Trust and which is pari passu in right of payment to the Bank of America Plaza Mortgage Loan to the extent set forth in the related Mortgage Loan documents and as provided in the Bank of America Plaza Intercreditor Agreement.

            "Bank of America Plaza Pari Passu Companion Loan Holder": The holder of the Bank of America Plaza Pari Passu Companion Loan.

            "Bank of America Plaza Pooling Agreement": The (i) pooling and servicing agreement dated as of November 28, 2006 among the Depositor, as depositor, Wells Fargo Bank, N.A., as master servicer, LNR Partners, Inc., as special servicer and LaSalle Bank National Association, as trustee and paying agent, as from time to time amended, supplemented or modified relating to the issuance of the J.P. Morgan Commercial Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2006-CIBC17 or (ii) any successor pooling and servicing agreement entered into pursuant to the Bank of America Plaza Intercreditor Agreement.

            "Bank of America Plaza Remittance Date": The date that is within two
(2) Business Days following receipt by the Bank of America Plaza Master Servicer from the Bank of America Plaza Whole Loan borrower of all payments received with respect to and allocable to the Bank of America Plaza Whole Loan.

            "Bank of America Plaza Special Servicer": The "Special Servicer" under the Bank of America Plaza Pooling Agreement, which as of the date hereof is LNR Partners, Inc..

            "Bank of America Plaza Trust": The J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC17, which is administered pursuant to the Bank of America Plaza Pooling Agreement.

            "Bank of America Plaza Trustee": The "Trustee" under the Bank of America Plaza Pooling Agreement, which as of the date hereof is LaSalle Bank National Association.

            "Bank of America Plaza Whole Loan": The Bank of America Plaza Mortgage Loan, together with the Bank of America Plaza Pari Passu Companion Loan, each of which is secured by the same Mortgage on the Bank of America Plaza Property. References herein to the Bank of America Plaza Whole Loan shall be construed to refer to the aggregate indebtedness under the Bank of America Plaza Notes.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Base Interest Fraction": With respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-1A, Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H and Class H-S Certificates and the Class A-2SFL and Class A-3SFL Regular Interests, a fraction (a) whose numerator is the greater of (x) zero and (y) the amount by which (i) the Pass-Through Rate on such Class of Certificates or Regular Interest, as applicable, exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment and (b) whose denominator is the amount by which
(i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment. However, under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than the Mortgage Rate on such Mortgage Loan, then the Base Interest Fraction will equal zero. Each Master Servicer shall provide to the Paying Agent the discount rate references above for purposes of calculating the Base Interest Fraction.

            "Bid Allocation": With respect to the applicable Master Servicer and each Sub-Servicer therefor and the proceeds of any bid pursuant to Section 7.01(c), the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to
(a) the Servicing Fee Amount for the applicable Master Servicer or such Sub-Servicer therefor, as the case may be, as of such date of determination, over (b) the aggregate of the Servicing Fee Amounts for the applicable Master Servicer and all Sub-Servicers therefor as of such date of determination.

            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Breach": As defined in Section 2.03(b).

            "Broadstone Sunrise Mountain AB Companion Loan": That certain loan evidenced by a promissory B note, which is not an asset of the Trust Fund, secured by the Mortgaged Property securing the Broadstone Sunrise Mountain Mortgage Loan.

            "Broadstone Sunrise Mountain Intercreditor Agreement": That certain Agreement Among Noteholders, dated as of October 16, 2006, by and between Eurohypo, AG, as the A Note Holder, and LEM 2Q, LLC and LEM 2P, LLC, collectively as the B Note Holder. The Broadstone Sunrise Mountain Intercreditor Agreement relates to the Broadstone Sunrise Mountain Whole Loan.

            "Broadstone Sunrise Mountain Mortgage Loan": That certain Mortgage Loan identified on the Mortgage Loan Schedule as loan number 73.

            "Broadstone Sunrise Mountain Remittance Date": The date payments are required to be made to the holder of the related Companion Loan under the Broadstone Sunrise Mountain Intercreditor Agreement or, if no such "remittance date" is specified, the P&I Advance Date.

            "Broadstone Sunrise Mountain Whole Loan": The Broadstone Sunrise Mountain Mortgage Loan and the Broadstone Sunrise Mountain AB Companion Loan.

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Pittsburgh, Pennsylvania, Chicago, Illinois, San Francisco, California, or the city and state in which the Corporate Trust Office of the Trustee, or the principal place of business of any Master Servicer, the Paying Agent, or the Special Servicer is located, are authorized or obligated by law or executive order to remain closed.

            "Capmark": Capmark Finance Inc., a California corporation, or its successor in interest.

            "Capmark Servicing Standard": As defined in Section 3.01(a).

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9, as executed and delivered by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

            "Certificate Account": A segregated custodial account or accounts created and maintained by each Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Midland Loan Services, Inc., as Master Servicer No. 1, on behalf of LaSalle Bank National Association, as Trustee, in trust for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9, Certificate Account", "Capmark Finance Inc., as Master Servicer No. 2, on behalf of LaSalle Bank National Association, as Trustee, in trust for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9, Certificate Account" and "Wachovia Bank, National Association, as Master Servicer No. 3, on behalf of LaSalle Bank National Association, as Trustee, in trust for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9 Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9, Certificate Account," respectively. Any such account or accounts shall be an Eligible Account. Subject to the related Intercreditor Agreement and taking into account that each Companion Loan is subordinate or pari passu to the related Mortgage Loan to the extent and as set forth in the related Intercreditor Agreement, the subaccount described in the second paragraph of Section 3.04(b) that is part of a Certificate Account shall be for the benefit of the related Companion Holder, to the extent funds on deposit in such subaccount are attributed to such Companion Loan and shall not be an asset of the Trust Fund or the Upper-Tier REMIC, the Middle-Tier REMIC or Lower-Tier REMIC formed hereunder.

            "Certificate Balance": With respect to any Class of Certificates (other than the Residual Certificates and the Class X Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original Certificate Balance of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class of Certificates or Regular Interests on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)). The Certificate Balance (including the Original Certificate Balance) of the Class A-2SFL and Class A-3SFL Certificates shall be equal at all times to the Certificate Balance of the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest, respectively.

            "Certificate Deferred Interest": For any Distribution Date with respect to any Class of Certificates (other than the Class A-2SFL, Class A-3SFL, Class X and Class R Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, the amount of Mortgage Deferred Interest allocated to such Class of Certificates or Regular Interests, as applicable, pursuant to Section 4.06(a).

            "Certificate Factor": With respect to any Class of Certificates, as of any date of determination, a fraction, expressed as a decimal carried to at least eight (8) places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related Original Certificate Balance.

            "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Ownership Certification": As defined in Section 5.06.

            "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02.

            "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided, however, that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the applicable Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Depositor or any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, if such consent, approval or waiver sought from such party would in any way increase the compensation of the Depositor, the applicable Master Servicer, the Special Servicer or the Trustee or limit the obligations of the Depositor, the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, hereunder; provided, however, so long as there is no Event of Default with respect to the applicable Master Servicer or the Special Servicer, the applicable Master Servicer, the Special Servicer or such Affiliate of either shall be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party's compensation or increase its obligations or liabilities hereunder; and provided, further, however, that such restrictions shall not apply to the exercise of the Special Servicer's rights (or the applicable Master Servicer's rights, if any) or the rights of any of their Affiliates as a member of the Controlling Class. The Trustee and the Paying Agent shall each be entitled to request and rely upon a certificate of the applicable Master Servicer, the Special Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Certification Parties": As defined in Section 11.06.

            "Certifying Person": As defined in Section 11.06.

            "Certifying Servicer": As defined in Section 11.09.

            "Class": With respect to any Certificates or Uncertificated Lower-Tier Interests, all of the Certificates bearing the same alphabetical (and, if applicable, numerical) Class designation and each designated Uncertificated Lower-Tier Interest.

            "Class A Certificate": Any Class A-1, Class A-1A, Class A-2 and Class A-3 Certificate.

            "Class A-S Certificate": Any Class A-1S, Class A-2S, Class A-2SFL and Class A-3SFL Certificate.

            "Class A-1 Certificate": A Certificate designated as "Class A-1" on the face thereof, in the form of Exhibit A-1 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-1 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 5.1700%.

            "Class A-1A Certificate": A Certificate designated as "Class A-1A" on the face thereof, in the form of Exhibit A-8 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-1A Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 5.2570%.

            "Class A-1S Certificate": A Certificate designated as "Class A-1S" on the face thereof, in the form of Exhibit A-2 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-1S Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 5.2840%.

            "Class A-2 Certificate": A Certificate designated as "Class A-2" on the face thereof, in the form of Exhibit A-3 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-2 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 5.1340%.

            "Class A-2S Certificate": A Certificate designated as "Class A-2S" on the face thereof, in the form of Exhibit A-4 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-2S Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 5.2980%.

            "Class A-2SFL Available Funds": With respect to any Distribution Date, the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-2SFL Regular Interest with respect to such Distribution Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the Swap Contract for such Distribution Date, less
(iii) all amounts (exclusive of any Yield Maintenance Charges allocated in respect of the Class A-2SFL Regular Interest) required to be paid to the Swap Counterparty pursuant to the Swap Contract for such Distribution Date.

            "Class A-2SFL Certificate": A Certificate designated as "Class A-2SFL" on the face thereof, in the form of Exhibit A-5 hereto, and evidencing an undivided beneficial interest in the portion of the Grantor Trust consisting of the Class A-2SFL Regular Interest, the Class A-2SFL Floating Rate Account, the related Swap Contract and the proceeds thereof.

            "Class A-2SFL Distribution Conversion": With respect to any Distribution Date (i) during the continuation of a Class A-2SFL Swap Default while the Trustee is pursuing remedies under the related Swap Contract pursuant to Section 3.31 or (ii) following the termination of the related Swap Contract, the conversion of distributions to the Class A-2SFL Certificates from distributions based, in part, on interest payments from the related Swap Counterparty under the related Swap Contract to distributions based solely on distributions in respect of the Class A-2SFL Regular Interest, as specified in
Section 4.01(k).

            "Class A-2SFL Fixed Swap Payment": With respect to any Distribution Date, the amount required to be paid to the related Swap Counterparty by the Trust under the related Swap Contract.

            "Class A-2SFL Floating Rate Account": The trust account or accounts created and maintained as a separate account or accounts (or as a subaccount of the Distribution Account) by the Paying Agent pursuant to Section 3.04(b), which shall be entitled "Wells Fargo Bank, N.A., as Paying Agent, on behalf of LaSalle Bank National Association, as Trustee, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9 Commercial Mortgage Pass Through Certificates, Series 2006-LDP9 Class A-2SFL Certificates, Class A-2SFL Floating Rate Account," and which must be an Eligible Account (or a subaccount of an Eligible Account). The Class A-2SFL Floating Rate Account shall not be an asset of either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC formed hereunder.

            "Class A-2SFL Floating Swap Payment": With respect to any Distribution Date, the amount required to be paid to the Trust by the related Swap Counterparty under the related Swap Contract.

            "Class A-2SFL Interest Distribution Amount": With respect to any Distribution Date, the sum of (a) interest accrued during the related Interest Accrual Period at the Class A-2SFL Pass-Through Rate applicable for such Distribution Date on the Certificate Balance outstanding immediately prior to such Distribution Date of such Class and (b) to the extent not previously paid, amounts of interest distributable on the Class A-2SFL Certificates for all previous Distribution Dates.

            "Class A-2SFL Net Swap Payment": With respect to the related Interest Accrual Period, the excess, if any of (i) the Class A-2SFL Fixed Swap Payment, over (ii) the Class A-2SFL Floating Swap Payment.

            "Class A-2SFL Pass-Through Rate": With respect to any Distribution Date for which a Class A-2SFL Distribution Conversion has not occurred and is not continuing, a per annum rate equal to LIBOR plus 0.1200%, and with respect to any Distribution Date on which a Class A-2SFL Distribution Conversion has occurred and is continuing, a per annum rate equal to the Class A-2SFL Regular Interest Pass-Through Rate.

            "Class A-2SFL Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the amount of principal allocated pursuant to Section 4.01 in respect of the Class A-2SFL Regular Interest on such Distribution Date.

            "Class A-2SFL Regular Interest": The uncertificated interest corresponding to the Class A-2SFL Certificates and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-2SFL Regular Interest Distribution Amount": With respect to any Distribution Date, the aggregate distributions on the Class A-2SFL Regular Interest pursuant to this Agreement, including, but not limited to, any payments of interest, principal, Yield Maintenance Charges and/or reimbursements.

            "Class A-2SFL Regular Interest Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 5.1870%.

            "Class A-2SFL Swap Default": (a) Any failure on the part of the related Swap Counterparty to (i) make a required payment under the related Swap Contract or (ii) either post acceptable collateral or find an acceptable replacement Swap Counterparty after a Rating Agency Trigger Event has occurred as required by Part 1, paragraph (k) of the Schedule to the Master Agreement in the related Swap Contract or (b) an early termination date is designated under the related Swap Contract in accordance with its terms.

            "Class A-3 Certificate": A Certificate designated as "Class A-3" on the face thereof, in the form of Exhibit A-6 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-3 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 5.3360%.

            "Class A-3SFL Available Funds": With respect to any Distribution Date, the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-3SFL Regular Interest with respect to such Distribution Date and (ii) the amounts, if any, received from the related Swap Counterparty pursuant to the related Swap Contract for such Distribution Date, less (iii) all amounts (exclusive of any Yield Maintenance Charges allocated in respect of the Class A-3SFL Regular Interest) required to be paid to the related Swap Counterparty pursuant to the related Swap Contract for such Distribution Date.

            "Class A-3SFL Certificate": A Certificate designated as "Class A-3SFL" on the face thereof, in the form of Exhibit A-7 hereto, and evidencing an undivided beneficial interest in the portion of the Grantor Trust consisting of the Class A-3SFL Regular Interest, the Class A-3SFL Floating Rate Account, the related Swap Contract and the proceeds thereof.

            "Class A-3SFL Distribution Conversion": With respect to any Distribution Date (i) during the continuation of a Class A-3SFL Swap Default while the Trustee is pursuing remedies under the related Swap Contract pursuant to Section 3.31 or (ii) following the termination of the related Swap Contract, the conversion of distributions to the Class A-3SFL Certificates from distributions based, in part, on interest payments from the related Swap Counterparty under the related Swap Contract to distributions based solely on distributions in respect of the Class A-3SFL Regular Interest, as specified in
Section 4.01(k).

            "Class A-3SFL Fixed Swap Payment": With respect to any Distribution Date, the amount required to be paid to the related Swap Counterparty by the Trust under the related Swap Contract.

            "Class A-3SFL Floating Swap Payment": With respect to any Distribution Date, the amount required to be paid to the Trust by the related Swap Counterparty under the related Swap Contract.

            "Class A-3SFL Floating Rate Account": The trust account or accounts created and maintained as a separate account or accounts (or as a subaccount of the Distribution Account) by the Paying Agent pursuant to Section 3.04(b), which shall be entitled "Wells Fargo Bank, N.A., as Paying Agent, on behalf of LaSalle Bank National Association, as Trustee, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9 Commercial Mortgage Pass Through Certificates, Series 2006-LDP9 Class A-3SFL Certificates, Class A-3SFL Floating Rate Account," and which must be an Eligible Account (or a subaccount of an Eligible Account). The Floating Rate Account shall not be an asset of either the Lower-Tier REMIC, Middle-Tier REMIC or the Upper-Tier REMIC formed hereunder.

            "Class A-3SFL Interest Distribution Amount": With respect to any Distribution Date, the sum of (a) interest accrued during the related Interest Accrual Period at the Class A-3SFL Pass-Through Rate applicable for such Distribution Date on the Certificate Balance outstanding immediately prior to such Distribution Date of such Class and (b) to the extent not previously paid, amounts of interest distributable on the Class A-3SFL Certificates for all previous Distribution Dates.

            "Class A-3SFL Net Swap Payment": With respect to the related Interest Accrual Period, the excess, if any of (i) the Class A-3SFL Fixed Swap Payment, over (ii) the Class A-3SFL Floating Swap Payment.

            "Class A-3SFL Pass-Through Rate": With respect to any Distribution Date for which a Class A-3SFL Distribution Conversion has not occurred and is not continuing, a per annum rate equal to LIBOR plus 0.15500%, and with respect to any Distribution Date on which a Class A-3SFL Distribution Conversion has occurred and is continuing, a per annum rate equal to the Class A-3SFL Regular Interest Pass-Through Rate.

            "Class A-3SFL Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the amount of principal allocated pursuant to Section 4.01 in respect of the Class A-3SFL Regular Interest on such Distribution Date.

            "Class A-3SFL Regular Interest": The uncertificated interest corresponding to the Class A-3SFL Certificates and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-3SFL Regular Interest Distribution Amount": With respect to any Distribution Date, the aggregate distributions on the Class A-3SFL Regular Interest pursuant to this Agreement, including, but not limited to, any payments of interest, principal, Yield Maintenance Charges and/or reimbursements.

            "Class A-3SFL Regular Interest Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 5.2400%.

            "Class A-3SFL Swap Default": (a) Any failure on the part of the related Swap Counterparty to (i) make a required payment under the related Swap Contract or (ii) either post acceptable collateral or find an acceptable replacement Swap Counterparty after a Rating Agency Trigger Event has occurred as required by Part 1, paragraph (k) of the Schedule to the Master Agreement in the related Swap Contract or (b) an early termination date is designated under the related Swap Contract in accordance with its terms.

            "Class A-J Certificate": A Certificate designated as "Class A-J" on the face thereof, in the form of Exhibit A-12 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-J Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 5.4110%.

            "Class A-JS Certificate": A Certificate designated as "Class A-JS" on the face thereof, in the form of Exhibit A-13 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-JS Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 5.3860% and (ii) the Group S WAC.

            "Class A-M Certificate": A Certificate designated as "Class A-M" on the face thereof, in the form of Exhibit A-10 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-M Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 5.3720%.

            "Class A-MS Certificate": A Certificate designated as "Class A-MS" on the face thereof, in the form of Exhibit A-11 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-MS Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 5.3370%.

            "Class B Certificate": A Certificate designated as "Class B" on the face thereof, in the form of Exhibit A-14 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class B Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 5.4800% and (ii) the Group R WAC Rate.

            "Class B-S Certificate": A Certificate designated as "Class B-S" on the face thereof, in the form of Exhibit A-15 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class B-S Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 5.4260% and (ii) the Group S WAC Rate.

            "Class C Certificate": A Certificate designated as "Class C" on the face thereof, in the form of Exhibit A-16 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class C Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 5.5100% and (ii) the Group R WAC Rate.

            "Class C-S Certificate": A Certificate designated as "Class C-S" on the face thereof, in the form of Exhibit A-17 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class C-S Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 5.4550% and (ii) the Group S WAC Rate.

            "Class D Certificate": A Certificate designated as "Class D" on the face thereof, in the form of Exhibit A-18 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class D Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 5.5590% and (ii) the Group R WAC Rate.

            "Class D-S Certificate": A Certificate designated as "Class D-S" on the face thereof, in the form of Exhibit A-19 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class D-S Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 5.4950% and (ii) the Group S WAC Rate.

            "Class E Certificate": A Certificate designated as "Class E" on the face thereof, in the form of Exhibit A-20 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class E Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 5.6090% and (ii) the Group R WAC Rate.

            "Class E-S Certificate": A Certificate designated as "Class E-S" on the face thereof, in the form of Exhibit A-21 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class E-S Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Group S WAC Rate minus 0.2230%.

            "Class F Certificate": A Certificate designated as "Class F" on the face thereof, in the form of Exhibit A-22 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class F Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Group R WAC Rate minus 0.1130%.

            "Class F-S Certificate": A Certificate designated as "Class F-S" on the face thereof, in the form of Exhibit A-23 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class F-S Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Group S WAC Rate minus 0.0650%.

            "Class G Certificate": A Certificate designated as "Class G" on the face thereof, in the form of Exhibit A-24 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class G Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Group R WAC Rate minus 0.0440%.

            "Class G-S Certificate": A Certificate designated as "Class G-S" on the face thereof, in the form of Exhibit A-25 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class G-S Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Group S WAC Rate.

            "Class H Certificate": A Certificate designated as "Class H" on the face thereof, in the form of Exhibit A-26 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class H Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Group R WAC Rate.

            "Class H-S Certificate": A Certificate designated as "Class H" on the face thereof, in the form of Exhibit A-27 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class H-S Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Group S WAC Rate.

            "Class J Certificate": A Certificate designated as "Class J" on the face thereof, in the form of Exhibit A-28 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class J Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 5.0870% and (ii) the Pool WAC Rate.

            "Class K Certificate": A Certificate designated as "Class K" on the face thereof, in the form of Exhibit A-29 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class K Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.0870% and (ii) the Pool WAC Rate.

            "Class L Certificate": A Certificate designated as "Class L" on the face thereof, in the form of Exhibit A-30 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class L Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.0870% and (ii) the Pool WAC Rate.

            "Class LR Certificate": A Certificate designated as "Class LR" on the face thereof, in the form of Exhibit A-37 hereto, evidencing the sole class of "residual interests" in the Lower-Tier REMIC for purposes of the REMIC Provisions.

            "Class L-RB Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Middle-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class L-RQ Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Middle-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class L-SB Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Middle-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class L-SQ Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Middle-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class M Certificate": A Certificate designated as "Class M" on the face thereof, in the form of Exhibit A-31 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class M Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.0870% and (ii) the Pool WAC Rate.

            "Class MA-1 Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-1A Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-1S Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-2 Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-2S Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-2SFL Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-3 Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-3SFL Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-J Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-JS Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-M Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-MS Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MB Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MB-S Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MC Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MC-S Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MD Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MD-S Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class ME Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class ME-S Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MF Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MF-S Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MG Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MG-S Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MH Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MH-S Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MJ Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MK Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class ML Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MM Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MN Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MNR Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MP Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MR Certificate": A Certificate designated as "Class MR" on the face thereof, in the form of Exhibit A-36 hereto, evidencing the sole class of "residual interests" in the Middle-Tier REMIC for purposes of the REMIC Provisions

            "Class N Certificate": A Certificate designated as "Class N" on the face thereof, in the form of Exhibit A-32 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class N Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.0870% and (ii) the Pool WAC Rate.

            "Class NR Certificate": A Certificate designated as "Class NR" on the face thereof, in the form of Exhibit A-34 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class NR Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.0870% and (ii) the Pool WAC Rate.

            "Class P Certificate": A Certificate designated as "Class P" on the face thereof, in the form of Exhibit A-33 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class P Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.0870% and (ii) the Pool WAC Rate.

            "Class R Certificate": A Certificate designated as "Class R" on the face thereof in the form of Exhibit A-35 hereto, and evidencing the sole class of "residual interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class Unpaid Interest Shortfall": As to any Distribution Date and any Class of Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) or the Class A-2SFL or Class A-3SFL Regular Interests, the excess, if any, of (a) the sum of (i) the Distributable Certificate Interest in respect of such Class of Certificates or Regular Interest, as applicable, for the immediately preceding Distribution Date and (ii) any outstanding Class Unpaid Interest Shortfall payable to such Class of Certificates or Regular Interest, as applicable, on such preceding Distribution Date over (b) the aggregate amount in respect of interest actually distributed to such Class of Certificates or Regular Interest, as applicable, on such immediately preceding Distribution Date. The Class Unpaid Interest Shortfall with respect to any Class of Certificates and the Class A-2SFL and Class A-3SFL Regular Interests as of the initial Distribution Date is zero. No interest shall accrue on Class Unpaid Interest Shortfalls.

            "Class X Certificate": Any one of the Certificates with a "Class X" designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a "regular interest" in the Upper Tier REMIC for purposes of the REMIC Provisions.

            "Class X Notional Amount": As of any date of determination, the sum of the then Component Notional Amounts of all the Components.

            "Class X Pass-Through Rate": With respect to any Distribution Date, the weighted average of the respective Class X Strip Rates for the respective Components for such Distribution Date (weighted on the basis of the respective balances of those Components immediately prior to the Distribution Date).

            "Class X Strip Rate": With respect to any Class of the Components for any Distribution Date, a rate per annum calculated as follows:

            (a) if such Component consists of the Certificate Balance of any Class of Group R Certificates, then the applicable Class X Strip Rate shall equal the excess, if any, of (a) the Group R WAC Rate for such Distribution Date, over (b) the Pass-Through Rate in effect for such Distribution Date for the applicable Class of Group R Certificates;

            (b) if such Component consists of the Certificate Balance of any Class of Group S Certificates, then the applicable Class X Strip Rate shall equal the excess, if any, of (a) the Group S WAC Rate for such Distribution Date, over (b) the Pass-Through Rate in effect for such Distribution Date for the applicable Class of Group S Certificates; and

            (c) if such Component consists of the Certificate Balance of any Class of the Class J, Class K, Class L, Class M, Class N, Class P or Class NR Certificates, then the applicable Class X Strip Rate shall equal the excess, if any, of (a) the Pool WAC Rate for such Distribution Date, over
      (b) the Pass-Through Rate in effect for such Distribution Date for the applicable Class of the Class J, Class K, Class L, Class M, Class N, Class P or Class NR Certificates.

            "Class X-R Interest Distribution Amount": With respect to any Distribution Date, an amount equal to (A) prior to the reduction of the Class H-S Certificate Balance to zero and reimbursement in full of all Collateral Support Deficits previously allocated to the Class H-S Certificates pursuant to
Section 4.04 hereof, (1) the Interest Distribution Amount for the Class X Certificates for such Distribution Date multiplied by (2) a fraction whose numerator is the Stated Principal Balance of all Mortgage Loans in Loan Group R as of such Distribution Date and whose denominator is the Stated Principal Balance of all Mortgage Loans in the Trust and (B) after the reduction of the Class H-S Certificate Balance to zero and reimbursement of all Collateral Support Deficits allocated to the Class H-S Certificates in full, the Interest Distribution Amount for the Class X Certificates for that Distribution Date.

            "Class X-S Interest Distribution Amount": With respect to any Distribution Date, an amount equal to (A) prior to the reduction of the Class H Certificate Balance to zero and reimbursement in full of all Collateral Support Deficits previously allocated to the Class H Certificates pursuant to Section
4.04 hereof, (1) the Interest Distribution Amount for the Class X Certificates for such Distribution Date multiplied by (2) a fraction whose numerator is the Stated Principal Balance of all Mortgage Loans in Loan Group S as of such Distribution Date and whose denominator is the Stated Principal Balance of all Mortgage Loans in the Trust and (B) after the reduction of the Class H Certificate Balance to zero and reimbursement in full of all Collateral Support Deficits previously allocated to the Class H Certificates pursuant to Section
4.04 hereof, the Interest Distribution Amount for the Class X Certificates for that Distribution Date.

            "Clearstream": Clearstream Banking, societe anonyme or any successor thereto.

            "Closing Date": December 21, 2006.

            "Closing Date Deposit Amount": $116,218.37, representing the aggregate amount of interest that would have accrued at the related Mortgage Rates on the applicable Mortgage Loans commencing December 1, 2006 for those Mortgage Loans that do not have a Due Date in January 2007.

            "CMSA": The Commercial Mortgage Securities Association, or any successor organization reasonably acceptable to the Trustee, the Paying Agent, the Master Servicers and the Directing Certificateholder.

            "CMSA Advance Recovery Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Advance Recovery Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally as is reasonably acceptable to the applicable Master Servicer and the Special Servicer.

            "CMSA Bond Level File": The data file in the "CMSA Bond Level File" format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Bond Level File" available as of the Closing Date on the CMSA website, as is reasonably acceptable to the Paying Agent.

            "CMSA Collateral Summary File": The data file in the "CMSA Collateral Summary File" format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Collateral Summary File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Paying Agent, the Trustee and the Master Servicers.

            "CMSA Comparative Financial Status Report": The monthly report in "Comparative Financial Status Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicers or the Special Servicer, as applicable.

            "CMSA Delinquent Loan Status Report": The monthly report in the "Delinquent Loan Status Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for the form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicers or the Special Servicer, as applicable.

            "CMSA Financial File": The data file in the "CMSA Financial File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Financial File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicers or the Special Servicer, as applicable.

            "CMSA Historical Loan Modification and Corrected Mortgage Loan Report": The monthly report in the "Historical Loan Modification and Corrected Mortgage Loan Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicers or the Special Servicer, as applicable.

            "CMSA Investor Reporting Package (IRP)": Collectively:

            (a) the following electronic data files: (i) CMSA Loan Setup File,
(ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File, (vi) CMSA Collateral Summary File and (vii) CMSA Special Servicer Loan File; and

            (b) the following supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification & Corrected Mortgage Loan Report, (iii) CMSA REO Status Report, (iv) CMSA Operating Statement Analysis Report, (v) CMSA Comparative Financial Status Report, (vi) CMSA Servicer Watch List, (vii) CMSA NOI Adjustment Worksheet, (viii) CMSA Loan Level Reserve/LOC Report, (ix) CMSA Servicer Realized Loss Report, (x) CMSA Advance Recovery Report and (xi) CMSA Total Loan Report.

            The CMSA IRP shall be substantially in the form of, and containing the information called for in, the downloadable forms of the "CMSA IRP" available as of the Closing Date on the CMSA website, or such other form for the presentation of such information and containing such additional information or reports as may from time to time be approved by the CMSA for commercial mortgage backed securities transaction generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA IRP" available as of the Closing Date on the CMSA website, as is reasonably acceptable to the Master Servicers, the Special Servicer and the Trustee. For the purposes of the production of the CMSA Comparative Financial Status Report by any Master Servicer or the Special Servicer if any such report that is required to state information for any period prior to the Cut off Date, any Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the Mortgage Loan Sellers or by the related Mortgagor or (x) in the case of such a report produced by any Master Servicer, by the Special Servicer (if other than any Master Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by any Master Servicer (if other than the Special Servicer or an Affiliate thereof).

            "CMSA Loan Level Reserve/LOC Report": The monthly report in the "CMSA Loan Level Reserve/LOC Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicers.

            "CMSA Loan Periodic Update File": The data file in the "CMSA Loan Periodic Update File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Periodic Update File" available as of the Closing Date on the CMSA website, as is reasonably acceptable to the Master Servicers, the Paying Agent and the Trustee.

            "CMSA Loan Setup File": The data file in the "CMSA Loan Setup File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Setup File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicers and the Paying Agent.

            "CMSA NOI Adjustment Worksheet": The worksheet in the "NOI Adjustment Worksheet" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the applicable form of the "CMSA NOI Adjustment Worksheet" available as of the Closing Date on the CMSA website, is reasonably acceptable to the applicable Master Servicer or the Special Servicer, as the case may be.

            "CMSA Operating Statement Analysis Report": The monthly report in the "Operating Statement Analysis Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the applicable form of the "CMSA Operating Statement Analysis Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the applicable Master Servicer or the Special Servicer, as the case may be.

            "CMSA Property File": The data file in the "CMSA Property File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Property File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the applicable Master Servicer or the Special Servicer, as the case may be.

            "CMSA Servicer Realized Loss Report": The report in the "Servicer Realized Loss Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Realized Loss Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the applicable Master Servicer or the Special Servicer, as applicable.

            "CMSA Reconciliation of Funds Report": The monthly report in the "Reconciliation of Funds" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Reconciliation of Funds" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Paying Agent.

            "CMSA REO Status Report": The report in the "REO Status Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA REO Status Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the applicable Master Servicer or the Special Servicer, as the case may be.

            "CMSA Servicer Watch List": As of each Determination Date a report, including and identifying each Non Specially Serviced Mortgage Loan satisfying the "CMSA Portfolio Review Guidelines" approved from time to time by the CMSA in the "CSMA Servicer Watch List" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form (including other portfolio review guidelines) for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Servicer Watch List" available as of the Closing Date on the CMSA website, is reasonably acceptable to the applicable Master Servicer.

            "CMSA Special Servicer Loan File": The data file in the "CMSA Special Servicer Loan File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Special Servicer Loan File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Special Servicer.

            "CMSA Total Loan Report": A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the `Total Loan Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be adopted by the CMSA for commercial mortgage-backed securities transactions and is reasonably acceptable to each applicable Master Servicer.

            "Code": The Internal Revenue Code of 1986, as amended from time to time, and applicable final or temporary regulations of the U.S. Department of the Treasury issued pursuant thereto.

            "Collateral Support Deficit": As defined in Section 4.04.

            "Commission": The Securities and Exchange Commission.

            "Companion Distribution Account": With respect to each Companion Loan (other than the Bank of America Plaza Pari Passu Companion Loan and the Tysons Galleria Companion Loans), the separate account or accounts created and maintained by the applicable Companion Paying Agents pursuant to Section 3.04(b) and held on behalf of the Companion Holders, which shall be entitled "Midland Loan Services, Inc., as Companion Paying Agent for the Companion Holders of the Companion Loans, relating to the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9 Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9", "Capmark Finance Inc., as Companion Paying Agent for the Companion Holders of the Companion Loans, relating to the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9 Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9" or "Wachovia Bank, National Association, as Companion Paying Agent for the Companion Holders of the Companion Loans, relating to the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9 Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9", as applicable. The Companion Distribution Account shall not be an asset of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, but instead shall be held by the applicable Companion Paying Agent on behalf of the related Companion Holders. Any such account shall be an Eligible Account. Notwithstanding the foregoing, if the related Master Servicer and the related Companion Paying Agent are the same entity, the Companion Distribution Account maintained by such Companion Paying Agent may be the subaccount referenced in the second paragraph of Section 3.04(b).

            "Companion Holder": Each of the holders of the Companion Loans.

            "Companion Loan": As defined in the Preliminary Statement.

            "Companion Loan Securities": The Bank of America Plaza Companion Loan Securities, the 131 South Dearborn Companion Loan Securities, the Merchandise Mart Companion Loan Securities and the Tysons Galleria Companion Loan Securities.

            "Companion Paying Agent": The applicable Master Servicer in its role as Companion Paying Agent appointed pursuant to Section 3.29.

            "Companion Register": The register maintained by each Companion Paying Agent pursuant to Section 3.30.

            "Compensating Interest Payments": An amount as of any Distribution Date equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Specially Serviced Mortgage Loans) serviced by the applicable Master Servicer and (ii) the aggregate of (A) that portion of the applicable Master Servicer's Servicing Fees for such Distribution Date that is, in the case of each and every Mortgage Loan and REO Loan for which such Servicing Fees are being paid for such Due Period, calculated at 0.01% (1.0 basis points) per annum, and (B) all Prepayment Interest Excesses with respect to the applicable Master Servicer received in respect of the Mortgage Loans for the related Distribution Date and (C) to the extent earned on Principal Prepayments, Net Investment Earnings received by the applicable Master Servicer during such Due Period with respect to the Mortgage Loans and related Companion Loans subject to the prepayment. However, if a Prepayment Interest Shortfall occurs as a result of the applicable Master Servicer's allowing the related Mortgagor to deviate from the terms of the related Mortgage Loan documents regarding Principal Prepayments (other than (X) subsequent to a default under the related Mortgage Loan documents (with the consent of the Special Servicer), (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (1) all Servicing Fees with respect to the applicable Master Servicer for such Due Period, (2) all Prepayment Interest Excesses with respect to the applicable Master Servicer and (3) to the extent earned solely on Principal Prepayments, Net Investment Earnings received by the applicable Master Servicer during such Due Period with respect to the Mortgage Loan subject to such Principal Prepayment. In no event will the rights of the Certificateholders to offset the aggregate Prepayment Interest Shortfalls be cumulative.

            "Component": Each of Component XA-1, Component XA-1S, Component A-1A, Component XA-2, Component XA-2S, Component XA-2SFL, Component XA-3, Component XA-3SFL, Component XA-M, Component XA-MS, Component XA-J, Component XA-JS, Component XB, Component XB-S, Component XC, Component XC-S, Component XD, Component XD-S, Component XE, Component XE-S, Component XF, Component XF-S, Component XG, Component XG-S, Component XH, Component XH-S, Component XJ, Component XK, Component XL, Component XM, Component XN, Component XP and Component XNR.

            "Component Notional Amount": With respect to each Component and any date of determination, an amount equal to the then Middle Tier Principal Amount of its Related Uncertificated Middle Tier Interest.

            "Component XA-1": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MA-1 Uncertificated Interest as of any date of determination.

            "Component XA-1A": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MA-1A Uncertificated Interest as of any date of determination.

            "Component XA-1S": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MA-1S Uncertificated Interest as of any date of determination.

            "Component XA-2": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MA-2 Uncertificated Interest as of any date of determination.

            "Component XA-2S": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MA-2S Uncertificated Interest as of any date of determination.

            "Component XA-2SFL": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MA-2SFL Uncertificated Interest as of any date of determination.

            "Component XA-3": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MA-3 Uncertificated Interest as of any date of determination.

            "Component XA-3SFL": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MA-3SFL Uncertificated Interest as of any date of determination.

            "Component XA-J": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MA-J Uncertificated Interest as of any date of determination.

            "Component XA-JS": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MA-JS Uncertificated Interest as of any date of determination.

            "Component XA-M": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MA-M Uncertificated Interest as of any date of determination.

            "Component XA-MS": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MA-MS Uncertificated Interest as of any date of determination.

            "Component XB": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MB Uncertificated Interest as of any date of determination.

            "Component XB-S": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MB-S Uncertificated Interest as of any date of determination.

            "Component XC": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MC Uncertificated Interest as of any date of determination.

            "Component XC-S": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MC-S Uncertificated Interest as of any date of determination.

            "Component XD": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MD Uncertificated Interest as of any date of determination.

            "Component XD-S": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MD-S Uncertificated Interest as of any date of determination.

            "Component XE": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class ME Uncertificated Interest as of any date of determination.

            "Component XE-S": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class ME-S Uncertificated Interest as of any date of determination.

            "Component XF": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MF Uncertificated Interest as of any date of determination.

            "Component XF-S": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MF-S Uncertificated Interest as of any date of determination.

            "Component XG": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MG Uncertificated Interest as of any date of determination.

            "Component XG-S": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MG-S Uncertificated Interest as of any date of determination.

            "Component XH": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MH Uncertificated Interest as of any date of determination.

            "Component XH-S": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MH-S Uncertificated Interest as of any date of determination.

            "Component XJ": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MJ Uncertificated Interest as of any date of determination.

            "Component XK": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MK Uncertificated Interest as of any date of determination.

            "Component XL": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class ML Uncertificated Interest as of any date of determination.

            "Component XM": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MM Uncertificated Interest as of any date of determination.

            "Component XN": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MN Uncertificated Interest as of any date of determination..

            "Component XNR": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MNR Uncertificated Interest as of any date of determination.

            "Component XP": One of the 33 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MP Uncertificated Interest as of any date of determination.

            "Controlling Class": As of any date of determination, the most subordinate Class of Regular Certificates (other than the Class X Certificates) then outstanding that has a then aggregate Certificate Balance at least equal to 25% of the Original Certificate Balance of such Class of Certificates. As of the Closing Date, the Controlling Class will be the Class NR Certificates. In determining the most subordinate Class of Regular Certificates for the purpose of determining the Controlling Class, such determination shall be made without consideration of Appraisal Reductions, if any, allocated to any Class of Regular Certificates. For purposes of determining the Controlling Class, Class H and Class H-S will be treated as one Class, Class G and Class G-S will be treated as one Class, Class F and Class F-S will be treated as one Class, Class E and Class E-S will be treated as one Class, Class D and Class D-S will be treated as one Class, Class C and Class C-S will be treated as one Class, Class B and Class B-S will be treated as one class, Class A-J and Class A-JS will be treated as one Class, Class A-M and Class A-MS will be treated as one Class and the Class A Certificates and Class A-S Certificates, collectively will be treated as one Class.

            "Controlling Class Certificateholder's Option Period": As defined in
Section 3.18(a)(ii).

            "Controlling Class Certificateholders": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time by such Holder (or Certificate Owner).

            "Controlling Class Option Holder": As defined in Section 3.18(a)(i).

            "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services, JPMorgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9 telephone number (312) 904-9387.

            "Corrected Mortgage Loan": Any Specially Serviced Mortgage Loan that has become current and remained current for three consecutive Monthly Payments (for such purposes taking into account any modification or amendment of such Mortgage Loan or Companion Loan, whether by a consensual modification or in connection with a bankruptcy, insolvency or similar proceeding involving the Mortgagor), and (provided that no additional default is foreseeable in the reasonable judgment of the Special Servicer and no other event or circumstance exists that causes such Mortgage Loan or Companion Loan to otherwise constitute a Specially Serviced Mortgage Loan) the servicing of which the Special Servicer has returned to the applicable Master Servicer pursuant to Section 3.21(a).

            "Crossed Group": With respect to any Mortgage Loan, such Mortgage Loan and all other Mortgage Loans that are cross-collateralized and cross-defaulted with such Mortgage Loan.

            "Crossed Loan": A Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans.

            "Crossed Loan Repurchase Criteria": (i) The weighted average Debt Service Coverage Ratio for all remaining related Crossed Loans for the most recent twelve month period covered by an annual operating statement for the related Mortgaged Properties preceding the repurchase or substitution shall not be less than the greater of (a) the Debt Service Coverage Ratio for all such related Crossed Loans, including the affected Crossed Loan, for the most recent twelve month period covered by an annual operating statement for the related Mortgaged Properties preceding the repurchase or substitution, and (b) 1.25x,
(ii) the weighted average LTV Ratio for all remaining related Crossed Loans determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller shall not be greater than the lesser of (a) the weighted average LTV Ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller and (b) 75%, (iii) the Mortgage Loan Seller, at its expense, shall have furnished the Trustee and the Paying Agent with an Opinion of Counsel that any modification relating to the repurchase or substitution of a Crossed Loan shall not cause an Adverse REMIC Event, (iv) the related Mortgage Loan Seller causes the affected Crossed Loan to become not cross-collateralized and cross-defaulted with the remaining related Crossed Loans prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the Primary Collateral of any Crossed Loan remaining in the Trust Fund and (v) the Directing Certificateholder shall have consented to the repurchase or substitution of the affected Crossed Loan, which consent shall not be unreasonably withheld.

            "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, either of the Mortgage Loan Sellers or an Affiliate of any of them. The Trustee shall be the initial Custodian.

            "Cut-off Date": With respect to each Mortgage Loan, the related Due Date of that Mortgage Loan in December 2006, or, with respect to each of those Mortgage Loans that have their first Due Date after December 2006, the origination date of that Mortgage Loan.

            "Cut-off Date Principal Balance": With respect to any Mortgage Loan or Companion Loan, the outstanding principal balance of such Mortgage Loan or Companion Loan, as the case may be, as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

            "Danvers Crossing AB Companion Loan": That certain loan evidenced by a promissory B note, which is not an asset of the Trust Fund, secured by the Mortgaged Property securing the Danvers Crossing Mortgage Loan.

            "Danvers Crossing Intercreditor Agreement": That certain Intercreditor Agreement Among Note Holders, dated as of May 18, 2006, by and between JPMorgan Chase Bank, N.A., as the A Note Holder, and CBA-Mezzanine Capital Finance, LLC, as the B Note Holder. The Danvers Crossing Intercreditor Agreement relates to the Danvers Crossing Whole Loan.

            "Danvers Crossing Mortgage Loan": That certain Mortgage Loan identified on the Mortgage Loan Schedule as loan number 97.

            "Danvers Crossing Remittance Date:" The date payments are required to be made to the holder of the related Companion Loan under the Danvers Crossing Intercreditor Agreement or, if no such "remittance date" is specified, the P&I Advance Date.

            "Danvers Crossing Whole Loan": The Danvers Crossing Mortgage Loan and the Danvers Crossing AB Companion Loan.

            "Debt Service Coverage Ratio": With respect to any Mortgage Loan for any twelve month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly Payments (other than any Balloon Payment) due under such Mortgage Loan during such period, provided that with respect to the Mortgage Loans indicated on Schedule 2, which pay interest only for a specified period of time set forth in the related Mortgage Loan documents and then pay principal and interest, the related Monthly Payment will be calculated (for purposes of this definition only) to include interest and principal (based on the remaining amortization term indicated in the Mortgage Loan Schedule).

            "Default Interest": With respect to any Mortgage Loan or Companion Loan, all interest accrued in respect of such Mortgage Loan or Companion Loan during such Due Period provided for in the related Mortgage Note or Mortgage as a result of a default (exclusive of late payment charges) that is in excess of interest at the related Mortgage Rate accrued on the unpaid principal balance of such Mortgage Loan or Companion Loan outstanding from time to time.

            "Defaulted Mortgage Loan": A Mortgage Loan (i) that is delinquent at least sixty days in respect of its Monthly Payments or more than thirty days (or sixty days with respect to the circumstances described in clause (ii) of the definition of Servicing Transfer Event) delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the applicable Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. For the avoidance of doubt, a defaulted Companion Loan does not constitute a "Defaulted Mortgage Loan".

            "Defaulting Party": As defined in Section 7.01(b).

            "Defeasance Accounts": As defined in Section 3.20(l).

            "Defect": As defined in Section 2.02(f).

            "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

            "Definitive Certificate": Any Certificate in definitive, fully registered form without interest coupons.

            "Denomination": As defined in Section 5.01(a).

            "Depositor": J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

            "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Determination Date": With respect to any Distribution Date, the fourth Business Day preceding such Distribution Date.

            "Determination Information": As defined in Section 3.18(a)(i).

            "Directing Certificateholder": The Controlling Class Certificateholder (or a representative thereof identified to the Master Servicers, the Special Servicer, the Trustee and the Paying Agent) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder which will initially be Redwood Trust, Inc. Notwithstanding the foregoing, with respect to any Serviced Whole Loan other than the Merchandise Mart Whole Loan, the Discover Mills Whole Loan and the Broadstone Sunrise Mountain Whole Loan, any references to the Directing Certificateholder in this Agreement shall be deemed to be references to the holder of the applicable Serviced Mortgage Loan, which shall be entitled to take all actions and receive all notices in connection with the applicable Serviced Whole Loan upon consultation with the holder(s) of the applicable Companion Loan(s) pursuant to the procedures set forth in the applicable Serviced Whole Loan Intercreditor Agreement. In the event that the Directing Certificateholder and the holder(s) of the applicable Companion Loan(s) disagree, the applicable Serviced Whole Loan Intercreditor Agreement (other than that relating to the Merchandise Mart Whole Loan, the Discover Mills Whole Loan and the Broadstone Sunrise Mountain Whole Loan) provides that the Directing Certificateholder's decision will be binding upon the holder(s) of the Companion Loan(s).

            "Directly Operate": With respect to any REO Property (except with respect to the Bank of America Plaza Mortgaged Property and the Tysons Galleria Mortgaged Property), the furnishing or rendering of services to the tenants thereof, that are not customarily provided to tenants in connection with the rental of space "for occupancy only" within the meaning of Treasury Regulations
Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the use of such REO Property in a trade or business conducted by the Trust Fund or on behalf of a Companion Holder or the performance of any construction work on the REO Property (other than the completion of a building or improvement, where more than 10% of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that an REO Property shall not be considered to be Directly Operated solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

            "Discover Mills AB Companion Loan": That certain loan evidenced by a promissory B note, which is not an asset of the Trust Fund, secured by the Mortgaged Property securing the Discover Mills Mortgage Loan.

            "Discover Mills Intercreditor Agreement": That certain Co-Lender Agreement, dated as of December 21, 2006, by and between Eurohypo AG, New York Branch, as the A Note Holder, and Eurohypo AG, New York Branch, as the B Note Holder. The Discover Mills Intercreditor Agreement relates to the Discover Mills Whole Loan.

            "Discover Mills Mortgage Loan": That certain Mortgage Loan identified on the Mortgage Loan Schedule as loan number 33.

            "Discover Mills Remittance Date": The date payments are required to be made to the holder of the related Companion Loan under the Discover Mills Intercreditor Agreement or, if no such "remittance date" is specified, the P&I Advance Date.

            "Discover Mills Whole Loan": The Discover Mills Mortgage Loan and the Discover Mills AB Companion Loan.

            "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit),
(ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Paying Agent based upon an Opinion of Counsel as provided to the Paying Agent (at no expense to the Paying Agent) that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distributable Certificate Interest": With respect to any Distribution Date, as to any Class of Regular Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, the Accrued Certificate Interest in respect of such Class of Regular Certificates or the Regular Interests, as applicable, for such Distribution Date, reduced (to not less than zero) by any allocations to such Class of Certificates (other than in the case of the Class X Certificates) or such Regular Interests, as applicable, of (i) the product of (a) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (b) a fraction, expressed as a decimal, the numerator of which is the Accrued Certificate Interest in respect of such Class of Certificates or such Regular Interests, as applicable, for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of Regular Certificates (other than the Class A-2SFL and Class A-3SFL Certificates and the Class X Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests for such Distribution Date, and (ii) any Certificate Deferred Interest for such Distribution Date allocated to such Class of Certificates or such Regular Interests, as applicable, pursuant to Section 4.06(a).

            "Distribution Accounts": Collectively, the Upper-Tier Distribution Account, the Middle-Tier Distribution Account, the Lower-Tier Distribution Account and the Floating Rate Accounts, all of which may be subaccounts of a single Eligible Account.

            "Distribution Date": The 15th day of each month, or, if such 15th day is not a Business Day, on the next succeeding Business Day, beginning in January 2007.

            "DTC": As defined in Section 5.03(d).

            "Due Date": With respect to (i) any Mortgage Loan or Companion Loan, on or prior to its Maturity Date, the day of the month set forth in the related Mortgage Note (or such other Mortgage Loan document, as applicable) on which each Monthly Payment thereon is scheduled to be first due, (ii) any Mortgage Loan or Companion Loan after the Maturity Date therefor, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan or Companion Loan had been scheduled to be first due, and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan or Companion Loan had been scheduled to be first due.

            "Due Period": With respect to any Distribution Date and any Mortgage Loan or Companion Loan, the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan or Companion Loan occurring in the month preceding the month in which such Distribution Date occurs and ending on and including the Due Date for such Mortgage Loan or Companion Loan occurring in the month in which such Distribution Date occurs; provided, that the first Due Period with respect to any Mortgage Loan or Companion Loan with its first Due Date in January 2007 or February 2007 will commence on the day immediately following the Cut-off Date of such Mortgage Loan or Companion Loan. Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a Business Day, any Monthly Payments received with respect to the Mortgage Loans or Companion Loan relating to such Due Period on the Business Day immediately following such day shall be deemed to have been received during such Due Period and not during any other Due Period.

            "Eligible Account": Either (i) a segregated account or accounts maintained with a federal or state chartered depository institution or trust company, (A)(x) the long-term unsecured debt obligations of which are rated at least "Aa3" by Moody's, if the deposits are to be held in such account for more than 30 days and (y) the short term debt obligations of which have a short-term rating of not less than "P-1" from Moody's, if the deposits are to be held in such account for 30 days or less, (B)(x) the long-term unsecured debt obligations of which are rated at least "A+" by S&P (or "A-" by S&P so long as the short-term deposit or short-term unsecured debt obligations of such depository institution or trust company are rated no less than "A-1" by S&P), if the deposits are to be held in such account for more than 30 days and (y) the short-term debt obligations of which have a short-term rating of not less than "A-1" by S&P, if the deposits are to be held in such account for 30 days or less, (C)(x) the long-term unsecured obligations of which are rated at least "AA-" by Fitch and (y) the short-term obligations of which have a short-term rating of not less than "F1" by Fitch, if the deposits are to be held in such account for 30 days or less and (D) an account or accounts maintained with PNC Bank so long as PNC Bank's long term deposit debt rating shall be at least "A" from S&P, "A" from Fitch, and "A1" from Moody's (if the deposits are to be held in the account for more than 30 days) or PNC Bank's short term deposit or short term unsecured debt rating shall be at least "A-1" from S&P, "F1" from Fitch or "P-1" from Moody's (if the deposits are to be held in the account for 30 days or less), (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company that, in either case, has corporate trust powers, acting in its fiduciary capacity, provided that any state chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. ss. 9.10(b) or (iii) such other account or accounts with respect to (x) each of the Rating Agencies shall have confirmed in writing that the then current rating assigned to any of the Certificates or any Companion Loan Securities will not be qualified, downgraded or withdrawn by reason thereof, (y) the Directing Certificateholder shall have reasonably approved and
(z) the use of which would not, in and of itself, be inconsistent with the requirements of FASB 140 or any interpretations with respect thereto applicable to such accounts. Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

            "Eligible Investor": Either (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (ii) an Institutional Accredited Investor.

            "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, the American Society of Testing Materials Standard Sections 1527 99 or any successor thereto published by the American Society of Testing Materials.

            "Environmental Indemnity Agreement": With respect to any Mortgage Loan, any agreement between the Mortgagor (or a guarantor thereof) and the originator of such Mortgage Loan relating to the Mortgagor's obligation to remediate or monitor or indemnify for any environmental problems relating to the related Mortgaged Property.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Prohibited Holder": As defined in Section 5.02(c)(i)(A).

            "ERISA Restricted Certificate": Any Class J, Class K, Class L, Class M, Class N, Class P or Class NR Certificate; provided that any such Certificate:
(a) will cease to be considered an ERISA Restricted Certificate and (b) will cease to be subject to the transfer restrictions contained in Section 5.02(c) if, as of the date of a proposed transfer of such Certificate, either (i) it is rated in one of the four highest generic ratings categories by a Rating Agency or (ii) relevant provisions of ERISA would permit the transfer of such Certificate to a Plan.

            "Escrow Payment": Any payment received by any Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground lease rents and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

            "Euroclear": Euroclear Bank societe anonyme or any successor thereto.

            "Event of Default": One or more of the events described in Section 7.01(a).

            "Exchange Act": The Securities Exchange Act of 1934, as amended from time to time and the rules and regulations of the Commission thereunder.

            "Eurohypo": Eurohypo AG, New York Branch, a German banking corporation, or its successor in interest.

            "Fannie Mae": Federal National Mortgage Association or any successor thereto.

            "FASB 140": The Financial Accounting Standards Board's Statement No. 140, entitled "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities", issued in September 2002.

            "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

            "Final Recovery Determination": A reasonable determination by the Special Servicer, in consultation with the Directing Certificateholder, with respect to any Defaulted Mortgage Loan or Corrected Mortgage Loan (and, if applicable, any defaulted Companion Loan) or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by any of the Mortgage Loan Sellers pursuant to Section 6 of the applicable Mortgage Loan Purchase Agreement, the Controlling Class Option Holder, the applicable Companion Holder or the Special Servicer pursuant to Section 3.18(b), any mezzanine lender pursuant to Section 3.18(e) or the applicable Master Servicer, Special Servicer, the Holders of the Controlling Class, or the Holders of the Class LR Certificates pursuant to Section 9.01) that there has been a recovery of all Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenue and other payments or recoveries that, in the Special Servicer's judgment, which judgment was exercised without regard to any obligation of the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable. The Directing Certificateholder shall have ten (10) Business Days to review and approve each such recovery determination by the Special Servicer; provided, however, that if the Directing Certificateholder fails to approve or disapprove any recovery determination within ten (10) Business Days of receipt of the initial recovery determination, such approval shall be deemed given.

            "FIRREA": The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as it may be amended from time to time.

            "Fitch": Fitch, Inc., and its successors in interest. If neither Fitch nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Paying Agent, the Master Servicers, the Directing Certificateholder and the Special Servicer, and specific ratings of Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Floating Rate Account": Either the Class A-2SFL Floating Rate Account or the Class A-3SFL Floating Rate Account, individually or collectively as the context may require.

            "Form 8-K Disclosure Information": As defined in Section 11.07.

            "Freddie Mac": Federal Home Loan Mortgage Corporation or any successor thereto.

            "Gain-on-Sale Proceeds": With respect to any Mortgage Loan or Companion Loan, as applicable, the excess of (i) Liquidation Proceeds of the Mortgage Loan or Companion Loan or related REO Property net of any related Liquidation Expenses, Unliquidated Advances, unreimbursed Advances, Liquidation Fees, unreimbursed interest on Advances, unpaid Servicing Fees, and unpaid Special Servicing Fees and additional Trust Fund expenses over (ii) the Purchase Price for such Mortgage Loan or Companion Loan, as applicable, on the date on which such Liquidation Proceeds were received. For the avoidance of doubt, Gain-on-Sale Proceeds allocable to a Companion Loan shall not be assets of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC.

            "Gain-on-Sale Reserve Account": A custodial account or accounts (or subaccount of the Distribution Account) created and maintained by the Paying Agent, pursuant to Section 3.04(d) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A., as Paying Agent, on behalf of LaSalle Bank National Association, as Trustee, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9 Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9, Gain-on-Sale Reserve Account." Any such account shall be an Eligible Account or a subaccount of an Eligible Account.

            "General Servicing Standard": As defined in Section 3.01(a).

            "Grantor Trust": A segregated asset pool within the Trust Fund consisting of the Class A-2SFL Regular Interest, the Class A-3SFL Regular Interest, the Swap Contracts, the Floating Rate Accounts and the proceeds thereof, beneficial ownership of which is represented by the Class A-2SFL and Class A-3SFL Certificates.

            "Ground Lease": The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property and any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the Mortgage Loan.

            "Group A Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Servicing Group A, together with any other Mortgage Loan that is substituted in replacement thereof pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement.

            "Group B Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Servicing Group B, together with any other Mortgage Loan that is substituted in replacement thereof pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement.

            "Group C Mortgage Loan" Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Servicing Group C, together with any other Mortgage Loan that is substituted in replacement thereof pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement.

            "Group R Available Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (a) that portion of the Available Distribution Amount for that Distribution Date attributable to funds collected or advanced with respect to the Mortgage Loans in Loan Group R and (b) after the reduction of the Class H-S Certificate Principal Balance to zero and reimbursement of all Collateral Support Deficits allocated to the Class H-S Certificates in full, that portion of the Available Distribution Amount for that Distribution Date attributable to funds collected or advanced with respect to the Mortgage Loans in Loan Group S remaining after all distributions on that Distribution Date to the Class H-S Certificates.

            "Group R Certificates": Any Class A-1, Class A-2, Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates.

            "Group R-1 Certificates": Any Class A-1, Class A-2, Class A-3, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates.

            "Group R-2 Certificates": The Class A-1A Certificates.

            "Group R Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to either Loan Group R-1 or Loan Group R-2.

            "Group R-1 Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group R-1.

            "Group R-1 Principal Distribution Amount": With respect to any Distribution Date and any Class of Group R-1 Certificates, an amount equal to the sum of (a) the Group R-1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group R-1 for that Distribution Date, and (c) the Unscheduled Principal Distribution Amount for Loan Group R-1 for that Distribution Date; provided, that the Group R-1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the Mortgage Loans in Loan Group R-1 in a period during which such principal collections would have otherwise been included in the Group R-1 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the Mortgage Loans in Loan Group R-1 in a period during which such principal collections would have otherwise been included in the Group R-1 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the Mortgage Loans in Loan Group R-2 pursuant to clauses (i) and
(ii) of the definition of Group R-2 Principal Distribution Amount had the aggregate amount available for distribution of principal with respect to Loan Group R-2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group R-2 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the Mortgage Loans in Loan Group R-1 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group R-2 Principal Distribution Amount as required under clause
(II) of the definition of Group R-2 Principal Distribution Amount, such recovery will be applied to increase the Group R-1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the Mortgage Loans in Loan Group R-2 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group R-1 Principal Distribution Amount up to such amounts and then to increase the Group R-2 Principal Distribution Amount) and (d) after the reduction of the Class H-S Certificate Principal Balance to zero and reimbursement of all Collateral Support Deficits allocated to the Class H-S Certificates in full, that portion of the Group S Principal Distribution Amount for that Distribution Date remaining after all distributions on that Distribution Date to the Class H-S Certificates.

            "Group R-2 Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group R-2.

            "Group R-2 Principal Distribution Amount": With respect to any Distribution Date and any Class of Group R-2 Certificates, an amount equal to the sum of (a) the Group R-2 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group R-2 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group R-2 for that Distribution Date; provided, that the Group R-2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the Mortgage Loans in Loan Group R-2 in a period during which such principal collections would have otherwise been included in the Group R-2 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the Mortgage Loans in Loan Group R-2 in a period during which such principal collections would have otherwise been included in the Group R-2 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the Mortgage Loans in Loan Group R-1 as described in clauses (i) and (ii) of the definition of Group R-1 Principal Distribution Amount had the aggregate amount available for distribution of principal with respect to Loan Group S been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group R-1 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the Mortgage Loans in Loan Group R-2 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group R-1 Principal Distribution Amount as required under clause
(II) of the definition of Group R-1 Principal Distribution Amount, such recovery will be applied to increase the Group R-2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the Mortgage Loans in Loan Group R-1 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group R-2 Principal Distribution Amount up to such amounts and then to increase the Group R-1 Principal Distribution Amount).

            "Group R Principal Distribution Amount": With respect to any Distribution Date and any Class of Group R Certificates, an amount equal to the sum of (a) the Group R Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group R for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group R for that Distribution Date; provided, that the Group R Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of
(i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the Mortgage Loans in Loan Group R in a period during which such principal collections would have otherwise been included in the Group R Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the Mortgage Loans in Loan Group R in a period during which such principal collections would have otherwise been included in the Group R Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the Mortgage Loans in Loan Group S as described in clauses (i) and (ii) of the definition of Group S Principal Distribution Amount had the aggregate amount available for distribution of principal with respect to Loan Group S been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group S for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the Mortgage Loans in Loan Group R are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group S Principal Distribution Amount as required under clause (II) of the definition of "Group S Principal Distribution Amount", such recovery will be applied to increase the Group R Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the Mortgage Loans in Loan Group S are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group R Principal Distribution Amount up to such amounts and then to increase the Group S Principal Distribution Amount) and (d) after the reduction of the Class H-S Certificate Principal Balance to zero and reimbursement of all Collateral Support Deficits allocated to the Class H-S Certificates in full, that portion of the Group S Principal Distribution Amount for that Distribution Date remaining after all distributions on that Distribution Date to the Class H-S Certificates.

            "Group R Principal Shortfall": With respect to any Distribution Date, the amount, if any, by which (1) the lesser of (a) the Group R Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates for such preceding Distribution Date pursuant to Section 4.01(a) on such preceding Distribution Date. The Group R Principal Shortfall for the initial Distribution Date shall be zero.

            "Group R-1 Principal Shortfall": With respect to any Distribution Date, the amount, if any, by which (1) the lesser of (a) the Group R-1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2 and Class A-3 Certificates for such preceding Distribution Date pursuant to
Section 4.01(a) on such preceding Distribution Date. The Group R-1 Principal Shortfall for the initial Distribution Date shall be zero.

            "Group R-2 Principal Shortfall": With respect to any Distribution Date, the amount, if any, by which (1) the lesser of (a) the Group R-2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates for such preceding Distribution Date pursuant to Section 4.01(a) on such preceding Distribution Date. The Group R-2 Principal Shortfall for the initial Distribution Date shall be zero.

            "Group R WAC Rate": (A) With respect to the first Distribution Date, a per annum rate equal to 5.82165% or (B) with respect to any Distribution Date after the first Distribution Date, a per annum rate equal to the weighted average of the applicable Net Mortgage Rates for the Mortgage Loans in Loan Group R weighted on the basis of their respective Stated Principal Balances as of the preceding Distribution Date.

            "Group S Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group S.

            "Group S Available Distribution Amount": For any Distribution Date, an amount equal to the sum of (a) that portion of the Available Distribution Amount for that Distribution Date attributable to funds collected or advanced with respect to the Mortgage Loans in Loan Group S and (b) after the reduction of the Class H Certificate Principal Balance to zero and reimbursement of all Collateral Support Deficits allocated to the Class H Certificates in full, that portion of the Available Distribution Date attributable to funds collected or advanced with respect to the Mortgage Loans in Loan Group R remaining after all distributions on that Distribution Date to the Class H Certificates.

            "Group S Certificates": Any Class A-1S, Class A-2S, Class A-2SFL, Class A-3, Class A-3SFL, Class A-MS, Class A-JS, Class B-S, Class C-S, Class D-S, Class E-S, Class F-S, Class G-S and Class H-S Certificates.

            "Group S Principal Distribution Amount": With respect to any Distribution Date and any Class of Group S Certificates (other than Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, an amount equal to the sum of (a) the Group S Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group S for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group S for that Distribution Date; provided, that the Group S Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the Mortgage Loans in Loan Group S in a period during which such principal collections would have otherwise been included in the Group S Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the Mortgage Loans in Loan Group S in a period during which such principal collections would have otherwise been included in the Group S Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the Mortgage Loans in Loan Group R as described in clauses (i) and (ii) of the definition of Group R Principal Distribution Amount had the aggregate amount available for distribution of principal with respect to Loan Group R been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group R for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the Mortgage Loans in Loan Group S are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group R Principal Distribution Amount as required under clause (II) of the definition of Group R Principal Distribution Amount, such recovery will be applied to increase the Group S Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the Mortgage Loans in Loan Group R are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group S Principal Distribution Amount up to such amounts and then to increase the Group R Principal Distribution Amount) and (d) after the reduction of the Class H Certificate Principal Balance to zero and reimbursement of all Collateral Support Deficits allocated to the Class H Certificates in full, that portion of the Group R Principal Distribution Amount for that Distribution Date remaining after all distributions on that Distribution Date to the Class H Certificates.

            "Group S Principal Shortfall": With respect to any Distribution Date, the amount, if any, by which (1) the lesser of (a) the Group S Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1S, Class A-2S, Class A-2SFL, Class A-3SFL, Class A-MS, Class A-JS, Class B-S, Class C-S, Class D-S, Class E-S, Class F-S, Class G-S and Class H-S Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1S, Class A-2S, Class A-2SFL, Class A-3SFL, Class A-MS, Class A-JS, Class B-S, Class C-S, Class D-S, Class E-S, Class F-S, Class G-S and Class H-S Certificates for such preceding Distribution Date pursuant to
Section 4.01(a) on such preceding Distribution Date. The Group S Principal Shortfall for the initial Distribution Date shall be zero.

            "Group S WAC Rate": (A) With respect to the first Distribution Date, a per annum rate equal to 5.77058% or (B) with respect to any Distribution Date after the first Distribution Date, a per annum rate equal to the weighted average of the applicable Net Mortgage Rates for the Mortgage Loans in Loan Group S weighted on the basis of their respective Stated Principal Balances as of the preceding Distribution Date.

            "Group Subordinate Amount": With respect to any Distribution Date,
(A) with respect to Mortgage Loans in Loan Group R, an amount equal to the excess of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group R as of the beginning of the related Due Period over the Certificate Balance of the Group R Certificates immediately prior to such Distribution Date and (B) with respect to the Mortgage Loans in Loan Group S, an amount equal to the excess of the Stated Principal Balance of the Mortgage Loans as of the beginning of the related Due Period over the Certificate Balance of the Group S Certificates immediately prior to such Distribution Date.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "Independent": When used with respect to any accountants, a Person who is "independent" within the meaning of Rule 2-01(b) of the Securities and Exchange Commission's Regulation S-X. When used with respect to any specified Person, any such Person who (i) is in fact independent of the Trustee, the Paying Agent, the Depositor, each Master Servicer, the Special Servicer, the Directing Certificateholder, any Companion Holder, and all Affiliates thereof,
(ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Trustee, the Paying Agent, the Depositor, any Master Servicer, the Special Servicer, the Directing Certificateholder, any Companion Holder or any Affiliate thereof and (iii) is not connected with the Trustee, the Paying Agent, the Depositor, any Master Servicer, the Special Servicer, the Directing Certificateholder, any Companion Holder or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Trustee, the Paying Agent, the Depositor, any Master Servicer, the Special Servicer, the Directing Certificateholder, any Companion Holder or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Trustee, the Paying Agent, the Depositor, any Master Servicer, the Special Servicer, the Directing Certificateholder, any Companion Holder or any Affiliate thereof, as the case may be, provided such beneficial ownership constitutes less than 1% of the total assets of such Person.

            "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust within the meaning of Section 856(d)(3) of the Code if the Trust were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Paying Agent, the applicable Master Servicer, any Companion Holder or the Trust, delivered to the Trustee, the Paying Agent, any Companion Holder and the applicable Master Servicer), so long as the Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust is at arm's length, all within the meaning of Treasury Regulations
Section 1.856-4(b)(5) (except that any Master Servicer or the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel has been delivered to the Trustee to that effect) or (ii) any other Person (including the Master Servicers and the Special Servicer) upon receipt by the Trustee, the Paying Agent and the applicable Master Servicer of an Opinion of Counsel, which shall be at no expense to the Trustee. the Paying Agent, the Master Servicers or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Initial Purchaser": J.P. Morgan Securities Inc.

            "Initial Sub-Servicer": With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement with any Master Servicer as of the Closing Date, the Sub-Servicer under any such Sub-Servicing Agreement. The Initial Sub-Servicers are set forth on Exhibit BB hereto.

            "Initial Sub-Servicing Agreement": Any Sub-Servicing Agreement in effect as of the Closing Date.

            "Institutional Accredited Investor": An entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Act.

            "Insurance and Condemnation Proceeds": All proceeds paid under any Insurance Policy or in connection with the full or partial condemnation of a Mortgaged Property, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor or any tenants or ground lessors, in either case, in accordance with the Servicing Standards (and in the case of any Serviced Mortgage Loan or the Non-Serviced Mortgage Loans, to the extent any portion of such proceeds are received by the Paying Agent in connection with such Serviced Mortgage Loan or the Non-Serviced Mortgage Loans, as applicable, pursuant to the allocations set forth in the related Intercreditor Agreement).

            "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

            "Intercreditor Agreements": Any of the 131 South Dearborn Intercreditor Agreement, the Bank of America Plaza Intercreditor Agreement, the Merchandise Mart Intercreditor Agreement, the Tysons Galleria Intercreditor Agreements, the Discover Mills Intercreditor Agreement, the Broadstone Sunrise Mountain Intercreditor Agreement, the Danvers Crossing Intercreditor Agreement and the Radisson Plaza Hotel-Rochester Intercreditor Agreement, individually or collectively, as the context may require.

            "Interest Accrual Period": With respect to any Class of Regular Certificates (other than (i) the Class A-2SFL Certificates if the Class A-2SFL Distribution Conversion is not in effect or (ii) the Class A-3SFL Certificates if the Class A-3SFL Distribution Conversion is not in effect), the Class A-2SFL or Class A-3SFL Regular Interests or the Uncertificated Middle-Tier Interests and any Distribution Date, the period beginning on the first day of the calendar month preceding the calendar month in which the related Distribution Date occurs and ending on the last day of the calendar month preceding the calendar month in which such Distribution Date occurs, calculated assuming that each month has 30 days and each year has 360 days. With respect to the Class A-2SFL and Class A-3SFL Certificates and any Distribution Date for which the Class A-2SFL Distribution Conversion or Class A-3SFL Distribution Conversion, as applicable, is not in effect, the Interest Accrual Period will be the period from and including the Distribution Date in the month preceding the month in which the related Distribution Date occurs (or in the case of the first Distribution Date, the Closing Date) to, but excluding the related Distribution Date, calculated assuming that each month has the actual number of days in such Interest Accrual Period and each year has 360 days.

            "Interest Distribution Amount": With respect to any Class of Regular Certificates (other than the Class A-2SFL and Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Certificates Regular Interest for any Distribution Date, an amount equal to the sum of the Distributable Certificate Interest and the Class Unpaid Interest Shortfall with respect to such Class of Regular Certificates or Regular Interest, as applicable, for such Distribution Date and any Accrued Interest From Recoveries for such Class, to the extent not previously paid for all prior Distribution Dates.

            "Interest Reserve Account": The trust account or subaccount of the Distribution Account created and maintained by the Paying Agent pursuant to
Section 3.25 in the name of "Wells Fargo Bank, N.A., as Paying Agent, on behalf of LaSalle Bank National Association, as Trustee, in trust for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9 Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9, Interest Reserve Account," into which the amounts set forth in Section 3.25 shall be deposited directly and which must be an Eligible Account or subaccount of an Eligible Account.

            "Interest Reserve Loan": Each Actual/360 Mortgage Loan.

            "Interested Person": The Depositor, each Master Servicer, the Special Servicer, any Independent Contractor engaged by the Special Servicer, any Holder of a Certificate, each Companion Holder (but only with respect to the related Serviced Whole Loan) or any Affiliate of any such Person.

            "Investment Account": As defined in Section 3.06(a).

            "Investment Representation Letter": As defined in Section 5.02(b)(iii).

            "IXIS": IXIS Real Estate Capital Inc., a New York corporation, or its successor in interest.

            "JPMorgan": JPMorgan Chase Bank, National Association, a banking association organized under the laws of the United States, or its successor in interest.

            "Late Collections": With respect to any Mortgage Loan or Companion Loan, all amounts received thereon prior to the related Determination Date, whether as payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan or Companion Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date prior to the immediately preceding Determination Date and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property prior to the related Determination Date, whether as Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Mortgage Loan or Companion Loan (without regard to any acceleration of amounts due under the predecessor Mortgage Loan or Companion Loan by reason of default) on a Due Date prior to the immediately preceding Determination Date and not previously recovered. The term "Late Collections" shall specifically exclude Penalty Charges.

            "LIBOR": With respect to the Class A-2SFL Certificates and the Class A-3SFL Certificates and each Interest Accrual Period for which a Class A-2SFL Distribution Conversion or a Class A-3SFL Distribution Conversion, respectively, is not in effect, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on Dow Jones Market Service Page 3750, the rate for that Interest Accrual Period shall be determined on the basis of the rates at which deposits in U.S. Dollars are offered by four major banks in the London interbank market selected by the Paying Agent to provide such bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Paying Agent shall request the principal London office of each of such four banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Accrual Period shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period shall be the arithmetic mean of the rates quoted by major banks in New York City selected by the Paying Agent, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Mortgage Loan Accrual Period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Paying Agent shall determine LIBOR for each Interest Accrual Period and the determination of LIBOR by Paying Agent shall be binding absent manifest error. LIBOR for the initial Interest Accrual Period shall be 5.3500%.

            "LIBOR Business Day": Any day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England.

            "LIBOR Determination Date": (i) With respect to the initial Interest Accrual Period, the date that is two LIBOR Business Days prior to the Closing Date, and (ii) with respect to each Interest Accrual Period thereafter, the date that is two LIBOR Business Days prior to the beginning of the related Interest Accrual Period.

            "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by the applicable Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan is purchased by the Controlling Class Option Holder or the Special Servicer pursuant to Section 3.18(b); (v) such Mortgage Loan is purchased by the Special Servicer, the applicable Master Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates pursuant to Section 9.01 or acquired by the Sole Certificateholder in exchange for its Certificates pursuant to
Section 9.01; or (vi) such Mortgage Loan is purchased by (a) the applicable Companion Holder pursuant to or as contemplated by Section 3.18(d) or (b) a mezzanine lender pursuant to the related mezzanine intercreditor agreement. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; (ii) such REO Property is purchased by the applicable Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates pursuant to Section 9.01; or (iii) such REO Property is purchased by (a) the applicable Companion Holder pursuant to or as contemplated by Section 3.18(d) or (b) a mezzanine lender pursuant to the related mezzanine intercreditor agreement.

            "Liquidation Expenses": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Special Servicer in connection with a liquidation of any Specially Serviced Mortgage Loan or REO Property (except with respect to the Bank of America Plaza Mortgaged Property and the Tysons Galleria Mortgaged Property) pursuant to Section 3.18 (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

            "Liquidation Fee": A fee payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan or REO Property (except with respect to the Bank of America Plaza Mortgaged Property or the Tysons Galleria Mortgaged Property) as to which the Special Servicer receives (i) a full or discounted payoff (or an unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) with respect thereto from the related Mortgagor or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds with respect to the related Mortgage Loan or REO Property (in any case, other than amounts for which a Workout Fee has been paid, or will be payable), equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff or other partial payment or the Liquidation Proceeds or Insurance and Condemnation Proceeds (net of the related costs and expenses associated with the related liquidation) related to such liquidated Specially Serviced Mortgage Loan or REO Property, as the case may be; provided, however, that no Liquidation Fee shall be payable with respect to any event described in (1) clause (iii)(A) of the definition of "Liquidation Proceeds" if such purchase occurs within the first 90 days after the Special Servicer's initial determination of the fair value of such Specially Serviced Mortgage Loan, (2) clause (iv) of the definition of "Liquidation Proceeds" if such repurchase occurs within the time parameters (including any applicable extension period) set forth in this Agreement and in the related Mortgage Loan Purchase Agreement or, if such repurchase occurs after such time period, the Mortgage Loan Seller was acting in good faith to resolve such breach or defect,
(3) clause (v) or clause (vi) of the definition of "Liquidation Proceeds," (except that a Liquidation Fee will be payable with respect to any purchase by a mezzanine lender if such purchase does not occur within the time period provided in the underlying intercreditor agreement or, if no number of days is specified, 60 days following the date the related Mortgage Loan becomes a Specially Serviced Mortgage Loan) or (4) with respect to any Serviced Securitized Companion Loan, a purchase or repurchase of such Serviced Securitized Companion Loan under an Other Pooling and Servicing Agreement (for the avoidance of doubt, a Liquidation Fee payable under this Agreement, in accordance herewith, may be payable on the entire related Serviced Whole Loan).

            "Liquidation Fee Rate": A rate equal to 1.00%.

            "Liquidation Proceeds": Cash amounts received by or paid to any Master Servicer or the Special Servicer in connection with: (i) the liquidation (including a payment in full) of a Mortgaged Property or other collateral constituting security for a Defaulted Mortgage Loan through a trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii)
(A) the purchase of a Defaulted Mortgage Loan by the Majority Controlling Class Certificateholder, the Special Servicer or any Master Servicer or any of their assignees pursuant to Section 3.18(a) or with respect to the Merchandise Mart Companion Loan, the purchase thereof by the parties specified in the related Other Pooling and Servicing Agreement pursuant to a similar provision or (B) any other sale thereof pursuant to Section 3.18(c) or Section 3.18(e); (iv) the repurchase of a Mortgage Loan by the applicable Mortgage Loan Seller pursuant to
Section 6 of the related Mortgage Loan Purchase Agreement or with respect to the Merchandise Mart Companion Loan, the repurchase thereof by the seller thereof pursuant to the Other Pooling and Servicing Agreement or related mortgage loan purchase agreement; (v) the purchase of a Mortgage Loan or REO Property by the Holders of the Controlling Class, the Special Servicer, any Master Servicer or the Holders of the Class LR Certificates pursuant to Section 9.01 or with respect to the Merchandise Mart Companion Loan, the purchase thereof by the parties specified in the related Other Pooling and Servicing Agreement pursuant to a similar provision; or (vi) the purchase of a Mortgage Loan or an REO Property by (A) the Companion Holder pursuant to Section 3.18(d) or (B) any mezzanine lender of the related Mortgage Loan or REO Loan.

            "Litigation Control": As defined in Section 3.32(a).

            "Loan Group": Either Loan Group S, Loan Group R-1, Loan Group R-2 or Loan Group R.

            "Loan Group R": The Mortgage Loans in Loan Group R-1 and Loan Group R-2, collectively.

            "Loan Group R-1": 169 Mortgage Loans as identified in Annex A-1 to the Prospectus which sets forth the Loan Group designation with respect to each Mortgage Loan.

            "Loan Group R-2": 53 Mortgage Loans as identified in Annex A-1 to the Prospectus which sets forth the Loan Group designation with respect to each Mortgage Loan.

            "Loan Group S": 51 Mortgage Loans as identified in Annex A-1 to the Prospectus which sets forth the Loan Group designation with respect to each Mortgage Loan.

            "Lower-Tier Distribution Account": The segregated account, accounts or sub-accounts created and maintained by the Paying Agent pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A., as Paying Agent, on behalf of LaSalle Bank National Association, as Trustee, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9 Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9, Lower-Tier Distribution Account." Any such account, accounts or sub-accounts shall be an Eligible Account.

            "Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original Lower-Tier Principal Amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, an amount determined in accordance with footnote 5 to the related chart in the Preliminary Statement hereto.

            "Lower-Tier Regular Distribution Amount": As defined in Section 4.01(b).

            "Lower-Tier REMIC": One of three separate REMICs comprising a portion of the Trust Fund, the assets of which consist of the Mortgage Loans, any REO Property with respect thereto (or an allocable portion thereof, in the case of any Serviced Mortgage Loan), or the Trust Fund's beneficial interest in the REO Property with respect to the Bank of America Plaza Whole Loan and the Tysons Galleria Whole Loan, such amounts related thereto as shall from time to time be held in the Certificate Account (other than with respect to the Companion Loans), the REO Account, if any, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the Lower-Tier Distribution Account, and all other property included in the Trust Fund that is not in the Upper-Tier REMIC, the Middle-Tier REMIC or the Grantor Trust.

            "Lower-Tier Subordinate Balance Ratio": The ratio between the Lower-Tier Principal Amount of the Class L-RB Interest and Class L-SB Interest equal to the ratio between the Group Subordinate Amount of Loan Group R and the Group Subordinate Amount of Loan Group S.

            "LTV Ratio": With respect to any Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of such Mortgage Loan as of such date (assuming no defaults or prepayments on such Mortgage Loan prior to that date), and the denominator of which is the Appraised Value of the related Mortgaged Property.

            "MAI": Member of the Appraisal Institute.

            "Majority Controlling Class Certificateholder": As of any date, the Controlling Class Certificateholder owning a majority of the Percentage Interests in the Controlling Class.

            "Master Servicer": With respect to (a) the Group A Mortgage Loans and any related Companion Loans and any related REO Properties, and any matters relating to the foregoing, Master Servicer No. 1, (b) the Group B Mortgage Loans and any related Companion Loans and any related REO Properties, and any matters relating to the foregoing, Master Servicer No. 2, and (c) the Group C Mortgage Loans and any related Companion Loans and any related REO Properties, and any matters relating to the foregoing, Master Servicer No. 3.

            "Master Servicer No. 1": Midland Loan Services, Inc., and its successors in interest and assigns, or any successor Master Servicer appointed as allowed herein.

            "Master Servicer No. 2": Capmark Finance Inc., and its successors in interest and assigns, or any successor Master Servicer appointed as allowed herein.

            "Master Servicer No. 3": Wachovia Bank, National Association, and its successors in interest and assigns, or any successor Master Servicer appointed as allowed herein.

            "Maturity Date": With respect to any Mortgage Loan or Companion Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan or Companion Loan by reason of default thereunder or (ii) any grace period permitted by the related Mortgage Note.

            "Merchandise Mart Pari Passu Companion Loan": With respect to the Merchandise Mart Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Merchandise Mart Mortgaged Property and designated as promissory note A1, which is not included in the Trust and which is pari passu in right of payment to the Merchandise Mart Mortgage Loan, to the extent set forth in the related Mortgage Loan documents and as provided in the Merchandise Mart Intercreditor Agreement.

            "Merchandise Mart Pari Passu Companion Loan Holder": The holder of the Merchandise Mart Pari Passu Companion Loan.

            "Merchandise Mart Companion Loan Securities": Any class of securities backed, wholly or partially, by the Merchandise Mart Pari Passu Companion Loan.

            "Merchandise Mart Intercreditor Agreement": The Intercreditor and Servicing Agreement, by and between the holders of the Merchandise Mart Whole Loan, relating to the relative rights of such holders of the Merchandise Mart Whole Loan, as the same may be further amended in accordance with the terms thereof.

            "Merchandise Mart Mortgage Loan": With respect to the Merchandise Mart Whole Loan, the Mortgage Loan that is included in the Trust (identified as Mortgage Loan No. 6 on the Mortgage Loan Schedule), which is designated as promissory note A2 and is pari passu in right of payment with the Merchandise Mart Pari Passu Companion Loan to the extent set forth in the Merchandise Mart Whole Loan and as provided in the Merchandise Mart Intercreditor Agreement.

            "Merchandise Mart Mortgaged Property": The Mortgaged Property that secures the Merchandise Mart Whole Loan.

            "Merchandise Mart Notes": The promissory notes evidencing the Merchandise Mart Mortgage Loan and the Merchandise Mart Pari Passu Companion Loan.

            "Merchandise Mart Remittance Date": The date payments are required to be made to the holder of the related Companion Loan under the Merchandise Mart Intercreditor Agreement or, if no such "remittance date" is specified, the P&I Advance Date.

            "Merchandise Mart Whole Loan": The Merchandise Mart Mortgage Loan, together with the Merchandise Mart Pari Passu Companion Loan, each of which is secured by the same Mortgage on the Merchandise Mart Mortgaged Property. References herein to the Merchandise Mart Whole Loan shall be construed to refer to the aggregate indebtedness under the Merchandise Mart Notes.

            "MERS": Mortgage Electronic Registration System, Inc.

            "Mezz Cap AB Mortgage Loan": The Danvers Crossing Mortgage Loan and the Radisson Plaza Hotel-Rochester Mortgage Loan.

            "Mezz Cap AB Mortgage Loan Intercreditor Agreements": The Intercreditor Agreements related to the Mezz Cap AB Mortgage Loans.

            "Middle-Tier Distribution Account": The segregated account or accounts (or a subaccount of the Distribution Account) created and maintained by the Paying Agent pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A., as Paying Agent, on behalf of LaSalle Bank National Association, as Trustee, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, 2006-LDP9, Middle-Tier Distribution Account." Any such account or accounts shall be an Eligible Account (or a subaccount of the Distribution Account).

            "Middle-Tier Principal Amount": With respect to any Class of Uncertificated Middle-Tier Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original Middle-Tier Principal Amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, an amount equal to the Certificate Balance of the Class of Related Certificates on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)).

            "Middle-Tier Regular Distribution Amount": As defined in Section 4.01(b).

            "Middle-Tier REMIC": One of the three separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Middle-Tier Distribution Account.

            "Monthly Payment": With respect to any Mortgage Loan or Companion Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan or Companion Loan, including any Balloon Payment, which is payable (as the terms of the applicable Mortgage Loan or Companion Loan may be changed or modified in connection with a bankruptcy or similar proceedings involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to pursuant to the terms hereof) by a Mortgagor from time to time under the related Mortgage Note and applicable law, without regard to any acceleration of principal of such Mortgage Loan or Companion Loan by reason of default thereunder.

            "Moody's": Moody's Investors Service, Inc. If neither Moody's nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Paying Agent, the Master Servicers and the Special Servicer, and specific ratings of Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Mortgage": With respect to any Mortgage Loan and Companion Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note and creating a lien on the fee and/or leasehold interest in the related Mortgaged Property.

            "Mortgage Deferred Interest": With respect to any Mortgage Loan as of any Due Date that has been modified to reduce the rate at which interest is paid currently below the Mortgage Rate and capitalize the amount of such interest reduction, the excess, if any, of (a) interest accrued on the Stated Principal Balance thereof during the one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related Monthly Payment, as so modified or reduced, or, if applicable, Assumed Scheduled Payment due on such Due Date.

            "Mortgage File": With respect to each Mortgage Loan and Companion Loan, if applicable, but subject to Section 2.01, collectively the following documents:

                  (i) the original executed Mortgage Note bearing, or
            accompanied by, all prior and intervening endorsements, assignments or allonges showing a complete chain of endorsement or assignment from the originator of the Mortgage Loan to the most recent endorsee, and further endorsed (at the direction of the Depositor given pursuant to the applicable Mortgage Loan Purchase Agreement), on its face or by allonge attached thereto, without recourse, representation or warranty, express or implied to the order of the Trustee in the following form: "Pay to the order of LaSalle Bank National Association, as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9 Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9" or in blank; provided that the requirements of this clause (i) will be satisfied by delivery of a signed lost note affidavit and indemnity properly assigned or endorsed to the Trustee as described above, with a copy of the Mortgage Note attached to it;

                  (ii) the original Mortgage (or a certified or other copy
            thereof from the applicable recording office) and originals (or certified or other copies from the applicable recording office) of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent mortgagee of record, in each case with evidence of recording indicated thereon (except for recording information not yet available if the Mortgage or an assignment thereof has not been returned from the applicable recording office);

                  (iii) an original assignment of the Mortgage, in complete and recordable form (except for recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), executed by the most recent assignee of record thereof prior to the Trustee, or if none, by the originator to "LaSalle Bank National Association, as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9 Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9" and, in the case of any Serviced Whole Loan, in its capacity as "lead lender" under the related Intercreditor Agreement on behalf of the related Companion Holder, or in blank, provided that, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trustee will be required to be recorded or delivered and instead, the applicable Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement shall take all actions as are necessary to cause the Trustee to be shown as, and the Trustee shall take all actions necessary to confirm that it is shown as, and shall provide the related Master Servicer and the Special Servicer with reasonable evidence that it is, the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

                  (iv) an original or copy of any related Assignment of Leases
            (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record, in each case with evidence of recording thereon (except for recording information not yet available if the Assignment of Leases or an assignment thereof has not been returned from the applicable recording office);

                  (v) an original assignment of any related Assignment of Leases
            (if such item is a document separate from the Mortgage and to the extent not already assigned pursuant to preceding clause (iii)), in recordable form (except for recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), executed by the applicable assignee of record to "LaSalle Bank National Association, as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9 Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9" and, in the case of any Serviced Whole Loan, in its capacity as "lead lender" under the related Intercreditor Agreement on behalf of the related Companion Holder, or in blank, provided that if the related Mortgage has been recorded in the name of MERS or its designee, no assignment of Assignment of Leases in favor of the Trustee will be required to be recorded or delivered and instead, the applicable Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement shall take all actions as are necessary to cause the Trustee to be shown as, and the Trustee shall take all actions necessary to confirm that it is shown as, and shall provide the related Master Servicer and the Special Servicer with reasonable evidence that it is, the owner of the related Assignment of Leases on the records of MERS for purposes of the system of recording transfers of beneficial ownership of assignments of leases maintained by MERS;

                  (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the applicable Mortgage Loan Seller;

                  (vii) an original assignment of any related Security Agreement
            (if such item is a document separate from the Mortgage), in complete form, executed by the applicable Mortgage Loan Seller to "LaSalle Bank National Association, as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9 Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9" and, in the case of any Serviced Whole Loan, in its capacity as "lead lender" under the related Intercreditor Agreement on behalf of the related Companion Holder; provided, if the related Security Agreement has been recorded in the name of MERS or its designee, no assignment of such Security Agreement in favor of the Trustee will be required to be prepared or delivered and instead, the applicable Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement shall take all actions as are necessary to cause the Trustee, on behalf of the Certificateholders, to be shown as (and the Trustee shall take all necessary actions to confirm that it is shown as and shall provide the related Master Servicer and the Special Servicer with reasonable evidence that it is) the owner of the related Security Agreement on the records of MERS for purposes of the system of recording transfers of beneficial ownership of security agreements maintained by MERS;

                  (viii) originals or copies of all consolidation, assumption, modification, written assurance and substitution agreements, with evidence of recording thereon, where appropriate, in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been consolidated or modified or the Mortgage Loan has been assumed;

                  (ix) the original lender's title insurance policy or a copy thereof, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgagor's fee or leasehold interest in the Mortgaged Property, or if the policy has not yet been issued, an original or copy of a "marked-up" written commitment (marked as binding and in all cases countersigned by the title insurer or its authorized agent) or the pro forma or specimen title insurance policy (accepted or approved in writing by the title insurer or its authorized agent) or an agreement to provide the same pursuant to lender's escrow trust instructions executed by an authorized representative of the title insurance company, provided the actual policy is issued within eighteen (18) months from the Closing Date, in connection with the related Mortgage Loan;

                  (x) the original or copy of any guaranty of the obligations of the Mortgagor under the Mortgage Loan and any intervening assignments;

                  (xi) all UCC Financing Statements, assignments and
            continuation statements or copies thereof, as filed or recorded, or in form that is complete and suitable for filing or recording, as appropriate, or other evidence of filing or recording sufficient to perfect (and maintain the perfection of) the security interest held by the originator of the Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing or recording thereon, with the exception of filing or recording information not yet available because the UCC Financing Statement, assignment or continuation statement, as the case may be, has not yet been returned from the applicable filing or recording office), and to transfer such UCC Financing Statements to the Trustee, provided, if the related Mortgage Loan has been recorded in the name of MERS or its designee, no UCC Financing Statement in favor of the Trustee will be required to be recorded or delivered and instead, the applicable Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement shall take all actions as are necessary to cause the Trustee, on behalf of the Certificateholders, to be shown as, and the Trustee shall take all actions necessary to confirm that it is shown as, and shall provide the related Master Servicer and the Special Servicer with reasonable evidence that it is, the secured party on the related UCC Financing Statements on the records of MERS for purposes of the system of recording transfers of beneficial ownership of UCC Financing Statements maintained by MERS;

                  (xii) the original power of attorney or a copy thereof (with evidence of recording thereon) granted by the Mortgagor if the Mortgage, Mortgage Note or other document or instrument referred to above was not signed by the Mortgagor;

                  (xiii) with respect to any Mortgage Loans with Additional
            Debt, a co-lender agreement, a subordination agreement or other intercreditor agreement, pursuant to which such Additional Debt will be subordinated to such Mortgage Loan as set forth in such intercreditor agreement;

                  (xiv) any additional documents required to be added to the
            Mortgage File pursuant to this Agreement;

                  (xv) with respect to any Mortgage Loan secured by a ground lease, the related ground lease or a certified copy thereof and any related ground lessor estoppels;

                  (xvi) a copy of any letter of credit securing such Mortgage
            Loan and, within sixty (60) days of the Closing Date or such earlier date as required by the issuer of the letter of credit, a copy of the appropriate transfer or assignment documents (which may be in the form of an amendment) for such letter of credit;

                  (xvii) a copy of any Environmental Indemnity Agreement,
            together with a copy of any environmental insurance policy;

                  (xviii) a copy of any loan agreement(s);

                  (xix) a copy of any escrow agreement(s);

                  (xx) a copy of any franchise agreements and comfort letters related thereto;

                  (xxi) a copy of any lock-box or cash management agreement(s);

                  (xxii) a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File (the "Mortgage Loan Checklist");

                  (xxiii) with respect to each Mortgage Loan that has one or more Companion Loan(s), the related Intercreditor Agreement and a copy of each Mortgage Note relating to such Companion Loan(s), rather than the original; and

                  (xxiv) with respect to the Non-Serviced Mortgage Loans, a copy of each loan's respective Non-Serviced Pooling Agreement;

provided, however, that (a) whenever the term "Mortgage File" is used to refer to documents held by the Trustee, or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually received by the Trustee or a Custodian appointed thereby, (b) if there exists with respect to any Crossed Group only one original or certified copy of any document referred to in the definition of "Mortgage File" covering all of the Mortgage Loans in such Crossed Group, then the inclusion of such original or certified copy in the Mortgage File for any of the Mortgage Loans constituting such Crossed Group shall be deemed the inclusion of such original or certified copy in the Mortgage File for each such Mortgage Loan, (c) to the extent that this Agreement refers to a "Mortgage File" for any Companion Loan, such "Mortgage File" shall be construed to mean the Mortgage File for the related Mortgage Loan (except that references to the Mortgage Note otherwise described above shall be construed to instead refer to a photocopy of such Mortgage Note), (d) the execution and/or recordation of any assignment of Mortgage, any separate assignment of Assignment of Leases and any assignment of any UCC Financing Statement in the name of the Trustee shall not be construed to limit the beneficial interest of the related Companion Holder(s) in such instrument and the benefits intended to be provided to them by such instrument, it being acknowledged that (i) the Trustee shall hold such record title for the benefit of the Trust as the holder of the related Mortgage Loan and the related Companion Holder(s) collectively and (ii) any efforts undertaken by the Trustee, any Master Servicer, or the Special Servicer on its behalf to enforce or obtain the benefits of such instrument shall be construed to be so undertaken by Trustee, the applicable Master Servicer or the Special Servicer for the benefit of the Trust as the holder of the applicable Mortgage Loan and the related Companion Holder(s) collectively and (e) with respect to the Non-Serviced Mortgage Loans, the preceding document delivery requirements will be met by the delivery by the applicable Mortgage Loan Seller of copies of the documents specified above (other than the Note and intervening endorsements evidencing such Mortgage Loan, with respect to which the original shall be required), including a copy of the Mortgage securing the applicable Mortgage Loan.

            "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other documents contained in the related Mortgage File and any related agreements. As used in this Agreement, the term "Mortgage Loan" does not include any Companion Loan.

            "Mortgage Loan Checklist": As defined in the definition of "Mortgage File."

            "Mortgage Loan Purchase Agreement": Each of the agreements between the Depositor and each Mortgage Loan Seller, relating to the transfer of all of such Mortgage Loan Seller's right, title and interest in and to the related Mortgage Loans.

            "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibit B, which list sets forth the following information with respect to each Mortgage Loan:

                  (i) the loan identification number (as specified in Annex A-1 to the Prospectus);

                  (ii) the Mortgagor's name;

                  (iii) the street address (including city, county, state and zip code) and name of the related Mortgaged Property;

                  (iv) the Mortgage Rate in effect at origination;

                  (v) the Net Mortgage Rate in effect at the Cut-off Date;

                  (vi) the original principal balance;

                  (vii) the Cut-off Date Principal Balance;

                  (viii) the (a) original term to stated maturity, (b) remaining term to stated maturity and (c) Maturity Date;

                  (ix) the original and remaining amortization terms;

                  (x) the amount of the Monthly Payment due (i) with respect to each Mortgage Loan (other than Mortgage Loans on which only interest is due prior to a Balloon Payment), on the first Due Date following the Cut-off Date on which principal is due on such Mortgage Loan and
            (ii) with respect to Mortgage Loans on which only interest is due prior to a Balloon Payment, on the first Due Date following the Cut-off Date;

                  (xi) the applicable Servicing Fee Rate;

                  (xii) whether the Mortgage Loan is a 30/360 Mortgage Loan or an Actual/360 Mortgage Loan;

                  (xiii) whether such Mortgage Loan is secured by the related
            Mortgagor's interest in a ground lease;

                  (xiv) identifying any Mortgage Loans with which such Mortgage
            Loan is cross-defaulted or cross-collateralized;

                  (xv) the originator of such Mortgage Loan and the Mortgage
            Loan Seller;

                  (xvi) whether such Mortgage Loan has a guarantor;

                  (xvii) whether such Mortgage Loan is secured by a letter of credit;

                  (xviii) amount of any reserve or escrowed funds that were
            deposited at origination and any ongoing periodic deposit requirements;

                  (xix) number of grace days;

                  (xx) whether a cash management agreement or lock-box agreement is in place;

                  (xxi) the general property type of the related Mortgaged
            Property;

                  (xxii) whether the Mortgage Loan permits defeasance;

                  (xxiii) the applicable Servicing Group to which the Mortgage
            Loan belongs; and

                  (xxiv) the applicable Loan Group to which the Mortgage Loan belongs.

            Such Mortgage Loan Schedule shall also set forth the aggregate of the amounts described under clause (vii) above for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Mortgage Loan Seller": Each of: (1) AIG, or its successor in interest and SOME II, or its successor in interest, (2) Eurohypo, or its successor in interest, (3) IXIS, or its successor in interest, (4) JPMorgan, or its successors in interest, (5) NCCI, or its successors in interest, (6) PNC Bank, or its successors in interest and (7) UBS, or its successor in interest.

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan or Companion Loan, together with any rider, addendum or amendment thereto.

            "Mortgage Rate": With respect to: (i) any Mortgage Loan or Companion Loan on or prior to its Maturity Date, the annual rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan or Companion Loan from time to time in accordance with the related Mortgage Note and applicable law; or (ii) any Mortgage Loan or Companion Loan after its Maturity Date, the annual rate described in clause (i) above determined without regard to the passage of such Maturity Date.

            "Mortgaged Property": The real property subject to the lien of a Mortgage.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

            "NCCI": Nomura Credit & Capital, Inc., a Delaware corporation, or its successor in interest.

            "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Due Period, exceeds (b) the aggregate amount deposited by the applicable Master Servicer in its Certificate Account for such Distribution Date pursuant to Section 3.19 in connection with such Prepayment Interest Shortfalls.

            "Net Investment Earnings": With respect to (1) each Certificate Account, the Servicing Accounts or the REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date and (2) each Distribution Account, Gain-on-Sale Reserve Account and Interest Reserve Account for any period from any P&I Advance Date to the immediately succeeding Distribution Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account, exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with Section 3.06.

            "Net Investment Loss": With respect to (1) each Certificate Account, the Servicing Accounts or the REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date and (2) each Distribution Account, Gain-on-Sale Reserve Account and Interest Reserve Account for any period from any P&I Advance Date to the immediately succeeding Distribution Date, the amount by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such period on such funds.

            "Net Mortgage Rate": With respect to any Mortgage Loan or REO Loan as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect, minus the Administrative Cost Rate; provided, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the applicable Master Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the Mortgagor; provided, further, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest) in respect of such Mortgage Loan during such one-month period at the related Net Mortgage Rate; provided, further, that, with respect to each Interest Reserve Loan, the Net Mortgage Rate for the one month period (A) preceding the Due Dates that occur in January and February in any year which is not a leap year or preceding the Due Date that occurs in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date), will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (B) preceding the Due Date in March (or February, if the related Distribution Date is the final Distribution Date) will be determined inclusive of the one day of interest retained for the immediately preceding February or January, if applicable). With respect to any REO Loan, the Net Mortgage Rate shall be calculated as described above, determined as if the predecessor Mortgage Loan had remained outstanding.

            "Net Operating Income": With respect to any Mortgaged Property, for any Mortgagor's fiscal year end, Net Operating Income will be calculated in accordance with the standard definition of "Net Operating Income" approved from time to time endorsed and put forth by the CMSA.

            "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust has the right to renegotiate the terms of such lease.

            "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class R, Class MR or Class LR Certificate.

            "Non-Serviced Mortgage Loans": The Bank of America Plaza Mortgage Loan and the Tysons Galleria Mortgage Loan.

            "Non-Serviced Pooling Agreement": (A) With respect to the Bank of America Plaza Mortgage Loan, the Bank of America Plaza Pooling Agreement, and
(B) with respect to the Tysons Galleria Mortgage Loan, the Tysons Galleria Pooling Agreement.

            "Non-Specially Serviced Mortgage Loan": Any Mortgage Loan or Companion Loan that is not a Specially Serviced Mortgage Loan.

            "Non-U.S. Person": Any person other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI (or successor form) or (ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes. A Person shall be treated as a Non-U.S. Person, (A) notwithstanding clause (i) of the preceding sentence, if it is a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or may be owned pursuant to the applicable partnership agreement), directly or indirectly (other than through a corporation that is a U.S. Person) by a Non-U.S. Person or (B) if such Person is a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment of fixed base, within the meaning of an applicable income treaty, of such Person or any other U.S. Person.

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance; provided, that a Workout-Delayed Reimbursement Amount shall constitute a Nonrecoverable Advance only when the Person making such determination in accordance with the procedures specified in the definition of Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as applicable, and taking into account factors such as all other outstanding Advances, either (a) has determined in its reasonable judgment that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable (including interest on such Advance) from Late Collections, Insurance Proceeds or Liquidation Proceeds, or any other recovery on or in respect of the related Mortgage Loan or REO Loan, or (b) has determined in accordance with the Servicing Standards or such other applicable standard that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, would not ultimately be recovered from aggregate principal collections in respect of the pool of the Mortgage Loans or REO Loans.

            "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan which, in the reasonable judgment of the applicable Master Servicer or the Trustee, as applicable, will not be ultimately recoverable, together with any accrued and unpaid interest thereon at the Reimbursement Rate, from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Loan; provided, however, that the Special Servicer may, at its option, in consultation with the Directing Certificateholder, make a determination in accordance with the Servicing Standards, that any P&I Advance previously made or proposed to be made is a Nonrecoverable P&I Advance and shall deliver to the applicable Master Servicer or the Trustee (and with respect to any Serviced Mortgage Loan, to any Other Servicer, and with respect to the Non-Serviced Mortgage Loans, to the applicable master servicer) notice of such determination. Any such determination shall be conclusive and binding on the applicable Master Servicer and the Trustee, provided, however, the Special Servicer shall have no right to reverse any decision of the applicable Master Servicer that any P&I Advance is or would be nonrecoverable, and in the absence of a determination by the Special Servicer that such P&I Advance is a Nonrecoverable P&I Advance, such decision shall remain with the applicable Master Servicer or Trustee, as applicable. In making such recoverability determination, the applicable Master Servicer, Special Servicer or Trustee, as applicable, will be entitled (a) to consider (among other things) (i) the obligations of the Mortgagor under the terms of the related Mortgage Loan as it may have been modified and (ii) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions (consistent with the Servicing Standards in the case of the applicable Master Servicer and the Special Servicer or its good faith business judgment in the case of the Trustee) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) to estimate and consider (among other things) future expenses (consistent with the Servicing Standards in the case of the applicable Master Servicer and the Special Servicer or in its good faith business judgment in the case of the Trustee) among other things and the timing of recoveries and (c) to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by either Master Servicer, in light of the fact that related recoveries on or in respect of such Mortgage Loan are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any Person, in considering whether a P&I Advance is a Nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding Nonrecoverable Advance or Workout Delayed Reimbursement Amount with respect to other Mortgage Loans which, at the time of such consideration, the reimbursement of which is being deferred or delayed by the applicable Master Servicer or the Trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related Mortgage Loan are a source of reimbursement not only for the P&I Advance under consideration, but also as a potential source of reimbursement of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed. In addition, any such Person may update or change its recoverability determinations at any time (but not reverse any other Person's determination that an Advance is a Nonrecoverable Advance) and, consistent with the Servicing Standards in the case of the applicable Master Servicer, or in its good faith business judgment in the case of the Trustee, may obtain, promptly upon request, from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer's possession for making a recoverability determination. Absent bad faith, the applicable Master Servicer's, Special Servicer's or the Trustee's determination as to the recoverability of any P&I Advance shall be conclusive and binding on the Certificateholders. The determination by the applicable Master Servicer or the Special Servicer or the Trustee, as applicable, that the applicable Master Servicer or the Trustee, as the case may be, has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, or any updated or changed recoverability determination, shall be evidenced by an Officer's Certificate delivered by either the Special Servicer or the applicable Master Servicer to the other and to the Trustee, the Paying Agent, the Directing Certificateholder (and in the case of any Serviced Mortgage Loan, any Other Servicer), the Depositor, or by the Trustee to the Depositor, the applicable Master Servicer, the Special Servicer, the Paying Agent and the Directing Certificateholder (and in the case of any Serviced Mortgage Loan, any Other Servicer). The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall be accompanied by, to the extent available, income and expense statements, rent rolls, occupancy status, property inspections and any other information used by the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, to make such determination and shall include any existing Appraisal of the related Mortgage Loan or Mortgaged Property). The Trustee shall be entitled to conclusively rely on the applicable Master Servicer's or Special Servicer's determination that a P&I Advance is or would be nonrecoverable, and the applicable Master Servicer shall be entitled to conclusively rely on the Special Servicer's determination that a P&I Advance is or would be nonrecoverable. In the case of a cross-collateralized Mortgage Loan, such recoverability determination shall take into account the cross-collateralization of the related cross-collateralized Mortgage Loan.

            "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan (other than the Non-Serviced Mortgage Loans) or REO Property which, in the reasonable judgment of the applicable Master Servicer, the Special Servicer or the Trustee, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, at the Reimbursement Rate, from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Property. In making such recoverability determination, such Person will be entitled to consider (among other things) only the obligations of the Mortgagor under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions (consistent with the Servicing Standards in the case of the applicable Master Servicer or the Special Servicer or in its good faith business judgment in the case of the Trustee) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (consistent with the Servicing Standards in the case of the applicable Master Servicer or the Special Servicer or in its good faith business judgment in the case of the Trustee) (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any Person, in considering whether a Servicing Advance is a Nonrecoverable Servicing Advance, will be entitled to give due regard to the existence of any Nonrecoverable Advance or Workout Delayed Reimbursement Amounts with respect to other Mortgage Loans which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable Master Servicer, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Servicing Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout Delayed Reimbursement Amounts which are or may be being deferred or delayed. In addition, any such Person may update or change its recoverability determinations at any time (but not reverse any other Person's determination that an Advance is a Nonrecoverable Advance) and, consistent with the Servicing Standards, in the case of the applicable Master Servicer, may obtain, promptly upon request, from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer's possession for making a recoverability determination. The determination by the applicable Master Servicer, the Special Servicer or the Trustee, as the case may be, that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, or any updated or changed recoverability determination, shall be evidenced by an Officer's Certificate delivered by either of the Special Servicer or the applicable Master Servicer to the other and to the Trustee, the Paying Agent, the Directing Certificateholder and in the case of any Serviced Mortgage Loan, any Other Servicer, and the Depositor, or by the Trustee to the Depositor, the applicable Master Servicer, the Special Servicer, the Paying Agent and the Directing Certificateholder and in the case of any Serviced Mortgage Loan, any Other Servicer; provided, however, that the Special Servicer may, at its option, in consultation with the Directing Certificateholder, make a determination in accordance with the Servicing Standards, that any Servicing Advance previously made or proposed to be made is a Nonrecoverable Servicing Advance and shall deliver to the applicable Master Servicer and the Trustee notice of such determination. Any such determination shall be conclusive and binding on the applicable Master Servicer, the Special Servicer and the Trustee; provided, however, the Special Servicer shall have no right to reverse any decision of the applicable Master Servicer that any Servicing Advance is or would be nonrecoverable. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall be accompanied by, to the extent available, related income and expense statements, rent rolls, occupancy status and property inspections, and shall include any existing Appraisal of the related Mortgage Loan or Mortgaged Property). The Special Servicer shall promptly furnish any party required to make Servicing Advances hereunder with any information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as such party required to make Servicing Advances may reasonably request for purposes of making recoverability determinations. The Trustee shall be entitled to conclusively rely on the applicable Master Servicer's or Special Servicer's, as the case may be, determination that a Servicing Advance is or would be nonrecoverable, and the applicable Master Servicer shall be entitled to conclusively rely on the Special Servicer's determination that a Servicing Advance is or would be nonrecoverable. In the case of a cross collateralized Mortgage Loan, such recoverability determination shall take into account the cross collateralization of the related cross collateralized Mortgage Loan. The determination as to the recoverability of any servicing advance previously made or proposed to be made in respect of the Bank of America Plaza Whole Loan shall be made by the Bank of America Plaza Master Servicer, the Bank of America Plaza Special Servicer or the Bank of America Plaza Trustee, as the case may be, pursuant to the Bank of America Plaza Pooling Agreement. The determination as to the recoverability of any servicing advance previously made or proposed to be made in respect of the Tysons Galleria Whole Loan shall be made by the Tysons Galleria Master Servicer, the Tysons Galleria Special Servicer or the Tysons Galleria Trustee, as the case may be, pursuant to the Tysons Galleria Pooling Agreement.

            "Notional Amount": In the case of the Class X Certificates, the Class X Notional Amount. In the case of each Component, the amount set forth in the applicable definition thereof.

            "Offered Certificates": The Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-2SFL, Class A-3, Class A-3SFL, Class A-1A, Class X, Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D and Class D-S Certificates.

            "Officer's Certificate": A certificate signed by a Servicing Officer of the applicable Master Servicer or the Special Servicer, as the case may be, or a Responsible Officer of the Trustee or Paying Agent, as the case may be.

            "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the applicable Master Servicer or the Special Servicer, acceptable in form and delivered to the Trustee and the Paying Agent, except that any opinion of counsel relating to (a) the qualification of the Upper-Tier REMIC, Middle-Tier REMIC or Lower-Tier REMIC as a REMIC, (b) compliance with the REMIC Provisions, (c) qualification of the Grantor Trust as a grantor trust under subpart E, Part I of subchapter J of the Code for federal income tax purposes or (d) the resignation of the applicable Master Servicer, the Special Servicer or the Depositor pursuant to Section 6.04, must be an opinion of counsel who is in fact Independent of the Depositor, the applicable Master Servicer or the Special Servicer, as applicable.

            "Option Holder": As defined in Section 3.18(a).

            "Option Price": As defined in Section 3.18(a).

            "Original Certificate Balance": With respect to any Class of Certificates (other than the Class X and the Residual Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests, the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interest, the initial principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Notional Amount": With respect to the Class X Notional Amount, the initial Notional Amount thereof as of the Closing Date, as specified in the Preliminary Statement.

            "Other Pooling and Servicing Agreement": Any pooling and servicing agreement or other agreement that creates a trust fund whose assets include the Bank of America Plaza Pari Passu Companion Loan, the 131 South Dearborn Pari Passu Companion Loan, the Merchandise Mart Pari Passu Companion Loan or any Tysons Galleria Pari Passu Companion Loan.

            "Other Securitization": As defined in Section 11.06.

            "Other Servicer": Any servicer under an Other Pooling and Servicing Agreement or other agreement related thereto.

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the applicable Master Servicer or the Trustee, as applicable, pursuant to
Section 4.03 or Section 7.05.

            "P&I Advance Date": The Business Day immediately prior to each Distribution Date.

            "P&I Advance Determination Date": With respect to any Distribution Date, the close of business on the related Determination Date.

            "Pass-Through Rate": Any of the Class A-1 Pass-Through Rate, Class A-1S Pass-Through Rate, the Class A-2 Pass-Through Rate, Class A-2S Pass-Through Rate, Class A-2SFL Pass-Through Rate, Class A-2SFL Regular Interest Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class A-3SFL Pass-Through Rate, the Class A-3SFL Regular Interest Pass-Through Rate, the Class A-1A Pass-Through Rate, the Class A-M Pass-Through Rate, Class A-MS Pass-Through Rate, the Class A-J Pass-Through Rate, Class A-JS Pass-Through Rate, the Class B Pass-Through Rate, the Class B-S Pass-Through Rate, the Class C Pass-Through Rate, the Class C-S Pass-Through Rate, the Class D Pass-Through Rate, the Class D-S Pass-Through Rate, the Class E Pass-Through Rate, the Class E-S Pass-Through Rate, the Class F Pass-Through Rate, the Class F-S Pass-Through Rate, the Class G Pass-Through Rate, the Class G-S Pass-Through Rate, the Class H Pass-Through Rate, the Class H-S Pass-Through Rate, the Class J Pass-Through Rate, the Class K Pass-Through Rate, the Class L Pass-Through Rate, the Class M Pass-Through Rate, the Class N Pass-Through Rate, the Class P Pass-Through Rate, the Class NR Pass-Through Rate or the Class X Pass-Through Rate.

            "Paying Agent": Wells Fargo Bank, N.A., a national banking association, or any successor appointed thereto pursuant to Section 5.07 or any successor Paying Agent appointed hereunder.

            "Paying Agent Fee": The portion of the Trustee Fee payable to the Paying Agent in an amount agreed to between the Trustee and the Paying Agent.

            "PCAOB": The Public Company Accounting Oversight Board.

            "Penalty Charges": With respect to any Mortgage Loan (or successor REO Loan) or Companion Loan (or successor REO Loan), any amounts actually collected thereon (or, in the case of a Companion Loan (or successor REO Loan thereto), actually collected on such Companion Loan and allocated and paid on such Companion Loan (or successor REO Loan) in accordance with the related Intercreditor Agreement) that represent late payment charges or Default Interest, and other than a Yield Maintenance Charge.

            "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Regular Certificate, the percentage interest is equal to the Denomination of such Certificate divided by the Original Certificate Balance or Original Notional Amount, as applicable, of such Class of Certificates as of the Closing Date. With respect to a Residual Certificate, the percentage interest is set forth on the face thereof.

            "Permitted Investments": Any one or more of the following obligations or securities (including obligations or securities of the Paying Agent, if otherwise qualifying hereunder), regardless whether issued by the Depositor, the applicable Master Servicer, the Special Servicer, the Trustee or any of their respective Affiliates and having the required ratings, if any, provided for in this definition and which shall not be subject to liquidation prior to maturity:

                  (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Fannie Mae, Freddie Mac or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America that mature in one (1) year or less from the date of acquisition; provided that any obligation of, or guarantee by, Fannie Mae or Freddie Mac, other than an unsecured senior debt obligation of Fannie Mae or Freddie Mac, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Class of Certificates (or, insofar as there is then outstanding any class of Companion Loan Securities that is then rated by such Rating Agency, such class of securities) as evidenced in writing;

                  (ii) time deposits, unsecured certificates of deposit, or
            bankers' acceptances that mature in one (1) year or less after the date of issuance and are issued or held by any depository institution or trust company (including the Trustee) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short- term debt obligations of such depository institution or trust company are rated in the highest rating categories of each Rating Agency or such lower rating as would not result in the downgrading, withdrawal or qualification of the then current rating assigned by each Rating Agency to any Class of Certificates (or insofar as there is then outstanding any class of Companion Loan Securities that is then rated by such Rating Agency, such class of securities) as evidenced in writing;

                  (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

                  (iv) debt obligations bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which mature in one (1) year or less from the date of acquisition, which debt obligations are rated in the highest rating categories of each Rating Agency or such other rating as would not result in the downgrading, withdrawal or qualification of the then current rating assigned by each Rating Agency to any Class of Certificates (or insofar as there is then outstanding any class of Companion Loan Securities that is then rated by such Rating Agency, such class of securities) as evidenced in writing; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

                  (v) commercial paper (including both non interest bearing
            discount obligations and interest bearing obligations) of any corporation or other entity organized under the laws of the United States or any state thereof payable on demand or on a specified date maturing in one (1) year or less from the date of acquisition thereof and which is rated in the highest rating category of each Rating Agency or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned by each Rating Agency to any Class of Certificates (or insofar as there is then outstanding any class of Companion Loan Securities that is then rated by such Rating Agency, such class of securities) as evidenced in writing;

                  (vi) money market funds, rated in the highest rating
            categories of each Rating Agency;

                  (vii) the Wells Fargo Prime Investment Money Market Fund so
            long as it is rated by each Rating Agency in its highest money market fund ratings category (or, if not rated by Moody's, Fitch or S&P, otherwise acceptable to Moody's, Fitch or S&P, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates) (or insofar as there is then outstanding any class of Companion Loan Securities that is then rated by such Rating Agency, such class of securities); and

                  (viii) any other demand, money market or time deposit,
            obligation, security or investment, (a) with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of the then current rating assigned by such Rating Agency to any Class of Certificates (or insofar as there is then outstanding any class of Companion Loan Securities that is then rated by such Rating Agency, such class of securities) as evidenced in writing and (b) which qualifies as a "cash flow investment" pursuant to Section 860G(a)(6) of the Code;

provided, however, that in each case if the investment is rated by S&P, (a) it shall not have an "r" highlighter affixed to its rating from S&P, (b) it shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change and (c) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any, and move proportionately with such index; and provided further, however, that no such instrument shall be a Permitted Investment (a) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity at the time of acquisition of greater than 120% of the yield to maturity at par of such underlying obligations or (b) if such instrument may be redeemed at a price below the purchase price; and provided, further, however, that no amount beneficially owned by the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC (even if not yet deposited in the Trust) may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the applicable Master Servicer receives an Opinion of Counsel, at its own expense, to the effect that such investment will not adversely affect the status of the Upper-Tier REMIC, Middle-Tier REMIC or the Lower-Tier REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

            "Permitted Transferee": Any Person or agent thereof who is a Qualified Institutional Buyer other than a Disqualified Organization, an ERISA Prohibited Holder or a Non-U.S. Person.

            "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan": As defined in Section 5.02(c).

            "PNC Bank": PNC Bank, National Association and its successors in interest and assigns.

            "Pool WAC Rate": With respect to any Distribution Date, the weighted average of (x) the Group S WAC Rate, and (y) the Group R WAC Rate, in each case weighted on the basis of the related Group Subordinate Amount.

            "Prepayment Assumption": A "constant prepayment rate" of 0% used for determining the accrual of original issue discount and market discount, if any, and the amortization premium, if any, on the Certificates for federal income tax purposes.

            "Prepayment Interest Excess": For any Distribution Date and with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during the related Due Period, which Principal Prepayment was applied to such Mortgage Loan after the related Due Date and prior to the following Determination Date, the amount of interest (net of the related Servicing Fees), to the extent collected from the related Mortgagor (without regard to any prepayment premium or Yield Maintenance Charge actually collected), that would have accrued at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate, on the amount of such prepayment from and after such Due Date and ending on the date of such prepayment.

            "Prepayment Interest Shortfall": For any Distribution Date and with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during the related Due Period, which Principal Prepayment was applied to such Mortgage Loan after the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring after the related Determination Date, the related Due Date) and prior to the following Due Date, the amount of interest, to the extent not collected from the related Mortgagor (without regard to any prepayment premium or Yield Maintenance Charge actually collected), that would have accrued at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate, on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on such Due Date.

            "Primary Collateral": With respect to any Crossed Loan, that portion of the Mortgaged Property designated as directly securing such Crossed Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such Crossed Loan.

            "Primary Servicing Fee": The monthly fee payable by the applicable Master Servicer from the Servicing Fee to each Initial Sub-Servicer, which monthly fee accrues at the rate per annum specified as such in the Sub-Servicing Agreement with such Initial Sub-Servicer.

            "Prime Rate": The "Prime Rate" as published in the "Money Rates" section of the New York City edition of The Wall Street Journal (or, if such section or publication is no longer available, such other comparable publication as determined by the Paying Agent in its reasonable discretion) as may be in effect from time to time, or, if the "Prime Rate" no longer exists, such other comparable rate (as determined by the Paying Agent in its reasonable discretion) as may be in effect from time to time.

            "Principal Distribution Amount": With respect to any Distribution Date and any Class of Regular Certificates and the Class A-2SFL and Class A-3SFL Regular Interests, an amount equal to the sum of (a) the Principal Shortfall for such Distribution Date, (b) the Scheduled Principal Distribution Amount for such Distribution Date and (c) the Unscheduled Principal Distribution Amount for such Distribution Date; provided, that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided, that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

            "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Principal Shortfall": For any Distribution Date after the initial Distribution Date with respect to the Mortgage Loans, the amount, if any, by which (a) the related Principal Distribution Amount for the preceding Distribution Date, exceeds (b) the aggregate amount distributed in respect of principal on the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-1A, Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates and the Class A-2SFL and Class A-3SFL Regular Interests for such preceding Distribution Date pursuant to Section 4.01(a) on such preceding Distribution Date. The Principal Shortfall for the initial Distribution Date will be zero.

            "Privileged Person": Each Rating Agency, any of the Holders of each Class of Certificates, each Underwriter, the Initial Purchaser, each Mortgage Loan Seller and certain financial market publishers (which initially shall be Bloomberg, L.P., Trepp, LLC and Intex Solutions LLC), any Companion Holder, each party to this Agreement, the Swap Counterparty, the Directing Certificateholder, any designee of the Depositor and any other Person who shall have provided the Paying Agent with a certificate, using the form attached hereto as Exhibit U, which form is available from the Paying Agent, certifying that such Person is a Certificateholder, a beneficial owner or a prospective purchaser of a Certificate.

            "Prospectus": The Prospectus dated September 22, 2006, as supplemented by the Prospectus Supplement dated December 15, 2006, relating to the offering of the Offered Certificates.

            "Purchase Option": As defined in Section 3.18(a)(ii).

            "Purchase Option Notice": As defined in Section 3.18 (a)(iii).

            "Purchase Price": With respect to any Mortgage Loan (or REO Loan) to be purchased by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement, by the Majority Controlling Class Certificateholder, the Special Servicer or the applicable Master Servicer pursuant to Section 3.18(b), by the applicable Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates pursuant to Section 9.01 or to be otherwise sold pursuant to
Section 3.18(d), a price equal to:

                  (i) the outstanding principal balance of such Mortgage Loan
            (or related REO Loan) as of the date of purchase; plus

                  (ii) all accrued and unpaid interest on such Mortgage Loan (or the related REO Loan) at the related Mortgage Rate in effect from time to time (exclusive of Default Interest) to but not including the Due Date immediately preceding the Determination Date for the related Distribution Date as to which such Purchase Price is included in the Available Distribution Amount; plus

                  (iii) all related Servicing Advances that are unreimbursed out of collections from the Mortgage Loan and accrued and unpaid interest on related Advances at the Reimbursement Rate, and any Special Servicing Fees whether paid or then owing allocable to such Mortgage Loan and all additional Trust Fund expenses in respect of such Mortgage Loan; plus

                  (iv) if such Mortgage Loan (or REO Loan) is being purchased by a Mortgage Loan Seller pursuant to Section 6 of the applicable Mortgage Loan Purchase Agreement, to the extent not otherwise included pursuant to clause (iii), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, all legal fees and expenses relating to the enforcement of such repurchase obligations; plus

                  (v) Liquidation Fees, if any, payable with respect to such
            Mortgage Loan.

With respect to any REO Property to be sold pursuant to Section 3.18(c), "Purchase Price" shall mean the amount calculated in accordance with the preceding sentence in respect of the related REO Loan. With respect to any REO Property to be purchased or sold pursuant to Section 3.18(b) that relates to a Serviced Whole Loan, the term "REO Loan" shall mean the REO Loan with respect to both the related Mortgage Loan and the related Companion Loan(s). Notwithstanding the foregoing, with respect to the Discover Mills Whole Loan, the Tysons Galleria Whole Loan and the Broadstone Sunrise Mountain Whole Loan, the "Purchase Price" to be paid by the holder of the related Companion Loan shall be the "Defaulted Mortgage Loan Purchase Price" specified in the related Intercreditor Agreement.

            "Qualified Bidder": As defined in Section 7.01(c).

            "Qualified Institutional Buyer": A "qualified institutional buyer" as defined in Rule 144A under the Act.

            "Qualified Insurer": (i) With respect to any Mortgage Loan, REO Loan or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction with an insurance financial strength rating of at least "A3" by Moody's, "A-" by S&P and "A-" by Fitch (or, if not rated by one or two of such Rating Agencies, then at least "A-" by two other nationally recognized insurance rating organizations, one of which must be S&P, (which may include A.M. Best Company or one of the other Rating Agencies)) and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), except as set forth in Section 3.07(c), an insurance company that has an insurance financial strength rating (in the case of ratings by Moody's) or a claims paying ability (in the case of ratings by S&P and Fitch) rated no lower than two ratings below the rating assigned to the then highest rated outstanding Certificate, but in no event lower than "A3" by Moody's, "A-" by S&P and "A-" by Fitch (or, if not rated by one of such Rating Agencies, then at least "A" by two other nationally recognized statistical rating organizations (which may include the other Rating Agencies)) or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then current rating assigned by such Rating Agency to any Class of Certificates (or insofar as there is then outstanding any class of Companion Loan Securities that is then rated by such Rating Agency, such class of securities) as evidenced in writing; provided, however, that an insurance carrier shall be deemed to have the applicable financial strength or claims-paying ability ratings set forth above if the obligations of such insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claims-paying ability ratings that are not lower than the ratings set forth above.

            "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as and grace period no longer than that of the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have a then current loan-to-value ratio not higher than that of the deleted Mortgage Loan as of the Closing Date and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted Mortgage Loan, in each case using the "value" as determined using an MAI appraisal; (vii) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Servicing File;
(ix) have a then current debt service coverage ratio of not less than the original debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted Mortgage Loan; (x) constitute a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code as evidenced by an Opinion of Counsel (provided at the applicable Mortgage Loan Seller's expense); (xi) not have a maturity date or an amortization schedule after the date two years prior to the Rated Final Distribution Date; (xii) have comparable prepayment restrictions to those of the deleted Mortgage Loan; (xiii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiv) have been approved by the Directing Certificateholder; (xv) prohibit defeasance within two years of the Closing Date; (xvi) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs established under this Agreement or the imposition of tax on either of such REMICs other than a tax on income expressly permitted or contemplated to be imposed by the terms of this Agreement, as determined by an Opinion of Counsel; (xvii) have an engineering report with respect to the related Mortgaged Property that will be delivered as a part of the related Servicing File, and (xviii) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one mortgage loan is substituted for a deleted Mortgage Loan, then the amounts described in clause (i) shall be determined on the basis of aggregate Stated Principal Balances and each such proposed Qualified Substitute Mortgage Loan shall individually satisfy each of the requirements specified in (ii) through (xviii) except that the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate and the Trustee Fee Rate) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the Weighted Average Net Mortgage Rate) of any class of Regular Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates) or the Class A-2SFL Regular Interest or the Class A-3SFL Regular Interest having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, (i) the applicable Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee and the Directing Certificateholder and (ii) such Qualified Substitute Mortgage Loan shall become part of the same Loan Group and Servicing Group as the deleted Mortgage Loan.

            "Radisson Plaza Hotel-Rochester AB Companion Loan": That certain loan evidenced by a promissory B note, which is not an asset of the Trust Fund, secured by the Mortgaged Property securing the Radisson Plaza Hotel-Rochester Mortgage Loan.

            "Radisson Plaza Hotel-Rochester Intercreditor Agreement": That certain Intercreditor Agreement Among Note Holders, dated as of December 1, 2006, by and between JPMorgan Chase Bank, N.A., as the A Note Holder, and CBA-Mezzanine Capital Finance, LLC, as the B Note Holder. The Radisson Plaza Hotel-Rochester Intercreditor Agreement relates to the Radisson Plaza Hotel-Rochester Whole Loan.

            "Radisson Plaza Hotel-Rochester Mortgage Loan": That certain Mortgage Loan identified on the Mortgage Loan Schedule as loan number 110.

            "Radisson Plaza Hotel-Rochester Remittance Date:" The date payments are required to be made to the holder of the related Companion Loan under the Radisson Plaza Hotel-Rochester Intercreditor Agreement or, if no such "remittance date" is specified, the P&I Advance Date.

            "Radisson Plaza Hotel-Rochester Whole Loan": The Radisson Plaza Hotel-Rochester Mortgage Loan and the Radisson Plaza Hotel-Rochester AB Companion Loan.

            "Rated Final Distribution Date": As to each Class of Certificates, May 15, 2047.

            "Rating Agency": Each of Moody's, S&P and Fitch, or their successors in interest, and, if applicable, any rating agency rating the Companion Loan Securities. If neither such rating agency nor any successor remains in existence, "Rating Agency" shall be deemed to refer to such nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Paying Agent, the Special Servicer and the Master Servicers, and specific ratings of Moody's, S&P and Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Rating Agency Trigger Event": The reduction of the related Swap Counterparty's long-term ratings below "A3", "A-" or "A-" by Moody's, S&P or Fitch, respectively.

            "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Registrar Office": As defined in Section 5.02(a).

            "Regular Certificate": Any of the Class A, Class A-S, Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P, Class NR and Class X Certificates.

            "Regulation AB": Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            "Regulation AB Companion Loan Securitization": As defined in Section 11.15.

            "Regulation AB Servicing Officer": Any officer or employee of the applicable Master Servicer or the Special Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Mortgage Loans or Companion Loans, or this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's or employee's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer or employee whose name and specimen signature appears on a list of servicing officers furnished to the Trustee and/or the Paying Agent by such Master Servicer or the Special Servicer, as applicable, as such list may from time to time be amended.

            "Regulation D": Regulation D under the Act.

            "Regulation S": Regulation S under the Act.

            "Regulation S Book-Entry Certificates": The Regular Certificates sold in offshore transactions in reliance on Regulation S and represented by one or more Book-Entry Certificates deposited with the Paying Agent as custodian for the Depository.

            "Regulation S Investor": With respect to a transferee of a Regulation S Book-Entry Certificate, a transferee that acquires such Certificate pursuant to Regulation S.

            "Regulation S Transfer Certificate": A certificate substantially in the form of Exhibit I-1 or Exhibit I-2 hereto, as applicable.

            "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and P&I Advances in accordance with Section 4.03(d), which rate per annum shall equal the Prime Rate.

            "Related Certificates," "Related Uncertificated Middle-Tier Interests" and "Related Components of Class X Certificates": For each of the following Classes of Certificates, the Class A-2SFL Regular Interest or the Class A-3SFL Regular Interest, as applicable, the related Class of Uncertificated Middle-Tier Interests and the related Components of Class X Certificates; for the following Components of the Class X Certificates, the related Class of Uncertificated Middle-Tier Interests and the related Class of Certificates, the Class A-2SFL Regular Interest or the Class A-3SFL Regular Interest, as applicable, set forth below; and for the following Classes of Uncertificated Middle-Tier Interests, the related Components of the Class X Certificates and the related Class of Certificates or the Class A-2SFL Regular Interest or the Class A-3SFL Regular Interest, as applicable, set forth below:

                                                            Related Components
                                Related Uncertificated          of Class X
   Related Certificate           Middle-Tier Interest          Certificates
   -------------------           --------------------          ------------

Class A-1 Certificate      Class MA-1 Uncertificated           XA-1
                           Interest

Class A-1S Certificate     Class MA-1S Uncertificated          XA-1S
                           Interest

Class A-1A Certificate     Class MA-1A Uncertificated          XA-1A
                           Interest

Class A-2 Certificate      Class MA-2 Uncertificated           XA-2
                           Interest

Class A-2S Certificate     Class MA-2S Uncertificated          XA-2S
                           Interest

Class A-2SFL Regular       Class MA-2SFL Uncertificated        XA-2SFL
  Interest                 Interest

Class A-3 Certificate      Class MA-3 Uncertificated           XA-3
                           Interest

Class A-3SFL Regular       Class MA-3SFL Uncertificated        XA-3SFL
  Interest                 Interest

Class A-M Certificate      Class MA-M Uncertificated           XA-M
                           Interest

Class A-MS Certificate     Class MA-MS Uncertificated          XA-MS
                           Interest

Class A-J Certificate      Class MA-J Uncertificated           XA-J
                           Interest

Class A-JS Certificate     Class MA-JS Uncertificated          XA-JS
                           Interest

Class B Certificate        Class MB Uncertificated Interest    XB

Class B-S Certificate      Class MB-S Uncertificated           XB-S
                           Interest

Class C Certificate        Class MC Uncertificated Interest    XC

Class C-S Certificate      Class MC-S Uncertificated           XC-S
                           Interest

Class D Certificate        Class MD Uncertificated Interest    XD

Class D-S Certificate      Class MD-S Uncertificated           XD-S
                           Interest

Class E Certificate        Class ME Uncertificated Interest    XE

Class E-S Certificate      Class ME-S Uncertificated           XE-S
                           Interest

Class F Certificate        Class MF Uncertificated Interest    XF

Class F-S Certificate      Class MF-S Uncertificated           XF-S
                           Interest

Class G Certificate        Class MG Uncertificated Interest    XG

Class G-S Certificate      Class MG-S Uncertificated           XG-S
                           Interest

Class H Certificate        Class MH Uncertificated Interest    XH

Class H-S Certificate      Class MH-S Uncertificated           XH-S
                           Interest

Class J Certificate        Class MJ Uncertificated Interest    XJ

Class K Certificate        Class MK Uncertificated Interest    XK

Class L Certificate        Class ML Uncertificated Interest    XL

Class M Certificate        Class MM Uncertificated Interest    XM

Class N Certificate        Class MN Uncertificated Interest    XN

Class P Certificate        Class MP Uncertificated Interest    XP

Class NR Certificate       Class MNR Uncertificated            XNR
                           Interest

            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code (or any successor thereto).

            "REMIC Administrator": The Paying Agent or any REMIC administrator appointed pursuant to Section 10.04.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final Treasury regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "LNR Partners, Inc., or the applicable successor Special Servicer, as Special Servicer, for the benefit of LaSalle Bank National Association, as trustee, in trust for registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9 Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9, REO Account." Any such account or accounts shall be an Eligible Account.

            "REO Acquisition": The acquisition for federal income tax purposes of any REO Property pursuant to Section 3.09.

            "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18.

            "REO Extension": As defined in Section 3.16(a).

            "REO Loan": The Mortgage Loan or Companion Loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property (or beneficial interest therein, in the case of the Non-Serviced Mortgage Loans) remains part of the Trust Fund and provides for Assumed Scheduled Payments on each Due Date therefor, and otherwise has the same terms and conditions as its predecessor Mortgage Loan or Companion Loan, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan or Companion Loan). Each REO Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan or Companion Loan as of the date of the related REO Acquisition. All amounts due and owing in respect of the predecessor Mortgage Loan or Companion Loan as of the date of the related REO Acquisition, including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of a REO Loan. All amounts payable or reimbursable to the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, in respect of the predecessor Mortgage Loan or Companion Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Special Servicing Fees and Servicing Fees and any unreimbursed Advances, additional Trust Fund expenses, together with any interest accrued and payable to the applicable Master Servicer or the Trustee, as applicable, in respect of such Advances in accordance with Section 3.03(d) or Section 4.03(d), shall continue to be payable or reimbursable to the applicable Master Servicer or the Trustee, as applicable, in respect of an REO Loan. In addition, Unliquidated Advances and Nonrecoverable Advances with respect to such REO Loan, in each case, that were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount", "Loan Group S Principal Distribution Amount", "Loan Group R-1 Principal Distribution Amount", "Loan Group R-2 Principal Distribution Amount" or "Loan Group R Principal Distribution Amount" shall be deemed outstanding until recovered. Collections in respect of each REO Loan (exclusive of the amounts to be applied to the payment of, or to be reimbursed to the applicable Master Servicer or the Special Servicer for the payment of unreimbursed Advances and interest thereon and the costs of operating, managing, selling, leasing and maintaining the related REO Property) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate in effect from time to time to, but not including, the Due Date in the Due Period of receipt; second, as a recovery of Unliquidated Advances with respect to such REO Loan; third, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; fourth, as a recovery of Nonrecoverable Advances with respect to such REO Loan; and fifth, in accordance with the Servicing Standards of the applicable Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, (i) Penalty Charges, (ii) Yield Maintenance Charges and (iii) other amounts, in that order; provided that if any Non-Serviced Mortgage Loan and the related Companion Loan comprising the related Whole Loan become REO Loans, the treatment of the foregoing amounts with respect to that Whole Loan shall be subject to the terms of the related Intercreditor Agreement and the related Non-Serviced Pooling Agreement, and provided, further that if any Serviced Mortgage Loan and the related Companion Loan(s) comprising the related Serviced Whole Loan become REO Loans, the treatment of the foregoing amounts with respect to such Serviced Whole Loan shall be subject to the terms of the applicable Intercreditor Agreement and this Agreement.

            "REO Loan Accrual Period": With respect to any REO Loan and any Due Date therefor, the one-month period immediately preceding such Due Date.

            "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of, and in the name of, the Trustee or a nominee thereof for the benefit of the Certificateholders (and the related Companion Holder, subject to the related Intercreditor Agreement with respect to a Mortgaged Property securing a Serviced Whole Loan) and the Trustee (as holder of the Class A-2SFL Regular Interest, the Class A-3SFL Regular Interest and the Uncertificated Middle-Tier Interests) (and also including, if applicable, the Trust Fund's beneficial interest in (i) the Bank of America Plaza Mortgaged Property acquired by the Bank of America Plaza Special Servicer on behalf of, and in the name of, the Bank of America Plaza Trustee or a nominee thereof for the benefit of the certificateholders under the Bank of America Plaza Trust and (ii) the Tysons Galleria Mortgaged Property acquired by the Tysons Galleria Special Servicer on behalf of, and in the name of, the Tysons Galleria Trustee or a nominee thereof for the benefit of the certificateholders under the Tysons Galleria Trust) through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan. References herein to the Special Servicer acquiring, maintaining, managing, inspecting, insuring, selling or reporting any Appraisal Reductions and Final Recovery Determinations with respect to an "REO Property", shall not include the Trust Fund's beneficial interest in the Bank of America Plaza Mortgaged Property and the Tysons Galleria Mortgaged Property. For the avoidance of doubt, REO Property, to the extent allocable to a Companion Loan, shall not be an asset of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC.

            "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property (other than the Bank of America Plaza Mortgaged Property and the Tysons Galleria Mortgaged Property).

            "Reportable Event": As defined in Section 11.07.

            "Reporting Servicer": Each Master Servicer, the Special Servicer, the Trustee, the Paying Agent or a Servicing Function Participant engaged by any such party, as the case may be.

            "Request for Release": A release signed by a Servicing Officer of the applicable Master Servicer or the Special Servicer, as applicable, in the form of Exhibit E attached hereto.

            "Residual Certificate": Any Class R Certificate, Class MR Certificate or Class LR Certificate issued, authenticated and delivered hereunder.

            "Responsible Officer": When used with respect to each of the initial Trustee or the Paying Agent, any Vice President, Assistant Vice-President, Assistant Secretary or corporate trust officer in the corporate trust department of the Trustee and Paying Agent, and with respect to any successor Trustee or the Paying Agent, any officer or assistant officer in the corporate trust department of the successor Trustee or the Paying Agent or any other officer of the successor Trustee or the Paying Agent customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee or the Paying Agent because of such officer's knowledge of and familiarity with the particular subject.

            "Restricted Period": The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which Certificates are first offered to Persons other than the Initial Purchasers and any other distributor (as such term is defined in Regulation S) of the Certificates and (b) the Closing Date.

            "Retained Fee Rate": An amount equal to 0.005% per annum.

            "Rule 144A": Rule 144A under the Act.

            "Rule 144A Book-Entry Certificate": With respect to any Class of Certificates offered and sold in reliance on Rule 144A, a single, permanent Book-Entry Certificate, in definitive, fully registered form without interest coupons.

            "S&P": Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., and its successors in interest. If S&P or any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Paying Agent, the Master Servicers and the Special Servicer and specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Sarbanes-Oxley Act": means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff).

            "Sarbanes-Oxley Certification": As defined in Section 11.05(a)(iv).

            "Scheduled Principal Distribution Amount": With respect to any Distribution Date and the Mortgage Loans, the aggregate of the principal portions of (a) all Monthly Payments (excluding Balloon Payments) due in respect of such Mortgage Loans during or, if and to the extent not previously received or advanced pursuant to Section 4.03 in respect of a preceding Distribution Date, prior to, the related Due Period, and all Assumed Scheduled Payments for the related Due Period, in each case to the extent either (i) paid by the Mortgagor as of the Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring or a grace period ending after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the Master Servicer as of the Business Day preceding the related P&I Advance Date) (and not previously distributed to Certificateholders) or (ii) advanced by the applicable Master Servicer or the Trustee, as applicable, pursuant to Section 4.03 in respect of such Distribution Date, and (b) all Balloon Payments to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring or a grace period ending after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the applicable Master Servicer as of the Business Day preceding the related P&I Advance Date), and to the extent not included in clause (a) above.

            "Securities Act": The Securities Act of 1933, as it may be amended from time to time.

            "Security Agreement": With respect to any Mortgage Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

            "Service(s)" or "Servicing": In accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity that meets the definition of "servicer" set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in
Item 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securities market.

            "Serviced Mortgage Loan": Each of the 131 South Dearborn Mortgage Loan, the Merchandise Mart Mortgage Loan, the Discover Mills Mortgage Loan, the Broadstone Sunrise Mountain Mortgage Loan, the Danvers Crossing Mortgage Loan and the Radisson Plaza Hotel-Rochester Mortgage Loan.

            "Serviced Pari Passu Companion Loan": Each of the 131 South Dearborn Pari Passu Companion Loan and the Merchandise Mart Pari Passu Companion Loan.

            "Serviced Securitized Companion Loan": Each of the 131 South Dearborn Pari Passu Companion Loan and the Merchandise Mart Pari Passu Companion Loan, if and for so long as each such mortgage loan is included in a Regulation AB Companion Loan Securitization.

            "Serviced Whole Loan": Each of the 131 South Dearborn Whole Loan, the Merchandise Mart Whole Loan, the Discover Mills Whole Loan, the Broadstone Sunrise Mountain Whole Loan, the Danvers Crossing Whole Loan and the Radisson Plaza Hotel-Rochester Whole Loan.

            "Serviced Whole Loan Controlling Holder": With respect to each of the 131 South Dearborn Whole Loan, the Merchandise Mart Whole Loan, the Discover Mills Whole Loan, the Broadstone Sunrise Mountain Whole Loan, the Danvers Crossing Whole Loan and the Radisson Plaza Hotel-Rochester Whole Loan, the "directing holder" (or similar term) as defined in the related Intercreditor Agreement.

            "Serviced Whole Loan Intercreditor Agreement": Each of the 131 South Dearborn Intercreditor Agreement, the Merchandise Mart Intercreditor Agreement, the Discover Mills Intercreditor Agreement, the Broadstone Sunrise Mountain Intercreditor Agreement, the Danvers Crossing Intercreditor Agreement and the Radisson Plaza Hotel-Rochester Intercreditor Agreement.

            "Serviced Whole Loan Remittance Date": Each of the 131 South Dearborn Remittance Date, the Merchandise Mart Remittance Date, the Discover Mills Remittance Date, the Broadstone Sunrise Mountain Remittance Date, the Danvers Crossing Remittance Date and the Radisson Plaza Hotel-Rochester Remittance Date.

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03.

            "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, in connection with the servicing and administering of (a) a Mortgage Loan (other than the Non-Serviced Mortgage Loans) (and, in the case of a Serviced Whole Loan, the related Companion Loan(s)) in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is reasonably foreseeable or (b) an REO Property, including (in the case of each of such clause (a) and clause (b)), but not limited to, (x) the cost of (i) compliance with the applicable Master Servicer's obligations set forth in Section 3.03(c), (ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance and Condemnation Proceeds or any Liquidation Proceeds of the nature described in clauses (i)-(iv) of the definition of "Liquidation Proceeds," (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures and (v) the operation, leasing, management, maintenance and liquidation of any REO Property and (y) any amount specifically designated herein to be paid as a "Servicing Advance". Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the applicable Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property.

            "Servicing Criteria": The criteria set forth in paragraph (d) of
Item 1122 of Regulation AB as such may be amended from time to time and which as of the Closing Date are listed on Exhibit W hereto.

            "Servicing Fee": With respect to each Mortgage Loan, Companion Loan and REO Loan, the fee payable to the applicable Master Servicer pursuant to the first paragraph of Section 3.11(a).

            "Servicing Fee Amount": With respect to the applicable Master Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan, (a) the Stated Principal Balance of such Mortgage Loan as of the end of the immediately preceding Due Period and (b) the difference between the Servicing Fee Rate for such Mortgage Loan over the servicing fee rate (if any) applicable to such Mortgage Loan as specified in any Sub-Servicing Agreement related to such Mortgage Loan. With respect to each Sub-Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan serviced by such Sub-Servicer,
(a) the Stated Principal Balance of such Mortgage Loan as of the end of the immediately preceding Due Period and (b) the servicing fee rate specified in the related Sub-Servicing Agreement for such Mortgage Loan.

            "Servicing Fee Rate": With respect to each Mortgage Loan and REO Loan (and with respect to the Non-Serviced Mortgage Loans, solely for the purposes of calculating the Administrative Cost Rate under this Agreement and not for calculating the Servicing Fee), a rate equal to the per annum rate set forth on the Mortgage Loan Schedule under the heading "Servicing Fee Rate," in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan. With respect to each Companion Loan, the rate payable to the applicable Master Servicer with respect to the related Mortgage Loan to the extent not inconsistent with the related Intercreditor Agreement. Other than for purposes of calculating the Administrative Cost Rate under this Agreement, the "Servicing Fee Rate" (to be used to calculate the Servicing Fee payable to the applicable Master Servicer hereunder) with respect to the Bank of America Plaza Mortgage Loan and the Tysons Galleria Mortgage Loan is 0.01% per annum and 0.02% per annum, respectively, (and the Bank of America Plaza Master Servicer and the primary servicer of the Tysons Galleria Whole Loan will be entitled to a primary servicing fee with respect to the Bank of America Plaza Mortgage Loan and Tysons Galleria Mortgage Loan, respectively, based on a rate of 0.01% per annum), and for the purposes of calculating the Administrative Cost Rate under this Agreement, the "Servicing Fee Rate" with respect to the Bank of America Plaza Mortgage Loan and the Tysons Galleria Mortgage Loan is 0.01% per annum and 0.02% per annum, respectively. With respect to each Companion Loan set forth below, the per annum rate is as set forth opposite its name.

      Companion Loan           Rate
      --------------           ----

131 South Dearborn          0.01%(1)

Danvers Crossing            0.08%(2)

Radisson Plaza              0.08%(2)
 Hotel-Rochester

Merchandise Mart            0.02%

Discover Mills              0.0%

Broadstone Sunrise Mountain 0.0%

--------------------------
(1)   Subject to adjustment upon securitization in an Other Securitization.

(2)   Subject to adjustment 0.05% upon securitization in an Other
      Securitization.

            "Servicing File": Shall mean with respect to each Mortgage Loan other than the Non-Serviced Mortgage Loans, a photocopy of all items required to be included in the Mortgage File, together with each of the following, to the extent such items were actually delivered to the related Mortgage Loan Seller with respect to a Mortgage Loan and (to the extent that the identified documents existed on or before the Closing Date and the applicable reference to Servicing File relates to any period after the Closing Date) delivered by the related Mortgage Loan Seller to the applicable Master Servicer: (i) a copy of any engineering reports, environmental reports or property condition reports received by the related Mortgage Loan Seller with respect to the related Mortgaged Property; (ii) other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll and, for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the Mortgage Loan Seller; (iii) copies of related financial statements or operating statements; (iv) all legal opinions (excluding attorney-client communications between any Mortgage Loan Seller and its counsel that are privileged communications or constitute legal or other due diligence analyses), Mortgagor's Certificates and certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies, if any, delivered in connection with the closing of the Mortgage Loan; (v) a copy of the Appraisal for the related Mortgaged Property(ies); (vi) the documents that were delivered by or on behalf of the Mortgagor, which documents were required to be delivered in connection with the closing of such Mortgage Loan; (vii) for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease; and (viii) a copy of any property management agreement.

            "Servicing Function Participant": Any Additional Servicer, Sub-Servicer, Subcontractor or any other Person, other than any Master Servicer, the Special Servicer, the Trustee and the Paying Agent that is performing activities that address the Servicing Criteria, unless such Person's activities relate only to 5% or less of the Mortgage Loans by unpaid principal balance as of any date of determination in accordance with Article XI.

            "Servicing Group": Servicing Group A, Servicing Group B or Servicing Group C, as applicable.

            "Servicing Group A": Collectively, all of the Mortgage Loans that are Group A Mortgage Loans and any successor REO Loans with respect thereto.

            "Servicing Group B": Collectively, all of the Mortgage Loans that are Group B Mortgage Loans and any successor REO Loans with respect thereto.

            "Servicing Group C": Collectively, all of the Mortgage Loans that are Group C Mortgage Loans and any successor REO Loans with respect thereto.

            "Servicing Officer": Any officer and/or employee of the applicable Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans (and, in the case of any Serviced Mortgage Loan, the related Companion Loan) whose name and specimen signature appear on a list of servicing officers furnished by the applicable Master Servicer and the Special Servicer to the Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

            "Servicing-Released Bid": As defined in Section 7.01(c).

            "Servicing-Retained Bid": As defined in Section 7.01(c).

            "Servicing Standards": As defined in Section 3.01(a).

            "Servicing Transfer Event": With respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loans) or Companion Loan, the occurrence of any of the following events:

                  (i) with respect to a Mortgage Loan or Companion Loan that is not a Balloon Mortgage Loan, (a) a payment default shall have occurred at its original Maturity Date, or (b) if the original Maturity Date of such Mortgage Loan or Companion Loan has been extended, a payment default shall have occurred at such extended Maturity Date; or

                  (ii) with respect to each Mortgage Loan or Companion Loan that is a Balloon Mortgage Loan, the Balloon Payment is delinquent; provided that if the Mortgagor delivers to the Special Servicer prior to the date such Balloon Payment was due a bona fide written refinancing commitment that provides that such refinancing will occur within 60 days of the Balloon Payment Due Date and is acceptable in form and substance to the Special Servicer, a Servicing Transfer Event will not occur until the earlier of (x) 60 days following the Due Date of the Balloon Payment and (y) the date on which the refinancing commitment terminates; or

                  (iii) any Monthly Payment (other than a Balloon Payment) is more than 60 days delinquent; or

                  (iv) the applicable Master Servicer makes a judgment, or
            receives from the Special Servicer a written determination of the Special Servicer concurred in by the Directing Certificateholder that a payment default is imminent and is not likely to be cured by the related Mortgagor within 60 days; or

                  (v) a decree or order of a court or agency or supervisory
            authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the related Mortgagor; provided, that if such decree or order is discharged or stayed within 60 days of being entered, or if, as to a bankruptcy, the automatic stay is lifted within 60 days of a filing for relief or the case is dismissed, upon such discharge, stay, lifting or dismissal such Mortgage Loan or Companion Loan shall no longer be a Specially Serviced Mortgage Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto and any such fees actually paid shall be reimbursed by the Special Servicer); or

                  (vi) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

                  (vii) the related Mortgagor shall admit in writing its
            inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (viii) a default of which the applicable Master Servicer or the Special Servicer, as the case may be, has notice (other than a failure by such Mortgagor to pay principal or interest) and which the applicable Master Servicer or Special Servicer (in the case of the Special Servicer, with Directing Certificateholder consent) determines in its good faith reasonable judgment may materially and adversely affect the interests of the Certificateholders or the holders of the related Companion Loan, if applicable, has occurred and remained unremedied for the applicable grace period specified in such Mortgage Loan or Companion Loan documents, other than the failure to maintain terrorism insurance if such failure constitutes an Acceptable Insurance Default (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

                  (ix) the applicable Master Servicer has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property; or

                  (x) the applicable Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (iv) above) under the Mortgage Loan or Companion Loan is imminent, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan and Companion Loan (if any) or otherwise materially adversely affect the interests of Certificateholders (and/or, with respect to any Serviced Mortgage Loan, the related Companion Holder), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or Companion Loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or Companion Loan); provided that any determination that a Servicing Transfer Event has occurred under this clause (x) with respect to any Mortgage Loan or Companion Loan solely by reason of the failure (or imminent failure) of the related Mortgagor to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer (with the consent of the Directing Certificateholder).

            If any Companion Loan becomes a Specially Serviced Mortgage Loan, the related Mortgage Loan, shall also become a Specially Serviced Mortgage Loan. If any Mortgage Loan becomes a Specially Serviced Mortgage Loan, any related Companion Loan shall become a Specially Serviced Mortgage Loan. If any Mortgage Loan in a Crossed Group becomes a Specially Serviced Mortgage Loan, each other Mortgage Loan in such Crossed Group shall also become a Specially Serviced Mortgage Loan.

            With respect to the Non-Serviced Mortgage Loans, the occurrence of a "Servicing Transfer Event" shall be as defined in the related Non-Serviced Pooling Agreement.

            "Similar Law": As defined in Section 5.02(c).

            "Sole Certificateholder": Any Certificate Owner of a book-entry Certificate or a Holder of a definitive Certificate holding 100% of the Class X, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates or, with respect to such Classes of Certificates an assignment of the voting rights thereof; provided, however, that the Certificate Balances of the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-2SFL, Class A-3, Class A-3SFL, Class A-1A, Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S Certificates have been retired.

            "SOME II": SOME II, LLC and its successors in interest and assigns.

            "Special Servicer": LNR Partners, Inc., a Florida corporation, and its successors in interest and assigns, or any successor Special Servicer appointed as herein provided.

            "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and REO Loan (other than in the case of the Non-Serviced Mortgage Loans), the fee payable to the Special Servicer pursuant to the first paragraph of Section 3.11(b).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan (other than in the case of the Non-Serviced Mortgage Loans), 0.25% per annum computed on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) or Companion Loan (if provided for in the related Intercreditor Agreement) in the same manner as interest is calculated on the Specially Serviced Mortgage Loans.

            "Specially Serviced Mortgage Loan": As defined in Section 3.01(a).

            "Startup Day": The day designated as such in Section 10.01(b).

            "Stated Principal Balance": With respect to any Mortgage Loan, as of any date of determination, an amount equal to (x) the Cut-off Date Principal Balance of such Mortgage Loan (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received), plus (y) any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on or before the end of the immediately preceding Due Period minus (z) the sum of:

                  (i) the principal portion of each Monthly Payment due on such
            Mortgage Loan after the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan, the Due Date in the related month of substitution), to the extent received from the Mortgagor or advanced by the applicable Master Servicer;

                  (ii) all Principal Prepayments received with respect to such
            Mortgage Loan after the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan, the Due Date in the related month of substitution);

                  (iii) the principal portion of all Insurance and Condemnation
            Proceeds (to the extent allocable to principal on the related Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan, the Due Date in the related month of substitution); and

                  (iv) any reduction in the outstanding principal balance of such Mortgage Loan resulting from a Deficient Valuation that occurred prior to the end of the Due Period for the most recent Distribution Date.

            With respect to any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Acquisition, minus (y) the sum of:

                  (i) the principal portion of any P&I Advance made with respect to such REO Loan; and

                  (ii) the principal portion of all Insurance and Condemnation
            Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and REO Revenues received with respect to such REO Loan.

            A Mortgage Loan or a REO Loan that is a successor to a Mortgage Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders.

            With respect to any Companion Loan on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Companion Loan as of such date.

            "Statement to Certificateholders": As defined in Section 4.02(a).

            "Subcontractor": Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Master Servicer (or a Sub-Servicer of any Master Servicer), the Special Servicer (or a Sub-Servicer of the Special Servicer), an Additional Servicer (or a Sub-Servicer of an Additional Servicer), the Trustee or the Paying Agent.

            "Sub-Servicer": Any Person that (i) Services Mortgage Loans on behalf of any Master Servicer, Special Servicer or any Sub-Servicer and (ii) is responsible for the performance (whether directly or through Sub-Servicers or Subcontractors) of servicing functions required to be performed by any Master Servicer, Special Servicer, Servicing Function Participant or an Additional Servicer, under this Agreement, with respect to some or all of the Mortgage Loans, that are identified in Item 1122(d) of Regulation AB.

            "Sub-Servicing Agreement": The written contract between the applicable Master Servicer or the Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

            "Subordinate Certificate": Any Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P, or Class NR Certificate.

            "Substitution Shortfall Amount": With respect to a substitution pursuant to Section 2.03(b) hereof, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time by the same Mortgage Loan Seller) for one or more deleted Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loans.

            "Successful Bidder": As defined in Section 7.01(c).

            "Swap Contract": (A) With respect to the Class A-2SFL Certificates, the 1992 ISDA Master Agreement, together with the related schedule, confirmation and any annexes thereto, dated as of December 21, 2006, by and among the Swap Counterparty and the Trustee, solely in its capacity as Trustee, on behalf of the Trust (a copy of which is attached hereto as Exhibit CC), and (B) with respect to the Class A-3SFL Certificates, the 1992 ISDA Master Agreement, together with the related schedule, confirmation and any annexes thereto, dated as of December 21, 2006, by and among the Swap Counterparty and the Trustee, solely in its capacity as Trustee, on behalf of the Trust (a copy of which is attached hereto as Exhibit DD).

            "Swap Counterparty": (A) With respect to the Class A-2SFL Certificates, JPMorgan, acting in such capacity, or its successor in interest, and (B) with respect to the Class A-3SFL Certificates, JPMorgan, acting in such capacity, or its successor in interest.

            "Swap Counterparty Collateral Account": (A) with respect to the Class A-2SFL Certificates, the trust account or accounts created and maintained as a separate account or accounts by the Paying Agent pursuant to Section 3.31(g), which shall be entitled "Wells Fargo Bank, N.A., as Paying Agent, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass Through Certificates, Series 2006 LDP9 Class A-2SFL Certificates (subject to the rights of the Swap Counterparty as provided in the Swap Contract), Swap Counterparty Collateral Account," and which must be an Eligible Account (or a subaccount of an Eligible Account) and
(B) with respect to the Class A-3SFL Certificates, the trust account or accounts created and maintained as a separate account or accounts by the Paying Agent pursuant to Section 3.31(g), which shall be entitled "Wells Fargo Bank, N.A., as Paying Agent, on behalf of LaSalle Bank National Association, as Trustee, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass Through Certificates, Series 2006 LDP9 Class A-3SFL Certificates (subject to the rights of the Swap Counterparty as provided in the Swap Contract), Swap Counterparty Collateral Account," and which must be an Eligible Account (or a subaccount of an Eligible Account). The Swap Counterparty Collateral Accounts shall not be assets of either the Lower Tier REMIC, the Middle Tier REMIC or the Upper Tier REMIC formed hereunder.

            "Swap Default": Either the Class A-2SFL Swap Default or the Class A-3SFL Swap Default, individually or collectively, as the context may require.

            "Swap Termination Fees": Any fees or expenses payable by the related Swap Counterparty to the Trust in connection with a related Swap Default, termination of the related Swap Contract or liquidation of the related Swap Contract, as specified in the related Swap Contract.

            "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Upper-Tier REMIC, the Middle-Tier REMIC and the Lower-Tier REMIC due to its classification as a REMIC under the REMIC Provisions, and the applicable federal income tax returns to be filed on behalf of the Grantor Trust, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal tax law or Applicable State and Local Tax Law.

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit": As defined in Section 5.02(d).

            "Transferable Servicing Interest": Subject to reduction by the Trustee pursuant to Section 3.11(a), the amount by which the Servicing Fee otherwise payable to Master Servicer No. 1 hereunder exceeds the sum of (i) the Primary Servicing Fee and (ii) the amount of the Servicing Fee calculated using the Retained Fee Rate.

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Transferor Letter": As defined in Section 5.02(c).

            "Trust": The trust created hereby and to be administered hereunder.

            "Trust Fund": The corpus of the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto (subject to, in the case of any Serviced Mortgage Loan, the interests of the related Companion Holder, in the related Mortgage File); (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date (or with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution); (iii) any REO Property (to the extent of the Trust Fund's interest therein), the Trust Fund's beneficial interest in the Mortgaged Property securing the Bank of America Plaza Whole Loan acquired under the Bank of America Plaza Pooling Agreement and the Trust Fund's beneficial interest in the Mortgaged Property securing the Tysons Galleria Whole Loan acquired under the Tysons Galleria Pooling Agreement; (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) the applicable Master Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to this Agreement and any proceeds thereof (to the extent of the Trust Fund's interest therein); (vi) any Assignments of Leases and any security agreements (to the extent of the Trust Fund's interest therein); (vii) any letters of credit, indemnities, guaranties or lease enhancement policies given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (viii) all assets deposited in the Servicing Accounts (to the extent of the Trust Fund's interest therein), amounts on deposit in the Certificate Accounts, the Lower-Tier Distribution Account, the Middle-Tier Distribution Account, the Upper-Tier Distribution Account, the Floating Rate Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and any REO Account (to the extent of the Trust Fund's interest in any such account), including any reinvestment income, as applicable; (ix) any Environmental Indemnity Agreements (to the extent of the Trust Fund's interest therein); (x) the rights and remedies of the Depositor under each Mortgage Loan Purchase Agreement (to the extent transferred to the Trustee); (xi) the Uncertificated Lower-Tier Interests and the Class A-2SFL and Class A-3SFL Regular Interests; (xii) the Swap Contracts; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Mortgagor).

            "Trustee": LaSalle Bank National Association, a national banking association organized under the laws of the United States, or its successor in interest, in its capacity as trustee or any successor Trustee appointed as herein provided.

            "Trustee Exception Report": As defined in Section 2.02(f).

            "Trustee Fee": The fee to be paid to the Trustee as compensation for the Trustee's activities under this Agreement. The Trustee Fee includes the Paying Agent Fee. No portion of the Trustee Fee shall be calculated by reference to any Companion Loan or the principal balance of any Companion Loan.

            "Trustee Fee Rate": A rate equal to 0.00043% per annum computed on the basis of the Stated Principal Balance of the related Mortgage Loan (and in the same manner as interest is calculated on the related Mortgage Loan) as of the preceding Distribution Date. The Trustee Fee Rate includes the Paying Agent Fee Rate.

            "Tysons Galleria A Notes Intercreditor Agreement": The Intercreditor Agreement, by and among the holders of the Tysons Galleria Mortgage Loan and the Tysons Galleria Pari Passu Companion Loan, relating to the relative rights of such holders of the Tysons Galleria Whole Loan, as the same may be further amended in accordance with the terms thereof.

            "Tysons Galleria AB Intercreditor Agreement": The Co-Lender Agreement, by and among the holders of the Tysons Galleria Mortgage Loan, the Tysons Galleria Pari Passu Companion Loan and the Tysons Galleria B Note, relating to the relative rights of such holders of the Tysons Galleria Whole Loan, as the same may be further amended in accordance with the terms thereof.

            "Tysons Galleria B Note": With respect to the Tysons Galleria Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Tysons Galleria Mortgaged Property, which is not included in the trust and which is subordinate in right of payment to the Tysons Galleria Mortgage Loan and the Tysons Galleria Pari Passu Companion Loan, to the extent set forth in the related Mortgage Loan documents and as provided in the Tysons Galleria Intercreditor Agreement.

            "Tysons Galleria B Noteholder": The holder of the Tysons Galleria B Note.

            "Tysons Galleria Companion Loan": Each of the Tysons Galleria Pari Passu Companion Loan and the Tysons Galleria B Note.

            "Tysons Galleria Companion Loan Securities": Any class of securities backed, wholly or partially, by the Tysons Galleria Pari Passu Companion Loan or the Tysons Galleria B Note.

            "Tysons Galleria Event of Default": An "Event of Default" as defined under the Tysons Galleria Whole Loan Documents.

            "Tysons Galleria Intercreditor Agreement": Each of the Tysons Galleria A Note Intercreditor Agreement and the Tysons Galleria AB Intercreditor Agreement.

            "Tysons Galleria Master Servicer": The "Master Servicer" under the Tysons Galleria Pooling Agreement, which as of the date hereof is Wells Fargo Bank, N.A.

            "Tysons Galleria Mortgage Loan": With respect to the Tysons Galleria Whole Loan, the Mortgage Loan that is included in the Trust (identified as Mortgage Loan No. 51 on the Mortgage Loan Schedule), which is designated as promissory note A2 and is pari passu in right of payment with the Tysons Galleria Pari Passu Companion Loan and senior in right of payment to the Tysons Galleria B Note, to the extent set forth in the Tysons Galleria Whole Loan and as provided in the Tysons Galleria Intercreditor Agreement.

            "Tysons Galleria Mortgaged Property": The Mortgaged Property that secures the Tysons Galleria Whole Loan.

            "Tysons Galleria Notes": The promissory notes evidencing the Tysons Galleria Mortgage Loan and the Tysons Galleria Pari Passu Companion Loan and the Tysons Galleria B Note.

            "Tysons Galleria Pari Passu Companion Loan": With respect to the Tysons Galleria Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Tysons Galleria Mortgaged Property and designated as promissory note A1, which is not included in the Trust and which is pari passu in right of payment to the Tysons Galleria Mortgage Loan, to the extent set forth in the related Mortgage Loan documents and as provided in the Tysons Galleria Intercreditor Agreement.

            "Tysons Galleria Pari Passu Companion Loan Holder": The holder of the Tysons Galleria Pari Passu Companion Loan.

            "Tysons Galleria Pooling Agreement": The (i) pooling and servicing agreement dated as of September 1, 2006, among the Depositor, as depositor, Wells Fargo Bank, N.A. and Midland Loan Services, Inc., as master servicers, J.E. Robert Company, Inc., as special servicer, and LaSalle Bank National Association, as trustee, as from time to time amended, supplemented or modified relating to the issuance of the J.P. Morgan Commercial Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2006-LDP8 or (ii) any successor pooling and servicing agreement entered into pursuant to the Tysons Galleria Intercreditor Agreement.

            "Tysons Galleria Remittance Date": The "Distribution Date" as defined in the Tysons Galleria AB Intercreditor Agreement or if no such date is specified, the P&I Advance Date.

            "Tysons Galleria Special Servicer": The "Special Servicer" under the Tysons Galleria Pooling Agreement, which as of the date hereof is J.E. Robert Company, Inc.

            "Tysons Galleria Trust": The J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP8, which is administered pursuant to the Tysons Galleria Pooling Agreement.

            "Tysons Galleria Trustee": The "Trustee" under the Tysons Galleria Pooling Agreement, which of the date hereof is LaSalle Bank National Association.

            "Tysons Galleria Whole Loan": The Tysons Galleria Mortgage Loan, together with the Tysons Galleria Pari Passu Companion Loan and the Tysons Galleria B Note, each of which is secured by the same Mortgage on the Tysons Galleria Mortgaged Property. References herein to the Tysons Galleria Whole Loan shall be construed to refer to the aggregate indebtedness under the Tysons Galleria Notes.

            "UBS": UBS Real Estate Securities Inc., a Delaware corporation, or its successor in interest.

            "UCC": The Uniform Commercial Code, as enacted in each applicable state.

            "UCC Financing Statement": A financing statement prepared and filed pursuant to the UCC, as in effect in the relevant jurisdiction.

            "Uncertificated Lower-Tier Interests": Any of the Class L-RB, Class L-RQ, Class L-SB and Class L-SQ Uncertificated Interests.

            "Uncertificated Middle-Tier Interests": Any of the Class MA-1, Class MA-1S, Class MA-2, Class MA-2S, Class MA-2SFL, Class MA-3, Class MA-3SFL, Class MA-1A, Class MA-M, Class MA-MS, Class MA-J, Class MA-JS, Class MB, Class MB-S, Class MC, Class MC-S, Class MD, Class MD-S, Class ME, Class ME-S, Class MF, Class MF-S, Class MG, Class MG-S, Class MH, Class MH-S, Class MJ, Class MK, Class ML, Class MM, Class MN, Class MP and Class MNR Uncertificated Interests.

            "Underwriters": J.P. Morgan Securities Inc., UBS Securities LLC, Commerzbank Capital Markets Corp., IXIS Securities North America Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC.

            "Uninsured Cause": Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07.

            "Unliquidated Advance": Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to subsections (iii) and (iv) of
Section 3.05(a) but that has not been recovered from the Mortgagor or otherwise from collections on or the proceeds of the Mortgage Loan or REO Property in respect of which the Advance was made.

            "Unscheduled Principal Distribution Amount": With respect to any Distribution Date and the Mortgage Loans, the aggregate of (a) all Principal Prepayments received on such Mortgage Loans on or prior to the P&I Advance Date and (b) the principal portions of all Liquidation Proceeds, Insurance and Condemnation Proceeds (net of Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional Trust Fund expenses incurred in connection with the related Mortgage Loan) and, if applicable, REO Revenues received with respect to such Mortgage Loans and any REO Loans on or prior to the related P&I Advance Date, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to Section 4.03 in respect of a preceding Distribution Date.

            "Upper-Tier Distribution Account": The segregated account or accounts (or a subaccount of the Distribution Account) created and maintained by the Paying Agent pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A., as Paying Agent, on behalf of LaSalle Bank National Association, as Trustee, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, 2006-LDP9, Upper-Tier Distribution Account." Any such account or accounts shall be an Eligible Account (or a subaccount of the Distribution Account).

            "Upper-Tier REMIC": One of the three separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

            "U.S. Dollars": Lawful money of the United States of America.

            "U.S. Person": A citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows: (i) 4% in the case of the Class X Certificates and (ii) in the case of any other Class of Regular Certificates (other than the Class X certificates) a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such time, and the denominator of which is equal to the aggregate Certificate Balance of the Regular Certificates (other than the Class X Certificates), each determined as of the Distribution Date immediately preceding such time. None of the Class R Certificates, the Class MR Certificates and the Class LR Certificates will be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Appraisal Reductions shall not result in a change in the Class Voting Rights of any Class of Regular Certificates.

            "Withheld Amounts": As defined in Section 3.25(a).

            "Workout-Delayed Reimbursement Amounts": With respect to any Mortgage Loan, the amount of any Advances made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three Monthly Payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance (and accrued and unpaid interest thereon) is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance (and accrued and unpaid interest thereon) becomes an obligation of the Mortgagor to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine in the future that such amount instead constitutes a Nonrecoverable Advance.

            "Workout Fee": The fee paid to the Special Servicer with respect to each Corrected Mortgage Loan (other than with respect to the Non-Serviced Mortgage Loans).

            "Workout Fee Rate": A fee of 1.00% of each collection (other than Penalty Charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid), including (i) Monthly Payments, (ii) Balloon Payments and (iii) payments (other than those included in clause (i) or (ii) of this definition) at maturity, received on each Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

            "Yield Maintenance Charge": With respect to any Mortgage Loan or REO Loan, the yield maintenance charge or prepayment premium set forth in the related Mortgage Loan documents; provided that no amounts shall be considered Yield Maintenance Charges until there has been a full recovery of all principal, interest and other amounts due under the related Mortgage Loan.

            Section 1.02 Certain Calculations. Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, the following provisions shall apply:

                  (i) All calculations of interest (other than as provided in the Mortgage Loan documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                  (ii) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the applicable Master Servicer, the Special Servicer, the Paying Agent or the Trustee; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with the Servicing Standards consistent with the terms of the related Mortgage Note and Mortgage to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

                  (iii) Any reference to the Certificate Balance of any Class of
            Certificates (other than the Class X and Residual Certificates) or the Class A-2SFL Regular Interest (and correspondingly, the Class A-2SFL Certificates) or the Class A-3SFL Regular Interest (and correspondingly, the Class A-3SFL Certificates) on or as of a Distribution Date shall refer to the Certificate Balance of such Class of Certificates (other than the Class X and Residual Certificates) or the Class A-2SFL Regular Interest (and correspondingly, the Class A-2SFL Certificates) or the Class A-3SFL Regular Interest (and correspondingly, the Class A-3SFL Certificates) on such Distribution Date after giving effect to (a) any distributions made on such Distribution Date pursuant to Section 4.01(a), (b) any Collateral Support Deficit allocated to such Class of Certificates (other than the Class X and Residual Certificates) or the Class A-2SFL Regular Interest (and correspondingly, the Class A-2SFL Certificates) or the Class A-3SFL Regular Interest (and correspondingly, the Class A-3SFL Certificates) on the immediately preceding Distribution Date pursuant to Section 4.04, (c) the addition of any Certificate Deferred Interest allocated to such Class of Certificates (other than the Class X and Residual Certificates) or the Class A-2SFL Regular Interest (and correspondingly, the Class A-2SFL Certificates) or the Class A-3SFL Regular Interest (and correspondingly, the Class A-3SFL Certificates) and added to such Certificate Balance pursuant to
            Section 4.06(b) and (d) any recoveries on the related Mortgage Loan of Nonrecoverable Advances (plus interest thereon) that were previously reimbursed from principal collections on the Mortgage Loans that resulted in a reduction of the Principal Distribution Amount, Loan Group R-1 Principal Distribution Amount, Loan Group R-2 Principal Distribution Amount, Loan Group R Principal Distribution Amount or Loan Group S Principal Distribution Amount, which recoveries are allocated to such Class of Certificates or the Class A-2SFL Regular Interest or Class A-3SFL Regular Interest and added to the Certificate Balance pursuant to Section 4.04 (a). The Certificate Balance of the Class A-2SFL Certificates shall be equal to the Certificate Balance of the Class A-2SFL Regular Interest at all times, and any reductions or increases in the Certificate Balance of the Class A-2SFL Regular Interest shall result in a corresponding reduction or increase, as applicable, of the Certificate Balance of the Class A-2SFL Certificates. The Certificate Balance of the Class A-3SFL Certificates shall be equal to the Certificate Balance of the Class A-3SFL Regular Interest at all times, and any reductions or increases in the Certificate Balance of the Class A-3SFL Regular Interest shall result in a corresponding reduction or increase, as applicable, of the Certificate Balance of the Class A-3SFL Certificates.

                               [End of Article I]

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a trust, appoint the Trustee as trustee of the trust, assign, sell, transfer and convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders and the Trustee (as holder of the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest, the Uncertificated Middle-Tier Interests and the Uncertificated Lower-Tier Interests) all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) Sections 1, 2, 3, 4, 5, 6(a) (excluding clause
(viii) of Section 6(a)), 6(c), 6(d), 6(e), 6(f), 6(g), 10, 11, 13, 14, 15, 17,
18 and 19 of each of the Mortgage Loan Purchase Agreements, (iii) the Intercreditor Agreements and any intercreditor agreements with respect to any related mezzanine loans, and (iv) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans other than (i) payments of principal and interest due and payable on the Mortgage Loans on or before the later of December 1, 2006 and the Due Date for such Mortgage Loan in December 2006 (and December 1, 2006 for any Mortgage Loan that does not have a Due Date in December 2006) and (ii) prepayments of principal collected on or before the later of December 1, 2006 and the Due Date for such Mortgage Loan in December 2006 (and December 1, 2006 for any Mortgage Loan that does not have a Due Date in December 2006). The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 12.07, is intended by the parties to constitute a sale. In connection with the assignment to the Trustee of Sections 1, 2, 3, 4, 5, 6(a) (excluding clause (viii) of
Section 6(a)), 6(c), 6(d), 6(e), 6(f), 6(g), 10, 11, 13, 14, 15, 17, 18 and 19
of each of the Mortgage Loan Purchase Agreements, it is intended that the Trustee get the benefit of Sections 10, 11 and 14 thereof in connection with any exercise of rights under the assigned Sections, and the Depositor shall use its best efforts to make available to the Trustee the benefits of Sections 10, 11 and 14 in connection therewith.

            (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each of the Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned, with copies to the applicable Master Servicer. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original Mortgage Note, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied; provided, such Mortgage Loan Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed and indemnifying the Trustee. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (viii), (xi) and (xii) of the definition of "Mortgage File," with evidence of filing or recording thereon (if intended to be recorded or filed), solely because of a delay caused by the public filing or recording office where such document or instrument has been delivered for filing or recordation, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied on a provisional basis as of the Closing Date as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a duplicate original or a photocopy of such non-delivered document or instrument (certified by the applicable public filing or recording office, the applicable title insurance company or the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for filing or recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate county recorder's office, in the case of the documents and/or instruments referred to in clause (ii) of the definition of "Mortgage File," to be a true and complete copy of the original thereof submitted for recording), with evidence of filing or recording thereon, is delivered to the Trustee or such Custodian within 180 days of the Closing Date (or within such longer period, not to exceed 18 months, after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days, attempting in good faith to obtain from the appropriate public filing office or county recorder's office such original or photocopy). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (viii), (xi) and (xii) of the definition of "Mortgage File," with evidence of filing or recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost or destroyed, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (with evidence of filing or recording thereon and certified in the case of the documents and/or instruments referred to in clause (ii) of the definition of "Mortgage File" by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date. Neither the Trustee nor any Custodian shall in any way be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b). If, on the Closing Date as to any Mortgage Loan, the applicable Mortgage Loan Seller cannot deliver in complete and recordable form (or form suitable for filing or recording, if applicable) any one of the assignments in favor of the Trustee referred to in clause (iii), (v) (to the extent not already assigned pursuant to clause (iii)), or (xi) of the definition of "Mortgage File" solely because of the unavailability of filing or recording information as to any existing document or instrument and/or because such assignments are assignments in blank and have not been completed in favor of the Trustee as specified in the related clause(s) of the definition of "Mortgage File," such Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering with respect to such Mortgage Loan on the Closing Date an omnibus assignment of such Mortgage Loan substantially in the form of Exhibit H; provided that all required original assignments with respect to such Mortgage Loan (except for any Mortgage which has been recorded in the name of MERS or its designee), in fully complete and recordable form (or form suitable for filing or recording, if applicable), are delivered to the Trustee or its Custodian within 180 days of the Closing Date (or within such longer period, not to exceed 18 months after the Closing Date, as the Trustee in its discretion may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days, attempting in good faith to obtain from the appropriate public filing office or county recorder's office the applicable filing or recording information as to the related document or instrument). Notwithstanding anything herein to the contrary, with respect to letters of credit, the applicable Mortgage Loan Seller shall deliver to the applicable Master Servicer and the applicable Master Servicer shall hold the original (or copy, if such original has been submitted by the applicable Mortgage Loan Seller to the issuing bank to effect an assignment or amendment of such letter of credit (changing the beneficiary thereof to the Trust (in care of the applicable Master Servicer)) that may be required in order for the applicable Master Servicer to draw on such letter of credit on behalf of the Trust in accordance with the applicable terms thereof and/or of the related Mortgage Loan documents); and the applicable Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering with respect to any letter(s) of credit a copy thereof to the Trustee together with an officer's certificate of the applicable Mortgage Loan Seller certifying that such document has been delivered to the applicable Master Servicer or an officer's certificate from the applicable Master Servicer certifying that it holds the letter(s) of credit pursuant to this Section 2.01(b), one of which shall be delivered to the Trustee on the Closing Date. If a letter of credit referred to in the previous sentence is not in a form that would allow the applicable Master Servicer to draw on such letter of credit on behalf of the Trust in accordance with the applicable terms thereof and/or of the related Mortgage Loan documents, the applicable Mortgage Loan Seller shall deliver the appropriate assignment or amendment documents (or copies of such assignment or amendment documents if the related Mortgage Loan Seller has submitted the originals to the related issuer of such letter of credit for processing) to the applicable Master Servicer within 60 days of the Closing Date. If not otherwise paid by the related Mortgagor, the applicable Mortgage Loan Seller shall pay any costs of assignment or amendment of such letter(s) of credit required in order for the applicable Master Servicer to draw on such letter(s) of credit on behalf of the Trust and shall cooperate with the reasonable requests of the applicable Master Servicer or the Special Servicer, as applicable, in connection with effectuating a draw under any such letter of credit prior to the date such letter of credit is assigned or amended in order that it may be drawn by the applicable Master Servicer on behalf of the Trust.

            (c) Pursuant to each Mortgage Loan Purchase Agreement, the related Mortgage Loan Seller is required at its sole cost and expense, to itself, or to engage a third party to, put each assignment of Mortgage, each assignment of Assignment of Leases and each assignment of each UCC Financing Statement (collectively, "Assignments" and, individually, "Assignment") relating to the Mortgage Loans conveyed by it under the applicable Mortgage Loan Purchase Agreement in proper form for filing or recording, as applicable, and to submit such Assignments (except with respect to any Mortgages, Assignments of Leases and UCC Financing Statements that have been recorded in the name of MERS or its designee) for filing or recording, as the case may be, in the applicable public filing or recording office, and on the Closing Date, such Mortgage Loan Seller may deliver one (1) omnibus assignment for all such Mortgage Loans to the Trustee or its Custodian as provided in Section 2.01(b). Except under the circumstances provided for in the last sentence of this subsection (c), the related Mortgage Loan Seller will itself, or a third party at such Mortgage Loan Seller's expense will, promptly (and in any event within 120 days of the later of the Closing Date and the Trustee's actual receipt of the related documents and the necessary recording and filing information) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment to the Trustee referred to in clauses (iii) and (v) of the definition of "Mortgage File" and each UCC assignment to the Trustee referred to in clause
(xi) of the definition of "Mortgage File." Each such Assignment submitted for recording shall reflect that it should be returned by the public recording office to the Trustee or its designee following recording (or to the agent of the Mortgage Loan Seller who will then be responsible for delivery of the same to the Trustee or its designee), and each such UCC assignment submitted for recording or filing shall reflect that the file copy thereof should be returned to the Trustee or its designee following recording or filing (or to the agent of the Mortgage Loan Seller who will then be responsible for delivery of the same to the Trustee or its designee). If any such document or instrument is determined to be incomplete or not to meet the recording or filing requirements of the jurisdiction in which it is to be recorded or filed, or is lost by the public office or returned unrecorded or unfiled, as the case may be, because of a defect therein, on or about 180 days after the Closing Date, the related Mortgage Loan Seller or its designee shall prepare, at its own expense, a substitute therefor or cure such defect, as the case may be, and thereafter the Mortgage Loan Seller or its designee shall, at the expense of the related Mortgage Loan Seller, upon receipt thereof cause the same to be duly recorded or filed, as appropriate. If, by the first anniversary of the Closing Date, the Trustee has not received confirmation of the recording or filing as the case may be, of any such Assignment, it shall so advise the related Mortgage Loan Seller who may then pursue such confirmation itself or request that the Trustee pursue such confirmation at the related Mortgage Loan Seller's expense, and upon such a request and provision for payment of such expenses satisfactory to the Trustee, the Trustee, at the expense of the applicable Mortgage Loan Seller, shall cause a search of the land records of each applicable jurisdiction or of the records of the offices of the applicable Secretary of State for confirmation that the Assignment appears in such records and retain a copy of such confirmation in the related Mortgage File. In the event that confirmation of the recording or filing of an Assignment cannot be obtained, the Trustee or the related Mortgage Loan Seller, as applicable, shall promptly inform the other and the Trustee shall provide such Mortgage Loan Seller with a copy of the Assignment and request the preparation of a new Assignment. The related Mortgage Loan Seller shall pay the expenses for the preparation of replacement Assignments for any Assignments which, having been properly submitted for filing or recording to the appropriate governmental office by the Trustee, fail to appear of record and must be resubmitted. Notwithstanding the foregoing, there shall be no requirement to record any assignment to the Trustee referred to in clause (iii) or (v) of the definition of "Mortgage File," or to file any UCC assignment to the Trustee referred to in clause (xi) of the definition of "Mortgage File," in those jurisdictions where, in the written opinion of local counsel (which opinion shall be an expense of the related Mortgage Loan Seller) acceptable to the Depositor and the Trustee, such recordation and/or filing is not required to protect the Trustee's interest in the related Mortgage Loans against sale, further assignment, satisfaction or discharge by the related Mortgage Loan Seller, the applicable Master Servicer, the Special Servicer, any Sub-Servicer or the Depositor.

            (d) All documents and records in the Depositor's or the applicable Mortgage Loan Seller's possession relating to the Mortgage Loans (including financial statements, operating statements and any other information provided by the respective Mortgagor from time to time, but excluding the applicable Mortgage Loan Seller's internal communications (including such communications between the Mortgage Loan Seller and its Affiliates) and underwriting analysis (including documents prepared by the applicable Mortgage Loan Seller or any of its Affiliates for such purposes), draft documents, attorney-client communications which are privileged communications or constitute legal or other due diligence analyses and credit underwriting or due diligence analyses or data) that (i) are not required to be a part of a Mortgage File in accordance with the definition thereof and (ii) are reasonably necessary for the servicing of each such Mortgage Loan, together with copies of all documents in each Mortgage File, shall be delivered by the Depositor or the applicable Mortgage Loan Seller to the applicable Master Servicer within 5 Business Days after the Closing Date and shall be held by the applicable Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders (and as holder of the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest, the Uncertificated Middle-Tier Interests and the Uncertificated Lower-Tier Interests) and, if applicable, on behalf of the related Companion Holder. Such documents and records shall be any documents and records (with the exception of any items excluded under the immediately preceding sentence) that would otherwise be a part of the Servicing File.

            (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the applicable Master Servicer, on or before the Closing Date, a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, as in full force and effect, without amendment or modification, on the Closing Date.

            (f) The Depositor shall use its best efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the Closing Date, each of the Mortgage Loan Sellers shall cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loans by such Mortgage Loan Seller, whether such accounts are held in the name of the applicable Mortgage Loan Seller or any other name, to be transferred to the applicable Master Servicer (or a Sub-Servicer) for deposit into Servicing Accounts.

            (g) The Paying Agent hereby acknowledges the receipt by it of the Closing Date Deposit Amount. The Paying Agent shall hold such Closing Date Deposit Amount in the Distribution Account and shall include the Closing Date Deposit Amount in the Available Distribution Amount for the initial Distribution Date. The Closing Date Deposit Amount shall remain uninvested.

            Section 2.02 Acceptance by Trustee. (a) The Trustee, by the execution and delivery of this Agreement (1) acknowledges receipt by it or a Custodian on its behalf, subject to the provisions of Section 2.01 and the further review provided for in this Section 2.02 and to any exceptions noted on the Trustee Exception Report, in good faith and without notice of any adverse claim, of the applicable documents specified in clauses (i), (ii), (ix), (xv),
(xvi) (or, with respect to clause (xvi), a copy of such letter of credit and an officer's certificate of the related Mortgage Loan Seller or the applicable Master Servicer as contemplated by the third to the last sentence of Section 2.01(b) hereof) and (xxiii) of the definition of "Mortgage File" with respect to each Mortgage Loan, of a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, and of all other assets included in the Trust Fund and (2) declares (a) that it or a Custodian on its behalf holds and will hold such documents and the other documents delivered or caused to be delivered by the Mortgage Loan Sellers that constitute the Mortgage Files, and (b) that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders and, with respect to any original document in the Mortgage File for each Serviced Whole Loan, the Bank of America Plaza Whole Loan or the Tysons Galleria Whole Loan, for any present or future Companion Holder, the holder of the Bank of America Pari Passu Companion Loan or the holder of the Tysons Galleria Companion Loans (and for the benefit of the Trustee as holder of the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest, the Uncertificated Middle-Tier Interests and the Uncertificated Lower-Tier Interests), as applicable. If any Mortgage Loan Seller is unable to deliver or cause the delivery of any original Mortgage Note, such Mortgage Loan Seller may deliver a copy of such Mortgage Note, together with a signed lost note affidavit and appropriate indemnity and shall thereby be deemed to have satisfied the document delivery requirements of Sections 2.01 and 2.02.

            (b) Within 90 days of the Closing Date, the Trustee or a Custodian on its behalf, shall review the Mortgage Loan documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files; and, promptly following such review (but in no event later than 90 days after the Closing Date), the Trustee shall, in the form attached as Exhibit V, certify in writing to each of the Rating Agencies, the Depositor, the Master Servicers, the Special Servicer, the Directing Certificateholder and the Mortgage Loan Sellers that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full) and except as specifically identified in any exception report annexed to such writing (the "Trustee Exception Report"), (i) all documents specified in clauses (i) through (v), (ix) through (xii) and (xvi) (or, with respect to clause (xvi), a copy of such letter of credit and an officer's certificate as contemplated by the third to last sentence of Section 2.01(b) hereof), if any, of the definition of "Mortgage File," as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face and appear to be executed and to relate to such Mortgage Loan, (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct and (iv) the Trustee on behalf of the Trust is shown as the owner of each Mortgage recorded in the name of MERS or its designee. With respect to each Mortgage Loan listed on the Trustee Exception Report, the Trustee shall specifically identify such Mortgage Loan together with the nature of such exception (in the form reasonably acceptable to the Trustee and the related Mortgage Loan Seller and separating items required to be in the Mortgage File but never delivered from items which were delivered by the related Mortgage Loan Seller but are out for filing or recording and have not been returned by the filing office or the recorder's office).

            (c) The Trustee, or a Custodian on its behalf, shall review the Mortgage Loan documents received thereby subsequent to the Closing Date; and, on or about the first anniversary of the Closing Date, the Trustee shall, in the form attached as Exhibit V, certify in writing to each of the Depositor, the Master Servicers, the Special Servicer, the Directing Certificateholder and the applicable Mortgage Loan Seller that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan as to which a Liquidation Event has occurred) or any Mortgage Loan specifically identified in any exception report annexed to such writing (i) all documents specified in clauses
(i) through (v), (ix) through (xii) and (xvi) (or, with respect to clause (xvi), a copy of such letter of credit and an officer's certificate as contemplated by the third to last sentence of Section 2.01(b) hereof), if any, of the definition of "Mortgage File," as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the applicable Mortgage Loan Seller have been reviewed by it or by a Custodian on its behalf and appear regular on their face and appear to be executed and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct.

            (d) Notwithstanding anything contained in this Section 2.02 and
Section 2.03(b) to the contrary, in the case of a deficiency in any of the documents specified in clauses (ii) through (v), (viii), (ix), (xi) and (xii) in the definition of "Mortgage File" resulting solely from a delay in the return of the related documents from the applicable filing or recording office, which deficiency (i) is continuing for (a) in the case of any Mortgage Loan that is not a Specially Serviced Mortgage Loan, more than eighteen (18) months following the Closing Date or (b) in the case of any Specially Serviced Mortgage Loan, more than thirty (30) days following a Servicing Transfer Event, and (ii) impairs or prohibits in any material way the applicable Master Servicer's or Special Servicer's ability to act upon, or enforce, any of the Trust Fund's rights and remedies under the related Mortgage Loan, or Specially Serviced Mortgage Loan, as applicable, at the time the applicable Master Servicer or Special Servicer attempts to act upon, or enforce, any such right or remedy, at such time the Directing Certificateholder, in its sole judgment, may permit the related Mortgage Loan Seller, in lieu of repurchasing or substituting for the related Mortgage Loan, to deposit with the Trustee an amount, to be held in trust in a segregated Eligible Account, equal to 25% of the Stated Principal Balance of the related Mortgage Loan (in the alternative, the related Mortgage Loan Seller may deliver to the Trustee a letter of credit in such amount). Such funds or letter of credit, as applicable, shall be held by the Trustee until the date on which the Trustee determines that such document deficiency has been cured or the related Mortgage Loan is no longer part of the Trust Fund, at which time the Trustee shall return such funds (or letter of credit) to the related Mortgage Loan Seller; provided, however, that the Trustee shall be entitled to request a certification by the related Master Servicer and Special Servicer as to whether any such document deficiency has been cured to the extent the related Master Servicer and Special Servicer are able to make that determination. If the applicable Master Servicer or the Special Servicer, as applicable, certifies to the Trustee that it has determined in the exercise of its reasonable judgment that the document with respect to which any such document deficiency exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the related Mortgage Loan, establishing the validity or priority of any lien on collateral securing the Mortgage Loan or for any immediate significant servicing obligation, the related Mortgage Loan Seller shall be required to repurchase or substitute for the related Mortgage Loan in accordance with the terms and conditions of Section 2.03(b) or Section 6 of the related Mortgage Loan Purchase Agreement; provided, however, that such Mortgage Loan Seller shall not be required to repurchase the Mortgage Loan for a period of ninety (90) days after receipt of a notice to repurchase (together with any applicable extension period) if it is attempting to recover the document from the applicable filing or recording office and provides an officer's certificate setting forth what actions such Mortgage Loan Seller is pursuing in connection with such recovery. In the event of a repurchase or substitution, upon such date, the Trustee shall deposit, or cause the applicable Master Servicer to deposit, such funds, or shall draw upon the letter of credit and deposit the proceeds of such draw, into the Certificate Account to be applied to the Purchase Price (or the Substitution Shortfall Amount, if applicable, in which event the amount of such funds or proceeds which exceed the Substitution Shortfall Amount shall be returned to the Mortgage Loan Seller) in accordance with Section 2.03(b). All such funds deposited with the Trustee shall be invested in Permitted Investments, at the direction and for the benefit of the related Mortgage Loan Seller. Such funds shall be treated as an "outside reserve fund" under the REMIC Provisions, which, together with any reimbursement from the Lower-Tier REMIC, is beneficially owned by the related Mortgage Loan Seller for federal income tax purposes, which Mortgage Loan Seller shall remain liable for any taxes payable on income or gain with respect thereto. If the Mortgage, Assignment of Leases, UCC Financing Statement or other instrument related to the Mortgage Loan to be repurchased or substituted has been recorded in the name of MERS or its designee, the applicable Master Servicer shall use reasonable efforts to reflect the transfer of such Mortgage or other instrument to the related Mortgage Loan Seller on the records of MERS.

            (e) It is herein acknowledged that neither the Trustee nor any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (vi), (vii), (viii), (xiii), (xiv), (xv) through
(xxi) and (xxiii) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, the Mortgage Loan Sellers or any other Person (unless identified on the Mortgage Loan Checklist) or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, sufficient to perfect and maintain the perfection of a security interest or appropriate for the represented purpose or that they are other than what they purport to be on their face and, with respect to the documents specified in clause (ix), whether the insurance is effective as of the date of the recordation of the related Mortgage, whether all endorsements or riders issued are included in the file or if the policy has not been issued whether any acceptable replacement document has been dated the date of the related Mortgage Loan funding. Further, with respect to the UCC financing statements referenced in the Mortgage File, absent actual knowledge to the contrary or copies of UCC financing statements delivered to the Trustee as part of the Mortgage File indicating otherwise, the Trustee may assume, for the purposes of the filings and the certification to be delivered in accordance with this Section 2.02 that the related Mortgage File should include one state level UCC financing statement filing for each Mortgagor, except to the extent multiple Mortgagors which are located in the same state are named as debtors in the same UCC financing statement filing), or if the Trustee has received notice that a particular UCC financing statement was filed as a fixture filing, that the related Mortgage File should include only a local UCC financing statement filing for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor, except to the extent multiple Mortgagors are named as debtors in the same UCC financing statement filing). The assignments of the UCC financing statements to be assigned to the Trust will be delivered on the new national forms (or on such other form as may be acceptable for filing or recording in the applicable jurisdiction) and in a format suitable for filing or recording, as applicable, and will be filed or recorded in the jurisdiction(s) where such UCC financing statements were originally filed or recorded, as indicated in the documents provided, and in accordance with then current laws.

            (f) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee or any Custodian finds any document or documents constituting a part of a Mortgage File (1) not to have been properly executed or
(2) subject to Section 2.01(b) and (c), not to have been delivered, (3) to contain information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule or (4) to be defective on its face (each, a "Defect" in the related Mortgage File), the Trustee shall promptly so notify the Depositor, the applicable Master Servicer, the Special Servicer, the Directing Certificateholder and the applicable Mortgage Loan Seller, (and in no event later than 90 days after the Closing Date and every quarter thereafter, commencing with the quarter ending March 31, 2007 until December 31, 2008), by providing a written report (the "Trustee Exception Report") setting forth for each affected Mortgage Loan, with particularity, the nature of such Defect (in a form reasonably acceptable to the Trustee and such Mortgage Loan Seller and separating items required to be in the Mortgage File but never delivered from items which were delivered by such Mortgage Loan Seller but are out for recording or filing and have not been returned by the recorder's office or filing office).

            Section 2.03 Representations, Warranties and Covenants of the Depositor; Mortgage Loan Sellers' Repurchase or Substitution of Mortgage Loans for Defects in Mortgage Files and Breaches of Representations and Warranties.
(a) The Depositor hereby represents and warrants that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

            (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

            (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement; and

            (v) The Depositor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans to the Trust and the Mortgage Loans have been validly transferred to the Trust.

            (b) If any Certificateholder, the applicable Master Servicer, the Special Servicer, the Paying Agent or the Trustee discovers (without implying any duty of such person to make, or to attempt to make, such a discovery) or receives notice of a Defect in any Mortgage File or a breach of any representation or warranty with respect to a Mortgage Loan set forth in, or required to be made with respect to, a Mortgage Loan by the applicable Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement (a "Breach"), which Defect or Breach, as the case may be, materially and adversely affects the value of any Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any Certificateholder therein, such Certificateholder, the applicable Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Directing Certificateholder, as applicable, shall give prompt written notice of such Defect or Breach, as the case may be, to the Depositor, the applicable Master Servicer, the Special Servicer, the applicable Mortgage Loan Seller, the Trustee, the Paying Agent and the Directing Certificateholder and shall request in writing that the applicable Mortgage Loan Seller, not later than 90 days after the earlier of (i) the applicable Mortgage Loan Seller's receipt of such notice or (ii) in the case of a Defect or Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulation Section 1.860G-2(f)(2) that causes a defective mortgage loan to be treated as a qualified mortgage, the applicable Mortgage Loan Seller's discovery of such Defect or Breach (the "Initial Cure Period") that materially and adversely affects the value of any Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any Certificateholder therein, (i) cure such Defect or Breach, as the case may be, in all material respects, (ii) repurchase the affected Mortgage Loan or REO Loan at the applicable Purchase Price and in conformity with the applicable Mortgage Loan Purchase Agreement and this Agreement or (iii) substitute a Qualified Substitute Mortgage Loan (other than with respect to any Serviced Mortgage Loan, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan (provided that in no event shall any such substitution occur on or after the second anniversary of the Closing Date) and pay the applicable Master Servicer for deposit into the related Certificate Account, any Substitution Shortfall Amount in connection therewith and in conformity with the applicable Mortgage Loan Purchase Agreement and this Agreement; provided, however, that if such Breach or Defect is capable of being cured but is not cured within the Initial Cure Period, and the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Breach or Defect within the Initial Cure Period, the applicable Mortgage Loan Seller shall have an additional 90 days commencing immediately upon the expiration of the Initial Cure Period (such additional 90 day period, the "Extended Cure Period") to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or REO Loan or substitute a Qualified Substitute Mortgage Loan) (other than with respect to any Serviced Mortgage Loan, for which no substitution will be permitted) and provided, further, that with respect to such Extended Cure Period the applicable Mortgage Loan Seller shall have delivered an officer's certificate to the Trustee (who shall promptly deliver a copy of such officer's certificate to the Rating Agencies, the applicable Master Servicer, the Special Servicer and the Directing Certificateholder), setting forth the reason such Breach or Defect is not capable of being cured within the Initial Cure Period and what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates that such Breach or Defect will be cured within the Extended Cure Period. Notwithstanding the foregoing, any Defect or Breach which causes any Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective mortgage loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interests of Certificateholders therein, and such Mortgage Loan shall be repurchased or substituted for without regard to the Extended Cure Period described in the preceding sentence. If the affected Mortgage Loan is to be repurchased, the funds in the amount of the Purchase Price remitted by the applicable Mortgage Loan Seller are to be deposited by wire transfer to the applicable Certificate Account. If any Breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the related Mortgage Loan Seller shall cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Trust Fund (by wire transfer of immediately available funds) the reasonable amount of any such costs and expenses incurred by the applicable Master Servicer, the Special Servicer, Paying Agent, the Trustee or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Mortgagor; provided, however, that in the event any such costs and expenses exceed $10,000, the related Mortgage Loan Seller shall have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, the related Mortgage Loan Seller shall remit the amount of such costs and expenses and upon its making such remittance, the related Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. To the extent any fees or expenses that are the subject of a cure by the related Mortgage Loan Seller are subsequently obtained from the related Mortgagor, the portion of the cure payment made by the related Mortgage Loan Seller equal to such fees or expenses obtained from the Mortgagor shall be returned to the related Mortgage Loan Seller pursuant to Section 2.03(f) below. Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) after the related Due Date in the month of substitution, and Monthly Payments due with respect to each Mortgage Loan being repurchased or replaced after the related Cut-off Date and received by the applicable Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) on or prior to the related Due Date in the month of substitution, and Monthly Payments due with respect to each Mortgage Loan being repurchased or replaced and received by the applicable Master Servicer or the Special Servicer on behalf of the Trust after the related date of repurchase or substitution, shall not be part of the Trust Fund and are to be remitted by the applicable Master Servicer to the Mortgage Loan Seller effecting the related repurchase or substitution promptly following receipt.

            Any of the following will cause a document in the Mortgage File to be deemed to have a "Defect" and to be conclusively presumed to materially and adversely affect the interests of Certificateholders in a Mortgage Loan and to be deemed to materially and adversely affect the interest of the Certificateholders in and the value of a Mortgage Loan: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage (including any related assignments) that appears to be regular on its face, unless there is included in the Mortgage File a certified copy of the Mortgage and a certificate stating that the original signed Mortgage was sent for recordation; (c) the absence from the Mortgage File of the item called for by paragraph (ix) of the definition of Mortgage File; (d) the absence from the Mortgage File of any intervening assignments required to create a complete chain of assignment to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of each such missing intervening assignment and a certificate stating that the original intervening assignment was sent for filing or recordation, as applicable; (e) the absence from the Mortgage File of any required letter of credit; or (f) with respect to any leasehold mortgage loan, the absence from the related Mortgage File of a copy (or an original, if available) of the related Ground Lease; provided, however, that no Defect (except the Defects previously described in clauses (a) through (f)) shall be considered to materially and adversely affect the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or Certificateholders unless the document with respect to which the Defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. Notwithstanding the foregoing, the delivery of executed escrow instructions or a binding commitment to issue a lender's title insurance policy, as provided in clause (ix) of the definition of Mortgage File herein, in lieu of the delivery of the actual policy of lender's title insurance, shall not be considered a Defect or Breach with respect to any Mortgage File if such actual policy is delivered to the Trustee or a Custodian on its behalf not later than 18 months following the Closing Date.

            (c) In connection with any repurchase of, or substitution of a Qualified Substitute Mortgage Loan for, a Mortgage Loan contemplated by this
Section 2.03, the Trustee, the applicable Master Servicer and the Special Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of the Trustee, the applicable Master Servicer and the Special Servicer of a trust receipt executed by the applicable Mortgage Loan Seller evidencing such repurchase or substitution, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by each of the Trustee, the applicable Master Servicer and the Special Servicer, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned, as the case may be, to the applicable Mortgage Loan Seller in the same manner as provided in Section 6 of the related Mortgage Loan Purchase Agreement, so as to vest in such Mortgage Loan Seller the legal and beneficial ownership of such repurchased or substituted for Mortgage Loan (including property acquired in respect thereof or proceeds of any insurance policy with respect thereto) and the related Mortgage Loan documents, and if the Mortgage, Assignment of Leases, UCC Financing Statement or other instrument related to the Mortgage Loan has been recorded in the name of MERS or its designee, the applicable Master Servicer shall use reasonable efforts to reflect the transfer of such Mortgage or other instrument to such Mortgage Loan Seller on the records of MERS.

            (d) Section 6(e) of each of the Mortgage Loan Purchase Agreements provides the sole remedy available to the Certificateholders (subject to the limitations on the rights of the Certificateholders under this Agreement), or the Trustee on behalf of the Certificateholders, with respect to any Defect in a Mortgage File or any Breach of any representation or warranty with respect to a Mortgage Loan set forth in or required to be made pursuant to Section 6 of such Mortgage Loan Purchase Agreement.

            (e) The Special Servicer shall, for the benefit of the Certificateholders and the Trustee (as holder of the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest, the Uncertificated Middle-Tier Interests and the Uncertificated Lower-Tier Interests), enforce the obligations of the applicable Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as the Special Servicer would require were it, in its individual capacity, the owner of the affected Mortgage Loan(s). Any costs incurred by the Special Servicer with respect to the enforcement of the obligations of the applicable Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement shall be deemed to be Servicing Advances to the extent not otherwise provided herein. The Special Servicer shall be reimbursed for the reasonable costs of such enforcement: first, from a specific recovery, if any, of costs, expenses or attorneys' fees against the applicable Mortgage Loan Seller; second, pursuant to Section 3.05(a)(vii) herein out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a)(viii) herein out of general collections on the Mortgage Loans on deposit in the Certificate Account.

            (f) If a Mortgage Loan Seller incurs any expense in connection with the curing of a Breach, which also constitutes a default under the related Mortgage Loan and is reimbursable thereunder, such Mortgage Loan Seller shall have a right, and shall be subrogated to the rights of the Trustee, the Paying Agent and the Trust Fund under the Mortgage Loan, to recover the amount of such expenses from the related Mortgagor; provided, however, that such Mortgage Loan Seller's rights pursuant to this Section 2.03(f) shall be junior, subject and subordinate to the rights of the Trustee, the Paying Agent, the Trust Fund, the applicable Master Servicer and the Special Servicer to recover amounts owed by the related Mortgagor under the terms of such Mortgage Loan, including, without limitation, the rights to recover unreimbursed Advances, accrued and unpaid interest on Advances at the Reimbursement Rate and unpaid or unreimbursed expenses of the Trustee, the Paying Agent, the Trust Fund, the applicable Master Servicer or the Special Servicer allocable to such Mortgage Loan. The applicable Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the Special Servicer, shall use reasonable efforts to recover such expenses for such Mortgage Loan Seller to the extent consistent with the Servicing Standards, but taking into account the subordinate nature of the reimbursement to the Mortgage Loan Seller; provided, however, that the applicable Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the Special Servicer, determines in the exercise of its sole discretion consistent with the Servicing Standards that such actions by it will not impair the applicable Master Servicer's and/or the Special Servicer's collection or recovery of principal, interest and other sums due with respect to the related Mortgage Loan which would otherwise be payable to the applicable Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificateholders pursuant to the terms of this Agreement; provided, further, that the applicable Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the Special Servicer, may waive the collection of amounts due on behalf of the Mortgage Loan Seller in its sole discretion in accordance with the Servicing Standards.

            (g) If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described in this Section, (ii) such Mortgage Loan is a Crossed Loan, and (iii) the applicable Defect or Breach does not constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller shall be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided in Section 2.03(b) unless such other Crossed Loans satisfy the Crossed Loan Repurchase Criteria. In the event that the remaining Crossed Loans in such Crossed Group satisfy the aforementioned criteria, the applicable Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group. For the avoidance of doubt, the Mortgage Loan affected by the applicable Breach or Defect and Qualified Substitute Mortgage Loan, if any, must satisfy all other criteria for repurchase and substitution of Mortgage Loans set forth herein. Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such Mortgage Loans in accordance with the related Mortgage Loan documents or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Except as provided in Section 2.03(h), all other terms of the Mortgage Loans shall remain in full force and effect without any modification thereof.

            (h) With respect to any Crossed Loan, to the extent that the applicable Mortgage Loan Seller is required to repurchase or substitute for such Mortgage Loan in the manner prescribed in Section 2.03(g) while the Trustee continues to hold any other Crossed Loans in the related Crossed Group, the applicable Mortgage Loan Seller and the Trustee, as assignee of the Depositor, will, as set forth in the related Mortgage Loan Purchase Agreement, forbear from enforcing any remedies against the other's Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies.

            (i) Notwithstanding the foregoing, if there is a material Breach or a material Defect with respect to a Mortgaged Property (but not all of the Mortgaged Properties) that secure a Mortgage Loan or group of Crossed Loans, the applicable Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan or group of Crossed Loans, provided that (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the Mortgage Loan or the group of Crossed Loans, as applicable, including the remaining Mortgaged Property(ies) fully comply with and satisfy the terms, conditions and requirements set forth in the Mortgage Loan documents, this Agreement, the related Mortgage Loan Purchase Agreement and, in the case of a group of Crossed Loans, the Crossed Loan Repurchase Criteria, (iii) in connection with such partial release, the related Mortgage Loan Seller obtains an Opinion of Counsel (at such Mortgage Loan Seller's expense) to the effect that the contemplated action will not, with respect to the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC created hereunder, endanger such status or result in the imposition of any tax and (iv) in connection with such partial release, the related Mortgage Loan Seller delivers or causes to be delivered to the Custodian original modifications to the Mortgage prepared and executed in connection with such partial release.

            Section 2.04 Execution of Certificates; Issuance of Uncertificated Lower-Tier Interests. The Trustee hereby acknowledges the assignment to it of the Mortgage Loans and, subject to Sections 2.01 and 2.02, the delivery to it, or a Custodian on its behalf, of the Mortgage Files and a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, together with the assignment to it of all of the other assets included in the Lower-Tier REMIC. Concurrently with such assignment and delivery, and in exchange for the Mortgage Loans, receipt of which is hereby acknowledged, the Trustee (i) acknowledges the issuance of the Uncertificated Lower-Tier Interests by the Paying Agent to the Depositor and (ii) acknowledges the authentication and delivery of the Class LR Certificates by the Paying Agent to or upon the order of the Depositor, (iii) acknowledges the issuance of the Uncertificated Middle-Tier Interests by the Paying Agent to the Depositor and (ii) acknowledges the authentication and delivery of the Class MR Certificates by the Paying Agent to or upon the order of the Depositor, (iv) acknowledges the contribution by the Depositor of the Uncertificated Lower-Tier Interests to the Middle-Tier REMIC,
(v) acknowledges the contribution by the Depositor of the Uncertificated Middle-Tier Interests to the Upper-Tier REMIC and (vi) immediately thereafter, the Trustee acknowledges that it has caused the Certificate Registrar to execute and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Uncertificated Lower-Tier Interests, the Regular Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates) and the Class R Certificates as to which the Trustee acknowledges authentication and delivery by the Paying Agent, to or upon the order of the Depositor, and the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest, and the Depositor hereby acknowledges the receipt by it or its designees, of such Certificates and the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest in authorized Denominations evidencing the entire beneficial ownership of the Upper-Tier REMIC.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest to the Trustee for the benefit of the respective Holders of the Class A-2SFL Certificates and the Class A-3SFL Certificates, respectively. The Trustee (i) acknowledges the assignment to it of the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest and acknowledges that it has executed the Swap Contracts, (ii) declares that it holds and will hold the Class A-2SFL and Class A-3SFL Regular Interests and respective Swap Contract in trust for the exclusive use and benefit of all present and future Holders of the Class A-2SFL Certificates and the Class A-3SFL Certificates and (iii) declares that it has caused the Certificate Registrar to execute, and has caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest and for entering into the respective Swap Contracts, and the Depositor hereby acknowledges the receipt by it or its designees of the Class A-2SFL Certificates and Class A-3SFL Certificates in authorized Denominations.

            Section 2.05 Grantor Trust Designations. The Class A-2SFL Certificates and the Class A-3SFL Certificates are hereby designated as undivided beneficial interests in the portion of the Trust Fund consisting of the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest, respectively, the respective Swap Contracts and Floating Rate Accounts and the proceeds thereof, which portion shall be treated as a grantor trust within the meaning of subpart E, Part I of subchapter J of the Code.

                               [End of Article II]

                                  ARTICLE III

                               ADMINISTRATION AND
                           SERVICING OF THE TRUST FUND

            Section 3.01 Master Servicer to Act as Master Servicer; Special Servicer to Act as Special Servicer; Administration of the Mortgage Loans. (a) Each of the Master Servicers and the Special Servicer shall diligently service and administer the Mortgage Loans and the Companion Loans it is obligated to service pursuant to this Agreement on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders and, in the case of the Companion Loans, the related Companion Holders and the Trustee (as holder of the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest and the Uncertificated Lower Tier Interests), as a collective whole, taking into account the subordinate or pari passu nature of the related Companion Loans, as the case may be (as determined by the applicable Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of this Agreement and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement and the terms of the respective Mortgage Loans. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the applicable Master Servicer's and the Special Servicer's obligations, responsibilities and authority with respect to the Mezz Cap AB Mortgage Loan are limited by and subject to the terms of the related Mezz Cap AB Mortgage Loan Intercreditor Agreement. The applicable Master Servicer (or, with respect to any Specially Serviced Mortgage Loan, the Special Servicer) shall use reasonable efforts consistent with the Servicing Standards to enforce the rights of the Trust Fund (as holder of the Mezz Cap AB Mortgage
Loan) under the related Mezz Cap AB Mortgage Loan Intercreditor Agreement. Any cost and expenses associated with such enforcement of the Trust Fund's rights against the Companion Holder shall be an expense of the Trust Fund to the extent not otherwise provided in the related Intercreditor Agreement. With respect to each Serviced Whole Loan, in the event of a conflict between this Agreement and the related Intercreditor Agreement, the related Intercreditor Agreement shall control; provided, in no event shall the applicable Master Servicer or the Special Servicer take any action in accordance with the terms of any Intercreditor Agreement that would cause the applicable Master Servicer or the Special Servicer, as the case may be, to violate the Servicing Standards or the REMIC Provisions.

            To the extent consistent with the foregoing, each Master Servicer and the Special Servicer shall service the Mortgage Loans in accordance with the applicable Servicing Standards. The "Servicing Standards" means the General Servicing Standard or the Capmark Servicing Standard, as applicable. The "General Servicing Standard" means with respect to any Master Servicer (other than Capmark) or Special Servicer, the servicing of the Mortgage Loans in accordance with the higher of the following standards of care: (1) in the same manner in which, and with the same care, skill, prudence and diligence with which such Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third party portfolios and (2) the same care, skill, prudence and diligence with which such Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans owned by such Master Servicer or the Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans or the Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust and the Certificateholders (and in the case of a Serviced Whole Loan, the related Companion Holder, taking into account the subordinate or pari passu nature of the related Companion Loan), as determined by such Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment, in either case, giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial mortgage loan servicers, but without regard to: (i) any relationship that such Master Servicer, the Special Servicer or any Affiliate of such Master Servicer or the Special Servicer may have with any Mortgagor or any Affiliate of such Mortgagor, any Mortgage Loan Seller or any other parties to this Agreement; (ii) the ownership of any Certificate or Companion Loan by such Master Servicer, the Special Servicer or any Affiliate of such Master Servicer or Special Servicer, as applicable; (iii) the adequacy of such Master Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services and reimbursement for its costs hereunder or with respect to any particular transaction; (iv) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by such Master Servicer or Special Servicer; (v) any obligation of such Master Servicer or any of its affiliates (in their capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or document defect with respect to, or repurchase or substitute for the Mortgage Loan; (vi) any other debt such Master Servicer or the Special Servicer or any of its Affiliates has extended to any Mortgagor or any of its Affiliates; (vii) any obligation of such Master Servicer or any of its Affiliates to make Advances; and (viii) any option to purchase any Mortgage Loan or Companion Loan by either Master Servicer or the Special Servicer or any of their Affiliates.

            The "Capmark Servicing Standard" means, with respect to Capmark, the servicing of the Mortgage Loans in accordance with the higher of the following standards of care: (1) with the same care, skill and diligence as is normal and usual in its mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the Mortgage Loans and (2) with a view to the timely collection of all principal and interest and other amounts due and payable under the Mortgage Loans or, if applicable, the Companion Loans and the AB Mortgage Loans as a collective whole, taking into account the subordinate nature of the Companion Loans, as applicable, and without regard to: (1) any relationship that Master Servicer No. 2 or any Affiliate of Master Servicer No. 2 may have with any Mortgagor; (2) the ownership of any Certificate or, if applicable, mezzanine loan or Companion Loan, by Master Servicer No. 2 or any Affiliate of Master Servicer No. 2; (3) Master Servicer No. 2's obligation to make Advances; and (4) the adequacy of Master Servicer No. 2's right to receive compensation payable to it and reimbursement for its costs hereunder or with respect to any particular transaction.

            Without limiting the foregoing, subject to Section 3.21, (1) Master Servicer No. 1 shall be obligated to service and administer all Group A Mortgage Loans (other than any Non-Serviced Mortgage Loan) which, in each case, do not constitute Specially Serviced Mortgage Loans, (2) Master Servicer No. 2 shall be obligated to service and administer all Group B Mortgage Loans which, in each case, do not constitute Specially Serviced Mortgage Loans, (3) Master Servicer No. 3 shall be obligated to service and administer all Group C Mortgage Loans (other than any Non-Serviced Mortgage Loan) which, in each case, do not constitute Specially Serviced Mortgage Loans and (4) the Special Servicer shall be obligated to service and administer (i) any Mortgage Loans (other than the Non-Serviced Mortgage Loans) and Companion Loans as to which a Servicing Transfer Event has occurred and is continuing (the "Specially Serviced Mortgage Loans") and (ii) any REO Properties (except with respect to the Bank of America Plaza Mortgaged Property and the Tysons Galleria Mortgaged Property); provided, that the applicable Master Servicer shall continue to receive payments and make all calculations, and prepare, or cause to be prepared, all reports, required hereunder with respect to the Specially Serviced Mortgage Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided further, however, that the applicable Master Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the applicable Master Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. Neither Master Servicer will have any responsibility for the performance by the Special Servicer of its duties under this Agreement or the performance by the other Master Servicer of its duties under this Agreement. Each Mortgage Loan or Companion Loan that becomes a Specially Serviced Mortgage Loan shall continue as such until satisfaction of the conditions specified in Section 3.21(a). Without limiting the foregoing, subject to Section 3.21, the applicable Master Servicer shall be obligated to service and administer all related Mortgage Loans (other than the Non-Serviced Mortgage Loans) and Companion Loans, which are not Specially Serviced Mortgage Loans. The Special Servicer shall make the inspections, use its reasonable efforts to collect the statements and forward to the applicable Master Servicer the reports in respect of the related Mortgaged Properties with respect to Specially Serviced Mortgage Loans in accordance with Section 3.12. After notification to the applicable Master Servicer, the Special Servicer may contact the Mortgagor of any Non-Specially Serviced Mortgage Loan if efforts by the applicable Master Servicer to collect required financial information have been unsuccessful or any other issues remain unresolved. Such contact shall be coordinated through and with the cooperation of the applicable Master Servicer. No provision herein contained shall be construed as an express or implied guarantee by the Master Servicers or the Special Servicer of the collectability or recoverability of payments on the Mortgage Loans or shall be construed to impair or adversely affect any rights or benefits provided by this Agreement to the Master Servicers or the Special Servicer (including with respect to Servicing Fees, Special Servicing Fees or the right to be reimbursed for Advances and interest accrued thereon). Any provision in this Agreement for any Advance by the applicable Master Servicer or the Trustee is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such Person the risk of loss with respect to one or more of the Mortgage Loans. No provision hereof shall be construed to impose liability on the Master Servicers or the Special Servicer for the reason that any recovery to the Certificateholders in respect of a Mortgage Loan at any time after a determination of present value recovery is less than the amount reflected in such determination.

            (b) Subject only to the Servicing Standards and the terms of this Agreement and of the respective Mortgage Loans and, if applicable, the Companion Loans, and any applicable Intercreditor Agreements (and intercreditor agreements entered into after the Closing Date with respect to any Mortgage Loan in connection with mezzanine debt permitted under the related Mortgage Loan documents), and applicable law, the Master Servicers and the Special Servicer each shall have full power and authority, acting alone or, in the case of any Master Servicer, subject to Section 3.22, through one or more Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration for which it is responsible which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicers and the Special Servicer, in its own name (or in the name of the Trustee and, if applicable, the Companion Holder), is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, with respect to each Mortgage Loan (and, with respect to a Companion Loan, the Companion Holder) it is obligated to service under this Agreement: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral;
(ii) subject to Sections 3.08 and 3.20, any and all modifications, waivers, amendments or consents to, under or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, pledge agreements and other documents in connection with a defeasance, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall furnish, or cause to be furnished, to the Master Servicers or the Special Servicer any powers of attorney and other documents necessary or appropriate to enable the Master Servicers or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by the Master Servicers or the Special Servicer. Notwithstanding anything contained herein to the contrary, each Master Servicer or the Special Servicer, as the case may be, shall not, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating such Master Servicer's or the Special Servicer's, as the case may be, representative capacity or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be required to be registered to do business in any state.

            (c) To the extent each Master Servicer is permitted pursuant to the terms of the related Mortgage Loan documents or Companion Loan documents (including the related Intercreditor Agreement) to exercise its discretion with respect to any action which requires a confirmation of the Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates (or of any class of Companion Loan Securities), such Master Servicer shall require the costs of such written confirmation to be borne by the related Mortgagor. To the extent the terms of the related Mortgage Loan documents or Companion Loan documents require the Mortgagor to bear the costs of any confirmation of the Rating Agencies that an action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates (or of any class of Companion Loan Securities), the applicable Master Servicer shall not waive the requirement that such costs and expenses be borne by the related Mortgagor. To the extent that the terms of the related Mortgage Loan documents or Companion Loan documents are silent as to who bears the costs of any confirmation of the Rating Agencies that an action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates (or of any class of Companion Loan Securities), the applicable Master Servicer shall use reasonable efforts to have the Mortgagor bear such costs and expenses. Each Master Servicer shall not be responsible for the payment of such costs and expenses out of pocket.

            (d) The relationship of each of the Master Servicers and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            (e) Each Master Servicer shall, to the extent permitted by the related Mortgage Loan documents and Companion Loan documents and consistent with the Servicing Standards, permit Escrow Payments to be invested only in Permitted Investments.

            (f) Within 60 days (or such shorter time period as is required by the terms of the applicable Mortgage Loan documents) after the later of (i) the receipt thereof and (ii) the Closing Date, (A) the applicable Master Servicer shall notify, or cause the applicable Mortgage Loan Seller to notify each provider of a letter of credit for each Mortgage Loan identified as having a letter of credit on the Mortgage Loan Schedule, that the Trust (in care of the applicable Master Servicer) for the benefit of the Certificateholders and any related Companion Holders shall be the beneficiary under each such letter of credit and (B) the applicable Master Servicer shall notify each lessor under a Ground Lease for each Mortgage Loan identified as subject to a leasehold interest on the Mortgage Loan Schedule, that the applicable Master Servicer or the Special Servicer shall service such Mortgage Loan for the benefit of the Certificateholders. If the Mortgage Loan documents do not require the related Mortgagor to pay any costs and expenses relating to any modifications to the related letter of credit, then the applicable Mortgage Loan Seller shall pay such costs and expenses. If the Mortgage Loan documents require the related Mortgagor to pay any costs and expenses relating to any modifications to the related letter of credit, and such Mortgagor fails to pay such costs and expenses after the applicable Master Servicer has exercised reasonable efforts to collect such costs and expenses from such Mortgagor, then the applicable Master Servicer shall give the applicable Mortgage Loan Seller notice of such failure and the amount of costs and expenses, and such Mortgage Loan Seller shall pay such costs and expenses. The costs and expenses of any modifications to Ground Leases shall be paid by the related Mortgagor. Neither the Master Servicers nor the Special Servicer shall have any liability for the failure of any Mortgage Loan Seller to perform its obligations under the related Mortgage Loan Purchase Agreement.

            (g) Notwithstanding anything herein to the contrary, in no event shall the Master Servicers (or the Trustee, as applicable) make a Servicing Advance with respect to any Companion Loan to the extent the related Mortgage Loan has been paid in full or is no longer included in the Trust Fund.

            (h) Servicing and administration of each Companion Loan shall continue hereunder for so long as the corresponding Mortgage Loan or any related REO Property is part of the Trust Fund or for such longer period as any amounts payable by the related Companion Holder to or for the benefit of the Trust or any party hereto in accordance with the related Intercreditor Agreement remain due and owing.

            (i) The Special Servicer agrees that upon the occurrence of a Servicing Transfer Event with respect to any Serviced Whole Loan or other Mortgage Loan that may become subject to an intercreditor agreement in the future, it shall, subject to Section 3.21, enforce, on behalf of the Trust, subject to the Servicing Standards and to the extent the Special Servicer determines such action is in the best interests of the Trust Fund, the rights that the Trustee, on behalf of the Trust, as holder of each related Mortgage Loan is entitled to exercise under the related Intercreditor Agreement. The costs and expenses incurred by the Special Servicer in connection with such enforcement shall be paid as a Servicing Advance.

            (j) Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the applicable Master Servicer's and the Special Servicer's obligations and responsibilities hereunder and the applicable Master Servicer's and the Special Servicer's authority with respect to the Non-Serviced Mortgage Loans are limited by and subject to the terms of the related Intercreditor Agreement and the rights of the related master servicer and special servicer with respect thereto under the related Non-Serviced Pooling Agreement. The applicable Master Servicer (or, with respect to any Specially Serviced Mortgage Loan, the Special Servicer) shall use reasonable best efforts consistent with the Servicing Standards to enforce the rights of the Trustee (as holder of the Non-Serviced Mortgage Loans) under the related Intercreditor Agreement and the related Non-Serviced Pooling Agreement.

            (k) The parties hereto acknowledge that the Non-Serviced Mortgage Loans are subject to the terms and conditions of the related Intercreditor Agreement and further acknowledge that, pursuant to the related Intercreditor Agreement, (i) the Non-Serviced Mortgage Loans are to be serviced and administered by the related master servicer and special servicer in accordance with the related Non-Serviced Pooling Agreement, and (ii) in the event that (A) the related Companion Loan is no longer part of the trust fund created by the related Non-Serviced Pooling Agreement and (B) the related Non-Serviced Mortgage Loan is included in the Trust Fund, then, as set forth in the related Intercreditor Agreement, the related Whole Loan shall be serviced in accordance with the applicable provisions of a pooling agreement negotiated by the holder of the related Companion Loan that is substantially similar to the related Non-Serviced Pooling Agreement, until such time as a new servicing agreement has been agreed to by the parties to the related Intercreditor Agreement in accordance with the provisions of such agreement and confirmation has been obtained from the Rating Agencies that such new servicing agreement would not result in a downgrade, qualification or withdrawal of the then current ratings of any Class of Certificates then outstanding.

            (l) Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the servicing and administration of a Serviced Whole Loan shall continue hereunder (without any further obligation to make P&I Advances) even if the Serviced Mortgage Loan is no longer part of the Trust Fund, until such time as a separate servicing agreement is entered into in accordance with the related Intercreditor Agreement (it being acknowledged that neither the applicable Master Servicer nor the Special Servicer shall be obligated under a separate agreement to which it is not a party). At such time as a separate servicing agreement is entered into, all amounts due to such Master Servicer or Special Servicer, as applicable, including advances and interest thereon, for the period that the Serviced Whole Loan was not part of the Trust Fund, but was serviced by such Master Servicer or the Special Servicer, as applicable shall be paid to such Master Servicer or the Special Servicer upon the execution of a separate servicing agreement by the holder of such Serviced Whole Loan or as otherwise agreed to by such holder and such Master Servicer or the Special Servicer, as applicable.

            (m) Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the applicable Master Servicer's obligations and responsibilities hereunder and such Master Servicer's authority with respect to the Serviced Whole Loans are limited by and subject to the terms of the related Intercreditor Agreement. The applicable Master Servicer (or, if a Serviced Whole Loan becomes a Specially Serviced Loan, the Special Servicer) shall use reasonable efforts consistent with the Servicing Standards to obtain the benefits of the rights of the Trust Fund (as holder of the related Serviced Mortgage Loan) under the related Intercreditor Agreement.

            Section 3.02 Collection of Mortgage Loan Payments. (a) Each of the applicable Master Servicers and the Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and Companion Loans (subject to the right of certain Companion Holders to receive payments directly from the related Mortgagor pursuant to the related Intercreditor Agreement) it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standards), provided that the Master Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents. The applicable Master Servicer or the Special Servicer, as applicable, may in its discretion waive any Penalty Charge (other than a Penalty Charge payable with respect to the Companion Loans if the related Intercreditor Agreement provides that such Penalty Charge may not be waived without the consent of the related Companion Loan Holder after the securitization of such Companion Loan) in connection with any delinquent payment on a Mortgage Loan or Companion Loan it is obligated to service hereunder two times during any period of twenty-four consecutive months with respect to any Mortgage Loan or Companion Loan; provided, that the applicable Master Servicer or the Special Servicer, as applicable, may in its discretion waive any Penalty Charge (other than a Penalty Charge payable with respect to the Companion Loans if the related Intercreditor Agreement provides that such Penalty Charge may not be waived without the consent of the related Companion Loan Holder after the securitization of such Companion Loan) in connection with any delinquent payment on a Mortgage Loan or Companion Loan one additional time in such 24-month period so long as no Advance or additional Trust Fund expense has been incurred and remains unreimbursed to the Trust with respect to such Mortgage Loan or Companion Loan. Any additional waivers during such 24-month period with respect to such Mortgage Loan may be made only after the applicable Master Servicer or Special Servicer, as the case may be, has given notice of a proposed waiver to the Directing Certificateholder and the Directing Certificateholder has consented to such additional waiver (provided, that if the applicable Master Servicer or Special Servicer, as the case may be, fails to receive a response to such notice from the Directing Certificateholder in writing within five (5) days of giving such notice, then the Directing Certificateholder shall be deemed to have consented to such proposed waiver).

            (b) All amounts collected on any Mortgage Loan or Companion Loan in the form of payments from Mortgagors, Insurance and Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage (and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement) and, in the absence of such express provisions, such payments from Mortgagors, Insurance and Condemnation Proceeds or Liquidation Proceeds shall be applied (after reimbursement first to the Trustee and second to the applicable Master Servicer for any related outstanding Advances (including Workout Delayed Reimbursement Amounts that have not been reimbursed to the applicable Master Servicer) and interest thereon as provided herein and unpaid servicing compensation, Liquidation Expenses and related additional Trust Fund expenses): first, as a recovery of accrued and unpaid interest on such Mortgage Loan or Companion Loan, as applicable, at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt; second, as a recovery of Unliquidated Advances, third as a recovery of principal of such Mortgage Loan or Companion Loan then due and owing, in each case, that were paid from collections on the Mortgage Loans or Companion Loan and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount", "Loan Group 1 Principal Distribution Amount" or "Loan Group 2 Principal Distribution Amount"; fourth, as a recovery of Nonrecoverable Advances; fifth, in accordance with the Servicing Standards, as a recovery of any other amounts due and owing on such Mortgage Loan or Companion Loan, as applicable, including, without limitation, Penalty Charges and Yield Maintenance Charges; and sixth, as a recovery of principal of such Mortgage Loan or Companion Loan, as applicable, to the extent of its entire unpaid principal balance. Notwithstanding the preceding, such provisions shall not be deemed to affect the priority of distributions of payments. To the extent that such amounts are paid by a party other than a Mortgagor, such amounts shall be deemed to have been paid in respect of a purchase of all or part of the Mortgaged Property (in the case of Insurance and Condemnation Proceeds or Liquidation Proceeds) and then paid by the Mortgagor under the Mortgage Loan or Companion Loan, as applicable, in accordance with the preceding sentence. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof.

            (c) To the extent consistent with the terms of the Mortgage Loans (and, with respect to each Serviced Whole Loan (s), the related Companion Loan and Intercreditor Agreement) and applicable law, the applicable Master Servicer shall apply all Insurance and Condemnation Proceeds it receives on a day other than the Due Date to amounts due and owing under the related Mortgage Loan or Companion Loan as if such Insurance and Condemnation Proceeds were received on the Due Date immediately succeeding the month in which such Insurance and Condemnation Proceeds were received.

            (d) With respect to any Mortgage Loan in connection with which the Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives described in the applicable Mortgage Loan documents, the applicable Master Servicer shall, to the extent consistent with the Servicing Standards, hold such escrows, letters of credit and proceeds thereof as additional collateral and not apply such items to reduce the principal balance of such Mortgage Loan unless otherwise required to do so pursuant to the applicable Mortgage Loan documents, applicable law or court order.

            (e) Promptly following the Closing Date, the Trustee shall send written notice (in the form attached hereto as Exhibit M, and with respect to the Tysons Galleria Mortgage Loan, accompanied by an execution copy of this Agreement, to the Tysons Galleria Trustee) to each master servicer related to the Non-Serviced Mortgage Loans stating that, as of the Closing Date, the Trustee is the holder of the applicable Non-Serviced Mortgage Loan and directing the related master servicer to remit to the applicable Master Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the applicable Non-Serviced Mortgage Loan under the related Intercreditor Agreement and the related Non-Serviced Pooling Agreement. The applicable Master Servicer shall, within one Business Day of receipt, deposit into the Certificate Account all amounts received with respect to the related Non-Serviced Mortgage Loan, the related Mortgaged Property or any related REO Property. With respect to the Tysons Galleria Mortgage Loan, such notice shall also provide contact information for the Trustee, the Paying Agent and the Special Servicer.

            Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts. (a) Each Master Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the Mortgage Loan documents and Companion Loan documents. Any Servicing Accounts related to any Serviced Whole Loan shall be held for the benefit of the Certificateholders and the related Companion Holder, but this shall not be construed to modify their respective interests therein as set forth in the related Intercreditor Agreement. Amounts on deposit in Servicing Accounts may only be invested in accordance with the terms of the related Mortgage Loan documents or in Permitted Investments in accordance with the provisions of
Section 3.06. Servicing Accounts shall be Eligible Accounts to the extent permitted by the terms of the related Mortgage Loan documents. Withdrawals of amounts so deposited from a Servicing Account may be made only to: (i) effect payment of items for which Escrow Payments were collected and comparable items;
(ii) reimburse the Trustee, and then the applicable Master Servicer for any Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest to Mortgagors on balances in the Servicing Account, if required by applicable law or the terms of the related Mortgage Loan or Companion Loan and as described below or, if not so required, to the applicable Master Servicer; (v) after the occurrence of an event of default under the related Mortgage Loan or Companion Loan, apply amounts to the indebtedness under the applicable Mortgage Loan or Companion Loan; (vi) withdraw amounts deposited in error; (vii) pay Penalty Charges to the extent permitted by the related Mortgage Loan documents; or (viii) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. As part of its servicing duties, each Master Servicer, with respect to the Mortgage Loans it is obligated to service hereunder, shall pay or cause to be paid to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law or the terms of the related Mortgage Loan or Companion Loan; provided, however, that in no event shall such Master Servicer be required to remit to any Mortgagor any amounts in excess of actual net investment income or funds in the related Servicing Account. If allowed by the related Mortgage Loan documents and applicable law, the applicable Master Servicer may charge the related Mortgagor an administrative fee for maintenance of the Servicing Accounts.

            (b) The Special Servicer, in the case of REO Loans (other than any REO Loan succeeding the Non-Serviced Mortgage Loans), and the applicable Master Servicer, in the case of all other Mortgage Loans other than the Non-Serviced Mortgage Loans (and each Companion Loan) that it is responsible for servicing hereunder, shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof. The Special Servicer, in the case of REO Loans (other than any REO Loan succeeding the Non-Serviced Mortgage Loans), and the applicable Master Servicer, in the case of all other Mortgage Loans and Companion Loans that it is responsible for servicing hereunder, shall use reasonable efforts consistent with the Servicing Standards to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof from the REO Account or by the applicable Master Servicer as Servicing Advances prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items, employing for such purpose Escrow Payments (which shall be so applied by the Master Servicer at the written direction of the Special Servicer in the case of REO Loans) as allowed under the terms of the related Mortgage Loan (other than the Non-Serviced Mortgage Loans) or Companion Loan. The applicable Master Servicer shall service and administer any reserve accounts (including monitoring, maintaining or changing the amounts of required escrows) in accordance with the terms of such Mortgage Loan and the Servicing Standards. To the extent that a Mortgage Loan (other than the Non-Serviced Mortgage Loans) (or a Companion Loan) does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Special Servicer, in the case of REO Loans, and the applicable Master Servicer, in the case of all other Mortgage Loans and Companion Loans that it is responsible for servicing hereunder, shall use reasonable efforts consistent with the Servicing Standards to cause the Mortgagor to comply with its obligation to make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

            (c) In accordance with the Servicing Standards and for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) and Serviced Whole Loans that it is responsible for servicing hereunder, the applicable Master Servicer shall advance all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien thereon, (ii) ground rents (if applicable) and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments collected from the related Mortgagor (or related REO Revenues, if applicable) are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided, however, that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance and provided, further, however, that with respect to the payment of taxes and assessments, insurance premiums and rents under any Ground Lease, the applicable Master Servicer shall not be required to make such advance until the later of
(1) five Business Days after such Master Servicer, the Special Servicer or the Trustee, as applicable, has received confirmation that such item has not been paid or (2) the date prior to the date after which any penalty or interest would accrue in respect of such taxes or assessments or after which a lapse in insurance coverage or a breach under any Ground Lease would occur as a result of a failure to pay such taxes, assessments, premiums or payments. The Special Servicer shall give the applicable Master Servicer and the Trustee no less than five Business Days' written (facsimile or electronic) notice before the date on which such Master Servicer is requested to make any Servicing Advance with respect to a given Specially Serviced Mortgage Loan or REO Property; provided, however, that only two Business Days' written (facsimile or electronic) notice shall be required in respect of Servicing Advances required to be made on an emergency or urgent basis; provided, further, that the Special Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The applicable Master Servicer may pay the aggregate amount of such Servicing Advances listed on a monthly request to the Special Servicer, in which case the Special Servicer shall remit such Servicing Advances to the ultimate payees. In addition, the Special Servicer shall provide the applicable Master Servicer and the Trustee with such information in its possession as such Master Servicer or the Trustee, as the case may be, may reasonably request to enable such Master Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Advance. Any request by the Special Servicer that any Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and such Master Servicer shall be entitled to conclusively rely on such determination, provided that the determination shall not be binding on such Master Servicer or Trustee. On the first Business Day after the Determination Date for the related Distribution Date, the Special Servicer shall report to the applicable Master Servicer if the Special Servicer determines any Servicing Advance previously made by such Master Servicer with respect to a Specially Serviced Mortgage Loan or REO Loan is a Nonrecoverable Servicing Advance. Such Master Servicer shall be entitled to conclusively rely on such a determination, and such determination shall be binding upon such Master Servicer, but shall in no way limit the ability of such Master Servicer, in the absence of such determination, to make its own determination that any Advance is a Nonrecoverable Advance. All such Advances shall be reimbursable in the first instance from related collections from the Mortgagors and further as provided in Section 3.05. No costs incurred by the applicable Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, the Paying Agent's calculation of monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans or the Companion Loans, notwithstanding that the terms of such Mortgage Loans or the Companion Loans so permit. If the applicable Master Servicer fails to make any required Servicing Advance as and when due (including any applicable cure periods), to the extent the Trustee has actual knowledge of such failure, the Trustee shall make such Servicing Advance pursuant to Section
7.05. Notwithstanding anything herein to the contrary, no Servicing Advance shall be required hereunder if such Servicing Advance would, if made, constitute a Nonrecoverable Servicing Advance. In addition, the applicable Master Servicer shall consider Unliquidated Advances in respect of prior Servicing Advances for purposes of nonrecoverability determinations. The Special Servicer shall have no obligation under this Agreement to make any Servicing Advances.

            Notwithstanding the foregoing provisions of this Section 3.03(c), a Master Servicer shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if such Master Servicer determines that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is a Nonrecoverable Servicing Advance. The subject Master Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer pursuant to Section 3.05(a).

            Notwithstanding anything to the contrary contained in this Section 3.03(c), any Master Servicer may in its good faith judgment elect (but shall not be required unless directed by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Loans) to make a payment from amounts on deposit in the applicable Certificate Account (which shall be deemed first made from amounts distributable as principal and then from all other amounts comprising general collections) to pay for certain expenses set forth below notwithstanding that such Master Servicer (or Special Servicer, as applicable) has determined that a Servicing Advance with respect to such expenditure would be a Nonrecoverable Servicing Advance (unless, with respect to Specially Serviced Mortgage Loans or REO Loans, the Special Servicer has notified such Master Servicer to not make such expenditure), where making such expenditure would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan; provided that in each instance, such Master Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standards (as evidenced by an Officer's Certificate delivered to the Trustee) that making such expenditure is in the best interest of the Certificateholders (and, if applicable the Companion Holders), all as a collective whole. Each Master Servicer or Trustee may elect to obtain reimbursement of Nonrecoverable Servicing Advances from the Trust Fund pursuant to the terms of Section 3.19(c). The parties acknowledge that pursuant to the Bank of America Plaza Pooling Agreement, the Bank of America Plaza Master Servicer is obligated to make servicing advances with respect to the Bank of America Plaza Whole Loan. The Bank of America Plaza Master Servicer shall be entitled to reimbursement for nonrecoverable servicing advances with respect to the Bank of America Plaza Whole Loan (with, in each case, any accrued and unpaid interest thereon provided for under the Bank of America Plaza Pooling Agreement) in the manner set forth in the Bank of America Plaza Pooling Agreement and the Bank of America Plaza Intercreditor Agreement. The parties acknowledge that pursuant to the Tysons Galleria Pooling Agreement, the Tysons Galleria Master Servicer is obligated to make servicing advances with respect to the Tysons Galleria Whole Loan. The Tysons Galleria Master Servicer shall be entitled to reimbursement for nonrecoverable servicing advances with respect to the Tysons Galleria Whole Loan (with, in each case, any accrued and unpaid interest thereon provided for under the Tysons Galleria Pooling Agreement) in the manner set forth in the Tysons Galleria Pooling Agreement and the Tysons Galleria Intercreditor Agreement.

            (d) In connection with its recovery of any Servicing Advance out of the applicable Certificate Account pursuant to Section 3.05(a), the Trustee and then the applicable Master Servicer, as the case may be, shall be entitled to receive, out of any amounts then on deposit in such Certificate Account interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from the date made to, but not including, the date of reimbursement. If there are insufficient funds to reimburse the Trustee or a Master Servicer interest at the Reimbursement Rate out of the applicable Certificate Account, such party shall be entitled to receive the amounts referred to in this Section 3.03(d) out of amounts then on deposit in the other Certificate Account. Subject to Section 3.19(c), each Master Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding Servicing Advance as soon as practically possible after funds available for such purpose are deposited in the applicable Certificate Account.

            (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan (other than the Non-Serviced Mortgage Loans), the applicable Master Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan (other than the Non-Serviced Mortgage Loans), the applicable Master Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(e) within a reasonable period of time following such inquiry, the applicable Master Servicer shall promptly report any such failure to the Special Servicer.

            Section 3.04 The Certificate Account, the Lower-Tier, the Middle-Tier Distribution Account and Upper-Tier Distribution Accounts, the Companion Distribution Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the Floating Rate Accounts. (a) Each Master Servicer shall establish and maintain, or cause to be established and maintained, a Certificate Account in which such Master Servicer shall deposit or cause to be deposited on a daily basis and in no event later than the Business Day following receipt of available funds (in the case of payments by Mortgagors or other collections on the Mortgage Loans or Companion Loans), except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans or Companion Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the appropriate Mortgage Loan Seller or its designee and other than any amounts received from Mortgagors which are received in connection with the purchase of defeasance collateral), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans or Companion Loans;

            (ii) all payments on account of interest on the Mortgage Loans or Companion Loans, including Yield Maintenance Charges and Default Interest;

            (iii) late payment charges and other Penalty Charges to the extent required to offset interest on Advances and additional Trust Fund expenses (other than Special Servicing Fees, Workout Fees or Liquidation Fees) as required by Section 3.11;

            (iv) all Insurance and Condemnation Proceeds and Liquidation Proceeds (other than Gain-on-Sale Proceeds) received in respect of any Mortgage Loan, Companion Loan or REO Property (other than (i) Liquidation Proceeds that are received in connection with the purchase by the applicable Master Servicer, the Special Servicer, the Holders of the Controlling Class, or the Holders of the Class LR Certificates of all the Mortgage Loans and any REO Properties in the Trust Fund and that are to be deposited in the Lower-Tier Distribution Account pursuant to Section 9.01 and (ii) if applicable, Liquidation Proceeds that are received in connection with the purchase of a Companion Loan from a securitization by the related mortgage loan seller or by the holder of a purchase option pursuant to the related Intercreditor Agreement or Other Pooling and Servicing Agreement, which shall be paid directly to the servicer of such securitization) together with any recovery of Unliquidated Advances in respect of the related Mortgage Loans;

            (v) any amounts required to be transferred from the REO Account pursuant to Section 3.16(c);

            (vi) any amounts required to be deposited by the applicable Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the applicable Certificate Account; and

            (vii) any amounts required to be deposited by the applicable Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard or master single interest policy.

            Notwithstanding the foregoing requirements, each Master Servicer need not deposit into its related Certificate Account any amount that such Master Servicer would be authorized to withdraw immediately from such account in accordance with the terms of Section 3.05 and shall be entitled to instead immediately pay such amount directly to the Person(s) entitled thereto; provided, that such amounts shall be applied in accordance with the terms hereof and shall be reported as if deposited in such Certificate Account and then withdrawn.

            The foregoing requirements for deposit in any Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, defeasance fees, or amounts collected for Mortgagor checks returned for insufficient funds need not be deposited by the applicable Master Servicer in its related Certificate Account. If the applicable Master Servicer shall deposit in its related Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Certificate Account, any provision herein to the contrary notwithstanding. Assumption, extension and modification fees actually received from Mortgagors on Specially Serviced Mortgage Loans shall be promptly delivered to the Special Servicer as additional servicing compensation.

            Upon receipt of any of the foregoing amounts in clauses (i)-(iv) above with respect to any Specially Serviced Mortgage Loans, the Special Servicer shall remit within one (1) Business Day such amounts to the applicable Master Servicer for deposit into the applicable Certificate Account, in accordance with this Section 3.04(a). Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the applicable Master Servicer for deposit into the Certificate Account, pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the applicable Master Servicer and shall promptly deliver any such check to such Master Servicer by overnight courier.

            Funds in the Certificate Accounts may only be invested in Permitted Investments in accordance with the provisions of Section 3.06. As of the Closing Date, the Certificate Account for Master Servicer No. 1 shall be located at the offices of PNC Bank in Pittsburgh, Pennsylvania. As of the Closing Date, the Certificate Account for Master Servicer No. 2 shall be located at the offices of Escrow Bank in Midvale, Utah. As of the Closing Date, the Certificate Account for Master Servicer No. 3 shall be located at the offices of Wachovia Bank, National Association in Charlotte, North Carolina. Each Master Servicer shall give notice to the Trustee, the Special Servicer, the Paying Agent and the Depositor of the new location of its Certificate Account prior to any change thereof.

            (b) The Paying Agent, on behalf of the Trustee, shall establish and maintain the Lower-Tier Distribution Account, the Middle-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Floating Rate Account and the Gain-on-Sale Reserve Account in trust for the benefit of the Certificateholders (and the Trustee as holder of the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest, the Uncertificated Middle-Tier Interests and the Uncertificated Lower-Tier Interests). The applicable Master Servicer shall deliver to the Paying Agent each month, on or before the P&I Advance Date therein, for deposit in the Lower-Tier Distribution Account, that portion of the Available Distribution Amount attributable to the Mortgage Loans it is obligated to service hereunder (in each case, calculated without regard to clauses (a)(iv), (a)(viii), (c) and (d) of the definition of Available Distribution Amount) for the related Distribution Date then on deposit in the applicable Certificate Account after giving effect to withdrawals of funds pursuant to Section 3.05(a)(ii)-(xx).

            With respect to the Companion Loans (excluding the Bank of America Plaza Pari Passu Companion Loan and the Tysons Galleria Companion Loans), each Companion Paying Agent shall establish and maintain an account for each Companion Loan, each of which may be a subaccount of the applicable Certificate Account, for distributions to each Companion Holder (each, a "Companion Distribution Account") to be held for the benefit of the related Companion Holder and shall, promptly upon receipt, deposit in the Companion Distribution Account any and all amounts received by the Companion Paying Agent that are required by the terms of this Agreement or the applicable Intercreditor Agreement to be deposited therein. Each Master Servicer shall deliver to the applicable Companion Paying Agent each month, on or before the P&I Advance Date therein, for deposit in the Companion Distribution Account, an aggregate amount of immediately available funds, to the extent of available funds, equal to the amount to be distributed to the related Companion Holder pursuant to the terms of this Agreement and the related Intercreditor Agreement.

            Notwithstanding the preceding paragraph, the following provisions shall apply to remittances relating to the Companion Loans related to Serviced Whole Loans. On each Serviced Whole Loan Remittance Date, the applicable Master Servicer shall withdraw from the Certificate Account and transfer to the Companion Distribution Account an aggregate amount equal to all payments and/or collections actually received on such Companion Loans on or prior to such dates and not previously so transferred and all amounts then on deposit in the Certificate Account that represent any reimbursement amount payable to the related Companion Holder; provided, however, that in no event shall the applicable Master Servicer be required to transfer to the Companion Distribution Account any portion thereof that is payable or reimbursable to or at the direction of any party to this Agreement under the other provisions of this Agreement and/or the related Intercreditor Agreement; provided that if the applicable Companion Paying Agent and the Master Servicer are the same Person, the Master Servicer shall not make such transfer and shall make the payments described below. On each Serviced Whole Loan Remittance Date, the applicable Companion Paying Agent shall make the payments and remittance described in
Section 4.01(j) of this Agreement, which payments and remittance shall be made, in each case, on the related Serviced Whole Loan Remittance Date. Notwithstanding anything to the contrary contained herein, with respect to each Companion Holder, the applicable Master Servicer shall withdraw from the related Certificate Account and remit to the related Companion Holder, within one Business Day of receipt thereof, any amounts that represent Late Collections on such Companion Loan or any successor REO Loan with respect thereto that are received by the Master Servicer subsequent to 5:00 p.m. (New York City time) on the related Due Date therefor (exclusive of any portion of such amount payable or reimbursable to any third party in accordance with the related Intercreditor Agreement or this Agreement).

            The Lower-Tier Distribution Account, the Middle-Tier Distribution Account, the Upper-Tier Distribution Account, the Gain-on-Sale Reserve Account, the Interest Reserve Account, the Floating Rate Account and the Companion Distribution Account may be subaccounts of a single Eligible Account, which shall be maintained as a segregated account separate from other accounts.

            In addition to the amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the third preceding paragraph, each Master Servicer shall, as and when required hereunder, deliver to the Paying Agent for deposit in the Lower-Tier Distribution Account:

            (i) any amounts required to be deposited by such Master Servicer pursuant to Section 3.19 as Compensating Interest Payments in connection with Prepayment Interest Shortfalls;

            (ii) any P&I Advances required to be made by such Master Servicer in accordance with Section 4.03;

            (iii) any Liquidation Proceeds paid by such Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates in connection with the purchase of all of the Mortgage Loans and any REO Properties in the Trust Fund pursuant to
      Section 9.01 (exclusive of that portion thereof required to be deposited in the applicable Certificate Account pursuant to Section 9.01);

            (iv) any Yield Maintenance Charges actually collected; and

            (v) any other amounts required to be so delivered for deposit in the Lower-Tier Distribution Account pursuant to any provision of this Agreement.

            If, as of the close of business (New York City time), on any P&I Advance Date or on such other date as any amount referred to in the foregoing clauses (i) through (v) are required to be delivered hereunder, the applicable Master Servicer shall not have delivered to the Paying Agent for deposit in the Lower-Tier Distribution Account the amounts required to be deposited therein pursuant to the provisions of this Agreement (including any P&I Advance pursuant to Section 4.03(a) hereof), such Master Servicer shall pay the Paying Agent interest on such late payment at the Prime Rate from and including the date such payment was required to be made (without regard to any grace period set forth in Section 7.01(a)(i)) until (but not including) the date such late payment is received by the Paying Agent.

            The Paying Agent shall, upon receipt, deposit in the Lower-Tier Distribution Account any and all amounts received by the Paying Agent that are required by the terms of this Agreement to be deposited therein.

            Promptly on each Distribution Date, the Paying Agent shall be deemed to withdraw from the Lower-Tier Distribution Account and deposit in the Middle-Tier Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Regular Distribution Amount and the amount of any Yield Maintenance Charges for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Sections 4.01(b) and 4.01(d), respectively, withdraw from the Middle-Tier Distribution Account an aggregate amount of immediately available funds equal to the Middle-Tier Regular Distribution Amount in payment of the Uncertificated Middle-Tier Interests as specified in Sections 4.01(b) and 4.01(d), respectively, and then immediately be deemed to withdraw from the Upper-Tier Distribution Account and deposit in the Class A-2SFL Floating Rate Account and the Class A-3SFL Floating Rate Account, respectively, an aggregate amount of immediately available funds equal to (i) the Class A-2SFL Available Funds and any Yield Maintenance Charges allocated to the Class A-2SFL Regular Interest for such Distribution Date as specified in Sections 4.01(d)(i) and 4.01(k) and (ii) the Class A-3SFL Available Funds and any Yield Maintenance Charges allocated to the Class A-3SFL Regular Interest for such Distribution Date as specified in Sections 4.01(d)(i) and 4.01(k).

            Funds on deposit in the Gain-on-Sale Reserve Account, the Interest Reserve Account, the Floating Rate Accounts, the Upper-Tier Distribution Account, the Middle-Tier Distribution Account and the Lower-Tier Distribution Account may be invested. As of the Closing Date, the Interest Reserve Account, the Floating Rate Accounts, the Upper-Tier Distribution Account, the Middle-Tier Distribution Account and the Lower-Tier Distribution Account shall be located at the offices of the Paying Agent. The Paying Agent shall give notice to the Trustee, the Master Servicers and the Depositor of the location of the Interest Reserve Account, the Upper-Tier Distribution Account, the Middle-Tier Distribution Account, the Lower-Tier Distribution Account, the Floating Rate Accounts, and, if established, the Gain-on-Sale Reserve Account, and of the proposed location of such accounts prior to any change thereof.

            (c) The Paying Agent shall establish (upon notice from the Special Servicer of an event occurring that generates Gain-on-Sale Proceeds) and maintain the Gain-on-Sale Reserve Account in trust for the benefit of the Certificateholders. The Gain-on-Sale Reserve Account shall be maintained as an Eligible Account (or as a subaccount of an Eligible Account), separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Paying Agent. Funds in the Gain-on-Sale Reserve Account may be invested.

            Upon the disposition of any REO Property in accordance with Section
3.09 or Section 3.18, the Special Servicer will calculate the Gain-on-Sale Proceeds, if any, realized in connection with such sale and remit such funds to the Paying Agent for deposit into the Gain-on-Sale Reserve Account, other than Gain-on-Sale Proceeds allocable to the Companion Loans, which shall be remitted to the applicable Companion Paying Agent for deposit into the applicable Companion Distribution Account.

            (d) On or before the Closing Date, the Paying Agent shall establish and maintain the Class A-2SFL Floating Rate Account and the Class A-3SFL Floating Rate Account in trust for the benefit of the Class A-2SFL Certificateholders and the Class A-3SFL Certificateholders, respectively. The Floating Rate Accounts shall each (i) at all times be an Eligible Account and
(ii) relate solely to the Class A-2SFL Certificates or Class A-3SFL Certificates, as applicable. The Paying Agent shall deposit into the respective Floating Rate Account all amounts received in respect of distributions on the Class A-2SFL Regular Interest and Class A-3SFL Regular Interest as specified in
Section 3.04(b), and shall immediately deposit into the respective Floating Rate Account all amounts received under the Swap Contracts.

            Section 3.05 Permitted Withdrawals from the Certificate Accounts, the Distribution Accounts, the Companion Distribution Account and the Floating Rate Accounts. (a) Each Master Servicer may, from time to time, make withdrawals from its related Certificate Account for any of the following purposes (without duplication of the same payment or reimbursement):

            (i) (A) no later than 4:00 p.m. New York City time on each P&I Advance Date, to remit to the Paying Agent for deposit in the Lower-Tier Distribution Account the amounts required to be remitted pursuant to the first paragraph of Section 3.04(b) and Section 3.04(c) or that may be applied to make P&I Advances pursuant to Section 4.03(a) and (B) pursuant to the second paragraph of Section 3.04(b), to remit to the applicable Companion Paying Agent for deposit in the applicable Companion Distribution Account the amounts required to be so deposited on the date specified in the related Intercreditor Agreement with respect to the related Companion Loans;

            (ii) (A) to pay itself unpaid Servicing Fees in respect of each Mortgage Loan, Companion Loan (to the extent permitted in the related Intercreditor Agreement), Specially Serviced Mortgage Loan and REO Loan, as applicable, such Master Servicer's rights to payment of Servicing Fees pursuant to this clause (ii)(A) with respect to any Mortgage Loan, Companion Loan, Specially Serviced Mortgage Loan or REO Loan, as applicable, being limited to amounts received on or in respect of such Mortgage Loan or Companion Loan (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds), that are allocable as recovery of interest thereon and (B) to pay the Special Servicer any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Specially Serviced Mortgage Loan or REO Loan or Corrected Mortgage Loan, as applicable, and any expense incurred by the Special Servicer in connection with performing any inspections pursuant to Section 3.12(a), remaining unpaid first, out of related REO Revenues, Liquidation Proceeds and Insurance and Condemnation Proceeds, and then out of general collections on the Mortgage Loans and REO Properties (provided that, in the case of such payment relating to a Serviced Whole Loan, such payment shall be made first, from amounts collected on the related subordinate Companion Loan, if any, and then from the related Mortgage Loan and any related pari passu Companion Loan, pro rata and pari passu in accordance with their Stated Principal Balances, subject to the terms of the related Intercreditor Agreement, prior to being payable out of general collections and provided, further that with respect to any Serviced Whole Loan, such expenses shall be reimbursed as among the related Companion Loans in the priority and subject to the limitations set forth in the related Intercreditor Agreement);

            (iii) to reimburse the Trustee and itself or, on a pro rata basis, the other Master Servicers (if amounts in such other Master Servicers' Certificate Accounts are not sufficient for such reimbursement), as applicable (in that order), for unreimbursed P&I Advances, the applicable Master Servicer's or the Trustee's right to reimbursement pursuant to this clause (iii) being limited to amounts received which represent Late Collections of interest (net of the related Servicing Fees) on and principal of the particular Mortgage Loans and REO Loans with respect to which such P&I Advances were made; provided, however, that if such P&I Advance becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in its Certificate Account (and from funds in the other Certificate Account) from time to time that represent collections or recoveries of principal to the extent provided in clause (v) below (to be allocated between the Loan Groups as set forth in the last paragraph of
      Section 3.05 (a)) or, in the circumstances specified in Section 3.19(c), from general collections (provided that with respect to any Serviced Mortgage Loan, reimbursement of P&I Advances shall be made only from amounts collected with respect to such Serviced Mortgage Loan (and not from any amounts collected with respect to the related Companion Loan) prior to reimbursement from other funds unrelated to the related Serviced Whole Loan on deposit in the Certificate Account);

            (iv) to reimburse the Trustee and itself or, on a pro rata basis, the other Master Servicers (if amounts in such other Master Servicers' Certificate Accounts are not sufficient for such reimbursement), as applicable (in that order), for unreimbursed Servicing Advances, the applicable Master Servicer's or the Trustee's respective rights to receive payment pursuant to this clause (iv) with respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loans), Companion Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Revenues (provided that, in case of such reimbursement relating to an Serviced Whole Loan, such reimbursements shall be made first, from amounts collected on the related subordinate Companion Loan, if any, and then from the related Mortgage Loan and pari passu Companion Loan(s), pro rata and pari passu based on their Stated Principal Balances, subject to, and in accordance with, the terms of the related Intercreditor Agreement, prior to being payable out of general collections); provided, however, that if such Servicing Advance becomes a Workout Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in its Certificate Account (and from funds in the other Certificate Account) from time to time that represent collections or recoveries of principal to the extent provided in clause
      (v) below (to be allocated between the Loan Groups as set forth in the last paragraph of Section 3.05(a)) or, in the circumstances specified in
      Section 3.19(c), from general collections;

            (v) to reimburse the Trustee, itself or, on a pro rata basis, the other Master Servicers (if amounts in such other Master Servicers' Certificate Accounts are not sufficient for such reimbursement), as applicable (in that order) (1) for Nonrecoverable Advances (including Workout-Delayed Reimbursement Amounts that constitute Nonrecoverable Advances) first, out of REO Revenues, Liquidation Proceeds and Insurance and Condemnation Proceeds received on the related Mortgage Loan and Companion Loan, then, out of the principal portion of general collections on the Mortgage Loans and REO Properties (to be allocated between the Loan Groups as set forth in the last paragraph of Section 3.05 (a)), then, to the extent the principal portion of general collections is insufficient and with respect to such excess only, subject to any exercise of the sole option to defer reimbursement thereof pursuant to Section 3.19(c), out of other collections on the Mortgage Loans and REO Properties and, (2) with respect to the Workout-Delayed Reimbursement Amounts that are not Nonrecoverable Advances, out of the principal portion of the general collections on the Mortgage Loans and REO Properties (to be allocated between the Loan Groups as set forth in the last paragraph of Section 3.05
      (a)), net of such amounts being reimbursed pursuant to (1) above (provided that, in the case of such reimbursement relating to a Serviced Whole Loan, such reimbursements shall be made first from amounts collected on any related subordinate Companion Loan and then from the related Mortgage Loan and any related pari passu Companion Loan(s), pro rata and pari passu based on their related Stated Principal Balances, subject to and in accordance with the related Intercreditor Agreement, prior to being payable out of general collections) or to pay itself, with respect to any Mortgage Loan and the Companion Loans, if applicable, or REO Property any related earned Servicing Fee that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to such Mortgage Loan or REO Property and the deposit into the applicable Certificate Account of all amounts received in connection therewith;

            (vi) at such time as it reimburses the Trustee and itself or, on a pro rata basis, the other Master Servicers (if amounts in such other Master Servicers' Certificate Accounts are not sufficient for such reimbursement), as applicable (in that order) or any servicing party for a related securitization trust in respect of any Serviced Securitized Companion Loan for (a) any unreimbursed P&I Advance (including any such P&I Advance that constitutes a Workout Delayed Reimbursement Amount) pursuant to clause (iii) above, to pay itself or the Trustee or, on a pro rata basis, the other Master Servicers (if amounts in such other Master Servicers' Certificate Accounts are not sufficient for such reimbursement) or such other servicing party, as applicable, any interest accrued and payable thereon in accordance with Sections 4.03(d) and 3.11(c), (b) any unreimbursed Servicing Advances (including any such Servicing Advance that constitutes a Workout Delayed Reimbursement Amount) pursuant to clause
      (iv) above, to pay itself or, on a pro rata basis, the Trustee or the other Master Servicers (if amounts in such other Master Servicers' Certificate Accounts are not sufficient for such reimbursement), as the case may be, any interest accrued and payable thereon in accordance with Sections 3.03(d) and 3.11(c) or (c) any Nonrecoverable Advances pursuant to clause (v) above, to pay itself or the Trustee or, on a pro rata basis, the other Master Servicers (if amounts in such other Master Servicers' Certificate Accounts are not sufficient for such reimbursement), or such other servicing party, as the case may be, any interest accrued and payable thereon (in the case of the 131 South Dearborn Pari Passu Companion Loan or the Merchandise Mart Pari Passu Companion Loan, such reimbursement shall be made to such servicing party within one Business Day of receipt of any related collections received on the 131 South Dearborn Whole Loan or the Merchandise Mart Whole Loan, respectively); provided, that in all events interest on P&I Advances on any Serviced Securitized Companion Loan shall not be paid from funds available to any other related Serviced Securitized Companion Loan;

            (vii) to reimburse itself, the Special Servicer or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect giving rise to a repurchase or substitution obligation of the applicable Mortgage Loan Seller under
      Section 6 of the applicable Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase or substitution obligation, each such Person's right to reimbursement pursuant to this clause (vii) with respect to any Mortgage Loan being limited to that portion of the Purchase Price or Substitution Shortfall Amount paid with respect to such Mortgage Loan that represents such expense in accordance with clause (iii) or clause (iv) of the definition of Purchase Price;

            (viii) in accordance with Section 2.03(e), to reimburse itself or, on a pro rata basis, the other Master Servicers (if amounts in such other Master Servicers' Certificate Accounts are not sufficient for such reimbursement), or the Special Servicer, as the case may be, first, out of Liquidation Proceeds, Insurance and Condemnation Proceeds, and then out of general collections on the Mortgage Loans and REO Properties, for any unreimbursed expense reasonably incurred by such Person in connection with the enforcement of the applicable Mortgage Loan Seller's obligations under
      Section 6 of the applicable Mortgage Loan Purchase Agreement, but only to the extent that such expenses are not reimbursable pursuant to clause
      (vii) above or otherwise (provided that, in case of such reimbursement relating to a Serviced Whole Loan, such reimbursements shall be made first, from amounts collected on the related subordinate Companion Loan, if any, and then from the related Mortgage Loan and any related pari passu Companion Loan, pro rata and pari passu in accordance with their Stated Principal Balances, subject to, and in accordance with, the terms of the related Intercreditor Agreement prior to being payable out of general collections);

            (ix) to pay for costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) first, out of REO Revenues, Liquidation Proceeds, Insurance and Condemnation Proceeds, and then out of general collections on the Mortgage Loans and REO Properties (provided that, in case of such reimbursement relating to a Serviced Whole Loan, such reimbursements shall be made first, from amounts collected on the related subordinate Companion Loan, if any, and then from the related Mortgage Loan and any related pari passu Companion Loan, pro rata and pari passu in accordance with their Stated Principal Balances, subject to, and in accordance with, the terms of the related Intercreditor Agreement prior to being payable out of general collections);

            (x) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (a) (A) interest and investment income earned in respect of amounts relating to the Trust Fund held in its Certificate Account and the Companion Distribution Account as provided in
      Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to its Certificate Account and the Companion Distribution Account for the period from and including the prior P&I Advance Date to but excluding the P&I Advance Date related to such Distribution Date) and
      (B) Penalty Charges (other than Penalty Charges collected while the related Mortgage Loan is a Specially Serviced Mortgage Loan), but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid and such Penalty Charges are not needed to pay interest on Advances or costs and expenses incurred by the Trust Fund (other than Special Servicing Fees) in accordance with Section 3.11(d); and (b) to pay the Special Servicer, as additional servicing compensation in accordance with Section 3.11(c), Penalty Charges collected on Specially Serviced Mortgage Loans (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Specially Serviced Mortgage Loan have been paid and such Penalty Charges are not needed to pay interest on Advances or costs and expenses incurred by the Trust Fund in accordance with Section 3.11(d));

            (xi) to recoup any amounts deposited in the applicable Certificate Account in error;

            (xii) to pay itself, the other Master Servicers on a pro rata basis (if amounts in such other Master Servicers' Certificate Accounts are not sufficient for such reimbursement), the Special Servicer, the Depositor or any of their respective directors, officers, members, managers, employees and agents, as the case may be, out of general collections, any amounts payable to any such Person pursuant to Section 6.03(a) or 6.03(b) (provided that, in case of such payments relating to a Serviced Whole Loan, such reimbursements shall be made first, from amounts collected on the related subordinate Companion Loan, if any, and then from the related Mortgage Loan and any related pari passu Companion Loan, pro rata and pari passu in accordance with their Stated Principal Balances, subject to and in accordance with the terms of the related Intercreditor Agreement, prior to being payable out of general collections);

            (xiii) to pay for (a) the cost of the Opinions of Counsel contemplated by Sections 3.09(b), 3.16(a), 3.17(b), 3.20(a), 3.20(d) and
      10.01(f) to the extent payable out of the Trust Fund, (b) the cost of any Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with an amendment to this Agreement requested by the Trustee or the applicable Master Servicer, which amendment is in furtherance of the rights and interests of Certificateholders and (c) the cost of obtaining the REO Extension contemplated by Section 3.16(a) (provided that, in case of such payments relating to a Serviced Whole Loan, such reimbursements shall be made first, from amounts collected on the related subordinate Companion Loan, if any, and then from the related Mortgage Loan and any related pari passu Companion Loan, pro rata and pari passu in accordance with their Stated Principal Balances, subject to and in accordance with the terms of the related Intercreditor Agreement, prior to being payable out of general collections);

            (xiv) to pay out of general collections on the Mortgage Loans and REO Properties any and all federal, state and local taxes imposed on the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Master Servicers, the Special Servicer, the Paying Agent or the Trustee is liable therefor pursuant to
      Section 10.01(g);

            (xv) to reimburse the Paying Agent out of general collections on the Mortgage Loans and REO Properties for expenses incurred by and reimbursable to it by the Trust Fund pursuant to Section 10.01(c);

            (xvi) to pay itself, the Special Servicer or the applicable Mortgage Loan Seller, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase; or, in the case of the substitution for a Mortgage Loan by a Mortgage Loan Seller pursuant to Section 2.03(b), to pay such Mortgage Loan Seller with respect to the replaced Mortgage Loan all amounts received thereon subsequent to the date of substitution, and with respect to the related Qualified Substitute Mortgage Loan(s), all Monthly Payments due thereon during or prior to the month of substitution, in accordance with the last two sentences of the first paragraph of Section 2.03(b);

            (xvii) to remit to the Paying Agent for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to Section 3.25;

            (xviii) to clear and terminate the applicable Certificate Account at the termination of this Agreement pursuant to Section 9.01;

            (xix) to remit to the applicable Companion Paying Agent for deposit into the applicable Companion Distribution Account the amounts required to be deposited pursuant to the second paragraph of Section 3.04(b); and

            (xx) to pay for any expenditures to be borne by the Trust Fund pursuant to the second paragraph of Section 3.03(c).

            The applicable Master Servicer shall also be entitled to make withdrawals from time to time, from the Certificate Account of amounts necessary for the payments or reimbursement of amounts required to be paid to (i) the Bank of America Plaza Master Servicer, the Bank of America Plaza Special Servicer, the Bank of America Plaza Trustee or the Bank of America Paying Agent by the holder of the Bank of America Plaza Mortgage Loan pursuant to the Bank of America Plaza Intercreditor Agreement and the Bank of America Plaza Pooling Agreement and (ii) the Tysons Galleria Master Servicer, the Tysons Galleria Special Servicer or the Tysons Galleria Trustee by the holder of the Tysons Galleria Mortgage Loan pursuant to the Tysons Galleria Intercreditor Agreement and the Tysons Galleria Pooling Agreement.

            The applicable Master Servicer for each Serviced Whole Loan shall also make withdrawals from time to time, from the Certificate Account of amounts necessary for the payments or reimbursements provided for under the related Intercreditor Agreement with respect to the related Companion Loan(s) within one Business Day of receipt of such amounts pursuant to the related Intercreditor Agreement.

            Each Master Servicer shall keep and maintain separate accounting records, on a loan by loan and property by property basis when appropriate, for the purpose of justifying any withdrawal from its related Certificate Account.

            Each Master Servicer shall pay to the Special Servicer or the Paying Agent from its related Certificate Account amounts permitted to be paid to it therefrom monthly upon receipt of a certificate of a Servicing Officer of the Special Servicer or a Responsible Officer of the Paying Agent describing the item and amount to which the Special Servicer or the Paying Agent is entitled. Each Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the applicable Certificate Account. To the extent a Nonrecoverable Advance or Workout Delayed Reimbursement Amount with respect to a Mortgage Loan is required to be reimbursed from the principal portion of the general collections on the Mortgage Loans pursuant to clauses (iii), (iv) or (v) of this Section 3.05(a), such reimbursement shall be made first, from the principal collection available on the Mortgage Loans included in the same Loan Group as such Mortgage Loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout Delayed Reimbursement Amounts related to such other Loan Group. To the extent a Nonrecoverable Advance with respect to a Mortgage Loan is required to be reimbursed from the interest portion of the general collections on the Mortgage Loans pursuant to clauses (iii), (iv) or (v) of this Section 3.05(a), such reimbursement shall be made first, from the interest collections available on the Mortgage Loans included in the same Loan Group as such Mortgage Loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances related to such other Loan Group).

            (b) The Paying Agent, may, from time to time, make withdrawals from the Lower-Tier Distribution Account and the Middle-Tier Distribution Account for any of the following purposes:

            (i) to be deemed to (A) make deposits of the Lower-Tier Regular Distribution Amount pursuant to Section 4.01(b) and to distribute the amount of any Yield Maintenance Charges distributable pursuant to Section 4.01(d) in the Middle-Tier Distribution Account, and to make distributions on the Class LR Certificates pursuant to Section 4.01(b) and (B) make deposits of the Middle-Tier Regular Distribution Amount pursuant to
      Section 4.01(b) and to distribute the amount of any Yield Maintenance Charges distributable pursuant to Section 4.01(d) in the Upper-Tier Distribution Account, and to make distributions on the Class MR Certificates pursuant to Section 4.01(b);

            (ii) [RESERVED];

            (iii) [RESERVED];

            (iv) to pay to the Trustee and the Paying Agent or any of their directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person, with respect to the Mortgage Loans, pursuant to Section 8.05(b);

            (v) from the Lower-Tier Distribution Account, to pay the Trustee or the Paying Agent, the Trustee Fee and the Paying Agent Fee as contemplated by Section 8.05(a) hereof with respect to the Mortgage Loans;

            (vi) from the Lower-Tier Distribution Account, to pay for the cost of the Opinions of Counsel sought by the Trustee or the Paying Agent (A) as provided in clause (v) of the definition of "Disqualified Organization," (B) as contemplated by Section 3.20(d), 8.02(ii) and 10.01(f), or (C) as contemplated by Section 12.01(a) or 12.01(c) in connection with any amendment to this Agreement requested by the Trustee or the Paying Agent, which amendment is in furtherance of the rights and interests of Certificateholders, in each case, to the extent not paid pursuant to Section 12.01(g);

            (vii) from the Lower-Tier Distribution Account, to pay any and all federal, state and local taxes imposed on any of the Lower-Tier REMIC, the Middle-Tier REMIC or Upper-Tier REMIC or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the Paying Agent, the REMIC Administrator, the applicable Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(g);

            (viii) from the Lower-Tier Distribution Account, to pay the REMIC Administrator any amounts reimbursable to it pursuant to Section 10.01(e);

            (ix) from the Lower-Tier Distribution Account, to pay to the applicable Master Servicer any amounts deposited by such Master Servicer in the Distribution Account not required to be deposited therein; and

            (x) to clear and terminate the Lower-Tier Distribution Account and Middle-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (c) The Paying Agent on behalf of the Trustee may make, or be deemed to make, withdrawals from the Upper-Tier Distribution Account for any of the following purposes:

            (i) to make distributions to Certificateholders (other than Holders of the Class A-2SFL Certificates, the Class A-3SFL Certificates and the Class LR Certificates) and to the respective Floating Rate Account in respect of the Class A-2SFL Regular Interest and Class A-3SFL Regular Interest on each Distribution Date pursuant to Section 4.01 or 9.01, as applicable, subject to the penultimate paragraph of Section 3.04(b);

            (ii) [RESERVED]; and

            (iii) to clear and terminate the Upper-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (d) Notwithstanding anything herein to the contrary, with respect to any Mortgage Loan, (i) if amounts on deposit in any Certificate Account and the Lower-Tier Distribution Account are not sufficient to pay the full amount of the Servicing Fee listed in Section 3.05(a)(ii) and the Trustee Fee and the Paying Agent Fee listed in Section Section 3.05(b)(iv) and 3.05(b)(v), then the Trustee Fee and the Paying Agent Fee shall be paid in full prior to the payment of any Servicing Fees payable under Section 3.05(a)(ii) and in the event that amounts on deposit in any Certificate Account and the Lower-Tier Distribution Account are not sufficient to pay the full amount of such Trustee Fee and such Paying Agent Fee, the Trustee and the Paying Agent shall be paid based on the amount of such fees and (ii) if amounts on deposit in any Certificate Account are not sufficient to reimburse the full amount of Advances and interest thereon listed in Sections 3.05(a)(iii), (iv), (v) and (vi), then reimbursements shall be paid first to the Trustee and the Paying Agent and second to the applicable Master Servicer.

            (e) Each Companion Paying Agent may, from time to time, make withdrawals from its Companion Distribution Account to make distributions pursuant to Section 4.01(i).

            (f) The Paying Agent shall make withdrawals from the respective Floating Rate Account only for the following purposes:

            (i) to withdraw amounts deposited in the respective Floating Rate Account in error and pay such amounts to the Persons entitled thereto;

            (ii) to pay any funds required to be paid to the Swap Counterparty under the respective Swap Contract as specified in Section 3.31(c), and to pay costs or expenses, if any, related to the respective Swap Contract pursuant to Section 3.31(f);

            (iii) to make distributions to the Holders of the Class A-2SFL Certificates and the Class A-3SFL Certificates pursuant to Section 4.01(k); and

            (iv) to clear and terminate the respective Floating Rate Account pursuant to Section 9.01.

            Section 3.06 Investment of Funds in the Certificate Accounts, the Distribution Account, the Gain-on-Sale Reserve Account, the Interest Reserve Account and the REO Account. (a) Each Master Servicer may direct any depository institution maintaining its related Certificate Account, Companion Distribution Account, or any Servicing Account (for purposes of this Section 3.06, an "Investment Account"), the Special Servicer may direct any depository institution maintaining the REO Account (also for purposes of this Section 3.06, an "Investment Account"), the Paying Agent may direct any depository institution maintaining its Distribution Account, Gain-on-Sale Reserve Account and Interest Reserve Account, (also for purposes of this Section 3.06, an "Investment Account"), to invest or if it is such depository institution, may itself invest, the funds held therein, only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). Each Master Servicer (in the case of each Certificate Account, Companion Distribution Account, or any Servicing Account maintained by or for such Master Servicer), the Special Servicer (in the case of the REO Account or any Servicing Account maintained by or for the Special Servicer), or the Paying Agent (in the case of the Distribution Account, Gain-on-Sale Reserve Account and Interest Reserve Account), on behalf of the Trustee, shall maintain continuous physical possession of any Permitted Investment of amounts in each Certificate Account, Companion Distribution Account, the Servicing Accounts, REO Account, Gain-on-Sale Reserve Account and Interest Reserve Account, as applicable, that is either (i) a "certificated security," as such term is defined in the UCC (such that the Trustee shall have control pursuant to Section 8-106 of the UCC) or (ii) other property in which a secured party may perfect its security interest by physical possession under the UCC or any other applicable law. In the case of any Permitted Investment held in the form of a "security entitlement" (within the meaning of Section 8-102(a)(17) of the UCC), each Master Servicer or the Special Servicer, as applicable, shall take or cause to be taken such action as the Trustee deems reasonably necessary to cause the Trustee to have control over such security entitlement. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the applicable Master Servicer (in the case of the Certificate Account, Companion Distribution Account, or any Servicing Account maintained by or for the Master Servicer), the Special Servicer (in the case of the REO Account or any Servicing Account maintained by or for the Special Servicer), or the Paying Agent (in the case of the Distribution Account, Gain-on-Sale Reserve Account and Interest Reserve Account) shall:

            (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and (b) the amount required to be withdrawn on such date; and

            (ii) demand payment of all amounts due thereunder promptly upon determination by the applicable Master Servicer, the Special Servicer, the Paying Agent or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Interest and investment income realized on funds deposited in the applicable Certificate Account, Companion Distribution Account, or any Servicing Account maintained by or for the applicable Master Servicer, to the extent of the Net Investment Earnings, if any, with respect to such account for the period from and including the prior P&I Advance Date to but excluding the immediately succeeding P&I Advance Date, shall be for the sole and exclusive benefit of such Master Servicer to the extent not required to be paid to the related Mortgagor and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Sections 3.03 or Section 3.05(a), as the case may be. Interest and investment income realized on funds deposited in the REO Account or any Servicing Account maintained by or for the Special Servicer, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from and including any P&I Advance Date to but excluding the immediately succeeding P&I Advance Date, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(c). Interest and investment income realized on funds deposited in the Distribution Accounts maintained by the Paying Agent, shall be for the sole and exclusive benefit of the Paying Agent. In the event that any loss shall be incurred in respect of any Permitted Investment (other than any Permitted Investment the income with respect to which would have been required to be paid to the related Mortgagor) directed to be made by the applicable Master Servicer or Special Servicer, as applicable, and on deposit in any of the Certificate Account, Companion Distribution Account, the Servicing Account, the REO Account, Distribution Account, Gain-on-Sale Reserve Account or Interest Reserve Account, such Master Servicer (in the case of the Certificate Account, Companion Distribution Account, or any Servicing Account maintained by or for such Master Servicer), the Special Servicer (in the case of the REO Account or any Servicing Account maintained by or for the Special Servicer) and the Paying Agent (in the case of the Distribution Account, the Gain-on-Sale Reserve Account and the Interest Reserve Account) shall deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of Net Investment Loss, if any, with respect to such account for the period from and including the prior P&I Advance Date, to and including the immediately succeeding P&I Advance Date, provided that neither the applicable Master Servicer, the Special Servicer nor the Paying Agent shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made (and, with respect to a Master Servicer, such federal or state chartered depository institution or trust company is not an Affiliate of such Master Servicer unless such depository institution or trust company satisfied the qualification set forth in the definition of Eligible Account both
(x) at the time the investment was made and (y) 30 days prior to such insolvency).

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, each Master Servicer may and, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage. (a) The applicable Master Servicer (with respect to the Mortgage Loans (including the Serviced Whole Loans and other than the Non-Serviced Mortgage Loans) it is obligated to service hereunder and the related Specially Serviced Mortgage Loans) or the Special Servicer (with respect to REO Properties other than the Bank of America Plaza Mortgaged Property and the Tysons Galleria Mortgaged Property) shall use efforts consistent with the Servicing Standards to cause the Mortgagor to maintain (other than with respect to the Non-Serviced Mortgage Loans), to the extent required by the terms of the related Mortgage Loan all insurance coverage as is required under the related Mortgage Loan except to the extent that the failure of the related Mortgagor to do so is an Acceptable Insurance Default. If the Mortgagor does not so maintain such insurance coverage, subject to its recoverability determination with respect to any required Servicing Advance, the applicable Master Servicer (with respect to the Mortgage Loans, Companion Loans and Serviced Whole Loans, and other than the Non-Serviced Mortgage Loans) or the Special Servicer (with respect to REO Properties other than the Bank of America Plaza Mortgaged Property and the Tysons Galleria Mortgaged Property) shall maintain all insurance coverage as is required under the related Mortgage Loan but only in the event the Trustee has an insurable interest therein and such insurance is available to such Master Servicer or the Special Servicer and, if available, can be obtained at commercially reasonable rates, as determined by such Master Servicer (with respect to Mortgage Loans and Serviced Whole Loans and other than the Non-Serviced Mortgage Loans) (or in the case of insurance against property damage resulting from terrorist or similar acts or insurance with respect to REO Properties other than the Bank of America Plaza Mortgaged Property and the Tysons Galleria Mortgaged Property, the Special Servicer) except to the extent that the failure of the related Mortgagor to do so is an Acceptable Insurance Default; provided, however, that if any Mortgage Loan permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, the applicable Master Servicer or the Special Servicer, as the case may be, shall impose such insurance requirements as are consistent with the Servicing Standards taking into account the insurance in place at the closing of the Mortgage Loan, provided that, with respect to the immediately preceding proviso, such Master Servicer will be obligated to maintain insurance against property damage resulting from terrorist or similar acts unless the Mortgagor's failure is an Acceptable Insurance Default and only in the event the Trustee has an insurable interest therein and such insurance is available to such Master Servicer and, if available, can be obtained at commercially reasonable rates as determined by the Special Servicer, provided that such Master Servicer shall be entitled to conclusively rely on such determination. Subject to Section 3.17(a) and the costs of such insurance being reimbursed or paid to the Special Servicer as provided in the penultimate sentence of this paragraph, the Special Servicer shall maintain for each REO Property (other than the Bank of America Plaza Mortgaged Property and the Tysons Galleria Mortgaged Property) no less insurance coverage than was previously required of the Mortgagor under the related Mortgage Loan and Companion Loan unless the Special Servicer, with Directing Certificateholder consent, determines that such insurance is not available at commercially reasonable rates, provided that such Master Servicer shall be entitled to conclusively rely on such determination. All Insurance Policies that insure against loss to the property and are maintained by the Master Servicers or the Special Servicer shall (i) contain a "standard" mortgagee clause, with loss payable to the applicable Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans and Companion Loans other than REO Properties) or to the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties), (ii) be in the name of the Trustee (in the case of insurance maintained in respect of REO Properties), (iii) include coverage in an amount not less than the lesser of (x) the full replacement cost of the improvements securing Mortgaged Property or the REO Property, as applicable, or
(y) the outstanding principal balance owing on the related Mortgage Loan, Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions, (iv) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan documents),
(v) be noncancellable without 30 days prior written notice to the insured party (except in the case of nonpayment, in which case such policy shall not be cancelled without 10 days prior notice) and (vi) subject to the proviso in the second sentence of this Section 3.07, be issued by a Qualified Insurer authorized under applicable law to issue such Insurance Policies. Any amounts collected by the applicable Master Servicer or the Special Servicer under any Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standards and the provisions of the related Mortgage Loan and Companion Loan) shall be deposited in the applicable Certificate Account, subject to withdrawal pursuant to Section 3.05(a). Any costs incurred by the applicable Master Servicer in maintaining any Insurance Policies in respect of Mortgage Loans and Companion Loans (other than REO Properties) (i) if the Mortgagor defaults on its obligation to do so, shall be advanced by the applicable Master Servicer as a Servicing Advance and will be charged to the related Mortgagor and (ii) shall not, for purposes of calculating monthly distributions to Certificateholders and Companion Holders, be added to the unpaid principal balance of the related Mortgage Loan and Companion Loan, notwithstanding that the terms of such Mortgage Loan or Companion Loan so permit. Any cost incurred by the Special Servicer in maintaining any Insurance Policies with respect to REO Properties shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, advanced by the applicable Master Servicer as a Servicing Advance. The foregoing provisions of this paragraph shall apply to a Mortgage Loan and its related Companion Loan as if each pair were a single "Mortgage Loan".

            Notwithstanding the foregoing, with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) or the Companion Loans that either
(x) require the Mortgagor to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable Mortgagor to maintain insurance in types and against such risks as the holder of such Mortgage Loan or the Companion Loans reasonably requires from time to time in order to protect its interests, the applicable Master Servicer will be required to, consistent with the Servicing Standards,
(A) actively monitor whether the insurance policies for the related Mortgaged Property contain Additional Exclusions, (B) request the Mortgagor to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance and (C) notify the Special Servicer if it has knowledge (such knowledge to be based on the applicable Master Servicer's compliance with the immediately preceding clauses (A) and (B)) that any insurance policy contains Additional Exclusions or if it has knowledge (such knowledge to be based on the applicable Master Servicer's compliance with the immediately preceding clauses (A) and (B)) that any borrower fails to purchase the insurance requested to be purchased by the applicable Master Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the Servicing Standards that such failure is not an Acceptable Insurance Default, the Special Servicer shall notify the applicable Master Servicer and such Master Servicer shall cause such insurance to be maintained in accordance with this Section 3.07(a). Furthermore, the Special Servicer shall inform the Rating Agencies as to such conclusions for those Mortgage Loans that (i) have one of the ten (10) highest outstanding Stated Principal Balances of all of the Mortgage Loans then included in the Trust or (ii) comprise more than 5% of the outstanding Stated Principal Balance of the Mortgage Loans then included in the Trust. During the period that the Special Servicer is evaluating the availability of such insurance, the Master Servicer will not be liable for any loss related to its failure to require the Mortgagor to maintain such insurance and will not be in default of its obligations as a result of such failure and such Master Servicer will not itself maintain such insurance or cause such insurance to be maintained.

            Notwithstanding the foregoing, the applicable Master Servicer will not be required to maintain or cause to be maintained any earthquake or environmental insurance on a Mortgaged Property unless such insurance was in effect as of origination of the Mortgage Loan or the date of initial issuance of the Certificates and such insurance is available at commercially reasonable rates.

            Each of the Master Servicer and the Special Servicer will be entitled to rely on insurance consultants in making the determination described in the definition of "Acceptable Insurance Default" (as well as determinations of whether particular exclusions constitute additional exclusions) and the cost of such expense shall be paid from the Certificate Account as a Servicing Advance.

            (b) (i) If the applicable Master Servicer or the Special Servicer shall obtain and maintain a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Mortgage Loans, including the Serviced Whole Loans, or REO Properties (other than with respect to the Bank of America Plaza Mortgaged Property and the Tysons Galleria Mortgaged Property), as the case may be, required to be serviced and administered hereunder, then, to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, such Master Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties. Such Insurance Policy may contain a deductible clause, in which case the applicable Master Servicer or the Special Servicer shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of
Section 3.07(a), and there shall have been one or more losses which would have been covered by such Insurance Policy, promptly deposit into the applicable Certificate Account from its own funds the amount of such loss or losses that would have been covered under the individual policy but are not covered under the blanket Insurance Policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, including any Serviced Whole Loan, or in the absence of such deductible limitation, the deductible limitation which is consistent with the Servicing Standards. In connection with its activities as administrator and Master Servicer of the Mortgage Loans, each Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy. The Special Servicer, to the extent consistent with the Servicing Standards, may maintain, earthquake insurance on REO Properties, provided coverage is available at commercially reasonable rates, the cost of which shall be a Servicing Advance.

            (ii) If any Master Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by a master single interest or force-placed insurance policy with a Qualified Insurer naming such Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, such Master Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgaged Properties and REO Properties. In the event the applicable Master Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by such master single interest or force-placed insurance policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e. other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid by such Master Servicer as a Servicing Advance. Such master single interest or force-placed policy may contain a deductible clause, in which case the applicable Master Servicer or the Special Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a), and there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into its Certificate Account from its own funds the amount not otherwise payable under the master single or force-placed interest policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, including any Serviced Whole Loan or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standards.

            (c) Each of the Master Servicers and the Special Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions Insurance Policy with a Qualified Insurer covering such Master Servicer's and the Special Servicer's, as the case may be, officers and employees acting on behalf of such Master Servicer and the Special Servicer in connection with its activities under this Agreement. Notwithstanding the foregoing, so long as the long term debt or the deposit obligations or claims-paying ability of the applicable Master Servicer or the Special Servicer, as the case may be, is rated at least "A3" by Moody's, "A" by S&P and "A" by Fitch, the Master Servicer or the Special Servicer, as applicable, shall be allowed to provide self-insurance with respect to a fidelity bond and an "errors and omissions" Insurance Policy. Such amount of coverage shall be in such form and amount as are consistent with the Servicing Standards. Coverage of any Master Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of the applicable Master Servicer or the Special Servicer and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this Section 3.07(c). The Special Servicer and the applicable Master Servicer will promptly report in writing to the Trustee any material changes that may occur in their respective fidelity bonds, if any, and/or their respective errors and omissions Insurance Policies, as the case may be, and will furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect. The Master Servicers and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).

            (d) At the time any Master Servicer determines in accordance with the Servicing Standards that any Mortgaged Property securing a Mortgage Loan it is obligated to service hereunder is in a federally designated special flood hazard area (and such flood insurance has been made available), such Master Servicer will use efforts consistent with the Servicing Standards to cause the related Mortgagor (in accordance with applicable law and the terms of the Mortgage Loan documents) to maintain, and, if the related Mortgagor shall default in its obligation to so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by such Master Servicer, in accordance with the Servicing Standards and to the extent the Trustee, as mortgagee, has an insurable interest therein), flood insurance in respect thereof, but only to the extent the related Mortgage Loan or Companion Loan permits the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standards. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and Companion Loan, and (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. If the cost of any insurance described above is not borne by the Mortgagor, the applicable Master Servicer shall promptly make a Servicing Advance for such costs.

            (e) During all such times as any REO Property (other than with respect to the Bank of America Plaza Mortgaged Property and the Tysons Galleria Mortgaged Property) shall be located in a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, paid by the applicable Master Servicer as a Servicing Advance.

            Section 3.08 Enforcement of Due-on-Sale Clauses; Assumption Agreements. (a) Subject to Section 3.28, as to each Mortgage Loan (other than the Non-Serviced Mortgage Loans) or Companion Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

            (i) provides that such Mortgage Loan or Companion Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or ownership interest in the related Mortgagor or principals of the Mortgagor; or

            (ii) provides that such Mortgage Loan or Companion Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

then, for so long as such Mortgage Loan or Companion Loan is being serviced under this Agreement, the Special Servicer or, with respect to all Non-Specially Serviced Mortgage Loans, the applicable Master Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or waive its right to exercise) the rights of the lender in the Mortgage Loan Documents provided, that
(i) with respect to all Non-Specially Serviced Mortgage Loans, such Master Servicer has obtained the prior written consent of the Special Servicer, which consent shall be deemed given 15 Business Days after receipt by the Special Servicer from such Master Servicer of such Master Servicer's analysis and recommendation with respect to such waiver together with such other information reasonably required by the Special Servicer, (ii) with respect to all Specially Serviced Mortgage Loans and Non-Specially Serviced Mortgage Loans, the Special Servicer shall, prior to consenting to such a proposed action of a Master Servicer, obtain, and, prior to itself taking such an action, the Special Servicer shall obtain, the prior written consent of the Directing Certificateholder, which consent shall be deemed given 10 Business Days after receipt by the Directing Certificateholder of such Master Servicer's and Special Servicer's, as applicable, analysis and recommendation with respect to such waiver together with such other information reasonably required by the Directing Certificateholder, and (iii) with respect to any Mortgage Loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than 5% of the aggregate Stated Principal Balance of all the Mortgage Loans then outstanding or (z) together with any other Mortgage Loans cross-collateralized with such Mortgage Loan, or together with all other Mortgage Loans with the same or an affiliated Mortgagor, is one of the ten largest of the then outstanding Mortgage Loans, by Stated Principal Balance, the applicable Master Servicer or the Special Servicer, as the case may be, shall not take such action unless it has obtained confirmation from each Rating Agency stating that none of the then-current rating or ratings of all outstanding Classes of the Certificates and, if applicable, of the Companion Loan Securities, would be qualified, downgraded or withdrawn by such Rating Agency, as a result of such waiver.

            Notwithstanding anything herein to the contrary, the Master Servicers shall approve and close, without the consent of the Special Servicer or the Directing Certificateholder, all transfers of tenants-in-common ownership interests contemplated by and in accordance with the related Mortgage Loan Documents for those Mortgage Loans set forth on Exhibit FF provided such Mortgage Loans are Non-Specially Serviced Mortgage Loans and there are no waivers or modifications with respect to conditions for such transfers set forth in the applicable Mortgage Loan Documents as of the Closing Date. Upon completion of any such transfer, such Master Servicer shall promptly (i) provide notice thereof to the Special Servicer and (ii) advise the Special Servicer as to total number of transfers with respect to such Non-Specially Serviced Mortgage Loan that such Master Servicer has approved and closed as of such date and the expiration date (if any) by which any such transfer(s) must occur pursuant to the related Mortgage Loan Documents.

            (b) Subject to Section 3.28, as to each Mortgage Loan (other than the Non-Serviced Mortgage Loans) and Companion Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Mortgage Loan and Companion Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or ownership interest in the related Mortgagor or principals of the Mortgagor; or

            (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property or ownership interest in the related Mortgagor or principals of the Mortgagor;

then, for so long as such Mortgage Loan and Companion Loan is serviced under this Agreement, the Special Servicer or, with respect to all Non-Specially Serviced Mortgage Loans, the applicable Master Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan or Companion Loan (x) to accelerate the payments thereon or (y) to withhold its consent, provided, that (i) (a) with respect to all Non-Specially Serviced Mortgage Loans, such Master Servicer has made a recommendation and obtained the prior written consent of the Special Servicer, which consent shall be deemed given ten
(10) Business Days after receipt by the Special Servicer from the applicable Master Servicer of such Master Servicer's analysis and recommendation with respect to such waiver together with such other information reasonably required by the Special Servicer and (b) the Special Servicer has obtained (i) the prior written consent of the Directing Certificateholder, which consent shall be deemed given 10 Business Days after receipt by the Directing Certificateholder of the Special Servicer's analysis and recommendation with respect to such waiver together with such other information reasonably required by the Directing Certificateholder, and (ii) from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding Certificates or any class of Companion Loan Securities if such Mortgage Loan (1) has an outstanding principal balance (together with any Mortgage Loans cross-collateralized with such Mortgage Loan) that is greater than or equal to 2% of the Stated Principal Balance of the outstanding Mortgage Loans or (2) has an LTV Ratio (including existing and proposed debt) greater than 85% (including any proposed debt) or
(3) a Debt Service Coverage Ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan and the principal amount of the proposed additional loan) or (4) is one of the ten (10) largest Mortgage Loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $20,000,000.

            (c) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

            (d) Except as otherwise permitted by Sections 3.20 and 3.08(a), (b) and (e), neither the Master Servicers nor the Special Servicer shall agree to modify, waive or amend any term of any Mortgage Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08. The Special Servicer shall provide copies of any waivers it effects pursuant to
Section 3.08(a) or (b) to the Master Servicers and each Rating Agency with respect to each Mortgage Loan. To the extent not previously provided, the Master Servicers shall provide copies of any waivers they effect pursuant to Section 3.08(a) or (b) to the Special Servicer and each Rating Agency with respect to each Mortgage Loan.

            (e) Notwithstanding any other provisions of this Section 3.08 or
Section 3.20 but subject to Section 3.28, each Master Servicer may with respect to Non-Specially Serviced Mortgage Loans, without any Directing Certificateholder approval, Rating Agency confirmation or Special Servicer approval (provided, the applicable Master Servicer delivers notice thereof to the Special Servicer and Directing Certificateholder, except to the extent that the Special Servicer or the Directing Certificateholder, as the case may be, notifies such Master Servicer that such party does not desire to receive copies of such items), (i) grant waivers of non-material covenant defaults (other than financial covenants), including late financial statements; (ii) grant releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the Mortgaged Property or the ability of the related Mortgagor to pay amounts due in respect of the Mortgage Loan as and when due provided such releases are required by the related Mortgage Loan documents; (iii) approve or consent to grants of easements or right of way for utilities, access, parking, public improvements or another purpose or subordinations of the lien of Mortgage Loans to easements that do not materially affect the use or value of a Mortgaged Property or a Mortgagor's ability to make any payments with respect to the related Mortgage Loan; (iv) grant other routine approvals, including the granting of subordination, non-disturbance and attornment agreements and leasing consents that affect less than the lesser of
(a) 25% of the net rentable area of the Mortgaged Property, or (b) 30,000 square feet; (v) consent to actions related to condemnation of non-material, non-income producing parcels of the Mortgaged Property that do not materially affect the use or value of the Mortgaged Property or the ability of the related Mortgagor to pay amounts due in respect of the Mortgage Loan or Companion Loan as and when due; (vi) consent to a change in property management relating to any Mortgage Loan or Companion Loan with respect to Mortgage Loans or Companion Loans with an outstanding principal balance of less than $2,500,000; and (vii) approve of annual operating budgets; provided, that any such modification, waiver or amendment (w) would not in any way affect a payment term of the Certificates,
(x) would not constitute a "significant modification" of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise cause either the Upper-Tier REMIC, the Middle-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under subpart E, Part I of subchapter J of the Code for federal income tax purposes, (y) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standards, and (z) agreeing to such modification, waiver or amendment shall not violate the terms, provisions or limitations of this Agreement or any Intercreditor Agreement or other Mortgage Loan Document contemplated hereby.

            (f) Notwithstanding any other provision of this Agreement, each Master Servicer may not waive its rights or grant its consent under any "due on sale" or "due on encumbrance" clause without the consent of the Special Servicer and the Special Servicer may not waive its rights or grant its consent under any "due-on-sale" or "due-on-encumbrance" clause relating to a Non-Specially Serviced Mortgage Loan or relating to any Specially Serviced Mortgage Loan without the consent of the Directing Certificateholder. The Directing Certificateholder shall have 10 Business Days after receipt of notice along with the applicable Master Servicer's or Special Servicer's recommendation and analysis with respect to such waiver and any additional information the Directing Certificateholder may reasonably request from the Special Servicer of a proposed waiver or consent under any "due on sale" or "due on encumbrance" clause in which to grant or withhold its consent (provided, that if the Special Servicer fails to receive a response to such notice from the Directing Certificateholder in writing within such period, then the Directing Certificateholder shall be deemed to have consented to such proposed waiver or consent).

            Section 3.09 Realization Upon Defaulted Mortgage Loans. (a) The Special Servicer shall, subject to subsections (b) through (d) of this Section
3.09 and Section 3.28, exercise reasonable efforts, consistent with the Servicing Standards, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of property securing such Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Companion Loans, as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the applicable Master Servicer or Special Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless the Special Servicer has determined in its reasonable discretion that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders after reimbursement to such Master Servicer for such Servicing Advance, and such Master Servicer or Special Servicer has not determined that such Servicing Advance together with accrued and unpaid interest thereon would constitute a Nonrecoverable Advance. The costs and expenses incurred by the Special Servicer in any such proceedings shall be advanced by the applicable Master Servicer, provided that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance. Nothing contained in this Section
3.09 shall be construed so as to require the applicable Master Servicer or the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by such Master Servicer or the Special Servicer in its reasonable judgment taking into account the factors described in Section 3.18(b) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standards. If and when the Special Servicer or the applicable Master Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan or defaulted Companion Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer or such Master Servicer, as the case may be, is authorized to have an Appraisal performed with respect to such property by an Independent MAI-designated appraiser the cost of which shall be paid by such Master Servicer as a Servicing Advance.

            (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

            (i) such personal property is incidental to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be paid by the applicable Master Servicer as a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund (to the extent not allocable to a Companion
      Loan) will not cause the imposition of a tax on the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC under the REMIC Provisions or cause the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interest, any Uncertificated Middle-Tier Interest, the Class A-2SFL Regular Interest, the Class A-3SFL Regular Interest or Certificate is outstanding.

            (c) Notwithstanding the foregoing provisions of this Section 3.09 and Section 3.28, neither the Special Servicer nor the Master Servicers shall, on behalf of the Trustee, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders and/or any related Companion Holder(s), would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standards, based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action, that:

            (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions, for such purposes taking into account any insurance coverage provided pursuant to any environmental insurance polices in effect and obtained on behalf of the Mortgagee with respect to the related Mortgaged Property; and

            (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions.

            The cost of any such Environmental Assessment shall be paid by the applicable Master Servicer as a Servicing Advance and the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence shall be paid by the applicable Master Servicer at the direction of the Special Servicer as a Servicing Advance, unless it is a Nonrecoverable Servicing Advance (in which case it shall be an expense of the Trust Fund, in the case of any Serviced Whole Loan, may be withdrawn in accordance with the related Intercreditor Agreement by the applicable Master Servicer from the Certificate Account, including from the sub-account relating to the related Companion Loans (such withdrawal to be made from amounts on deposit therein that are otherwise payable on or allocable to the related Companion Loans)); and if any such Environmental Assessment so warrants, the Special Servicer shall (except with respect to any Companion Loan and any Environmental Assessment ordered after the related Serviced Mortgage Loan has been paid in full), at the expense of the Trust Fund, perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding sentence have been satisfied. With respect to Non-Specially Serviced Mortgage Loans, the applicable Master Servicer and, with respect to Specially Serviced Mortgage Loans, the Special Servicer shall review and be familiar with the terms and conditions relating to making claims and shall monitor the dates by which any claim or action must be taken (including delivering any notices to the insurer and using reasonable efforts to perform any actions required under such policy) under each environmental insurance policy in effect and obtained on behalf of the mortgagee to receive the maximum proceeds available under such policy for the benefit of the Certificateholders and the Trustee (as holder of the Class A-2SFL Regular Interest, the Class A-3SFL Regular Interest and, the Uncertificated Middle-Tier Interests and the Uncertificated Lower-Tier Interests).

            (d) If (i) the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Mortgage Loan and any related Companion Loan(s) and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to Section 6 of each of the Mortgage Loan Purchase Agreements for which the applicable Mortgage Loan Seller could be required to repurchase such Defaulted Mortgage Loan pursuant to
Section 6 of the applicable Mortgage Loan Purchase Agreement, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage, provided that, if such Mortgage Loan has a then outstanding principal balance of greater than $1,000,000, then prior to the release of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified the Rating Agencies, the Trustee, the applicable Master Servicer and the Directing Certificateholder in writing of its intention to so release such Mortgaged Property and the bases for such intention, (ii) the Trustee shall have notified the Certificateholders in writing of the Special Servicer's intention to so release such Mortgaged Property, (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall have consented to such release within 30 days of the Trustee's distributing such notice (failure to respond by the end of such 30-day period being deemed consent), and (iv) the Special Servicer shall have received written confirmation from each Rating Agency that such release will not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or class of Companion Loan Securities. To the extent any fee charged by each Rating Agency in connection with rendering such written confirmation is not paid by the related Mortgagor, such fee is to be an expense of the Trust provided, that the applicable Master Servicer and the Special Servicer, as the case may be, shall use its reasonable efforts to collect such fee from the Mortgagor to the extent permitted under the related Mortgage Loan documents.

            (e) The Special Servicer shall provide written reports and a copy of any Environmental Assessments to the Trustee, the Paying Agent, the Directing Certificateholder, each Rating Agency and the applicable Master Servicer monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Defaulted Mortgage Loan or defaulted Companion Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of both such conditions, repurchase of the related Mortgage Loan by the applicable Mortgage Loan Seller or release of the lien of the related Mortgage on such Mortgaged Property. The Paying Agent shall forward, or cause to be forwarded all such reports to each Rating Agency and the Certificateholders upon request.

            (f) The Special Servicer shall notify the applicable Master Servicer of any abandoned and/or foreclosed properties which require reporting to the Internal Revenue Service and shall provide such Master Servicer with all information regarding forgiveness of indebtedness and required to be reported with respect to any Mortgage Loan or Companion Loan which is abandoned or foreclosed and such Master Servicer shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, such information and such Master Servicer shall report, via Form 1099C or any successor form, all forgiveness of indebtedness to the extent such information has been provided to such Master Servicer by the Special Servicer. Upon request, each Master Servicer shall deliver a copy of any such report to the Trustee and the Paying Agent.

            (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standards, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan and applicable Companion Loan permit such an action.

            (h) The Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in respect of a Defaulted Mortgage Loan (other than with respect to the Non-Serviced Mortgage Loans), defaulted Companion Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate promptly delivered to the Trustee, the Paying Agent, the Directing Certificateholder and the applicable Master Servicer and in no event later than the next succeeding P&I Advance Determination Date.

            Section 3.10 Trustee to Cooperate; Release of Mortgage Files. (a) Upon the payment in full of any Mortgage Loan (other than the Non-Serviced Mortgage Loans), or the receipt by any Master Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, such Master Servicer or Special Servicer, as the case may be, will immediately notify the Trustee and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the applicable Certificate Account pursuant to Section 3.04(a) or remitted to the applicable Master Servicer to enable such deposit, have been or will be so deposited. Within seven Business Days (or within such shorter period as release can reasonably be accomplished if the applicable Master Servicer or the Special Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the applicable Master Servicer or Special Servicer, as the case may be; provided, however, that in the case of the payment in full of a Serviced Whole Loan, the Mortgage Loan File with respect to the related Serviced Whole Loan shall not be released by the Trustee (and the Master Servicer or Special Servicer shall not request such release) unless such Mortgage Loan that is paid in full is the sole remaining portion of the related Serviced Whole Loan. If the Mortgage has been recorded in the name of MERS or its designee, the applicable Master Servicer shall take all necessary and reasonable actions to reflect the release of the Mortgage on the records of MERS. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            (b) From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan (other than the Non-Serviced Mortgage Loans) (and any related Companion Loan), the applicable Master Servicer or the Special Servicer shall deliver to the Trustee a Request for Release signed by a Servicing Officer. Upon receipt of the foregoing, the Trustee shall deliver or cause the related Custodian to deliver, the Mortgage File or any document therein to the applicable Master Servicer or the Special Servicer (or a designee), as the case may be. Upon return of such Mortgage File or such document to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the applicable Master Servicer or the Special Servicer, as the case may be, stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the applicable Certificate Account pursuant to
Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the applicable Master Servicer or the Special Servicer (or a designee), as the case may be, with the original being released upon termination of the Trust.

            (c) Within seven Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note (including any note evidencing the related Companion Loan) or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            (d) If, from time to time, pursuant to the terms of any related Intercreditor Agreement and the related Non-Serviced Pooling Agreement, and as appropriate for enforcing the terms of the applicable Non-Serviced Mortgage Loan, the related master servicer requests delivery to it of the original Mortgage Note for the applicable Non-Serviced Mortgage Loan, then the Trustee shall release or cause the release of such original Mortgage Note to the related master servicer or its designee.

            Section 3.11 Servicing Compensation. (a) As compensation for its activities hereunder, each Master Servicer shall be entitled to receive the Servicing Fee with respect to each Mortgage Loan, each Companion Loan (to the extent permitted in the related Intercreditor Agreement) and REO Loan (including Specially Serviced Mortgage Loans) that it is responsible for servicing hereunder. As to each Mortgage Loan, Companion Loan and REO Loan, the Servicing Fee shall accrue from time to time at the Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan or Companion Loan or REO Loan, as the case may be, and in the same manner as interest is calculated on such Mortgage Loan, Companion Loan or REO Loan, as the case may be, and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Mortgage Loan, Companion Loan or REO Loan or deemed to be due on such REO Loan is computed. The Servicing Fee with respect to any Mortgage Loan, Companion Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof, except that if such asset is part of a Serviced Whole Loan and such Serviced Whole Loan continues to be serviced and administered under this Agreement notwithstanding such Liquidation Event, then the applicable Servicing Fee shall continue to accrue and be payable by the holder thereof as if such Liquidation Event did not occur. The Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan, Companion Loan and REO Revenues allocable as interest on each REO Loan, and as otherwise provided by Section 3.05(a). Each Master Servicer shall be entitled to recover unpaid Servicing Fees in respect of any Mortgage Loan, Companion Loan or REO Loan out of that portion of related payments, Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Loan) allocable as recoveries of interest, to the extent permitted by Section 3.05(a). Except as set forth in the third paragraph of this Section 3.11(a), Sections 6.02, 6.04 and 7.01(c), the right to receive the Servicing Fee may not be transferred in whole or in part.

            Each Master Servicer shall be entitled to retain, and shall not be required to deposit in its Certificate Account pursuant to Section 3.04(a), additional servicing compensation (other than with respect to the Non-Serviced Mortgage Loans) in the form of (i) 100% of modification, waiver and consent fees pursuant to Section 3.08(e) with respect to the Mortgage Loans that such Master Servicer is responsible for servicing, provided the consent of the Special Servicer is not required to take such action and, in the event that the Special Servicer's consent is required, then the applicable Master Servicer shall be entitled to 50% of such fees, (ii) 100% of all defeasance fees and 100% of any and all assumption application fees (or, in the event that (x) the Master Servicer enters into an assumption or substitution agreement pursuant to Section 3.08(a) and the related loan documents do not provide for an assumption fee in connection therewith, or (y) the proposed transfer or assumption under Section 3.08(a) is approved and/or processed but does not occur or (z) the proposed transfer or assumption under Section 3.08(a) is not approved or is denied and does not occur and, additionally, in the case of (x), (y) and (z), assumption fees are paid by the Mortgagor in connection therewith, then 50% of such assumption application fees) of all application fees received on Non-Specially Serviced Mortgage Loans that it is responsible for servicing and (iii) 50% of all assumption, waiver and consent fees pursuant to Section 3.08(a) and Section 3.08(b) on the Non-Specially Serviced Mortgage Loans that it is responsible for servicing, to the extent that such fees are paid by the Mortgagor and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid; provided, the applicable Master Servicer shall not be entitled to any fees for defeasances, releases or assumptions received on the Non-Serviced Mortgage Loans; provided further, that for purposes of this Section 3.11(a), the applicable Master Servicer will also be entitled to receive 50% of the assumption, waiver and consent fees pursuant to Section 3.08(a) and Section 3.08(b) on the Non-Specially Serviced Mortgage Loans if the related assumption, transfer or encumbrance is permitted without the consent of the mortgagee provided that certain conditions set forth in the related Mortgage Loan documents are satisfied.. In addition, each Master Servicer shall be entitled to retain as additional servicing compensation (other than with respect to the Non-Serviced Mortgage Loans) any charges for processing Mortgagor requests, beneficiary statements or demands, reasonable and customary consent fees, fees in connection with defeasance, if any, and other customary charges, and amounts collected for checks returned for insufficient funds, in each case only to the extent actually paid by the related Mortgagor and shall not be required to deposit such amounts in its Certificate Account or the Companion Distribution Account pursuant to Section 3.04(a); provided, the applicable Master Servicer shall not be entitled to any charge or fees for defeasances, releases or assumptions received on the Non-Serviced Mortgage Loans. Subject to Section 3.11(d), each Master Servicer shall also be entitled to additional servicing compensation in the form of: (i) Penalty Charges to the extent provided in
Section 3.11(d), (ii) interest or other income earned on deposits relating to the Trust Fund in its Certificate Account or the Companion Distribution Account in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for the period from the prior P&I Advance Date to the P&I Advance Date related to such Distribution Date), (iii) interest or other income earned on deposits in the Servicing Account which are not required by applicable law or the related Mortgage Loan to be paid to the Mortgagor and (iv) the difference, if positive, between Prepayment Interest Excess and Prepayment Shortfalls collected on the Mortgage Loans during the related Due Period to the extent not required to be paid as Compensating Interest Payments. Each Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of its Certificate Account and such Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            Notwithstanding anything herein to the contrary, Master Servicer No. 1 may at its option assign or pledge to any third party or retain for itself the Transferable Servicing Interest; provided, however, that in the event of any resignation or termination of such Master Servicer, all or any portion of the Transferable Servicing Interest may be reduced by the Trustee to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Master Servicer (which successor may include the Trustee) that meets the requirements of Section 6.04 and who requires market rate servicing compensation that accrues at a per annum rate in excess of the Retained Fee Rate, and any such assignment of the Transferable Servicing Interest shall, by its terms be expressly subject to the terms of this Agreement and such reduction. Master Servicer No. 1 shall pay the Transferable Servicing Interest to the holder of the Transferable Servicing Interest at such time and to the extent Master Servicer No. 1 is entitled to receive payment of its Servicing Fees hereunder, notwithstanding any resignation or termination of Master Servicer No. 1 hereunder (subject to reduction pursuant to the preceding sentence).

            (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and REO Loan (other than the Non-Serviced Mortgage Loans and any successor REO Loan). As to each Specially Serviced Mortgage Loan and REO Loan (other than the Non-Serviced Mortgage Loans and any successor REO Loan), the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced Mortgage Loan or REO Loan, as the case may be, and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans or REO Loans, as the case may be, and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, in accordance with the provisions of Section 3.05(a). The right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement. The Special Servicer shall not be entitled to any Special Servicing Fees with respect to the Non-Serviced Mortgage Loans.

            (c) Additional servicing compensation in the form of (i) 100% of all fees with respect to application, assumption, extension, modification, waiver, consent, earnout and defeasance fees, in each case, received on any Specially Serviced Mortgage Loans (other than the Non-Serviced Mortgage Loans and any successor REO Loan) to the extent such fees are paid by the Mortgagor, (ii) 50% of all assumption application fees received on Non-Specially Serviced Mortgage Loans in the event that (x) the Special Servicer enters into an assumption or substitution agreement pursuant to Section 3.08(a) and the related loan documents do not provide for an assumption fee in connection therewith, or (y) the proposed transfer or assumption under Section 3.08(a) is approved and/or processed but does not occur or (z) the proposed transfer or assumption under
Section 3.08(a) is not approved or is denied and does not occur and, additionally, in the case of (x), (y) and (z), assumption application fees are paid by the Mortgagor in connection therewith, (iii) 50% of all assumption, waiver and consent fees pursuant to Section 3.08(a) and 3.08(b) or 3.20 received with respect to all Non Specially Serviced Mortgage Loans and for which the Special Servicer's consent or approval is required and (iv) without duplication, 100% of any fees for defeasances, releases or assumptions received on the Non-Serviced Mortgage Loans, shall be promptly paid to the Special Servicer by the applicable Master Servicer to the extent such fees are paid by the Mortgagor and shall not be required to be deposited in the applicable Certificate Account pursuant to Section 3.04(a). The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Mortgage Loan at the Workout Fee Rate on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Specially Serviced Mortgage Loan again becomes a Corrected Mortgage Loan. The Special Servicer shall not be entitled to any Workout Fee with respect to the Non-Serviced Mortgage Loans. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans or Companion Loans that became Corrected Mortgage Loans prior to the time of that termination or resignation except the Workout Fees will no longer be payable if the Mortgage Loan subsequently becomes a Specially Serviced Mortgage Loan. If the Special Servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing with respect to which one (1) scheduled payment has been made, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the Mortgagor had not had sufficient time to make three consecutive timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the Mortgagor making such three consecutive timely Monthly Payments. The successor Special Servicer will not be entitled to any portion of such Workout Fees. The Special Servicer will not be entitled to receive any Workout Fees after termination for cause. A Liquidation Fee will be payable with respect to each Specially Serviced Mortgage Loan (other than the Non-Serviced Mortgage Loans) or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee (such Liquidation Fee to be paid out of such Liquidation Proceeds, Insurance and Condemnation Proceeds). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds as set forth in the proviso to the definition of "Liquidation Fee." If, however, Liquidation Proceeds or Insurance and Condemnation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds and Insurance and Condemnation Proceeds that constitute principal and/or interest on such Mortgage Loan. Notwithstanding anything herein to the contrary, the Special Servicer shall only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to proceeds on any Mortgage Loan. Notwithstanding the foregoing, with respect to any subordinate Companion Loan, the Liquidation Fee, Workout Fee and Special Servicing Fees, if any, will be computed only if permitted, and to the extent provided, in the related Intercreditor Agreement. Subject to Section 3.11(d), the Special Servicer will also be entitled to additional fees in the form of Penalty Charges to the extent provided in subsection (d). The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not expressly payable directly out of the applicable Certificate Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (d) In determining the compensation of the Master Servicers or Special Servicer, as applicable, with respect to Penalty Charges, on any Distribution Date, the aggregate Penalty Charges collected on any Mortgage Loan since the prior Distribution Date shall be applied (in such order) to reimburse
(i) the applicable Master Servicer or the Trustee for interest on Advances on such Mortgage Loan (and, in connection with any Non-Serviced Mortgage Loan, the related master servicer, special servicer or trustee under the related Non-Serviced Pooling Agreement for interest on the Servicing Advances made by any such party with respect to the related Whole Loan pursuant to the related Non-Serviced Pooling Agreement, to the extent so provided in the related Intercreditor Agreement) due on such Distribution Date, (ii) the Trust Fund for all interest on Advances previously paid to the applicable Master Servicer or the Trustee pursuant to Section 3.05(a)(vi) hereof (and, in connection with the Bank of America Plaza Mortgage Loan, the Bank of America Plaza Trust for all interest on Servicing Advances reimbursed by the Bank of America Plaza Trust to any party under the Bank of America Plaza Pooling Agreement, which resulted in an additional trust fund expense for the Bank of America Plaza Trust, to the extent so provided in the Bank of America Plaza Intercreditor Agreement, and, in connection with the Tysons Galleria Mortgage Loan, the Tysons Galleria Trust for all interest on Servicing Advances reimbursed by the Tysons Galleria Trust to any party under the Tysons Galleria Pooling Agreement, which resulted in an additional trust fund expense for the Tysons Galleria Trust, to the extent so provided in the Tysons Galleria Intercreditor Agreement) with respect to such Mortgage Loan and (iii) the Trust Fund for costs of all additional Trust Fund expenses (including Special Servicing Fees, Workout Fees and Liquidation Fees), including without limitation, inspections by the Special Servicer and all unpaid Advances incurred since the Closing Date with respect to such Mortgage Loan; Penalty Charges (other than with respect to the Non-Serviced Mortgage Loans, which shall be payable as additional servicing compensation under the applicable Non-Serviced Pooling Agreement) remaining thereafter shall be distributed to the applicable Master Servicer, if and to the extent collected while the Mortgage Loan was a Non-Specially Serviced Mortgage Loan and to the Special Servicer if and to the extent actually collected on such Mortgage Loan during the period such Mortgage Loan was a Specially Serviced Mortgage Loan. Notwithstanding the foregoing, Penalty Charges with respect to any subordinate Companion Loan will be allocated pursuant to the applicable Intercreditor Agreement after payment of all related Advances and interest thereon.

            Notwithstanding the foregoing, with respect to any Serviced Whole Loan Remittance Date, any and all Penalty Charges that are actually collected on the related Serviced Whole Loan since the prior related Serviced Whole Loan Remittance Date, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Penalty Charges:

            first, toward the payment of or reimbursement for accrued and unpaid interest on (i) any presently outstanding Servicing Advances made with respect to the related Serviced Whole Loan, and (ii) any previously paid Servicing Advances made with respect to the related Serviced Whole Loan to the extent that the advance interest has been paid from a source other than Penalty Charges;

            second, toward the payment of or reimbursement for accrued and unpaid interest on (i) any presently outstanding principal and interest advances (including P&I Advances hereunder and any advances comparable to P&I Advances made under a securitization agreement governing any Serviced Securitized Companion Loan) made with respect to the related Serviced Mortgage Loan and/or any related Companion Loan, and (ii) any previously paid principal and interest advances (including P&I Advances hereunder and any advances comparable to P&I Advances made under an Other Pooling and Servicing Agreement governing any Serviced Securitized Companion Loan) made with respect to the related Serviced Mortgage Loan and/or any such related Serviced Securitized Companion Loan, to the extent that the advance interest has been paid from a source other than Penalty Charges;

            third, toward the payment of or reimbursement for (i) any presently outstanding expenses payable under the related Intercreditor Agreement, other than Special Servicing Fees, and (ii) any previously paid expenses payable under the related Intercreditor Agreement, other than Special Servicing Fees, to the extent that the expense has been paid from a source other than Penalty Charges; and

            fourth, to pay any remaining portion of such Penalty Charges with respect to the related Serviced Whole Loan as additional servicing compensation to the Master Servicer, to the extent received, if and to the extent accrued while the related Serviced Whole Loan was a Non-Specially Serviced Mortgage Loan, and to the Special Servicer, to the extent received, if and to the extent accrued while the related Serviced Whole Loan was a Specially Serviced Mortgage Loan.

            As among the various holders of the related Mortgage Loan, the related Serviced Whole Loans and Serviced AB Loans, the payments and reimbursements under each relevant clause shall be made first to the Mortgage Loan and related pari passu Companion Loan(s) pro rata and pari passu among those holders according to the respective amounts described in that clause that are attributable to each of them and then to any related subordinate Companion Loan.

            Section 3.12 Inspections; Collection of Financial Statements. (a) Each Master Servicer shall perform (at its own expense), or shall cause to be performed (at its own expense), a physical inspection of each Mortgaged Property (other than the Bank of America Plaza Mortgaged Property and the Tysons Galleria Mortgaged Property) securing a Mortgage Loan that it is responsible for servicing hereunder with a stated Principal Balance of (i) $2,000,000 or more at least once every 12 months and (ii) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2007 (and each Mortgaged Property shall be inspected on or prior to December 2008); provided, however, that if a physical inspection has been performed by the Special Servicer in the previous 12 months and such Master Servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection, such Master Servicer will not be required to perform or cause to be performed, such physical inspection; provided, further, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the Special Servicer shall inspect or cause to be inspected the related Mortgaged Property as soon as practicable after such Mortgage Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as such Mortgage Loan remains a Specially Serviced Mortgage Loan. The cost of such inspection by the Special Servicer shall be an expense of the Trust Fund, and to the extent not paid by the related Mortgagor reimbursed first from Penalty Charges (but with respect to any Serviced Whole Loan, only from amounts available for such purpose under the related Intercreditor Agreement) actually received from the related Mortgagor and then from the applicable Certificate Account pursuant to Section 3.05(a)(ii). The Special Servicer or the applicable Master Servicer, as the case may be, shall prepare or cause to be prepared a written report of each such inspection detailing the condition of the Mortgaged Property revealed by the inspection and specifying the existence of (i) any vacancy in the Mortgaged Property that the preparer of such report deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge,
(iii) any adverse change in the condition of the Mortgaged Property that the preparer of such report deems material and is evident from the inspection, (iv) any visible material waste committed on the Mortgaged Property and (v) photographs of each inspected Mortgaged Property. The Special Servicer and the applicable Master Servicer shall deliver a copy of each such report prepared by the Special Servicer and the applicable Master Servicer, respectively, to the other, to the Directing Certificateholder and, upon request, to the Trustee, the Paying Agent and the Rating Agencies within five (5) Business Days after request (or if such request is received before such report is completed, within five (5) Business Days after completion of such report). The Paying Agent shall deliver a copy of each such report to the Controlling Class Certificateholder (and with respect to a Serviced Whole Loan, the related Companion Holder) upon request and to each Holder of a Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificate, upon request (which such request may state that such items be delivered until further notice).

            (b) The Special Servicer, in the case of any Specially Serviced Mortgage Loans, and the applicable Master Servicer, in the case of any Non-Specially Serviced Mortgage Loans, shall make reasonable efforts to collect promptly from each Mortgagor annual operating statements and rent rolls of the related Mortgaged Property, financial statements of such Mortgagor and any other reports required to be delivered under the terms of the Mortgage Loans (and each Companion Loan), if delivery of such items is required pursuant to the terms of the related Mortgage.

            (c) The Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the applicable Master Servicer, in the case of any Non-Specially Serviced Mortgage Loan shall make reasonable efforts to collect promptly from each related Mortgagor quarterly operating statements, budgets and rent rolls of the related Mortgaged Property, and the quarterly financial statements of such Mortgagor, whether or not delivery of such items is required pursuant to the terms of the related Mortgage. Each Master Servicer shall not be required to request such statements more than once if the related Mortgagor is not required to deliver such statements pursuant to the terms of the Mortgage Loan documents. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation. The Special Servicer shall deliver all such items to the applicable Master Servicer within five (5) days of receipt and such Master Servicer and the Special Servicer each shall deliver copies of all the foregoing items so collected thereby to the Trustee, the Paying Agent, the Directing Certificateholder and, upon request, to the Depositor and each other, in each case within 60 days of its receipt thereof, but in no event, in the case of annual statements, later than June 30 of each year commencing June 30, 2007. The Paying Agent shall, upon request, deliver copies (in hard copy, electronic format or make available on its Internet website) of the foregoing items to the Underwriters, the Trustee, the Rating Agencies, the Controlling Class Certificateholders, the Mortgage Loan Sellers or, to the extent the Certificate Registrar has confirmed the Ownership Interest in Certificates held thereby, any Certificate Owner, a copy (or image in suitable electronic media) of each such report prepared by the applicable Master Servicer or the Special Servicer.

            Within 45 days after receipt by the applicable Master Servicer, with respect to Non-Specially Serviced Mortgage Loans it is responsible for servicing hereunder, or the Special Servicer with respect to Specially Serviced Mortgage Loans of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, or if such date would be after June 30 of any year, then within 30 days after receipt, such Master Servicer shall, based upon such operating statements or rent rolls received, prepare (or, if previously prepared, update) the analysis of operations and the CMSA NOI Adjustment Worksheet and the CMSA Operating Statement Analysis Report. In connection with preparing the CMSA NOI Adjustment Worksheets and the CMSA Operating Statement Analysis Reports, the Master Servicer shall process (a) interim financial statements beginning with interim financial statements for the fiscal quarter ending March 31, 2007, and (b) annual financial statements beginning with annual financial statements for the 2007 fiscal year. Upon the occurrence and continuation of a Servicing Transfer Event, the applicable Master Servicer shall provide the Special Servicer with all prior CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets for the related Mortgage Loan (including underwritten figures), and the Special Servicer's obligations hereunder shall be subject to its having received all such reports. The applicable Master Servicer and Special Servicer shall forward to the other and the Directing Certificateholder electronically monthly all operating statements and rent rolls received from any Mortgagor from the prior month. All CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets shall be maintained by the applicable Master Servicer with respect to each Mortgaged Property (other than the Bank of America Plaza Mortgaged Property and the Tysons Galleria Mortgaged Property) and REO Property, and such Master Servicer shall forward copies (in hard copy, electronic format or make available on its Internet website) thereof and the related operating statements or rent rolls (in each case, promptly following the initial preparation and each material revision thereof) to the Paying Agent (in electronic format only), the Directing Certificateholder (and with respect to a Serviced Whole Loan, to the related Companion Holder) and the Special Servicer. The Paying Agent shall, upon request and to the extent such items have been delivered to the Paying Agent by the applicable Master Servicer, deliver to the Underwriters, the Rating Agencies, the Mortgage Loan Sellers, any Certificateholder or, to the extent the Certificate Registrar has confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of such CMSA Operating Statement Analysis Report (or update thereof) and CMSA NOI Adjustment Worksheet (or update thereof), upon written request, and the related operating statement or rent rolls. The applicable Master Servicer shall maintain a CMSA Operating Statement Analysis Report and a CMSA NOI Adjustment Worksheet with respect to each Mortgaged Property and REO Property.

            (d) At or before 12:00 p.m. (New York City time) on each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the applicable Master Servicer and the Directing Certificateholder the CMSA Special Servicer Loan File with respect to the Specially Serviced Mortgage Loans and any REO Properties (other than the Bank of America Plaza Mortgaged Property and the Tysons Galleria Mortgaged Property), providing the information required of the Special Servicer in an electronic format, reasonably acceptable to such Master Servicer as of the Business Day preceding such Determination Date, which CMSA Special Servicer Loan File shall include data, to enable such Master Servicer to produce the following CMSA Supplemental Reports: (i) a CMSA Delinquent Loan Status Report, (ii) a CMSA REO Status Report, (iii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iv) a CMSA Comparative Financial Status Report and (v) a CMSA NOI Adjustment Worksheet and a CMSA Operating Statement Analysis Report.

            (e) Not later than 1:00 p.m. (New York City time) on each P&I Advance Date, beginning in March 2007, the applicable Master Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered in electronic format to the Paying Agent the following reports and data files: (i) to the extent the applicable Master Servicer has received the CMSA Special Servicer Loan File at the time required, the most recent CMSA Delinquent Loan Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report and CMSA REO Status Report, (ii) the most recent CMSA Property File, and CMSA Comparative Financial Status Report (in each case incorporating, to the extent the Master Servicer has received the CMSA Special Servicer Loan File, the data required to be included in the CMSA Special Servicer Loan File pursuant to
Section 3.12(d) by the Special Servicer and Master Servicer), (iii) a CMSA Servicer Watch List with information that is current as of such Determination Date, (iv) CMSA Financial File, (v) CMSA Loan Level Reserve LOC Report, (vi) the Realized Loss Report and (vii) the CMSA Advance Recovery Report. Not later than 2:00 p.m. (New York City time) two (2) Business Days prior to the Distribution Date, the applicable Master Servicer shall deliver or cause to be delivered to the Paying Agent via electronic format the CMSA Loan Setup File (with respect to the first Distribution Date) and the CMSA Loan Periodic Update File. In no event shall any report described in this subsection be required to reflect information that has not been collected by or delivered to the applicable Master Servicer, or any payments or collections not received by the applicable Master Servicer, as of the close of business on the Determination Date.

            (f) The Special Servicer shall deliver to the Master Servicers the reports required of the Special Servicer pursuant to Section 3.12(c) and Section 3.12(d), and each Master Servicer shall deliver to the Paying Agent the reports and data files set forth in Section 3.12(e). Each Master Servicer may, absent manifest error, conclusively rely on the reports and/or data to be provided by the Special Servicer pursuant to Section 3.12(c) and Section 3.12(d). The Paying Agent may, absent manifest error, conclusively rely on the reports and/or data to be provided by each Master Servicer pursuant to Section 3.12(e). In the case of information or reports to be furnished by any Master Servicer to the Paying Agent pursuant to Section 3.12(e), to the extent that such information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to Section 3.12(c) or Section 3.12(d) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(c) or Section 3.12(d), such Master Servicer shall have no obligation to provide such information or reports to the Paying Agent until it has received the requisite information or reports from the Special Servicer, and such Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(e) caused by the Special Servicer's failure to timely provide any information or report required under Section 3.12(c) or Section 3.12(d) of this Agreement.

            (g) Notwithstanding the foregoing, however, the failure of any Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section 3.12 to the extent such Master Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of such Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties. Each Master Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law and the Servicing Standards. Each Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (h) Unless otherwise specifically stated herein, if any Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provisions of this Agreement, such Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) except with respect to information to be provided to the Paying Agent and the Directing Certificateholder, making such statement, report or information available on such Master Servicer's or the Special Servicer's Internet website, unless this Agreement expressly specifies a particular method of delivery.

            Notwithstanding the foregoing, each Master Servicer and the Special Servicer shall deliver any statements, reports or other information to the Paying Agent in an electronic format mutually agreeable to the Paying Agent and such Master Servicer, or the Special Servicer as the case may be. Each Master Servicer or the Special Servicer may physically deliver a paper copy of any such statement, report or information as a temporary measure due to system problems.

            Section 3.13 [RESERVED]

            Section 3.14 [RESERVED]

            Section 3.15 Access to Certain Information. Each of the Master Servicers and the Special Servicer shall provide or cause to be provided to any Certificateholder or Certificate Owner that is, or is affiliated with, a federally insured financial institution, the Trustee, the Paying Agent, the Depositor, each Mortgage Loan Seller, each Rating Agency, the Directing Certificateholder to the applicable Master Servicer, or to the Special Servicer, as applicable, and to the OTS, the FDIC, the Federal Reserve Board and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, and to each Holder of a Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P or Class NR Certificate, and to each Companion Holder (solely with respect to the related Serviced Whole Loan) access to any documentation or information regarding the Mortgage Loans and related Companion Loans and the Trust Fund within its control which may be required by this Agreement or by applicable law. At the election of each Master Servicer or the Special Servicer, such access may be afforded to such Person identified above by the delivery of copies of information as requested by such Person and such Master Servicer or the Special Servicer shall be permitted to require payment (other than from the Directing Certificateholder, of a sum sufficient to cover the reasonable out-of-pocket costs incurred by it in making such copies. Such access shall (except as described in the preceding sentence) be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of each Master Servicer or the Special Servicer, as the case may be, designated by it; provided, however, that Certificateholders and Certificate Owners shall be required to pay their own photocopying costs and execute a reasonable and customary confidentiality agreement with respect to such information. The failure of any Master Servicer or the Special Servicer to provide access as provided in this Section 3.15 as a result of a confidentiality obligation shall not constitute a breach of this Section 3.15; provided that nothing in this paragraph shall provide a basis for not providing to the Directing Certificateholder any information specifically required to be delivered to it under the terms of this Agreement. The Master Servicers and the Special Servicer may each deny any of the foregoing persons access to confidential information or any intellectual property which such Master Servicer or the Special Servicer is restricted by license or contract from disclosing. In connection with providing access to information pursuant to this Section 3.15 to parties other than the Trustee or the Paying Agent, each Master Servicer and the Special Servicer may each (i) affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto); (ii) affix to any information provided by it a reasonable statement regarding securities law restrictions on such information and/or condition access to information on the execution of a reasonable confidentiality agreement; (iii) withhold access to confidential information or any intellectual property; and (iv) withhold access to items of information contained in the Servicing File for any Mortgage Loan if the disclosure of such items is prohibited by applicable law or the provisions of any related Mortgage Loan documents or would constitute a waiver of the attorney-client privilege. Notwithstanding any provision of this Agreement to the contrary, the failure of any Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed by it pursuant to this Agreement shall not constitute a breach of this Agreement to the extent that such Master Servicer or the Special Servicer, as the case may be, determines, in its reasonable good faith judgment consistent with the applicable Servicing Standards, that such disclosure would violate applicable law or any provision of a Mortgage Loan document or Companion Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Companion Loans or the Mortgaged Properties, constitute a waiver of the attorney-client privilege on behalf of the Trust or the Trust Fund or otherwise materially harm the Trust or the Trust Fund.

            Section 3.16 Title to REO Property; REO Account. (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or a nominee thereof on behalf of the Certificateholders and, if applicable, on behalf of the Companion Holders. REO Property with respect to the Non-Serviced Mortgage Loans is excluded for all purposes of this Section 3.16. The Special Servicer, on behalf of the Trust Fund and, if applicable, the Companion Holders, shall sell any REO Property prior to the close of the third calendar year following the year in which the Trust Fund acquires ownership of such REO Property, within the meaning of Treasury Regulations Section 1.856-6(b)(1), for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee, the Paying Agent and the applicable Master Servicer an Opinion of Counsel, addressed to the Trustee, the Paying Agent and the applicable Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to the close of the third calendar year following the year in which such acquisition occurred will not cause the imposition of a tax on the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interest or Certificate is outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such longer period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the applicable Certificate Account pursuant to Section 3.05(a).

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more REO Accounts, held on behalf of the Trustee in trust for the benefit of the Certificateholders and, if applicable, on behalf of the Companion Holder(s), as their interest shall appear, and the Trustee (as holder of the Class A-2SFL Regular Interest, the Class A-3SFL Regular Interest, the Uncertificated Lower-Tier Interests and the Uncertificated Middle-Tier Interests), for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within 1 Business Day after receipt, all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall give notice to the Trustee and the applicable Master Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, insuring, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. On or prior to each Determination Date (or with respect to any Companion Loan related to a Serviced Whole Loan, on the Business Day prior to each related Serviced Whole Loan Remittance Date), the Special Servicer shall withdraw from the REO Account and remit to the applicable Master Servicer, which shall deposit into its related Certificate Account (or such subaccount of the applicable Certificate Account for each Companion Loan, as applicable), the aggregate of all amounts received in respect of each REO Property during the most recently ended Due Period, net of (i) any withdrawals made out of such amounts pursuant to the preceding sentence and (ii) Net Investment Earnings on amounts on deposit in the REO Account; provided, however, that the Special Servicer may retain in such REO Account, in accordance with the Servicing Standards, such portion of such balance as may be necessary to maintain a reasonable reserve for repairs, replacements, leasing, management and tenant improvements and other related expenses for the related REO Property. In addition, on or prior to each Determination Date (or with respect to any Serviced Securitized Companion Loan, on the Business Day prior to each related Serviced Whole Loan Remittance Date), the Special Servicer shall provide the applicable Master Servicer with a written accounting of amounts remitted to the such Master Servicer for deposit in its related Certificate Account, as applicable, on such date. The applicable Master Servicer shall apply all such amounts as instructed by the Special Servicer on the Determination Date (or with respect to any Companion Loan related to a Serviced Whole Loan, on the Business Day prior to on each related Serviced Whole Loan Remittance Date) for the related Distribution Date.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

            Section 3.17 Management of REO Property. (a) If title to any REO Property is acquired, the Special Servicer shall manage, consent, protect, operate and lease such REO Property for the benefit of the Certificateholders and the Companion Holders, as applicable, and the Trustee (as holder of the Class A-2SFL Regular Interest, the Class A-3SFL Regular Interest, the Uncertificated Lower-Tier Interests and the Uncertificated Middle-Tier Interests) solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund or any holder of a Serviced Securitized Companion Loan of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (and, in the case of each Serviced Whole Loan, the related Companion Holder(s)) and the Trustee (as holder of the Class A-2SFL Regular Interest, the Class A-3SFL Regular Interest, the Uncertificated Lower-Tier Interests and the Uncertificated Middle-Tier Interests) all as a collective whole (as determined by the Special Servicer in its reasonable judgment in accordance with the Servicing Standards and any related Intercreditor Agreements). REO Property with respect to the Non-Serviced Mortgage Loans is excluded for all purposes of this Section 3.17. Subject to this Section 3.17, the Special Servicer may allow the Trust Fund or any commercial mortgage securitization that holds a Serviced Securitized Companion Loan to earn "net income from foreclosure property" within the meaning of
Section 860G(d) of the Code if it determines that earning such income is in the best interests of Certificateholders and, if applicable, any related Companion Holder(s) on a net after-tax basis as compared with net leasing such REO Property or operating such REO Property on a different basis. In connection therewith, the Special Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than 1 Business Day following receipt of such funds) in the applicable REO Account all revenues received by it with respect to each REO Property and the related REO Loan, and shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing and maintenance of such REO Property, including, without limitation:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property, if applicable; and

            (iv) all costs and expenses necessary to maintain and lease such REO Property.

            To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses
(i)-(iv) above with respect to such REO Property, the applicable Master Servicer (subject to receiving notice from the Special Servicer in accordance with the procedures set forth elsewhere in this Agreement) shall advance from its own funds such amount as is necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee, the Depositor, the Paying Agent and the Directing Certificateholder) such advances would, if made, constitute Nonrecoverable Servicing Advances.

            (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

            (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its acquisition date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the applicable Master Servicer as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code at any time that it is held for the benefit of the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            (c) The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property within 90 days of the acquisition date thereof, provided that:

            (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund) shall be reasonable and customary in light of the nature and locality of the Mortgaged Property;

            (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

            (v) the Special Servicer shall be obligated to manage and supervise such Independent Contractor in accordance with the Servicing Standards.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

            (d) When and as necessary, the Special Servicer shall send to the Trustee, the Paying Agent and the applicable Master Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

            Section 3.18 Sale of Defaulted Mortgage Loans and REO Properties.

            (a) (i) Within thirty (30) days after a Mortgage Loan has become a Specially Serviced Mortgage Loan with respect to any Defaulted Mortgage Loan, the Special Servicer shall order an Appraisal (but shall not be required to be received) and within thirty (30) days of receipt of the Appraisal shall determine the fair value of such Defaulted Mortgage Loan in accordance with the Servicing Standards; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Mortgage Loan contained herein may have on the value of such Defaulted Mortgage Loan; provided, further, that if the Special Servicer is then in the process of obtaining an Appraisal with respect to the related Mortgaged Property, the Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within thirty (30) days) after its receipt of such an Appraisal. The Special Servicer may, from time to time, adjust its fair value determination based upon changed circumstances, new information and other relevant factors, in each instance in accordance with a review of such circumstances and new information in accordance with the Servicing Standards, conducted not less often than every 90 days. The Special Servicer shall notify the Trustee, the Paying Agent, the Master Servicers and the Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (the "Controlling Class Option Holder") and the related Companion Holder, that are pari passu in right with the related Mortgage Loan, promptly upon its making a fair value determination and any subsequent adjustment thereto. The Special Servicer shall also deliver to the Master Servicers, the Rating Agencies and the Controlling Class Option Holder and, if applicable, the related Companion Holder (to the extent such parties have not already received), the most recent Appraisal of the related Mortgaged Property then in the Special Servicer's possession, together with such other third-party reports and other information then in the Special Servicer's possession that the Special Servicer reasonably believes to be relevant to the fair value determination with respect to such Mortgage Loan (such materials are, collectively, the "Determination Information"). If the Special Servicer will not be determining whether the Option Price represents fair value of the Defaulted Mortgage Loan, pursuant to the penultimate paragraph of Section 3.18(a)(iv), the Special Servicer shall also deliver the Determination Information to the Trustee.

            In determining the fair value of any Defaulted Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the Special Servicer shall refer to the Determination Information and all other relevant information obtained by it or otherwise contained in the Mortgage File; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Furthermore, the Special Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Special Servicer may conclusively rely on the opinion and reports of Independent third parties in making such determination.

            (ii) Subject to the terms and conditions of clauses (d) and (e) of this Section 3.18, at the time a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer and Controlling Class Option Holder (each, together with their assignees, an "Option Holder") will have an assignable option (the "Purchase Option") to purchase such Defaulted Mortgage Loan from the Trust Fund at a price (the "Option Price") equal to
      (A) if the Special Servicer has not yet determined the fair value of such Defaulted Mortgage Loan, the sum of (1) the Stated Principal Balance thereof, together with all accrued and unpaid interest thereon at the Mortgage Rate, (2) any related Yield Maintenance Charge or prepayment premium then payable (except if the Purchase Option is exercised by the Controlling Class Option Holder), (3) all related Advances for which the Trust Fund or the related Master Servicer has not been reimbursed, together with all accrued and unpaid interest thereon at the Reimbursement Rate to the extent not included in (1) above, and (4) all accrued Special Servicing Fees and additional Trust Fund expenses allocable to such Defaulted Mortgage Loan whether recovered or unrecovered from the related Mortgagor or (B) if the Special Servicer has determined the fair value of such Defaulted Mortgage Loan pursuant to clause (i) above, an amount at least equal to such fair value. Notwithstanding the foregoing, for a period of sixty (60) days after it receives notice of the Special Servicer's fair value determination (the "Controlling Class Certificateholder's Option Period"), only the Purchase Option held by the Controlling Class Option Holder may be exercised.

            Any Option Holder may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted Mortgage Loan to any party at any time after the related Mortgage Loan becomes a Defaulted Mortgage Loan. The transferor of any Purchase Option shall notify the Trustee, the Paying Agent and the Master Servicers of such transfer and such notice shall include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee.

            Each Option Holder's Purchase Option with respect to any Defaulted Mortgage Loan, if not exercised, will automatically terminate (A) once the related Defaulted Mortgage Loan is no longer a Defaulted Mortgage Loan; provided, however, that if such Mortgage Loan subsequently becomes a Defaulted Mortgage Loan, the related Purchase Option shall again be exercisable, (B) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (C) upon the modification or pay-off, in full or at a discount, of such Defaulted Mortgage Loan in connection with a workout or (D) subject to the applicable Master Servicer's determination set forth in clause (iv) below, upon another Option Holder's exercise of its Purchase Option with respect to the related Mortgage Loan becoming effective pursuant to clause (iii) below.

            (iii) Upon receipt of notice from the Special Servicer indicating that a Mortgage Loan has become a Defaulted Mortgage Loan, and after the expiration of the Controlling Class Certificateholder's Option Period, each Option Holder (whether the original grantee of such option or any subsequent transferee) may exercise its Purchase Option by providing the Master Servicers, the Paying Agent and the Trustee written notice thereof (the "Purchase Option Notice"), in the form of Exhibit J, which notice shall identify the Person that, on its own or through an Affiliate, will acquire the related Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. The Purchase Option Notice shall be delivered in the manner specified in Section 11.05. Immediately upon receipt of such Purchase Option Notice, the Special Servicer shall notify the remaining Option Holders that a Purchase Option has been exercised. Within ten (10) days thereafter, each remaining Option Holder may submit to the Special Servicer a Purchase Option Notice for the related Defaulted Mortgage Loan. Upon the expiration of such ten (10) day period, or such sooner time as all remaining Option Holders have submitted Purchase Option Notices, the Special Servicer shall notify the Option Holder whose Purchase Option Notice included the highest exercise price that the exercise of its Purchase Option is effective. The Special Servicer shall also notify the Trustee of such effective exercise. In the event that more than one Option Holder exercises its Purchase Option at the same price, the Purchase Option Notice from the Controlling Class Option Holder or its assignee or if none, then the first Purchase Option Notice received by the Special Servicer shall be effective. The exercise of any Purchase Option pursuant to this clause (iii) shall be irrevocable; provided that the assignor of the Purchase Option shall have no liability to the Trust or any other party hereto for the failure of its third party assignee to close the sale of the Defaulted Mortgage Loan after its exercise of the option, and upon such failure, the Purchase Option shall revert to the Option Holder as provided herein as if the Purchase Option had not been exercised, and the Special Servicer shall pursue against such assignee whatever remedies it may have against the assignee.

            (iv) If the Special Servicer or any Controlling Class Option Holder, or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, the applicable Master Servicer shall determine as soon as reasonably practicable (and, in any event, within thirty (30) days) after such Master Servicer has received the written notice and the Determination Information to be provided to such Master Servicer by the Special Servicer under Section 3.18(a)(i), whether the Option Price represents fair value for the Defaulted Mortgage Loan; provided that, if the Special Servicer is then in the process of obtaining a new Appraisal with respect to the related Mortgaged Property, then such Master Servicer shall make its fair value determination with respect to such Mortgage Loan as soon as reasonably practicable (but in any event within thirty (30) days) after such Master Servicer's receipt of such new Appraisal. Such fair value determination shall be made in accordance with Servicing Standards. In determining the fair value of any Defaulted Mortgage Loan, the applicable Master Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the applicable Master Servicer shall refer to the Determination Information and all other relevant information delivered to it by the Special Servicer or otherwise contained in the Mortgage File; provided that such Master Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to such Master Servicer that has occurred subsequent to, and that would, in such Master Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in, such appraisal. Furthermore, the applicable Master Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the applicable Master Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The applicable Master Servicer may conclusively rely on the opinion and reports of Independent third parties in making such determination. The applicable Master Servicer shall be entitled to receive out of the applicable Certificate Account as additional compensation a reasonable fee, not to exceed $2,500 plus reasonable out-of-pocket costs and expenses, for each determination made in accordance with this clause
      (iv), provided, however, with respect to any Mortgage Loan, such fee shall be collectible once in any six-month period. The reasonable cost of all third party consultants and related reports, including but not limited to appraisals, inspection reports and broker opinions of value, reasonably incurred by the applicable Master Servicer pursuant to this Section 3.18(a)(iv) shall constitute, and be reimbursable as, Servicing Advances; provided that the applicable Master Servicer may rely on the most current Appraisal and property inspection report obtained for the related Mortgaged Property pursuant to Section 3.12. The other parties to this Agreement shall cooperate with all reasonable requests for information.

            Notwithstanding anything contained in this clause (iv) to the contrary, if the Special Servicer or the Controlling Class Option Holder, or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, and the applicable Master Servicer and the Special Servicer are Affiliates, the Trustee, subject to the Directing Certificateholder's reasonable prior written consent, which consent shall not be unreasonably withheld, shall designate an Independent third party, independent of the Directing Certificateholder, to determine whether the Option Price represents fair value for the Defaulted Mortgage Loan, in the manner and within the time set forth in the first paragraph of this clause (iv). In the event that the Trustee is called upon to designate such a third party to make such determination, the Trustee will not assume any responsibility for such third party's determination which determination the Trustee shall be entitled to conclusively rely upon. The Trustee may pay such third party a fee of up to $2,500. The reasonable costs of such Independent third party appraisals, all inspection reports and broker opinions of value, reasonably incurred by the Trustee or any such third party pursuant to this paragraph shall be advanced by the applicable Master Servicer and shall constitute, and be reimbursable as, Servicing Advances. In connection with the Trustee's designating an Independent third party, the Special Servicer shall deliver to the Trustee for such Independent third party's use the Determination Information.

            In the event the Trustee or any designated third party, as applicable, determines that the Option Price is less than the fair value of the Defaulted Mortgage Loan, such party shall provide its determination, together with all information and reports it relied upon in making such determination, to the Special Servicer, who may then adjust its fair value determination and, consequently, the Option Price, pursuant to Section 3.18(a)(i). The Special Servicer shall promptly provide written notice of any adjustment of the Option Price to the Option Holder whose Purchase Option has been declared effective pursuant to clause (iii) above. Upon receipt of such notice, such Option Holder shall have three (3) Business Days to (i) accept the Option Price as adjusted and proceed in accordance with clause (v) below, or (ii) reject the Option Price as adjusted, in which case such Option Holder shall not be obligated to close the purchase of the Defaulted Mortgage Loan. Upon notice from such Option Holder, or the Special Servicer, that such Option Holder rejects the Option Price as adjusted, the applicable Master Servicer and the Trustee shall provide the notices described in the second paragraph of clause (v) below and thereafter any Option Holder may exercise its purchase option in accordance with Section 3.18(a), at the Option Price as adjusted.

                  (v) The Option Holder whose Purchase Option is declared
            effective pursuant to clause (iii) above shall be required to pay the purchase price specified in its Purchase Option Notice to the applicable Master Servicer within ten (10) Business Days of its receipt of the Special Servicer's notice confirming that the exercise of its Purchase Option is effective. Upon receipt of an Officer's Certificate from the Special Servicer specifying the date for closing the purchase of the related Defaulted Mortgage Loan, and the purchase price to be paid therefor, the Trustee shall deliver at such closing for release to or at the direction of such Option Holder, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by such Option Holder and are reasonably necessary to vest in the purchaser or any designee thereof the ownership of such Mortgage Loan on a servicing released basis. In connection with any such purchase by any Person other than it, the Special Servicer shall deliver the related Mortgage File to or at the direction of the purchaser. In any case, the applicable Master Servicer shall deposit the purchase price (except that portion of any purchase price constituting Gain-on-Sale Proceeds which shall be deposited in the Gain-on-Sale Reserve Account) into the applicable Certificate Account within one (1) Business Day following the closing of the sale of the related Defaulted Mortgage Loan.

            The Master Servicer shall immediately notify the Trustee and the Special Servicer upon the holder of the effective Purchase Option's failure to remit the purchase price specified in its Purchase Option Notice pursuant to this clause (v). Thereafter, the Trustee shall notify each Option Holder of such failure and any Option Holder may then exercise its purchase option in accordance with this Section 3.18(a).

                  (vi) Unless and until the Purchase Option with respect to any
            Defaulted Mortgage Loan is exercised or expires, the Special Servicer shall pursue such other resolution strategies with respect to such Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the Special Servicer may deem appropriate, consistent with the Asset Status Report and the Servicing Standards and the REMIC Provisions; provided, however, the Special Servicer shall not sell any Defaulted Mortgage Loan (other than in connection with exercise of a related Purchase Option or as otherwise permitted in this Section 3.18).

            (b) (i) The Special Servicer may purchase any REO Property (at the Purchase Price therefor) (in the case of a Serviced Whole Loan, such purchase shall be a purchase of the entire REO Property, including the portion relating to the Companion Loans). The Special Servicer may also offer to sell to any Person any REO Property (in the case of a Serviced Whole Loan, such sale shall be a sale of the entire REO Property, including the portion relating to the Companion Loans), if and when the Special Servicer determines, consistent with the Servicing Standards, that such a sale would be in the best economic interests of the Trust Fund and the Companion Holders. The Special Servicer shall give the Trustee, the applicable Master Servicer, each related Companion Holder, the Paying Agent and the Directing Certificateholder not less than five
(5) Business Days' prior written notice of the Purchase Price and its intention to (i) purchase any REO Property at the Purchase Price therefor or (ii) sell any REO Property, in which case the Special Servicer shall accept the highest offer received from any Person for any REO Property in an amount at least equal to the Purchase Price therefor. To the extent permitted by applicable law, and subject to the Servicing Standards, the applicable Master Servicer, an Affiliate of such Master Servicer, the Special Servicer or an Affiliate of the Special Servicer, or an employee of either of them may act as broker in connection with the sale of any REO Property and may retain from the proceeds of such sale a brokerage commission that does not exceed the commission that would have been earned by an independent broker pursuant to a brokerage agreement entered into at arm's length.

            In the absence of any such offer, the Special Servicer shall accept the highest offer received from any Person that is determined by the Special Servicer to be a fair price for such REO Property, if the highest bidder is a Person other than an Interested Person, or if such price is determined to be such a price by the Trustee, if the highest bidder is an Interested Person. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any REO Property pursuant hereto.

            The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standards, that rejection of such offer would be in the best interests of the Certificateholders. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standards, that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable).

            In determining whether any offer received from an Interested Person represents a fair price for any REO Property, the Trustee shall obtain and may conclusively rely on the opinion of an Independent appraiser or other Independent expert in real estate matters retained by the Trustee at the expense of the Trust Fund. In determining whether any offer constitutes a fair price for any REO Property, the Special Servicer or the Trustee (or, if applicable, such appraiser) shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the physical condition of such REO Property, the state of the local economy and the Trust Fund's obligation to comply with REMIC Provisions.

                  (ii) Subject to the Servicing Standards, the Special Servicer
            shall act on behalf of the Trust Fund and the Companion Holders in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, including the collection of all amounts payable in connection therewith. A sale of any REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the applicable Master Servicer, the Special Servicer, the Paying Agent or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary warranties of title, so long as the only recourse for breach thereof is to the Trust Fund) and, if consummated in accordance with the terms of this Agreement, none of the applicable Master Servicer, the Special Servicer, the Depositor, the Paying Agent nor the Trustee shall have any liability to the Trust Fund or any Certificateholder or Companion Holder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (c) Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only (unless changes in the REMIC Provisions or authoritative interpretations thereof made or issued subsequent to the Startup Day allow a sale for other consideration).

            (d) Notwithstanding anything in this Section 3.18 to the contrary, pursuant to the terms of the related Intercreditor Agreement, with respect to any AB Whole Loan and the Tysons Galleria Whole Loan, the Companion Holder will have the right to purchase the related AB Mortgage Loan or related REO Property, as applicable. With respect to each AB Whole Loan and the Tysons Galleria Whole Loan, such right of the Companion Holder shall be given priority over any provision described in this Section 3.18, subject, to the extent applicable, to any rights of a mezzanine lender as set forth in Section 3.18(e). If the related Mortgage Loan or REO Property is purchased by a related Companion Holder, repurchased by the applicable Mortgage Loan Seller or otherwise ceases to be subject to this Agreement, the related Companion Loan will no longer be subject to this Agreement. None of the Trustee, the Paying Agent, the Master Servicers nor the Trust Fund shall acquire a Companion Loan.

            (e) Notwithstanding anything in this Section 3.18 to the contrary, any mezzanine lender will have the right to purchase the related Mortgage Loan and cure defaults relating thereto as and to the extent set forth in the related mezzanine intercreditor agreement.

            (f) In the event any Master Servicer or the Special Servicer has the right to purchase any Companion Loan on behalf of the Trust pursuant to the related Intercreditor Agreement, neither such Master Servicer nor the Special Servicer shall exercise such right.

            (g) Notwithstanding anything herein to the contrary, the holder of a Companion Loan may be entitled to purchase the related Serviced Mortgage Loan in accordance with the terms and conditions set forth in the related Intercreditor Agreement.

            With respect to each Serviced Whole Loan with a related Serviced Securitized Companion Loan, upon the related Mortgage Loan becoming a Defaulted Mortgage Loan, the Trustee shall promptly notify, in writing, each related Companion Holder (such notice shall include the option price for such Serviced Securitized Companion Loan as determined by the Special Servicer based on the same methodology for determining the fair value of the related Mortgage Loan) or if such Serviced Securitized Companion Loan has been securitized, the applicable trustee under the Other Pooling and Servicing Agreement (who shall be instructed to promptly notify, in writing, the "controlling class representative" (as defined in the related Other Pooling and Servicing Agreement) of that securitization or an analogous party). Upon receipt of such notice, the related "controlling class representative" (as defined in the related Other Pooling and Servicing Agreement) or analogous party shall have the right, at its option, to purchase its respective Serviced Securitized Companion Loan from the trust established pursuant to the related Other Pooling and Servicing Agreement for a price determined by the Special Servicer in accordance with Section 3.18 hereof, with respect to such Serviced Securitized Companion Loan. Such Purchase Option shall otherwise be on the same terms as the Purchase Option provided to the Controlling Class Option Holder in Section 3.18(a) mutatis mutandis.

            Section 3.19 Additional Obligations of the Applicable Master Servicer and Special Servicer. (a) The applicable Master Servicer shall deliver all Compensating Interest Payments on the Mortgage Loans that it is responsible for servicing hereunder to the Paying Agent for deposit in the Distribution Account on each P&I Advance Date, without any right of reimbursement therefor.

            (b) The applicable Master Servicer shall provide to each Companion Holder any reports or notices expressly required to be delivered to such Companion Holder pursuant to the related Intercreditor Agreement.

            (c) Upon the determination that a previously made Advance is a Nonrecoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections on the Mortgage Loans deposited in the applicable Certificate Account and available for distribution on the next Distribution Date, the applicable Master Servicer or the Trustee, each at its own option and in its sole discretion, as applicable, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance pursuant to Section 3.05(a)(v) immediately, as an accommodation may elect to refrain from obtaining such reimbursement for such portion of the Nonrecoverable Advance during the one month collection period ending on the then current Determination Date, for successive one-month periods for a total period not to exceed 12 months and any election to so defer or not to defer shall be deemed to be in accordance with the Servicing Standards. If any Master Servicer (or the Trustee) makes such an election at its sole option and in its sole discretion to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable in the subsequent collection period (subject, again, to the same sole option to defer; it is acknowledged that, in such a subsequent period, such Nonrecoverable Advance shall again be payable first from principal collections as described above prior to payment from other collections). In connection with a potential election by any Master Servicer (or the Trustee) to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the one month collection period ending on the related Determination Date for any Distribution Date, such Master Servicer (or the Trustee) shall further be authorized to wait for principal collections on the Mortgage Loans to be received before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof) until the end of such collection period; provided, however, if, at any time the applicable Master Servicer or the Trustee, as the case may be, elects not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one-month collection period will exceed the full amount of the principal portion of general collections deposited in the Collection Accounts for such Distribution Date, then the applicable Master Servicer or the Trustee, as applicable, shall use its reasonable efforts to give Moody's, S&P and Fitch 15 days' notice of such determination, unless (1) the applicable Master Servicer or the Trustee, as applicable, determines in its sole discretion that waiting 15 days after such a notice could jeopardize such Master Servicer's or the Trustee's ability, as applicable, to recover such Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to such Master Servicer or the Trustee, as applicable, that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the applicable Master Servicer has not timely received from the Trustee information requested by such Master Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or
(3) apply, the applicable Master Servicer or the Trustee, as applicable, shall give Moody's, S&P and Fitch notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account or Distribution Account, as applicable, allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The applicable Master Servicer or the Trustee, as applicable, shall have no liability for any loss, liability or expense resulting from any notice provided to Moody's, S&P and Fitch contemplated by the immediately preceding sentence. Nothing herein shall give any Master Servicer or the Trustee the right to defer reimbursement of a Nonrecoverable Advance to the extent of any principal collections then available in the Certificate Accounts pursuant to Section 3.05(a)(v).

            The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this section or to comply with the terms of this section and the other provisions of this Agreement that apply once such an election, if any, has been made; provided, however, that the fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some classes of Certificateholders to the detriment of other classes shall not, with respect to any Master Servicer or the Special Servicer, as applicable, constitute a violation of the Servicing Standards and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or any contractual obligation hereunder. If any Master Servicer or the Trustee, as applicable, determines, in its sole discretion, that its ability to fully recover the Nonrecoverable Advances has been compromised, then such Master Servicer or the Trustee, as applicable, shall be entitled to immediate reimbursement of Nonrecoverable Advances with interest thereon at the Reimbursement Rate from all amounts in its Certificate Account or such other Master Servicer's Certificate Account (if amounts in such Master Servicer's Certificate Account are not sufficient for such reimbursement) for such Distribution Date (deemed first from principal and then interest). Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more collection periods shall not limit the accrual of interest at the Reimbursement Rate on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. The applicable Master Servicer's or the Trustee's, as the case may be, decision to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and shall not be construed as an obligation on the part of such Master Servicer or the Trustee, as applicable, or a right of the Certificateholders. Nothing herein shall be deemed to create in the Certificateholders a right to prior payment of distributions over the applicable Master Servicer's or the Trustee's, as applicable, right to reimbursement for Advances (deferred or otherwise) and accrued interest thereon. In all events, the decision to defer reimbursement or to seek immediate reimbursement of Nonrecoverable Advances shall be deemed to be in accordance with the Servicing Standards and none of the Master Servicers, the Trustee or the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders or any of the Companion Holders for any such election that such party makes as contemplated by this section or for any losses, damages or other adverse economic or other effects that may arise from such an election.

            Section 3.20 Modifications, Waivers, Amendments and Consents. (a) Except as set forth in Section 3.08(a), Section 3.08(b), Section 3.08(f), this
Section 3.20(a), Section 3.20(d), Section 3.20(j) and Section 6.07 but subject to any other conditions set forth thereunder, and, with respect to any Serviced Whole Loan, subject to the rights of the related Companion Holder to advise the applicable Master Servicer with respect to, or consent to, a modification, waiver or amendment pursuant to the terms of the related Intercreditor Agreement, the Master Servicers shall not modify, waive or amend a Mortgage Loan and/or a Companion Loan without the prior written consent of the Special Servicer; provided that, the applicable Master Servicer shall forward to the Special Servicer requests to extend the maturity date of a Mortgage Loan and/or Companion Loan that is not a Specially Serviced Mortgage Loan, and the Special Servicer may approve such request, provided, further, that except as provided in the following sentence, subject to Section 6.07, no such extension entered into pursuant to this Section 3.20(a) shall extend the Maturity Date beyond the earlier of (i) two years prior to the Rated Final Distribution Date and (ii) in the case of a Mortgage Loan secured by a leasehold estate and not also the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards giving due consideration to the remaining term of the ground lease, ten years, prior to the expiration of such leasehold estate. If such extension would extend the Maturity Date of a Mortgage Loan and/or Companion Loan for more than twelve months from and after the original Maturity Date of such Mortgage Loan and/or Companion Loan and such Mortgage Loan and/or Companion Loan is not in default or default with respect thereto is not reasonably foreseeable, the applicable Master Servicer must provide the Trustee, the Special Servicer and the Directing Certificateholders with an Opinion of Counsel (at the expense of the related Mortgagor to the extent permitted under the Mortgage Loan documents and, if not required to be paid by the Mortgagor, from the Certificate Account as an expense of the Trust) that such extension would not constitute a "significant modification" of the Mortgage Loan and/or Companion Loan within the meaning of Treasury Regulations Section 1.860G-2(b). Notwithstanding the foregoing, the applicable Master Servicer, with respect to Non-Specially Serviced Mortgage Loans that it is responsible for servicing, without the consent of the Special Servicer, may modify or amend the terms of any Mortgage Loan and/or Companion Loan in order to (i) cure any ambiguity or mistake therein or (ii) correct or supplement any provisions therein which may be inconsistent with any other provisions therein or correct any error, provided that, if the Mortgage Loan and/or Companion Loan is not in default or default with respect thereto is not reasonably foreseeable, such modification or amendment would not be a "significant modification" of the Mortgage Loan and/or Companion Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

            Subject to Section 6.07 herein, applicable law and the Mortgage Loan or Companion Loan documents, neither the applicable Master Servicer nor the Special Servicer shall permit the substitution of any Mortgaged Property (or any portion thereof) for one or more other parcels of real property at any time the Mortgage Loan and/or Companion Loan is not in default pursuant to the terms of the related Mortgage Loan and/or Companion Loan documents or default with respect thereto is not reasonably foreseeable unless (i) such Master Servicer or the Special Servicer, as applicable, obtains from each Rating Agency (and delivers to the Directing Certificateholder) a written confirmation that such substitution will not cause a downgrade, qualification or withdrawal of the then current rating assigned to any of the Certificates or if applicable, any class of Companion Loan Securities and (ii) either (a) such substitution is at the unilateral option of the Mortgagor or otherwise occurs automatically pursuant to the terms of the Mortgage Loan in effect on the Startup Day, within the meaning of Treasury Regulations Section 1.1001-3, or (b) it has received an Opinion of Counsel to the effect that such substitution would not be a "significant modification" of the Mortgage Loan and/or Companion Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

            (b) If the Special Servicer determines that a modification, waiver or amendment (including, without limitation, the forgiveness or deferral of interest or principal or the substitution of collateral pursuant to the terms of the Mortgage Loan and/or Companion Loan or otherwise, the release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable (as evidenced by an Officer's Certificate of the Special Servicer), is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the Trust and, if applicable, the Companion Holders as the holders of such Companion Loans than liquidation of such Specially Serviced Mortgage Loan, then the Special Servicer may agree to a modification, waiver or amendment of such Specially Serviced Mortgage Loan, subject to (x) the provisions of this Section 3.20(b) and Section 3.20(c), (y) the approval of the Directing Certificateholder as provided in Sections 3.21 and
6.07 and (z) with respect to any Serviced Whole Loan, the rights of the related Companion Holder to advise the Special Servicer with respect to, or consent to, such modification, waiver or amendment pursuant to the terms of the related Intercreditor Agreement.

            The Special Servicer shall use its reasonable efforts to the extent possible to cause each Specially Serviced Mortgage Loan to fully amortize prior to the Rated Final Distribution Date and shall not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if such modification, waiver or amendment would extend the maturity date of any such Specially Serviced Mortgage Loan to a date occurring later than the earlier of
(a) two years prior to the Rated Final Distribution Date and (b) if such Specially Serviced Mortgage Loan is secured by a leasehold estate and not also the related fee interest, the date occurring twenty years or, to the extent consistent with the Servicing Standards giving due consideration to the remaining term of the ground lease, with the consent of the Directing Certificateholder, ten years prior to the expiration of such leasehold estate.

            (c) Any provision of this Section 3.20 to the contrary notwithstanding, except when a Mortgage Loan and/or Companion Loan is in default or default with respect thereto is reasonably foreseeable, no fee described in this paragraph shall be collected by any Master Servicer or Special Servicer from a Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of a Mortgage Loan or Companion Loan, as applicable (unless the amount thereof is specified in the related Mortgage
Note) if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Mortgage Note within the meaning of Treasury Regulations Section 1.860G-2(b).

            (d) The Special Servicer may not waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan or Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in this Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that the Special Servicer determines (which determination shall be based on consultation with counsel and, if it is determined by the Special Servicer to be necessary, on an Opinion of Counsel delivered to the Trustee and the Paying Agent (which shall be obtained at the expense of the related Mortgagor or such other Person requesting such modification or, if such expense cannot be collected from the related Mortgagor or such other Person, the Special Servicer shall use its reasonable efforts to collect such fee from the Mortgagor or such other Person to the extent permitted under the related Mortgage Loan documents) and otherwise from the Certificate Account as an expense of the Trust Fund to the effect that the contemplated waiver, modification or amendment (i) will not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations
Section 1.860G-2(b) and (ii) will not cause (x) any of the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC for purposes of the Code or (y) any of the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC to be subject to any tax under the REMIC Provisions. Notwithstanding the foregoing, neither the applicable Master Servicer nor the Special Servicer may waive the payment of any Yield Maintenance Charge or the requirement that any prepayment of a Mortgage Loan be made on a Due Date, or if not made on a Due Date, be accompanied by all interest that would be due on the next Due Date with respect to any Mortgage Loan or Companion Loan that is not a Specially Serviced Mortgage Loan.

            (e) In the event of a modification that creates Mortgage Deferred Interest, such Mortgage Deferred Interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes of Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates), the Class A-2SFL Regular Interest or the Class A-3SFL Regular Interest pursuant to Section 4.06.

            (f) Subject to Section 3.20(c), the applicable Master Servicer and the Special Servicer each may, as a condition to its granting any request by a Mortgagor for consent, modification (including extensions), waiver or indulgence or any other matter or thing, the granting of which is within such Master Servicer's or the Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan or Companion Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to such Master Servicer or the Special Servicer, as the case may be, as additional servicing compensation, a reasonable or customary fee, for the additional services performed in connection with such request.

            (g) All modifications (including extensions), waivers and amendments of the Mortgage Loans and/or Companion Loans entered into pursuant to this
Section 3.20 shall be in writing, signed by the applicable Master Servicer or the Special Servicer, as the case may be, and the related Mortgagor (and by any guarantor of the related Mortgage Loan, if such guarantor's signature is required by the Special Servicer in accordance with the Servicing Standards).

            (h) The applicable Master Servicer, only if it has involvement in modification, waiver or amendment of any term of any Mortgage Loan or Companion Loan (and no consent of the Special Servicer is required to the extent set forth hereunder), or the Special Servicer shall notify the Rating Agencies, the Trustee, the Directing Certificateholder, the Paying Agent, the related Companion Holder, if applicable, and each other in writing of any modification, waiver or amendment of any term of any Mortgage Loan or Companion Loan and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business Days) following the execution thereof. Following receipt of the applicable Master Servicer's or the Special Servicer's, as applicable, delivery of the aforesaid modification, waiver or amendment to the Paying Agent, the Paying Agent shall forward a copy thereof to each Holder of a Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificate upon request.

            (i) [RESERVED].

            (j) Notwithstanding the foregoing, neither the Master Servicers nor the Special Servicer shall permit the substitution of any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan, any Serviced Whole Loan or Companion Loan unless such defeasance complies with Treasury Regulations
Section 1.860G-2(a)(8) and the applicable Master Servicer or the Special Servicer, as applicable, has received (i) a certificate of an Independent certified public accountant to the effect that such substituted property will provide cash flows sufficient to meet all payments of interest and principal (including payments at maturity) on such Mortgage Loan, any Serviced Whole Loan or Companion Loan in compliance with the requirements of the terms of the related Mortgage Loan documents and, if applicable, Companion Loan documents,
(ii) one or more Opinions of Counsel (at the expense of the related Mortgagor) to the effect that the Trustee, on behalf of the Trust Fund, will have a first priority perfected security interest in such substituted Mortgaged Property; provided, however, that, to the extent consistent with the related Mortgage Loan documents and, if applicable, Companion Loan documents, the related Mortgagor shall pay the cost of any such opinion as a condition to granting such defeasance, (iii) to the extent consistent with the related Mortgage Loan documents, the Mortgagor shall establish a single purpose entity to act as a successor Mortgagor, if so required by the Rating Agencies, (iv) to the extent permissible under the related Mortgage Loan documents and, if applicable, Companion Loan documents, such Master Servicer or Special Servicer, as applicable shall use its reasonable efforts to require the related Mortgagor to pay all costs of such defeasance, including but not limited to the cost of maintaining any successor Mortgagor and (v) to the extent permissible under the Mortgage Loan documents and, if applicable, Companion Loan documents, such Master Servicer or Special Servicer, as applicable shall obtain, at the expense of the related Mortgagor, written confirmation from the Rating Agencies that such defeasance will not cause the downgrade, withdrawal or modification of the then current ratings of the Certificates (or, insofar as there is then outstanding any class of Companion Loan Securities then rated by such Rating Agency, such class of securities); provided, however, that (a) the applicable Master Servicer or Special Servicer, as applicable shall not be required to obtain such written confirmation: from S&P to the extent that the applicable Master Servicer or the Special Servicer has delivered a defeasance certificate substantially in the form of Exhibit T for any Mortgage Loan which (together with any Mortgage Loans cross collateralized with such Mortgage Loans): (a) is
(A) not one of the ten largest Mortgage Loans by Stated Principal Balance, (B) a Mortgage Loan with a Cut off Date Principal Balance less than $20,000,000 and
(C) a Mortgage Loan that represents less than 5% of the Cut-off Date Principal Balance of all Mortgage Loans and (b) the applicable Master Servicer or Special Servicer, as applicable shall not be required to obtain the Moody's confirmation referenced in clause (v) above with respect to any Mortgage Loan which has a Stated Principal Balance less than $20,000,000 and represents less than 5% of the Stated Principal Balance of all the Mortgage Loans, so long as such Mortgage Loan is not one of the ten largest Mortgage Loans by Stated Principal Balance. Notwithstanding the foregoing, in the event that requiring the Mortgagor to pay for the items specified in clauses (ii), (iv) and (v) in the preceding sentence would be inconsistent with the related Mortgage Loan documents, such costs shall be paid by the related Mortgage Loan Seller as set forth in the first paragraph of Section 2.03(b) as a Trust Fund expense.

            (k) Notwithstanding anything herein or in the related Mortgage Loan documents and, if applicable, Companion Loan documents to the contrary, the applicable Master Servicer or the Special Servicer may permit the substitution of "government securities," within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, that comply with Treasury Regulations Section 1.860G-2(a)(8) for any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan, Serviced Whole Loan or Companion Loan, as applicable, (or any portion thereof), in lieu of the defeasance collateral specified in the related Mortgage Loan, Serviced Whole Loan or Companion Loan documents, as applicable; provided that the applicable Master Servicer or the Special Servicer reasonably determines that allowing their use would not cause a default or event of default to become reasonably foreseeable and the applicable Master Servicer or the Special Servicer receives an Opinion of Counsel (at the expense of the Mortgagor to the extent permitted under the Mortgage Loan documents and, if applicable, Companion Loan documents and, if not so permitted, paid out of the Certificate Account) to the effect that such use would not be and would not constitute a "significant modification" of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC and; provided further that the requirements set forth in Section 3.20(j) (including the confirmation from each Rating Agency that such defeasance would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates or any class of related Companion Loan Securities) are satisfied; and provided further that such securities are backed by the full faith and credit of the United States government, or the applicable Master Servicer or the Special Servicer shall obtain a written confirmation of each Rating Agency that the use of such securities will not result in the downgrade, withdrawal or qualification of the then current ratings of any Class of Certificates outstanding (or, insofar as there is then outstanding any class of Companion Loan Securities that is then rated by such Rating Agency, such class of securities).

            (l) If required under the related Mortgage Loan or Companion Loan documents or if otherwise consistent with the Servicing Standards, each Master Servicer shall establish and maintain one or more accounts (the "Defeasance Accounts"), which shall be Eligible Accounts, into which all payments received by such Master Servicer from any defeasance collateral substituted for any Mortgaged Property shall be deposited and retained, and shall administer such Defeasance Accounts in accordance with the Mortgage Loan or Companion Loan documents. Notwithstanding the foregoing, in no event shall such Master Servicer permit such amounts to be maintained in the Defeasance Account for a period in excess of 90 days, unless such amounts are reinvested by such Master Servicer in "government securities," within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, that comply with Treasury Regulations Section 1.860G-2(a)(8). To the extent not required or permitted to be placed in a separate account, such Master Servicer shall deposit all payments received by it from defeasance collateral substituted for any Mortgaged Property into the Certificate Account and treat any such payments as payments made on the Mortgage Loan or Companion Loan in advance of its Due Date in accordance with clause
(a)(i) of the definition of Available Distribution Amount, and not as a prepayment of the related Mortgage Loan or Companion Loan. Notwithstanding anything herein to the contrary, in no event shall such Master Servicer permit such amounts to be maintained in the Certificate Account for a period in excess of 365 days (or 366 days in the case of a leap year).

            (m) Notwithstanding anything to the contrary in this Agreement, neither the applicable Master Servicer nor the Special Servicer, as applicable, shall, unless it has received prior written confirmation (the cost of which shall be paid by the related Mortgagor, if so allowed by the terms of the related loan documents and otherwise paid out of the Certificate Account) from the Rating Agencies that such action will not result in a qualification, downgrade or withdrawal of any of the ratings assigned by such Rating Agency to the Certificates (or, insofar as there is then outstanding any class of Companion Loan Securities then rated by such Rating Agency, such class of securities), grant or accept any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager, with respect to any Mortgaged Property that secures a Mortgage Loan with an unpaid principal balance that is at least equal to five percent (5%) of the then aggregate principal balance of all Mortgage Loans or $20,000,000.

            (n) [Reserved].

            (o) Notwithstanding anything to the contrary in this Agreement, neither the applicable Master Servicer nor the Special Servicer, as applicable, shall, unless it has received prior written confirmation (the cost of which shall be paid by the related Mortgagor, if so allowed by the terms of the related loan documents and otherwise paid out of the Certificate Account) from S&P that such action will not result in a qualification, downgrade or withdrawal of any of the ratings assigned by S&P to the Certificates, consent to any transfers of any direct or indirect equity interests of or control rights over the related Mortgagor or to the entering into by the related Mortgagor of any Insurance Policy with an insurer not rated "A" or better by S&P.

            Section 3.21 Transfer of Servicing Between Master Servicer and Special Servicer; Recordkeeping; Asset Status Report. (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan or Companion Loan, the applicable Master Servicer or the Special Servicer, as the case may be, shall promptly give notice to the other applicable servicer and the Directing Certificateholder thereof, and the applicable Master Servicer shall deliver the related Mortgage File and Servicing File to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and, if applicable, the related Companion Loan, either in the applicable Master Servicer's possession or otherwise available to such Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. Each Master Servicer shall use its reasonable efforts to comply with the preceding sentence within 5 Business Days of the occurrence of each related Servicing Transfer Event and in any event shall continue to act as Master Servicer and administrator of such Mortgage Loan and, if applicable, the related Companion Loan(s) until the Special Servicer has commenced the servicing of such Mortgage Loan and, if applicable, the related Companion Loan. Each Master Servicer shall deliver to the Trustee, the Paying Agent and the Directing Certificateholder a copy of the notice of such Servicing Transfer Event provided by such Master Servicer to the Special Servicer, or by the Special Servicer to such Master Servicer, pursuant to this Section. The Paying Agent shall deliver to each Controlling Class Certificateholder a copy of the notice of such Servicing Transfer Event provided by the applicable Master Servicer pursuant to this Section.

            Upon determining that a Specially Serviced Mortgage Loan or Companion Loan (other than an REO Loan) has become current and has remained current for three consecutive Monthly Payments (provided that (i) no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer, and (ii) for such purposes taking into account any modification or amendment of such Mortgage Loan and, if applicable, the related Companion Loan(s)), and that no other Servicing Transfer Event is continuing with respect thereto, the Special Servicer shall immediately give notice thereof to the applicable Master Servicer and the Directing Certificateholder and shall return the related Mortgage File and Servicing File to the applicable Master Servicer (or copies thereof if copies only were delivered to the Special Servicer) and upon giving such notice, and returning such Mortgage File and Servicing File to the applicable Master Servicer, the Special Servicer's obligation to service such Corrected Mortgage Loan shall terminate and the obligations of the Master Servicer to service and administer such Mortgage Loan and, if applicable, the Companion Loan, shall recommence.

            (b) In servicing any Specially Serviced Mortgage Loans and Companion Loans, the Special Servicer will provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File to the extent within its possession (with a copy of each such original to the applicable Master Servicer), and provide the applicable Master Servicer with copies of any additional related Mortgage Loan or Companion Loan information including correspondence with the related Mortgagor.

            (c) Notwithstanding the provisions of Section 3.12(d), each Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and Companion Loans and REO Properties (other than with respect to the Non-Serviced Mortgage Loans) and shall provide the Special Servicer with any information in its possession with respect to such records to enable the Special Servicer to perform its duties under this Agreement, provided that this statement shall not be construed to require any Master Servicer to produce any additional reports.

            (d) No later than 60 days after a Servicing Transfer Event for a Mortgage Loan (other than the Non-Serviced Mortgage Loans) and, if applicable, the Companion Loan, the Special Servicer shall deliver to the applicable Master Servicer, each Rating Agency, the Trustee, each related Companion Holder, the Paying Agent and the Directing Certificateholder, a report (the "Asset Status Report") with respect to such Mortgage Loan or Companion Loan and the related Mortgaged Property; provided, however, the Special Servicer shall not be required to deliver an Asset Status Report to the Directing Certificateholder if they are the same entity. Such Asset Status Report shall set forth the following information to the extent reasonably determinable based on the information that was delivered to the Special Servicer in connection with the transfer of servicing pursuant to the Servicing Transfer Event:

                  (i) summary of the status of such Specially Serviced Mortgage
            Loan and any negotiations with the related Mortgagor;

                  (ii) a discussion of the legal and environmental
            considerations reasonably known to the Special Servicer, consistent with the Servicing Standards, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and whether outside legal counsel has been retained;

                  (iii) the most current rent roll and income or operating
            statement available for the related Mortgaged Property;

                  (iv) the Special Servicer's recommendations on how such
            Specially Serviced Mortgage Loan might be returned to performing status and returned to the applicable Master Servicer for regular servicing or otherwise realized upon;

                  (v) a copy of the last obtained Appraisal of the Mortgaged
            Property; and

                  (vi) such other information as the Special Servicer deems
            relevant in light of the Servicing Standards.

            If within ten (10) Business Days of receiving an Asset Status Report, the Directing Certificateholder, does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standards or the terms of the applicable Mortgage Loan documents. If the Directing Certificateholder disapproves such Asset Status Report within ten
(10) Business Days of receipt, the Special Servicer will revise such Asset Status Report and deliver to the Directing Certificateholder, the Rating Agencies, the related Companion Holder, if applicable, the Trustee and the applicable Master Servicer a new Asset Status Report as soon as practicable, but in no event later than thirty (30) days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above in this
Section 3.21(d) until the Directing Certificateholder shall fail to disapprove such revised Asset Status Report in writing within ten (10) Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below. Notwithstanding the foregoing, in the event the Directing Certificateholder and the Special Servicer have been unable to agree upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within ninety (90) days, of the Directing Certificateholder's receipt of the initial Asset Status Report, the Special Servicer, subject to the rights of the related Companion Holder pursuant to the related Intercreditor Agreement, if applicable, shall implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders or, if a Serviced Whole Loan is involved, the Companion Holder, and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standards. Each final Asset Status Report shall be delivered to the applicable Master Servicer, the Trustee (upon request), the related Companion Holder, if applicable, and each Rating Agency.

            The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standards and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standards.

            No direction or disapproval of the Directing Certificateholder shall
(a) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standards and to maintain the REMIC status of any of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC, or (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (c) expose the Master Servicer, the Special Servicer, the Depositor, the Mortgage Loan Sellers, the Trust Fund, the Trustee, the Paying Agent or their respective officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer's, Trustee's or the Master Servicer's responsibilities under this Agreement.

            (e) Upon receiving notice of (i) the occurrence of the events described in clause (v) of the definition of Servicing Transfer Event (without regard to the 60 day period set forth therein), or (ii) the request by a Mortgagor for the amendment or modification of a Mortgage Loan or Companion Loan which is not a Specially Serviced Mortgage Loan for which the Special Servicer is responsible for such amendment or modification pursuant to Section 3.08 and
Section 3.20, the applicable Master Servicer shall with reasonable promptness give notice thereof, and shall use its reasonable efforts to provide the Special Servicer with all information relating to the Mortgage Loan or Companion Loan and reasonably requested by the Special Servicer to enable it to negotiate with the related Mortgagor and prepare for any such proceedings. Each Master Servicer shall use its reasonable efforts to comply with the preceding sentence within 5 Business Days of the occurrence of each such event.

            Section 3.22 Sub-Servicing Agreements. (a) Each Master Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations hereunder; provided that the Sub-Servicing Agreement as amended or modified: (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) provides that if such Master Servicer shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee shall thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of such Master Servicer under such agreement, or, alternatively, may act in accordance with
Section 7.02 hereof under the circumstances described therein (subject to Section 3.22(g) hereof); (iii) provides that the Trustee for the benefit of the Certificateholders, the related Companion Holder (if applicable) and the Trustee (as holder of the Class A-2SFL Regular Interest, the Class A-3SFL Regular Interest, the Uncertificated Middle-Tier Interests and the Uncertificated Lower-Tier Interests) shall be a third party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the applicable Master Servicer thereunder as contemplated by the immediately preceding clause (ii)) none of the Trust Fund, the Trustee, the Paying Agent, the Special Servicer, any successor Master Servicer or any Certificateholder (or the related Companion Holder, if applicable) shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such Sub-Servicing Agreement with respect to such purchased Mortgage Loan at its option and without penalty; provided, however, that the Initial Sub-Servicing Agreements may only be terminated by the Trustee or its designees as contemplated by Section 3.22(g) hereof and in such additional manner as is provided in such Sub-Servicing Agreement; (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund and (vi) does not permit the Sub-Servicer to modify any Mortgage Loan unless and to the extent the applicable Master Servicer is permitted hereunder to modify such Mortgage Loan. Any successor Master Servicer hereunder shall, upon becoming successor Master Servicer, be assigned and shall assume any Sub-Servicing Agreements from the predecessor master servicer (subject to Section 3.22(g) hereof). In addition, each Sub-Servicing Agreement entered into by any Master Servicer may but need not provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan; provided, however, that the Sub-Servicing Agreement may provide (if the Sub-Servicing Agreement provides for Advances by the Sub-Servicer, although it need not so provide) that the Sub-Servicer will continue to make all Advances and calculations and prepare all reports required under the Sub-Servicing Agreement with respect to Specially Serviced Mortgage Loans and continue to collect its Primary Servicing Fees as if no Servicing Transfer Event had occurred and with respect to REO Properties (and the related REO Loans) as if no REO Acquisition had occurred and to render such incidental services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in such Sub-Servicing Agreement. Each Master Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by any Master Servicer include actions taken or to be taken by a Sub-Servicer on behalf of such Master Servicer; and, in connection therewith, all amounts advanced by any Sub-Servicer (if the Sub-Servicing Agreement provides for Advances by the Sub-Servicer, although it need not so provide) to satisfy the obligations of such Master Servicer hereunder to make Advances shall be deemed to have been advanced by such Master Servicer out of its own funds and, accordingly, in such event, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the applicable Master Servicer, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with
Section 3.03(d), such interest to be allocable between the applicable Master Servicer and such Sub-Servicer as may be provided (if at all) pursuant to the terms of the Sub-Servicing Agreement. For purposes of this Agreement, each Master Servicer shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. Each Master Servicer shall notify the Special Servicer, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer, except that such Master Servicer need not provide such notice as to the Initial Sub-Servicing Agreements.

            (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to the extent necessary to ensure the enforceability of the related Mortgage Loans or the compliance with its obligations under the Sub-Servicing Agreement and the applicable Master Servicer's obligations under this Agreement.

            (c) As part of its servicing activities hereunder, each Master Servicer for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of each of its Sub-Servicers under the related Sub-Servicing Agreement. Subject to Sections 11.01 and 11.02, such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as is in accordance with the Servicing Standards. Each Master Servicer shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement.

            (d) In the event the Trustee or its designee becomes successor Master Servicer and assumes the rights and obligations of any Master Servicer under any Sub-Servicing Agreement, such Master Servicer, at its expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans and, if applicable, Companion Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (e) Notwithstanding the provisions of any Sub-Servicing Agreement and this Section 3.22 (except to the extent provided in Article XI with respect to the obligations of any Sub-Servicer that is an Initial Sub-Servicer) the Master Servicer shall remain obligated and responsible to the Trustee, the Special Servicer, holders of the Companion Loans serviced hereunder and the Certificateholders for the performance of such Master Servicer's obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans for which it is responsible, and the Master Servicer shall pay the fees of any Sub-Servicer under any Sub-Servicing Agreement as and when due from its own funds. In no event shall the Trust Fund bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer's termination under any Sub-Servicing Agreement.

            (f) The Trustee shall furnish to any Sub-Servicer any powers of attorney and other documents necessary or appropriate to enable such Sub-Servicer to carry out its servicing and administrative duties under any Sub-Servicing Agreement; provided, however, that the Trustee shall not be held liable for any negligence, and shall be indemnified by the Sub-Servicer, with respect to, or misuse of, any such power of attorney by a Sub-Servicer, and provided further that the use of such power of attorney by a Sub-Servicer is subject to the last sentence of Section 3.01(b).

            (g) Each Sub-Servicing Agreement shall provide that, in the event the Trustee or any other Person becomes successor Master Servicer, the Trustee or such successor Master Servicer shall have the right to terminate such Sub-Servicing Agreement with or without cause and without a fee. Notwithstanding the foregoing or any other contrary provision in this Agreement, the Trustee and any successor Master Servicer shall assume each Initial Sub-Servicing Agreement and (i) the Initial Sub-Servicer's rights and obligations under the Initial Sub-Servicing Agreement shall expressly survive a termination of the Master Servicer's servicing rights under this Agreement; provided that the Initial Sub-Servicing Agreement has not been terminated in accordance with its provisions; (ii) any successor Master Servicer, including, without limitation, the Trustee (if it assumes the servicing obligations of the Master Servicer) shall be deemed to automatically assume and agree to the then-current Initial Sub-Servicing Agreement without further action upon becoming the successor Master Servicer and (iii) this Agreement may not be modified in any manner which would increase the obligations or limit the rights of the Initial Sub-Servicer hereunder and/or under the Initial Sub-Servicing Agreement, without the prior written consent of the Initial Sub-Servicer (which consent shall not be unreasonably withheld).

            (h) With respect to Mortgage Loans subject to a Sub-Servicing Agreement, the Special Servicer shall, to the extent required, remit amounts, deliver reports and information, and afford access to facilities and information to the related Sub-Servicer that would be required to be remitted, delivered or afforded, as the case may be, to the applicable Master Servicer pursuant to the terms hereof (and within the same period of time required herein), within a sufficient period of time to allow the Sub-Servicer to fulfill its obligations under such Sub-Servicing Agreement and in no event later than 1 Business Day prior to the applicable Determination Date (or such other date as specified herein).

            (i) Notwithstanding any other provision of this Agreement, the Special Servicer shall not enter into any Sub-Servicing Agreement which provides for the performance by third parties of any or all of its obligations herein, unless (i) the Special Servicer receives the consent of the Directing Certificateholder and (ii) the Special Servicer receives the written confirmation of Fitch that such agreement will not cause the downgrade, withdrawal or qualification of any of the then current ratings assigned to any Class of Certificates.

            Section 3.23 Representations, Warranties and Covenants of the Master Servicers. (a) Each Master Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, each Companion Holder and to the other Master Servicer, the Depositor, the Paying Agent and the Special Servicer, as of the Closing Date, that:

            (i) Master Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware (in the case of Master Servicer No. 1), a corporation, duly organized, validly existing and in good standing under the laws of the State of California (in the case of Master Servicer No. 2) or a national banking association, duly organized, validly existing and in good standing under the laws of the United States (in the case of Master Servicer No. 3), and such Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by such Master Servicer, and the performance and compliance with the terms of this Agreement by such Master Servicer, does not (A) violate the applicable Master Servicer's organizational documents, (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets or (C) violate any law, rule, regulation, order, judgment or decree to which such Master Servicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement;

            (iii) Such Master Servicer has the full power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the applicable Master Servicer, enforceable against such Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) Such Master Servicer is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, local or governmental agency, which default, in such Master Servicer's reasonable judgment is likely to materially and adversely affect its ability to perform its duties and obligations hereunder;

            (vi) No litigation is pending or, to the best of such Master Servicer's knowledge, threatened against such Master Servicer which would prohibit such Master Servicer from entering into this Agreement or, in such Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of such Master Servicer to perform its obligations under this Agreement;

            (vii) Such Master Servicer has errors and omissions insurance coverage which is in full force and effect and complies with the requirements of Section 3.07 hereof; and

            (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by such Master Servicer, or compliance by such Master Servicer with, this Agreement or the consummation of the transactions of such Master Servicer contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or can be obtained prior to the actual performance by such Master Servicer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of such Master Servicer to perform its obligations hereunder.

            (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement.

            Section 3.24 Representations, Warranties and Covenants of the Special Servicer. (a) The Special Servicer hereby represents, warrants and covenants to the Trustee, for its own benefit and the benefit of the Certificateholders, each Companion Holder, the Depositor, the Paying Agent and the Master Servicers, as of the Closing Date, that:

            (i) The Special Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Florida, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, does not (A) violate the Special Servicer's articles of incorporation and by-laws or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or its financial condition;

            (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject (A) to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Special Servicer is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, local or governmental agency, which default, in the Special Servicer's reasonable judgment is likely to materially and adversely affect the financial condition or operations of the Special Servicer or its properties taken as a whole or its ability to perform its duties and obligations hereunder;

            (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment could reasonably be expected to materially and adversely affect the ability of the Special Servicer to perform its obligations under this Agreement;

            (vii) Each officer, manager or employee of the Special Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c); and

            (viii) No consent, approval, authorization or order of any court or governmental agency or body under federal or state law is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions of the Special Servicer contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or can be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder.

            (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement.

            Section 3.25 Interest Reserve Account. (a) On each P&I Advance Date relating to any Interest Accrual Period ending in any January and on any P&I Advance Date which occurs in a year which is not a leap year relating to any Interest Accrual Period ending in any December (unless, in either case, the related Distribution Date will be the final Distribution Date), the Paying Agent, in respect of the Actual/360 Mortgage Loans, shall deposit into the Interest Reserve Account, an amount equal to one day's interest on the Stated Principal Balance of the Interest Reserve Loans as of the Due Date occurring in the month preceding the month in which such P&I Advance Date occurs at the related Net Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive February and January, "Withheld Amounts").

            (b) On each P&I Advance Date occurring in March (or in February if the related Distribution Date will be the final Distribution Date), the Paying Agent shall withdraw, from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January and February (if applicable), if any, and deposit such amount into the Lower-Tier Distribution Account.

            Section 3.26 Directing Certificateholder Contact with Master Servicers. No less often than on a monthly basis, each of the Master Servicers and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer via telephone available to verbally answer questions from the Directing Certificateholder regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which such Master Servicer or the Special Servicer, as the case may be, is responsible.

            Section 3.27 Controlling Class Certificateholders and Directing Certificateholder; Certain Rights and Powers of Directing Certificateholder. (a) Each Controlling Class Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to provide its name and address to the Paying Agent and to notify the Master Servicers, the Paying Agent and Special Servicer of the transfer of any Certificate of a Controlling Class, the selection of a Directing Certificateholder or the resignation or removal thereof. The Directing Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to notify the Master Servicers, Special Servicer and Paying Agent when such Certificateholder is appointed Directing Certificateholder and when it is removed or resigns. To the extent there is only one Controlling Class Certificateholder and it is also the Special Servicer, it shall be the Directing Certificateholder. Redwood Trust, Inc. has been selected as the initial Directing Certificateholder and no notice is required for such initial designation.

            (b) Once a Directing Certificateholder has been selected, each of the Master Servicers, the Special Servicer, the Depositor, the Trustee, the Paying Agent and each other Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Controlling Class Certificateholders, by Certificate Balance, or such Directing Certificateholder shall have notified the Master Servicers, Special Servicer, the Trustee, the Paying Agent and each other Controlling Class Certificateholder, in writing, of the resignation of such Directing Certificateholder or the selection of a new Directing Certificateholder. Upon the resignation of a Directing Certificateholder, the Paying Agent shall request the Controlling Class Certificateholders to select a new Directing Certificateholder.

            (c) Until it receives notice to the contrary each of the Master Servicers and the Trustee shall be entitled to rely on the most recent notification with respect to the identity of the Controlling Class Certificateholder, and the Directing Certificateholder.

            (d) Upon request, the Paying Agent shall deliver to the Trustee, the Special Servicer and the Master Servicers a list of each Controlling Class Certificateholder and the Directing Certificateholder, including names and addresses. In addition to the foregoing, within two (2) Business Days of receiving notice of the selection of a new Directing Certificateholder or the existence of a new Controlling Class Certificateholder, the Paying Agent shall notify the Trustee, the Master Servicers and the Special Servicer. Notwithstanding the foregoing, Redwood Trust, Inc. shall be the initial Directing Certificateholder and the initial Controlling Class Certificateholder and shall remain so until a successor is appointed pursuant to the terms of this Agreement.

            (e) Until it receives notice to the contrary, each of the Master Servicers, the Special Servicer, the Paying Agent and the Trustee shall be entitled to rely on the preceding sentence with respect to the identity of the Directing Certificateholder and the Controlling Class Certificateholder.

            (f) If at any time a Book-Entry Certificate belongs to a Controlling Class, the Paying Agent shall notify the related Certificateholders (through the Depository) of such event.

            (g) With respect to a Serviced Whole Loan and any approval and consent rights in this Agreement with respect to such Serviced Whole Loan, the holder of the related Serviced Mortgage Loan shall exercise such rights in accordance with the related Intercreditor Agreement, provided that the Directing Certificateholder may exercise the portion of such rights allocated to the related Serviced Mortgage Loan.

            (h) Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Directing Certificateholder may act solely in the interests of the Holders of the Controlling Class; (iii) the Directing Certificateholder does not have any liability or duties to the Holders of any Class of Certificates other than the Controlling Class; (iv) the Directing Certificateholder may take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates; and (v) the Directing Certificateholder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal thereof for having so acted.

            (i) All requirements of the Master Servicers and the Special Servicer to provide notices, reports, statements or other information (including the access to information on a website) provided to the Directing
Certificateholder contained in this Agreement shall also apply to each Companion Holder with respect to information relating to the related Serviced Whole Loan.

            Section 3.28 Intercreditor Agreements. Each of the Master Servicers and Special Servicer acknowledges and agrees that each Serviced Whole Loan being serviced under this Agreement and each Mortgage Loan with mezzanine debt is subject to the terms and provisions of the related Intercreditor Agreement and/or related mezzanine intercreditor agreement, as applicable, and each agrees to service each such Serviced Whole Loan and each Mortgage Loan with mezzanine debt in accordance with the related Intercreditor Agreement and/or related mezzanine intercreditor agreement, as applicable, and this Agreement, including, without limitation, effecting distributions and allocating reimbursement of expenses in accordance with the related Intercreditor Agreement and/or mezzanine intercreditor agreement, as applicable, and, in the event of any conflict, the related Intercreditor Agreement and/or mezzanine intercreditor agreement, as applicable, shall govern. Notwithstanding anything to the contrary in this Agreement, each of the Master Servicers and Special Servicer agrees not to take any action with respect to a Serviced Whole Loan or the related Mortgaged Property without the prior consent of the related Companion Holder to the extent that the related Intercreditor Agreement provides that such Companion Holder is required to consent to such action. When the related Companion Holder's consent to any such action is required under the related Intercreditor Agreement, the Directing Certificateholder (other than any Companion Holder acting as Directing Certificateholder by virtue of being the Serviced Whole Loan Controlling Holder with respect to such Mortgage Loan) shall not have any consent rights related to such Mortgage Loan. Nothing herein shall be deemed to override the provisions of the Intercreditor Agreements with respect to the rights of the Companion Holders thereunder (but this statement shall not modify the duty of the Master Servicers and the Special Servicer to act in accordance with the Servicing Standard in connection with servicing actions) and in the event of any inconsistency between the provisions of an Intercreditor Agreement and the provisions of this Agreement relating to the rights and obligations of the Trustee, as holder of the related Mortgage Loan, and the related Companion Holder, the Intercreditor Agreement shall control with respect to such Serviced Whole Loan. Each of the Master Servicers and Special Servicer acknowledges and agrees that each Companion Holder and mezzanine lender may have the right to cure certain defaults with respect to the related Serviced Mortgage Loan, and to purchase the related Mortgage Loan, as applicable, in each case pursuant to the terms and conditions of the related Intercreditor Agreement and/or mezzanine intercreditor agreement, as applicable.

            Notwithstanding any provision of this Agreement to the contrary, consistent with the Servicing Standards, the servicing rights and obligations of the Special Servicer with respect to the Mezz Cap AB Companion Loan will be limited pursuant to the terms of the related Mezz Cap AB Intercreditor Agreement prior to, or after the discontinuance of, a "Material Default" (as defined in Section 3(b) of such Intercreditor Agreement).

            Neither the Master Servicers nor the Special Servicer shall have any liability for any cost, claim or damage that arises from any entitlement in favor of a Companion Holder under the related Intercreditor Agreement or conflict between the terms of this Agreement and the terms of such Intercreditor Agreement. Notwithstanding any provision of any Intercreditor Agreement that may otherwise require the Master Servicers or the Special Servicer to abide by any instruction or direction of a Companion Holder, neither the Master Servicers nor the Special Servicer shall be required to comply with any instruction or direction the compliance with which requires an Advance that constitutes or would constitute a Nonrecoverable Advance. In no event shall any expense arising from compliance with an Intercreditor Agreement (or from compliance with any intercreditor agreement with respect to a related mezzanine loan) constitute an expense to be borne by the Master Servicers or Special Servicer for its own account without reimbursement. In no event shall the Master Servicers or the Special Servicer be required to consult with or obtain the consent of any Companion Holder unless such Companion Holder has delivered notice of its identity and contact information to each of the parties to this Agreement (upon which notice each of the parties to this Agreement shall be conclusively entitled to rely). As of the Closing Date, the contact information for the Companion Holders is set forth in Section 11.05 under this Agreement. In no event shall the Master Servicers or the Special Servicer be required to consult with or obtain the consent of a new Directing Certificateholder or a new Controlling Class Certificateholder if the Paying Agent has not delivered notice to the Master Servicers or the Special Servicer as required under Section 3.27(d).

            No direction or disapproval of the Companion Holders shall (a) require or cause the Master Servicers or Special Servicer (i) to violate the terms of a Mortgage Loan, applicable law or any provision of this Agreement or
(ii) to act, or fail to act, in any manner that is or would not be in accordance with the Servicing Standards or that would in any way fail to maintain the REMIC status of any of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC or (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (c) materially expand the scope of the Special Servicer's, Trustee's or each Master Servicer's responsibilities under this Agreement.

            Section 3.29 Companion Paying Agent. (a) Each Master Servicer shall be the Companion Paying Agent with respect to the Companion Loans related to Mortgage Loans that it is responsible for servicing hereunder. Each Companion Paying Agent undertakes to perform such duties and only such duties as are specifically set forth herein.

            (b) No provision of this Agreement shall be construed to relieve any Companion Paying Agent from liability for its negligent failure to act, bad faith or its own willful misfeasance; provided, however, that the duties and obligations of each Companion Paying Agent shall be determined solely by the express provisions of this Agreement. No Companion Paying Agent shall be liable except for the performance of such duties and obligations and no implied covenants or obligations shall be read into this Agreement against a Companion Paying Agent. In the absence of bad faith on the part of a Companion Paying Agent, such Companion Paying Agent may conclusively rely, as to the truth and correctness of the statements or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, documents, orders or other instrument furnished to such Companion Paying Agent by any Person and which on their face do not contradict the requirements of this Agreement.

            (c) Upon the resignation or removal of the applicable Master Servicer pursuant to Article VII of this Agreement, the applicable Companion Paying Agent shall be deemed simultaneously to resign or be removed.

            (d) This Section shall survive the termination of this Agreement or the resignation or removal of a Companion Paying Agent, as regards rights accrued prior to such resignation or removal.

            Section 3.30 Companion Register. Each Companion Paying Agent shall maintain a register (collectively, the "Companion Register") on which it will record the names and address of, and wire transfer instructions for, the applicable Companion Holders from time to time, to the extent such information is provided in writing to it by each Companion Holder. The initial Companion Holders, along with their respective name, address, wiring instructions and tax identification number, are listed on Exhibit S hereto. In the event a Companion Holder transfers a Companion Loan without notice to the relevant Companion Paying Agent, such Companion Paying Agent shall have no liability for any misdirected payment in the Companion Loan and shall have no obligation to recover and redirect such payment.

            The applicable Companion Paying Agent shall promptly provide the name and address of the Companion Holder to any party hereto or any successor Companion Holder upon written request and any such Person may, without further investigation, conclusively rely upon such information. Such Companion Paying Agent shall have no liability to any Person for the provision of any such name and address.

            Section 3.31 Swap Contracts. (a) On or before the Closing Date, the Trustee, not in its individual capacity but solely in its capacity as Trustee, on behalf of the Trust, shall enter into the Swap Contracts and related agreements with the Swap Counterparty. The Paying Agent shall perform the duties and obligations of the Trustee under the Swap Contracts.

            (b) On the Business Day prior to each P&I Advance Date, based on the reports provided by each Master Servicer pursuant to Section 3.12(e), information that the Paying Agent obtains from each Swap Counterparty and the respective Swap Contract, and subject to the priorities set forth in Sections 4.01(a), 4.01(b) and 4.01(d) hereof, the Paying Agent shall calculate the Class A-2SFL Net Swap Payment and the Class A-3SFL Net Swap Payment and notify the related Swap Counterparty in accordance with the terms of the respective Swap Contracts.

            (c) No later than 4:00 p.m. New York City time on each Distribution Date, the Paying Agent shall remit the Class A-2SFL Net Swap Payment and the Class A-3SFL Net Swap Payment, if any, to the related Swap Counterparty from the related Floating Rate Account; provided, that upon the occurrence and during the continuation of a Class A-2SFL Distribution Conversion or Class A-3SFL Distribution Conversion, the Paying Agent shall not make such payments to such Swap Counterparty, respectively. Promptly upon receipt of any payment or other receipt in respect of the Swap Contracts, the Paying Agent shall deposit the same into the related Floating Rate Account.

            (d) The Trustee (or the Paying Agent on the behalf of the Trustee) shall at all times enforce the Trust's rights under the Swap Contracts. In the event of a Swap Default, the Trustee (or the Paying Agent on its behalf) shall promptly provide written notice to the Holders of the Class A-2SFL Certificates and the Class A-3SFL Certificates, as applicable, and shall be required, subject to the Trustee's or the Paying Agent's, as applicable, determination that costs of enforcement will be recoverable from or indemnified by the Holders of the Class A-2SFL Certificates and the Class A-3SFL Certificates, respectively, to take such actions (following the expiration of any applicable grace period specified in the Swap Contracts), unless otherwise directed in writing by the Holders of 25% (by Certificate Balance) of the Class A-2SFL Certificates or Class A-3SFL Certificates, as applicable, to enforce the rights of the Trust under the applicable Swap Contract as may be permitted by the terms thereof and use any Swap Termination Fees received from the applicable Swap Counterparty to enter into a replacement interest rate swap contract on substantially identical terms or on such other terms reasonably acceptable to the Trustee (or the Paying Agent on its behalf), with a replacement swap counterparty that would not cause a Rating Agency Trigger Event, subject, in each case, to written confirmation by the Rating Agencies that such action will not result in a qualification, downgrade or withdrawal of the then-current ratings of the Certificates. If the costs attributable to entering into a replacement interest rate swap contract would exceed the amount of any Swap Termination Fees, a replacement interest rate swap contract shall not be entered into and any such proceeds will instead be distributed, pro rata, to the Holders of the Class A-2SFL Certificates or Class A-3SFL Certificates, as applicable, on the immediately succeeding Distribution Date. The Trustee and the Paying Agent shall be entitled to require reasonable assurances of payment (including, without limitation, reasonable indemnity therefor) from the Holders of the Class A-2SFL Certificates or the Class A-3SFL Certificates prior to the incurrence of any costs in connection with the enforcement of the related Swap Contract.

            Any Class A-2SFL Distribution Conversion and Class A-3SFL Distribution Conversion shall become permanent following the determination by the Trustee (or the Paying Agent acting on its behalf) not to enter into a replacement interest rate swap contract and distribution of any Swap Termination Fees to the Holders of the Class A-2SFL Certificates and the Class A-3SFL Certificates, respectively. Any such Swap Default (or termination of the Swap Contract) and the consequent Class A-2SFL Distribution Conversion or Class A-3SFL Distribution Conversion shall not, in and of itself, constitute an Event of Default under this Agreement.

            Upon any change (or notification to the Paying Agent that such change is imminent) in the payment terms on the Class A-2SFL Certificates or Class A-3SFL Certificates including as a result of a Class A-2SFL Distribution Conversion or a Class A-3SFL Distribution Conversion, termination of a Class A-2SFL Distribution Conversion or a Class A-3SFL Distribution Conversion, a Swap Default or the cure of a Swap Default, the Paying Agent shall promptly notify DTC of the change in payment terms.

            (e) In the event that the corresponding Swap Contract is terminated and no replacement interest rate swap agreement is entered into within 30 days of such termination, the Paying Agent shall provide notice of such termination to the Class A-2SFL Certificateholders, which notice shall include: "The Swap Contract with respect to the Class A-2SFL Certificates is terminated as of [date]. Certificateholders and beneficial owners that are Plans are advised that the Exemption will no longer apply to the Class A-2SFL Certificates, effective 60 days after the receipt of this notice. "Exemption", as used in this notice, shall mean Prohibited Transaction Exemption 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), granted by the U.S. Department of Labor to J.P. Morgan Securities Inc. All other capitalized terms used in this notice shall have the meaning assigned to them in the Pooling and Servicing Agreement." In the event that the corresponding Swap Contract is terminated and no replacement interest rate swap agreement is entered into within 30 days of such termination, the Paying Agent shall provide notice of such termination to the Class A-3SFL Certificateholders, which notice shall include: "The Swap Contract with respect to the Class A-3SFL Certificates is terminated as of [date]. Certificateholders and beneficial owners that are Plans are advised that the Exemption will no longer apply to the Class A-3SFL Certificates, effective 60 days after the receipt of this notice. "Exemption", as used in this notice, shall mean Prohibited Transaction Exemption 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), granted by the U.S. Department of Labor to J.P. Morgan Securities Inc. All other capitalized terms used in this notice shall have the meaning assigned to them in the Pooling and Servicing Agreement."

            (f) Any costs and expenses related to the Swap Contracts (other than Class A-2SFL Net Swap Payments and the Class A-3SFL Net Swap Payments) will only be payable (subsequent to the distribution of all amounts of principal and interest and reimbursement of Collateral Support Deficits payable to the Class A-2SFL Certificates and the Class A-3SFL Certificates) from the related Floating Rate Account, which in no circumstances will constitute Additional Trust Fund Expenses.

            (g) The Trustee (or the Paying Agent on the Trustee's behalf) shall establish two Swap Counterparty Collateral Accounts. The Trustee (or the Paying Agent on the Trustee's behalf) shall deposit all collateral received from the Swap Counterparty under any Credit Support Annex (as defined in the related Swap Contract) of the related Swap Contract into the related Swap Counterparty Collateral Account. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, a Swap Counterparty Collateral Account shall be (i) for application to obligations of the Swap Counterparty under the applicable Swap Contract if such Swap Contract becomes subject to early termination or upon default by the Swap Counterparty or (ii) to return collateral to the Swap Counterparty when and as required by the applicable Swap Contract. The Trustee (or the Paying Agent on the Trustee's behalf) agrees to give the Swap Counterparty prompt notice if it obtains knowledge that a Swap Counterparty Collateral Account or any funds on deposit therein or otherwise to the credit of a Swap Counterparty Collateral Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. Funds credited to any Swap Counterparty Collateral Account shall be applied as contemplated in the applicable Swap Contract. Subject to the terms of the applicable Swap Contract, proceeds of the liquidation of Swap Contract collateral (if such Swap Contract becomes subject to early termination or upon default by the Swap Counterparty) shall be deposited in the Floating Rate Account for application as applicable.

            Section 3.32 Litigation Control.

            (a) The Special Servicer, with respect to Specially Serviced Mortgage Loans that are part of Group A Mortgage Loans, and Master Servicer No. 1, with respect to non-Specially Serviced Mortgage Loans that are Group A Mortgage Loans, and where the applicable servicer contemplates availing itself of indemnification as provided for under Section 6.03 of this Agreement, such servicer shall, for the benefit of the Certificateholders, have the right to direct, manage, prosecute, defend and/or settle any and all claims and litigation relating to (a) the enforcement of the obligations of a Mortgagor under the related Mortgage Loan documents and (b) any action brought against the Trust, the Trustee, Master Servicer No. 1 or the Special Servicer with respect to any Mortgage Loan in Group A (the foregoing rights and obligations, "Group A Litigation Control"). Such Group A Litigation Control shall be carried out in accordance with the terms of this Agreement, including, without limitation, the Servicing Standard. Upon becoming aware of or being named in any claim or litigation that falls within the scope of Group A Litigation Control, Master Servicer No. 1 shall immediately notify the Controlling Class Representative of such claim or litigation. In addition, Master Servicer No. 1 shall prepare and submit a monthly status report regarding any Group A Litigation Control matter to the Controlling Class Representative.

            Notwithstanding the foregoing as applicable, each of the Special Servicer and Master Servicer No. 1, shall consult with and keep the Controlling Class Representative advised of any material development, including, without limitation, (i) any material decision concerning Group A Litigation Control and the implementation thereof and (ii) any decision to agree to or propose any terms of settlement, and shall submit any such development or decision to the Controlling Class Representative for its approval or consent. Subject to the last paragraph of this Section 3.33 the Special Servicer or Master Servicer No. 1, as the case may be, shall not take any action implementing any such material development or decision described in the preceding sentence unless and until it has notified the Controlling Class Representative in writing and the Controlling Class Representative has not objected in writing within five (5) Business Days of having been notified thereof and having been provided with all information that the Controlling Class Representative has reasonably requested with respect thereto promptly following its receipt of the subject notice (it being understood and agreed that if such written objection has not been received by the Special Servicer or Master Servicer No. 1, as the case may be, within such 5-Business Day period, then the Controlling Class Representative shall be deemed to have approved the taking of such action); provided, that, in the event that the Special Servicer or Master Servicer No. 1, as the case may be, determines that immediate action is necessary to protect the interests of the Certificateholders and, in the case of a Loan Pair, the related holder of the Companion Loan, the Special Servicer or Master Servicer No. 1, as the case may be, may take such action without waiting for the Controlling Class Representative's response; provided that the Special Servicer or Master Servicer No. 1, as the case may be, has confirmation that the Controlling Class Representative received notice of such action in writing.

            Notwithstanding anything contained herein to the contrary, with respect to any Group A Litigation Control otherwise required to be exercised hereunder by Master Servicer No. 1 relating to a Mortgage Loan that is a Group A Mortgage Loan that has either (i) been satisfied or paid in full, or (ii) as to which a Final Recovery Determination has been made, after receiving the required notice from Master Servicer No. 1 set forth above acknowledging that it became aware of or was named in the subject claim or litigation, the Controlling Class Representative may direct in writing that such Group A Litigation Control nevertheless be exercised by the Special Servicer, provided, however, that the Controlling Class Representative has determined and advised Master Servicer No. 1 that its actions with respect to such obligations are indemnifiable under
Section 6.03 hereof, and accordingly, any loss, liability or expense (including legal fees and expenses incurred up until such date of transfer of Group A Litigation Control to the Special Servicer) arising from the related legal action or claim underlying such Group A Litigation Control and not otherwise paid to Master Servicer No. 1 pursuant to Section 6.03 shall be payable by the Trust.

            Notwithstanding the foregoing, no advice, direction or objection given or made, or consent withheld, by the Controlling Class Representative shall (i) require or cause the Special Servicer or Master Servicer No. 1, to violate any applicable law, the terms of any Mortgage Loan or any related intercreditor, co-lender or similar agreement, any provision of this Agreement, including the Special Servicer's or Master Servicer No. 1's obligation to act in accordance with the Servicing Standard or the Mortgage Loan documents for any Mortgage Loan, (ii) result in an Adverse REMIC Event with respect to either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or result in an Adverse Grantor Trust Event or have adverse tax consequences for the Trust Fund,
(iii) expose any of the Mortgage Loan Sellers, the Depositor, Master Servicer No. 1, the Special Servicer, the Trust Fund, the Trustee, the Paying Agent, any holder of a Companion Loan, or any of their respective Affiliates, officers, directors, shareholders, partners, members, managers, employees or agents to any claim, suit, or liability for which this Agreement does not provide indemnification to such party or expose any such party to prosecution for a criminal offense, or (iv) materially expand the scope of the Special Servicer's or Master Servicer No. 1's, as applicable, responsibilities under this Agreement, and neither the Special Servicer nor Master Servicer No. 1 shall follow any such advice, direction, or objection if given by the Controlling Class Representative or initiate any such actions.

            (b) (i) The Special Servicer shall, (1) direct, manage, prosecute and/or defend any action brought by a Mortgagor against the Trust and/or the Special Servicer and (2) represent the interests of the Trust in any litigation relating to the rights and obligations of the Mortgagor or Mortgagee, or the enforcement of the obligations of a Borrower, under the Mortgage Loan Documents (for purposes of this Section 3.32(b), "Group B Trust-Related Litigation") with respect to the Mortgage Loans that are Group B Mortgage Loans.

            (ii) To the extent Master Servicer No. 2 is named in Group B Trust-Related Litigation, in order to effectuate the role of the Special Servicer set forth in Section 3.32(b)(i) above, Master Servicer No. 2 shall (1) notify the Special Servicer of such Group B Trust-Related Litigation within ten (10) days of Master Servicer No. 2 receiving service of such Group B Trust-Related Litigation; (2) provide monthly status reports to the Special Servicer, regarding such Group B Trust-Related Litigation; and (3) act at the direction of the Special Servicer in representing the interests of the Trust with respect to decisions and resolutions related to such Group B Trust-Related Litigation, including but not limited to the selection of counsel, provided, however, if there are claims against Master Servicer No. 2 and Master Servicer No. 2 has not determined that separate counsel is required for such claims, such counsel shall be reasonably acceptable to Master Servicer No. 2.

            (iii) Notwithstanding the right of the Special Servicer to represent the interests of the Trust in Group B Trust-Related Litigation, and subject to the rights of the Special Servicer to direct Master Servicer No. 2's actions in Section 3.32(b)(iv) below, nothing in this section shall limit Master Servicer No. 2's right to make final and binding determinations relating to claims against Master Servicer No. 2, including but not limited to the right to engage separate counsel in Master Servicer No. 2's reasonable discretion, the cost of which shall be subject to indemnification pursuant to Section 6.03. Further, nothing in this section shall require Master Servicer No. 2 to take or fail to take any action which, in Master Servicer No. 2's good faith and reasonable judgment, may
      (1) result in an Adverse REMIC Event or (2) subject Master Servicer No. 2 to liability or materially expand the scope of Master Servicer No. 2's obligations under this Agreement.

            (iv) Notwithstanding Master Servicer No. 2's right to make determinations relating to claims against Master Servicer No. 2, the Special Servicer shall have the right at any time to direct Master Servicer No. 2 to settle any claims brought against the Trust, including claims asserted against Master Servicer No. 2, provided that (A) such settlement does not require any admission of liability or wrongdoing on the part of Master Servicer No. 2, (B) the cost of such settlement is and shall be paid by the Trust, (C) Master Servicer No. 2 is and shall be indemnified pursuant to Section 6.03 hereof for all costs and expenses of Master Servicer No. 2 incurred in defending and settling the Group B Trust Related Litigation, (D) any such action taken by Master Servicer No. 2 at the direction of the Special Servicer shall be deemed (as to Master Servicer No. 2) to be in compliance with the Servicing Standard and (E) the Special Servicer provides Master Servicer No. 2 with assurance reasonably satisfactory to Master Servicer No. 2 as to the items on clauses (A), (B) and (C) .

            (v) In the event both Master Servicer No. 2 and the Special Servicer or Trust are named in litigation, Master Servicer No. 2 and the Special Servicer shall cooperate with each other to afford Master Servicer No. 2 and the Special Servicer the rights afforded to such party in this Section 3.32.

            (vi) This Section 3.32(b) shall not apply in the event the Special Servicer authorizes Master Servicer No. 2, and Master Servicer No. 2 agrees (both authority and agreement to be in writing), to make certain decisions or control certain litigation on behalf of the Trust.

            (c) (i) The Special Servicer shall, in a reasonable manner consistent with the Servicing Standard, (1) direct, manage, prosecute and/or defend any action brought by a Mortgagor against the Trust and/or the Special Servicer and (2) represent the interests of the Trust in any litigation relating to the rights and obligations of the Mortgagor or Mortgagee, or the enforcement of the obligations of a Borrower, under the Mortgage Loan Documents (for purposes of this Section 3.32(b), "Group C Trust-Related Litigation") with respect to the Mortgage Loans that are Group C Mortgage Loans.

            (ii) To the extent Master Servicer No. 3 is named in Group C Trust-Related Litigation, and the Trust or Special Servicer is not named, in order to effectuate the role of the Special Servicer as contemplated by
      Section 3.32(c)(i) above, Master Servicer No. 3 shall (1) notify the Special Servicer of such Group C Trust-Related Litigation within ten (10) days of Master Servicer No. 3 receiving service of such Group C Trust-Related Litigation; (2) provide monthly status reports to the Special Servicer, regarding such Group C Trust-Related Litigation; (3) seek to have the Trust replace Master Servicer No. 3 as the appropriate party to the lawsuit; and (4) so long as Master Servicer No. 3 remains a party to the lawsuit, consult with and act at the direction of the Special Servicer with respect to decisions and resolutions related to the interests of the Trust in such Group C Trust-Related Litigation, including but not limited to the selection of counsel, provided, however, if there are claims against Master Servicer No. 3 and Master Servicer No. 3 has not determined that separate counsel is required for such claims, such counsel shall be reasonably acceptable to Master Servicer No. 3.

            (iii) Notwithstanding the right of the Special Servicer to represent the interests of the Trust in Group C Trust-Related Litigation, and subject to the rights of the Special Servicer to direct Master Servicer No. 3's actions in Section 3.32(c)(iv) below, Master Servicer No. 3 shall retain the right to make determinations relating to claims against Master Servicer No. 3, including but not limited to the right to engage separate counsel in Master Servicer No. 3's reasonable discretion, the cost of which shall be subject to indemnification pursuant to Section 6.03. Further, nothing in this section shall require Master Servicer No. 3 to take or fail to take any action which, in Master Servicer No. 3's good faith and reasonable judgment, may (1) result in an Adverse REMIC Event or
      (2) subject Master Servicer No. 3 to liability or materially expand the scope of Master Servicer No. 3's obligations under this Agreement.

            (iv) Notwithstanding Master Servicer No. 3's right to make determinations relating to claims against Master Servicer No. 3, the Special Servicer shall have the right at any time to (1) direct Master Servicer No. 3 to settle any claims brought against the Trust, including claims asserted against Master Servicer No. 3 (whether or not the Trust or the Special Servicer is named in any such claims or Group C Trust-Related Litigation) and (2) otherwise reasonably direct the actions of Master Servicer No. 3 relating to claims against Master Servicer No. 3 (whether or not the Trust or the Special Servicer is named in any such claims or Group C Trust-Related Litigation), provided in either case that (A) such settlement or other direction does not require any admission, or is not likely to result in a finding, of liability or wrongdoing on the part of Master Servicer No. 3, (B) the cost of such settlement or any resulting judgment is and shall be paid by the Trust, (C) Master Servicer No. 3 is and shall be indemnified pursuant to Section 6.03 hereof for all costs and expenses of Master Servicer No. 3 incurred in defending and settling the Trust Related Litigation and for any judgment, (D) any such action taken by Master Servicer No. 3 at the direction of the Special Servicer shall be deemed (as to Master Servicer No. 2) to be in compliance with the Servicing Standard and (E) the Special Servicer provides Master Servicer No. 3 with assurance reasonably satisfactory to Master Servicer No. 3 as to the items on clauses (A), (B) and (C) .

            (v) In the event both Master Servicer No. 3 and the Special Servicer or Trust are named in litigation, Master Servicer No. 3 and the Special Servicer shall cooperate with each other to afford Master Servicer No. 3 and the Special Servicer the rights afforded to such party in this Section 3.32.

            (vi) This Section 3.32(c) shall not apply in the event the Special Servicer authorizes Master Servicer No. 3, and Master Servicer No. 3 agrees (both authority and agreement to be in writing), to make certain decisions or control certain litigation on behalf of the Trust.

            (d) Notwithstanding the foregoing, (i) in the event that any action, suit, litigation or proceeding names the Paying Agent in its individual capacity, or in the event that any judgment is rendered against the Paying Agent in its individual capacity, the Paying Agent, upon prior written notice to the applicable Master Servicer or the Special Servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests; provided that the Master Servicer or Special Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding; (ii) in the event of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a Mortgagor under the related Mortgage Loan documents or otherwise relating to a Mortgage Loan or Mortgaged Property, neither the Master Servicer nor the Special Servicer shall, without the prior written consent of the Paying Agent, (A) initiate any action, suit, litigation or proceeding in the name of the Paying Agent, whether in such capacity or individually, (B) engage counsel to represent the Paying Agent, or
(C) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with the intent to cause, and that actually causes, the Paying Agent to be registered to do business in any state, and (iii) in the event that any court finds that the Paying Agent is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from this Agreement or any Mortgage Loan, the Paying Agent shall have the right to retain counsel and appear in any such proceedings on its own behalf in order to protect and represent its interest, whether as Paying Agent or individually; provided that the applicable Master Servicer or the Special Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding.

            (e) Notwithstanding the foregoing, (i) in the event that any action, suit, litigation or proceeding names the Trustee in its individual capacity, or in the event that any judgment is rendered against the Trustee in its individual capacity, the Trustee, upon prior written notice to the applicable Master Servicer or the Special Servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests (but not to otherwise direct, manage or prosecute such litigation or claim), (ii) in the event of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a Mortgagor under the related Mortgage Loan documents or otherwise relating to a Mortgage Loan or Mortgaged Property, neither the applicable Master Servicer nor the Special Servicer shall, without the prior written consent of the Trustee, (A) initiate any action, suit, litigation or proceeding in the name of the Trustee, whether in such capacity or individually,
(B) engage counsel to represent the Trustee, or (C) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state, and (iii) in the event that any court finds that the Trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from this Agreement or any Mortgage Loan, the Trustee shall have the right to retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interest (but not to otherwise direct, manage or prosecute such litigation or claim).

            Section 3.33 Certain Matters Relating to the Non-Serviced Mortgage Loans.

            (a) In the event that any of the trustee, master servicer or special servicer under any Non-Serviced Pooling Agreement shall be replaced in accordance with the terms of such Non-Serviced Pooling Agreement, the Master Servicer and the Special Servicer shall acknowledge its successor as the successor to such trustee, master servicer or special servicer, as the case may be.

            (b) The applicable Master Servicer shall deliver, or cause to be delivered, to the Trustee, following receipt from the master servicer, special servicer or trustee under any Non-Serviced Pooling Agreement, any servicing reports concerning the related Whole Loan.

                              [End of Article III]

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

            Section 4.01 Distributions. (a) On each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the Paying Agent shall be deemed to transfer the Lower-Tier Regular Distribution Amount from the Lower-Tier Distribution Account to the Middle-Tier Distribution Account and from the Middle-Tier Distribution Account to the Upper-Tier Distribution Account in the amounts and priorities set forth in Section 4.01(b) with respect to each Class of Uncertificated Lower-Tier Interests and Uncertificated Middle-Tier Interests, and immediately thereafter, shall make distributions thereof from the Upper-Tier Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

            (i) first, concurrently (A) to the Holders of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates, pro rata, (based upon their respective entitlements to interest for such Distribution Date), in respect of interest, from the Group R Available Distribution Amount attributable to Mortgage Loans in Loan Group R-1 up to an amount equal to the aggregate Interest Distribution Amount in respect of such Classes of Certificates; (B) to the Holders of Class A-1S Certificates, the Class A-2S Certificates, the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest, pro rata (based on their respective entitlements to interest) from the Group S Available Distribution Amount up to an amount equal to the aggregate Interest Distribution Amount in respect of such Classes of Certificates for such Distribution Date; (C) to the Holders of the Class A-1A Certificates, in respect of interest, from the Group R Available Distribution Amount attributable to Mortgage Loans in Loan Group R-2 up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates; and (D) (x) to the Holders of the Class X Certificates, in respect of interest, from the Group R Available Distribution Amount up to an amount equal to the Class X-R Interest Distribution Amount and (y) from the Group S Available Distribution Amount up to an amount equal to the Class X-S Interest Distribution Amount; provided, however, on any Distribution Date where the Group R Available Distribution Amount (or applicable portion of the Group R Available Distribution Amount) is not sufficient to make distributions in full to the Class A or Class X Certificates provided above, the Group R Available Distribution Amount for such Distribution Date will be allocated among the Class A and Class X Certificates, pro rata, in accordance with the respective amounts of Distributable Certificate Interest (or, in the case of the Class X Certificates, the Class X-R Interest Distribution Amount) in respect of such Classes on such Distribution Date, in an amount equal to all Interest Distribution Amounts in respect of each such Class for such Distribution Date.

            (ii) second, to the Holders of the Class A-1 Certificates, Class A-1S Certificates, Class A-2 Certificates, Class A-2S Certificates, Class A-3 Certificates and Class A-1A Certificates and the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest, in reduction of the Certificate Balances thereof, concurrently: (A)(1) first, to the Holders of the Class A-1 Certificates, in an amount equal to the Group R-1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates is reduced to zero, the Group R-2 Principal Distribution Amount for such Distribution Date remaining after payments specified in clause (C) below have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-1 Certificates is reduced to zero, (2) then, to the Holders of the Class A-2 Certificates, in an amount equal to the Group R-1 Principal Distribution Amount (or the portion of it remaining after payments specified in clause (A)(1) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group R-2 Principal Distribution Amount remaining after payments specified in clause (A)(1) above and clause (C) below have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-2 Certificates is reduced to zero and
      (3) then, to Holders of the Class A-3 Certificates, in an amount equal to the Group R-1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (A)(1) and (A)(2) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates is reduced to zero, the Group R-2 Principal Distribution Amount remaining after payments specified in clauses (A)(1) and (A)(2) above and clause (C) below have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-3 Certificates is reduced to zero; (B)(1) first, to the Holders of the Class A-1S Certificates, in an amount equal to the Group S Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-1S Certificates is reduced to zero, (2) then, to the holders of the Class A-2S Certificates and the Class A-2SFL Regular Interest, pro rata, based on their outstanding Certificate Balances, in an amount equal to such holder's share of the Group S Principal Distribution Amount (or the portion of it remaining after payments specified in clause
      (B)(1) above have been made) for such Distribution Date, until the outstanding Certificate Balance of the Class A-2S Certificates or Class A-2SFL Regular Interest is reduced to zero and (3) then, to the holders of the Class A-3SFL Regular Interest, in an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (B)(1) and (B)(2) above have been made) for such Distribution Date, until the outstanding Certificate Balance of the Class A-3SFL Regular Interest is reduced to zero, and (C) to the Class A-1A Certificates, in an amount equal to the Group R-2 Principal Distribution Amount and, after the outstanding Certificate Balance of the Class A-3 Certificates has been reduced to zero, the Group R-1 Principal Distribution Amount remaining after payments specified in clauses (A)(1),
      (A)(2) and (A)(3) above have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-1A Certificates is reduced to zero;

            (iii) third, to the Holders of the Class A-1 Certificates, Class A-1S Certificates, Class A-2 Certificates, Class A-2S Certificates, Class A-3 Certificates and Class A-1A Certificates and the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each such Class), until all amounts of Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

            (iv) fourth, concurrently, (i) to the Holders of the Class A-M Certificates from the Group R Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class A-M Certificates for such Distribution Date, and (ii) to the Holders of the Class A-MS Certificates from the Group S Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class A-MS Certificates for such Distribution Date;

            (v) fifth, to the Holders of the Class A-M and Class A-MS Certificates, in reduction of the Certificate Balances thereof, concurrently: (i) after the outstanding Certificate Balance of the Class A Certificates has been reduced to zero, to the Holders of the Class A-M Certificates, in reduction of their Certificate Balance, an amount equal to the Group R Principal Distribution Amount (or the portion thereof remaining after distributions in respect of the Class A Certificates on such Distribution Date), until the Certificate Balance of the Class A-M Certificates has been reduced to zero, and (ii) after the outstanding Certificate Balance of the Class A-S Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates) and the A-2SFL Regular Interest and the Class A-3SFL Regular Interest has been reduced to zero, to the Holders of the Class A-MS Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates) and the A-2SFL Regular Interest and the Class A-3SFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class A-MS Certificates has been reduced to zero;

            (vi) sixth, to the Holders of the Class A-M and Class A-MS Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

            (vii) seventh, concurrently, (i) to the Holders of the Class A-J Certificates from the Group R Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class A-J Certificates for such Distribution Date, and (ii) to the Holders of the Class A-JS Certificates from the Group S Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class A-JS Certificates for such Distribution Date;

            (viii) eighth, to the Holders of the Class A-J and Class A-JS Certificates, in reduction of the Certificate Balances thereof, concurrently: (i) after the outstanding Certificate Balance of the Class A Certificates and Class A-M Certificates has been reduced to zero, to the Holders of the Class A-J Certificates, in reduction of their Certificate Balance, an amount equal to the Group R Principal Distribution Amount (or the portion thereof remaining after distributions in respect of the Class A Certificates and Class A-M Certificates on such Distribution Date), until the Certificate Balance of the Class A-J Certificates has been reduced to zero, and (ii) after the outstanding Certificate Balance of the Class A-S Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates) and Class A-MS Certificates and the A-2SFL Regular Interest and the Class A-3SFL Regular Interest has been reduced to zero, to the Holders of the Class A-JS Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates) and Class A-MS Certificates and the A-2SFL Regular Interest and the Class A-3SFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class A-JS Certificates has been reduced to zero;

            (ix) ninth, to the Holders of the Class A-J and Class A-JS Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

            (x) tenth, concurrently, (i) to the Holders of the Class B Certificates from the Group R Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class B Certificates for such Distribution Date, and (ii) to the Holders of the Class B-S Certificates from the Group S Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class B-S Certificates for such Distribution Date;

            (xi) eleventh, to the Holders of the Class B and Class B-S Certificates, in reduction of the Certificate Balances thereof, concurrently: (i) after the outstanding Certificate Balance of the Class A Certificates, Class A-M Certificates and Class A-J Certificates has been reduced to zero, to the Holders of the Class B Certificates, in reduction of their Certificate Balance, an amount equal to the Group R Principal Distribution Amount (or the portion thereof remaining after distributions in respect of the Class A Certificates, Class A-M Certificates and Class A-J Certificates on such Distribution Date), until the Certificate Balance of the Class B Certificates has been reduced to zero, and (ii) after the outstanding Certificate Balance of the Class A-S Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates), Class A-MS Certificates and Class A-JS Certificates and the A-2SFL Regular Interest and the Class A-3SFL Regular Interest has been reduced to zero, to the Holders of the Class B-S Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates), Class A-MS Certificates and Class A-JS Certificates and the A-2SFL Regular Interest and the Class A-3SFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class B-S Certificates has been reduced to zero;

            (xii) twelfth, to the Holders of the Class B and Class B-S Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

            (xiii) thirteenth, concurrently, (i) to the Holders of the Class C Certificates from the Group R Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class C Certificates for such Distribution Date, and (ii) to the Holders of the Class C-S Certificates from the Group S Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class C-S Certificates for such Distribution Date;

            (xiv) fourteenth, to the Holders of the Class C and Class C-S Certificates, in reduction of the Certificate Balances thereof, concurrently: (i) after the outstanding Certificate Balance of the Class A Certificates, Class A-M Certificates, Class A-J Certificates and Class B Certificates has been reduced to zero, to the Holders of the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Group R Principal Distribution Amount (or the portion thereof remaining after distributions in respect of the Class A Certificates, Class A-M Certificates, Class A-J Certificates and Class B Certificates on such Distribution Date), until the Certificate Balance of the Class C Certificates has been reduced to zero, and (ii) after the outstanding Certificate Balance of the Class A-S Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates), Class A-MS Certificates, Class A-JS Certificates and Class B-S Certificates and the A-2SFL Regular Interest and the Class A-3SFL Regular Interest has been reduced to zero, to the Holders of the Class C-S Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates), Class A-MS Certificates, Class A-JS Certificates and Class B-S Certificates and the A-2SFL Regular Interest and the Class A-3SFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class C-S Certificates has been reduced to zero;

            (xv) fifteenth, to the Holders of the Class C and Class C-S Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

            (xvi) sixteenth, concurrently, (i) to the Holders of the Class D Certificates from the Group R Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class D Certificates for such Distribution Date, and (ii) to the Holders of the Class D-S Certificates from the Group S Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class D-S Certificates for such Distribution Date;

            (xvii) seventeenth, to the Holders of the Class D and Class D-S Certificates, in reduction of the Certificate Balances thereof, concurrently: (i) after the outstanding Certificate Balance of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates and Class C Certificates has been reduced to zero, to the Holders of the Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Group R Principal Distribution Amount (or the portion thereof remaining after distributions in respect of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates and Class C Certificates on such Distribution Date), until the Certificate Balance of the Class D Certificates has been reduced to zero, and (ii) after the outstanding Certificate Balance of the Class A-S Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates), Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates and Class C-S Certificates and the A-2SFL Regular Interest and the Class A-3SFL Regular Interest has been reduced to zero, to the Holders of the Class D-S Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates), Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates and Class C-S Certificates and the A-2SFL Regular Interest and the Class A-3SFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class D-S Certificates has been reduced to zero;

            (xviii) eighteenth, to the Holders of the Class D and Class D-S Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

            (xix) nineteenth, concurrently, (i) to the Holders of the Class E Certificates from the Group R Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class E Certificates for such Distribution Date, and (ii) to the Holders of the Class E-S Certificates from the Group S Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class E-S Certificates for such Distribution Date;

            (xx) twentieth, to the Holders of the Class E and Class E-S Certificates, in reduction of the Certificate Balances thereof, concurrently: (i) after the outstanding Certificate Balance of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates has been reduced to zero, to the Holders of the Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Group R Principal Distribution Amount (or the portion thereof remaining after distributions in respect of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates on such Distribution Date), until the Certificate Balance of the Class E Certificates has been reduced to zero, and (ii) after the outstanding Certificate Balance of the Class A-S Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates), Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates and Class D-S Certificates and the A-2SFL Regular Interest and the Class A-3SFL Regular Interest has been reduced to zero, to the Holders of the Class E-S Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates), Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates and Class D-S Certificates and the A-2SFL Regular Interest and the Class A-3SFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class E-S Certificates has been reduced to zero;

            (xxi) twenty-first, to the Holders of the Class E and Class E-S Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

            (xxii) twenty-second, concurrently, (i) to the Holders of the Class F Certificates from the Group R Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class F Certificates for such Distribution Date, and (ii) to the Holders of the Class F-S Certificates from the Group S Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class F-S Certificates for such Distribution Date;

            (xxiii) twenty-third, to the Holders of the Class F and Class F-S Certificates, in reduction of the Certificate Balances thereof, concurrently: (i) after the outstanding Certificate Balance of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates has been reduced to zero, to the Holders of the Class F Certificates, in reduction of their Certificate Balance, an amount equal to the Group R Principal Distribution Amount (or the portion thereof remaining after distributions in respect of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates on such Distribution Date), until the Certificate Balance of the Class F Certificates has been reduced to zero, and (ii) after the outstanding Certificate Balance of the Class A-S Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates), Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates, Class D-S Certificates and Class E-S Certificates and the A-2SFL Regular Interest and the Class A-3SFL Regular Interest has been reduced to zero, to the Holders of the Class F-S Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates), Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates, Class D-S Certificates and Class E-S Certificates and the A-2SFL Regular Interest and the Class A-3SFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class F-S Certificates has been reduced to zero;

            (xxiv) twenty-fourth, to the Holders of the Class F and Class F-S Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

            (xxv) twenty-fifth, concurrently, (i) to the Holders of the Class G Certificates from the Group R Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class G Certificates for such Distribution Date, and (ii) to the Holders of the Class G-S Certificates from the Group S Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class G-S Certificates for such Distribution Date;

            (xxvi) twenty-sixth, to the Holders of the Class G and Class G-S Certificates, in reduction of the Certificate Balances thereof, concurrently: (i) after the outstanding Certificate Balance of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates has been reduced to zero, to the Holders of the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Group R Principal Distribution Amount (or the portion thereof remaining after distributions in respect of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates on such Distribution Date), until the Certificate Balance of the Class G Certificates has been reduced to zero, and (ii) after the outstanding Certificate Balance of the Class A-S Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates), Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates, Class D-S Certificates, Class E-S Certificates and Class F-S Certificates and the A-2SFL Regular Interest and the Class A-3SFL Regular Interest has been reduced to zero, to the Holders of the Class G-S Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates), Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates, Class D-S Certificates, Class E-S Certificates and Class F-S Certificates and the A-2SFL Regular Interest and the Class A-3SFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class G-S Certificates has been reduced to zero;

            (xxvii) twenty-seventh, to the Holders of the Class G and Class G-S Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

            (xxviii) twenty-eight, concurrently, (i) to the Holders of the Class H Certificates from the Group R Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class H Certificates for such Distribution Date, and (ii) to the Holders of the Class H-S Certificates from the Group S Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class H-S Certificates for such Distribution Date;

            (xxix) twenty-ninth, to the Holders of the Class H and Class H-S Certificates, in reduction of the Certificate Balances thereof, concurrently: (i) after the outstanding Certificate Balance of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates has been reduced to zero, to the Holders of the Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Group R Principal Distribution Amount (or the portion thereof remaining after distributions in respect of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates on such Distribution Date), until the Certificate Balance of the Class H Certificates has been reduced to zero, and (ii) after the outstanding Certificate Balance of the Class A-S Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates), Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates, Class D-S Certificates, Class E-S Certificates, Class F-S Certificates and Class G-S Certificates and the A-2SFL Regular Interest and the Class A-3SFL Regular Interest has been reduced to zero, to the Holders of the Class H-S Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates), Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates, Class D-S Certificates, Class E-S Certificates, Class F-S Certificates and Class G-S Certificates and the A-2SFL Regular Interest and the Class A-3SFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class H-S Certificates has been reduced to zero;

            (xxx) thirtieth, to the Holders of the Class H and Class H-S Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

            (xxxi) thirty-first, to the Holders of the Class J Certificates, in respect of interest, up to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxii) thirty-second, following reduction of the Certificate Balances of the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates), Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates and Class H-S Certificates and the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest to zero, to the Holders of the Class J Certificates, an amount equal to the Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates), ,Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates and Class H-S Certificates and the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class J Certificates has been reduced to zero;

            (xxxiii) thirty-third, to the Holders of the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxiv) thirty-fourth, to the Holders of the Class K Certificates, in respect of interest, up to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxv) thirty-fifth, following reduction of the Certificate Balances of the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates), Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates and Class J Certificates and the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest to zero, to the Holders of the Class K Certificates, an amount equal to the Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates), ,Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates and Class J Certificates and the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class K Certificates has been reduced to zero;

            (xxxvi) thirty-sixth, to the Holders of the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxvii) thirty-seventh, to the Holders of the Class L Certificates, in respect of interest, up to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxviii) thirty-eight, following reduction of the Certificate Balances of the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates), Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates and Class K Certificates and the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest to zero, to the Holders of the Class L Certificates, an amount equal to the Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates), ,Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates and Class K Certificates and the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class L Certificates has been reduced to zero;

            (xxxix) thirty-ninth, to the Holders of the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

            (xl) fortieth, to the Holders of the Class M Certificates, in respect of interest, up to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xli) forty-first, following reduction of the Certificate Balances of the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates), Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates and Class L Certificates and the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest to zero, to the Holders of the Class M Certificates, an amount equal to the Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates), ,Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates and Class L Certificates and the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class M Certificates has been reduced to zero;

            (xlii) forty-second, to the Holders of the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

            (xliii) forty-third, to the Holders of the Class N Certificates, in respect of interest, up to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xliv) forty-fourth, following reduction of the Certificate Balances of the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates), Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates and the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest to zero, to the Holders of the Class N Certificates, an amount equal to the Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates), ,Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates and the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class N Certificates has been reduced to zero;

            (xlv) forty-fifth, to the Holders of the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

            (xlvi) forty-sixth, to the Holders of the Class P Certificates, in respect of interest, up to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xlvii) forty-seventh, following reduction of the Certificate Balances of the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates), Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates and the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest to zero, to the Holders of the Class P Certificates, an amount equal to the Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates), ,Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates and the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class P Certificates has been reduced to zero;

            (xlviii) forty-eight, to the Holders of the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

            (xlix) forty-ninth, to the Holders of the Class NR Certificates, in respect of interest, up to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (l) fiftieth, following reduction of the Certificate Balances of the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates), Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class P Certificates and the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest to zero, to the Holders of the Class NR Certificates, an amount equal to the Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates), ,Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class P Certificates and the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class NR Certificates has been reduced to zero;

            (li) fifty-first, to the Holders of the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

            (lii) fifty-second, to Holders of the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account, to the Holders of the Class MR Certificates, the amount, if any, of the Available Distribution Amount remaining in the Middle-Tier Distribution Account and to the Holders of the Class LR Certificates, the amount remaining in the Lower-Tier Distribution Account with respect to that Distribution Date.

            If, in connection with any Distribution Date, the Paying Agent has reported the amount of an anticipated distribution to DTC based on the receipt of payments as of the Determination Date and additional Monthly Payments, balloon payments or unscheduled principal payments are subsequently received by any Master Servicer and required to be part of the Available Distribution Amount for such Distribution Date, such Master Servicer shall promptly notify the Paying Agent and the Paying Agent will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date. None of the Master Servicers, the Special Servicer or the Paying Agent shall be liable or held responsible for any resulting delay in the making of such distribution to Certificateholders solely on the basis of the actions described in the preceding sentence.

            (b) On each Distribution Date, each Uncertificated Lower-Tier Interest shall be deemed to receive distributions in respect of principal or reimbursement of Collateral Support Deficit: (i) first, to the Class L-RB Interest and Class L-SB Interest, so that their respective Lower-Tier Principal Amounts (computed to at least eight decimal places) are equal to (A) 0.001% of the Group Subordinate Amount of Loan Group R and (B) 0.001% of the Group Subordinate Amount of Loan Group S, respectively (except that if any such amount is a larger number than in the preceding distribution period, the least amount of principal shall be distributed or losses shall be allocated to the Class L-RB Interest and Class L-SB Interest, as applicable, such that the Lower-Tier Subordinate Balance Ratio is maintained) and (ii) second, any remaining amounts of principal shall be distributed and losses shall be allocated from the related Loan Group, to the Class L-RQ Interest and Class L-SQ Interest, respectively.

            On each Distribution Date, each Uncertificated Lower-Tier Interest shall be deemed to receive distributions in respect of interest from the related Loan Group at the related interest rate for such Uncertificated Lower-Tier Interest. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Regular Distribution Amount," and shall be made by the Paying Agent by deeming such Lower-Tier Regular Distribution Amount to be withdrawn from the Lower-Tier REMIC to be deposited in the Middle-Tier Distribution Account.

            The initial principal balance of each Uncertificated Lower-Tier Interest equals the respective Original Lower-Tier Principal Amount. The interest rate with respect to each Uncertificated Lower-Tier Interest will be the rate per annum set forth in the Preliminary Statement hereto.

            Any amount that remains in the Lower-Tier Distribution Account on each Distribution Date after distribution of the Lower-Tier Regular Distribution Amount and distribution of Yield Maintenance Charges pursuant to Section 4.01(d)(iii) shall be distributed to the Holders of the Class LR Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the Lower-Tier Distribution Account, if any).

            On each Distribution Date, each Uncertificated Middle-Tier Interest shall be deemed to receive distributions in respect of principal or reimbursement of Collateral Support Deficit in an amount equal to the amount of principal or reimbursement of Collateral Support Deficit actually distributable to its respective Related Certificates as provided in Sections 4.01(a), 4.01(c) and 4.01(d). On each Distribution Date, each Uncertificated Middle-Tier Interest shall be deemed to receive distributions in respect of interest in an amount equal to the Interest Distribution Amount in respect of its Related Certificates and its related Component of the Class X Certificates, in each case to the extent actually distributable thereon as provided in Section 4.01(a). For this purpose, interest distributed on the Class X Certificates shall be treated as having been paid to its Components pro rata, based on the interest accrued with respect thereto at its Class X Strip Rate. Such amounts distributed to the Uncertificated Middle-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Middle-Tier Regular Distribution Amount," and shall be made by the Paying Agent by deeming such Middle-Tier Regular Distribution Amount to be withdrawn from the Middle-Tier REMIC to be deposited in the Upper-Tier Distribution Account.

            As of any date, the principal balance of each Uncertificated Middle-Tier Interest equals the Certificate Balance of the Related Certificates with respect thereto, as adjusted for the allocation of Collateral Support Deficits, as provided in Sections 4.04(b) and 4.04(c) and of Certificate Deferred Interest as provided in Section 4.06. The initial principal balance of each Uncertificated Middle-Tier Interest equals the respective Original Middle-Tier Principal Amount. The pass-through rate with respect to each Uncertificated Middle-Tier Interest will be the rate per annum set forth in the Preliminary Statement hereto.

            Any amount that remains in the Middle-Tier Distribution Account on each Distribution Date after distribution of the Middle-Tier Regular Distribution Amount and distribution of Yield Maintenance Charges pursuant to
Section 4.01(d)(iii) shall be distributed to the Holders of the Class MR Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the Middle-Tier Distribution Account, if any).

            (c) Notwithstanding the priorities set forth in clause (a) above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero, the Principal Distribution Amount will be distributed, pro rata, among the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3 and Class A-1A Certificates and the Class A-2SFL and Class A-3SFL Regular Interests without regard to Loan Group, based on their respective Certificate Balances immediately prior to such Distribution Date, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero, and any amounts representing reimbursements of Collateral Support Deficits previously allocated to such Classes, if available, will be distributed pro rata based on their respective Certificate Balances, without regard to Loan Group.

            (d) (i) (x) On each Distribution Date, Yield Maintenance Charges collected during the related Due Period collected in respect of Mortgage Loans in Loan Group S will be distributed by the Paying Agent to the following
Classes: to the Class A-1S, Class A-2S, Class A-MS, Class A-JS, Class B-S, Class C-S, Class D-S, Class E-S, Class F-S, Class G-S, Class H-S Certificates and the Class A-2SFL and Class A-3SFL Regular Interests on each Distribution Date, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to all of the Group S Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal payment on such Class of Certificates or the Class A-2SFL Regular Interest or the Class A-3SFL Regular Interest, and (c) the aggregate amount of Yield Maintenance Charges collected on such principal prepayments during the related Due Period. If more than one such Class of Certificates is entitled to distributions of principal with respect to the related Loan Group on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with this Section 4.01(d)(i). Any Yield Maintenance Charge collected during the related Due Period with respect to the Mortgage Loans in Loan Group S remaining after such distributions will be distributed to the holders of the Class X Certificates. Notwithstanding the foregoing, any prepayment penalties collected that are based on a percentage of the amount being prepaid will be distributed to the Class X Certificates.

            (y) On each Distribution Date, Yield Maintenance Charges collected during the related Due Period collected in respect of Mortgage Loans in Loan Group R-1 will be distributed by the Paying Agent to the following Classes: to the Class A-1, Class A-2, Class A-3, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates with respect to the related Loan Group on each Distribution Date, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Group R-1 Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (c) the aggregate amount of Yield Maintenance Charges collected on such principal prepayments during the related Due Period with respect to Mortgage Loans in Loan Group R-1. If more than one such Class of Certificates is entitled to distributions of principal with respect to the related Loan Group on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with this Section 4.01(d)(i). Any Yield Maintenance Charge collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X Certificates. Notwithstanding the foregoing, any prepayment penalties collected that are based on a percentage of the amount being prepaid will be distributed to the Class X Certificates.

            (z) On each Distribution Date, Yield Maintenance Charges collected during the related Due Period collected in respect of Mortgage Loans in Loan Group R-2 will be distributed by the Paying Agent to the Class A-1A Certificates with respect to the related Loan Group on each Distribution Date, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Group R-2 Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (c) the aggregate amount of Yield Maintenance Charges collected on such principal prepayments during the related Due Period with respect to Mortgage Loans in Loan Group R-2. Any Yield Maintenance Charge collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X Certificates. Notwithstanding the foregoing, any prepayment penalties collected that are based on a percentage of the amount being prepaid will be distributed to the Class X Certificates.

            (ii) No Yield Maintenance Charge will be distributed to the holders of the Class J, Class K, Class L, Class M, Class N, Class P, Class NR or Residual Certificates. After the Certificate Balances of the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-1A, Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S Certificates and the Class A-2SFL and Class A-3SFL Regular Interests have been reduced to zero, all Yield Maintenance Charges with respect to the Mortgage Loans shall be distributed to the holders of the Class X Certificates.

            (iii) All distributions of Yield Maintenance Charges made in respect of the respective Classes of Regular Certificates and the Class A-2SFL and Class A-3SFL Regular Interests on each Distribution Date pursuant to
      Section 4.01(d)(i) shall first be deemed to be distributed from the Lower-Tier REMIC to the Middle-Tier REMIC in respect of the Uncertificated Lower-Tier Interests, pro rata, and from the Middle-Tier REMIC to the Upper-Tier REMIC in respect of the Uncertificated Middle-Tier Interests, pro rata, based upon the amount of principal distributed in respect of each such Class of Uncertificated Lower-Tier Interests or Uncertificated Middle-Tier Interests, as applicable, for such Distribution Date pursuant to Section 4.01(b) above.

            (iv) Any distributions of Yield Maintenance Charges in respect of the Class A-2SFL Regular Interest shall be distributed to the Holders of the Class A-2SFL Certificates or to the related Swap Counterparty as specified in Section 4.01(j). Any distributions of Yield Maintenance Charges in respect of the Class A-3SFL Regular Interest shall be distributed to the Holders of the Class A-3SFL Certificates or to the related Swap Counterparty as specified in Section 4.01(k).

            (e) On each Distribution Date, the Paying Agent shall withdraw amounts from the Gain-on-Sale Reserve Account and shall distribute such amounts to reimburse the Holders of the Regular Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates) and the Class A-2SFL and Class A-3SFL Regular Interests (in order of distribution priority) (first deeming such amounts to be distributed with respect to the Uncertificated Lower-Tier Interests in proportion to unreimbursed Collateral Support Deficits incurred on such Classes), then distributed with respect to the related Uncertificated Middle-Tier Interests up to an amount equal to all Collateral Support Deficits, if any, previously deemed allocated to them and unreimbursed after application of the Available Distribution Amount for such Distribution Date. Amounts paid from the Gain-on-Sale Reserve Account will not reduce the Certificate Balances of the Classes of Certificates or Regular Interests receiving such distributions. Any amounts remaining in the Gain-on-Sale Reserve Account after such distributions shall be applied to offset future Collateral Support Deficits and related Collateral Support Deficits and upon termination of the Trust Fund, any amounts remaining in the Gain-on-Sale Reserve Account shall be distributed to the Class LR Certificateholders.

            (f) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(g), 4.01(h) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to such Certificateholder at its address in the Certificate Registrar. The final distribution on each Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Paying Agent, the Certificate Registrar, the Depositor, the Master Servicers, the Special Servicer or the Underwriters shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

            (g) Except as otherwise provided in Section 9.01, whenever the Paying Agent expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Collateral Support Deficit previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Paying Agent shall, no later than the related P&I Advance Determination Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

            (i) the Paying Agent expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the offices of the Certificate Registrar or such other location therein specified; and

            (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g).

            (h) Distributions in reimbursement of Collateral Support Deficit previously allocated to the Regular Certificates (other than the Class A-2SFL and the Class A-3SFL Certificates) or the Class A-2SFL and the Class A-3SFL Regular Interest shall be made in the amounts and manner specified in Section 4.01(a) or Section 4.01(e), as applicable, to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided that all distributions in reimbursement of Collateral Support Deficit previously allocated to a Class of Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register. Notice of any such distribution to a prior Holder shall be made in accordance with Section 12.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Paying Agent shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(g) as if such Holder had failed to surrender its Certificates.

            (i) On the date as specified in the related Intercreditor Agreement, with respect to the Companion Loans, each Companion Paying Agent shall make withdrawals and payments from its Companion Distribution Account for each Companion Loan in the following order of priority:

            (i) to pay the Trustee or the Paying Agent or any of their directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05, to the extent any such amounts relate solely to the Serviced Whole Loan related to such Companion Loan, and such amounts are to be paid by the related Companion Holder pursuant to the related Intercreditor Agreement;

            (ii) to pay to the applicable Master Servicer any amounts deposited by such Master Servicer in the Companion Distribution Account not required to be deposited therein;

            (iii) to pay all amounts remaining in the Companion Distribution Account related to such Companion Loan to the related Companion Holder, in accordance with the related Intercreditor Agreement; and

            (iv) to clear and terminate the Companion Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            All distributions from the Companion Distribution Accounts required hereunder shall be made by the applicable Companion Paying Agent to the Companion Holder by wire transfer in immediately available funds to the account of such Companion Holder or an agent therefor appearing on the Companion Register on the related Record Date (or, if no such account so appears or information relating thereto is not provided at least five Business Days prior to the related Record Date, by check sent by first-class mail to the address of such Companion Holder or its agent appearing on the Companion Register). Any such account shall be located at a commercial bank in the United States.

            (j) (i) On each Distribution Date, for so long as the Certificate Balance of the Class A-2SFL Regular Interest (and correspondingly, the Class A-2SFL Certificates) has not been reduced to zero, to the extent of the Class A-2SFL Available Funds for such Distribution Date, after remitting any Class A-2SFL Net Swap Payment to the Swap Counterparty pursuant to Section 3.31(c), the Paying Agent shall make distributions from the related Floating Rate Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

                  (A) first, to the Holders of the Class A-2SFL Certificates, in respect of interest, up to an amount equal to the sum of (i) the Class A-2SFL Interest Distribution Amount for such Distribution Date and (ii) an amount equal to any Accrued Interest From Recoveries relating to the Class A-2SFL Regular Interest;

                  (B) second, to the Holders of the Class A-2SFL Certificates, in reduction of the Certificate Balances thereof, an amount equal to the Class A-2SFL Principal Distribution Amount, until the outstanding Certificate Balance thereof has been reduced to zero;

                  (C) third, to the Holders of the Class A-2SFL Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-2SFL Certificates (as a result of the allocation of Collateral Support Deficit to the Class A-2SFL Regular Interest) but not previously reimbursed, has been reimbursed in full;

                  (D) fourth, to pay (1) any costs and expenses related to the related Swap Contract and (2) any termination payments to the related Swap Counterparty, in that order and solely to the extent provided herein, including Section 4.01(j)(iii); and

                  (E) fifth, any remaining amount to the Holders of the Class
            A-2SFL Certificates.

            (ii) So long as a Class A-2SFL Distribution Conversion is not in effect, any Yield Maintenance Charges paid on the Class A-2SFL Regular Interest shall be payable to the related Swap Counterparty pursuant to the terms of the related Swap Contract on a net basis as part of the Class A-2SFL Net Swap Payment as specified in Section 3.31. On each Distribution Date for which a Class A-2SFL Distribution Conversion is in effect, any Yield Maintenance Charges paid on the Class A-2SFL Regular Interest shall be distributed to the Holders of the Class A-2SFL Certificates.

            (iii) Any termination payments due to the related Swap Counterparty under the related Swap Contract shall be payable solely from amounts, if any, remaining in the related Floating Rate Account after all other amounts have been paid under the Class A-2SFL Certificates (including all principal and interest amounts outstanding and reimbursement of any Collateral Support Deficit).

            (k) (i) On each Distribution Date, for so long as the Certificate Balance of the Class A-3SFL Regular Interest (and correspondingly, the Class A-3SFL Certificates) has not been reduced to zero, to the extent of the Class A-3SFL Available Funds for such Distribution Date, after remitting any Class A-3SFL Net Swap Payment to the Swap Counterparty pursuant to Section 3.31(c), the Paying Agent shall make distributions from the Floating Rate Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

                  (A) first, to the Holders of the Class A-3SFL Certificates, in respect of interest, up to an amount equal to the sum of (i) the Class A-3SFL Interest Distribution Amount for such Distribution Date and (ii) an amount equal to any Accrued Interest From Recoveries relating to the Class A-3SFL Regular Interest;

                  (B) second, to the Holders of the Class A-3SFL Certificates, in reduction of the Certificate Balances thereof, an amount equal to the Class A-3SFL Principal Distribution Amount, until the outstanding Certificate Balance thereof has been reduced to zero;

                  (C) third, to the Holders of the Class A-3SFL Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-3SFL Certificates (as a result of the allocation of Collateral Support Deficit to the Class A-3SFL Regular Interest) but not previously reimbursed, has been reimbursed in full;

                  (D) fourth, to pay (1) any costs and expenses related to the related Swap Contract and (2) any termination payments to the related Swap Counterparty, in that order and solely to the extent provided herein, including Section 4.01(k)(iii); and

                  (E) fifth, any remaining amount to the Holders of the Class
            A-3SFL Certificates.

            (ii) So long as a Class A-3SFL Distribution Conversion is not in effect, any Yield Maintenance Charges paid on the Class A-3SFL Regular Interest shall be payable to the related Swap Counterparty pursuant to the terms of the related Swap Contract on a net basis as part of the Class A-3SFL Net Swap Payment as specified in Section 3.31. On each Distribution Date for which a Class A-3SFL Distribution Conversion is in effect, any Yield Maintenance Charges paid on the Class A-3SFL Regular Interest shall be distributed to the Holders of the Class A-3SFL Certificates.

            (iii) Any termination payments due to the related Swap Counterparty under the related Swap Contract shall be payable solely from amounts, if any, remaining in the related Floating Rate Account after all other amounts have been paid under the Class A-3SFL Certificates (including all principal and interest amounts outstanding and reimbursement of any Collateral Support Deficit).

            Section 4.02 Statements to Certificateholders; CMSA Investor Reporting Package (IRP)s; Grant of Power of Attorney. (a) On each Distribution Date, the Paying Agent shall make available to the general public a statement (substantially in the form set forth as Exhibit G hereto and based on the information supplied to the Paying Agent in the related CMSA Investor Reporting Package (IRP) in accordance with CMSA guidelines) as to the distributions made on such Distribution Date (each, a "Statement to Certificateholders") which shall include:

            (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Certificates in reduction of the Certificate Balance thereof;

            (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Certificates allocable to Distributable Certificate Interest, with respect to the Class A-2SFL Certificates and the Class A-3SFL Certificates, notification that the amount of interest distributed thereon is equal to the Interest Distribution Amount with respect to the Classes of Regular Interests, which is being paid as a result of a Class A-2SFL Distribution Conversion and Class A-3SFL Distribution Conversion, respectively;

            (iii) (A) the aggregate amount of Advances made, with respect to the pool of Mortgage Loans and with respect to each Loan Group, during the period from but not including the previous Distribution Date to and including such Distribution Date and details of such Advances, in each case, on a loan-by-loan basis as of the P&I Advance Date and (B) the aggregate amount of all Nonrecoverable Advances on a loan-by-loan basis as of the P&I Advance Date;

            (iv) the aggregate amount of compensation paid to the Trustee and the Paying Agent and servicing compensation paid to the Master Servicers and the Special Servicer with respect to the Due Period for such Distribution Date together with detailed calculations of servicing compensation paid to the Master Servicers and Special Servicer;

            (v) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans, with respect to the pool of Mortgage Loans and with respect to each Loan Group, outstanding immediately before and immediately after such Distribution Date;

            (vi) the number of loans, their aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans, with respect to the pool of Mortgage Loans and with respect to each Loan Group, as of the end of the related Due Period for such Distribution Date;

            (vii) the number and aggregate principal balance of Mortgage Loans
      (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not REO Property and (E) for which the related Mortgagor is subject to oversight by a bankruptcy court;

            (viii) the value of any REO Property included in the Trust Fund as of the end of the related Determination Date for such Distribution Date, based on the most recent Appraisal or valuation;

            (ix) the Available Distribution Amount for such Distribution Date;

            (x) the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, separately identifying any Certificate Deferred Interest for such Distribution Date allocated to such Class of Certificates;

            (xi) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates allocable to Yield Maintenance Charges;

            (xii) the Pass-Through Rate for such Class of Certificates for such Distribution Date and the next succeeding Distribution Date;

            (xiii) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for such Distribution Date, with respect to the pool of Mortgage Loans and with respect to each Loan Group;

            (xiv) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein as a result of the allocation of any Collateral Support Deficit on such Distribution Date and the aggregate amount of all reductions as a result of allocations of Collateral Support Deficits to date;

            (xv) the Certificate Factor for each Class of Regular Certificates immediately following such Distribution Date;

            (xvi) the amount of any Appraisal Reductions effected in connection with such Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date, together with a detailed worksheet showing the calculation of each Appraisal Reduction on a current and cumulative basis;

            (xvii) the number and related Stated Principal Balance of any Mortgage Loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

            (xviii) the amount of any remaining Class Unpaid Interest Shortfall for such Class as of such Distribution Date;

            (xix) a loan-by-loan listing of each Mortgage Loan which was the subject of a Principal Prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of Principal Prepayment occurring;

            (xx) a loan-by-loan listing of each Mortgage Loan which was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

            (xxi) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the P&I Advance Date;

            (xxii) in the case of the Residual Certificates, the amount of any distributions on such Certificates pursuant to Sections 4.01(a), (b) and
      (d);

            (xxiii) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates in reimbursement of previously allocated Collateral Support Deficit;

            (xxiv) the aggregate unpaid principal balance of the Mortgage Loans outstanding as of the close of business on the related Determination Date, with respect to the pool of Mortgage Loans and with respect to each Loan Group;

            (xxv) with respect to any Mortgage Loan as to which a Liquidation Event occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) or prior to the related Determination Date (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Collateral Support Deficit in connection with such Liquidation Event;

            (xxvi) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Due Period or prior to the Determination Date, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Collateral Support Deficit in respect of the related REO Loan in connection with such Final Recovery Determination;

            (xxvii) the aggregate amount of interest on P&I Advances paid to each Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date), with respect to the pool of Mortgage Loans and with respect to each Loan Group;

            (xxviii) the aggregate amount of interest on Servicing Advances paid to each Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off
      Date);

            (xxix) the original and then current credit support levels for each Class of Certificates;

            (xxx) the original and then current ratings for each Class of Regular Certificates;

            (xxxi) the amount of the distribution on the Distribution Date to the Holders of the Residual Certificates;

            (xxxii) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

            (xxxiii) LIBOR as calculated for the related Distribution Date and the next succeeding Distribution Date;

            (xxxiv) the amounts received and paid in respect of the Swap
      Contract;

            (xxxv) identification of any Rating Agency Trigger Event or Swap Default as of the close of business on the last day of the immediately preceding calendar month with respect to the Swap Contract;

            (xxxvi) the amount of any (A) payment by the Swap Counterparty as a termination payment, (B) payments in connection with the acquisition of a replacement interest rate swap contract, and (C) collateral posted in connection with any Rating Agency Trigger Event;

            (xxxvii) the amount of, and identification of, any payments on the Class A-2SFL Certificates and the Class A-3SFL Certificates in addition to the amount of principal and interest due thereon (including without limitation, any termination payment received in connection with the Swap Contract);

            (xxxviii) a loan-by-loan listing of any material modification, extension or waiver of a Mortgage Loan; and

            (xxxix) a loan-by-loan listing of any material breach of the representations and warranties given with respect to a Mortgage Loan by the applicable Mortgage Loan Seller.

            In the case of information furnished pursuant to clauses (i), (ii),
(x), (xi), (xxxiv) and (xxxvii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Definitive Certificate.

            Within a reasonable period of time after the end of each calendar year, the Paying Agent shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate, a statement containing the information set forth in clauses (i), (ii) and (xi) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Paying Agent shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

            On each Distribution Date, the Paying Agent shall make available to the general public via its website initially located at "www.ctslink.com" (i) the related Statement to Certificateholders, (ii) the CMSA Loan Periodic Update File, the CMSA Loan Setup File, the CMSA Bond Level File, the CMSA Collateral Summary File, the CMSA Property File and (iii) as a convenience to the general public (and not in furtherance of the distribution thereof under the securities laws), the prospectus supplement, the prospectus, and this Agreement. In addition, if the Depositor so directs the Paying Agent, and on terms acceptable to the Paying Agent, the Paying Agent shall make certain other information and reports related to the Mortgage Loans available through its internet website.

            In addition, on each Distribution Date, the Paying Agent shall make available, to any Privileged Person via its website, each of the "surveillance reports" identified as such in the definition of "CMSA Investor Reporting Package" and the CMSA Operating Statement Analysis Report and CMSA NOI Adjusted Worksheets and seven CMSA data files, the Realized Loss Report and the CMSA Advance Recovery Report to the extent delivered by each Master Servicer pursuant to this Agreement.

            The Paying Agent makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its Internet website and assumes no responsibility therefor. In addition, the Paying Agent may disclaim responsibility for any information distributed by it for which it is not the original source.

            In connection with providing access to the Paying Agent's Internet website, the Paying Agent may require registration and the acceptance of a disclaimer. The Paying Agent shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Paying Agent's Internet website can be directed to the Paying Agent's CMBS customer service desk at (301) 815-6600.

            Each of the Master Servicer and the Special Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or Internet website (in addition to making information available as provided herein) any reports or other information such Master Servicer or the Special Servicer, as applicable, is required or permitted to provide to any party to this Agreement, the Rating Agencies or any Certificateholder or prospective Certificateholder (which may be a licensed or registered investment advisor) to the extent such action does not conflict with the terms of this Agreement, the terms of the Mortgage Loans or applicable law. In connection with providing access to such Master Servicer's or the Special Servicer's Internet website, such Master Servicer or the Special Servicer, as applicable, shall take reasonable measures to ensure that only such parties listed above may access such information including, without limitation, requiring registration, a confidentiality agreement and acceptance of a disclaimer. Each Master Servicer or the Special Servicer, as applicable, shall not be liable for dissemination of this information in accordance with this Agreement, provided that such information otherwise meets the requirements set forth herein with respect to the form and substance of such information or reports. Each Master Servicer or the Special Servicer, as applicable, shall be entitled to attach to any report provided pursuant to this subsection, any reasonable disclaimer with respect to information provided, or any assumptions required to be made by such report. Notwithstanding anything herein to the contrary, each Master Servicer or the Special Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or Internet website any reports or other information such Master Servicer or the Special Servicer, as applicable, is required or permitted to provide to any Mortgagor with respect to such Mortgagor's Mortgage Loan to the extent such action does not conflict with the terms of this Agreement, the terms of the Mortgage Loans or applicable law.

            (b) The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the applicable Master Servicer) provide the applicable Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be necessary for such Master Servicer to prepare each report and any supplemental information to be provided by such Master Servicer to the Paying Agent. Neither the Paying Agent nor the Depositor shall have any obligation to recompute, verify or recalculate the information provided thereto by such Master Servicer. Unless the Paying Agent has actual knowledge that any report or file received from the applicable Master Servicer contains erroneous information, the Paying Agent is authorized to rely thereon in calculating and making distributions to Certificateholders in accordance with Section 4.01, preparing the statements to Certificateholders required by Section 4.02(a) and allocating Collateral Support Deficit to the Certificates in accordance with Section 4.04.

            Notwithstanding the foregoing, the failure of any Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed pursuant to this Section 4.02(b) or Section 4.02(c) shall not constitute a breach of this Section 4.02(b) or of Section 4.02(c) to the extent such Master Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of such Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties. Each Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (c) As soon as reasonably practicable, upon the written request of and at the expense of any Certificateholder, the Paying Agent shall provide the requesting Certificateholder with such information that is in the Paying Agent's possession or can reasonably be obtained by the Paying Agent as is requested by such Certificateholder, for purposes of satisfying applicable reporting requirements under Rule 144A under the Securities Act. Neither the Certificate Registrar, the Paying Agent nor the Trustee shall have any responsibility for the sufficiency under Rule 144A or any other securities laws of any available information so furnished to any person including any prospective purchaser of a Certificate or any interest therein, nor for the content or accuracy of any information so furnished which was prepared or delivered to them by another.

            (d) The information to which any Certificateholder is entitled is limited to the information gathered and provided to the Certificateholder by the parties hereto pursuant to this Agreement and by acceptance of any Certificate, each Certificateholder agrees that except as specifically provided herein, no Certificateholder shall contact any Mortgagor directly with respect to any Mortgage Loan.

            Section 4.03 P&I Advances. (a) On or before 4:00 p.m., New York City time, on each P&I Advance Date, the applicable Master Servicer shall either (i) remit to the Paying Agent for deposit into the Lower-Tier Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in its Certificate Account, for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances or
(iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made. Any amounts held in the applicable Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the applicable Master Servicer's records and replaced by such Master Servicer by deposit in the Certificate Account on or before the next succeeding P&I Advance Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). Each Master Servicer shall notify the Paying Agent of (i) the aggregate amount of P&I Advances for a Distribution Date and (ii) the amount of any Nonrecoverable P&I Advances for such Distribution Date, on or before 2 Business Days prior to such Distribution Date. If any Master Servicer fails to make a required P&I Advance by 4:00 p.m., New York City time, on any P&I Advance Date, the Trustee shall make such P&I Advance pursuant to Section 7.05 by noon, New York City time, on the related Distribution Date, in each case unless such Master Servicer shall have cured such failure (and provided written notice of such cure to the Trustee and the Paying Agent) by 11:00 a.m. on such Distribution Date. In the event that any Master Servicer fails to make a required P&I Advance hereunder, the Paying Agent shall notify the Trustee of such circumstances by 4:30 p.m. (New York City time) on the related P&I Advance Date.

            (b) Subject to Sections 4.03(c) and (e) below, the amount of P&I Advances to be made by any Master Servicer with respect to any Distribution Date and each Mortgage Loan that it is responsible for servicing hereunder shall be equal to: (i) the Monthly Payments (net of related Servicing Fees, and in the case of the Non-Serviced Mortgage Loans, the applicable servicing fees payable under this Agreement) other than Balloon Payments, that were due during the related Due Period and delinquent as of the close of business on the Business Day preceding the related P&I Advance Date and (ii) with respect to each Mortgage Loan as to which the related Balloon Payment was due during or prior to the related Due Period and was delinquent as of the close of business on the Business Day preceding the related P&I Advance Date (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment therefor. Subject to subsection (c) below, the obligation of each Master Servicer to make such P&I Advances is mandatory, and with respect to any Mortgage Loan or REO Loan, shall continue until the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event or the disposition of the REO Property, as the case may be, with respect thereto are to be distributed. No P&I Advances shall be made with respect to a Companion Loan.

            (c) Notwithstanding anything herein to the contrary or as set forth in the related Intercreditor Agreement, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. With respect to the Bank of America Plaza Mortgage Loan, the Master Servicer will be required to make its determination that it has made a P&I Advance on the Bank of America Plaza Mortgage Loan that is a Nonrecoverable Advance or that any proposed P&I Advance would, if made, constitute a Nonrecoverable Advance with respect to the Bank of America Plaza Mortgage Loan independently of any determination made by the Bank of America Plaza Master Servicer or the Bank of America Plaza Special Servicer, as applicable, under the Bank of America Plaza Pooling Agreement in respect of the related Bank of America Plaza Pari Passu Companion Loan. With respect to the Bank of America Plaza Pari Passu Companion Loan, the Bank of America Plaza Master Servicer or the Bank of America Plaza Special Servicer, as applicable, shall make its own determination that it has made a P&I advance that is a nonrecoverable advance (as defined in the Bank of America Plaza Pooling Agreement) or that any proposed P&I advance, if made, would constitute a nonrecoverable advance (as defined in the Bank of America Plaza Pooling Agreement) in accordance with the Bank of America Plaza Pooling Agreement. If the Master Servicer or Special Servicer determines that a proposed P&I Advance with respect to the Bank of America Plaza Mortgage Loan, if made, or any outstanding P&I Advance with respect to the Bank of America Plaza Mortgage Loan previously made, would be, or is, as applicable, a Nonrecoverable Advance, such Master Servicer shall provide the Bank of America Plaza Master Servicer written notice of such determination within one Business Day of the date of such determination. If the Bank of America Plaza Master Servicer or the Bank of America Plaza Special Servicer determines that a proposed P&I advance with respect to the Bank of America Plaza Pari Passu Companion Loan, if made, or any outstanding P&I advance with respect to the Bank of America Plaza Pari Passu Companion Loan previously made, would be, or is, as applicable, a nonrecoverable advance (as defined in the Bank of America Plaza Pooling Agreement), such Bank of America Plaza Master Servicer or Bank of America Plaza Special Servicer shall provide the related Master Servicer written notice of such determination within one Business Day of the date of such determination. Once notice of such determination has been delivered by the Master Servicer or the Master Servicer receives written notice of such determination by the Bank of America Plaza Master Servicer, the Master Servicer and the Bank of America Plaza Master Servicer shall continue to be required to make any additional P&I advances with respect to the Bank of America Plaza Mortgage Loan and the Bank of America Plaza Pari Passu Companion Loan, respectively, subject to its own recoverability determination that any such additional P&I advances with respect to the Bank of America Plaza Mortgage Loan and the Bank of America Plaza Pari Passu Companion Loan, respectively, would not be a nonrecoverable P&I advance under this Agreement and the Bank of America Plaza Pooling Agreement, respectively.

            With respect to each Tysons Galleria Mortgage Loan, the Master Servicer will be required to make its determination that it has made a P&I Advance on such Tysons Galleria Mortgage Loan that is a Nonrecoverable Advance or that any proposed P&I Advance would, if made, constitute a Nonrecoverable Advance with respect to such Tysons Galleria Mortgage Loan independently of any determination made by the Tysons Galleria Master Servicer or the Tysons Galleria Special Servicer, as applicable, under the Tysons Galleria Pooling Agreement in respect of the related Tysons Galleria Companion Loans, and the Tysons Galleria Master Servicer or the Tysons Galleria Special Servicer, as applicable, shall make its own determination that it has made a P&I Advance that is a Nonrecoverable Advance (as defined in the Tysons Galleria Pooling Agreement) or that any proposed P&I Advance, if made, would constitute a Nonrecoverable Advance (as defined in the Tysons Galleria Pooling Agreement) with respect to the Tysons Galleria Companion Loans in accordance with the Tysons Galleria Pooling Agreement. If the Master Servicer or Special Servicer determines that a proposed P&I Advance with respect to a Tysons Galleria Mortgage Loan, if made, or any outstanding P&I Advance with respect to a Tysons Galleria Mortgage Loan previously made, would be, or is, as applicable, a Nonrecoverable Advance, such Master Servicer shall provide the related Tysons Galleria Master Servicer, written notice of such determination within one Business Day of the date of such determination. If the Master Servicer receives written notice from the Tysons Galleria Master Servicer or the Tysons Galleria Special Servicer, as applicable, that it has determined, by making a determination of non-recoverability under the Tysons Galleria Pooling Agreement, with respect to the Tysons Galleria Pari Passu Companion Loan, that any proposed advance under the Tysons Galleria Pooling Agreement that is similar to a P&I Advance would be, or any outstanding advance under such Tysons Galleria Pooling Agreement that is similar to a P&I Advance is, a nonrecoverable advance, then the Master Servicer or the Trustee, may, based upon such determination by the Tysons Galleria Master Servicer or the Tysons Galleria Special Servicer, as applicable, determine that any P&I Advance previously made or proposed to be made with respect to the related Tysons Galleria Mortgage Loan, will be a Nonrecoverable P&I Advance, and thereafter shall not make any additional P&I Advances with respect to the related Tysons Galleria Mortgage Loan unless and until the Master Servicer has consulted with the Tysons Galleria Master Servicer and they agree that circumstances with respect to the Tysons Galleria Whole Loan have changed such that a proposed future P&I Advance in respect of the Tysons Galleria Mortgage Loan would be recoverable; provided, however, that the determination of the Tysons Galleria Master Servicer shall not be binding on the Certificateholders in the event that the Tysons Galleria Master Servicer is not approved as a master servicer by each of the Rating Agencies, and the Master Servicer or the Trustee, as applicable, shall make its own determination of recoverability, in such event. Notwithstanding the foregoing, the Master Servicer shall continue to have the discretion provided in this Agreement to determine that any future P&I Advance or outstanding P&I Advance would be, or is, as applicable, a Nonrecoverable P&I Advance.

            With respect to the 131 South Dearborn Whole Loan, if the applicable Master Servicer determines that a proposed P&I Advance, if made, would be a Nonrecoverable P&I Advance or an outstanding P&I Advance is or would be a Nonrecoverable P&I Advance, such Master Servicer shall promptly give notice of such determination to any master servicer for a securitization relating to the 131 South Dearborn Pari Passu Companion Loan.

            With respect to the Merchandise Mart Whole Loan, if the applicable Master Servicer determines that a proposed P&I Advance, if made, would be a Nonrecoverable P&I Advance or an outstanding P&I Advance is or would be a Nonrecoverable P&I Advance, then such Master Servicer shall give notice of such determination to any master servicer for a securitization relating to the Merchandise Mart Pari Passu Companion Loan within one Business Day thereof. If the Master Servicer receives written notice from any master servicer under any Other Pooling and Servicing Agreement that such master servicer has determined, with respect to the related Companion Loan, that any proposed advance of principal and interest with respect to such loan would be, or any outstanding advance of principal and interest is, a nonrecoverable advance of principal and interest, then such determination shall be binding on the Certificateholders and none of the Master Servicer or the Trustee shall make any additional P&I Advances with respect to the Merchandise Mart Mortgage Loan unless the Master Servicer has consulted with the other master servicers and they agree that circumstances with respect to such Merchandise Mart Whole Loan have changed such that a proposed future P&I Advance in respect of the Merchandise Mart Mortgage Loan would be recoverable; provided, however, that the determination of the master servicer under any Other Pooling and Servicing Agreement shall not be binding on the Certificateholders, and the Master Servicer or the Trustee, as applicable, shall make its own determination of recoverability, in the event that the master servicer that made such determination is not approved as a master servicer by each of the Rating Agencies. Notwithstanding the foregoing, the Master Servicer shall continue to have the discretion (including if the master servicer under any Other Pooling and Servicing Agreement determines that any advance of principal and/or interest with respect to the Merchandise Mart Companion Loan would be recoverable) provided in this Agreement to determine that any future P&I Advance or outstanding P&I Advance would be, or is, as applicable, a Nonrecoverable P&I Advance. Once such a determination is made by the Master Servicer or the Master Servicer receives written notice of such determination by any of the other master servicers with respect to the Merchandise Mart Mortgage Loan, neither the Master Servicer nor the Trustee shall make any additional P&I Advances with respect to the Merchandise Mart Mortgage Loan, until the Master Servicer has followed the process set forth in this paragraph.

            (d) In connection with the recovery of any P&I Advance out of the applicable Certificate Account, pursuant to Section 3.05(a), the applicable Master Servicer shall be entitled to pay the Trustee and itself or the other Master Servicer (if amounts in such other Master Servicer's Certificate Account are not sufficient for such reimbursement) (in that order of priority) as the case may be out of any amounts then on deposit in such Certificate Account (but in no event from any funds payable or allocable to a holder of any Serviced Securitized Companion Loan), interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement; provided, however, that no interest will accrue on any P&I Advance (i) made with respect to a Mortgage Loan until after the related Due Date has passed and any applicable grace period has expired or (ii) if the related Monthly Payment is received after the Determination Date but on or prior to the related P&I Advance Date. Each Master Servicer shall reimburse itself or the other Master Servicer (if amounts in such other Master Servicer's Certificate Account are not sufficient for such reimbursement) and the Trustee, as the case may be, for any outstanding P&I Advance, subject to Section 3.19 of this Agreement, as soon as practicably possible after funds available for such purpose are deposited in its Certificate Account.

            (e) Notwithstanding the foregoing, (i) neither the Master Servicers nor the Trustee shall make an advance for Yield Maintenance Charges, Default Interest or Penalty Charges and (ii) if an Appraisal Reduction has been made with respect to any Mortgage Loan then in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Mortgage Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of such P&I Advance for such Mortgage Loan for such Distribution Date without regard to this subsection (ii), and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date. For purposes of the immediately preceding sentence, the Monthly Payment due on the Maturity Date for a Balloon Mortgage Loan will be the Assumed Scheduled Payment for the related Distribution Date.

            (f) In no event shall either the Master Servicers or the Trustee be required to make a P&I Advance with respect to any Companion Loan.

            (g) None of the Master Servicers or the Trustee shall advance any amount due to be paid by the Swap Counterparty for distribution to the Class A-2SFL Certificates and the Class A-3SFL Certificates.

            Section 4.04 Allocation of Collateral Support Deficit. (a) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01 and the allocation of Certificate Deferred Interest pursuant to Section 4.06, the Paying Agent shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts pursuant to
Section 3.05(a)(v) to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any REO Loans, expected to be outstanding immediately following such Distribution Date, is less than (ii) the then aggregate Certificate Balance of the Regular Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates) and the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest after giving effect to distributions of principal on such Distribution Date and the allocation of Certificate Deferred Interest pursuant to Section 4.06 (any such deficit, the "Collateral Support Deficit"). Any allocation of Collateral Support Deficit to a Class of Regular Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates) and the Class A-2SFL Regular Interest or the Class A-3SFL Regular Interest shall be made by reducing the Certificate Balance thereof by the amount so allocated. Any Collateral Support Deficit allocated to the Class A-2SFL Regular Interest or the Class A-3SFL Regular Interest shall result in a corresponding reduction of the Certificate Balance of the Class A-2SFL Certificates and the Class A-3SFL Certificates, respectively. Any Collateral Support Deficit allocated to a Class of Regular Certificates (or, in the case of the Class A-2SFL Certificates and the Class A-3SFL Certificates, an amount corresponding to any Collateral Support Deficit allocated to the Class A-2SFL Regular Interest or the Class A-3SFL Regular Interest, as applicable) shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Collateral Support Deficit shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund. Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates (or, in the case of the Class A-2SFL Certificates and the Class A-3SFL Certificates, an amount corresponding to any Collateral Support Deficit allocated to the Class of Regular Interest) in respect of which any such reimbursement is made. To the extent any Nonrecoverable Advances (plus interest thereon) that were reimbursed from principal collections on the Mortgage Loans and previously resulted in a reduction of the Principal Distribution Amount, Loan Group R-1 Principal Distribution Amount, Loan Group R-2 Principal Distribution Amount, Loan Group R Principal Distribution Amount or Loan Group S Principal Distribution Amount are subsequently recovered on the related Mortgage Loan, the amount of such recovery will be added to the Certificate Balance of the Class or Classes of Certificates or Class A-2SFL Regular Interest or Class A-3SFL Regular Interest that previously were allocated Collateral Support Deficit, in sequential order, in each case up to the amount of the unreimbursed Collateral Support Deficit allocated to such Class of Certificates or Regular Interest. If the Certificate Balance of any Class of Certificates or Class A-2SFL Regular Interest or Class A-3SFL Regular Interest is so increased, the amount of unreimbursed Collateral Support Deficit of such Class of Certificates or such Class of Regular Interest shall be decreased by such amount.

            (b) On each Distribution Date, the Certificate Balances of the Regular Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates) and the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest will be reduced without distribution, as a write-off to the extent of any Collateral Support Deficit, if any, allocable to such Certificates or such Class of Regular Interest, as applicable, with respect to such Distribution Date. Any such write-off shall be allocated first to the Class NR Certificates; second to the Class P Certificates; third to the Class N Certificates; fourth to the Class M Certificates; fifth to the Class L Certificates; sixth to the Class K Certificates; seventh to the Class J Certificates; eighth, to the Class H Certificates and the Class H-S Certificates, pro rata (based upon their respective Certificate Balances); ninth, to the Class G Certificates and Class G-S Certificates, pro rata (based upon their respective Certificate Balances); tenth, to the Class F Certificates and the Class F-S Certificates, pro rata (based upon their respective Certificate Balances); eleventh, to the Class E Certificates and the Class E-S Certificates, pro rata (based upon their respective Certificate Balances); twelfth, to the Class D Certificates and the Class D-S Certificates, pro rata (based upon their respective Certificate Balances); thirteenth, to the Class C Certificates and the Class C-S Certificates, pro rata (based upon their respective Certificate Balances); fourteenth to the Class B Certificates and the Class B-S Certificates, pro rata (based upon their respective Certificate Balances); fifteenth to the Class A-J Certificates and the Class A-JS Certificates, pro rata (based upon their respective Certificate Balances); sixteenth, to the Class A-M Certificates and Class A-MS Certificates, pro rata (based upon their respective Certificate Balances) and seventeenth to the Class A-1 Certificates, Class A-1S Certificates, Class A-2 Certificates, Class A-2S Certificates, Class A-3 Certificates, Class A-1A Certificates and Class A-2SFL Regular Interest and Class A-3SFL Regular Interest, pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of such Classes of Certificates or such Classes of Regular Interest, as applicable, have been reduced to zero.

            (c) With respect to any Distribution Date, any Collateral Support Deficit allocated to a Class of Certificates (other than the Class A-2SFL, Class A-3SFL, Class X, Class R and Class LR Certificates) or Class A-2SFL Regular Interest or Class A-3SFL Regular Interest pursuant to Section 4.04(b) with respect to such Distribution Date shall reduce the Middle-Tier Principal Amount of the Related Uncertificated Middle-Tier Interest with respect thereto as a write-off.

            (d) With respect to any Distribution Date, (i) any losses determined to be allocable to Mortgage Loans in Loan Group R following a Final Recovery Determination shall be allocated first to the Class L-RQ Uncertificated Interest until reduced to zero and then, to the Class L-RB Uncertificated Interest until reduced to zero, and (ii) any losses determined to be allocable to Mortgage Loans in Loan Group S following a Final Recovery Determination shall be allocated first to the Class L-SQ Uncertificated Interest until reduced to zero, and then to the Class L-SB Uncertificated Interest until reduced to zero.

            Section 4.05 Appraisal Reductions. The aggregate Appraisal Reduction will be allocated by the Paying Agent on each Distribution Date, only for purposes of determining the amount of P&I Advances with respect to the related Mortgage Loan, to the Certificate Balance of the Class NR Certificates, Class P Certificates, Class N Certificates, Class M Certificates, Class L Certificates, Class K Certificates, Class J Certificates, Class H Certificates and Class H-S Certificates, pro rata (based upon their respective Certificate Balances), Class G Certificates and Class G-S Certificates, pro rata (based upon their respective Certificate Balances), Class F Certificates and Class F-S Certificates, pro rata (based upon on their respective Certificate Balances), Class E Certificates and Class E-S Certificates, pro rata (based upon their respective Certificate Balances), Class D Certificates and Class D-S Certificates, pro rata (based upon their respective Certificate Balances), Class C Certificates and Class C-S Certificates, pro rata (based upon their respective Certificate Balances), Class B Certificates and Class B-S Certificates, pro rata (based upon their respective Certificate Balances), Class A-J Certificates and Class A-JS Certificates, pro rata (based upon their respective Certificate Balances) and then the Class A-M Certificates and Class A-MS Certificates, pro rata (based upon their respective Certificate Balances) in that order, up to the amount of their respective Certificate Balances. On any Distribution Date, an Appraisal Reduction that otherwise would be allocated to a Class of Certificates will be allocated to the next most subordinate Class to the extent that the Certificate Balance on such Distribution Date for such Class of Certificates (prior to taking the Appraisal Reduction into account) is less than the Appraisal Reduction for such Distribution Date.

            With respect to any Serviced Whole Loan, Appraisal Reductions will be calculated based on the aggregate outstanding principal balance of the related Serviced Mortgage Loan and the related Companion Loan(s). Any resulting Appraisal Reductions will be allocated, first to any subordinate Companion Loan up to the principal amount thereof and then pro rata, to the related Mortgage Loan and the related pari passu Companion Loan(s), if any, based on their Stated Principal Balances.

            Section 4.06 Certificate Deferred Interest. (a) On each Distribution Date, the amount of interest distributable to a Class of Certificates (other than the Class A-2SFL, Class A-3SFL, Class X, Class R, Class MR and Class LR Certificates) and the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest shall be reduced by an amount equal to the amount of Mortgage Deferred Interest for all Mortgage Loans for the Due Dates occurring in the related Due Period allocated to such Class of Certificates or such Class of Regular Interest, as applicable, such Mortgage Deferred Interest to be allocated first, to the Class NR Certificates; second to the Class P Certificates; third to the Class N Certificates; fourth to the Class M Certificates; fifth to the Class L Certificates; sixth to the Class K Certificates; seventh to the Class J Certificates; eighth, to the Class H Certificates and the Class H-S Certificates, pro rata (based upon their respective Certificate Balances); ninth, to the Class G Certificates and Class G-S Certificates, pro rata (based upon their respective Certificate Balances); tenth, to the Class F Certificates and the Class F-S Certificates, pro rata (based upon their respective Certificate Balances); eleventh, to the Class E Certificates and the Class E-S Certificates, pro rata (based upon their respective Certificate Balances); twelfth, to the Class D Certificates and the Class D-S Certificates, pro rata (based upon their respective Certificate Balances); thirteenth, to the Class C Certificates and the Class C-S Certificates, pro rata (based upon their respective Certificate Balances); fourteenth to the Class B Certificates and the Class B-S Certificates, pro rata (based upon their respective Certificate Balances); fifteenth to the Class A-J Certificates and the Class A-JS Certificates, pro rata (based upon their respective Certificate Balances); sixteenth, to the Class A-M Certificates and Class A-MS Certificates, pro rata (based upon their respective Certificate Balances) and seventeenth to the Class A-1 Certificates, Class A-1S Certificates, Class A-2 Certificates, Class A-2S Certificates, Class A-3 Certificates, Class A-1A Certificates and Class A-2SFL Regular Interest and Class A-3SFL Regular Interest, pro rata (based upon their respective Certificate Balances), in each case up to the respective Accrued Certificate Interest for each such Class of Certificates for such Distribution Date. Certificate Deferred Interest allocated to the Class A-2SFL Regular Interest and Class A-3SFL Regular Interest will, by virtue of such allocation, be allocated to the Class A-2SFL Certificates and Class A-3SFL Certificates, respectively.

            (b) On each Distribution Date, the Certificate Balances of the Class A-1 Certificates, Class A-1S Certificates, Class A-2 Certificates, Class A-2S Certificates, Class A-2SFL Regular Interest (and correspondingly the Class A-2SFL Certificates), Class A-3 Certificates, Class A-3SFL Regular Interest (and correspondingly the Class A-3SFL Certificates), Class A-1A Certificates, Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class P Certificates and Class NR Certificates shall be increased by the amount of the Certificate Deferred Interest allocated to such Class of Certificates or the Class A-2SFL Regular Interest or the Class A-3SFL Regular Interest, as applicable, on such Distribution Date pursuant to Section 4.06(a) above.

            (c) With respect to any Distribution Date, any Certificate Deferred Interest with respect to such Distribution Date allocated pursuant to Section 4.06(a) to a Class of Certificates or the Class A-2SFL Regular Interest or the Class A-3SFL Regular Interest, as applicable, shall be allocated in reduction of the amount of interest distributable to the Related Uncertificated Lower-Tier Interest with respect thereto. On each Distribution Date, to the extent provided in Section 4.06(b) with respect to the Related Certificates, Certificate Deferred Interest will be added to the Middle-Tier Principal Amount of the Uncertificated Middle-Tier Interests in the same manner as the interest thereon was reduced pursuant to the preceding sentence.

            (d) With respect to any Distribution Date, (i) any Certificate Deferred Interest determined to be allocable to Mortgage Loans in Loan Group R shall be allocated first to the Class L-RQ Uncertificated Interest in reduction of the amount of interest distributable thereon until reduced to zero and then, to the Class L-RB Uncertificated Interest in reduction of the amount of interest distributable thereon until reduced to zero, and (ii) any Certificate Deferred Interest determined to be allocable to Mortgage Loans in Loan Group S shall be allocated first to the Class L-SQ Uncertificated Interest in reduction of the amount of interest distributable thereon until reduced to zero, and then to the Class L-SB Uncertificated Interest in reduction of the amount of interest distributable thereon until reduced to zero. On each Distribution Date, Certificate Deferred Interest will be added to the Lower-Tier Principal Amount of the Uncertificated Lower-Tier Interests in the same manner as the interest thereon was reduced pursuant to the preceding sentence.

            Section 4.07 Grantor Trust Reporting. The parties intend that the portion of the Trust Fund constituting the Grantor Trust, which consists of the Class A-2SFL Regular Interest, the Class A-3SFL Regular Interest, the Swap Contracts, the Floating Rate Accounts and proceeds thereof, shall constitute, and that the affairs of the Trust Fund (exclusive of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC) shall be conducted so as to qualify such portion as, a "grantor trust" under subpart E, Part I of subchapter J of the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall have no power to vary the investment of the Class A-2SFL and Class A-3SFL Certificateholders in their related assets so as to improve their rate of return. In addition, the Paying Agent shall (A) as soon as possible after the Swap Contracts are entered into (but no later than the first payment date under the Swap Contracts), obtain a taxpayer identification number for the Grantor Trust and deliver or cause to be delivered the federal taxpayer identification number of the Grantor Trust on an IRS Form W-9 to each Swap Counterparty and, if requested by the Swap Counterparty (unless not permitted under federal income tax law), an applicable IRS Form W-8IMY, (B) file, or cause to be filed, Internal Revenue Service Form 1041 or such other form as may be applicable with the Internal Revenue Service with copies of the statements in the following clause, and (C) furnish, or cause to be furnished, to the Class A-2SFL Certificateholders and the Class A-3SFL Certificateholders, their allocable share of income and expense with respect to the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest and the Swap Contracts, each in the time or times and in the manner required by the Code.

                               [End of Article IV]

                                   ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates. The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through and including A-37. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Class R, Class MR and Class LR Certificates will each be issuable in one or more registered, definitive physical certificates (each, a "Definitive Certificate") substantially in the form of Certificates of each Class and with such applicable legends as are set forth in the Exhibits hereto corresponding to such Class. Each Certificate will share ratably in all rights of the related Class. The Class X Certificates will be issuable only in minimum Denominations of authorized initial Notional Amount of not less than $1,000,000 and in integral multiples of $1.00 in excess thereof. The Class A-2SFL and the Class A-3SFL will be issuable only in minimum Denominations of authorized initial Certificate Balance of not less than $100,000 and in integral multiples of $1.00 in excess thereof. The Offered Certificates (other than the Class X Certificates, the Class A-2SFL Certificates and the Class A-3SFL Certificates) will be issuable only in minimum Denominations of authorized initial Certificate Balance of not less than $10,000, and in integral multiples of $1.00 in excess thereof. The Non-Registered Certificates (other than the Residual Certificates) will be issuable in minimum Denominations of authorized initial Certificate Balance of not less than $250,000, and in integral multiples of $1.00 in excess thereof. If the Original Certificate Balance or initial Notional Amount, as applicable, of any Class does not equal an integral multiple of $1.00, then a single additional Certificate of such Class may be issued in a minimum denomination of authorized initial Certificate Balance or initial Notional Amount, as applicable, that includes the excess of (i) the Original Certificate Balance or initial Notional Amount, as applicable, of such Class over (ii) the largest integral multiple of $1.00 that does not exceed such amount. The Class R, Class MR and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 20%. With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount (a) set forth on the face thereof or, (b) set forth on a schedule attached thereto or (c) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Participants, as applicable, (ii) expressed in terms of initial Certificate Balance or initial Notional Amount, as applicable, and (iii) be in an authorized denomination, as set forth above. The Book-Entry Certificates will be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners will hold interests in the Book-Entry Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations as set forth in the above. No Certificate Owner of a Book-Entry Certificate of any Class thereof will be entitled to receive a Definitive Certificate representing its interest in such Class, except as provided in Section 5.03 herein. Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures.

            (a) The Certificates shall be executed by manual or facsimile signature on behalf of the Certificate Registrar by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatories of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Wells Fargo Bank, N.A., located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, is hereby initially appointed Authenticating Agent with power to act, on the Trustee's behalf, in the authentication and delivery of the Certificates in connection with transfers and exchanges as herein provided. If Wells Fargo Bank, N.A., located at 9062 Old Annapolis Road, Columbia, Maryland, is removed as Paying Agent, then Wells Fargo Bank, N.A. shall be terminated as Authenticating Agent. If the Authenticating Agent is terminated, the Trustee shall appoint a successor Authenticating Agent, which may be the Trustee or an Affiliate thereof.

            (b) Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

            Section 5.02 Registration of Transfer and Exchange of Certificates.
(a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Wells Fargo Bank,. N.A., located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Trustee, the Paying Agent, the Special Servicer and the Master Servicers, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If Wells Fargo Bank, N.A. resigns or is removed as Paying Agent, the Trustee shall immediately succeed to the duties of the Certificate Registrar. The Depositor, the Trustee, the Master Servicers and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of Certificate Owners. The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Certificate Registrar, the Master Servicers, the Paying Agent, the Trustee, the Special Servicer and any agent of any of them shall not be affected by any notice or knowledge to the contrary. A Definitive Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at its office maintained at Wells Fargo Bank, N.A., Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479,
Attention: Corporate Trust Services - J.P. Morgan 2006-LDP9 (the "Registrar Office") together with an assignment and transfer (executed by the Holder or his duly authorized attorney). Subject to the requirements of Sections 5.02(b), (c) and (d), the Certificate Registrar shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination as the Definitive Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e). Each Certificate surrendered for registration of transfer shall be canceled, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

            (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer (other than one by the Depositor to an Affiliate thereof or by the Initial Purchasers to Redwood Trust, Inc.) is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then either:

            (i) Rule 144A Book-Entry Certificate to Regulation S Book-Entry Certificate During the Restricted Period. If, during the Restricted Period, a Certificate Owner of an interest in a Rule 144A Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Book-Entry Certificate, such Certificate Owner may, in addition to complying with all applicable rules and procedures of the Depository and Clearstream or Euroclear applicable to transfers by their respective participants (the "Applicable Procedures"), transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Book-Entry Certificate only upon compliance with the provisions of this Section 5.02(b)(i). Upon receipt by the Certificate Registrar at its Registrar Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and
      (3) a certificate in the form of Exhibit K hereto given by the Certificate Owner that is transferring such interest, the Certificate Registrar, as custodian of the Book-Entry Certificates shall reduce the Denomination of the Rule 144A Book-Entry Certificate by the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred and, concurrently with such reduction, increase the Denomination of the Regulation S Book-Entry Certificate by the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Book-Entry Certificate was reduced upon such transfer.

            (ii) Rule 144A Book-Entry Certificate to Regulation S Book-Entry Certificate After the Restricted Period. If, after the Restricted Period, a Certificate Owner of an interest in a Rule 144A Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Book-Entry Certificate, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in a Regulation S Book-Entry Certificate only upon compliance with the provisions of this Section 5.02(b)(ii). Upon receipt by the Certificate Registrar at its Registrar Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit N hereto given by the Certificate Owner that is transferring such interest, the Certificate Registrar as custodian of the Book-Entry Certificates shall reduce the Denomination of the Rule 144A Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred and, concurrently with such reduction, increase the Denomination of the Regulation S Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Book-Entry Certificate was reduced upon such transfer.

            (iii) Regulation S Book-Entry Certificate to Rule 144A Book-Entry Certificate. If the Certificate Owner of an interest in a Regulation S Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Regulation S Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Book-Entry Certificate, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Rule 144A Book-Entry Certificate only upon compliance with the provisions of this Section 5.2(b)(iii). Upon receipt by the Certificate Registrar at its Registrar Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Rule 144A Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for such beneficial interest, and (3) with respect to a transfer of a beneficial interest in the Regulation S Book-Entry Certificate for a beneficial interest in the related Rule 144A Book-Entry Certificate (i) during the Restricted Period, a certificate in the form of Exhibit O hereto given by the Certificate Owner, or (ii) after the Restricted Period, an Investment Representation Letter in the form of Exhibit C attached hereto from the transferee to the effect that such transferee is a Qualified Institutional Buyer (an "Investment Representation Letter"), the Certificate Registrar, as custodian of the Book-Entry Certificates, shall reduce the Denomination of the Regulation S Book-Entry Certificate by the Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be transferred, and, concurrently with such reduction, increase the Denomination of the Rule 144A Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Rule 144A Book-Entry Certificate having a Denomination equal to the amount by which the Denomination of the Regulation S Book-Entry Certificate was reduced upon such transfer.

            (iv) Transfers Within Regulation S Book-Entry Certificates During Restricted Period. If, during the Restricted Period, the Certificate Owner of an interest in a Regulation S Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Certificate to a Person who wishes to take delivery thereof in the form of a Regulation S Book-Entry Certificate, such Certificate Owner may transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Book-Entry Certificate only upon compliance with the provisions of this Section 5.02(b)(iv) and all Applicable Procedures. Upon receipt by the Certificate Registrar at its Registrar Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in such Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for, such beneficial interest and (3) a certificate in the form of Exhibit P hereto given by the transferee, the Certificate Registrar, as custodian of the Book-Entry Certificates, shall debit the account of the transferring Regulation S Certificateholder and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount specified in such instructions by which the account to be debited was reduced upon such transfer.

            (v) Transfers of Book-Entry Certificates to Definitive Certificates. Any and all transfers from a Book-Entry Certificate to a transferee wishing to take delivery in the form of a Definitive Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Definitive Certificate described on the face of such Certificate, and such transferee agrees that it will transfer such Definitive Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with this
      Section 5.02(b)(v).

                  (A) Transfers of a beneficial interest in a Book-Entry
            Certificate to an Institutional Accredited Investor will require delivery of such Certificate to the transferee in the form of a Definitive Certificate and the Certificate Registrar shall register such transfer only if prior to the transfer (i) two years have expired after the later of the Closing Date or the last date on which the Depositor or any Affiliate thereof held such Certificate, or (ii) such transferee furnishes to the Certificate Registrar (1) an Investment Representation Letter in the form of Exhibit C attached hereto to the effect that the transfer is being made to an Institutional Accredited Investor in accordance with an applicable exemption under the Act, and (2) if required by the Certificate Registrar, an opinion of counsel acceptable to the Certificate Registrar that such transfer is in compliance with the Act.

                  (B) Transfers of a beneficial interest in a Book-Entry
            Certificate to a Regulation S Investor wishing to take delivery in the form of a Definitive Certificate will be registered by the Certificate Registrar only if the transferor has provided the Certificate Registrar with a certificate in the form of Exhibit P attached hereto. Transfers of a beneficial interest in a Book-Entry Certificate to a Qualified Institutional Buyer wishing to take delivery in the form of a Definitive Certificate will be registered by the Certificate Registrar only if such transferee furnishes to the Certificate Registrar an Investment Representation Letter in the form of Exhibit C attached hereto to the effect that the transfer is being made to a Qualified Institutional Buyer in accordance with Rule 144A under the Act.

                  (C) Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Book-Entry Certificate to a Definitive Certificate pursuant to subparagraph (B) above shall be made prior to the expiration of the Restricted Period. Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on the schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            (vi) Transfers of Definitive Certificates to the Book-Entry Certificates. If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Book-Entry Certificate or the related Rule 144A Book-Entry Certificate, such transfer may be effected only in accordance with the Applicable Procedures, and this Section 5.02(b)(vi). Upon receipt by the Certificate Registrar at the Registrar Office of (1) the Definitive Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(d),
      (2) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in such Regulation S Book-Entry Certificate or such Rule 144A Book-Entry Certificate, as the case may be, in an amount equal to the Denomination of the Definitive Certificate to be so transferred, (3) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and, in the case of any transfer pursuant to Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with such beneficial interest, and (4) (x) if delivery is to be taken in the form of a beneficial interest in the Regulation S Book-Entry Certificate, a Regulation S Transfer Certificate from the transferor or (y) an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, if delivery is to be taken in the form of a beneficial interest in the Rule 144A Book-Entry Certificate, the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder, and the Certificate Registrar, as custodian of the Book-Entry Certificates, shall increase the Denomination of the Regulation S Book-Entry Certificate or the Rule 144A Book-Entry Certificate, as the case may be, by the Denomination of the Definitive Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who, in the case of any increase in the Regulation S Book-Entry Certificate during the Restricted Period, shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a corresponding Denomination of the Rule 144A Book-Entry Certificate or the Regulation S Book-Entry Certificate, as the case may be.

            It is the intent of the foregoing that under no circumstances may an Institutional Accredited Investor that is not a Qualified Institutional Buyer take delivery in the form of a beneficial interest in a Book-Entry Certificate.

            (vii) Transfers of Definitive Certificates to Definitive Certificates. Any and all transfers from a Definitive Certificate to a transferee wishing to take delivery in the form of a Definitive Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Definitive Certificate described on the face of such Certificate, and such transferee agrees that it will transfer such Definitive Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with procedures substantially consistent with those set forth in Section 5.02(b)(v).

            (viii) An exchange of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate or Certificates, an exchange of a Definitive Certificate or Certificates for a beneficial interest in the Book-Entry Certificate and an exchange of a Definitive Certificate or Certificates for another Definitive Certificate or Certificates (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and in the case of the Book-Entry Certificates, so long as the Book-Entry Certificates remain outstanding and are held by or on behalf of the Depository), may be made only in accordance with this Section 5.02 and in accordance with the rules of the Depository and Applicable Procedures.

            Any purported or attempted transfer of a Non-Registered Certificate in violation of the provisions of this Section 5.02(b) shall be null and void ab initio and shall vest no rights in any purported transferee.

            Unless the Non-Registered Certificates have been registered under the Securities Act, each of the Non-Registered Certificates shall bear a legend substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501
            (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (d) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

            THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

            (c) With respect to the ERISA Restricted Certificates, no sale, transfer, pledge or other disposition of any such Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of Exhibit F attached hereto, to the effect that such proposed purchaser or transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or a plan subject to Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) or a church plan (as defined in Section 3(33) of ERISA) for which no election has been made under Section 410(d) of the Code subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than, an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60 or (ii) if such Certificate, which may be held only by a person not described in (a) or (b) above, is presented for registration in the name of a purchaser or transferee that is any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt "prohibited transaction" within the meaning of ERISA,
Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicers, the Special Servicer, the Underwriters, the Initial Purchasers or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Agreement. The Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any ERISA Restricted Certificate unless the Certificate Registrar has received either the representation letter described in clause (i) above or in the case of an ERISA Restricted Certificate, the Opinion of Counsel described in clause (ii) above. The costs of any of the foregoing representation letters or Opinions of Counsel shall not be borne by any of the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Paying Agent, the Underwriters, the Initial Purchasers, the Certificate Registrar or the Trust Fund. Each Certificate Owner of an ERISA Restricted Certificate shall be deemed to represent that it is not a Person specified in clauses (a) or (b) above. Any transfer, sale, pledge or other disposition of any ERISA Restricted Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

            So long as any of the Class of Certificates remains outstanding, each Master Servicer or the Special Servicer, as applicable, will make available, or cause to be made available, upon request, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to such Master Servicer, the Special Servicer or the Mortgage Loans necessary to the provision of an Opinion of Counsel described in this Section 5.02(c).

            (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under clause (ii) below to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) (i) No Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan, including any entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulations ss. 2510.3-101 (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and (ii) each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and in each case shall promptly notify the Master Servicers, the Trustee, the Paying Agent and the Certificate Registrar of any change or impending change to such status;

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached hereto as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee and is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of this Section 5.02(c) and agrees to be bound by them;

                  (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (b) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person or is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected; and

                  (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached hereto as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

            (ii) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(c) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicers, the Authenticating Agent and the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement; provided, however, that the Certificate Registrar shall be under such liability for a registration of Transfer of a Residual Certificate if it has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person in violation of Section 5.02(c)(i)(C) above or is not a Permitted Transferee.

            (iii) The Paying Agent shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information in its possession and necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or Agent thereof, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate.

            (d) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Definitive Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Subject to the restrictions on transfer set forth in this Section 5.02 and Applicable Procedures, any Certificate Owner owning a beneficial interest in a Non-Registered Certificate may cause the Certificate Registrar to request that the Depository exchange such Certificate Owner's beneficial interest in a Book-Entry for a Definitive Certificate or Certificates. Following a proper request for transfer or exchange, the Certificate Registrar shall, within 5 Business Days of such request if made at such Registrar Office, or within 10 Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at such Registrar Office or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The presentation for transfer or exchange of any Definitive Certificate shall not be valid unless made at the Registrar Office or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of 15 days preceding any Distribution Date.

            (e) In the event a Responsible Officer of the Certificate Registrar becomes aware that a Definitive Certificate (other than a Definitive Certificate issued in exchange for a Certificate representing an interest in the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-2SFL, Class A-3, Class A-3SFL, Class A-1A, Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S or Class X Certificates) or a beneficial interest in a Book-Entry Certificate representing a Non-Registered Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Definitive Certificate or beneficial interest in such Book-Entry Certificate to an Eligible Investor within 14 days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

            (f) The Certificate Registrar shall provide an updated copy of the Certificate Register to the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Depositor upon written request.

            (g) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02 except as provided below. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            (h) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

            (i) Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements respecting payments made or received under the Swap Contracts and payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Paying Agent does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

            (j) No transfer of any Class A-2SFL or Class A-3SFL Certificate presented or surrendered for registration of transfer or exchange shall be made unless the transfer or exchange is accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Paying Agent, duly executed by such Certificateholder or his attorney duly authorized in writing (with copies directly from such Certificateholders to each Swap Counterparty). The Paying Agent shall promptly forward any such IRS Form received by the Paying Agent to each Swap Counterparty. Each such Class A-2SFL and Class A-3SFL Certificateholder by its purchase of such a Certificate shall be deemed to consent to any IRS Form being so forwarded.

            Section 5.03 Book-Entry Certificates. (a) The Regular Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.02(d) above or subsection (c) below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (b) The Trustee, the Paying Agent, the Master Servicers, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Paying Agent may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee, the Paying Agent and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Certificates and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee, the Paying Agent and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository, the Paying Agent shall notify the affected Certificate Owners, through the Depository with respect to all, any Class or any portion of any Class of the Certificates or (iii) the Certificate Registrar determines that Definitive Certificates are required in accordance with the provisions of Section 5.03(e), of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository or any custodian acting on behalf of the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, within 5 Business Days of such request if made at the Registrar Office, or within 10 Business Days if made at the office of a transfer agent (other than the Certificate Registrar), the Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicers, the Trustee, the Paying Agent, the Special Servicer, the Authenticating Agent and the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Certificates, the registered Holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            (d) The Book-Entry Certificates (i) shall be delivered by the Certificate Registrar to the Depository, or pursuant to the Depository's instructions, and shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
            DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            The Book-Entry Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

            (e) If the Trustee has instituted, or if the Special Servicer, a Master Servicer or the Paying Agent, on the Trustee's behalf, has been directed to institute, any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of all or any portion of the Certificates evidenced by Book-Entry Certificates, the Trustee may in its sole discretion determine that such Certificates shall no longer be represented by such Book-Entry Certificates. In such event, the Certificate Registrar will execute, the Authenticating Agent will authenticate and the Certificate Registrar will deliver, in exchange for such Book-Entry Certificates, Definitive Certificates in a Denomination equal to the aggregate Denomination of such Book-Entry Certificates to the party so requesting such Definitive Certificates. In such event, the Certificate Registrar shall notify the affected Certificate Owners and make appropriate arrangements for the effectuation of the purpose of this clause.

            (f) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            (g) If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Book-Entry Certificate, such transfer may be effected only in accordance with Applicable Procedures, Section 5.02(b) and this Section 5.03(g). Upon receipt by the Certificate Registrar at the Registrar Office of (i) the Definitive Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(a), and all required items pursuant to
Section 5.02(b)(v), the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar as custodian of the Book-Entry Certificates shall increase the Denomination of the related Book-Entry Certificate by the Denomination of the Definitive Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions a corresponding Denomination of such Book-Entry Certificate.

            Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates. If
(i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.05 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the Paying Agent, the Trustee, the Certificate Registrar and any agents of any of them may treat the person in whose name such Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and none of the Depositor, the Master Servicers, the Special Servicer, the Paying Agent, the Trustee, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d).

            Section 5.06 Certificate Ownership Certification. To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Paying Agent shall make such determination based on a certificate of such Person which shall be addressed to the Paying Agent and shall specify, in reasonable detail satisfactory to the Paying Agent, such Person's name and address, the Class and Certificate Balance or Notional Amount of the Regular Certificate beneficially owned, and any intermediaries through which such Person's interest in such Regular Certificate is held (any such certification, other than one which the Paying Agent shall refuse to recognize pursuant to the following procedures, a "Certificate Ownership Certification"); provided, however, that the Paying Agent shall not knowingly recognize such Person as a Certificate Owner if such Person, to the actual knowledge of a Responsible Officer of such party, acquired its interest in a Regular Certificate in violation of the transfer restrictions herein, or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Paying Agent from the Depository or any Depository Participant with respect to the identity of a Certificate Owner; provided, however, that to the extent the Paying Agent is required to obtain such Certificate Owner information from the Depository or any Depository Participant, the Paying Agent shall be reimbursed for any cost or expense in obtaining such information from the Distribution Account. The Paying Agent may conclusively rely on such Certificate Ownership Certification. Each Master Servicer will only be required to acknowledge the status of any Person as a Certificateholder or Certificate Owner to the extent that the Paying Agent, at the request of such Master Servicer, identifies such Person as a Certificateholder or Certificate Owner.

            Section 5.07 Appointment of Paying Agent.

            (a) Wells Fargo Bank, N.A., located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, is hereby initially appointed Paying Agent to act on the Trustee's behalf in accordance with the terms of this Agreement. If the Paying Agent resigns or is terminated, the Trustee shall appoint a successor Paying Agent which may be the Trustee or an Affiliate thereof to fulfill the obligations of the Paying Agent hereunder which must be (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers under this Agreement, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long term senior unsecured debt is rated "Aa3" by Moody's, "AA" by S&P and "AA" by Fitch (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification, downgrading or withdrawal of any of the ratings then assigned thereby to the Certificates).

            (b) The Paying Agent may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

            (c) The Paying Agent, at the expense of the Trust Fund (but only if such amount constitutes "unanticipated expenses of the REMIC" within the meaning of Treasury Regulations Section 1.860G 1(b)(3)(ii)), may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith.

            (d) The Paying Agent shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

            (e) The Paying Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Paying Agent of its duties or obligations hereunder.

            (f) The Paying Agent shall not be responsible for any act or omission of the Trustee, a Master Servicer, the Special Servicer or of the Depositor.

                               [End of Article V]

                                   ARTICLE VI

                      THE DEPOSITOR, THE MASTER SERVICERS,
                            THE SPECIAL SERVICER AND
                         THE DIRECTING CERTIFICATEHOLDER

            Section 6.01 Liability of the Depositor, the Master Servicers and the Special Servicer. The Depositor, the Master Servicers and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicers and the Special Servicer herein.

            Section 6.02 Merger, Consolidation or Conversion of the Depositor, the Master Servicers or the Special Servicer. (a) Subject to subsection (b) below, the Depositor, the Master Servicers and the Special Servicer each will keep in full effect its existence, rights and franchises as an entity under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            (b) The Depositor, the Master Servicers and the Special Servicer each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, any Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, any Master Servicer or the Special Servicer, shall be the successor of the Depositor, any Master Servicer and the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, the applicable Master Servicer or the Special Servicer, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such merger, consolidation or succession will not result in a withdrawal, downgrading or qualification of the then-current ratings of the Classes of Certificates that have been so rated (as evidenced by a letter to such effect from each Rating Agency).

            Section 6.03 Limitation on Liability of the Depositor, the Master Servicers, the Special Servicer and Others. (a) None of the Depositor, the Master Servicers, the Special Servicer and their respective Affiliates or any of the directors, officers, employees or agents of any of the foregoing shall be under any liability to the Trust, the Certificateholders or the Companion Holders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicers, the Special Servicer and their respective Affiliates or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Depositor, the Master Servicers and the Special Servicer and their respective Affiliates and any director, officer, member, manager, employee or agent of the Depositor, such Master Servicer or the Special Servicer and their respective Affiliates may rely on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicers (including in their capacities as Companion Paying Agents), the Special Servicer and their respective Affiliates and any director, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action (whether in equity or at law) or claim relating to this Agreement, the Mortgage Loans, the Companion Loans or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation or warranty made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties; or
(iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law. Each of the Master Servicers and the Special Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, financial statement, agreement, appraisal, bond or other document (in electronic or paper format) as contemplated by and in accordance with this Agreement and reasonably believed or in good faith believed by such Master Servicer or the Special Servicer to be genuine and to have been signed or presented by the proper party or parties and each of them may consult with counsel, in which case any written advice of counsel or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

            (b) None of the Depositor, the Master Servicers and the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective duties under this Agreement or which in its opinion may involve it in any expense or liability not recoverable from the Trust Fund; provided, however, that the Depositor, each Master Servicer or the Special Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, each Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans and Companion Loans on deposit in the Certificate Accounts, as provided by Section 3.05(a).

            (c) Each of the Master Servicers and the Special Servicer agrees to indemnify the Depositor, the Trustee, the Paying Agent, the Companion Holders with respect to Serviced Whole Loans and the Trust and any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of such Master Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by such Master Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided that such indemnity shall not cover indirect or consequential damages. The Trustee, the Paying Agent or the Depositor, as the case may be, shall immediately notify the applicable Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust to indemnification hereunder, whereupon such Master Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim (with counsel reasonably satisfactory to the Trustee, the Paying Agent or the Depositor) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the applicable Master Servicer or the Special Servicer, as the case may be, shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless such Master Servicer's, or the Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby.

            (d) Each of the Trustee and the Paying Agent, respectively (and not jointly and severally) agrees to indemnify each Master Servicer and the Special Servicer and any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Trustee or the Paying Agent respectively, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Trustee or the Paying Agent, respectively of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided, that such indemnity shall not cover indirect or consequential damages. Each Master Servicer or the Special Servicer, as the case may be, shall immediately notify the Trustee if a claim is made by a third party with respect to this Agreement, whereupon the Trustee or the Paying Agent shall assume the defense of such claim (with counsel reasonably satisfactory to the Master Servicers or the Special Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee or the Paying Agent shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee's or the Paying Agent's defense of such claim is materially prejudiced thereby.

            (e) The Depositor agrees to indemnify each Master Servicer and the Special Servicer and any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Depositor, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Depositor of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided, that such indemnity shall not cover indirect or consequential damages. Each Master Servicer or the Special Servicer, as the case may be, shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement, whereupon the Depositor shall assume the defense of such claim (with counsel reasonably satisfactory to the Master Servicers or the Special Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor's defense of such claim is materially prejudiced thereby.

            (f) The master servicer, special servicer, depositor and trustee under each Non-Serviced Pooling Agreement, and any of their respective directors, officers, employees or agents (collectively, the "Non-Serviced Indemnified Parties"), shall be indemnified by the Trust and held harmless against the Trust's pro rata share (subject to the related Intercreditor Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the related Non-Serviced Mortgage Loan under the related Non-Serviced Pooling Agreement or this Agreement, reasonably requiring the use of counsel or the incurring of expenses, other than any losses incurred by reason of any Non-Serviced Indemnified Party's willful misfeasance, bad faith or negligence in the performance of its duties or by reason of negligent disregard of its obligations and duties under the related Non-Serviced Pooling Agreement or the related Intercreditor Agreement. The indemnification provided in this
Section 6.03 shall survive the termination of this Agreement and the termination or resignation of each Master Servicer, the Trustee, the Paying Agent and the Special Servicer.

            Section 6.04 Master Servicers and Special Servicer Not to Resign. Subject to the provisions of Section 6.02, neither the Master Servicers nor the Special Servicer shall resign from their respective obligations and duties hereby imposed on each of them except upon (a) determination that such party's duties hereunder are no longer permissible under applicable law or (b) in the case of each Master Servicer, upon the appointment of, and the acceptance of such appointment by, a successor Master Servicer and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not cause such Rating Agency to downgrade, withdraw or qualify any of the then current ratings assigned by such Rating Agency to any Class of Certificates or any class of Companion Loan Securities. Only the applicable Master Servicer shall be permitted to resign pursuant to clause (b) above. Any such determination permitting the resignation of any Master Servicer or the Special Servicer pursuant to clause (a) above shall be evidenced by an Opinion of Counsel (at the expense of the resigning party) to such effect delivered to the Trustee and the Directing Certificateholder. No such resignation by any Master Servicer or the Special Servicer shall become effective until the Trustee or a successor Master Servicer or successor Special Servicer, as applicable, shall have assumed such Master Servicer's or Special Servicer's, as applicable, responsibilities and obligations in accordance with
Section 7.02. Upon any termination or resignation of any Master Servicer hereunder, such Master Servicer shall have the right and opportunity to appoint any successor Master Servicer with respect to this Section 6.04, provided that such successor Master Servicer is approved by the Directing Certificateholder, such approval not to be unreasonably withheld.

            Section 6.05 Rights of the Depositor in Respect of the Master Servicers and the Special Servicer. The Depositor may, but is not obligated to, enforce the obligations of each Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of any Master Servicer and the Special Servicer hereunder or exercise the rights of any Master Servicer or Special Servicer, as applicable, hereunder; provided, however, that each Master Servicer and the Special Servicer shall not be relieved of any of their respective obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by each Master Servicer or the Special Servicer and is not obligated to supervise the performance of each Master Servicer or the Special Servicer under this Agreement or otherwise.

            Section 6.06 The Master Servicers and the Special Servicer as Certificate Owner. Each Master Servicer, the Special Servicer or any Affiliate thereof may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not a Master Servicer, the Special Servicer or an Affiliate thereof.

            Section 6.07 The Directing Certificateholder. The Directing Certificateholder shall be entitled to advise (1) the Special Servicer with respect to all Specially Serviced Mortgage Loans, (2) the Special Servicer and the applicable Master Servicer with respect to Non-Specially Serviced Mortgage Loans as to which such Master Servicer must obtain the consent or deemed consent of the Special Servicer, and (3) the Special Servicer with respect to all Mortgage Loans for which an extension of maturity is being considered by the Special Servicer or by the applicable Master Servicer subject to consent or deemed consent of the Special Servicer, and notwithstanding anything herein to the contrary, except as set forth in, and in any event subject to, Section 3.08(f) and the second and third paragraphs of this Section 6.07, the applicable Master Servicer or Special Servicer, as the case may be, shall not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten (10) Business Days of being notified thereof (provided that if such written objection has not been received by such Master Servicer or the Special Servicer, as applicable, within such ten (10) Business Day period, then the Directing Certificateholder will be deemed to have waived its right to object):

            (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans as come into and continue in default;

            (ii) any modification, consent to a modification or waiver of a monetary term or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan or any extension of the maturity date of any Mortgage Loan;

            (iii) any sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund) for less than the applicable Purchase Price;

            (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

            (v) any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan, or any consent to either of the foregoing, other than required pursuant to the specific terms of the related Mortgage Loan;

            (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to a Mortgage Loan or any consent to such waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

            (vii) any property management company changes or franchise changes with respect to a Mortgage Loan with a principal balance greater than $2,500,000 for which such Master Servicer is required to consent or approve;

            (viii) releases of any escrows, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the Mortgage Loans with no material lender discretion (and for the sake of clarity it is understood that any release of the escrows, reserve accounts or letters of credit held as performance escrows or reserves for the Mortgage Loans on Exhibit EE shall require review and consent by the Special Servicer and the Directing Certificateholder);

            (ix) any acceptance of an assumption agreement releasing a Mortgagor from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan; and

            (x) any determination by the Special Servicer of an Acceptable Insurance Default;

provided that, in the event that the Special Servicer or the applicable Master Servicer (in the event such Master Servicer is otherwise authorized by this Agreement to take such action), as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer or such Master Servicer, as applicable may take any such action without waiting for the Directing Certificateholder's response.

            In addition, the Directing Certificateholder, subject to any rights, if any, of the related Companion Holder to advise the Special Servicer with respect to the related Serviced Whole Loan pursuant to the terms of the related Intercreditor Agreement, may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan, as the Directing Certificateholder may deem advisable or as to which provision is otherwise made herein; provided that notwithstanding anything herein to the contrary, no such direction, and no objection contemplated by the preceding paragraph, may require or cause the Special Servicer to violate any provision of any Mortgage Loan, applicable law, this Agreement or the REMIC Provisions, including without limitation the Special Servicer's obligation to act in accordance with the Servicing Standards, or expose each Master Servicer, the Special Servicer, the Paying Agent, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities hereunder or cause the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Special Servicer is not in the best interests of the Certificateholders.

            In the event the Special Servicer or any Master Servicer, as applicable, determines that a refusal to consent by the Directing Certificateholder or any advice from the Directing Certificateholder would otherwise cause the Special Servicer or such Master Servicer, as applicable, to violate the terms of any Mortgage Loan, applicable law, or the other provisions of this Agreement, including without limitation, the Servicing Standards, the Special Servicer or such Master Servicer, as applicable, shall disregard such refusal to consent or advise and notify the Directing Certificateholder, the Trustee and the Rating Agencies of its determination, including a reasonably detailed explanation of the basis therefor. The taking of, or refraining from taking, any action by the applicable Master Servicer or Special Servicer in accordance with the direction of or approval of the Directing Certificateholder that does not violate any law or the Servicing Standards or the other provisions of this Agreement, will not result in any liability on the part of the applicable Master Servicer or the Special Servicer.

            The Directing Certificateholder shall have no liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Directing Certificateholder shall not be protected against any liability to a Controlling Class Certificateholder that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder acknowledges and agrees that the Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates including the Holders of the Controlling Class, over other Classes of the Certificates, and that the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Directing Certificateholder may act solely in the interests of the Holders of the Controlling Class, that the Directing Certificateholder does not have any duties or liability to the Holders of any Class of Certificates, other than the Controlling Class, that the Directing Certificateholder shall not be liable to any Certificateholder, by reason of its having acted solely in the interests of the Holders of the Controlling Class, and that the Directing Certificateholder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal thereof for having so acted.

                               [End of Article VI]

                                   ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default; Master Servicer and Special Servicer Termination. (a) "Event of Default," wherever used herein, means any one of the following events:

            (i) (A) any failure by the applicable Master Servicer to make any deposit required to be made by that Master Servicer to the Certificate Account on the day and by the time such deposit is required to be made under the terms of this Agreement, which failure is not remedied within one Business Day or (B) any failure by the applicable Master Servicer to deposit into, or remit to the Paying Agent, for deposit into, any Distribution Account or any failure of the applicable Master Servicer to deposit into the related Companion Distribution Account any amount required to be so deposited or remitted, which failure in either case is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date; or

            (ii) any failure by the Special Servicer to deposit into the REO Account, within two Business Days after such deposit is required to be made or to remit to the applicable Master Servicer for deposit into the Certificate Account or to deposit into, or to remit to the Paying Agent for deposit into, the Lower-Tier Distribution Account any amount required to be so deposited or remitted by the Special Servicer pursuant to, and at the time specified by, the terms of this Agreement; or

            (iii) any failure on the part of the applicable Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement which continues unremedied for a period of 30 days (5 Business Days in the case of a Master Servicer's or Special Servicer's obligations under
      Article XI hereof required to fulfill Exchange Act reporting requirements during any period that the Trust is subject to the reporting requirements of the Exchange Act (and 30 days in the case of each Master Servicer and Special Servicer during any period that the Trust is not subject to the reporting requirements of the Exchange Act), 15 days in the case of the applicable Master Servicer's failure to make a Servicing Advance or 15 days in the case of a failure to pay the premium for any insurance policy required to be maintained hereunder) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the applicable Master Servicer or the Special Servicer, as the case may be, by any other party hereto, or (B) to the applicable Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to this Agreement, by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25%, or with respect to a Serviced Mortgage Loan, by the holder of the related Companion Loan; provided, however, if such failure is capable of being cured and the applicable Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 30 days; or

            (iv) any breach on the part of the applicable Master Servicer or the Special Servicer of any representation or warranty contained in Section
      3.23 or Section 3.24, as applicable, which materially and adversely affects the interests of any Class of Certificateholders or Companion Holders (excluding the holder of the Bank of America Plaza Pari Passu Companion Loan and the holder of the Tysons Galleria Pari Passu Companion
      Loan) and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicers or the Special Servicer, as the case may be, by the Depositor, the Paying Agent or the Trustee, or to the Master Servicers, the Special Servicer, the Depositor, the Paying Agent and the Trustee by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% or, solely as it relates to the servicing of a Serviced Whole Loan, by the related Companion Holders; provided, however, if such breach is capable of being cured and the applicable Master Servicer or Special Servicer, as the case may be, is diligently pursuing such cure, such 30-day period will be extended an additional 30 days; or

            (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the applicable Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

            (vi) the applicable Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Master Servicer or the Special Servicer or of or relating to all or substantially all of its property; or

            (vii) the applicable Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

            (viii) a servicing officer of the applicable Master Servicer or Special Servicer, as applicable, obtains actual knowledge that Moody's has
      (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) has placed one or more Classes of Certificates on "watch" status in contemplation of a ratings downgrade or withdrawal (and such "watch" status placement shall not have been withdrawn by Moody's within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either clauses (i) or
      (ii), cited servicing concerns with the applicable Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action; or

            (ix) the applicable Master Servicer or the Special Servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated to S&P's Select Servicer List within 60 days of such removal; or

            (x) the applicable Master Servicer or the Special Servicer is no longer rated at least "CMS3" or "CSS3", respectively, by Fitch and such Master Servicer or Special Servicer is not reinstated to that rating within 30 days of the delisting, and any of the ratings assigned to the Certificates have been qualified, downgraded or withdrawn in connection with the rating change.

            (b) If any Event of Default with respect to any Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee or the Depositor may, and at the written direction (of the Directing Certificateholder) or the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, terminate, by notice in writing to the Defaulting Party, with a copy of such notice to the Depositor, all of the rights (subject to Section 3.11 and Section 6.03) and obligations of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof (other than as a Certificateholder or Companion Holder, if applicable); provided, however, that the Defaulting Party shall be entitled to the payment of accrued and unpaid compensation and reimbursement through the date of such termination as provided for under this Agreement for services rendered and expenses incurred. From and after the receipt by the Defaulting Party of such written notice except as otherwise provided in this Article VII, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee with respect to a termination of any Master Servicer or the Special Servicer pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Each Master Servicer and Special Servicer each agree that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days subsequent to its receipt of the notice of termination) provide the Trustee, with all documents and records requested by it to enable it to assume the applicable Master Servicer's or the Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of such Master Servicer's or the Special Servicer's, as the case may be, responsibilities and rights (subject to Section 3.11 and Section 6.03) hereunder, including, without limitation, the transfer within 5 Business Days to the Trustee or the applicable Master Servicer, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by such Master Servicer to the applicable Certificate Account or any Servicing Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account (if it is the Defaulting Party) or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that each Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of the Special Servicer or the applicable Master Servicer) or otherwise, and it and its Affiliates and the directors, managers, officers, members, employees and agents of it and its Affiliates shall continue to be entitled to the benefits of Section 3.11 and Section 6.03 notwithstanding any such termination).

            (c) If any Master Servicer receives notice of termination solely due to an Event of Default under Section 7.01(b) solely due to an Event of Default under Section 7.01(a)(viii) through (x) and if such Master Servicer to be terminated pursuant to Section 7.01(b) provides the Trustee with the appropriate "request for proposal" materials within five (5) Business Days following such termination notice, then such Master Servicer shall continue to service as Master Servicer hereunder until a successor Master Servicer is selected in accordance with this Section 7.01(c). Upon receipt of the "request for proposal" materials, Trustee shall promptly thereafter (using such "request for proposal" materials provided by such Master Servicer pursuant to Section 7.01(b)) solicit good faith bids for the rights to service the Mortgage Loans and Companion Loans under this Agreement from at least three (3) Persons qualified to act as Master Servicer hereunder in accordance with Sections 6.02 and 7.02 (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders; provided that, at the Trustee's request, the applicable Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to service the Mortgage Loans and Companion Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, including but not limited to Section 3.11, within 45 days after the notice of termination of the applicable Master Servicer. The materials provided to the Trustee shall provide for soliciting bids: (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of the Mortgage Loans and Companion Loans pursuant to the terms of the respective Sub-Servicing Agreements (each, a "Servicing-Retained Bid"); and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.22 (each, a "Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing-Released Bid) (the "Successful Bidder") to act as successor Master Servicer hereunder; provided, however, that if the Trustee does not receive confirmation in writing by each Rating Agency that the appointment of such Successful Bidder as successor Master Servicer will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates or class of Companion Loan Securities within 10 days after the selection of such Successful Bidder, then the Trustee shall repeat the bid process described above (but subject to the above-described 45-day time period) until such confirmation is obtained. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof no later than 45 days after notice of the termination of the applicable Master Servicer.

            Upon the assignment and acceptance of master servicing rights hereunder (subject to the terms of Section 3.11) to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the applicable Master Servicer to be terminated pursuant to Section 7.01(b), the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer and each terminated Sub-Servicer its respective Bid Allocation.

            The applicable Master Servicer to be terminated pursuant to Section 7.01(b) shall be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to service the Mortgage Loans, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

            If the Successful Bidder has not entered into this Agreement as successor Master Servicer within the above-described time period or no Successful Bidder was identified within the above-described time period, the applicable Master Servicer to be terminated pursuant to Section 7.01(b) shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(c). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with
Section 7.02.

            Notwithstanding Section 7.01(b) and Section 7.04, if (i) an Event of Default on the part of the applicable Master Servicer remains unremedied and materially and adversely affects only a Serviced Pari Passu Companion Loan, (ii) the applicable Master Servicer (as Companion Paying Agent) fails to make any payment on a Serviced Pari Passu Companion Loan by the third Business Day following the date required under the terms of this Agreement, which failure has not been remedied or (iii) any qualification, downgrade or withdrawal by any Rating Agency of any class of Companion Loan Securities occurs solely as a result of an action of the applicable Master Servicer, then the applicable Master Servicer may not be terminated but the holder of the related Serviced Pari Passu Companion Loan, as applicable, or the related trustee under the Other Pooling and Servicing Agreement, acting at the direction of the related controlling class representative for that securitization, shall be entitled to direct the Trustee to require the applicable Master Servicer to appoint a sub-servicer solely with respect to the related Serviced Pari Passu Loan (or if the related Serviced Whole Loan is currently being sub-serviced, to replace the current sub-servicer, but only if such original sub-servicer is in default under the related sub-servicing agreement). The appointment (or replacement) of a sub-servicer with respect to the 131 South Dearborn Whole Loan or the Merchandise Mart Whole Loan shall in any event be subject to confirmation from each rating agency that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding Certificates and any class of Companion Loan Securities. A replacement sub-servicer shall be selected jointly by the Directing Certificateholder and the holder of the related Serviced Pari Passu Companion Loan (or the related controlling class representative, as applicable); provided that if the Directing Certificateholder and the holder of the related Serviced Pari Passu Companion Loan (or the related controlling class representative) are not able to agree on a sub-servicer within 45 days after the date on which the Trustee was directed to appoint a sub-servicer or replace the current sub-servicer, such sub-servicer shall be selected by the Directing Certificateholder. Any such sub-servicer under this paragraph shall meet the eligibility requirements of Section 7.02 and the eligibility requirements of the related Other Pooling and Servicing Agreement. Any appointment of a sub-servicer in accordance with this paragraph shall be subject to the receipt of a Rating Agency confirmation with respect to the Certificates and the Companion Loan Securities. In addition, if the Trustee appoints a sub-servicer solely with respect to the related Serviced Whole Loan, the Master Servicer shall not be liable for any losses incurred due to the actions of such sub-servicer.

            (d) Subject to the rights of the related Companion Holders pursuant to the related Intercreditor Agreement, the Directing Certificateholder shall be entitled to terminate the rights (subject to Section 3.11 and Section 6.03(d)) and obligations of the Special Servicer under this Agreement, with or without cause, upon ten (10) Business Days' notice to the Special Servicer, the Master Servicers, the Paying Agent and the Trustee; such termination to be effective upon the appointment of a successor Special Servicer meeting the requirements of this Section 7.01(d). Upon a termination or resignation of such Special Servicer, the Directing Certificateholder shall appoint a successor Special Servicer; provided, however, that (i) such successor will meet the requirements set forth in Section 7.02 and (ii) as evidenced in writing by each of the Rating Agencies, the proposed successor of such Special Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies in respect to any Class of then outstanding Certificates that is rated or, insofar as there is then outstanding any class of Companion Loan Securities that is then rated by such Rating Agency, in a similar event with respect to such class of Companion Loan Securities.

            Notwithstanding the foregoing or any other provision of this Agreement but without limitation of the rights of the Merchandise Mart Pari Passu Companion Loan Holder, the holder of the Discover Mills AB Companion Loan or the holder of the Broadstone Sunrise Mountain AB Companion Loan pursuant to the Merchandise Mart Intercreditor Agreement, the Discover Mills Intercreditor Agreement and the Broadstone Sunrise Mountain Intercreditor Agreement, respectively, or waiver of the requirements contained therein relating thereto, with respect to the Merchandise Mart Whole Loan, the Discover Mills Whole Loan and the Broadstone Sunrise Mountain Whole Loan, respectively, it is acknowledged and agreed that the Merchandise Mart Pari Passu Companion Loan Holder, the holder of the Discover Mills AB Companion Loan and the holder of the Broadstone Sunrise Mountain AB Companion Loan shall have the right to remove the Special Servicer for the Merchandise Mart Whole Loan, the Discover Mills Whole Loan and the Broadstone Sunrise Mountain Whole Loan, respectively, so long as (i) such successor will meet the requirements set forth in Section 7.02 and (ii) as evidenced in writing by each of the Rating Agencies, the proposed successor of such Special Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies in respect to any Class of then outstanding Certificates that is rated or, insofar as there is then outstanding any class of Companion Loan Securities that is then rated by such Rating Agency, in a similar event with respect to such class of Companion Loan Securities.

            (e) No penalty or fee shall be payable to the terminated Special Servicer with respect to any termination pursuant to this Section 7.01(e). All costs and expenses of any such termination made without cause shall be paid by the Holders of the Controlling Class.

            Section 7.02 Trustee to Act; Appointment of Successor. On and after the time a Master Servicer or the Special Servicer, as the case may be, either resigns pursuant to Subsection (a) of the first sentence of Section 6.04 or receives a notice of termination for cause pursuant to Section 7.01(b), and provided that no acceptable successor has been appointed within the time period specified in Section 7.01(c), the Trustee shall be the successor to the applicable Master Servicer or the Special Servicer, until such successor is appointed by the Directing Certificateholder as provided in Section 7.01(d), as applicable, in all respects in its capacity as a Master Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to, and have the benefit of, all of the rights, (subject to Section 3.11 and Section 6.03) benefits, responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of a Master Servicer or Special Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party's failure under Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder. The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen prior to its termination as Master Servicer, and the appointment of a successor Special Servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination as Special Servicer. The Trustee, in its capacity as successor to a Master Servicer or the Special Servicer, as the case may be, shall not be liable for any of the representations and warranties of such Master Servicer or the Special Servicer, respectively, herein or in any related document or agreement, for any acts or omissions of such Master Servicer or Special Servicer or for any losses incurred by the such Master Servicer pursuant to Section 3.06 hereunder, nor shall the Trustee be required to purchase any Mortgage Loan hereunder solely as a result of its obligations as successor Master Servicer or Special Servicer, as the case may be. Subject to Section 3.11, as compensation therefor, the Trustee as successor Master Servicer shall be entitled to the Servicing Fees and all fees relating to the Mortgage Loans or Companion Loans (to the extent permitted in the related Intercreditor Agreements) which such Master Servicer would have been entitled to if such Master Servicer had continued to act hereunder, including but not limited to any income or other benefit from any Permitted Investment pursuant to Section 3.06, and subject to
Section 3.11, the Trustee as successor to the Special Servicer shall be entitled to the Special Servicing Fees to which the Special Servicer would have been entitled if the Special Servicer had continued to act hereunder. Should the Trustee succeed to the capacity of a Master Servicer or the Special Servicer, as the case may be, the Trustee shall be afforded the same standard of care and liability as such Master Servicer or the Special Servicer, as applicable, hereunder notwithstanding anything in Section 8.01 to the contrary, but only with respect to actions taken by it in its role as successor Master Servicer or successor Special Servicer, as the case may be, and not with respect to its role as Trustee hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to act as successor to the Master Servicer or the Special Servicer, or shall, if it is unable to so act, or if the Trustee is not approved as a servicer by each Rating Agency, or if the Directing Certificateholder or the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth in Section 6.04 and otherwise herein, as the successor to a Master Servicer or the Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Master Servicer or Special Servicer hereunder. No appointment of a successor to a Master Servicer or the Special Servicer hereunder shall be effective until the assumption in writing by the successor to the applicable Master Servicer or the Special Servicer of all its responsibilities, duties and liabilities hereunder that arise thereafter and upon Rating Agency confirmation with respect to the Certificates and the Companion Loan Securities, and which appointment has been approved by the Directing Certificateholder, such approval not to be unreasonably withheld. Pending appointment of a successor to a Master Servicer or the Special Servicer hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption of a successor to a Master Servicer or Special Servicer as described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation with respect to a successor Master Servicer or successor Special Servicer, as the case may be, shall be in excess of that permitted the terminated Master Servicer or Special Servicer, as the case may be, hereunder. The Trustee, each Master Servicer or the Special Servicer (whichever is not the terminated party) and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor master servicer or special servicer, as applicable.

            Section 7.03 Notification to Certificateholders. (a) Upon any resignation of any Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of any Master Servicer or the Special Servicer pursuant to
Section 7.01 or any appointment of a successor to any Master Servicer or the Special Servicer pursuant to Section 7.02, the Paying Agent shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five (5) days after the Paying Agent would be deemed to have notice of the occurrence of such an event in accordance with Section 8.02(vii), the Paying Agent shall transmit by mail to the Depositor and all Certificateholders (and, if a Serviced Whole Loan is affected, the related Companion Holder) notice of such occurrence, unless such default shall have been cured.

            Section 7.04 Waiver of Events of Default. The Holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default within 20 days of the receipt of notice from the Paying Agent of the occurrence of such Event of Default; provided, however, that an Event of Default under clause (i) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. Upon any such waiver of an Event of Default by Certificateholders, the Trustee shall be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Event of Default prior to such waiver from the Trust Fund. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

            Section 7.05 Trustee as Maker of Advances. In the event that any Master Servicer fails to fulfill its obligations hereunder to make any Advances and such failure remains uncured, the Trustee shall perform such obligations (x) within the later of (i) five Business Days following such failure by such Master Servicer with respect to Servicing Advances resulting in an Event of Default under Section 7.01(a)(iii) hereof and (ii) the date necessary to avoid a foreclosure of liens for delinquent real estate taxes, a lapse in insurance coverage or a breach under any Ground Lease for the failure to pay any rents, in each case to the extent a Responsible Officer of the Trustee has actual knowledge of such failure with respect to such Servicing Advances and (y) by noon, New York City time, on the related Distribution Date with respect to P&I Advances pursuant to the Paying Agent's notice of failure pursuant to Section 4.03(a) unless such failure has been cured. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the applicable Master Servicer's rights with respect to Advances hereunder, including, without limitation, such Master Servicer's rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Servicing Advance, as the case may be, (without regard to any impairment of any such rights of reimbursement caused by such Master Servicer's default in its obligations hereunder); provided, however, that if Advances made by the Trustee and any Master Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of such Master Servicer for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance hereunder.

                              [End of Article VII]

                                  ARTICLE VIII

                   CONCERNING THE TRUSTEE AND THE PAYING AGENT

            Section 8.01 Duties of the Trustee and the Paying Agent. (a) The Trustee and the Paying Agent, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee and the Paying Agent contained in this Agreement shall not be construed as a duty.

            (b) The Trustee or the Paying Agent, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Paying Agent which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee or the Paying Agent shall notify the party providing such instrument and requesting the correction thereof. The Trustee or the Paying Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, any Master Servicer or the Special Servicer or another Person, and accepted by the Trustee or the Paying Agent in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee or the Paying Agent from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) Neither the Trustee nor the Paying Agent shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or the Paying Agent, respectively, unless it shall be proved that the Trustee or the Paying Agent, respectively, was negligent in ascertaining the pertinent facts; and

            (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action).

            (d) The Paying Agent shall promptly make available via its internet website initially located at "www.ctslink.com" to the Companion Holders all reports that the Paying Agent has made available to Certificateholders under this Agreement.

            Section 8.02 Certain Matters Affecting the Trustee and the Paying Agent. Except as otherwise provided in Section 8.01:

            (i) The Trustee and the Paying Agent may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee and the Paying Agent may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (iii) Neither the Trustee nor the Paying Agent shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Paying Agent, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; neither the Trustee nor the Paying Agent shall be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (iv) Neither the Trustee nor the Paying Agent shall be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Paying Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee or the Paying Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Paying Agent, respectively, not reasonably assured to the Trustee or the Paying Agent by the security afforded to it by the terms of this Agreement, the Trustee or the Paying Agent, respectively, may require reasonable indemnity from such requesting Holders against such expense or liability as a condition to taking any such action. The reasonable expense of every such reasonable examination shall be paid by the requesting Holders;

            (vi) The Trustee or the Paying Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Trustee or the Paying Agent of its duties or obligations hereunder;

            (vii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates or this Agreement; and

            (viii) Neither the Trustee nor the Paying Agent shall be responsible for any act or omission of any Master Servicer or the Special Servicer (unless the Trustee is acting as a Master Servicer or Special Servicer, as the case may be in which case the Trustee shall only be responsible for its own actions as a Master Servicer or Special Servicer) or of the Depositor.

            Section 8.03 Trustee and Paying Agent Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans. The recitals contained herein and in the Certificates, other than the acknowledgments of the Trustee or the Paying Agent in Sections 2.02 and 2.05 and the signature, if any, of the Certificate Registrar and Authenticating Agent set forth on any outstanding Certificate, shall be taken as the statements of the Depositor, each Master Servicer or the Special Servicer, as the case may be, and the Trustee or the Paying Agent assume no responsibility for their correctness. Neither the Trustee nor the Paying Agent makes any representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature, if any, of the Trustee or the Paying Agent set forth thereon) or of any Mortgage Loan or related document. Neither the Trustee nor the Paying Agent shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the applicable Certificate Account or any other account by or on behalf of the Depositor, each Master Servicer, the Special Servicer or in the case of the Trustee, the Paying Agent (unless the Trustee is acting as Paying Agent). The Trustee and the Paying Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, any Master Servicer or the Special Servicer and accepted by the Trustee or the Paying Agent, in good faith, pursuant to this Agreement.

            Section 8.04 Trustee or Paying Agent May Own Certificates. The Trustee or the Paying Agent, each in its individual capacity, not as Trustee or Paying Agent, may become the owner or pledgee of Certificates, and may deal with the Depositor, each Master Servicer, the Special Servicer, the Initial Purchasers and the Underwriters in banking transactions, with the same rights it would have if it were not Trustee or Paying Agent.

            Section 8.05 Fees and Expenses of Trustee and Paying Agent; Indemnification of Trustee and Paying Agent. (a) As compensation for the performance of their respective duties hereunder, the Trustee will be paid the Trustee Fee and the Paying Agent will be paid the Paying Agent Fee, in each case, equal to the Trustee's and the Paying Agent's respective portion of one month's interest at the Trustee Fee Rate, which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee and the Paying Agent, respectively. The Trustee Fee shall be paid monthly on a Mortgage Loan-by-Mortgage Loan basis. As to each Mortgage Loan and REO Loan, the Trustee Fee and Paying Agent Fee shall accrue from time to time at the Trustee Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan and a 360-day year consisting of twelve 30-day months. The Trustee Fee and the Paying Agent Fee (which shall not be limited to any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's and the Paying Agent's, respectively, sole form of compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee and the Paying Agent hereunder. No Trustee Fee shall be payable with respect to the Companion Loans.

            (b) The Trustee, the Paying Agent and any director, officer, employee or agent of the Trustee and the Paying Agent, respectively, shall be entitled to be indemnified and held harmless by the Trust Fund (to the extent of amounts on deposit in the Certificate Accounts or Lower-Tier Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, and expenses incurred in becoming successor master servicer or successor special servicer, to the extent not otherwise paid hereunder) arising out of, or incurred in connection with, any act or omission of the Trustee or the Paying Agent, respectively, relating to the exercise and performance of any of the powers and duties of the Trustee or the Paying Agent, respectively, hereunder; provided, however, that none of the Trustee, the Paying Agent nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee or the Paying Agent, respectively, performing its duties in accordance with any of the provisions hereof, which are not "unanticipated expenses of the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii), (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's or the Paying Agent's, respectively, obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee or the Paying Agent, respectively, made herein. The provisions of this Section 8.05(b) shall survive the termination of this Agreement and any resignation or removal of the Trustee or the Paying Agent, respectively, and appointment of a successor thereto. The foregoing indemnity shall also apply to the Paying Agent in its capacities of Certificate Registrar and Authenticating Agent.

            Section 8.06 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of any Master Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, any Master Servicer or the Special Servicer, as the case may be, pursuant to Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) with respect to the Trustee only, an institution whose long-term senior unsecured debt is rated "AA-" by S&P and Fitch and "Aa3" by Moody's, (or such other rating as would not, as evidenced in writing by such Rating Agency, result in the qualification, downgrading or withdrawal of any of the ratings then assigned thereby to the Certificates or any class of Companion Loan Securities); provided that the Trustee shall not cease to be eligible to serve as such based on a failure to satisfy such rating requirements so long as the Trustee maintains a long-term unsecured debt rating of no less than "A+" from each of S&P and Fitch and "Baa2" from Moody's and a short-term unsecured debt rating of at least "A-1" by S&P (or such rating as would not, as evidenced in writing by such Rating Agency, result in a qualification, downgrading or withdrawal of any of the ratings assigned to the Certificates or any class of Companion Loan Securities).

            If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event the place of business from which the Paying Agent administers the Upper-Tier REMIC, the Middle-Tier REMIC and the Lower-Tier REMIC or in which the Trustee's office is located is in a state or local jurisdiction that imposes a tax on the Trust Fund on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions), the Paying Agent or the Trustee, as applicable, shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax at no expense to the Trust or (iii) administer the Upper-Tier REMIC, the Middle-Tier REMIC and the Lower-Tier REMIC from a state and local jurisdiction that does not impose such a tax.

            Section 8.07 Resignation and Removal of the Trustee and the Paying Agent. (a) The Trustee and/or the Paying Agent may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, each Master Servicer and the Special Servicer and the Swap Counterparty and the Trustee or the Paying Agent, as applicable, and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or paying agent (to the extent a successor is not appointed by the Trustee pursuant to Section 5.07(a) hereof) acceptable to each Master Servicer and the Directing Certificateholder by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Paying Agent and to the successor trustee or paying agent. A copy of such instrument shall be delivered to each Master Servicer, the Special Servicer, the Certificateholders, the Swap Counterparty, the Paying Agent and the Trustee, as applicable, by the Depositor. If no successor trustee or paying agent shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Paying Agent may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (b) If at any time the Trustee or Paying Agent shall cease to be eligible in accordance with the provisions of Section 8.06 (and in the case of the Paying Agent, Section 5.07) and shall fail to resign after written request therefor by the Depositor or any Master Servicer, or if at any time the Trustee or Paying Agent shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Paying Agent or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Paying Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee or Paying Agent (if different than the Trustee) shall fail (other than by reason of the failure of either the applicable Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's or Paying Agent's, as applicable, reasonable control), to timely publish any report to be delivered, published or otherwise made available by the Trustee or Paying Agent pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Trustee or Paying Agent fails to make distributions required pursuant to Sections 3.05(c), 4.01 or 9.01, then the Depositor may remove the Trustee or Paying Agent, as applicable, and appoint a successor trustee or paying agent acceptable to each Master Servicer or paying agent acceptable to the Trustee or Paying Agent, as applicable, by written instrument, in duplicate, which instrument shall be delivered to the Trustee or Paying Agent so removed and to the successor trustee or paying agent in the case of the removal of the Trustee. A copy of such instrument shall be delivered to each Master Servicer, the Special Servicer and the Certificateholders by the Depositor.

            (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee or Paying Agent and appoint a successor trustee or paying agent by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each Master Servicer, one complete set to the Trustee or Paying Agent so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by each Master Servicer.

            (d) Any resignation or removal of the Trustee or Paying Agent and appointment of a successor Trustee or Paying Agent pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee or Paying Agent as provided in Section 8.08.

            Upon any succession of the Trustee or Paying Agent under this Agreement, the predecessor Trustee or Paying Agent shall be entitled to the payment of accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred (including without limitation, unreimbursed Advances). No Trustee or Paying Agent shall be personally liable for any action or omission of any successor Trustee or Paying Agent.

            Section 8.08 Successor Trustee. (a) Any successor Trustee or Paying Agent appointed as provided in Section 8.07 (or in the case of the Paying Agent, Section 5.07) shall execute, acknowledge and deliver to the Depositor, each Master Servicer, the Special Servicer and to its predecessor Trustee or Paying Agent an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Paying Agent shall become effective and such successor Trustee or Paying Agent without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Paying Agent herein. The predecessor Trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian, at Custodian's option shall become the agent of the successor Trustee), and the Depositor, each Master Servicer, the Special Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations, and to enable the successor Trustee to perform its obligations hereunder.

            (b) No successor trustee or successor paying agent shall, as applicable, accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee or successor paying agent, as applicable, shall be eligible under the provisions of Section 8.06 (and in the case of the Paying Agent, Section 5.07).

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, Master Servicer No. 1 shall mail notice of the succession of such trustee or paying agent, as applicable, to the Depositor and the Certificateholders. If Master Servicer No. 1 fails to mail such notice within 10 days after receipt of notice of the acceptance of appointment by the successor trustee or successor paying agent, as applicable, such successor trustee or successor paying agent shall cause such notice to be mailed at the expense of Master Servicer No. 1.

            Section 8.09 Merger or Consolidation of Trustee or Paying Agent. Any Person into which the Trustee or the Paying Agent may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee or the Paying Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee or the Paying Agent shall be the successor of the Trustee or the Paying Agent, as applicable, hereunder; provided, that, in the case of the Trustee, such successor Person shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee or the Paying Agent, as applicable, will provide notice of such event to the Master Servicer, the Special Servicer, the Depositor and the Rating Agencies.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing Group A Mortgage Loans or Group B Mortgage Loans may at the time be located, the applicable Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the applicable Master Servicer and the Trustee may consider necessary or desirable. If the applicable Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof. All co-trustee fees shall be payable out of the Trust Fund.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to any Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            Section 8.11 Appointment of Custodians. The Trustee may appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor or any Affiliate of the Depositor. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. Any Custodian appointed hereunder must maintain a fidelity bond and errors and omissions policy in an amount customary for Custodians which serve in such capacity in commercial mortgage loan securitization transactions.

            Section 8.12 Access to Certain Information. (a) On or prior to the date of the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Paying Agent and the Trustee three copies of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate relates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee and the Paying Agent, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Paying Agent and the Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Paying Agent (or with respect to items (ii)(h) and (j) below, the Trustee) shall maintain at its offices primarily responsible for administering the Trust Fund and shall, upon reasonable advance notice, make available during normal business hours for review by any Holder of a Certificate, the Depositor, each Master Servicer, the Special Servicer, any Rating Agency or any other Person to whom the Paying Agent (or the Trustee, if applicable) believes such disclosure is appropriate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Paying Agent and
(ii) in all cases, including the related Companion Holder with respect to any Serviced Whole Loan (a) this Agreement and any amendments hereto entered into pursuant to Section 12.01, (b) all statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, (c) all Officer's Certificates delivered to the Paying Agent and the Trustee since the Closing Date pursuant to Section 11.09, (d) all accountants' reports delivered to the Trustee and the Paying Agent since the Closing Date pursuant to Section 11.11, (e) any inspection report prepared by any Master Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Trustee and the Paying Agent and the applicable Master Servicer in respect of each Mortgaged Property pursuant to Section 3.12(a), (f) as to each Mortgage Loan and Companion Loan pursuant to which the related Mortgagor is required to deliver such items or the Special Servicer has otherwise acquired such items, the most recent annual operating statement and rent roll of the related Mortgaged Property and financial statements of the related Mortgagor and any other reports of the Mortgagor collected by the applicable Master Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Paying Agent pursuant to Section 3.12(c), together with the accompanying written reports to be prepared by the Special Servicer and delivered to the Paying Agent pursuant to Section 3.12(b), (g) any and all notices, reports and Environmental Assessments delivered to the Paying Agent with respect to any Mortgaged Property securing a Defaulted Mortgage Loan and Companion Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Mortgage Loan are part of the Trust Fund), (h) any and all modifications, waivers and amendments of the terms of a Mortgage Loan and Companion Loan entered into by the applicable Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20 (but only for so long as the affected Mortgage Loan and Companion Loan is part of the Trust
Fund), (i) any and all Officer's Certificates delivered to the Paying Agent to support the applicable Master Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (j) any and all of the Mortgage Loan and Companion Loan documents contained in the Mortgage File, (k) any and all Appraisals obtained pursuant to the definition of "Appraisal Reduction" herein, (l) information regarding the occurrence of Servicing Transfer Events as to the Mortgage Loans and (m) any and all Sub-Servicing Agreements and any amendments thereto and modifications thereof. Copies of any and all of the foregoing items will be available from the Paying Agent upon request; provided, however, that the Paying Agent (or the Trustee, if applicable) shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies provided to the Directing Certificateholder or the Rating Agencies, which shall be free of charge (except for extraordinary or duplicate requests). In addition, without limiting the generality of the foregoing, any holder of a Nonregistered Certificate may upon request from the Paying Agent obtain a copy of any factual report (other than the Asset Status Report) delivered to the Rating Agencies under this Agreement.

            (b) The Paying Agent shall make available to certain financial market publishers, which initially shall be Bloomberg, L.P., Trepp, LLC and Intex Solutions LLC on a monthly basis, all CMSA reports and any other reports required to be delivered by the Paying Agent pursuant to Article IV hereof. If any such information is provided on or before March 21, 2007, the Paying Agent shall make the Prospectus available to Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.

            (c) Notwithstanding anything to the contrary herein, in addition to the reports and information made available and distributed pursuant to the terms of this Agreement (including the information set forth in Section 8.12(a)), the Paying Agent shall, in accordance with such reasonable rules and procedures as each may adopt (which may include the requirement that an agreement that provides that such information shall be used solely for purposes of evaluating the investment characteristics of the Certificates be executed), also provide the reports available to Certificateholders pursuant to Section 4.02, as well as certain additional information received by the Paying Agent, to any Certificateholder, the Underwriters, the Placement Agents, any Certificate Owner or any prospective investor identified as such by a Certificate Owner or Underwriter, that requests such reports or information; provided that the Paying Agent, as the case may be, shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information.

            (d) With respect to any information furnished by the Paying Agent pursuant to this Section 8.12, the Paying Agent shall be entitled to indicate the source of such information and the Paying Agent may affix thereto any disclaimer it deems appropriate in its discretion. The Paying Agent shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine. In connection with providing access to or copies of the items described in the preceding paragraph, the Paying Agent may require (a) in the case of Certificate Owners, a confirmation executed by the requesting Person substantially in form and substance reasonably acceptable to the Paying Agent, as applicable, generally to the effect that such Person is a beneficial holder of Certificates, is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting Person in form and substance reasonably acceptable to the Paying Agent, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. The Paying Agent shall not be liable for the dissemination of information in accordance with this Agreement.

            Section 8.13 Representations and Warranties of the Trustee. (a) The Trustee hereby represents and warrants to the Depositor, the Master Servicers, the Paying Agent and the Special Servicer and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The Trustee is a national banking association duly organized under the laws of the United States, duly organized, validly existing and in good standing under the laws thereof;

            (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

            (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of national banking associations specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee;

            (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee; and

            (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.

            Section 8.14 Representations and Warranties of the Paying Agent.

            The Paying Agent hereby represents and warrants to the Depositor, the Master Servicers, the Trustee and the Special Servicer and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The Paying Agent is a national banking association duly organized under the laws of the United States, duly organized, validly existing and in good standing under the laws thereof;

            (ii) The execution and delivery of this Agreement by the Paying Agent, and the performance and compliance with the terms of this Agreement by the Paying Agent, will not violate the Paying Agent's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

            (iii) The Paying Agent has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Paying Agent, enforceable against the Paying Agent in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of national banking associations specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Paying Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Paying Agent's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Paying Agent to perform its obligations under this Agreement or the financial condition of the Paying Agent;

            (vi) No litigation is pending or, to the best of the Paying Agent's knowledge, threatened against the Paying Agent which would prohibit the Paying Agent from entering into this Agreement or, in the Paying Agent's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Paying Agent to perform its obligations under this Agreement or the financial condition of the Paying Agent; and

            (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Paying Agent, or compliance by the Paying Agent with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Paying Agent of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Paying Agent to perform its obligations hereunder.

                              [End of Article VIII]

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination upon Repurchase or Liquidation of All Mortgage Loans. Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Paying Agent, the Depositor, the Master Servicers, the Special Servicer and the Trustee (other than the obligations of the Paying Agent to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by the Paying Agent and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the final payment (or related Advance) or other liquidation of the last Mortgage Loan or REO Property subject thereto or
(ii) the purchase or other liquidation by the Holders of the majority of the Controlling Class, the Special Servicer, any Master Servicer or the Holders of the Class LR Certificates, in that order of priority, of all the Mortgage Loans and the Trust Fund's portion of each REO Property remaining in the Trust Fund at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) included in the Trust Fund, (2) the Appraised Value of the Trust Fund's portion of each REO Property, if any, included in the Trust Fund (such Appraisals in clause (a)(2) to be conducted by an Independent MAI-designated appraiser selected and mutually agreed upon by the applicable Master Servicer and the Trustee, and approved by more than 50% of the Voting Rights of the Classes of Certificates then outstanding (other than the Controlling Class unless the Controlling Class is the only Class of Certificates then outstanding)) (which approval shall be deemed given unless more than 50% of such Certificateholders object within 20 days of receipt of notice thereof) and
(3) the reasonable out-of-pocket expenses of each Master Servicer with respect to such termination, unless a Master Servicer is the purchaser of such Mortgage Loans, minus (b) solely in the case where a Master Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to such Master Servicer in respect of such Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Servicing Fees, remaining outstanding (which items shall be deemed to have been paid or reimbursed to such Master Servicer in connection with such purchase) and (iii) exchange by the Sole Certificateholder pursuant to the terms of the immediately succeeding paragraph, the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

            Following the date on which the Offered Certificates (other than the Class X Certificates) and the Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H and Class H-S Certificates retire, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and the Trust Fund's portion of each REO Property remaining in the Trust Fund as contemplated by clause (iii) of the first paragraph of this Section 9.01 by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that the Sole Certificateholder elects to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and the Trust Fund's portion of each REO Property remaining in the Trust in accordance with the preceding sentence, such Sole Certificateholder, not later than the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Certificate Accounts an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Certificate Account, or an escrow account acceptable to the respective parties hereto, pursuant to Section 3.05(a) or that may be withdrawn from the Distribution Account pursuant to Section 3.05(a), but only to the extent that such amounts are not already on deposit in the Certificate Account. In addition, each Master Servicer shall transfer all amounts required to be transferred to the Lower-Tier Distribution Account on the P&I Advance Date related to such Distribution Date in which the final distribution on the Certificates is to occur from the Certificate Account pursuant to the first paragraph of Section 3.04(b) (provided, however, that if the Serviced Whole Loan is secured by REO Property, the Trust Fund's portion of the REO Property which is being purchased pursuant to the foregoing, the portion of the above-described purchase price allocable to such Trust Fund's portion of REO Property shall initially be deposited into the related REO Account). Upon confirmation that such final deposits have been made and following the surrender of all its Certificates (other than the Residual Certificates) on the final Distribution Date, the Trustee shall, upon receipt of a Request for Release from each Master Servicer, release or cause to be released to the Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with Section
9.02. Such transfers shall be subject to any rights of any Sub-Servicers to service or perform select servicing functions with respect to the Mortgage Loans. Solely for federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the assets of the Lower-Tier REMIC for an amount equal to the remaining Certificate Balance of its Certificates (other than the Class X and the Residual Certificates), plus accrued, unpaid interest with respect thereto, and the Paying Agent shall credit such amounts against amounts distributable in respect of such Certificates and Related Uncertificated Lower-Tier Interests.

            The obligations and responsibilities under this Agreement of the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Paying Agent and the applicable Companion Paying Agent shall terminate with respect to any Companion Loan to the extent (i) its related Serviced Whole Loan has been paid in full or is no longer part of the Trust Fund and (ii) no amounts payable by the related Companion Holder to or for the benefit of the Trust or any party hereto in accordance with the related Intercreditor Agreement remain due and owing.

            The Holders of the majority of the Controlling Class, the Special Servicer, each Master Servicer or the Holders of the Class LR Certificates, in that order of priority, may, at their option, elect to purchase all of the Mortgage Loans (and all property acquired through exercise of remedies in respect of any Mortgage Loan) and the Trust Fund's portion of each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the Trustee, the Paying Agent and the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that each Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates may so elect to purchase all of the Mortgage Loans and the Trust Fund's portion of each REO Property remaining in the Trust Fund only on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund's portion of any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement. In the event that any Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates purchases all of the Mortgage Loans and the Trust Fund's portion of each REO Property remaining in the Trust Fund in accordance with the preceding sentence, such Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates, as applicable, shall deposit in the Lower-Tier Distribution Account not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Certificate Account). In addition, the applicable Master Servicer shall transfer to the Lower-Tier Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution and, without duplication, pay to the Swap Counterparty any Class A-2SFL Net Swap Payment and Class A-3SFL Net Swap Payment as required by
Section 3.31(c). Upon confirmation that such final deposits and payments have been made, the Trustee shall release or cause to be released to the applicable Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by such Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund.

            For purposes of this Section 9.01, the Holders of the majority of the Controlling Class shall have the first option to terminate the Trust Fund, then the Special Servicer, then each Master Servicer, and then the Holders of the Class LR Certificates. For purposes of this Section 9.01, the Directing Certificateholder, with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

            Notice of any termination pursuant to this Section 9.01 shall be given promptly by the Paying Agent by letter to the Certificateholders, the Swap Counterparty and each Rating Agency and the related Companion Holder with respect to a Serviced Whole Loan and, if not previously notified pursuant to this Section 9.01, to the other parties hereto mailed (a) in the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (b) otherwise during the month of such final distribution on or before the P&I Advance Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

            After transferring the Lower-Tier Regular Distribution Amount and the amount of any Yield Maintenance Charges distributable pursuant to Section 4.01(d) to the Upper-Tier Distribution Account (and with respect to any amounts payable to the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest, from the Upper-Tier Distribution Account to the Floating Rate Account), in each case pursuant to Section 3.04(b), and upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Paying Agent shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Upper-Tier Distribution Account (or, in the case of the Class A-2SFL Certificates and the Class A-3SFL Certificates, amounts then on deposit in the related Floating Rate Account after payment of any Class A-2SFL Net Swap Payment and Class A-3SFL Net Swap Payment to the Swap Counterparty, as specified in
Section 4.01(k)) that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts transferred from the Lower-Tier Distribution Account to the Middle-Tier Distribution Account and from the Middle-Tier Distribution Account to the Upper-Tier Distribution Account as of the final Distribution Date (exclusive of any portion of such amounts payable or reimbursable to any Person pursuant to clause (ii) of Section 3.05(e)) shall be allocated for these purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(b), 4.01(d) and 4.01(e) and shall be distributed in termination and liquidation of the Uncertificated Lower-Tier Interests and Uncertificated Middle-Tier Interests and the Class LR and Class MR Certificates in accordance with Sections 4.01(b), 4.01(d) and 4.01(e). Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of the Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section 9.01 and Section 4.01(g).

            Section 9.02 Additional Termination Requirements. (a) In the event any Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates purchases all of the Mortgage Loans and the Trust Fund's portion of each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, which meet the definition of a "qualified liquidation" in Section 860F(a)(4) of the Code:

            (i) the Paying Agent shall specify the date of adoption of the plan of complete liquidation (which shall be the date of mailing of the notice specified in Section 9.01) in a statement attached to each of the Upper-Tier REMIC's, the Middle-Tier REMIC's and the Lower-Tier REMIC's final Tax Return pursuant to Treasury Regulations Section 1.860F-1;

            (ii) during the 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Paying Agent on behalf of the Trustee shall sell all of the assets of the Trust Fund to the applicable Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates, as applicable, for cash; and

            (iii) within such 90 day liquidation period and immediately following the making of the final payment on the Uncertificated Lower-Tier Interests and the Certificates, the Paying Agent shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class LR Certificates (in the case of the Lower-Tier REMIC), the Class MR Certificates (in the case of the Middle-Tier REMIC) and the Class R Certificates (in the case of the Upper-Tier REMIC) all cash on hand (other than cash retained to meet claims), and the Trust Fund and each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC shall terminate at that time.

            (b) In the event the Trust Fund is to be terminated while the Swap Contract is still in effect, the Paying Agent shall promptly notify the Swap Counterparty in writing of the date on which the Trust Fund is to be terminated and that the notional amount of the Swap Contract will be reduced to zero on such date. Based on the date of termination, the Paying Agent shall calculate the Class A-2SFL Net Swap Payment and the Class A-3SFL Net Swap Payment, if any, as specified in Section 3.31, and prior to any final distributions to the Holders of the Class A-2SFL Certificates and the Class A-3SFL Certificates, pursuant to Section 9.01, shall pay such Class A-2SFL Net Swap Payment and Class A-3SFL Net Swap Payment, if any, to the Swap Counterparty. In the event that any fees (including termination fees) are payable to the Swap Counterparty in connection with such termination, such fees will be payable to the Swap Counterparty solely from amounts remaining in the Floating Rate Account after all distributions to the Class A-2SFL Certificates and the Class A-3SFL Certificates are made pursuant to Section 9.01.

                               [End of Article IX]

                                   ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

            Section 10.01 REMIC Administration. (a) The Paying Agent shall make elections or cause elections to be made to treat each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC as a REMIC under the Code and, if necessary, under Applicable State and Local Tax Law. Each such election will be made on Form 1066 or other appropriate federal tax return for the taxable year ending on the last day of the calendar year in which the Uncertificated Lower-Tier Interests, Uncertificated Middle-Tier Interests and the Certificates are issued. For the purposes of the REMIC election in respect of the Upper-Tier REMIC, each Class of the Regular Certificates (other than the Class A-2SFL Certificates and the Class A-3SFL Certificates) and the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest shall be designated as the "regular interests" and the Class R Certificates shall be designated as the sole class of "residual interests" in the Upper-Tier REMIC. For purposes of the REMIC election in respect of the Middle-Tier REMIC, each Class of Uncertificated Middle-Tier Interests shall be designated as the "regular interests" and the Class MR Certificates shall be designated as the sole class of "residual interests" in the Middle-Tier REMIC. For purposes of the REMIC election in respect of the Lower-Tier REMIC, each Class of Uncertificated Lower-Tier Interests shall be designated as the "regular interests" and the Class LR Certificates shall be designated as the sole class of "residual interests" in the Lower-Tier REMIC. None of the Special Servicer, the Master Servicers, the Paying Agent nor the Trustee shall permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC other than the foregoing interests.

            (b) The Closing Date is hereby designated as the "startup day" of each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC within the meaning of Section 860G(a)(9) of the Code.

            (c) The Paying Agent shall act on behalf of each REMIC in relation to any tax matter or controversy involving any REMIC and shall represent each REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the Paying Agent shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans and any REO Properties on deposit in the Certificate Account as provided by Section 3.05(a) unless such legal expenses and costs are incurred by reason of the Paying Agent's willful misfeasance, bad faith or gross negligence. The Holder of the largest Percentage Interest in each of the (i) Class R, (ii) Class MR and
(iii) Class LR Certificates shall be designated, in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations
Section 301.6231(a)(7)-1T, as the "tax matters person" of the (i) Upper-Tier REMIC, (ii) the Middle-Tier REMIC and (iii) the Lower-Tier REMIC, respectively. By their acceptance thereof, the Holders of the largest Percentage Interest in each of the (i) Class R, (ii) Class MR and (iii) Class LR Certificates hereby agrees to irrevocably appoint the Paying Agent as their agent to perform all of the duties of the "tax matters person" for (i) the Upper-Tier REMIC, (ii) the Middle-Tier REMIC and (iii) the Lower-Tier REMIC, respectively.

            (d) The Paying Agent shall prepare or cause to be prepared, (and the Trustee shall sign) and shall file, or cause to be filed, all of the Tax Returns that it determines are required with respect to each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC created hereunder, and shall cause the Trustee to sign such Tax Returns in a timely manner. The ordinary expenses of preparing such returns shall be borne by the Paying Agent without any right of reimbursement therefor. The Paying Agent agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of the Tax Returns that contain errors or omissions, if such errors or omissions are caused by the negligence, bad faith or willful misconduct of the Paying Agent.

            (e) The Paying Agent shall provide or cause to be provided (i) to any Transferor of a Class R Certificate, Class MR Certificate or Class LR Certificate such information as is necessary for the application of any tax relating to the transfer of such Class R Certificate, Class MR Certificate or Class LR Certificate to any Person who is a Disqualified Organization, or in the case of a Transfer to an Agent thereof, to such Agent, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and
(iii) to the Internal Revenue Service on Form 8811, within 30 days after the Closing Date, the name, title, address and telephone number of the "tax matters person" who will serve as the representative of each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC created hereunder.

            (f) The Paying Agent shall take such actions and shall cause the Trust Fund to take such actions as are reasonably within the Paying Agent's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status of each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the REMIC Provisions and the Trustee shall assist the Paying Agent to the extent reasonably requested by the Paying Agent to do so. Neither the Master Servicers nor the Special Servicer shall knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC as a REMIC or (ii) result in the imposition of a tax upon the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on "net income from foreclosure property") (either such event, an "Adverse REMIC Event") unless the Paying Agent receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Paying Agent determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Paying Agent or the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC created hereunder, endanger such status or, unless the Paying Agent determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax (not including a tax on "net income from foreclosure property"). The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Paying Agent has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action or inaction. In addition, prior to taking any action with respect to the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC or any of their respective assets, or causing the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Paying Agent or its designee in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC and the Trustee shall not take any action or cause the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC to take any such action as to which the Paying Agent has determined that an Adverse REMIC Event could occur. The Paying Agent may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Paying Agent or the Trustee. At all times as may be required by the Code, the Paying Agent will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (g) In the event that any applicable federal, state or local tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates, except as provided in the last sentence of this
Section 10.01(g); provided that with respect to the estimated amount of tax imposed on any "net income from foreclosure property" pursuant to Section 860G(c) of the Code or any similar tax imposed by a state or local tax authority, the Special Servicer shall retain in the related REO Account a reserve for the payment of such taxes in such amounts and at such times as it shall deem appropriate (or as advised by the Paying Agent in writing), and shall remit to the applicable Master Servicer such reserved amounts as such Master Servicer shall request in order to pay such taxes. Except as provided in the preceding sentence, the applicable Master Servicer shall withdraw from the applicable Certificate Account sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is estimated to be legally owed by the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC (but such authorization shall not prevent the Paying Agent from contesting, at the expense of the Trust Fund (other than as a consequence of a breach of its obligations under this Agreement), any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Paying Agent is hereby authorized to and shall segregate, into a separate non-interest bearing account, the net income from any "prohibited transaction" under Section 860F(a) of the Code or the amount of any taxable contribution to the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC after the Startup Day that is subject to tax under Section 860G(d) of the Code and use such income or amount, to the extent necessary, to pay such prohibited transactions tax. To the extent that any such tax (other than any such tax paid in respect of "net income from foreclosure property") is paid to the Internal Revenue Service or applicable state or local tax authorities, the Paying Agent shall retain an equal amount from future amounts otherwise distributable to the Holders of Residual Certificates (as applicable) and shall distribute such retained amounts, (x) in the case of the Uncertificated Lower-Tier REMIC Interests, to the Middle-Tier REMIC to the extent they are fully reimbursed for any Collateral Support Deficit arising therefrom and then to the Holders of the Class LR Certificates in the manner specified in Section 4.01(b), (y) in the case of the Uncertificated Middle-Tier REMIC Interests, to the Upper-Tier REMIC to the extent they are fully reimbursed for any Collateral Support Deficit arising therefrom and then to the Holders of the Class MR Certificates in the manner specified in Section 4.01(b) and (z) in the case of the Upper-Tier REMIC, to the Holders of Class A, Class A-S (other than the Class A-2SFL and Class A-3SFL Certificates), Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P, Class NR and Class X Certificates, the Class A-2SFL and the Class A-3SFL Regular Interest, as applicable, in the manner specified in Section 4.01(a), to the extent they are fully reimbursed for any Collateral Support Deficit, arising therefrom and then to the Holders of the Class R Certificates. None of the Trustee, the Paying Agent, the Master Servicers or the Special Servicer shall be responsible for any taxes imposed on the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC except to the extent such taxes arise as a consequence of a breach of their respective obligations under this Agreement which breach constitutes willful misfeasance, bad faith, or negligence by such party.

            (h) The Paying Agent shall, for federal income tax purposes, maintain or cause to be maintained books and records with respect to each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

            (i) Following the Startup Day, the neither the Paying Agent nor the Trustee shall accept any contributions of assets to the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC unless the Paying Agent and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC will not (i) cause the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interests or Certificates are outstanding or (ii) subject any of the Trust Fund or the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (j) Neither the Paying Agent nor the Trustee shall enter into any arrangement by which the Trust Fund or the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC will receive a fee or other compensation for services nor permit the Trust Fund or the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (k) Solely for the purposes of Treasury Regulations Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" by which the Certificate Balance or Notional Amount of the Class A-2SFL Regular Interest and the Class A-3SFL Regular Interest and each Class of Certificates (other than the Class A-2SFL, the Class A-3SFL and Residual Certificates) representing a "regular interest" in the Upper-Tier REMIC and by which the Lower-Tier Principal Amount of each Class of Uncertificated Lower-Tier Interests representing a "regular interest" in the Lower-Tier REMIC would be reduced to zero and by which the Middle-Tier Principal Amount of each Class of Uncertificated Middle-Tier Interests representing a "regular interest" in the Middle-Tier REMIC would be reduced to zero is the Rated Final Distribution Date.

            (l) None of the Trustee, the Paying Agent, the Master Servicers or the Special Servicer, as applicable, shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by foreclosure or deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) or acquire any assets for the Trust Fund or the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC or sell or dispose of any investments in the Certificate Account or the REO Account for gain unless it has received an Opinion of Counsel that such sale, disposition or substitution will not (a) affect adversely the status of the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC as a REMIC or (b) unless the Trustee, the Paying Agent, each Master Servicer or the Special Servicer, as applicable, has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the Trust Fund or the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC to be subject to a tax on "prohibited transactions" pursuant to the REMIC Provisions.

            Section 10.02 Use of Agents. (a) The Trustee shall execute all of its obligations and duties under this Article X through its Corporate Trust Office. The Trustee may execute any of its obligations and duties under this
Article X either directly or by or through agents or attorneys. The Trustee shall not be relieved of any of its duties or obligations under this Article X by virtue of the appointment of any such agents or attorneys.

            (b) The Paying Agent may execute any of its obligations and duties under this Article X either directly or by or through agents or attorneys. The Paying Agent shall not be relieved of any of its duties or obligations under this Article X by virtue of the appointment of any such agents or attorneys.

            Section 10.03 Depositor, Master Servicers and Special Servicer to Cooperate with Paying Agent. (a) The Depositor shall provide or cause to be provided to the Paying Agent within ten (10) days after the Depositor receives a request from the Paying Agent, all information or data that the Paying Agent reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, Prepayment Assumptions and projected cash flow of the Certificates.

            (b) Each Master Servicer and the Special Servicer shall each furnish such reports, certifications and information, and upon reasonable notice and during normal business hours, access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Paying Agent in order to enable it to perform its duties hereunder.

            Section 10.04 Appointment of REMIC Administrators. (a) The Paying Agent may appoint at the Paying Agent's expense, one or more REMIC Administrators, which shall be authorized to act on behalf of the Paying Agent in performing the functions set forth in Section 10.01 herein. The Paying Agent shall cause any such REMIC Administrator to execute and deliver to the Paying Agent an instrument in which such REMIC Administrator shall agree to act in such capacity, with the obligations and responsibilities herein. The appointment of a REMIC Administrator shall not relieve the Paying Agent from any of its obligations hereunder, and the Paying Agent shall remain responsible and liable for all acts and omissions of the REMIC Administrator. Each REMIC Administrator must be acceptable to the Paying Agent and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities. In the absence of any other Person appointed in accordance herewith acting as REMIC Administrator, the Paying Agent hereby agrees to act in such capacity in accordance with the terms hereof. If Wells Fargo Bank, N.A. is removed as Trustee, then Wells Fargo Bank, N.A. shall be terminated as REMIC Administrator.

            (b) Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Paying Agent or the REMIC Administrator.

            (c) Any REMIC Administrator may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Paying Agent, the Master Servicers, the Special Servicer and the Depositor. The Paying Agent may at any time terminate the agency of any REMIC Administrator by giving written notice of termination to such REMIC Administrator, the Master Servicers, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any REMIC Administrator shall cease to be eligible in accordance with the provisions of this Section 10.04, the Trustee may appoint a successor REMIC Administrator, in which case the Paying Agent shall given written notice of such appointment to the Master Servicers and the Depositor and shall mail notice of such appointment to all Certificateholders; provided, however, that no successor REMIC Administrator shall be appointed unless eligible under the provisions of this Section 10.04. Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator. No REMIC Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Paying Agent.

                               [End of Article X]

                                   ARTICLE XI

               EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

            Section 11.01 Intent of the Parties; Reasonableness. The parties hereto acknowledge and agree that the purpose of Article XI of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB and the related rules and regulations of the Commission. Neither the Depositor nor the Master Servicers shall exercise their rights to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and, in each case, the rules and regulations of the Commission thereunder; provided that in all instances the reports and certificates contemplated by Sections 11.09, 11.10 and 11.11 shall be provided to the Rating Agencies as required thereunder; provided, however, that the Paying Agent shall be deemed to have satisfied any delivery requirements to the Rating Agencies thereunder by making such reports and certificates available on its internet website. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, due to interpretive guidance provided by the Commission or its staff, and agree to comply with requests made by the Depositor or the applicable Master Servicer in good faith for delivery of information under these provisions on the basis of evolving interpretations of the requirements of Regulation AB. In connection with the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9 Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9, each of the Master Servicer, the Special Servicer and the Paying Agent shall cooperate fully with the Depositor and the Paying Agent, as the case may be, to deliver or make available to the Depositor or the Paying Agent (including any of their assignees or designees), any and all statements, reports, certifications, records and any other information (in its possession or reasonably attainable) necessary in the good faith determination of the Depositor or the Paying Agent, as applicable, to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the applicable Master Servicer, the Special Servicer, the Trustee and the Paying Agent, as applicable, and any Sub-Servicer, or the servicing of the Mortgage Loans, reasonably believed by the Depositor or the Paying Agent, as applicable, in good faith to be necessary in order to effect such compliance. Each party to this Agreement shall have a reasonable period of time to comply with any written request made under this Section 11.01, but in any event, shall, upon reasonable advance written request, provide information in sufficient time to allow the Depositor or the Paying Agent, as applicable, to satisfy any related filing requirements. For purposes of this
Article XI, to the extent any party has an obligation to exercise commercially reasonable efforts to cause a third party to perform, such party hereunder shall not be required to bring any legal action against such third party in connection with such obligation.

            Section 11.02 Succession; Subcontractors. (a) For so long as the Trust is subject to the reporting requirements of the Exchange Act (in addition to any requirements contained in Section 11.07), in connection with the succession to any Reporting Servicer by any Person (i) into which any Reporting Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to any Master Servicer and Special Servicer or any Subservicer (other than a succession or appointment pursuant to Section 7.01(b) for which notice may be delivered as soon as reasonably practicable), any Reporting Servicer shall provide to the Depositor and the Paying Agent, at least 15 calendar days (or such shorter period agreed to by the Depositor) prior to the effective date of such succession or appointment, (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information relating to such successor reasonably requested by the Depositor so that the Depositor may comply with its reporting obligation under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act); provided, however that if disclosing such information prior to such effective date would violate any applicable law or confidentiality agreement, the Reporting Servicer, as applicable, shall submit such disclosure to the Depositor and the Paying Agent no later than the first Business Day after the effective date of such succession or appointment.

            (b) For so long as the Trust is subject to the reporting requirements of the Exchange Act (in addition to any requirements contained in Section 11.07), each of the Master Servicers, the Special Servicer, the Sub-Servicer, the Trustee and the Paying Agent (each of the Master Servicers, the Special Servicer, the Trustee and the Paying Agent, the and each Sub-Servicer, for purposes of this paragraph, a "Servicer") is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. For so long as the Trust is subject to the reporting requirements of the Exchange Act (in addition to any requirements contained in Section 11.07), such Servicer shall promptly upon request provide to the Depositor a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor that is a Servicing Function Participant utilized by such Servicer, specifying the identity of each Subcontractor that is a Servicing Function Participant, and the elements of the Servicing Criteria that will be addressed in assessments of compliance provided by such Subcontractor. As a condition to the utilization by such Servicer of any Subcontractor determined to be a Servicing Function Participant, such Servicer shall (i) with respect to any such Subcontractor engaged by such Servicer that is an Initial Sub-Servicer, use commercially reasonable efforts to cause, and
(ii) with respect to any other such subcontractor with which it has entered into a servicing relationship, cause such Subcontractor used by such Servicer for the benefit of the Depositor, the Paying Agent and the Trustee to comply with the provisions of Section 11.10 and Section 11.11 of this Agreement to the same extent as if such Subcontractor were such Servicer. With respect to any Servicing Function Participant engaged by such Servicer that is an Initial Sub-Servicer, such Servicer shall be responsible for using commercially reasonable efforts to obtain, and with respect to each other Servicing Function Participant engaged by such Servicer, obtain from each such Servicing Function Participant and delivering to the applicable Persons any assessment of compliance report and related accountant's attestation required to be delivered by such Subcontractor under Section 11.10 and Section 11.11, in each case, as and when required to be delivered.

            (c) Notwithstanding the foregoing, if a Servicer engages a Subcontractor, other than an Initial Sub-Servicer, in connection with the performance of any of its duties under this Agreement, such Servicer shall be responsible for determining whether such Subcontractor is a "servicer" within the meaning of Item 1101 of Regulation AB and whether any such Subcontractor meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB. If a Servicer determines, pursuant to the preceding sentence, that such Subcontractor is a "servicer" within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB, then such Subcontractor shall be deemed to be a Sub-Servicer for purposes of this Agreement, the engagement of such Sub-Servicer, other than an Initial Sub-Servicer, shall not be effective unless and until notice is given to the Depositor and the Paying Agent of any such Sub-Servicer and Subservicing Agreement. Other than with respect to the Initial Sub-Servicer, no Subservicing Agreement shall be effective until 15 days after such written notice is received by the Depositor and the Paying Agent (or such shorter period as is agreed to by the Depositor). Such notice shall contain all information reasonably necessary to enable the Paying Agent to accurately and timely report the event under Item
6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

            (d) As a condition to the succession to the Paying Agent or Special Servicer under this Agreement by any Person (i) into which such party may be merged or consolidated, or (ii) which may be appointed as a successor to any such party, that party shall notify the Depositor and each Rating Agency, at least 15 calendar days prior to the effective date of such succession or appointment (or if such prior notice would violate applicable law or any applicable confidentiality agreement, no later than one (1) Business Day after such effective date of succession) and shall furnish to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably necessary for the Paying Agent to accurately and timely report, pursuant to Section 11.07, the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

            Section 11.03 Filing Obligations. (a) The Reporting Servicers shall reasonably cooperate with the Depositor in connection with the satisfaction of the Trust's reporting requirements under the Exchange Act. Pursuant to Sections 11.04, 11.05 and 11.06 below, the Paying Agent shall prepare for execution by the Depositor any Forms 8-K, 10-D and 10-K required by the Exchange Act, in order to permit the timely filing thereof, and the Paying Agent shall file (via the Commission's Electronic Data Gathering and Retrieval System ("Edgar")) such Forms executed by the Depositor.

            (b) In the event that the Paying Agent is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement, the Paying Agent will promptly notify (which notice may be sent by fax or by e-mail notwithstanding the provisions of Section 12.05 and shall include identity of those Reporting Servicers who either did not deliver such information or delivered such information to it after the delivery deadlines set forth in this Agreement) the Depositor and each Reporting Servicer that failed to make such disclosure. In the case of Forms 10-D and 10-K, the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee will thereupon cooperate to prepare and file a Form 12b-25 and a Form 10-D/A or Form 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Paying Agent will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next succeeding Form 10-D to be filed for the Trust. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, the Paying Agent will notify the Depositor, and such other parties as needed and the parties hereto will cooperate with the Paying Agent to prepare any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A ; provided however that the Paying Agent will not be required to notify the Depositor or any other party hereto in advance of amending Form 10-D where such amendment is solely for the purpose of re-stating the Statement to Certificateholders. Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed by an authorized officer of the Depositor or a senior officer of the Depositor in charge of securitization, as applicable. The parties to this Agreement acknowledge that the performance by the Paying Agent of its duties under this Section 11.03 related to the timely preparation, arrangement for execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon the parties observing all applicable deadlines in the performance of their duties under Sections 11.03, 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10 and 11.11. The Paying Agent
shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file any such Form 15, Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, where such failure results from the Paying Agent's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            Section 11.04 Form 10-D Filings. (a) Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Paying Agent shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Paying Agent shall file each Form 10-D with a copy of the related Statement to Certificateholders attached thereto. Any disclosure in addition to the Statement to Certificateholders that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall, pursuant to the following paragraph be reported by the parties set forth on Exhibit X to the Depositor and the Paying Agent and approved by the Depositor, and the Paying Agent will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure (other than Additional Form 10-D Disclosure required to be reported by it as set forth herein), absent such reporting, direction and approval.

            For so long as the Trust is subject to the reporting requirements of the Exchange Act, as set forth on Exhibit X hereto, within 5 calendar days after the related Distribution Date, (i) the parties listed on Exhibit X hereto shall be required to provide to the Paying Agent and the Depositor, to the extent a Regulation AB Servicing Officer or Responsible Officer, as the case may be, thereof has actual knowledge, in EDGAR-compatible format (to the extent available to such party in such format), or in such other format as otherwise agreed upon by the Paying Agent, the Depositor and such providing parties, the form and substance of the Additional Form 10-D Disclosure described on Exhibit X applicable to such party, (ii) the parties listed on Exhibit X hereto shall include with such Additional Form 10-D Disclosure, an Additional Disclosure Notification in the form attached hereto as Exhibit AA and (iii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Paying Agent has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit X of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor will be responsible for any reasonable fees assessed and expenses incurred by the Paying Agent in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

            (b) After preparing the Form 10-D, the Paying Agent shall forward electronically a copy of the Form 10-D to the Depositor for review no later than 10 calendar days after the related Distribution Date. Within two Business Days after receipt of such copy, but no later than the 2 Business Days prior to the 15th calendar day after the Distribution Date, the Depositor shall notify the Paying Agent in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D and, a duly authorized officer of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Paying Agent. Alternatively, if the Paying Agent agrees, the Depositor may deliver to the Paying Agent manually signed copies of a power of attorney meeting the requirements of Item 601(b)(24) of Regulation S-K under the Securities Act, and certified copies of a resolution of the Depositor's board of directors authorizing such power of attorney, each to be filed with each Form 10-D, in which case the Paying Agent shall sign such Forms 10-D as attorney in fact for the Depositor. In the event that the Paying Agent signs the Forms 10-D as attorney in fact for the Depositor pursuant to such powers of attorney, the Paying Agent shall deliver a draft of each such Form 10-D to the Depositor no later than 2 Business Days prior to the filing deadline applicable to such report. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Paying Agent will follow the procedures set forth in Section 11.03(b). Promptly after filing with the Commission, the Paying Agent will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Paying Agent. The signing party at the Depositor can be contacted at Bianca Russo, Managing Director and Associate General Counsel, JPMorgan Chase & Co., 270 Park Avenue, 40th Floor, New York, New York 10017, telecopy number: (212) 270-7473, with a copy to Dennis Schuh, Vice President, J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, 10th Floor, New York, New York 10017, telecopy number: (212) 834-6593. The parties to this Agreement acknowledge that the performance by the Paying Agent of its duties under this Section 11.04(b) related to the timely preparation, arrangement for execution and filing of Form 10-D is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 11.04(b). The Paying Agent shall have no liability for any loss, expense, damage, or claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-D, where such failure results from the Paying Agent's inability or failure to receive, on a timely basis, any information from any party to this Agreement needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

            Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Paying Agent that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Paying Agent in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D if the answer to the questions should be "no." The Paying Agent shall be entitled to rely on such representations in preparing, executing and/or filing any Form 10-D.

            Section 11.05 Form 10-K Filings. (a) Within 90 days after the end of each fiscal year of the Trust (it being understood that the fiscal year for the Trust ends on December 31 of each year) or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline"), commencing in March 2007, the Paying Agent shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Paying Agent within the applicable time frames set forth in this Agreement:

            (i) an annual compliance statement for each Master Servicer, the Special Servicer and each Additional Servicer engaged by each Master Servicer or the Special Servicer, as described under Section 11.09;

            (ii) (A) the annual reports on assessment of compliance with Servicing Criteria for the Trustee, each Master Servicer, the Special Servicer, the Paying Agent, each Additional Servicer engaged by any Master Servicer and each Servicing Function Participant engaged by any Master Servicer, the Special Servicer, the Paying Agent or Trustee, as described under Section 11.10; and

                  (B) if any such report on assessment of compliance with
            servicing criteria described under Section 11.10 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if such report on assessment of compliance with servicing criteria described under Section 11.10 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included;

            (iii) (A) the registered public accounting firm attestation report for the Trustee, each Master Servicer, the Special Servicer, the Paying Agent, each Additional Servicer engaged by any Master Servicer, the Special Servicer and each Servicing Function Participant engaged by any Master Servicer, the Special Servicer, the Paying Agent or the Trustee, as described under Section 11.11; and

                  (B) if any registered public accounting firm attestation
            report described under Section 11.11 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included; and

            (iv) a certification in the form attached hereto as Exhibit Q, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission (the "Sarbanes-Oxley Certification"), which shall, except as described below, be signed by the senior officer of the Depositor in charge of securitization.

            Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall, pursuant to the following paragraph be reported by the parties set forth on Exhibit Z to the Depositor and the Paying Agent and approved by the Depositor and the Paying Agent will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure (other than such Additional Form 10-K Disclosure which is to be reported by it as set forth herein), absent such reporting, direction and approval.

            For so long as the Trust is subject to the reporting requirements of the Exchange Act, no later than March 15, commencing in March 2007 (i) the parties listed on Exhibit Y hereto shall be required to provide to the Paying Agent and the Depositor to the extent a Regulation AB Servicing Officer or Responsible Officer, as the case may be, thereof has actual knowledge, in EDGAR-compatible format (to the extent available to such party in such format), or in such other format as otherwise agreed upon by the Paying Agent and the Depositor and such providing party, the form and substance of the Additional Form 10-K Disclosure described on Exhibit Y applicable to such party, (ii) the parties listed on Exhibit Y hereto shall include with such Additional Form 10-K Disclosure, an Additional Disclosure Notification in the form attached hereto as Exhibit AA, and (iii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Y of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees assessed and expenses incurred by the Trustee and the Paying Agent in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

            (b) After preparing the Form 10-K, the Paying Agent shall forward electronically a copy of the Form 10-K to the Depositor for review no later than 6 Business Days prior to the 10-K Filing Deadline. Within three Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Paying Agent in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K and the senior officer in charge of securitization for the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Paying Agent at such time. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Paying Agent shall follow the procedures set forth in Section 11.03(b). Promptly after filing with the Commission, the Paying Agent will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Paying Agent. The signing party at the Depositor can be contacted at Bianca Russo, Managing Director and Associate General Counsel, JPMorgan Chase & Co., 270 Park Avenue, 40th Floor, New York, New York 10017, telecopy number: (212) 270-7473, with a copy to Dennis Schuh, Vice President, J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, 10th Floor, New York, New York 10017, telecopy number: (212) 834-6593. The parties to this Agreement acknowledge that the performance by the Paying Agent of its duties under this Section 11.05 related to the timely preparation, arrangement for execution and filing of Form 10-K is contingent upon the parties to this Agreement (and any Additional Servicer or Servicing Function Participant engaged or utilized, as applicable, by any such parties) observing all applicable deadlines in the performance of their duties under this Section 11.05. The Paying Agent shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-K, where such failure results from the Paying Agent's inability or failure or receive, on a timely basis, any information from the parties to this Agreement (or any Sub-Servicer or Servicing Function Participant engaged by any such parties) needed to prepare, arrange for execution or file such Form 10-K on a timely basis, not resulting from its own negligence, bad faith or willful misconduct.

            Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Paying Agent that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Paying Agent in writing, no later than the 15th calendar day of March in any year in which the Trust is required to file a Form 10-K if the answer to the questions should be "no." The Paying Agent shall be entitled to rely on such representations in preparing, executing and/or filing any Form 10-K.

            Section 11.06 Sarbanes-Oxley Certification. Each Form 10-K shall include a Sarbanes-Oxley Certification in the form attached as Exhibit Q required to be included therewith pursuant to the Sarbanes-Oxley Act and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff). Each Master Servicer, the Special Servicer, the Trustee and the Paying Agent shall provide, and (i) with respect to each Initial Sub-Servicer engaged by such Master Servicer or the Special Servicer, as applicable, that is a Servicing Function Participant use commercially reasonable efforts to cause to provide and (ii) with respect to each other Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, cause to provide, to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person") by March 15 of each year in which the Trust is subject to the reporting requirements of the Exchange Act, a certification in the form attached hereto as Exhibit R-1, R-2, R-3 and R-4 (each, a "Performance Certification"), as applicable, on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can reasonably rely. In addition, in the event that any Companion Loan (other than the Bank of America Plaza Pari Passu Companion Loan and the Tysons Galleria Pari Passu Companion Loan) is deposited into a commercial mortgage securitization (an "Other Securitization"), each Reporting Servicer shall comply with all requirements with respect thereto contemplated by the related Intercreditor Agreement and shall provide to the Person who signs the Sarbanes-Oxley Certification with respect to such Other Securitization a Performance Certification, in form and substance similar to applicable Performance Certification (which shall address the matters contained in the applicable Performance Certification, but solely with respect to the related Companion
Loan) on which such Person, the entity for which the Person acts as an officer, and such entity's officers, directors and Affiliates can reasonably rely. With respect to the Bank of America Plaza Pari Passu Companion Loan, the Paying Agent will use its reasonable efforts to procure a Sarbanes-Oxley back-up certification from, as the case may be, the Bank of America Plaza Master Servicer, the Bank of America Plaza Special Servicer and the Bank of America Plaza Trustee in form and substance similar to a Performance Certification. With respect to the Tysons Galleria Pari Passu Companion Loan, the Paying Agent will use its reasonable efforts to procure a Sarbanes-Oxley back-up certification from, as the case may be, the Tysons Galleria Master Servicer, the Tysons Galleria Special Servicer and the Tysons Galleria Trustee in form and substance similar to a Performance Certification. The senior officer in charge of securitization for the Depositor shall serve as the Certifying Person on behalf of the Trust. In addition, each Reporting Servicer shall execute a reasonable reliance certificate (or may include an equivalent of such reliance certificate in its Sarbanes-Oxley Certification) to enable the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to Section 11.09,
(ii) annual report on assessment of compliance with servicing criteria provided pursuant to Section 11.10 and (iii) accountant's report provided pursuant to
Section 11.11, and shall include a certification that each such annual compliance statement or report discloses any deficiencies or defaults described to the registered public accountants of such Reporting Servicer to enable such accountants to render the certificates provided for in Section 11.11. In the event any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement or primary servicing agreement, as the case may be, such Reporting Servicer shall provide a certification to the Certifying Person pursuant to this Section 11.06 with respect to the period of time it was subject to this Agreement or the applicable sub-servicing or primary servicing agreement, as the case may be.

            Section 11.07 Form 8-K Filings. Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and if requested by the Depositor and to the extent it receives the Form 8-K Disclosure Information described below), the Paying Agent shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (other than the initial Form 8-K) ("Form 8-K Disclosure Information") shall, pursuant to the following paragraph be reported by the parties set forth on Exhibit Z to the Depositor and the Paying Agent and approved by the Depositor, and the Paying Agent will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K (other than such Form 8-K Disclosure Information which is to be reported by it as set forth herein), absent such reporting, direction and approval.

            For so long as the Trust is subject to the Exchange Act reporting requirements, no later than noon (New York time) on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties set forth on Exhibit Z hereto shall be required to provide to the Depositor and the Paying Agent, to the extent a Regulation AB Servicing Officer or Responsible Officer, as the case may be, thereof has actual knowledge, in EDGAR-compatible format (to the extent available to such party in such format) or in such other format agreed upon by the Depositor, the Paying Agent and such providing parties the Form 8-K Disclosure Information described in Exhibit Z applicable to such party, (ii) the parties listed on Exhibit Z hereto shall include with such Form 8-K Disclosure Information, an Additional Disclosure Notification in the form attached hereto as Exhibit AA and (iii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit AA of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees assessed and expenses incurred by the Paying Agent in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

            After preparing the Form 8-K, the Paying Agent shall forward electronically a copy of the Form 8-K to the Depositor for review no later than noon (New York City time) on the 3rd Business Day after the Reportable Event, but in no event earlier than 24 hours after having received the Form 8-K Disclosure Information pursuant to the immediately preceding paragraph. Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Paying Agent in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. No later than noon (New York City time) on the 4th Business Day after the Reportable Event, a duly authorized officer of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Paying Agent. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Paying Agent will follow the procedures set forth in
Section 11.03(b). Promptly after filing with the Commission, the Paying Agent will, make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Paying Agent. The signing party at the Depositor can be contacted at Bianca Russo, Managing Director and Associate General Counsel, JPMorgan Chase & Co., 270 Park Avenue, 40th Floor, New York, New York 10017, telecopy number: (212) 270-7473, with a copy to Dennis Schuh, Vice President, J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, 10th Floor, New York, New York 10017, telecopy number: (212) 834-6593. The parties to this Agreement acknowledge that the performance by the Paying Agent of its duties under this Section 11.07 related to the timely preparation, arrangement for execution and filing of Form 8-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under this
Section 11.07. The Paying Agent shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 8-K, where such failure results from the Paying Agent's inability or failure to receive, on a timely basis, any information from the parties to this Agreement needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

            The Master Servicer, the Special Servicer, the Paying Agent and the Trustee shall promptly notify (and the Master Servicer and the Special Servicer shall (i) with respect to each Initial Sub-Servicer that is an Additional Servicer engaged by such Master Servicer, Special Servicer, Trustee or Paying Agent use commercially reasonable efforts to cause and (ii) with respect to each other Additional Servicer with which it has entered into a servicing relationship with respect to the Mortgage Loans (other than a party to this Agreement) cause to promptly notify) the Depositor and the Paying Agent pursuant to the 2nd preceding paragraph, but in no event later than noon (New York City time) on the 2nd Business Day after its occurrence, of any Reportable Event described on Exhibit Z applicable to such party to the extent a Regulation AB Servicing Officer or Responsible Officer, as the case may be, thereof has actual knowledge thereof, in EDGAR-compatible format (to the extent available to such party in such format).

            Section 11.08 Form 15 Filing. On or prior to January 30 of the first year in which the Paying Agent is able to do so under applicable law, the Paying Agent shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act. If at the end of any fiscal year for the Trust during which occurred the filing of a Form 15 Suspension Notification, if the number of Certificateholders of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Paying Agent shall recommence preparing and filing reports on Forms 10-K, 10-D and 8-K as required pursuant to Section 11.04, Section 11.05 and Section 11.07; provided, that if the Paying Agent re commences the preparing and filing of Exchange Act reports, it may, as soon as permitted by the Exchange Act, file another Form 15 Suspension Notification.

            Section 11.09 Annual Compliance Statements. Each Master Servicer, the Special Servicer, the Trustee and the Paying Agent (each, a "Certifying Servicer") shall deliver to (and each such party shall (i) with respect to each Additional Servicer engaged by such Master Servicer, Special Servicer, Trustee or Paying Agent that is an Initial Sub-Servicer, use commercially reasonable efforts to cause and (ii) with respect to each other Additional Servicer with which it has entered into a servicing relationship with respect to the Mortgage Loans, cause the delivery to) the Depositor and the Paying Agent on or before March 15 of each year, commencing in March 2007, an Officer's Certificate stating, as to the signer thereof, that (A) a review of such Certifying Servicer's activities during the preceding calendar year or portion thereof and of such Certifying Servicer's performance under this Agreement, or the applicable sub servicing agreement or primary servicing agreement in the case of an Additional Servicer, has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, such Certifying Servicer has fulfilled all its obligations under this Agreement, or the applicable sub servicing agreement or primary servicing agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Each Master Servicer, the Special Servicer, the Trustee and the Paying Agent shall, and each such party shall (i) with respect to each Additional Servicer engaged by such Master Servicer, Special Servicer, Trustee or Paying Agent that is an Initial Sub-Servicer, use commercially reasonable efforts to cause, and (ii) with respect to each other Additional Servicer with which it has entered into a servicing relationship with respect to the Mortgage Loans, cause to forward a copy of each such statement (or, in the case of the Trustee and the Paying Agent, make a copy of each such statement available on its internet website) to the Rating Agencies and the Directing Certificateholder. Promptly after receipt of each such Officer's Certificate, the Depositor shall review each such Officer's Certificate and, if applicable, consult with any Master Servicer, the Special Servicer, the Trustee or Paying Agent, as applicable, as to the nature of any failures by such Master Servicer, the Special Servicer, Trustee or Paying Agent, respectively, or any related Additional Servicer with which any Master Servicer, the Special Servicer, the Trustee or Paying Agent, as applicable, has engaged in the fulfillment of any Master Servicer's, the Special Servicer's, the Trustee's, the Paying Agent's or Additional Servicer's obligations hereunder or under the applicable sub-servicing or primary servicing agreement. The obligations of each Master Servicer, the Special Servicer, the Trustee, the Paying Agent and each Additional Servicer under this Section apply to each Master Servicer, the Special Servicer, the Trustee, the Paying Agent and each Additional Servicer that serviced a Mortgage Loan during the applicable period, whether or not each Master Servicer, the Special Servicer, the Trustee, the Paying Agent or Additional Servicer is acting as the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or Additional Servicer at the time such Officer's Certificate is required to be delivered. None of the Master Servicer, Special Servicer or Additional Servicer shall be required to cause the delivery of any such statement until April 15 in any given year so long as it has received written confirmation from the Depositor that a report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            In the event any Master Servicer, the Special Servicer, the Trustee or the Paying Agent is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each Master Servicer and the Special Servicer shall (i) with respect to an Initial Sub-Servicer engaged by such party that is an Additional Servicer that resigns or is terminated under any applicable servicing agreement, use its reasonable efforts to cause and (ii) such party shall (and with respect to any other Additional Servicer engaged by such party that resigns or is terminated under any applicable servicing agreement, cause such Additional Servicer to provide) an annual statement of compliance pursuant to this Section 11.09 with respect to the period of time that the applicable Master Servicer, the Special Servicer, the Trustee or the Paying Agent was subject to this Agreement or the period of time that such Additional Servicer was subject to such other servicing agreement.

            Section 11.10 Annual Reports on Assessment of Compliance with Servicing Criteria. (a) On or before March 15 of each year, commencing in March 2007, each Master Servicer, the Special Servicer, the Trustee and the Paying Agent, each at its own expense, shall furnish (and each party shall (i) with respect to each Initial Sub-Servicer engaged by such Master Servicer, Special Servicer, Trustee and Paying Agent that is a Servicing Function Participant, use commercially reasonable efforts to cause and (ii) with respect to each other Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, cause to furnish) engaged by it to, furnish to the Paying Agent and the Depositor, with a copy to the Rating Agencies, a report on an assessment of compliance with the Servicing Criteria applicable to it that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Applicable Servicing Criteria,
(B) a statement that such Reporting Servicer used the Servicing Criteria to assess compliance with the Applicable Servicing Criteria, (C) such Reporting Servicer's assessment of compliance with the Applicable Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 11.05, including, if there has been any material instance of noncompliance with the Applicable Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer's assessment of compliance with the Applicable Servicing Criteria as of and for such period.

            Each such report shall be addressed to the Depositor and signed by an authorized officer of the applicable company, and shall address the Applicable Servicing Criteria specified on Exhibit W hereto delivered to the Depositor on the Closing Date. Promptly after receipt of each such report, (i) the Depositor may review each such report and, if applicable, consult with each Reporting Servicer as to the nature of any material instance of noncompliance with the Servicing Criteria applicable to it (and each Servicing Function Participant engaged or utilized by each Reporting Servicer, as applicable), and
(ii) the Paying Agent shall confirm that the assessments taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit W and notify the Depositor of any exceptions. None of the Master Servicer, the Special Servicer, Paying Agent, the Trustee or any Servicing Function Participant shall be required to cause the delivery of any such assessments until April 15 in any given year so long as it has received written confirmation from the Depositor that a report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            (b) Each Master Servicer, the Special Servicer, the Trustee and the Paying Agent (and any Servicing Function Participant with which any Master Servicer, Special Servicer, Trustee or Paying Agent has entered into a servicing relationship) hereby acknowledge and agree that the Applicable Servicing Criteria set forth on Exhibit W is appropriately completed as set forth above with respect to such party.

            (c) No later than the end of each fiscal year for the Trust, each Master Servicer and the Special Servicer shall notify the Paying Agent and the Depositor as to the name of each Additional Servicer engaged by it and each Servicing Function Participant utilized by it, in each case other than with respect to any Initial Sub-Servicer, and the Trustee and the Paying Agent shall notify the Depositor as to the name of each Servicing Function Participant utilized by it, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Master Servicers, the Special Servicer and any Additional Servicer submit their assessments to the Paying Agent, such parties, as applicable, will also at such time include the assessment (and related attestation pursuant to Section 11.11) of each Servicing Function Participant engaged by it and shall indicate to the Paying Agent what Applicable Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant.

            In the event any Master Servicer, the Special Servicer or the Trustee is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party shall cause any Servicing Function Participant engaged by it to provide (and each Master Servicer and the Special Servicer shall (i) with respect to an Initial Sub-Servicer engaged by such Master Servicer or Special Servicer that is a Servicing Function Participant that resigns or is terminated under any applicable servicing agreement, use its reasonable efforts to cause such Servicing Function Participant and (ii) with respect to any other Servicing Function Participant that resigns or is terminated under any applicable servicing agreement, cause such Servicing Function Participant to provide) an annual assessment of compliance pursuant to this Section 11.10, coupled with an attestation as required in Section 11.11 in respect to the period of time that the applicable Master Servicer, the Special Servicer, the Trustee or the Paying Agent was subject to this Agreement or the period of time that the Additional Servicer was subject to such other servicing agreement.

            Section 11.11 Annual Independent Public Accountants' Servicing Report. On or before March 15 of each year, commencing in March 2007, each Master Servicer, the Special Servicer, the Trustee and the Paying Agent, each at its own expense, shall cause (and each Master Servicer, the Special Servicer, the Trustee and the Paying Agent shall (i) with respect to each Initial Sub-Servicer engaged by such Master Servicer, Special Servicer, Trustee or Paying Agent that is a Servicing Function Participant use commercially reasonable efforts to cause and (ii) with respect to each other Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans to cause) a registered public accounting firm (which may also render other services to each Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the applicable Servicing Function Participant, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee, the Paying Agent and the Depositor, with a copy to the Rating Agencies and the Directing Certificateholder, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Applicable Servicing Criteria and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such Reporting Servicer's assessment of compliance with the Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party's assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each such related accountant's attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Such report must be available for general use and not contain restricted use language.

            Promptly after receipt of such report from each Master Servicer, the Special Servicer, the Trustee, the Paying Agent or any Servicing Function Participant, (i) the Depositor shall review the report and, if applicable, consult with each Master Servicer, the Special Servicer, the Trustee or the Paying Agent as to the nature of any defaults by each Master Servicer, the Special Servicer, the Trustee or any Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, as the case may be, in the fulfillment of any of the Master Servicers', the Special Servicer's, the Trustee's, the Paying Agent's or the applicable Servicing Function Participants' obligations hereunder or under the applicable sub-servicing or primary servicing agreement, and (ii) the Paying Agent shall confirm that each accountants' attestation report submitted pursuant to this
Section is coupled with an assessment of compliance meeting the requirements of
Section 11.10 and notify the Depositor of any exceptions. None of the Master Servicers, the Special Servicer, the Trustee, the Paying Agent nor any Servicing Function Participant shall be required to deliver, or to endeavor to cause the delivery of, such reports until April 15 in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.

            Section 11.12 Indemnification. Each of the Master Servicers, the Special Servicer, the Trustee and the Paying Agent shall indemnify and hold harmless each Certification Party from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of (i) an actual breach by the Master Servicers, the Special Servicer, the Trustee or the Paying Agent, as the case may be, of its obligations to the Depositor or the Paying Agent under this Article XI or (ii) negligence, bad faith or willful misconduct on the part of the Master Servicers, the Special Servicer, the Trustee or the Paying Agent in the performance of such obligations.

            Each Master Servicer, the Special Servicer, the Trustee and the Paying Agent shall (i) with respect to any Initial Sub-Servicer engaged by such Master Servicer, Special Servicer, Trustee or Paying Agent that is a Servicing Function Participant or Additional Servicer, use commercially reasonable efforts to cause such party to and (ii) with respect to each other Additional Servicer and each Servicing Function Participant with which, in each case, it has entered into a servicing relationship with respect to the Mortgage Loans to cause such party to indemnify and hold harmless each Certification Party from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such Certification Party arising out of (i) a breach of its obligations to the Depositor or the Paying Agent to provide any of the annual compliance statements or annual assessment of compliance reports or attestation reports pursuant to this Agreement, the applicable sub-servicing or primary servicing agreement or (ii) negligence, bad faith or willful misconduct its part in the performance of such obligations or (iii) any failure by a Servicer (as defined in Section 11.02(b)) to identify a Servicing Function Participant pursuant to Section 11.02(c).

            If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then each Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Additional Servicer or other Servicing Function Participant (the "Performing Party") shall contribute to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party's obligations pursuant to this Article XI (or breach of its obligations under the applicable sub-servicing or primary servicing agreement to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports) or the Performing party's negligence, bad faith or willful misconduct in connection therewith. Each Master Servicer, the Special Servicer, the Trustee and the Paying Agent shall (i) with respect to any Initial Sub-Servicer engaged by such Master Servicer, Special Servicer, Trustee or Paying Agent that is a Servicing Function Participant or Additional Servicer, use commercially reasonable efforts to cause such party to and (ii) with respect to each other Additional Servicer or Servicing Function Participant, in each case, with which it has entered into a servicing relationship with respect to the Mortgage Loans cause such party to agree to the foregoing indemnification and contribution obligations. This
Section 11.12 shall survive the termination of this Agreement or the earlier resignation or removal of any Master Servicer or the Special Servicer.

            Section 11.13 Amendments. This Article XI may be amended by the parties hereto with their written consent pursuant to Section 12.01 for purposes of complying with Regulation AB and/or to conform to standards developed within the commercial mortgage-backed securities market and the Sarbanes-Oxley Act or for purposes of designating the Certifying Person without, in each case, any Opinions of Counsel, Officer's Certificates, Rating Agency confirmation with respect to the Certificates or the Companion Loan Securities or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement; provided that the reports and certificates required to be prepared pursuant to Sections 11.09, 11.10 and 11.11 shall not be eliminated without Rating Agency confirmation with respect to the Certificates or the Companion Loan Securities.

            Section 11.14 Regulation AB Notices. Any notice required to be delivered by the Paying Agent or the Trustee, as the case may be, to the Depositor pursuant to this Article XI may be delivered via email (and additionally delivered via phone or telecopy), notwithstanding the provisions of
Section 12.05, to J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, Attention: Dennis Schuh, telecopy number:
(212) 834-6593, telephone number: (212) 834-9378 and email:
Dennis.g.schuh@jpmorgan.com, with a copy to Bianca Russo, Managing Director and Associate General Counsel, JPMorgan Chase & Co., 270 Park Avenue, 40th Floor, New York, New York 10017, telecopy number: (212) 270-7473, telephone number:
(212) 270-5918 and email: Russo_bianca@jpmorgan.com.

            Section 11.15 Certain Matters Relating to the Future Securitization of the Serviced Pari Passu Companion Loans.

            (a) Each of the Trustee, the Paying Agent, each Master Servicer and the Special Servicer shall, and each Master Servicer and the Special Servicer shall use commercially reasonable efforts to cause any sub-servicer appointed with respect to any Serviced Pari Passu Companion Loan to, upon request or notice from a Mortgage Loan Seller (or a permitted transferee of such Mortgage Loan Seller pursuant to the related Intercreditor Agreement), cooperate with the Mortgage Loan Seller (or such permitted transferee) selling any Serviced Pari Passu Companion Loan into a securitization that is required to comply with Regulation AB (a "Regulation AB Companion Loan Securitization") and, to the extent needed in order to comply with Regulation AB, provide to the Mortgage Loan Seller (or such permitted transferee) information about itself that such Mortgage Loan Seller reasonably requires to meet the requirements of Items 1117 and 1119 and paragraphs (b), (c)(3), (c)(4) and (c)(5) of Item 1108 of Regulation AB and shall cooperate with such Mortgage Loan Seller to provide such other information as may be necessary to comply with the requirements of Regulation AB. Each of the Trustee, the Paying Agent, the applicable Master Servicer and the Special Servicer understands that such information may be included in the offering material related to a Regulation AB Companion Loan Securitization and agrees to negotiate in good faith an agreement (subject to the final sentence of this sub-section) to indemnify and hold the related depositor and underwriters involved in the offering of the related Certificates harmless for any costs, liabilities, fees and expenses incurred by the depositor or such underwriters as a result of any material misstatements or omissions or alleged material misstatements or omissions in any such offering material to the extent that such material misstatement or omission was made in reliance upon any such information provided by the Trustee (where such information pertains to LaSalle Bank National Association individually and not to any specific aspect of the Trustee's duties or obligations under this Agreement), the Paying Agent (where such information pertains to Wells Fargo Bank, N.A. individually and not to any specific aspect of the Paying Agent's duties or obligations under this Agreement), such Master Servicer (where such information pertains to Midland Loan Services, Inc., Capmark Finance Inc. or Wachovia Bank, National Association, as applicable, individually and not to any specific aspect of such Master Servicer's duties or obligations under this Agreement) and the Special Servicer (where such information pertains to LNR Partners, Inc. individually and not to any specific aspect of the Special Servicer's duties or obligations under this Agreement), as applicable, to such depositor, underwriters or Mortgage Loan Seller (or permitted transferee) as required by this clause (a). Notwithstanding the foregoing, to the extent that the information provided by the Trustee, the Paying Agent, a Master Servicer or the Special Servicer, as applicable, for inclusion in the offering materials related to such Regulation AB Companion Loan Securitization is substantially and materially similar to the information provided by such party with respect to the offering materials related to this transaction, subject to any required changes due to any amendments to Regulation AB or any changes in the interpretation of Regulation AB, such party shall be deemed to be in compliance with this Section 11.15(a). Any indemnification agreement executed by the Trustee, Paying Agent, a Master Servicer or Special Servicer in connection with the Regulation AB Companion Loan Securitization shall be substantially similar to the related indemnification agreement executed in connection with this Agreement. It shall be a condition precedent to any party's obligations otherwise set forth above that the applicable Mortgage Loan Seller (or permitted transferee) shall have (a) provided reasonable advance notice of the exercise of its rights hereunder and (b) paid, or entered into reasonable agreement to cause to be paid, the reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by such party in reviewing and/or causing the delivery of any disclosure, opinion of counsel or indemnification agreement.

            (b) Each of the Trustee, the Paying Agent, each Master Servicer and the Special Servicer shall, and each Master Servicer and the Special Servicer shall use commercially reasonable efforts to cause any sub-servicer appointed with respect to a Serviced Securitized Companion Loan to, upon request or notice from such parties (which request or notice may be given once at the closing of such Regulation AB Companion Loan Securitization instead of each time a filing is required), cooperate with the trustee, master servicer or special servicer for any Regulation AB Companion Loan Securitization in preparing each Form 10-D required to be filed by such Regulation AB Companion Loan Securitization (until January 30 of the first year in which the trustee for such Regulation AB Companion Loan Securitization files a Form 15 Suspension Notice with respect to the related trust) and shall provide to such trustee or master servicer within the time period set forth in the Other Pooling and Servicing Agreement (so long as such time period is no earlier than the time periods set forth herein) for such Regulation AB Companion Loan Securitization such information relating to a Serviced Securitized Companion Loan as may be necessary for the servicer and trustee of the Regulation AB Companion Loan Securitization to comply with the reporting requirements of Regulation AB; provided, however, that any parties to any Regulation AB Companion Loan Securitization shall consult with the Trustee, the Paying Agent, each Master Servicer and the Special Servicer (and Master Servicer shall consult with the Primary Servicer and any sub-servicer appointed with respect to the related Serviced Whole Loan), and the Trustee, the Paying Agent, such Master Servicer and the Special Servicer shall cooperate with such parties in respect of establishing the time periods for preparation of the Form 10-D reports in the documentation for such Regulation AB Companion Loan Securitization. Notwithstanding the foregoing, to the extent the Trustee, the Paying Agent, a Master Servicer or the Special Servicer, as the case may be, complies in all material respects with the timing, reporting and attestation requirements imposed on such party in Article XI of this Agreement (other than this Section 11.15) with respect to the comparable timing, reporting and attestation requirements contemplated in this section 11.15(b) with respect to such Regulation AB Companion Loan Securitization, such party shall be deemed to be in compliance with the provisions of this Section 11.15(b).

            (c) Each of the Trustee, the Paying Agent, each Master Servicer and the Special Servicer shall, and each Master Servicer and the Special Servicer shall use commercially reasonable efforts to cause any sub-servicer appointed with respect to a Serviced Securitized Companion Loan to, upon request from such trustee (which request or notice may be given once at the closing of such Regulation AB Companion Loan Securitization instead of each time a filing is required), provide the trustee under a Regulation AB Companion Loan Securitization (until January 30 of the first year in which the trustee for such Regulation AB Companion Loan Securitization files a Form 15 Suspension Notice with respect to the related trust) information with respect to any event that is required to be disclosed under Form 8-K with respect to a Serviced Securitized Companion Loan within two Business Days after the occurrence of such event of which it has knowledge. Notwithstanding the foregoing, to the extent the Trustee, the Paying Agent, a Master Servicer or the Special Servicer, as the case may be, complies in all material respects with the timing, reporting and attestation requirements imposed on such party in Article XI of this Agreement (other than this Section 11.15) with respect to the comparable timing, reporting and attestation requirements imposed on such party contemplated in this section 11.15(c) with respect to such Regulation AB Companion Loan Securitization, such party shall be deemed to be in compliance with the provisions of this Section 11.15(c).

            (d) On or before March 15 of each year (or March 14 if a leap year) during which a Regulation AB Companion Loan Securitization is required to file an annual report on Form 10-K (and not in respect of any year in which such Regulation AB Companion Loan Securitization is not required to file an annual report on Form 10-K because a Form 15 Suspension Notice with respect to the related trust was filed), each of the Trustee, the applicable Master Servicer and the Special Servicer shall, and such Master Servicer and the Special Servicer shall use commercially reasonable efforts to cause any sub-servicer appointed with respect to a Serviced Securitized Companion Loan to, upon request from such trustee (which request or notice may be given once at the closing of such Regulation AB Companion Loan Securitization instead of each time a filing is required), provide, with respect to itself, to the trustee under such Regulation AB Companion Loan Securitization, to the extent required pursuant to
Item 1122 of Regulation AB, (i) a report on an assessment of compliance with the servicing criteria to the extent required pursuant to Item 1122(a) of Regulation AB, (ii) a registered accounting firm's attestation report on such Person's assessment of compliance with the applicable servicing criteria to the extent required pursuant to Item 1122(b) of Regulation AB and (iii) such other information as may be required pursuant to Item 1122(c) of Regulation AB. Notwithstanding the foregoing, to the extent the Trustee, the Paying Agent, a Master Servicer or the Special Servicer, as the case may be, complies in all material respects with the timing, reporting and attestation requirements imposed on such party in Article XI of this Agreement (other than this Section 11.15) with respect to the comparable timing, reporting and attestation requirements contemplated in this section 11.15(d) with respect to such Regulation AB Companion Loan Securitization, such party shall be deemed to be in compliance with the provisions of this Section 11.15(d).

            (e) On or before March 15 of each year (or March 14 if a leap year) during which a Regulation AB Companion Loan Securitization is required to file an annual report on Form 10-K (and not in respect of any year in which such Regulation AB Companion Loan Securitization is not required to file an annual report on Form 10-K because a Form 15 Suspension Notice with respect to the related trust was filed), each of the Trustee, the Paying Agent, the applicable Master Servicer and the Special Servicer shall, and the applicable Master Servicer and the Special Servicer shall use reasonable efforts to cause any sub-servicer appointed with respect to a Serviced Securitized Companion Loan to, to the extent required pursuant to Item 1123 of Regulation AB, deliver, with respect to itself, to the trustee, upon request from such trustee (which request or notice may be given once at the closing of such Regulation AB Companion Loan Securitization instead of each time a filing is required), under such Regulation AB Companion Loan Securitization a servicer compliance statement signed by an authorized officer of such Person that satisfies the requirements of Item 1123 of Regulation AB. Notwithstanding the foregoing, to the extent the Trustee, the Paying Agent, a Master Servicer or the Special Servicer, as the case may be, complies in all material respects with the timing, reporting and attestation requirements imposed on it in Article XI of this Agreement (other than this Section 11.15) with respect to the comparable timing, reporting and attestation requirements contemplated in this section 11.15(e) with respect to such Regulation AB Companion Loan Securitization, such party shall be deemed to be in compliance with the provisions of this Section 11.15(e).

            (f) Each of the Trustee, the Paying Agent, the applicable Master Servicer and the Special Servicer shall use commercially reasonable efforts to cause a sub-servicer to agree (severally but not jointly) to indemnify (such indemnity limited to each such parties respective failure described below) and hold the related Mortgage Loan Seller (or permitted transferee), depositor, trustee or master servicer under a Regulation AB Companion Loan Securitization harmless for any costs, liabilities, fees and expenses incurred by such Mortgage Loan Seller, depositor, trustee or master servicer as a result of any failure by the Trustee, the Paying Agent, the Master Servicer and the Special Servicer, as applicable, to comply with the reporting requirements to the extent applicable set forth under Sections 11.15(b), (c), (d) or (e) above.

            Any subservicing agreement related to a Serviced Securitized Companion Loan shall contain a provision requiring the related Sub-Servicer to provide to the applicable Master Servicer or Special Servicer, as applicable, information, reports and certificates with respect to itself comparable to any information, reports or certificates required to be provided by the applicable Master Servicer or Special Servicer pursuant to this Section 11.15, even if such Sub-Servicer is not otherwise required to provide such information, reports or certificates to any Person in order to comply with Regulation AB. Such information, reports or certificates shall be provided to the applicable Master Servicer or Special Servicer, as applicable, no later than two Business Days prior to the date on which such Master Servicer or Special Servicer, as applicable, is required to deliver its comparable information, reports or certificates pursuant to this Section 11.15.

            Each party hereto shall be entitled to rely on the information in the Prospectus Supplement with respect to the identity of any Sponsor, credit enhancer, derivative provider or "significant obligor" as of the Closing Date other than with respect to itself or any information required to be provided by it or indemnified for by it pursuant to any separate agreement.

                               [End of Article XI]

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

            Section 12.01 Amendment. (a) This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders or the Companion Holders:

            (i) to cure any ambiguity to the extent that it does not materially and adversely affect any Certificateholder or Companion Holder;

            (ii) to cause the provisions in this Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or this Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder;

            (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either of the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or any of the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or any of the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided that the Trustee and the Paying Agent have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that
      (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder;

            (iv) to change the timing and/or nature of deposits into the Certificate Account, any Distribution Accounts or REO Account, provided that (a) the P&I Advance Date shall in no event be later than the Business Day prior to related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel (at the expense of the party requesting such amendment or at the expense of the Trust Fund if the requesting party is the Trustee or the Paying Agent), adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and
      (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or class of Companion Loan Securities as evidenced by a letter from each Rating Agency to such effect;

            (v) to modify, eliminate or add to the provisions of Section 5.02(c) or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

            (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, (x) as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder or Companion Holder not consenting thereto or (y) result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or class of Companion Loan Securities, as evidenced by a letter from each Rating Agency and, in the case of a Serviced Securitized Companion Loan, a Rating Agency rating any class of related Companion Loan Securities, to such effect;

            (vii) to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, and, in the case of any Serviced Securitized Companion Loan, a Rating Agency rating any class of related Companion Loan Securities to such effect, provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or class of Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; and

            (viii) to modify the provisions of Sections 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or of the Grantor Trust as a grantor trust, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates or class of Companion Loan Securities.

provided that no such amendment (A) changes in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of such Mortgage Loan Seller or (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder's consent; and provided, further, that such amendment shall not significantly change the activities of the Trust (insofar as such change would adversely affect the status of the Trust as a "qualifying special purpose entity" under FASB 140).

            (b) This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66(2)/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller;

            (v) without the consent of 100% of the Certificateholders and all the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards; or

            (vi) significantly change the activities of the Trust (insofar as such changes would adversely affect the status of the Trust as a "qualifying special purpose entity" under FASB 140) without the consent of the Holders of Certificates entitled to not less than 51% of all the Voting Rights (without regard to Certificates held by the Depositor, any Mortgage Loan Seller or any Affiliates and/or agents of the Depositor or any Mortgage Loan Seller).

            (c) Notwithstanding the foregoing, none of the Trustee, the Paying Agent, the Depositor, the Master Servicers nor the Special Servicer will be required to consent to any amendment hereto without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment is permitted hereunder and that such amendment or the exercise of any power granted to the Master Servicers, the Depositor, the Special Servicer, the Trustee, the Paying Agent or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC, the Upper-Tier REMIC or the Grantor Trust or cause the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            (d) Promptly after the execution of any such amendment, the Paying Agent shall furnish a statement describing the amendment to each Certificateholder and each Companion Holder with respect to a Serviced Whole Loan and the Trustee and shall furnish a copy of such amendment to each Rating Agency and any Rating Agency rating any Companion Loan Securities.

            (e) It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Paying Agent may prescribe.

            (f) The Trustee shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 12.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if any Master Servicer or the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 12.01(a) or (c) shall be payable out of the Certificate Account.

            (h) The Servicing Standards shall not be amended unless each Rating Agency provides a written confirmation that such amendment would not cause a downgrading, qualification or withdrawal of the then current ratings assigned to any of the Certificates or any class of Companion Loan Securities.

            (i) Notwithstanding any contrary provisions of this Agreement, this Agreement may not be amended in a manner that would adversely affect the distributions to the Swap Counterparty or the Class A-2SFL Certificates or the Class A-3SFL Certificates or the rights of the Swap Counterparty under either Swap Contract or the rights of the holders of the Class A-2SFL Certificates or the Class A-3SFL Certificates without the consent of the Swap Counterparty and 66?% of the Holders of the Class A-2SFL Certificates and the Class A-3SFL Certificates, respectively. The Trustee shall forward any proposed amendment to this Agreement to the Swap Counterparty.

            (j) Notwithstanding any other provision of this Agreement (other than the next succeeding sentence), for purposes of the giving or withholding of consents pursuant to this Section 12.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as neither the Depositor nor any of its Affiliates is performing servicing duties with respect to any of the Mortgage Loans. Any amendment contemplated by this Section 12.01 that adversely affects the status of the Trust Fund as a "qualifying special purpose entity" under FASB 140 shall require consent of the Holders of Certificates entitled to at least 51% of the Voting Rights (without regard to Certificates held by the Depositor, any Affiliate and/or agents of the Depositor, any Mortgage Loan Seller or any Affiliate and/or agents of any Mortgage Loan Seller).

            Section 12.02 Recordation of Agreement; Counterparts. (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee at the expense of the Depositor on direction by the Special Servicer and with the consent of the Depositor (which may not be unreasonably withheld), but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            (c) The Trustee shall make any filings required under the laws of the state of its place of business required solely by virtue of the fact of the location of the Trustee's place of business, the costs of which, if any, to be at the Trustee's expense.

            Section 12.03 Limitation on Rights of Certificateholders. (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee and the Paying Agent a written notice of default hereunder, and of the continuance thereof, as herein before provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 12.04 Governing Law. This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 12.05 Notices. Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or couriered, sent by facsimile transmission or mailed by registered mail, postage prepaid (except for notices to the Paying Agent and the Trustee which shall be deemed to have been duly given only when received), to: (i) in the case of the Depositor, J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, 10th Floor, New York, New York 10017, Attention: Dennis Schuh, Vice President, telecopy number: (212) 834-6593; (ii) (a) in the case of Master Servicer No. 1, Midland Loan Services, Inc., 10851 Mastin Street, Suite 700, Overland Park, Kansas 66210, Attention: President; telecopy number: (913) 253-9001; (b) in the case of Master Servicer No. 2, Capmark Finance Inc., 200 Witmer Road, Horsham, Pennsylvania 19044, Attention: Servicing Managing Director; telecopy number:
(215) 328-3378; and (c) in the case of Master Servicer No. 3, Wachovia Bank, National Association, NC 1075, 8739 Research Drive URP4, Charlotte, NC 28288-1075 (for overnight mail only), 28262-1075 (for regular mail), Attention:
Portfolio Management Group Re: J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2006-LDP9, telecopy number: (704) 593-7735; (iii) in the case of the Special Servicer, LNR Partners, Inc., 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, Attention: Randy Wolpert and Thomas F. Nealon III, Esq., facsimile number (305) 695-5601, and Attention: Javier Benedit, facsimile number (305) 695-5199, with copies to Alan Kazan, Bilzin Sumberg Baena Price & Axelrod LLP, 200 S. Biscayne Boulevard, Suite 2500, Miami, Florida 33131, facsimile number (305) 351-2229; (iv) in the case of the Trustee, LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services, J.P. Morgan 2006-LDP9, in the case of the Paying Agent, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, and with respect to Certificate Transfers, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113; (vi) in the case of the Rating Agencies, (a) Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041-0003, Attention: CMBS Surveillance Group, fax number: (212) 438-2662 and (b) Moody's Investors Services, Inc., 99 Church Street, 4th Floor, New York, New York 10041, Attention: Commercial Mortgage Surveillance Group, fax number: (212) 553-0300; (vii) in the case of the Mortgage Loan Sellers, (a) AIG Mortgage Capital, LLC, 1 SunAmerica Center, 38th Floor, Los Angeles, California 90067, Attention: Alan Nussenblatt, fax number:
(310) 772-6584, (b) Eurohypo AG, New York Branch, 1114 Avenue of the Americas, New York, New York 10036, Attention: Daniel Vinson, fax number: (212) 479-5800,
(c) IXIS Real Estate Capital Inc., 9 West 57th Street, 36th Floor, New York, New York 10019, Attention: Gregory Murphy, fax number: (212) 891-3354, (d) JPMorgan Chase Bank, N.A., 270 Park Avenue, 10th Floor, Attention: Dennis Schuh, Vice President, telecopy number: (212) 834-6593, (e) Nomura Credit & Capital, Inc., 2 World Financial Center, Building B, New York, New York 10281-1198, Attention: N. Dante LaRocca, fax number: (646) 587-9804, (f) PNC Bank, National Association, 10851 Mastin, Suite 300, Overland Park, Kansas 66210 (for deliveries or courier), and P.O. Box 25965, Shawnee Mission, Kansas 66225-5965 (for United States mail), Attention: Harry Funk, fax number: (913) 253-9001, with a copy to it at One PNC Plaza, 249 Fifth Avenue, 21st Floor, Pittsburgh, Pennsylvania 15222, Attention: Gretchen Lengel Kelly, fax number: (412) 762-4333 and (g) UBS Real Estate Securities Inc., 1285 Avenue of the Americas, New York, New York 10019, Attention: Mark Green, fax number: (212) 713-1050 and Attention: Jeffrey
N. Lavine, fax number: (212) 713-4062; (viii) in the case of the initial Directing Certificateholder, Redwood Trust, Inc., One Belvedere Place, Mill Valley, CA 94941, Attention: Clay Barnes (JPMCCMS 2006-LDP9), fax (415) 643-2662; (ix) in the case of the Bank of America Plaza Pari Passu Companion Loan, J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, 10th Floor, New York, New York 10017, Attention: Dennis Schuh, Vice President, fax number: (212) 834-6593; (x) in the case of the 131 South Dearborn Pari Passu Companion Loan, J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, 10th Floor, New York, New York 10017, Attention: Dennis Schuh, Vice President, fax number: (212) 834-6593; (xi) in the case of the Merchandise Mart Pari Passu Companion Loan, Eurohypo AG, New York Branch, 1114 Avenue of the Americas, New York, New York 10036, Attention: Daniel Vinson, fax number: (212) 479-5800; and (xii) in the case of the Tysons Galleria Pari Passu Companion Loan, Eurohypo AG, New York Branch, 1114 Avenue of the Americas, New York, New York 10036, Attention: Daniel Vinson, fax number: (212) 479-5800. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 12.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 12.07 Grant of a Security Interest. The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Certificate Accounts, the Distribution Accounts, the Gain-on-Sale Reserve Account, the Interest Reserve Account and, if established, the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans and (ii) this Agreement shall constitute a security agreement under applicable law. This Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

            Section 12.08 Successors and Assigns; Third Party Beneficiaries. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. The Swap Counterparty and each Mortgage Loan Seller and the Companion Holders (and their agents and permitted successors and assigns, including any trustee or servicer with respect to any Serviced Securitized Companion Loan or any other Companion
Loan) are intended third-party beneficiaries in respect of the respective rights afforded them hereunder. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            (b) Each of the Bank of America Plaza Trustee, Bank of America Plaza Master Servicer and Bank of America Plaza Special Servicer in respect to the Bank of America Plaza Pari Passu Companion Loan shall be a third-party beneficiary to this Agreement with respect to its rights as specifically provided for herein and under the Bank of America Plaza Intercreditor Agreement.

            (c) Each of the Trustee, the Special Servicer and the Master Servicer acknowledges that each of the Tysons Galleria Trustee, the Tysons Galleria Master Servicer and the Tysons Galleria Special Servicer is an intended third-party beneficiary under this Agreement, subject to the terms of this Agreement, (i) with respect to Section 3.02(f) and (ii) any provisions herein relating to (1) the reimbursement of any nonrecoverable advances made with respect to the Tysons Galleria Mortgage Loan by such Persons, (2) the indemnification of the Tysons Galleria Trustee, the Tysons Galleria Master Servicer and the Tysons Galleria Special Servicer pursuant to Section 6.03(g) of this Agreement against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the Tysons Galleria Pooling Agreement and this Agreement that relate solely to its servicing of the Tysons Galleria Whole Loan and any related reimbursement provisions and (3) the provisions set forth in Section 4.03(c) of this Agreement regarding advancing coordination.

            Section 12.09 Article and Section Headings. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 12.10 Notices to the Rating Agencies. (a) The Trustee shall use reasonable efforts promptly to provide notice to each Rating Agency and the Swap Counterparty (and any Rating Agency for any Companion Loan Securities to the extent applicable to the Serviced Whole Loans) with respect to each of the following of which it has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the resignation or termination of the Trustee, Paying Agent, any Master Servicer or the Special Servicer; and

            (iv) the repurchase or substitution of Mortgage Loans by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement.

            (b) Each Master Servicer shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) the resignation or removal of the Trustee;

            (ii) any change in the location of any Certificate Accounts;

            (iii) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Trustee;

            (iv) any change in the lien priority of any Mortgage Loan with respect to an assumption of the Mortgage Loan or additional encumbrance described in Section 3.08;

            (v) any additional lease to an anchor tenant or termination of any existing lease to an anchor tenant at retail properties for any Mortgage Loan with a Stated Principal Balance that is equal to or greater than the lesser of (1) an amount greater than 5% of the then aggregate outstanding principal balances of the Mortgage Loans or (2) $35,000,000;

            (vi) any material damage to any Mortgaged Property;

            (vii) any assumption with respect to a Mortgage Loan; and

            (viii) any release or substitution of any Mortgaged Property.

            (c) Upon written request, each of the Master Servicers and the Special Servicer shall promptly furnish to each Rating Agency (and any Rating Agency for any Companion Loan Securities to the extent applicable to the Serviced Whole Loans) copies of inspection reports and other items delivered to each of the Master Servicers and Special Servicer pursuant to Sections 3.12(a) and 3.12(b).

            (d) The Paying Agent shall promptly furnish notice to the Rating Agencies of (i) any change in the location of the Distribution Accounts and (ii) the final payment to any Class of Certificateholders.

            (e) The Trustee, the Paying Agent, each Master Servicer and the Special Servicer, as applicable, shall furnish to each Rating Agency (and any Rating Agency for any Companion Loan Securities to the extent applicable to the Serviced Whole Loans) with respect to each Mortgage Loan such information as the Rating Agency shall reasonably request and which the Trustee, such Master Servicer or Special Servicer, can reasonably provide in accordance with applicable law and without waiving any attorney-client privilege relating to such information or violating the terms of this Agreement or any Mortgage Loan documents. The Trustee, each Master Servicer and Special Servicer, as applicable, may include any reasonable disclaimer it deems appropriate with respect to such information. Notwithstanding anything to the contrary herein, nothing in this Section 12.10 shall require a party to provide duplicative notices or copies to the Rating Agencies with respect to any of the above listed items.

                              [End of Article XII]

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                       J.P. MORGAN CHASE COMMERCIAL MORTGAGE
                                          SECURITIES CORP., Depositor

                                       By:  /s/  Charles Y. Lee
                                          --------------------------------------
                                          Name:  Charles Y. Lee
                                          Title: Vice President

                                       MIDLAND LOAN SERVICES, INC.,
                                          Master Servicer No. 1

                                       By: /s/ Lawrence D. Ashley
                                          --------------------------------------
                                          Name:   Lawrence D. Ashley
                                          Title:  Senior Vice President

                                       CAPMARK FINANCE INC.,
                                          Master Servicer No. 2

                                       By:  /s/  Edward Finkenstaedt
                                          --------------------------------------
                                          Name:   Edward Finkenstaedt
                                          Title:  Senior Vice President

                                       WACHOVIA BANK, NATIONAL ASSOCIATION,
                                          Master Servicer No. 3

                                       By:  /s/  Joseph Newell III
                                          --------------------------------------
                                          Name:   Joseph Newell III
                                          Title:  Associate

                                       LNR PARTNERS, INC.,
                                          Special Servicer

                                       By: /s/ Steven N. Bjerke
                                          --------------------------------------
                                          Name:  Steven N. Bjerke
                                          Title: Vice President

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                         Trustee

                                       By:  /s/  Andy Streepey
                                          --------------------------------------
                                          Name:   Andy Streepey
                                          Title:  Assistant Vice President

                                       WELLS FARGO BANK, N.A.,
                                         Paying Agent

                                       By:  /s/  Ruth Fussell
                                          --------------------------------------
                                          Name:   Ruth Fussell
                                          Title:  Vice President

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            On the 13th day of December 2006, before me, a notary public in and for said State, personally appeared Charles Y. Lee, known to me to be a Vice President of J.P. Morgan Chase Commercial Mortgage Securities Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                /s/     Marc B. Ledesma
---------------------------------------       ----------------------------------
                                                           Notary Public

                       [SEAL]                 Marc B. Ledesma
                                              Notary Public State of New York
                                              No. 02LE6074669
My commission expires:                        Qualified in New York County
                                              Commission Expires May 20, 2010

STATE OF KANSAS           )
                          )  ss.:
COUNTY OF JOHNSON         )

            On the 18th day of December 2006, before me, a notary public in and or said State, personally appeared Lawrence D. Ashley known to me to be a Senior Vice President of Midland Loan Services, Inc., that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                   /s/  Brent Kinder
                                              ----------------------------------
                                                           Notary Public

                                              Brent Kinder
                                              Notary Public - State of Kansas
                                              My Appt. Exp. January 30, 2010

STATE OF Pennsylvania   )
                        )  ss.:
COUNTY OF Montgomery    )

            On the 15th day of December 2006, before me, a notary public in and for said State, personally appeared Edward Finkenstaedt, known to me to be a Sr. Vice President of Capmark Finance Inc., that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                               /s/ Margaret Powers
                                              ----------------------------------
                                                           Notary Public

                                             COMMONWEALTH OF PENNSYLVANIA
                                                       Notarial Seal
                                             Margaret Powers, Notary Public
                                             Horsham Twp., Montgomery County
My commission expires:                       My Commission Expires July 23, 2009
                                             Member, Pennsylvania Association of
                                             Notaries
July 23, 2009
-----------------------

STATE OF NORTH CAROLINA )
                        )  ss.:
COUNTY OF MECKLENBURG   )

            On the 14th day of December 2006, before me, a notary public in and for said State, personally appeared Joseph Newell III, known to me to be a Associate of Wachovia Bank, National Association, that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                           /s/  Amber M. Neil
                                          ----------------------------------
                                                       Notary Public

                       [SEAL]             Amber M. Neil
                                          Notary Public
                                          Mecklenburg County, North Carolina
                                          My Commission Expires October 10, 2010
My commission expires:

October 10, 2010
----------------------

STATE OF FLORIDA        )
                        )  SS.:
COUNTY OF MIAMI-DADE    )

            On the 19th day of December 2006, before me, a notary public in and for said State, personally appeared Steven N. Bjerke known to me to be a Vice President of LNR Partners, Inc., that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                              /s/  Caroline J. Hannah
My Commission Expires:  Aug 30, 2007          ----------------------------------
                                              Print Name:  Caroline J. Hannah

                                              Notary Public, State of Florida


                   [NOTARIAL SEAL]

Caroline J. Hannah
Notary Public - State of Florida
My commission expires: Aug 30, 2007
Commission  #DD234742
            Bonded By National Notary Assn.

STATE OF ILLINOIS      )
                       )  ss.:
COUNTY OF COOK         )

            On the 21st day of December 2006, before me, a notary public in and for said State, personally appeared Andy Streepey, known to me to be a Assistant Vice President of LaSalle Bank National Association, that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                               /s/  Daniel Laz
                                              ----------------------------------
                                                           Notary Public

                       [SEAL]                 "OFFICIAL SEAL"
                                              Daniel Laz
                                              Notary Public State of Illinois
My commission expires:                        My Commission Expires 09/21/2009
9/21/2009
------------------------

STATE OF NEW YORK      )
                       )  ss.:
COUNTY OF NEW YORK     )

            On the 21st day of December 2006, before me, a notary public in and or said State, personally appeared Ruth H. Fussell known to me to be a President of Wells Fargo Bank, N.A., that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                               /s/ Janet M. Jolley
---------------------------------------       ----------------------------------
                                                           Notary Public

                       [SEAL]                 Janet M. Jolley
                                              Notary Public, State of New York
                                              No. 01JO6121000
My commission expires:                        Qualified in Kings County
                                              Commission Expires Jan. 3, 2009
---------------------------------------

                                   EXHIBIT A-1

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2006-LDP9, CLASS A-1

THIS CLASS A-1 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  5.1700%            MASTER SERVICERS:  MIDLAND LOAN SERVICES,
                                       INC., CAPMARK FINANCE INC. AND WACHOVIA
DENOMINATION: $57,529,000              BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING          SPECIAL SERVICER: LNR PARTNERS, INC.
AGREEMENT:  AS OF DECEMBER 1, 2006
                                       TRUSTEE:  LASALLE BANK NATIONAL
CUT-OFF DATE: AS SET FORTH IN THE      ASSOCIATION
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        PAYING AGENT:  WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006        CUSIP NO.:  46629P AA 6

FIRST DISTRIBUTION DATE:               ISIN NO.: US46629PAA66
JANUARY 16, 2007
                                       COMMON CODE NO.: 028062435
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                    CERTIFICATE NO.: A-1-[--]
OF THE CLASS A-1 CERTIFICATES
AS OF THE CLOSING DATE:  $57,529,000

                              CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY NY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this
Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-1 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-1 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-1 Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                    EXHIBIT A-2

          J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2006-LDP9, CLASS A-1S

THIS CLASS A-1S CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  5.2840%            MASTER SERVICERS:  MIDLAND LOAN SERVICES,
                                       INC., CAPMARK FINANCE INC. AND WACHOVIA
DENOMINATION: $129,741,000             BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING          SPECIAL SERVICER: LNR PARTNERS, INC.
AGREEMENT:  AS OF DECEMBER 1, 2006
                                       TRUSTEE:  LASALLE BANK NATIONAL
CUT-OFF DATE: AS SET FORTH IN THE      ASSOCIATION
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        PAYING AGENT:  WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006        CUSIP NO.:  46629P AL 2

FIRST DISTRIBUTION DATE:               ISIN NO.: US46629PAL22
JANUARY 16, 2007
                                       COMMON CODE NO.: 028064608
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                    CERTIFICATE NO.: A-1S-[--]
OF THE CLASS A-1S CERTIFICATES
AS OF THE CLOSING DATE:  $129,741,000

                             CLASS A-1S CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-1S Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-1S Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-1S Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-1S Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-1S CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-3

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2006-LDP9, CLASS A-2

THIS CLASS A-2 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  5.1340%            MASTER SERVICERS:  MIDLAND LOAN SERVICES,
                                       INC., CAPMARK FINANCE INC. AND WACHOVIA
DENOMINATION: $139,777,000             BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING          SPECIAL SERVICER: LNR PARTNERS, INC.
AGREEMENT:  AS OF DECEMBER 1, 2006
                                       TRUSTEE:  LASALLE BANK NATIONAL
CUT-OFF DATE: AS SET FORTH IN THE      ASSOCIATION
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        PAYING AGENT:  WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006        CUSIP NO.:  46629P AB 4

FIRST DISTRIBUTION DATE:               ISIN NO.: US46629PAB40
JANUARY 16, 2007
                                       COMMON CODE NO.: 028062494
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                    CERTIFICATE NO.: A-2-[--]
OF THE CLASS A-2 CERTIFICATES
AS OF THE CLOSING DATE:  $139,777,000

                              CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-2 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-2 Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-4

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2006-LDP9, CLASS A-2S

THIS CLASS A-2S CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  5.2980%            MASTER SERVICERS:  MIDLAND LOAN SERVICES,
                                       INC., CAPMARK FINANCE INC. AND WACHOVIA
DENOMINATION: $375,000,000             BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING          SPECIAL SERVICER: LNR PARTNERS, INC.
AGREEMENT:  AS OF DECEMBER 1, 2006
                                       TRUSTEE:  LASALLE BANK NATIONAL
CUT-OFF DATE: AS SET FORTH IN THE      ASSOCIATION
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        PAYING AGENT:  WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006        CUSIP NO.:  46629P AM 0

FIRST DISTRIBUTION DATE:               ISIN NO.: US46629PAM05
JANUARY 16, 2007
                                       COMMON CODE NO.: 028064900
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                    CERTIFICATE NO.: A-2S-[--]
OF THE CLASS A-2S CERTIFICATES
AS OF THE CLOSING DATE:  $375,000,000

                             CLASS A-2S CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-2S Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-2S Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-2S Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-2S Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-2S CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-5

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                         SERIES 2006-LDP9, CLASS A-2SFL

THIS CLASS A-2SFL CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE REPRESENTS AN UNDIVIDED BENEFICIAL INTEREST IN A REMIC REGULAR INTEREST AND A SWAP CONTRACT AND CONSTITUTES AN INTEREST IN A GRANTOR TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE PASS-THROUGH RATE ON THIS CERTIFICATE IS BASED UPON LIBOR AND THEREFORE IS SUBJECT TO CHANGE OVER TIME BASED UPON CHANGES IN THE RATE OF LIBOR. IN ADDITION, THE PASS-THROUGH RATE ON THIS CLASS A-2SFL CERTIFICATE MAY CONVERT TO A FIXED PER ANNUM RATE UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

PASS-THROUGH RATE:  FLOATING IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC., CAPMARK FINANCE INC. AND WACHOVIA
SERVICING AGREEMENT                    BANK, NATIONAL ASSOCIATION

DENOMINATION: $200,000,000             SPECIAL SERVICER: LNR PARTNERS, INC.

DATE OF POOLING AND SERVICING          TRUSTEE:  LASALLE BANK NATIONAL
AGREEMENT:  AS OF DECEMBER 1, 2006     ASSOCIATION

CUT-OFF DATE: AS SET FORTH IN THE      PAYING AGENT:  WELLS FARGO BANK, N.A.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        CUSIP NO.:  46629P AN 8

CLOSING DATE: DECEMBER 21, 2006        ISIN NO.: US46629PAN87

FIRST DISTRIBUTION DATE:               COMMON CODE NO.: 028065213
JANUARY 16, 2007
                                       CERTIFICATE NO.: A-2SFL-[--]
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS A-2SFL CERTIFICATES
AS OF THE CLOSING DATE:  $200,000,000

                            CLASS A-2SFL CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-2SFL Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-2SFL Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate represents a beneficial interest in a portion of a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code of 1986, as amended, which portion consists of the Class A-2SFL Regular Interest, the related Swap Contract and the related Floating Rate Account. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges in limited circumstances as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (calculated on the basis of the actual number of days in the month and assuming each year has 360 days) during the applicable Interest Accrual Period relating to such Distribution Date at the Class A-2SFL Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Class A-2SFL Available Funds to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement. Distributions in respect of the Class A-2SFL Certificates may depend, in part, on payments from the Swap Counterparty under the related Swap Contract as more specifically set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account, the Distribution Accounts and the Floating Rate Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts and the Floating Rate Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-2SFL Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $100,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-2SFL CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-6

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2006-LDP9, CLASS A-3

THIS CLASS A-3 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  5.3360%            MASTER SERVICERS:  MIDLAND LOAN SERVICES,
                                       INC., CAPMARK FINANCE INC. AND WACHOVIA
DENOMINATION: [$500,000,000]           BANK, NATIONAL ASSOCIATION
[$500,000,000] [$500,000,000]
[$152,984,000]                         SPECIAL SERVICER: LNR PARTNERS, INC.

DATE OF POOLING AND SERVICING          TRUSTEE:  LASALLE BANK NATIONAL
AGREEMENT:  AS OF DECEMBER 1, 2006     ASSOCIATION

CUT-OFF DATE: AS SET FORTH IN THE      PAYING AGENT:  WELLS FARGO BANK, N.A.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        CUSIP NO.:  46629P AC 2

CLOSING DATE: DECEMBER 21, 2006        ISIN NO.: US46629PAC23

FIRST DISTRIBUTION DATE:               COMMON CODE NO.: 028063105
JANUARY 16, 2007
                                       CERTIFICATE NO.: A-3-[--]
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS A-3 CERTIFICATES
AS OF THE CLOSING DATE:  $1,652,984,000

                              CLASS A-3 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-3 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-3 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-3 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-3 Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-3 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-7

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                         SERIES 2006-LDP9, CLASS A-3SFL

THIS CLASS A-3SFL CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE REPRESENTS AN UNDIVIDED BENEFICIAL INTEREST IN A REMIC REGULAR INTEREST AND A SWAP CONTRACT AND CONSTITUTES AN INTEREST IN A GRANTOR TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE PASS-THROUGH RATE ON THIS CERTIFICATE IS BASED UPON LIBOR AND THEREFORE IS SUBJECT TO CHANGE OVER TIME BASED UPON CHANGES IN THE RATE OF LIBOR. IN ADDITION, THE PASS-THROUGH RATE ON THIS CLASS A-3SFL CERTIFICATE MAY CONVERT TO A FIXED PER ANNUM RATE UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

PASS-THROUGH RATE:  FLOATING IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC., CAPMARK FINANCE INC. AND WACHOVIA
SERVICING AGREEMENT                    BANK, NATIONAL ASSOCIATION

DENOMINATION: $145,282,000             SPECIAL SERVICER: LNR PARTNERS, INC.

DATE OF POOLING AND SERVICING          TRUSTEE:  LASALLE BANK NATIONAL
AGREEMENT:  AS OF DECEMBER 1, 2006     ASSOCIATION

CUT-OFF DATE: AS SET FORTH IN THE      PAYING AGENT:  WELLS FARGO BANK, N.A.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        CUSIP NO.:  46629P AP 3

CLOSING DATE: DECEMBER 21, 2006        ISIN NO.: US46629PAP36

FIRST DISTRIBUTION DATE:               COMMON CODE NO.: 028065558
JANUARY 16, 2007
                                       CERTIFICATE NO.: A-3SFL-[--]
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS A-3SFL CERTIFICATES
AS OF THE CLOSING DATE:  $145,282,000

                            CLASS A-3SFL CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-3SFL Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-3SFL Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate represents a beneficial interest in a portion of a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code of 1986, as amended, which portion consists of the Class A-3SFL Regular Interest, the Swap Contract and the Floating Rate Account. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges in limited circumstances as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (calculated on the basis of the actual number of days in the month and assuming each year has 360 days) during the applicable Interest Accrual Period relating to such Distribution Date at the Class A-3SFL Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Class A-3SFL Available Funds to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement. Distributions in respect of the Class A-3SFL Certificates may depend, in part, on payments from the Swap Counterparty under the related Swap Contract as more specifically set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account, the Distribution Accounts and the Floating Rate Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts and the Floating Rate Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-3SFL Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $100,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-3SFL CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-8

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2006-LDP9, CLASS A-1A

THIS CLASS A-1A CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  5.2570%            MASTER SERVICERS:  MIDLAND LOAN SERVICES,
                                       INC., CAPMARK FINANCE INC. AND WACHOVIA
DENOMINATION: [$500,000,000]           BANK, NATIONAL ASSOCIATION
[$197,664,000]
                                       SPECIAL SERVICER: LNR PARTNERS, INC.
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2006     TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION
CUT-OFF DATE: AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS    PAYING AGENT:  WELLS FARGO BANK, N.A.
DEFINED HEREIN)
                                       CUSIP NO.:  46629P AD 0
CLOSING DATE: DECEMBER 21, 2006
                                       ISIN NO.: US46629PAD06
FIRST DISTRIBUTION DATE:
JANUARY 16, 2007                       COMMON CODE NO.: 028063237

APPROXIMATE AGGREGATE                  CERTIFICATE NO.: A-1A-[--]
CERTIFICATE BALANCE
OF THE CLASS A-1A CERTIFICATES
AS OF THE CLOSING DATE:  $697,664,000

                             CLASS A-1A CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-1A Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-1A Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-1A Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-1A Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-1A CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-9

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2006-LDP9, CLASS X

THIS CLASS X CERTIFICATE HAS NO PRINCIPAL BALANCE AND WILL NOT RECEIVE ANY DISTRIBUTION OF PRINCIPAL.

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC., CAPMARK FINANCE INC. AND WACHOVIA
SERVICING AGREEMENT                    BANK, NATIONAL ASSOCIATION

DENOMINATION:  [$500,000,000]          SPECIAL SERVICER: LNR PARTNERS, INC.
[$500,000,000] [$500,000,000]
[$500,000,000] [$500,000,000]          TRUSTEE:  LASALLE BANK NATIONAL
[$500,000,000] [$500,000,000]          ASSOCIATION
[$500,000,000] [$500,000,000]
[$354,254,295]                         PAYING AGENT: WELLS FARGO BANK, N.A.

DATE OF POOLING AND SERVICING          CUSIP NO.: 46629P AK 4
AGREEMENT:  AS OF DECEMBER 1, 2006
                                       ISIN NO.: US46629PAK49
CUT-OFF DATE:  AS DEFINED IN THE
POOLING AND SERVICING AGREEMENT (AS    COMMON CODE:  028064209
DEFINED HEREIN)
                                       CERTIFICATE NO.:  X-[--]
CLOSING DATE:  DECEMBER 21, 2006

FIRST DISTRIBUTION DATE:
JANUARY 16, 2007

APPROXIMATE AGGREGATE NOTIONAL AMOUNT
OF THE CLASS X CERTIFICATES AS OF THE
CLOSING DATE: $4,854,254,295

                               CLASS X CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class X Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate will not be entitled to distributions in respect of principal. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            This Class X Certificate has no principal balance and will not receive any distribution of principal.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class X Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to such Distribution Date, as specified above. Interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount, and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS X CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-10

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2006-LDP9, CLASS A-M

THIS CLASS A-M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  5.3720%            MASTER SERVICERS:  MIDLAND LOAN SERVICES,
                                       INC., CAPMARK FINANCE INC. AND WACHOVIA
DENOMINATION: $363,993,000             BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING          SPECIAL SERVICER: LNR PARTNERS, INC.
AGREEMENT:  AS OF DECEMBER 1, 2006
                                       TRUSTEE:  LASALLE BANK NATIONAL
CUT-OFF DATE: AS SET FORTH IN THE      ASSOCIATION
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        PAYING AGENT:  WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006        CUSIP NO.:  46629P AE 8

FIRST DISTRIBUTION DATE:               ISIN NO.: US46629PAE88
JANUARY 16, 2007
                                       COMMON CODE NO.: 028063342
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                    CERTIFICATE NO.: A-M-[--]
OF THE CLASS A-M CERTIFICATES
AS OF THE CLOSING DATE:  $363,993,000

                              CLASS A-M CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-M Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-M Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-M Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-M Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-11

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2006-LDP9, CLASS A-MS

THIS CLASS A-MS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  5.3370%            MASTER SERVICERS:  MIDLAND LOAN SERVICES,
                                       INC., CAPMARK FINANCE INC. AND WACHOVIA
DENOMINATION: $121,432,000             BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING          SPECIAL SERVICER: LNR PARTNERS, INC.
AGREEMENT:  AS OF DECEMBER 1, 2006
                                       TRUSTEE:  LASALLE BANK NATIONAL
CUT-OFF DATE: AS SET FORTH IN THE      ASSOCIATION
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        PAYING AGENT:  WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006        CUSIP NO.:  46629P AQ 1

FIRST DISTRIBUTION DATE:               ISIN NO.: US46629PAQ19
JANUARY 16, 2007
                                       COMMON CODE NO.: 028065744
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                    CERTIFICATE NO.: A-MS-[--]
OF THE CLASS A-MS CERTIFICATES
AS OF THE CLOSING DATE:  $121,432,000

                             CLASS A-MS CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-MS Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-MS Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-MS Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-MS Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-MS CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-12

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2006-LDP9, CLASS A-J

THIS CLASS A-J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  5.4110%            MASTER SERVICERS:  MIDLAND LOAN SERVICES,
                                       INC., CAPMARK FINANCE INC. AND WACHOVIA
DENOMINATION: $318,494,000             BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING          SPECIAL SERVICER: LNR PARTNERS, INC.
AGREEMENT:  AS OF DECEMBER 1, 2006
                                       TRUSTEE:  LASALLE BANK NATIONAL
CUT-OFF DATE: AS SET FORTH IN THE      ASSOCIATION
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        PAYING AGENT:  WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006        CUSIP NO.:  46629P AF 5

FIRST DISTRIBUTION DATE:               ISIN NO.: US46629PAF53
JANUARY 16, 2007
                                       COMMON CODE NO.: 028063512
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                    CERTIFICATE NO.: A-J-[--]
OF THE CLASS A-J CERTIFICATES
AS OF THE CLOSING DATE:  $318,494,000

                              CLASS A-J CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-J Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-J Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-J Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-J Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-13

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2006-LDP9, CLASS A-JS

THIS CLASS A-JS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC., CAPMARK FINANCE INC. AND WACHOVIA
SERVICING AGREEMENT                    BANK, NATIONAL ASSOCIATION

DENOMINATION: $106,253,000             SPECIAL SERVICER: LNR PARTNERS, INC.

DATE OF POOLING AND SERVICING          TRUSTEE:  LASALLE BANK NATIONAL
AGREEMENT:  AS OF DECEMBER 1, 2006     ASSOCIATION

CUT-OFF DATE: AS SET FORTH IN THE      PAYING AGENT:  WELLS FARGO BANK, N.A.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        CUSIP NO.:  46629P AR 9

CLOSING DATE: DECEMBER 21, 2006        ISIN NO.: US46629PAR91

FIRST DISTRIBUTION DATE:               COMMON CODE NO.: 028065922
JANUARY 16, 2007
                                       CERTIFICATE NO.: A-JS-[--]
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS A-JS CERTIFICATES
AS OF THE CLOSING DATE:  $106,253,000

                             CLASS A-JS CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-JS Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-JS Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-JS Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-JS Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-JS CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-14

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2006-LDP9, CLASS B

THIS CLASS B CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC., CAPMARK FINANCE INC. AND WACHOVIA
SERVICING AGREEMENT                    BANK, NATIONAL ASSOCIATION

DENOMINATION: $72,799,000              SPECIAL SERVICER: LNR PARTNERS, INC.

DATE OF POOLING AND SERVICING          TRUSTEE:  LASALLE BANK NATIONAL
AGREEMENT:  AS OF DECEMBER 1, 2006     ASSOCIATION

CUT-OFF DATE: AS SET FORTH IN THE      PAYING AGENT:  WELLS FARGO BANK, N.A.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        CUSIP NO.:  46629P AG 3

CLOSING DATE: DECEMBER 21, 2006        ISIN NO.: US46629PAG37

FIRST DISTRIBUTION DATE:               COMMON CODE NO.: 028063695
JANUARY 16, 2007
                                       CERTIFICATE NO.: B-[--]
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS B CERTIFICATES
AS OF THE CLOSING DATE:  $72,799,000

                               CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class B Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class B Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class B Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-15

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2006-LDP9, CLASS B-S

THIS CLASS B-S CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC., CAPMARK FINANCE INC. AND WACHOVIA
SERVICING AGREEMENT                    BANK, NATIONAL ASSOCIATION

DENOMINATION: $24,287,000              SPECIAL SERVICER: LNR PARTNERS, INC.

DATE OF POOLING AND SERVICING          TRUSTEE:  LASALLE BANK NATIONAL
AGREEMENT:  AS OF DECEMBER 1, 2006     ASSOCIATION

CUT-OFF DATE: AS SET FORTH IN THE      PAYING AGENT:  WELLS FARGO BANK, N.A.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        CUSIP NO.:  46629P AS 7

CLOSING DATE: DECEMBER 21, 2006        ISIN NO.: US46629PAS74

FIRST DISTRIBUTION DATE:               COMMON CODE NO.: 028066201
JANUARY 16, 2007
                                       CERTIFICATE NO.: B-S-[--]
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS B-S CERTIFICATES
AS OF THE CLOSING DATE:  $24,287,000

                              CLASS B-S CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class B-S Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class B-S Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class B-S Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class B-S Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS B-S CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-16

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2006-LDP9, CLASS C

THIS CLASS C CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC., CAPMARK FINANCE INC. AND WACHOVIA
SERVICING AGREEMENT                    BANK, NATIONAL ASSOCIATION

DENOMINATION: $22,750,000              SPECIAL SERVICER: LNR PARTNERS, INC.

DATE OF POOLING AND SERVICING          TRUSTEE:  LASALLE BANK NATIONAL
AGREEMENT:  AS OF DECEMBER 1, 2006     ASSOCIATION

CUT-OFF DATE: AS SET FORTH IN THE      PAYING AGENT:  WELLS FARGO BANK, N.A.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        CUSIP NO.:  46629P AH 1

CLOSING DATE: DECEMBER 21, 2006        ISIN NO.: US46629PAH10

FIRST DISTRIBUTION DATE:               COMMON CODE NO.: 028063776
JANUARY 16, 2007
                                       CERTIFICATE NO.: C-[--]
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS C CERTIFICATES
AS OF THE CLOSING DATE:  $22,750,000

                               CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class C Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class C Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class C Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-17

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2006-LDP9, CLASS C-S

THIS CLASS C-S CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC., CAPMARK FINANCE INC. AND WACHOVIA
SERVICING AGREEMENT                    BANK, NATIONAL ASSOCIATION

DENOMINATION: $7,589,000               SPECIAL SERVICER: LNR PARTNERS, INC.

DATE OF POOLING AND SERVICING          TRUSTEE:  LASALLE BANK NATIONAL
AGREEMENT:  AS OF DECEMBER 1, 2006     ASSOCIATION

CUT-OFF DATE: AS SET FORTH IN THE      PAYING AGENT:  WELLS FARGO BANK, N.A.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        CUSIP NO.:  46629P AT 5

CLOSING DATE: DECEMBER 21, 2006        ISIN NO.: US46629PAT57

FIRST DISTRIBUTION DATE:               COMMON CODE NO.: 028066325
JANUARY 16, 2007
                                       CERTIFICATE NO.: C-S-[--]
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS C-S CERTIFICATES
AS OF THE CLOSING DATE:  $7,589,000

                              CLASS C-S CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class C-S Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class C-S Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class C-S Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class C-S Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS C-S CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-18

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2006-LDP9, CLASS D

THIS CLASS D CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC., CAPMARK FINANCE INC. AND WACHOVIA
SERVICING AGREEMENT                    BANK, NATIONAL ASSOCIATION

DENOMINATION: $50,049,000              SPECIAL SERVICER: LNR PARTNERS, INC.

DATE OF POOLING AND SERVICING          TRUSTEE:  LASALLE BANK NATIONAL
AGREEMENT:  AS OF DECEMBER 1, 2006     ASSOCIATION

CUT-OFF DATE: AS SET FORTH IN THE      PAYING AGENT:  WELLS FARGO BANK, N.A.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        CUSIP NO.:  46629P AJ 7

CLOSING DATE: DECEMBER 21, 2006        ISIN NO.: US46629PAJ75

FIRST DISTRIBUTION DATE:               COMMON CODE NO.: 028064055
JANUARY 16, 2007
                                       CERTIFICATE NO.: D-[--]
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS D CERTIFICATES
AS OF THE CLOSING DATE:  $50,049,000

                               CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class D Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class D Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class D Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-19

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2006-LDP9, CLASS D-S

THIS CLASS D-S CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC., CAPMARK FINANCE INC. AND WACHOVIA
SERVICING AGREEMENT                    BANK, NATIONAL ASSOCIATION

DENOMINATION: $16,697,000              SPECIAL SERVICER: LNR PARTNERS, INC.

DATE OF POOLING AND SERVICING          TRUSTEE:  LASALLE BANK NATIONAL
AGREEMENT:  AS OF DECEMBER 1, 2006     ASSOCIATION

CUT-OFF DATE: AS SET FORTH IN THE      PAYING AGENT:  WELLS FARGO BANK, N.A.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        CUSIP NO.:  46629P AU 2

CLOSING DATE: DECEMBER 21, 2006        ISIN NO.: US46629PAU21

FIRST DISTRIBUTION DATE:               COMMON CODE NO.: 028066465
JANUARY 16, 2007
                                       CERTIFICATE NO.: D-S-[--]
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS D-S CERTIFICATES
AS OF THE CLOSING DATE:  $16,697,000

                              CLASS D-S CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class D-S Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class D-S Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class D-S Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class D-S Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS D-S CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-20

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2006-LDP9, CLASS E

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS E CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC., CAPMARK FINANCE INC. AND WACHOVIA
SERVICING AGREEMENT                    BANK, NATIONAL ASSOCIATION.

DENOMINATION:  $40,949,000             SPECIAL SERVICER: LNR PARTNERS, INC.

DATE OF POOLING AND SERVICING          TRUSTEE:  LASALLE BANK NATIONAL
AGREEMENT:  AS OF DECEMBER 1, 2006     ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE     PAYING AGENT:  WELLS FARGO BANK, N.A.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        CUSIP NO.: [U48174 AA 1](1) [46630A AA
                                       6](2) [46630A AB 4](3)
CLOSING DATE:  DECEMBER 21, 2006
                                       ISIN NO.: [USU48174AA18](1)
FIRST DISTRIBUTION DATE:               [US46630AAA60](2) [US46630AAB44](3)
JANUARY 16, 2007
                                       COMMON CODE NO.: [028064098](1)
APPROXIMATE AGGREGATE                  [028064217](2)
CERTIFICATE BALANCE
OF THE CLASS E CERTIFICATES            CERTIFICATE NO.: E-[--]
AS OF THE CLOSING DATE:  $40,949,000

-----------
(1) For Book-Entry Regulation S Investors Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                               CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class E Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class E Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class E Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an  Remaining Certificate
                    interest in this       Balance of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
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

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-21

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2006-LDP9, CLASS E-S

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS E-S CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC., CAPMARK FINANCE INC. AND WACHOVIA
SERVICING AGREEMENT                    BANK, NATIONAL ASSOCIATION.

DENOMINATION:  $13,661,000             SPECIAL SERVICER: LNR PARTNERS, INC.

DATE OF POOLING AND SERVICING          TRUSTEE:  LASALLE BANK NATIONAL
AGREEMENT:  AS OF DECEMBER 1, 2006     ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE     PAYING AGENT:  WELLS FARGO BANK, N.A.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        CUSIP NO.: [U48174 AB 9](1) [46630A AC
                                       2](2) [46630A AD 0](3)
CLOSING DATE:  DECEMBER 21, 2006
                                       ISIN NO.: [USU48174AB90](1)
FIRST DISTRIBUTION DATE:               [US46630AAC27](2) [US46630AAD00](3)
JANUARY 16, 2007
                                       COMMON CODE NO.: [028067208](1)
APPROXIMATE AGGREGATE                  [028069995(2)
CERTIFICATE BALANCE
OF THE CLASS E-S CERTIFICATES          CERTIFICATE NO.: E-S-[--]
AS OF THE CLOSING DATE:  $13,661,000

---------
(1) For Book-Entry Regulation S Investors Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                              CLASS E-S CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class E-S Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class E-S Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class E-S Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class E-S Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS E-S CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an  Remaining Certificate
                    interest in this       Balance of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

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 ----------  ----------------------------  ----------------------  -----------

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 ----------  ----------------------------  ----------------------  -----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-22

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2006-LDP9, CLASS F

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS F CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC., CAPMARK FINANCE INC. AND WACHOVIA
SERVICING AGREEMENT                    BANK, NATIONAL ASSOCIATION.

DENOMINATION:  $40,949,000             SPECIAL SERVICER: LNR PARTNERS, INC.

DATE OF POOLING AND SERVICING          TRUSTEE:  LASALLE BANK NATIONAL
AGREEMENT:  AS OF DECEMBER 1, 2006     ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE     PAYING AGENT:  WELLS FARGO BANK, N.A.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        CUSIP NO.: [U48174 AC 7](1) [46630A AE
                                       8](2) [46630A AF 5](3)
CLOSING DATE:  DECEMBER 21, 2006
                                       ISIN NO.: [USU48174AC73](1)
FIRST DISTRIBUTION DATE:               [US46630AAE82](2) [US46630AAF57](3)
JANUARY 16, 2007
                                       COMMON CODE NO.: [028067836](1)
APPROXIMATE AGGREGATE                  [028066708](2)
CERTIFICATE BALANCE
OF THE CLASS F CERTIFICATES            CERTIFICATE NO.: F-[--]
AS OF THE CLOSING DATE:  $40,949,000

----------
(1) For Book-Entry Regulation S Investors Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                               CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class F Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class F Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class F Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an  Remaining Certificate
                    interest in this       Balance of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By

----------  ----------------------------  ----------------------  -----------

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 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

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 ----------  ----------------------------  ----------------------  -----------

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

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-23

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2006-LDP9, CLASS F-S

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS F-S CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC., CAPMARK FINANCE INC. AND WACHOVIA
SERVICING AGREEMENT                    BANK, NATIONAL ASSOCIATION.

DENOMINATION:  $13,661,000             SPECIAL SERVICER: LNR PARTNERS, INC.

DATE OF POOLING AND SERVICING          TRUSTEE:  LASALLE BANK NATIONAL
AGREEMENT:  AS OF DECEMBER 1, 2006     ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE     PAYING AGENT:  WELLS FARGO BANK, N.A.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        CUSIP NO.: [U48174 AD 5](1) [46630A AG
                                       3](2) [46630A AH 1](3)
CLOSING DATE:  DECEMBER 21, 2006
                                       ISIN NO.: [USU48174AD56](1)
FIRST DISTRIBUTION DATE:               [US46630AAG31](2) [US46630AAH14](3)
JANUARY 16, 2007
                                       COMMON CODE NO.: [028067992](1)
APPROXIMATE AGGREGATE                  [028070225](2)
CERTIFICATE BALANCE
OF THE CLASS F-S CERTIFICATES          CERTIFICATE NO.: F-S-[--]
AS OF THE CLOSING DATE:  $13,661,000

-----------
(1) For Book-Entry Regulation S Investors Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                              CLASS F-S CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class F-S Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class F-S Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class F-S Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class F-S Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS F-S CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an  Remaining Certificate
                    interest in this       Balance of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-24

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2006-LDP9, CLASS G

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC., CAPMARK FINANCE INC. AND WACHOVIA
SERVICING AGREEMENT                    BANK, NATIONAL ASSOCIATION.

DENOMINATION:  $36,399,000             SPECIAL SERVICER: LNR PARTNERS, INC.

DATE OF POOLING AND SERVICING          TRUSTEE:  LASALLE BANK NATIONAL
AGREEMENT:  AS OF DECEMBER 1, 2006     ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE     PAYING AGENT:  WELLS FARGO BANK, N.A.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        CUSIP NO.: [U48174 AE 3](1) [46630A AJ
                                       7](2) [46630A AK 4](3)
CLOSING DATE:  DECEMBER 21, 2006
                                       ISIN NO.: [USU48174AE30](1)
FIRST DISTRIBUTION DATE:               [US46630AAJ79](2) [US46630AAK43](3)
JANUARY 16, 2007
                                       COMMON CODE NO.: [028066848](1)
APPROXIMATE AGGREGATE                  [028069839](2)
CERTIFICATE BALANCE
OF THE CLASS G CERTIFICATES            CERTIFICATE NO.: G-[--]
AS OF THE CLOSING DATE:  $36,399,000

-------------

(1) For Book-Entry Regulation S Investors Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                               CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class G Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class G Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class G Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an  Remaining Certificate
                    interest in this       Balance of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-25

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2006-LDP9, CLASS G-S

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS G-S CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC., CAPMARK FINANCE INC. AND WACHOVIA
SERVICING AGREEMENT                    BANK, NATIONAL ASSOCIATION.

DENOMINATION:  $12,144,000             SPECIAL SERVICER: LNR PARTNERS, INC.

DATE OF POOLING AND SERVICING          TRUSTEE:  LASALLE BANK NATIONAL
AGREEMENT:  AS OF DECEMBER 1, 2006     ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE     PAYING AGENT:  WELLS FARGO BANK, N.A.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        CUSIP NO.: [U48174 AF 0](1) [46630A AL
                                       2](2) [46630A AM 0](3)
CLOSING DATE:  DECEMBER 21, 2006
                                       ISIN NO.: [USU48174AF05](1)
FIRST DISTRIBUTION DATE:               [US46630AAL26](2) [US46630AAM09](3)
JANUARY 16, 2007
                                       COMMON CODE NO.: [028068085](1)
APPROXIMATE AGGREGATE                  [028070373](2)
CERTIFICATE BALANCE
OF THE CLASS G-S CERTIFICATES          CERTIFICATE NO.: G-S-[--]
AS OF THE CLOSING DATE:  $12,144,000

-----------
(1) For Book-Entry Regulation S Investors Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                              CLASS G-S CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class G-S Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class G-S Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class G-S Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class G-S Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS G-S CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an  Remaining Certificate
                    interest in this       Balance of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-26

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2006-LDP9, CLASS H

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC., CAPMARK FINANCE INC. AND WACHOVIA
SERVICING AGREEMENT                    BANK, NATIONAL ASSOCIATION.

DENOMINATION:  $45,500,000             SPECIAL SERVICER: LNR PARTNERS, INC.

DATE OF POOLING AND SERVICING          TRUSTEE:  LASALLE BANK NATIONAL
AGREEMENT:  AS OF DECEMBER 1, 2006     ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE     PAYING AGENT:  WELLS FARGO BANK, N.A.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        CUSIP NO.: [U48174 AG 8](1) [46630A AN
                                       8](2) [46630A AP 3](3)
CLOSING DATE:  DECEMBER 21, 2006
                                       ISIN NO.: [USU48174AG87](1)
FIRST DISTRIBUTION DATE:               [US46630AAN81](2) [US46630AAP30](3)
JANUARY 16, 2007
                                       COMMON CODE NO.: [028067011](1)
APPROXIMATE AGGREGATE                  [028069880](2)
CERTIFICATE BALANCE
OF THE CLASS H CERTIFICATES            CERTIFICATE NO.: H-[--]
AS OF THE CLOSING DATE:  $45,500,000

--------------
(1) For Book-Entry Regulation S Investors Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                               CLASS H CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class H Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class H Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class H Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an  Remaining Certificate
                    interest in this       Balance of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

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 ----------  ----------------------------  ----------------------  -----------

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 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

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 ----------  ----------------------------  ----------------------  -----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-27

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2006-LDP9, CLASS H-S

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS H-S CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC., CAPMARK FINANCE INC. AND WACHOVIA
SERVICING AGREEMENT                    BANK, NATIONAL ASSOCIATION.

DENOMINATION:  $15,179,000             SPECIAL SERVICER: LNR PARTNERS, INC.

DATE OF POOLING AND SERVICING          TRUSTEE:  LASALLE BANK NATIONAL
AGREEMENT:  AS OF DECEMBER 1, 2006     ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE     PAYING AGENT:  WELLS FARGO BANK, N.A.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        CUSIP NO.: [U48174 AH 6](1) [46630A AQ
                                       1](2) [46630A AR 9](3)
CLOSING DATE:  DECEMBER 21, 2006
                                       ISIN NO.: [USU48174AH60](1)
FIRST DISTRIBUTION DATE:               [US46630AAQ13](2) [US46630AAR95](3)
JANUARY 16, 2007
                                       COMMON CODE NO.: [028069065](1)
APPROXIMATE AGGREGATE                  [028070489](2)
CERTIFICATE BALANCE
OF THE CLASS H-S CERTIFICATES          CERTIFICATE NO.: H-S-[--]
AS OF THE CLOSING DATE:  $15,179,000

-----------
(1) For Book-Entry Regulation S Investors Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                              CLASS H-S CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class H-S Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class H-S Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class H-S Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class H-S Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS H-S CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an  Remaining Certificate
                    interest in this       Balance of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-28

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2006-LDP9, CLASS J

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE PAYING AGENT, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

----------
(1) For Book-Entry Regulation S Investors Only.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC., CAPMARK FINANCE INC. AND WACHOVIA
SERVICING AGREEMENT                    BANK, NATIONAL ASSOCIATION.

DENOMINATION:  $18,203,000             SPECIAL SERVICER: LNR PARTNERS, INC.

DATE OF POOLING AND SERVICING          TRUSTEE:  LASALLE BANK NATIONAL
AGREEMENT:  AS OF DECEMBER 1, 2006     ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE     PAYING AGENT:  WELLS FARGO BANK, N.A.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        CUSIP NO.: [U48174 AJ 2](1) [46630A AS
                                       7](2) [46630A AT 5](3)
CLOSING DATE:  DECEMBER 21, 2006
                                       ISIN NO.: [USU48174AJ27](1)
FIRST DISTRIBUTION DATE:               [US46630AAS78](2) [US46630AAT51](3)
JANUARY 16, 2007
                                       COMMON CODE NO.: [028069189](1)
APPROXIMATE AGGREGATE                  [028070543](2)
CERTIFICATE BALANCE
OF THE CLASS J CERTIFICATES            CERTIFICATE NO.: J-[--]
AS OF THE CLOSING DATE:  $18,203,000

-------------
(1) For Book-Entry Regulation S Investors Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                               CLASS J CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class J Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class J Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class J Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an  Remaining Certificate
                    interest in this       Balance of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-29

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2006-LDP9, CLASS K

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS K CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE PAYING AGENT, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

---------------
(1) For Book-Entry Regulation S Investors Only.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC., CAPMARK FINANCE INC. AND WACHOVIA
SERVICING AGREEMENT                    BANK, NATIONAL ASSOCIATION.

DENOMINATION:  $18,204,000             SPECIAL SERVICER: LNR PARTNERS, INC.

DATE OF POOLING AND SERVICING          TRUSTEE:  LASALLE BANK NATIONAL
AGREEMENT:  AS OF DECEMBER 1, 2006     ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE     PAYING AGENT:  WELLS FARGO BANK, N.A.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        CUSIP NO.: [U48174 AK 9](1) [46630A AU
                                       2](2) [46630A AV 0](3)
CLOSING DATE:  DECEMBER 21, 2006
                                       ISIN NO.: [USU48174AK99](1)
FIRST DISTRIBUTION DATE:               [US46630AAU25](2) [US46630AAV08](3)
JANUARY 16, 2007
                                       COMMON CODE NO.: [028069260](1)
APPROXIMATE AGGREGATE                  [028070586](2)
CERTIFICATE BALANCE
OF THE CLASS K CERTIFICATES            CERTIFICATE NO.: K-[--]
AS OF THE CLOSING DATE:  $18,204,000

-----------
(1) For Book-Entry Regulation S Investors Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                               CLASS K CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class K Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class K Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class K Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class K Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS K CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an  Remaining Certificate
                    interest in this       Balance of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-30

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2006-LDP9, CLASS L

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS L CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE PAYING AGENT, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

------------------------
(1) For Book-Entry Regulation S Investors Only.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC., CAPMARK FINANCE INC. AND WACHOVIA
SERVICING AGREEMENT                    BANK, NATIONAL ASSOCIATION.

DENOMINATION:  $12,135,000             SPECIAL SERVICER: LNR PARTNERS, INC.

DATE OF POOLING AND SERVICING          TRUSTEE:  LASALLE BANK NATIONAL
AGREEMENT:  AS OF DECEMBER 1, 2006     ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE     PAYING AGENT:  WELLS FARGO BANK, N.A.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        CUSIP NO.: [U48174 AL 7](1) [46630A AW
                                       8](2) [46630A AX 6](3)
CLOSING DATE:  DECEMBER 21, 2006
                                       ISIN NO.: [USU48174AL72](1)
FIRST DISTRIBUTION DATE:               [US46630AAW80](2) [US46630AAX63](3)
JANUARY 16, 2007
                                       COMMON CODE NO.: [028069324](1)
APPROXIMATE AGGREGATE                  [028070667](2)
CERTIFICATE BALANCE
OF THE CLASS L CERTIFICATES            CERTIFICATE NO.: L-[--]
AS OF THE CLOSING DATE:  $12,135,000

----------------
(1) For Book-Entry Regulation S Investors Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                               CLASS L CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class L Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class L Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class L Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class L Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 21, 2006

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS L CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an  Remaining Certificate
                    interest in this       Balance of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
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

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-31

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2006-LDP9, CLASS M

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE PAYING AGENT, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

-----------
(1) For Book-Entry Regulation S Investors Only.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC., CAPMARK FINANCE INC. AND WACHOVIA
SERVICING AGREEMENT                    BANK, NATIONAL ASSOCIATION.

DENOMINATION:  $12,136,000             SPECIAL SERVICER: LNR PARTNERS, INC.

DATE OF POOLING AND SERVICING          TRUSTEE:  LASALLE BANK NATIONAL
AGREEMENT:  AS OF DECEMBER 1, 2006     ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE     PAYING AGENT:  WELLS FARGO BANK, N.A.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        CUSIP NO.: [U48174 AM 5](1) [46630A AY
                                       4](2) [46630A AZ 1](3)
CLOSING DATE:  DECEMBER 21, 2006
                                       ISIN NO.: [USU48174AM55](1)
FIRST DISTRIBUTION DATE:               [US46630AAY47](2) [US46630AAZ12](3)
JANUARY 16, 2007
                                       COMMON CODE NO.: [028069391](1)
APPROXIMATE AGGREGATE                  [028070721](2)
CERTIFICATE BALANCE
OF THE CLASS M CERTIFICATES            CERTIFICATE NO.: M-[--]
AS OF THE CLOSING DATE:  $12,136,000

----------------
(1) For Book-Entry Regulation S Investors Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                               CLASS M CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class M Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class M Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class M Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class M Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an  Remaining Certificate
                    interest in this       Balance of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-32

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2006-LDP9, CLASS N

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS N CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE PAYING AGENT, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

-------------
(1) For Book-Entry Regulation S Investors Only.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC., CAPMARK FINANCE INC. AND WACHOVIA
SERVICING AGREEMENT                    BANK, NATIONAL ASSOCIATION.

DENOMINATION:  $6,068,000              SPECIAL SERVICER: LNR PARTNERS, INC.

DATE OF POOLING AND SERVICING          TRUSTEE:  LASALLE BANK NATIONAL
AGREEMENT:  AS OF DECEMBER 1, 2006     ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE     PAYING AGENT:  WELLS FARGO BANK, N.A.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        CUSIP NO.: [U48174 AN 3](1) [46630A BA
                                       5](2) [46630A BB 3](3)
CLOSING DATE:  DECEMBER 21, 2006
                                       ISIN NO.: [USU48174AN39](1)
FIRST DISTRIBUTION DATE:               [US46630ABA51](2) [US46630ABB35](3)
JANUARY 16, 2007
                                       COMMON CODE NO.: [028069472](1)
APPROXIMATE AGGREGATE                  [028070829](2)
CERTIFICATE BALANCE
OF THE CLASS N CERTIFICATES            CERTIFICATE NO.: N-[--]
AS OF THE CLOSING DATE:  $6,068,000

--------------------
(1) For Book-Entry Regulation S Investors Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                               CLASS N CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class N Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class N Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class N Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class N Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS N CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an  Remaining Certificate
                    interest in this       Balance of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
----------  ----------------------------  ----------------------  -----------

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

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-33

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2006-LDP9, CLASS P

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS P CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE PAYING AGENT, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

-----------
(1) For Book-Entry Regulation S Investors Only.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC., CAPMARK FINANCE INC. AND WACHOVIA
SERVICING AGREEMENT                    BANK, NATIONAL ASSOCIATION.

DENOMINATION:  $12,135,000             SPECIAL SERVICER: LNR PARTNERS, INC.

DATE OF POOLING AND SERVICING          TRUSTEE:  LASALLE BANK NATIONAL
AGREEMENT:  AS OF DECEMBER 1, 2006     ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE     PAYING AGENT:  WELLS FARGO BANK, N.A.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        CUSIP NO.: [U48174 AP 8](1) [46630A BC
                                       1](2) [46630A BD 9](3)
CLOSING DATE:  DECEMBER 21, 2006
                                       ISIN NO.: [USU48174AP86](1)
FIRST DISTRIBUTION DATE:               [US46630ABC18](2) [US46630ABD90](3)
JANUARY 16, 2007
                                       COMMON CODE NO.: [028069600](1)
APPROXIMATE AGGREGATE                  [028071078](2)
CERTIFICATE BALANCE
OF THE CLASS P CERTIFICATES            CERTIFICATE NO.: P-[--]
AS OF THE CLOSING DATE:  $12,135,000

-----------------
(1) For Book-Entry Regulation S Investors Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                               CLASS P CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class P Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class P Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class P Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class P Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 21, 2006

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS P CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an  Remaining Certificate
                    interest in this       Balance of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-34

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2006-LDP9, CLASS NR

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS NR CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE PAYING AGENT, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

---------------
(1) For Book-Entry Regulation S Investors Only.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC., CAPMARK FINANCE INC. AND WACHOVIA
SERVICING AGREEMENT                    BANK, NATIONAL ASSOCIATION.

DENOMINATION:  $54,611,295             SPECIAL SERVICER: LNR PARTNERS, INC.

DATE OF POOLING AND SERVICING          TRUSTEE:  LASALLE BANK NATIONAL
AGREEMENT:  AS OF DECEMBER 1, 2006     ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE     PAYING AGENT:  WELLS FARGO BANK, N.A.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                        CUSIP NO.: [U48174 AQ 6](1) [46630A BE
                                       7](2) [46630A BF 4](3)
CLOSING DATE:  DECEMBER 21, 2006
                                       ISIN NO.: [USU48174AQ69](1)
FIRST DISTRIBUTION DATE:               [US46630ABE73](2) [US46630ABF49](3)
JANUARY 16, 2007
                                       COMMON CODE NO.: [028069707](1)
APPROXIMATE AGGREGATE                  [028071213](2)
CERTIFICATE BALANCE
OF THE CLASS NR CERTIFICATES           CERTIFICATE NO.: NR-[--]
AS OF THE CLOSING DATE:  $54,611,295

------------------
(1) For Book-Entry Regulation S Investors Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                              CLASS NR CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class NR Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class NR Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class NR Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class NR Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS NR CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an  Remaining Certificate
                    interest in this       Balance of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

 ----------  ----------------------------  ----------------------  -----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-35

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2006-LDP9, CLASS R

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE. OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR A CHURCH PLAN, AS DEFINED IN SECTION 3(33) OF ERISA, FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE CERTIFICATE REGISTRAR TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY OF SUCH PERSON OR ANY OTHER U.S. PERSON AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-l(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN TREASURY REGULATIONS.

PERCENTAGE INTEREST EVIDENCED BY THIS  MASTER SERVICERS:  MIDLAND LOAN SERVICES,
CERTIFICATE: 100%                      INC., CAPMARK FINANCE INC. AND WACHOVIA
                                       BANK, NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2006     SPECIAL SERVICER:  LNR PARTNERS, INC.

CUT-OFF DATE:  AS SET FORTH IN THE     TRUSTEE:  LASALLE BANK NATIONAL
POOLING AND SERVICING AGREEMENT (AS    ASSOCIATION
DEFINED HEREIN)
                                       PAYING AGENT: WELLS FARGO BANK, N.A.
CLOSING DATE: DECEMBER 21, 2006
                                       CUSIP NO.: [U48174 AR 4](1) [46630A BG
FIRST DISTRIBUTION DATE:               2](2) [46630A BH 0](3)
JANUARY 16, 2007
                                       ISIN NO.: [USU48174AR43](1)
CLASS R PERCENTAGE INTEREST:  100%     [US46630ABG22](2) [US46630ABH05](3)

                                       CERTIFICATE NO.:  R-[--]

------------------------
(1) For Book-Entry Regulation S Investors Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                               CLASS R CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

is the registered owner of the interest evidenced by this Certificate in the Class R Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Class R Certificate is a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class R Certificates shall be the "tax matters person" for the Upper-Tier REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Paying Agent is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the "tax matters person".

            Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Paying Agent in an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) and to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under Section 5.02(d) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Master Servicers, the Paying Agent and the Certificate Registrar of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class R Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected; and (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

            The Class R, Class MR and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS R CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-36

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2006-LDP9, CLASS MR

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE. OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR A CHURCH PLAN, AS DEFINED IN SECTION 3(33) OF ERISA, FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE CERTIFICATE REGISTRAR TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY OF SUCH PERSON OR ANY OTHER U.S. PERSON AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-l(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN TREASURY REGULATIONS.

PERCENTAGE INTEREST EVIDENCED BY THIS  MASTER SERVICERS:  MIDLAND LOAN SERVICES,
CERTIFICATE: 100%                      INC., CAPMARK FINANCE INC. AND WACHOVIA
                                       BANK, NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2006     SPECIAL SERVICER:  LNR PARTNERS, INC.

CUT-OFF DATE:  AS SET FORTH IN THE     TRUSTEE:  LASALLE BANK NATIONAL
POOLING AND SERVICING AGREEMENT (AS    ASSOCIATION
DEFINED HEREIN)
                                       PAYING AGENT: WELLS FARGO BANK, N.A.
CLOSING DATE: DECEMBER 21, 2006
                                       CUSIP NO.:  [U48174 AS 2](1) [46630A BJ
FIRST DISTRIBUTION DATE:               6](2) [46630A BK 3](3)
JANUARY 16, 2007
                                       ISIN NO.:  [USU48174AS26](1)
CLASS MR PERCENTAGE INTEREST:  100%    [US46630ABJ60](2) [US46630ABK34](3)

                                       CERTIFICATE NO.:  MR-[--]

-----------
(1) For Book-Entry Regulation S Investors Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                              CLASS MR CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

is the registered owner of the interest evidenced by this Certificate in the Class MR Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Class MR Certificate is a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class MR Certificates shall be the "tax matters person" for the Middle-Tier REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Paying Agent is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the "tax matters person".

            Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Paying Agent in an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) and to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in a Class MR Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under Section 5.02(d) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class MR Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring any Ownership Interest in a Class MR Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Master Servicers, the Paying Agent and the Certificate Registrar of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class MR Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class MR Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Class MR Certificate to such proposed Transferee shall be effected; and (D) Each Person holding or acquiring any Ownership Interest in a Class MR Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class MR Certificate and (2) not to transfer its Ownership Interest in such Class MR Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

            The Class R, Class MR and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS MR CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-37

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2006-LDP9, CLASS LR

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE. OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR A CHURCH PLAN, AS DEFINED IN SECTION 3(33) OF ERISA, FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE CERTIFICATE REGISTRAR TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY OF SUCH PERSON OR ANY OTHER U.S. PERSON AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-l(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN TREASURY REGULATIONS.

PERCENTAGE INTEREST EVIDENCED BY THIS  MASTER SERVICERS:  MIDLAND LOAN SERVICES,
CERTIFICATE: 100%                      INC., CAPMARK FINANCE INC. AND WACHOVIA
                                       BANK, NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2006     SPECIAL SERVICER:  LNR PARTNERS, INC.

CUT-OFF DATE:  AS SET FORTH IN THE     TRUSTEE:  LASALLE BANK NATIONAL
POOLING AND SERVICING AGREEMENT (AS    ASSOCIATION
DEFINED HEREIN)
                                       PAYING AGENT: WELLS FARGO BANK, N.A.
CLOSING DATE: DECEMBER 21, 2006
                                       CUSIP NO.:  [U48174 AT 0](1) [46630A BL
FIRST DISTRIBUTION DATE:               1](2) [46630A BM 9](3)
JANUARY 16, 2007
                                       ISIN NO.:  [USU48174AT09](1)
CLASS LR PERCENTAGE INTEREST:  100%    [US46630ABL17](2) [US46630ABM99](3)

                                       CERTIFICATE NO.:  LR-[--]

---------------
(1) For Book-Entry Regulation S Investors Only.

(2) For Book-Entry Rule 144A Only.

(3) For Institutional Accredited Investors Only.

                              CLASS LR CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE, THE PAYING AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

is the registered owner of the interest evidenced by this Certificate in the Class LR Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP9 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Class LR Certificate is a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class LR Certificates shall be the "tax matters person" for the Lower-Tier REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Paying Agent is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the "tax matters person".

            Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Paying Agent in an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) and to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in a Class LR Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under Section 5.02(d) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class LR Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring any Ownership Interest in a Class LR Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Master Servicers, the Paying Agent and the Certificate Registrar of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class LR Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class LR Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Class LR Certificate to such proposed Transferee shall be effected; and (D) Each Person holding or acquiring any Ownership Interest in a Class LR Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class LR Certificate and (2) not to transfer its Ownership Interest in such Class LR Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

            The Class R, Class MR and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Paying Agent shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS LR CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent


                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common              UNIF GIFT MIN ACT _______ Custodian
TEN ENT  -  as tenants by the entireties                       (Cust)
JT TEN   -  as joint tenants with rights     Under Uniform Gifts to Minors
            of survivorship and not as
            tenants in common                Act __________________________
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________

______________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:_________________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

                                    Attached

         JPMCC 2006-LDP9
         Mortgage Loan Schedule (Combined)


Loan #   Mortgagor Name                                                          Property Address
------   ---------------------------------------------------------------------   ---------------------------------------------
     1   Extell Belnord LLC                                                      2360 Broadway
     2   131 South Dearborn, LLC                                                 131 South Dearborn Street
     3   FPG Galleria One Owner, LP, FPG Galleria Two Owner,                     13355, 13455, 13155 Noel Road
         LP and FPG Galleria Three Owner, LP
     4   UCM/SREP-Corporate Woods, LLC                                           Various
  4.01                                                                           10851 Mastin Boulevard
  4.02                                                                           9401 Indian Creek Parkway
  4.03                                                                           10801 Mastin Boulevard
  4.04                                                                           9225 Indian Creek Parkway
  4.05                                                                           9900 West 109th Street
  4.06                                                                           10950 Grandview Drive
  4.07                                                                           10865-10895 Grandview Drive
  4.08                                                                           8900 Indian Creek Parkway
  4.09                                                                           9200 Indian Creek Parkway
   4.1                                                                           10975 Benson Drive
  4.11                                                                           8717 West 110th Street
  4.12                                                                           9393 West 110th Street
  4.13                                                                           9300 West 110th Street
  4.14                                                                           10975 Grandview Drive
  4.15                                                                           9900-9962 College Boulevard
  4.16                                                                           8700 Indian Creek Parkway
  4.17                                                                           10800 Farley Street
     5   ART Mortgage Borrower Propco 2006-1A L.P. and                           Various
         ART Mortgage Borrower Opco 2006-1A L.P.
  5.01                                                                           1331 Civil War Road
  5.02                                                                           200 Railhead Road
  5.03                                                                           751 West Churchill Road
  5.04                                                                           2007 West Mary Street
     6   Merchandise Mart L.L.C, MTS-MM LLC                                      200 World Trade Center
  7.01   CRP-2 Holdings AA, L.P.                                                 Various
     7   CRP-2 Holdings AA, L.P.                                                 12902 Federal Systems Park Drive
     8   CRP-2 Holdings AA, L.P.                                                 1800 Alexander Bell Drive
     9   CRP-2 Holdings AA, L.P.                                                 580 -735 Tollgate Road
    10   CRP-2 Holdings AA, L.P.                                                 2200 Cabot Drive
    11   CRP-2 Holdings AA, L.P.                                                 144 Turnpike Road
    12   CRP-2 Holdings AA, L.P.                                                 1811-1842 Centre Point Circle
    13   CRP-2 Holdings AA, L.P.                                                 371 Hoes Lane
    14   CRP-2 Holdings AA, L.P.                                                 600 North Cockrell Hill Road
    15   CRP-2 Holdings AA, L.P.                                                 3140-3145 Northwoods Parkway
    16   CRP-2 Holdings AA, L.P.                                                 1765 & 1775 West Oak Parkway
    17   CRP-2 Holdings AA, L.P.                                                 801 Seaco Court
    18   CRP-2 Holdings AA, L.P.                                                 1101 31st Street
    19   CRP-2 Holdings AA, L.P.                                                 5555 West 73rd Street
    20   CRP-2 Holdings AA, L.P.                                                 901-929 AEC Drive
    21   CRP-2 Holdings AA, L.P.                                                 130-150 East St. Charles Road
    22   CRP-2 Holdings AA, L.P.                                                 600 North York Road
    23   CRP-2 Holdings AA, L.P.                                                 1300 Morse Avenue
    24   CRP-2 Holdings AA, L.P.                                                 7500 Natchez Avenue
    25   CRP-2 Holdings AA, L.P.                                                 3800 River Road
    26   CRP-2 Holdings AA, L.P.                                                 333 Washington Boulevard
    27   CRP-2 Holdings AA, L.P.                                                 970 Douglas Road
    28   CRP-2 Holdings AA, L.P.                                                 1299 Lunt Avenue
    29   CRP-2 Holdings AA, L.P.                                                 1515 Louis Avenue
    30   CRP-2 Holdings AA, L.P.                                                 1220 Capitol Drive
    31   CRP-2 Holdings AA, L.P.                                                 200 Martin Lane
    32   Centro Bradley SPE 3 LLC and Centro Bradley Crystal Lake LLC            Various
 32.01                                                                           13200 Cicero Avenue
 32.02                                                                           6140-6340 Northwest Highway
 32.03                                                                           7630 North Barrington Road
 32.04                                                                           9169-9405 Telegraph Road
 32.05                                                                           6403-6479 North Prospect Avenue
 32.06                                                                           10850 Lincoln Trail
 32.07                                                                           2700 Anderson Avenue
 32.08                                                                           15909-15957 Manchester Road
 32.09                                                                           3311 N. Sterling Avenue
  32.1                                                                           3500 Dodge Street
 32.11                                                                           645-821 Lincoln Highway West
 32.12                                                                           2142-2200 West Kimberly Road
 32.13                                                                           3405-3443 Freedom Drive
 32.14                                                                           3034-3042 Fish Hatchery Road
    33   Sugarloaf Mills Limited Partnership                                     5900 Sugarloaf Parkway
    34   BF ATL, LLC, BF ATL II, LLC, BF ATL III,                                600 Peachtree Street
         LLC, BF ATL IV, LLC, BF ATL V, LLC
    35   Amarillo Partners, L.P.                                                 7701 Interstate 40 West
 36.01                                                                           Various
    36   Club Royale Apts., Inc.                                                 380 North Linden Avenue
    37   4141 Glendale Avenue, Inc.                                              4141 West Glendale Avenue
    38   5525 Pleasant Hill Avenue, Inc.                                         5575 Pleasant Hill Avenue
    39   1661 First Street, Inc.                                                 1661 First Street
    40   45321-45365 Cedar Avenue, Inc.                                          45321-65 Cedar Avenue
    41   1475 E. Date Street, Inc.                                               1475 East Date Street
    42   14625 Rayen Street, Inc.                                                14625 Raven Street
    43   8510 Columbus Avenue, Inc.                                              8510 Columbus Avenue
    44   4171 W. El Segundo Blvd., Inc.                                          4171 West El Segundo Boulevard
    45   525 Junction Road L.L.C.                                                515-535 Junction Road
    46   PK II El Camino North LP                                                2217-2741 Vista Way
    47   TWC II-Prescott Mall, LLC                                               3250 Gateway Boulevard
    48   JBG/Reston Hotel, L.L.C.                                                11810 Sunrise Valley Drive
    49   PK I Cheyenne Commons LLC                                               3189 North Rainbow Boulevard
    50   NK-LCB Property, LLC                                                    2200, 2222 & 2230 East Imperial Highway
    51   Tysons Galleria L.L.C.                                                  2001 International Drive
    52   Champion WLA, LTD.                                                      11270 West Olympic Boulevard
    53   Griffin Capital (Westwood) Investors, LLC                               2441 and 2443 Warrenville Road
    54   CRP-2 Holdings Parc Belmar, LLC                                         7301 West Ohio Avenue
    55   PK I Fullerton Town Center LP                                           1100 South Harbor Boulevard
 56.01                                                                           Various
    56   Sunset Terrace, Inc.                                                    9301 Van Nuys Boulevard
    57   Magnolia Apts, Inc.                                                     10822 Magnolia Boulevard
    58   211 S. La Fayette Park Place, Inc.                                      211 South La Fayette Park Place
    59   Sunset Ridge Investments, Inc.                                          1775 Arriba Drive
    60   Indian Creek Villas Apts., Inc.                                         851 Tucker Road
    61   4801 E. Tropicana, Inc.                                                 4801 East Tropicana Avenue
    62   GG&A Crossroads Center, L.P.                                            2060 Crossroads Blvd.
    63   499 Thornall Street Owner, L.L.C.                                       499 Thornall Street
    64   PK II Sunset Square LLC                                                 1001-1275 East Sunset Square
    65   Arden Seven Penn Partners, L.P.                                         1625-1637 Market Street
    66   PK I Rainbow Promenade LLC                                              2001-2351 Rainbow Boulevard
    67   DAV Owner, LLC.                                                         Various
 67.01                                                                           3720 & 3740 Davinci Court
 67.02                                                                           20 Technology Parkway South
    68   DDC II LLC                                                              575-595 South Broadway
    69   APF EDR, LP                                                             6525 El Colegio Road and 811 Camino Pescadero
    70   SCIF Torrance I, LLC and SCIF PCH LLC                                   4300-4320 West 190th Street
    71   EQI Seattle Partnership LP                                              206 Western Avenue West
    72   Lincoln Village At Twelve Bridges, LLC                                  805-855 Twelve Bridges Drive and
                                                                                 2295 Fieldstone Drive
    73   Universe at Sunrise Mountain, LLC                                       5250 Stewart Avenue
    74   Direct Invest - 2 & 3 University, LLC, Direct Invest -                  51 & 95 Sawyer Street
         2 & 3 University 1, LLC, Direct Invest - 2 & 3 University 2,
         LLC, Direct Invest - 2 & 3 University 3, LLC, Direct Invest -
         2 & 3 University 5, LLC
    75   PK I Olympia Square LLC                                                 3430 Pacific Avenue
    76   Crossroads Ventures LLC                                                 6000 Scarlet Sky Lane
    77   44 Alexandria Hotel, LLC                                                4641 Kenmore Avenue
    78   River Real Estate Limited Partnership                                   1000 Steward's Crossing Way
    79   Blue Sea Lodge, LLC                                                     707 Pacific Beach Drive
    80   2600 Redondo, LP                                                        2600 Redondo Avenue
    81   PK I Silverdale Shopping Center LLC                                     2850-3036 NW Bucklin Hill Road
    82   CMS Palma Sola Associates, Limited Partnership                          3900 75th Street West
    83   2160 Sunrise Owner LLC, 116-11 Beach Channel Owner LLC,                 Various
         65-63 Grand Owner LLC, 449 Myrtle Owner LLC
 83.01                                                                           116-11 Beach Channel Drive
 83.02                                                                           65-63 Grand Avenue
 83.03                                                                           449 Myrtle Avenue
 83.04                                                                           2160 Sunrise Highway
    84   16 East 40 Realty LLC                                                   16 East 40th Street
    85   Grand Real Estate Limited Partnership                                   22626 NE Inglewood Hill Road
    86   Village Square Partners I, LLC                                          7107 North Lindbergh Boulevard
    87   University Village at Salisbury, LLC                                    202 Onley Road
    88   Leed Warner, LLC                                                        1505 East Warner Avenue
    89   9107 Wilshire Building, Inc.                                            9107 Wilshire Boulevard
    90   SPI Property Interests, LLC                                             One & Two Nelson Parkway
    91   INW Owner LLC                                                           120 Interstate North Parkway
    92   USA Trailside 1, LLC, USA Trailside 2, LLC,                             18139 East Mainstreet
         USA Trailside 3, LLC, USA Trailside 4, LLC,
         USA Trailside 5, LLC, USA Trailside 6, LLC,
         USA Trailside 7, LLC, USA Trailside 8, LLC,
         USA Trailside 9, LLC, USA Trailside 10, LLC,
         USA Trailside 11, LLC, USA Trailside 12, LLC,
         USA Trailside 13, LLC, USA Trailside 14, LLC,
         USA Trailside 15, LLC, USA Trailside 16, LLC,
         USA Trailside 17, LLC, USA Trailside 18, LLC,
         USA Trailside 19, LLC, USA Trailside 20, LLC,
         USA Trailside 21, LLC, USA Trailside 22, LLC,
         USA Trailside 24, LLC
    93   ALH Properties No. Ten, L.P.                                            3201 Sage Road
    94   CLK-HP 330-350 Motor Parkway, LLC                                       330, 350 & 352 Motor Parkway
    95   EQI Houston Partnership, L.P.                                           12401 Katy Freeway
    96   26 Del Sur Crossroads 1, LLC                                            3060, 3070, 3090 & 3170 Chino Avenue
    97   DanCross Associates Limited Partnership                                 8 Newbury Street
    98   CEI Realty II, LLC                                                      4501 CEI Drive
    99   Edgewater Shopping Center LLC                                           80 Central Avenue
   100   Myers Station Investments (LRT), LLC                                    7610-7630 Little River Turnpike
   101   PK III Encinitas Marketplace LP                                         110 - 134 North El Camino Real
   102   B & G Real Estate LLC, Bill Gordon, LP, JCF, II, LLC, SFIP, L.L.C.      Various
102.01                                                                           1800 North 300 West
102.02                                                                           7323-7329 Coldwater Canyon Avenue
102.03                                                                           7332-7338 Ethel Avenue and 13026 Raymer Street
102.04                                                                           609 West 1900 North
   103   Centrepointe Plaza, L.P.                                                1040-1100 South Mount Vernon
   104   The Turning Basin LLC                                                   100 South 14th Street
   105   Triple S 2777 LLC                                                       2777 Summer Street
   106   Lake/Ridge L.L.C.                                                       132-166 East Lake Street
   107   400 Market, L.P.                                                        400 Market Street
   108   Baldwin Hospitality, LLC                                                14635 Baldwin Park Towne Center
   109   Lakeside San Antonio TIC, LLC                                           8555 Laurens Lane
   110   BGD5 Hotel, LLC                                                         150 South Broadway
   111   STOIL 605, LLC, FORCE-FES, LLC, MLCO, LLC                               605 West Olympic Boulevard
   112   H-Cranford Conduit Limited Partnership                                  750 Walnut Avenue
   113   Marketplace Port St. Lucie Limited Partnership                          10230-10368 US Highway 1
   114   Aerovault Venture, L.P., Aerovault Ahern, LLC,                          8875 Aero Drive
         Aerovault Barrons, LLC, Aerovault Cook, LLC,
         Aerovault Freeway, LLC, Aerovault Horvath, LLC,
          Aerovault Johnston, LLC, Aerovault Sunflower, LLC,
         Aerovault Kornievsky, LLC, Aerovault Miyashiro, LLC,
          Aerovault Capital Assets, LLC
   115   PK III Blossom Valley Plaza LP                                          2800 - 2980 Geer Road
   116   Towne Center North, LLC                                                 5591 Highway 153
   117   FR Net Lease Co-Investment Program 11, LP                               120 Intermodal Parkway
   118   ARG Holdings I L.L.C.                                                   12 Christopher Way
   119   Cayo Grande Apartments-II, LLC                                          921 Denton Blvd.
   120   NL Ventures V TWG Illiana, L.P.                                         Various
120.01                                                                           9050 West 81st Street
120.02                                                                           8900 Broadway
120.03                                                                           2001 South US Route 41
120.04                                                                           201 West 89th Avenue
120.05                                                                           9132-9136 Columbia Avenue
   121   H/S Wilson, LLC                                                         1501 Ward Boulevard
   122   CR Madison, LLC d/b/a CR Madison Management LLC                         105 West Madison Street
   123   Lakeside Office Park, LLC                                               4704 Harlan Street
   124   St. Louis Industrial Building, LLC, Goldrich & Kest Industries, LLC,    1525 Woodson Road
         GKHB Royale Investments, L.P., South Gate Business and
         Industrial Park Developers, L.P.
   125   FR Net Lease Co-Investment Program 12, LLC                              11589 88th Avenue
   126   Weslayan Investments, LLC                                               2900 Weslayan Road
   127   Blue Ribbon Hospitality-BW (Rosemont), LLC                              10290-10300 West Higgins Road
   128   EQI Orlando 2 Partnership, LP                                           8900 Universal Boulevard
   129   Galman Spruce Court, L.P.                                               520-633 Spruce Sheet
   130   EQI Urbana Partnership, L.P                                             1200 West University Avenue
   131   PK I Glen Cove Center LP                                                100-170 Robles Way
   132   CC-Loudoun Holdings, LLC                                                44260 Ice Rink Plaza
   133   MHE Associates, Limited Partnership, KAE Ames, LLC                      2600 Wirsing Parkway
   134   The Claridge Apartments, Ltd.                                           10027 Spice Lane
   135   Cottage Inn, LLC                                                        2351 Price Street
   136   Forum RP, LLC                                                           104 Riverstone Parkway
   137   MBS-The Chancellor, Ltd                                                 311 Parramatta Lane
   138   TPI Los Altos Village, LLC, CR Los Altos Village, LLC                   2525 N Los Altos Ave
   139   Greystone Suites, LLC                                                   230 Greystone Boulevard
   140   Fogcatcher Inn, LLC                                                     6400 Moonstone Beach Drive
   141   Sjodin Property Company, L.L.C.                                         2073 Prairie Street
   142   Pack & Stack Portfolio II, LLC                                          Various
142.01                                                                           6511 Colleyville Boulevard
142.02                                                                           1750 West Northwest Highway
142.03                                                                           525 Fort Worth Drive
   143   Spyglass Inn, LLC                                                       2705 Spyglass Drive
   144   TPI Westgate Park, LLC, CR Westgate Park, LLC                           1700 W Prince Road
   145   Trojan Retail, Ltd.                                                     2985 South State Highway 360
   146   Jeffrey Madison, LLC                                                    100, 102, 111, 121, 140, and 145 Research
                                                                                 Boulevard
   147   Kimball Plaza 1, LLC, Kimball Plaza 2, LLC, Kimball Plaza 3, LLC,       1612 West Ute Boulevard
         Kimball Plaza 4, LLC, Kimball Plaza 5, LLC, Kimball Plaza 6, LLC,
         Kimball Plaza 7, LLC, Kimball Plaza 8, LLC, Kimball Plaza 9, LLC,
         Kimball Plaza 10, LLC
   148   McKibbon Hotel Group of Sarasota, Florida #3, L.P.                      1020 University Parkway
   149   ACC Forbes Boulevard I LLC                                              4260 Forbes Boulevard
   150   Woodlands Terrapin Investors I, LLC,                                    29813 I-45 North
         Woodlands Terrapin Investors II, LLC,
         Woodlands Terrapin Investors III, LLC, 537 Houston, LLC,
         Maven Houston, LLC, Marc Hotel Houston, LLC,
         Miriam Hotel Houston, LLC
   151   Lighthouse Hotel, LLC                                                   105 Rockaway Beach Avenue
   153   Reserve at AH Holdings, LLC                                             8446 Country Village Street
   154   Niner Holdings, L.L.L.P., Niner Holdings, L.P., JD Glen Oaks, LLC,      303 West Glenoaks Boulevard
         Ket Glenoaks, LLC, Granite Glen Oaks, LLC,
         RMS Glenoaks, LLC, HZL, LLC
   155   AFM Highland Village Partners I, L.P.                                   6929 Airport Boulevard
   156   Burndout RE NM, LLC                                                     1101,1201, & 1205 Madeira Drive SE
   157   Tyrone Crossings Investors III, LLC                                     1700 66th Street
   158   Overland Office Building Development Company, Limited Partnership       5150 Overland Avenue
   159   Finkel Roth Group III, LLC, Roth Property LLC, Finkel Property, LLC     25111 Glendale Avenue
   160   CJ Legacy, LLC                                                          Various
160.01                                                                           800 Tech Row Drive
160.02                                                                           950 East Whitcomb Avenue
160.03                                                                           31900 Sherman Drive
160.04                                                                           31831 Sherman Drive
160.05                                                                           949 East Mandoline Avenue
160.06                                                                           22515 Heslip Drive Building
   161   M. Tara LLC                                                             3751 East Fowler Avenue
   162   Villa Cortez Apartments, LLC                                            Various
162.01                                                                           1834 Jackson Bluff Road
162.02                                                                           1832 Jackson Bluff Road
   163   EQI Augusta Partnership, LP                                             1049 Stevens Creek Road
   164   5400 South Apartments, L.L.C.                                           4700 East 54th Street
   165   Middletown Commons, LLC & Smyrna One, L.L.C.                            460 West Main Street
   166   Bay Tree Number Two LLC                                                 Various
166.01                                                                           5403 Mount Holly Road
166.02                                                                           3789 Ocean Gateway
   167   Belmont Towers Stores of O.C., LLC                                      2 Dorchester Street
   168   TPI Puebla Villas, LLC, CR Pueblo Villas, LLC                           520 W Prince Road
   169   EQI Savannah 2 Partnership, L.P                                         11309 Abercorn Street
   170   Golden Oaks Center LLC, Interplaza Partners, LLC,                       17120 - 17132 West Colfax Avenue
          5224 Cartwright Golden Oaks LLC,
         5325 Cartwright Golden Oaks LLC, 729-733 Victory LLC
   171   MJL Brooke Ventura, LLC, MJL Packer Ventura, LLC,                       480-500 South Mills Road
         SH Ventura, LLC
   172   7122 Beverly, LLC                                                       7122 Beverly Boulevard
   173   190 Self-Storage Associates, Ltd.                                       459 Cove Terrace
   174   Galman Hillside, L.P.                                                   94 Hillside Drive
   175   Triangle Spring Lake Heights Center, LLC                                2407 Route 71
   176   Cofat Venture, L.P., Cofat Colwell, LLC, Cofat Freeway, LLC,            1889 Rice Avenue
         Cofat Harman, LLC, Cofat HD, LLC, Cofat Khaw, LLC
   177   Gray's Creek, LLC                                                       5102 N.C. Highway 87 South
   178   MLC Investors, LLC, EJP Investors, LLC, EK Investors, LLC               7915 Winchester Road
   179   Overlook Eagles Landing, LLC                                            290 Country Club Drive
   180   117 Chestnut Street, L.P.                                               117 Chestnut Street
   181   Fireside Inn, LLC                                                       6700 Moonstone Beach Drive
   182   Shenandoah Valley L.L.C.                                                14041 East 24th Street
   183   Holly Ridge Apartments Limited Partnership                              1620 Hollywood Road
   184   738 Longfellow Street, L.L.C.                                           10089 Fairfax Blvd.
   185   Dae-Ho Moorpark Garden LLC                                              2966 Moorpark Avenue
   186   BWI/Parkway Hotel Group Limited Partnership                             7253 Parkway Drive
   187   All Seven I, LLC, Berry-Bridge I, LLC                                   595 South Broadway
   188   Spinnaker Capital I, LLC, Shoreline Capital I, LLC,                     6660 Timberline Road
         Eastridge Denny, LLC, Eastridge Colorado, LLC
   189   Olean Lodging Associates, LLC                                           101 Main Street
   190   EQI East Lansing Partnership, LP                                        2500 Coolidge Road
   191   Papago Place Apartments, LLC                                            3434 East McDowell Drive
   192   Long Meadows Farm of Virginia 3, LLC                                    901-974 Summerfield Apartments
   193   MSF Frisco-I, LLC                                                       5401 Lebanon Road
   194   North Church Acquisitions LLC                                           2268 North Church Street
   195   Rosemont Greenville, LLC                                                49 Orchard Park Drive
   196   OliverMcMillan Glenview Theaters, LLC                                   1850 Tower Road
   197   Van Buren Plaza, L.L.C.                                                 11700 Belleville Road
   198   Tahitian Inn, LLC                                                       601 South Del Mabry Highway
   199   Aurovault Freeway LLC, Aurovault Horvath, LLC,                          8825 Aero Business Center
         Aurovault Johnston LLC, Aurovault Sunflower, LLC,
          Aurovault Karnievsky, LLC, Aurovault Miyashiro, LLC,
         Aurovault Capital Assets, LLC
   200   AVOCH, LLC                                                              5002 North Academy Boulevard
   201   Oakhill Family Park, LLC                                                1951 Lake Daisy Road
   202   FBL, L.L.C.                                                             5445 West Missouri Avenue
   203   Montvale Junction Shopping Center LLC,                                  2661 Chatham Road
         Montvale Junction Holdings LLC
   204   El Rancho Rialto Limited Partnership                                    2598 North Ayala Drive
   205   GHP Knollwood LLC                                                       297 Knollwood Road
   206   Pinnacle-Whitebridge Road, LLC                                          5612 Lenox Avenue
   207   Arthur Smyles                                                           3056-3068 Hempstead Turnpike
   208   Palatine Storage, L.P.                                                  520 West Colfax Street
   209   MSF Fort Worth-I, LLC                                                   4464 North Tarrant Parkway
   210   MSF Gattis-I, LLC                                                       1855 Gattis School Road
   211   MSF Garland, LLC                                                        5702 Lovan Drive
   212   MSF Little Elm-I, LLC                                                   2591 FM 423
   213   Honea Path Shopping Center, LLC                                         500 East Greer Street
   214   F&F Suntree Associates, LLC                                             3040 Suntree Plaza
   215   Greenfields Plaza Investment, LLC                                       15615-15821 West Dodge Road
   216   MSF Dezavala, LLC                                                       4100 DeZavala Rd.
   217   3550 Cleveland LLC                                                      3350 Cleveland Avenue
   218   MSL Enterprises, LLC                                                    668 West 14600 South Street
   219   Dilusso Investments, LLC                                                15393 15 Mile Road
   220   Summit Corporate Office LLC                                             50190 Schoenherr Road
   221   Buffalo Austin Associates-I, LLC                                        11725 FM 620
   222   CHPC Leesburg, Ltd.                                                     2511 Sennett Drive
   223   Vekash Holdings II, LLC                                                 7308 East Independence Boulevard
   225   Peck-Clarksville LLC and Commerce Center Holdings, LLC                  1850 Business Park Drive
   226   PVP Silver Lake, L.L.C.                                                 3270 West Silver Lake Road
   227   Cortland Lodging Associates, LLC                                        26 River Street
   228   TZG III, LLC                                                            834 Ohio Pike
   229   Pack & Stack Portfolio I, LLC                                           Various
229.01                                                                           3930 Valley View Lane
229.02                                                                           201 Brothers Boulevard
   230   TPI Vista Montana, LLC, CR Vista Montana, LLC                           734 E Roger Road
   232   Long Meadows Farm of Virginia 2, LLC                                    400 Treetops Lane
   233   ClimaStor 7, L.L.C.                                                     5252 Mancuso Lane
   234   RJC Properties, Corp.                                                   2000 Sunset Drive
   235   Allegany Lodging Associates, LLC                                        3051 West State Street
   236   TPI Greentree, LLC, CR Greentree, LLC                                   5555 E 14th Street
   237   Gale Concourse LLC                                                      18631-18637 East Gale Avenue &
                                                                                 1139-1147 Coiner Court
   238   Ridge Hollow Partners, L.L.C.                                           5831 North 23rd Street
   239   Stadium Apartments, LLC                                                 1106 Slater Street
   240   86th Street Limited Partnership                                         8615 Iltis/Meredith Drive
   242   10-24 Palmer Ave, LLC                                                   10 - 24 Palmer Avenue
   243   405 East 77th LLC                                                       405 East 77th Street
   244   MGA Douglasville, LLC                                                   2710 Highway 92
   245   Gamete Inc.                                                             4400 Belmont Avenue
   246   PVP Bluffton, LLC                                                       1975 North Main Street
   247   Richlaw, LLC, Planbee, LLC, Gamache Family 2, LLC,                      4149 Shelbyville Road
         Robert F. Oliver, Investments, LLC
   248   Donnelly Development, LLC                                               1660 Anderson Highway
   249   KCS Overlea, LLC                                                        6635-6665 Belair Rd
   250   Savannah Studio Partnership, Ltd.                                       700 Savannah Avenue
   251   Grand Court Office Park, LLC                                            8200 & 8220 South Saginaw Street
   252   Cavaliere Southgate LLC                                                 40399 Grand River Avenue
   253   MGA McDonough, LLC                                                      2125 Highway 155 North
   254   Shaker/Chagrin Partners, L.L.C.                                         16500 Chagrin Boulevard
   255   BSLM Frenchtown, L.L.C.                                                 2203-2239 Telegraph Rd
   256   Southwest Plaza Seven, LLC                                              810 W. San Mateo Road
   258   RDG Michaels, LLC; GFF Michaels, LLC                                    2700 Pleasant Valley Road
   259   Cavalcade Plaza Investors, LP                                           608 West Cavalcade
   260   Shafer Plaza XLIII, Ltd.                                                4015 Lemmon Avenue
   261   Ohio Investors Limited Partnership                                      1638 Bancroft Avenue
   262   CSH Lakeland/Lake Wales Partnership                                     Various
262.01                                                                           4851 Old Road 37
262.02                                                                           1250 State Road 60 West
   263   Long Meadows Farm of Virginia, LLC                                      528, 530, 532 & 534 York Avenue and
                                                                                 2265 Wilson Boulevard
   264   Blanco Bear Properties, L.P.                                            5258 Louetta Road
   265   Middletown Self-Storage, LLC                                            1511 Saybrook Road
   266   The Westwing Limited Partnership                                        1616 Corporate Court
   267   NCSM Wedgewood I, LLC, NCSM Wedgewood II, LLC,                          750 Wildwood Road
         NCSM Wedgewood III, LLC
   268   Stonewood Apartments Limited Partnership                                3600 Springer Rd
   269   Big Horn Park Partners                                                  314 South Main Street
   270   EPT Ashton Parke Apartments I, LLC & EPT                                5815 Timberwolf Drive
         Ashton Parke Apartments II, LLC
   271   Redlob, LLC                                                             4042 Dutchman's Lane
   272   Pioneer Curtis Homes, L.P.                                              1334 Northwest Jackson Street
   273   R&D Capital Commons, LLC                                                4055 N. Teutonia Avenue
   274   Courtyard by Pyramid Properties Annex, LLC                              2101 6th Avenue
   275   1352 Gardina, Ltd.                                                      1352 Gardina Street
   276   Chimney Hill LLC                                                        967 Park Lane
   277   Sixty Church Street, LLC                                                62-64 Church Street
   278   Bay City Bay Ranch Apartments, LP                                       1401 Thompson Drive




Loan #   City                  State     Zip Code   County             Property Name                                Size
------   -------------------   -------   --------   ----------------   ------------------------------------------   -------
     1   New York              NY           10024   New York           The Belnord                                      215
     2   Chicago               IL           60603   Cook               131 South Dearborn                           1504364
     3   Dallas                TX           75240   Dallas             Galleria Towers                              1428314
     4   Overland Park         KS           66210   Johnson            Corporate Woods Portfolio                    2167827
  4.01   Overland Park         KS           66210   Johnson            Building 82                                   245359
  4.02   Overland Park         KS           66210   Johnson            Building 40                                   298557
  4.03   Overland Park         KS           66210   Johnson            Building 84                                   240557
  4.04   Overland Park         KS           66210   Johnson            Building 32                                   207316
  4.05   Overland Park         KS           66210   Johnson            Building 70                                   101151
  4.06   Overland Park         KS           66210   Johnson            Building 34                                    96133
  4.07   Overland Park         KS           66210   Johnson            Building 20 - 24                              139098
  4.08   Overland Park         KS           66210   Johnson            Building 6                                    108584
  4.09   Overland Park         KS           66210   Johnson            Building 9                                     99018
   4.1   Overland Park         KS           66210   Johnson            Building 12                                    97405
  4.11   Overland Park         KS           66210   Johnson            Building 14                                   120298
  4.12   Overland Park         KS           66210   Johnson            Building 51                                    90566
  4.13   Overland Park         KS           66210   Johnson            Building 55                                    89204
  4.14   Overland Park         KS           66210   Johnson            Building 27                                    96499
  4.15   Overland Park         KS           66210   Johnson            Retail Shops                                   28612
  4.16   Overland Park         KS           66210   Johnson            Building 3                                     61425
  4.17   Overland Park         KS           66210   Johnson            Building 75                                    48045
     5   Various               Various   Various    Various            Americold Portfolio                          3328651
  5.01   Carthage              MO           64836   Jasper             1331 Civil War Road                          2863778
  5.02   Fort Worth            TX           76106   Tarrant            200 Railhead Road                             143559
  5.03   West Point            MS           39773   Clay               751 West Churchill Road                       191676
  5.04   Garden City           KS           67846   Finney             2007 West Mary Street                         129638
     6   Chicago               IL           60654   Cook               Merchandise Mart                             3448680
  7.01   Various               Various   Various    Various            Colony IV Portfolio                          2381939
     7   Fairfax               VA           22033   Fairfax            12902 Federal Systems Drive                   210993
     8   Reston                VA           20191   Fairfax            1800 Alexander Bell Drive                     138450
     9   Elgin                 IL           60123   Kane               Chicago Workspace - Elgin                     245751
    10   Lisle                 IL           60532   DuPage             Corporate Lakes III                           124327
    11   Southborough          MA           01772   Worcester          Reservoir Corporate Center                     99835
    12   Naperville            IL           60563   DuPage             Chicago Workspace - Naperville                162017
    13   Piscataway            NJ           08854   Middlesex          371 Hoes Lane                                 139184
    14   Dallas                TX           75211   Dallas             Advo Industrial Dallas                        135000
    15   Norcross              GA           30071   Gwinnett           North Atlanta Industrial Northwoods           174953
    16   Marietta              GA           30062   Cobb               North Atlanta Industrial West Oak             156828
    17   Deer Park             TX           77536   Harris             Advo Industrial Houston                       135000
    18   Downers Grove         IL           60515   DuPage             Highland Atrium                                68251
    19   Bedford Park          IL           60638   Cook               5555 West 73rd Street                         159857
    20   Wood Dale             IL           60191   DuPage             901-929 AEC Drive                              60275
    21   Carol Stream          IL           60188   Dupage             Chicago Workspace - Carol Stream               62586
    22   Bensenville           IL           60106   DuPage             600 North York Road                            33855
    23   Elk Grove Village     IL           60007   Cook               1300 Morse Avenue                              49360
    24   Niles                 IL           60714   Cook               7500 Natchez Avenue                            58846
    25   Schiller Park         IL           60176   Cook               3800 River Road                                40089
    26   Mundelein             IL           60060   Lake               333 Washington Boulevard                       32783
    27   Batavia               IL           60510   Kane               970 Douglas Road                               24844
    28   Elk Grove Village     IL           60007   Cook               1299 Lunt Avenue                               22345
    29   Elk Grove Village     IL           60007   Cook               1515 Louis Avenue                              16000
    30   Addison               IL           60101   Dupage             1220 Capitol Drive                             15500
    31   Elk Grove Village     IL           60007   Cook               200 Martin Lane                                15010
    32   Various               Various   Various    Various            Centro Heritage Portfolio III                2630728
 32.01   Crestwood             IL           60445   Cook               Rivercrest                                    488680
 32.02   Crystal Lake          IL           60014   McHenry            The Commons of Crystal Lake                   273060
 32.03   Hanover Park          IL           60133   Cook               Westview Center                               325507
 32.04   Redford               MI           48239   Wayne              Redford                                       284448
 32.05   Gladstone             MO           64119   Clay               Prospect Plaza                                189996
 32.06   Fairview Heights      IL           62208   Saint Claire       Crossroads Centre                             242470
 32.07   Manhattan             KS           66502   Riley              West Loop Shopping Center                     199032
 32.08   Ellisville            MO           63011   Saint Louis        Ellisville Square                             146052
 32.09   Peoria                IL           61604   Peoria             Sterling Bazaar                                84438
  32.1   Dubuque               IA           52003   Dubuque            Warren Plaza                                   90102
 32.11   New Haven             IN           46774   Allen              Lincoln Plaza                                 103938
 32.12   Davenport             IA           52806   Scott              Kimberly West                                 113713
 32.13   Springfield           IL           62704   Sangamon           Parkway Pointe                                 38737
 32.14   Fitchburg             WI           53713   Dane               Fitchburg Ridge Shopping Center                50555
    33   Lawrenceville         GA           30043   Gwinnett           Discover Mills                               1184544
    34   Atlanta               GA           30308   Fulton             Bank of America Plaza                        1253499
    35   Amarillo              TX           79121   Randall            Westgate Mall                                 516690
 36.01   Various               Various   Various    Various            Jogani Portfolio I                              1298
    36   Rialto                CA           92376   San Bernardino     Club Royale                                      334
    37   Phoenix               AZ           85051   Maricopa           Cinnabarr                                        430
    38   Las Vegas             NV           89103   Clark              Pleasant Hill Villas                             172
    39   Santa Ana             CA           92701   Orange             Saddleback Lodge                                 114
    40   Lancaster             CA           93534   Los Angeles        Somerset Townhomes                                45
    41   San Bernardino        CA           92404   San Bernardino     Mountain View (San Bernardino)                    67
    42   Panorama City         CA           91402   Los Angeles        North Pointe (Rayen)                              48
    43   North Hills           CA           91343   Los Angeles        Columbus Gardens                                  48
    44   Hawthorne             CA           90250   Los Angeles        Courtyard Hawthorne                               40
    45   Madison               WI           53717   Dane               City Center West                              376756
    46   Oceanside             CA           92054   San Diego          El Camino North                               367031
    47   Prescott              AZ           86303   Yavapai            Prescott Gateway                              319348
    48   Reston                VA           20191   Fairfax            Sheraton Reston                                  301
    49   Las Vegas             NV           89108   Clark              Kimco PNP - Cheyenne Commons                  362758
    50   El Segundo            CA           90245   Los Angeles        Raytheon LAX                                  565264
    51   McLean                VA           22102   Fairfax            Tysons Galleria                               309112
    52   Los Angeles           CA           90064   Los Angeles        One West Side                                  92729
    53   Lisle                 IL           60532   Dupage             Westwood of Lisle                             296517
    54   Lakewood              CO           80226   Jefferson          Park Belmar                                      512
    55   Fullerton             CA           92832   Orange             Kimco PNP - Fullerton Town Center             270647
 56.01   Various               Various   Various    Various            Jogani Portfolio II                              700
    56   Panorama City         CA           91402   Los Angeles        Sunset Terrace                                   120
    57   North Hollywood       CA           91601   Los Angeles        Studio Village                                   169
    58   Los Angeles           CA           90057   Los Angeles        Park Pointe                                       89
    59   Bullhead City         AZ           86442   Mohave             River Springs                                    201
    60   Tehachapi             CA           93561   Kern               Indian Creek Villas                               72
    61   Las Vegas             NV           89121   Clark              Wildwood                                          49
    62   Waterloo              IA           50702   Black Hawk         Crossroads Center                             699912
    63   Edison                NJ           08837   Middlesex          Metropark Corporate Campus II                 254263
    64   Bellingham            WA           98226   Whatcom            Kimco PNP - Sunset Square                     376023
    65   Philadelphia          PA           19103   Philadelphia       7 Penn Center                                 286574
    66   Las Vegas             NV           89108   Clark              Kimco PNP - Rainbow Promenade                 228279
    67   Norcross              GA           30092   Gwinnett           Davinci Court and 20 Technology Parkway       288897
 67.01   Norcross              GA           30092   Gwinnett           3720 & 3740 Davinci Court                     198076
 67.02   Norcross              GA           30092   Gwinnett           20 Technology Parkway                          90821
    68   Denver                CO           80209   Denver             Denver Design Center                          235758
    69   Isla Vista            CA           93117   Santa Barbara      Fontainebleu                                     434
    70   Torrance              CA           90504   Los Angeles        Magellan Storage-190th Torrance Industrial    245133
    71   Seattle               WA           98119   King               Homewood Suites Seattle                          161
    72   Lincoln               CA           95648   Placer             Lincoln Village Shopping Center                86910
    73   Las Vegas             NV           89110   Clark              Broadstone Sunrise Mountain                      344
    74   Waltham               MA           02453   Middlesex          University Office Park                        288127
    75   Olympia               WA           98501   Thurston           Kimco PNP - Olympia Square                    168209
    76   Cary                  NC           27511   Wake               The Park @ Crossroads                            344
    77   Alexandria            VA           22304   Fairfax            Courtyard Pentagon South                         203
    78   Lawrenceville         NJ           08648   Mercer             Steward's Crossing                               240
    79   San Diego             CA           92109   San Diego          Pacifica - Best Western Blue Sea Lodge           126
    80   Long Beach            CA           90806   Los Angeles        2600 Redondo Avenue                           150000
    81   Silverdale            WA           98383   Kitsap             Kimco PNP - Silverdale Plaza                  170332
    82   Bradenton             FL           34209   Manatee            Colonial Grand at Palma Sola                     340
    83   Various               NY        Various    Various            HSBC/BofA Portfolio                            18000
 83.01   Rockaway Park         NY           11694   Queens             116-11 Beach Channel Drive                      5000
 83.02   Maspeth               NY           11378   Queens             65-63 Grand Avenue                              4000
 83.03   Brooklyn              NY           11205   Kings              449 Myrtle Avenue                               5000
 83.04   Merrick               NY           11566   Nassau             2160 Sunrise Highway                            4000
    84   New York              NY           10016   New York           16 East 40th Street                            92875
    85   Sammamish             WA           98074   King               Knolls at Inglewood                              230
    86   Hazelwood             MO           63042   St. Louis          Village Square Center                         219823
    87   Salisbury             MD           21804   Wicomico           University Village Apartments                    147
    88   Santa Ana             CA           92705   Orange             1505 East Warner Avenue                       224792
    89   Beverly Hills         CA           90210   Los Angeles        9107 Wilshire Boulevard                       112878
    90   Mundelien             IL           60060   Lake               One & Two Nelson Parkway                       85000
    91   Atlanta               GA           30339   Cobb               Interstate Northwest Business Park            282516
    92   Parker                CO           80134   Douglas            Trailside Apartments                             280
    93   Houston               TX           77056   Harris             Hilton Garden Inn - Houston Galleria             182
    94   Hauppauge             NY           11788   Suffolk            330 & 350 Motor Parkway                       132024
    95   Houston               TX           77079   Harris             Courtyard Houston                                176
    96   Chino Hills           CA           91709   San Bernardino     Crossroads Theatre Phase I                     90881
    97   Danvers               MA           01923   Essex              Danvers Crossing                              176314
    98   Blue Ash              OH           45242   Hamilton           Cincinatti Eye Institute                      108100
    99   Edgewater             MD           21037   Anne Arundel       Edgewater Village Shopping Center              96711
   100   Annandale             VA           22003   Fairfax            Little River Turnpike Buildings               147541
   101   Encinitas             CA           92024   San Diego          Kimco PNP - Encinitas Marketplace             119738
   102   Various               Various   Various    Various            Klune Industrial                              331116
102.01   Spanish Fork          UT           84660   Utah               1800 North 300 West                           181335
102.02   North Hollywood       CA           91605   Los Angeles        Coldwater Canyon Avenue                        63620
102.03   North Hollywood       CA           91605   Los Angeles        Ethel Avenue                                   39935
102.04   Spanish Fork          UT           84660   Utah               609 West 1900 North                            46226
   103   Colton                CA           92324   San Bernardino     Centerpointe Shopping Center - Colton          93891
   104   Richmond              VA           23219   Richmond City      Turning Basin Building                         93761
   105   Stamford              CT           06905   Fairfield          2777 Summer Street                            110103
   106   Bloomingdale          IL           60108   Dupage             Springbrook Shopping Center                   185630
   107   Philadelphia          PA           19106   Philadelphia       400 Market Street                             173213
   108   Baldwin Park          CA           91706   Los Angeles        Courtyard Marriott Baldwin Park                  195
   109   San Antonio           TX           78218   San Antonio        Lakeside Villas                                  293
   110   Rochester             MN           55904   Olmsted            Radisson Plaza Hotel - Rochester                 212
   111   Los Angeles           CA           90015   Los Angeles        Standard Oil Building                         102587
   112   Cranford              NJ           07016   Union              750 Walnut                                    171975
   113   Port St. Lucie        FL           34952   Saint Lucie        The Market Place                              112385
   114   San Diego             CA           92123   San Diego          8875 Aero Business Center                     101590
   115   Turlock               CA           95382   Stanislaus         Kimco PNP - Blossom Valley Plaza              111612
   116   Hixson                TN           37343   Hamilton           Towne Center North                             89307
   117   Fort Worth            TX           76177   Tarrant            Volkswagen - Haslet                           369530
   118   Eatontown             NJ           07724   Monmouth           12 Christopher Way                             75816
   119   Fort Walton Beach     FL           32547   Okaloosa           Cayo Grande Apartments                           212
   120   Various               Various   Various    Various            TWG Illiana Portfolio                         122329
120.01   Justice               IL           60458   Cook               9050 West 81st Street                          59959
120.02   Merrillville          IN           46410   Lake               8900 Broadway                                  16447
120.03   Schererville          IN           46410   Lake               2001 South US Route 41                         23873
120.04   Merrillville          IN           46410   Lake               201 West 89th Avenue                           16050
120.05   Munster               IN           46321   Lake               9132-9136 Columbia Avenue                       6000
   121   Wilson                NC           27893   Wilson             Wilson Mall                                   452522
   122   Chicago               IL           60602   Cook               105 West Madison Street                       125729
   123   Denver                CO           80212   Jefferson          Lakeside Office Park                          116848
   124   Overland              MO           63114   St. Louis          Fed Express                                   162161
   125   Pleasant Prairie      WI           53158   Kenosha            Volkswagen - Kenosha                          264907
   126   Houston               TX           77027   Harris             2900 Weslayan Road                            137705
   127   Rosemont              IL           60018   Cook               Best Western O'Hare                              142
   128   Orlando               FL           32819   Orange             Hampton Inn Orlando                              170
   129   Royersford            PA           19468   Montgomery         Spruce Court                                     171
   130   Urbana                IL           61801   Champaign          Hampton Inn Urbana                               130
   131   Vallejo               CA           94591   Solano             Kimco PNP - Glen Cove Center                   66000
   132   Ashburn               VA           20147   Loudon             Cameron Chase Village                          29380
   133   DeKalb                IL           60115   DeKalb             3M Building                                   202340
   134   Houston               TX           77072   Harris             Claridge Apartment Homes                         173
   135   Pismo Beach           CA           93449   San Luis Obispo    Pacifica - Cottage Inn                            80
   136   Canton                GA           30114   Cherokee           River Place                                   127853
   137   Houston               TX           77073   Harris             Chancellor Apartment Homes                       224
   138   Tucson                AZ           85705   Pima               Tucson Portfolio - Los Altos                     249
   139   Columbia              SC           29210   Richland           Homewood Suites - Columbia                        81
   140   Cambria               CA           93428   San Luis Obispo    Pacifica - Fogcatcher Inn                         60
   141   St. Charles           IL           60174   Kane               Jewel - Osco                                   65000
   142   Various               TX        Various    Various            Pack & Stack Portfolio II                       1622
142.01   Colleyville           TX           76034   Tarrant            Pack & Stack - Colleyville                       529
142.02   Dallas                TX           75220   Dallas             Pack & Stack - Dallas                            581
142.03   Denton                TX           76201   Denton             Pack & Stack - Denton                            512
   143   Pismo Beach           CA           93449   San Luis Obispo    Pacifica - Spyglass Inn                           82
   144   Tucson                AZ           85705   Pima               Tucson Portfolio - Westgate Park                 239
   145   Grand Prairie         TX           75052   Tarrant            Emerald Square Shopping Center                148217
   146   Madison               AL           35758   Madison            Madison Research Park                         133748
   147   Park City             UT           84098   Summit             Kimball Plaza                                  38104
   148   Sarasota              FL           34234   Sarasota           Springhill Suites Sarasota                        84
   149   Lanham                MD           20706   Prince Georges     4260 Forbes Boulevard                          54692
   150   Shenandoah            TX           77381   Montgomery         Homewood Suites - The Woodlands, TX               91
   151   Pacifica              CA           94044   San Mateo          Pacifica - Best Western Lighthouse                97
   153   San Antonio           TX           78209   Bexar              The Reserve in Alamo Heights                     200
   154   Glendale              CA           91202   Los Angeles        Glenoaks Apartments                               63
   155   Austin                TX           78752   Travis             Highland Village                              113271
   156   Albuquerque           NM           87108   Bernalillo         Sommerset Apartments                             224
   157   St. Petersburg        FL           33710   Pinellas           Tyrone Crossing                                72761
   158   Culver City           CA           90230   Los Angeles        Overland Office                                33200
   159   Redford               MI           48239   Wayne              Troy Design & Manufacturing Bldg.             135092
   160   Various               MI        Various    Oakland            Liberty Trust Portfolio                       172638
160.01   Madison Heights       MI           48071   Oakland            Evigna                                         63470
160.02   Madison Heights       MI           48071   Oakland            Wide Open West                                 42120
160.03   Madison Heights       MI           48071   Oakland            Tractech (ADT)                                 21950
160.04   Madison Heights       MI           48071   Oakland            Keyang Electric                                18618
160.05   Madison Heights       MI           48071   Oakland            Baron Industries                               16100
160.06   Novi                  MI           48375   Oakland            Michigan Microtech                             10380
   161   Tampa                 FL           33612   Hillsborough       Wingate Inn                                       84
   162   Tallahassee           FL           32304   Leon               Casa & Villa Cortez                              138
162.01   Tallahassee           FL           32304   Leon               Casa Cortez Apartments                            66
162.02   Tallahassee           FL           32304   Leon               Villa Cortez Apartments                           72
   163   Augusta               GA           30907   Richmond           Homewood Suites Augusta                           65
   164   Tulsa                 OK           74135   Tulsa              Fifty-Four Hundred South Apartments              153
   165   Middletown            DE           19709   New Castle         Middletown Commons                             35421
   166   Various               MD        Various    Various            Bay Tree Self Storage Portfolio                  646
166.01   East New Market       MD           21631   Dorchester         Bay Tree Storage - Cambridge                     461
166.02   Trappe                MD           21673   Talbot             Bay Tree Storage - Trappe                        185
   167   Ocean City            MD           21842   Worcester          Belmont Towers Retail                          11448
   168   Tucson                AZ           85705   Pima               Tucson Portfolio - Pueblo Villas                 161
   169   Savannah              GA           31419   Chatham            Towneplace Suites Savannah                        95
   170   Golden                CO           80401   Jefferson          Interplaza West                                31675
   171   Ventura               CA           93003   Ventura            Ventura Retail Center                          14586
   172   Los Angeles           CA           90036   Los Angeles        7122 Beverly Boulevard                         26615
   173   Copperas Cove         TX           76522   Coryell            190 All Storage                                 1175
   174   Pottstown             PA           19464   Montgomery         Hillside Heights                                 100
   175   Spring Lake Heights   NJ           07762   Monmouth           Spring Lake Heights Center                     40500
   176   Oxnard                CA           93030   Ventura            First American Plaza - Oxnard                  39001
   177   Fayetteville          NC           28306   Cumberland         Grays Creek                                    57844
   178   Memphis               TN           38125   Shelby             Centennial Crossing                            44377
   179   Stockbridge           GA           30281   Henry              Overlook at Eagles Landing                     35284
   180   Philadelphia          PA           19106   Philadelphia       117 Chestnut Street                               12
   181   Cambria               CA           93428   San Luis Obispo    Pacifica - Best Western Fireside                  46
   182   Tulsa                 OK           74134   Tulsa              Shenandoah Valley Apartments                     240
   183   Atlanta               GA           30318   Fulton             The Park at Scott's Crossing                     216
   184   Fairfax               VA           22030   Fairfax            USA Financial Office                           33229
   185   San Jose              CA           95128   Santa Clara        Moorpark Apartments                               68
   186   Hanover               MD           21076   Anne Arundel       Ramada Inn BWI                                   132
   187   Hicksville            NY           11801   Nassau             Berry Bridge Corp                              76000
   188   Highlands Ranch       CO           80130   Douglas            Eastridge Medical                              23079
   189   Olean                 NY           14760   Cattaraugus        Hampton Inn - Olean                               76
   190   East Lansing          MI           48823   Ingham             Hampton Inn East Lansing                          86
   191   Phoenix               AZ           85008   Maricopa           Papago Apartments                                128
   192   Winchester            VA           22601   Winchester City    Summerfield Apartments                            64
   193   Frisco                TX           75034   Collin             CVS Pharmacy - Frisco                          13813
   194   Burlington            NC           27217   Alamance           Cummings Park Plaza                           197509
   195   Greenville            SC           29615   Greenville         Orchard Park Apartments                          172
   196   Glenview              IL           60093   Cook               Glenview Crown Theater                         48835
   197   Belleville            MI           48111   Wayne              Van Buren Plaza                                43805
   198   Tampa                 FL           33609   Hillsborough       Tahitian Inn                                      79
   199   San Diego             CA           92123   San Diego          8825 Aero Business Center                      35736
   200   Colorado Springs      CO           80918   El Paso            Park Place Plaza                               35897
   201   Winter Haven          FL           33884   Polk               Cypress Gardens MH & RV Park                     276
   202   Glendale              AZ           85301   Maricopa           Missouri Avenue Distribution Center           105904
   203   Springfield           IL           62704   Sangamon           Montvale Junction                              28792
   204   Rialto                CA           92377   San Bernardino     El Rancho Verde                                  145
   205   White Plains          NY           10607   Westchester        297 Knollwood Road                             34946
   206   Nashville             TN           37209   Davidson           Baymont Inn & Suites                             105
   207   Levittown             NY           11756   Nassau             Hempstead Turnpike                             36296
   208   Palatine              IL           60067   Cook               Metro Self Storage Palatine                      568
   209   Ft. Worth             TX           76248   Tarrant            CVS Pharmacy - Fort Worth                      13813
   210   Round Rock            TX           78664   Williamson         CVS Pharmacy - Round Rock                      13813
   211   Garland               TX           75040   Dallas             CVS Pharmacy - Garland                         13813
   212   Little Elm            TX           75068   Denton             CVS Pharmacy - Little Elm                      13813
   213   Honea Path            SC           29654   Anderson           Honea Path Shopping Center                     59785
   214   Kansas City           KS           66103   Wyandotte          Suntree Apartments (Kansas City)                 216
   215   Omaha                 NE           68118   Douglas            Greenfield's Plaza                             47219
   216   San Antonio           TX           78249   Bexar              CVS Pharmacy - San Antonio                     13813
   217   Columbus              OH           43224   Franklin           Cleveland & Innis Plaza                        42097
   218   Bluffdale             UT           84065   Salt Lake          Bullfrog Spas                                  78910
   219   Clinton Township      MI           48035   Macomb             Villages of Clinton Pointe                        78
   220   Shelby Township       MI           48315   Macomb             Summit Office Park                             32551
   221   Austin                TX           78750   Williamson         CVS Pharmacy - Austin                          13813
   222   Leesburg              FL           34748   Lake               Crossings at Leesburg Apartments                 168
   223   Charlotte             NC           28227   Mecklenburg        Quorum Market Place                            43855
   225   Clarksville           TN           37040   Montgomery         Commerce Center                                81000
   226   Fenton                MI           48430   Genesee            Walgreen's - Fenton                            14490
   227   Cortland              NY           13045   Tompkins           Hampton Inn - Cortland                            68
   228   Cincinnati            OH           45245   Clermont           Park Plaza                                     45259
   229   Various               TX        Various    Various            Pack & Stack Portfolio I                        1229
229.01   Irving                TX           75062   Dallas             Pack & Stack - Irving                            784
229.02   Red Oak               TX           75154   Ellis              Pack & Stack - Red Oak                           445
   230   Tucson                AZ           85719   Pima               Tucson Portfolio - Vista Montana                 112
   232   Winchester            VA           22601   Winchester City    Treetops Apartments                               52
   233   Baton Rouge           LA           70809   East Baton Rouge   ClimaStor                                        284
   234   Pacific Grove         CA           93950   Monterey           Pacific Grove Self Storage                       450
   235   Olean                 NY           14760   Cattaraugus        Best Western University Inn                       60
   236   Tucson                AZ           85711   Pima               Tucson Portfolio - Greentree                     120
   237   City of Industry      CA           91748   Los Angeles        Concourse Building 2                           28860
   238   Lincoln               NE           68521   Lancaster          Ridge Hollow Apartments                          100
   239   Valdosta              GA           31601   Lowndes            Brookstone Apartments                            120
   240   Urbandale             IA           50322   Polk               Cross Creek Apartments                           120
   242   Bronxville            NY           10708   Westchester        10-24 Palmer Avenue                            17040
   243   New York              NY           10021   New York           405 East 77th Street                              15
   244   Douglasville          GA           30135   Douglas            Eckerd's Douglasville                          13813
   245   Youngstown            OH           44505   Trumbull           Hampton Inn - Youngstown                          66
   246   Bluffton              IN           46714   Wells              Walgreen's - Bluffton                          14560
   247   Louisville            KY           40207   Jefferson          Richlawn Centre                                16680
   248   Powhatan              VA           23139   Powhatan           Powhatan Wellness Center                       19501
   249   Baltimore             MD           21206   Baltimore          Overlea Shopping Center                        37090
   250   McAllen               TX           78503   Hidalgo            Studio 6 Hotel                                   110
   251   Grand Blanc           MI           48439   Genesee            Grand Court Office                             22875
   252   Novi                  MI           48375   Oakland            Beech Tree Office Centre                       23740
   253   McDonough             GA           30252   Henry              Eckerds McDonough                              13813
   254   Shaker Heights        OH           44120   Cuyahoga           Chagrin Lee Square                             53015
   255   Frenchtown Twp        MI           48162   Monroe             Frenchtown Plaza                               13541
   256   Santa Fe              NM           87505   Santa Fe           Southwest Plaza                                25029
   258   York                  PA           17402   York               Michaels - York, PA                            22180
   259   Houston               TX           77009   Harris             Cavalcade Plaza                                40600
   260   Dallas                TX           75219   Dallas             4015 Lemmon Avenue                              8333
   261   Dayton                OH           45408   Montgomery         Bancroft Apartments                               93
   262   Various               FL        Various    Polk               CSH Lakeland & Lake Wales                       1001
262.01   Lakeland              FL           33813   Polk               CSH Lakeland                                     749
262.02   Lake Wales            FL           33859   Polk               CSH Lake Wales                                   252
   263   Winchester            VA           22601   Winchester City    York & Wilson Combined Apartments                 44
   264   Spring                TX           77379   Harris             Klein Church Plaza                             23240
   265   Middletown            CT           06457   Middlesex          Middletown Self Storage                          345
   266   Irving                TX           75038   Dallas             1616 Corporate Court                           25098
   267   Mahtomdei             MN           55115   Washington         Wedgewood Village - Aldi                       15894
   268   Little Rock           AR           77206   Pulaski            Stonewood Apartments                              52
   269   Angels Camp           CA           95222   Calaveras          Big Horn MHC                                     188
   270   El Paso               TX           79903   El Paso            Ashton Parke                                      67
   271   Louisville            KY           40207   Jefferson          Dupont Medical Office Center                   16813
   272   Topeka                KS           66608   Shawnee            Pioneer Curtis Homes                              59
   273   Milwaukee             WI           53209   Milwaukee          Capital Commons                                17415
   274   Huntington            WV           25703   Cabell             Courtyard Annex                                   24
   275   San Antonio           TX           78201   Bexar              Gardenwood Apartments                             80
   276   Middletown            OH           45042   Butler             Chimney Hill Apartments                           58
   277   Wallingford           CT           06492   New Haven          60 Church Street                               34235
   278   Bay City              TX           77414   Matagorda          Bay Ranch Apartments                              64



                                           Net Mortgage                                                             Maturity/
Loan #   Measure       Interest Rate (%)   Interest Rate   Original Balance   Cutoff Balance   Term     Rem. Term   ARD Date
------   -----------   -----------------   -------------   ----------------   --------------   ----     ---------   --------
     1   Units                   5.82000         5.79957        375,000,000      375,000,000     120           119   11/09/16
     2   Square Feet             5.79000         5.76957        236,000,000      236,000,000     120           120   12/01/16
     3   Square Feet             5.75100         5.73057        232,000,000      232,000,000     120           120   12/01/16
     4   Square Feet             5.61100         5.59057        220,000,000      220,000,000      84            84   12/09/13
  4.01   Square Feet             5.61100                         33,200,000       33,200,000      84            84   12/09/13
  4.02   Square Feet             5.61100                         32,400,000       32,400,000      84            84   12/09/13
  4.03   Square Feet             5.61100                         30,300,000       30,300,000      84            84   12/09/13
  4.04   Square Feet             5.61100                         25,200,000       25,200,000      84            84   12/09/13
  4.05   Square Feet             5.61100                         11,500,000       11,500,000      84            84   12/09/13
  4.06   Square Feet             5.61100                         10,200,000       10,200,000      84            84   12/09/13
  4.07   Square Feet             5.61100                          9,800,000        9,800,000      84            84   12/09/13
  4.08   Square Feet             5.61100                          9,100,000        9,100,000      84            84   12/09/13
  4.09   Square Feet             5.61100                          8,700,000        8,700,000      84            84   12/09/13
   4.1   Square Feet             5.61100                          8,000,000        8,000,000      84            84   12/09/13
  4.11   Square Feet             5.61100                          7,500,000        7,500,000      84            84   12/09/13
  4.12   Square Feet             5.61100                          7,500,000        7,500,000      84            84   12/09/13
  4.13   Square Feet             5.61100                          7,300,000        7,300,000      84            84   12/09/13
  4.14   Square Feet             5.61100                          7,100,000        7,100,000      84            84   12/09/13
  4.15   Square Feet             5.61100                          5,100,000        5,100,000      84            84   12/09/13
  4.16   Square Feet             5.61100                          4,000,000        4,000,000      84            84   12/09/13
  4.17   Square Feet             5.61100                          3,100,000        3,100,000      84            84   12/09/13
     5   Square Feet             5.55050         5.53007        194,000,000      194,000,000     120           120   12/11/16
  5.01   Square Feet             5.55050                        128,000,000      128,000,000     120           120   12/11/16
  5.02   Square Feet             5.55050                         27,680,000       27,680,000     120           120   12/11/16
  5.03   Square Feet             5.55050                         19,920,000       19,920,000     120           120   12/11/16
  5.04   Square Feet             5.55050                         18,400,000       18,400,000     120           120   12/11/16
     6   Square Feet             5.57250         5.55207        175,000,000      175,000,000     120           120   12/06/16
  7.01   Square Feet             5.53850                        171,360,000      171,360,000
     7   Square Feet             5.53850         5.51807         37,200,000       37,200,000      60            60   12/01/11
     8   Square Feet             5.53850         5.51807         20,160,000       20,160,000      96            96   12/01/14
     9   Square Feet             5.53850         5.51807         14,640,000       14,640,000      84            84   12/01/13
    10   Square Feet             5.53850         5.51807         14,400,000       14,400,000      60            60   12/01/11
    11   Square Feet             5.53850         5.51807         11,220,000       11,220,000      84            84   12/01/13
    12   Square Feet             5.53850         5.51807         10,860,000       10,860,000      84            84   12/01/13
    13   Square Feet             5.53850         5.51807         10,020,000       10,020,000      60            60   12/01/11
    14   Square Feet             5.53850         5.51807          7,320,000        7,320,000      96            96   12/01/14
    15   Square Feet             5.53850         5.51807          7,320,000        7,320,000      96            96   12/01/14
    16   Square Feet             5.53850         5.51807          6,300,000        6,300,000      96            96   12/01/14
    17   Square Feet             5.53850         5.51807          5,670,000        5,670,000      60            60   12/01/11
    18   Square Feet             5.53850         5.51807          4,800,000        4,800,000      84            84   12/01/13
    19   Square Feet             5.53850         5.51807          3,965,000        3,965,000      96            96   12/01/14
    20   Square Feet             5.53850         5.51807          3,024,000        3,024,000      96            96   12/01/14
    21   Square Feet             5.53850         5.51807          2,820,000        2,820,000      84            84   12/01/13
    22   Square Feet             5.53850         5.51807          2,004,000        2,004,000      96            96   12/01/14
    23   Square Feet             5.53850         5.51807          1,825,000        1,825,000      96            96   12/01/14
    24   Square Feet             5.53850         5.51807          1,614,000        1,614,000      96            96   12/01/14
    25   Square Feet             5.53850         5.51807          1,464,000        1,464,000      96            96   12/01/14
    26   Square Feet             5.53850         5.51807          1,278,000        1,278,000      96            96   12/01/14
    27   Square Feet             5.53850         5.51807            975,000          975,000      96            96   12/01/14
    28   Square Feet             5.53850         5.51807            960,000          960,000      96            96   12/01/14
    29   Square Feet             5.53850         5.51807            780,000          780,000      96            96   12/01/14
    30   Square Feet             5.53850         5.51807            615,000          615,000      96            96   12/01/14
    31   Square Feet             5.53850         5.51807            126,000          126,000      96            96   12/01/14
    32   Square Feet             5.38700         5.36657        142,877,176      142,877,176      84            83   11/01/13
 32.01   Square Feet             5.38700                         31,400,000       31,400,000      84            83   11/01/13
 32.02   Square Feet             5.38700                         20,600,000       20,600,000      84            83   11/01/13
 32.03   Square Feet             5.38700                         17,877,176       17,877,176      84            83   11/01/13
 32.04   Square Feet             5.38700                         14,400,000       14,400,000      84            83   11/01/13
 32.05   Square Feet             5.38700                          9,900,000        9,900,000      84            83   11/01/13
 32.06   Square Feet             5.38700                          9,600,000        9,600,000      84            83   11/01/13
 32.07   Square Feet             5.38700                          9,300,000        9,300,000      84            83   11/01/13
 32.08   Square Feet             5.38700                          6,500,000        6,500,000      84            83   11/01/13
 32.09   Square Feet             5.38700                          5,000,000        5,000,000      84            83   11/01/13
  32.1   Square Feet             5.38700                          4,500,000        4,500,000      84            83   11/01/13
 32.11   Square Feet             5.38700                          3,700,000        3,700,000      84            83   11/01/13
 32.12   Square Feet             5.38700                          3,600,000        3,600,000      84            83   11/01/13
 32.13   Square Feet             5.38700                          3,600,000        3,600,000      84            83   11/01/13
 32.14   Square Feet             5.38700                          2,900,000        2,900,000      84            83   11/01/13
    33   Square Feet             6.08332         6.06289        135,000,000      135,000,000      60            60   12/11/11
    34   Square Feet             6.12640         6.10597        100,000,000      100,000,000     120           118   10/01/16
    35   Square Feet             6.17000         6.14957         70,000,000       70,000,000     120           119   11/05/16
 36.01   Units         Various                                   69,873,200       69,733,595     120           118   10/11/16
    36   Units                   5.59000         5.56957         27,226,900       27,172,410     120           118   10/11/16
    37   Units                   5.64000         5.61957         10,808,000       10,786,604     120           118   10/11/16
    38   Units                   5.59000         5.56957         10,301,800       10,281,183     120           118   10/11/16
    39   Units                   5.59000         5.56957          6,972,400        6,958,446     120           118   10/11/16
    40   Units                   5.59000         5.56957          3,622,900        3,615,649     120           118   10/11/16
    41   Units                   5.59000         5.56957          3,200,000        3,193,596     120           118   10/11/16
    42   Units                   5.59000         5.56957          2,801,700        2,796,093     120           118   10/11/16
    43   Units                   5.59000         5.56957          2,484,900        2,479,927     120           118   10/11/16
    44   Units                   5.59000         5.56957          2,454,600        2,449,688     120           118   10/11/16
    45   Square Feet             5.90250         5.88207         65,000,000       65,000,000     120           119   11/01/16
    46   Square Feet             5.44550         5.42507         61,400,000       61,400,000     120           119   11/01/16
    47   Square Feet             5.78300         5.76257         60,000,000       60,000,000      60            60   12/01/11
    48   Rooms                   5.99000         5.96957         60,000,000       60,000,000      60            59   11/01/11
    49   Square Feet             5.44550         5.42507         55,000,000       55,000,000     120           119   11/01/16
    50   Square Feet             5.67500         5.65457         55,000,000       55,000,000     120           120   12/05/16
    51   Square Feet             5.68567         5.66524         50,000,000       50,000,000      60            57   09/11/11
    52   Square Feet             5.70000         5.67957         47,500,000       47,500,000     144           142   10/11/18
    53   Square Feet             5.84750         5.82707         45,000,000       45,000,000     120           119   11/01/16
    54   Units                   5.61300         5.59257         44,010,000       44,010,000      60            60   12/01/11
    55   Square Feet             5.44550         5.42507         44,000,000       44,000,000     120           119   11/01/16
 56.01   Units         Various                                   43,218,600       43,132,160     120           118   10/11/16
    56   Units                   5.59000         5.56957         12,843,200       12,817,497     120           118   10/11/16
    57   Units                   5.59000         5.56957          9,564,300        9,545,159     120           118   10/11/16
    58   Units                   5.59000         5.56957          8,193,200        8,176,803     120           118   10/11/16
    59   Units                   5.59000         5.56957          6,596,100        6,582,899     120           118   10/11/16
    60   Units                   5.59000         5.56957          3,498,800        3,491,798     120           118   10/11/16
    61   Units                   5.64000         5.61957          2,523,000        2,518,005     120           118   10/11/16
    62   Square Feet             6.15000         6.12957         39,500,000       39,500,000     120           118   10/05/16
    63   Square Feet             6.16850         6.12807         39,500,000       39,500,000     120           119   11/01/16
    64   Square Feet             5.44550         5.42507         39,000,000       39,000,000     120           119   11/01/16
    65   Square Feet             5.94800         5.92757         38,500,000       38,500,000      60            59   11/09/11
    66   Square Feet             5.44550         5.42507         37,900,000       37,900,000     120           119   11/01/16
    67   Square Feet             5.94500         5.92457         36,500,000       36,500,000      60            60   12/05/11
 67.01   Square Feet             5.94500                         27,100,000       27,100,000      60            60   12/05/11
 67.02   Square Feet             5.94500                          9,400,000        9,400,000      60            60   12/05/11
    68   Square Feet             5.77000         5.73957         35,000,000       35,000,000     120           119   11/01/16
    69   Beds                    5.64100         5.62057         29,505,000       29,505,000      84            84   12/11/13
    70   Square Feet             6.25000         6.18957         29,000,000       29,000,000     120           118   10/11/16
    71   Rooms                   5.86500         5.84457         28,000,000       28,000,000     120           120   12/01/16
    72   Square Feet             6.30450         6.28407         27,990,000       27,990,000     120           119   11/01/16
    73   Units                   6.03778         6.01735         27,000,000       27,000,000      60            57   09/11/11
    74   Square Feet             6.13500         6.11457         27,000,000       27,000,000     120           118   10/11/16
    75   Square Feet             5.44550         5.42507         25,400,000       25,400,000     120           119   11/01/16
    76   Units                   6.32500         6.30457         25,125,000       25,125,000     116           116   08/05/16
    77   Rooms                   6.25000         6.22957         25,000,000       25,000,000     120           118   10/05/16
    78   Units                   5.87000         5.84957         25,000,000       25,000,000      60            60   12/09/11
    79   Rooms                   5.89000         5.86957         24,500,000       24,500,000     120           119   11/05/16
    80   Square Feet             6.10000         6.07957         24,000,000       24,000,000     120           119   11/05/16
    81   Square Feet             5.44550         5.42507         24,000,000       24,000,000     120           119   11/01/16
    82   Units                   5.89200         5.87157         23,300,000       23,300,000      60            58   10/09/11
    83   Square Feet             5.60800         5.58757         23,000,000       23,000,000     120           120   12/10/16
 83.01   Square Feet             5.60800                          6,571,430        6,571,430     120           120   12/10/16
 83.02   Square Feet             5.60800                          6,206,350        6,206,350     120           120   12/10/16
 83.03   Square Feet             5.60800                          5,330,160        5,330,160     120           120   12/10/16
 83.04   Square Feet             5.60800                          4,892,060        4,892,060     120           120   12/10/16
    84   Square Feet             5.60500         5.58457         22,500,000       22,500,000     120           120   12/09/16
    85   Units                   5.93000         5.90957         22,250,000       22,250,000      60            60   12/09/11
    86   Square Feet             5.77900         5.70857         22,200,000       22,200,000     120           120   12/01/16
    87   Units                   6.14000         6.11957         22,075,000       22,075,000     120           120   12/01/16
    88   Square Feet             5.73200         5.71157         21,700,000       21,700,000     120           119   11/01/16
    89   Square Feet             6.31000         6.28957         21,500,000       21,500,000     120           120   12/05/16
    90   Square Feet             5.68000         5.65957         21,400,000       21,400,000     120           120   12/11/16
    91   Square Feet             5.96000         5.90957         20,300,000       20,300,000      60            58   10/05/11
    92   Units                   5.66000         5.63957         20,000,000       20,000,000      60            60   12/01/11
    93   Rooms                   6.22000         6.17957         19,725,000       19,706,176     120           119   11/01/16
    94   Square Feet             6.03200         6.01157         19,125,000       19,125,000     120           117   09/11/16
    95   Rooms                   5.86500         5.84457         19,000,000       19,000,000     120           120   12/01/16
    96   Square Feet             6.20000         6.17957         18,975,000       18,975,000     120           118   10/05/16
    97   Square Feet             6.31500         6.29457         18,875,000       18,875,000     120           114   06/01/16
    98   Square Feet             5.97000         5.94957         18,250,000       18,250,000     120           120   12/01/16
    99   Square Feet             6.16000         6.10957         18,100,000       18,100,000     120           119   11/01/16
   100   Square Feet             6.08500         6.01457         17,500,000       17,500,000     120           119   11/01/16
   101   Square Feet             5.38550         5.36507         16,700,000       16,700,000     120           119   11/01/16
   102   Square Feet             5.90150         5.88107         16,500,000       16,500,000     144           144   01/01/19
102.01   Square Feet             5.90150                          6,525,000        6,525,000     144           144   01/01/19
102.02   Square Feet             5.90150                          5,070,000        5,070,000     144           144   01/01/19
102.03   Square Feet             5.90150                          3,367,500        3,367,500     144           144   01/01/19
102.04   Square Feet             5.90150                          1,537,500        1,537,500     144           144   01/01/19
   103   Square Feet             6.18000         6.15957         16,200,000       16,200,000     120           119   11/11/16
   104   Square Feet             6.12000         6.04957         16,250,000       16,191,855     120           116   08/01/16
   105   Square Feet             5.68500         5.66457         16,000,000       16,000,000     120           119   11/01/16
   106   Square Feet             5.96000         5.89957         16,000,000       15,983,950     120           119   11/01/16
   107   Square Feet             5.57000         5.52957         15,000,000       15,000,000     120           120   12/01/16
   108   Rooms                   6.50000         6.47957         15,000,000       15,000,000      60            58   10/05/11
   109   Units                   5.80000         5.77957         15,000,000       15,000,000     120           120   12/01/16
   110   Rooms                   6.06100         6.04057         15,000,000       15,000,000     120           120   12/01/16
   111   Square Feet             5.90000         5.87957         14,500,000       14,500,000     120           120   12/11/16
   112   Square Feet             5.45000         5.42957         14,000,000       14,000,000     120           120   12/01/16
   113   Square Feet             5.71000         5.66957         14,000,000       13,985,272     120           119   11/01/16
   114   Square Feet             5.76000         5.70957         13,850,000       13,850,000     120           120   12/01/16
   115   Square Feet             5.38550         5.36507         13,600,000       13,600,000     120           119   11/01/16
   116   Square Feet             5.86500         5.84457         13,400,000       13,400,000     120           120   12/05/16
   117   Square Feet             5.56000         5.53957         13,020,000       13,020,000     120           120   12/10/16
   118   Square Feet             5.67000         5.62957         13,000,000       13,000,000     120           120   12/01/16
   119   Units                   6.00000         5.97957         13,000,000       13,000,000     120           119   11/05/16
   120   Square Feet             6.98000         6.95957         13,000,000       13,000,000      60            56   08/01/11
120.01   Square Feet             6.98000                          6,825,000        6,825,000      60            56   08/01/11
120.02   Square Feet             6.98000                          2,002,000        2,002,000      60            56   08/01/11
120.03   Square Feet             6.98000                          1,703,000        1,703,000      60            56   08/01/11
120.04   Square Feet             6.98000                          1,482,000        1,482,000      60            56   08/01/11
120.05   Square Feet             6.98000                            988,000          988,000      60            56   08/01/11
   121   Square Feet             5.95000         5.92957         13,000,000       12,955,108     120           119   11/05/16
   122   Square Feet             5.95000         5.92957         12,500,000       12,500,000     120           119   11/05/16
   123   Square Feet             5.85000         5.82757         12,450,000       12,450,000     120           120   12/01/16
   124   Square Feet             5.91000         5.88957         11,500,000       11,500,000     120           120   12/01/16
   125   Square Feet             5.56000         5.53957         11,480,000       11,480,000     120           120   12/10/16
   126   Square Feet             6.09000         6.06957         11,400,000       11,388,845      60            59   11/11/11
   127   Rooms                   6.30000         6.27957         11,300,000       11,289,381      60            59   11/09/11
   128   Rooms                   5.86500         5.84457         11,240,000       11,240,000     120           120   12/01/16
   129   Units                   5.96000         5.93957         10,900,000       10,900,000     120           119   11/10/16
   130   Rooms                   5.86500         5.84457         10,800,000       10,800,000     120           120   12/01/16
   131   Square Feet             5.44550         5.42507         10,500,000       10,500,000     120           119   11/01/16
   132   Square Feet             5.84750         5.82707         10,400,000       10,400,000     120           119   11/05/16
   133   Square Feet             6.07250         6.05207         10,250,000       10,250,000     120           118   10/05/16
   134   Units                   6.23000         6.18957          9,500,000        9,500,000     120           117   09/01/16
   135   Rooms                   5.89000         5.86957          9,365,000        9,365,000     120           119   11/05/16
   136   Square Feet             5.75500         5.73457          8,850,000        8,840,769     120           119   11/09/16
   137   Units                   6.09000         6.04957          8,700,000        8,700,000     120           117   09/01/16
   138   Units                   5.97000         5.94957          8,650,000        8,650,000     120           119   11/05/16
   139   Rooms                   5.78000         5.74957          8,500,000        8,500,000     120           120   12/03/16
   140   Rooms                   5.89000         5.86957          8,475,000        8,475,000     120           119   11/05/16
   141   Square Feet             5.65000         5.62957          8,450,000        8,450,000     120           120   12/10/16
   142   Units                   5.71000         5.68907          8,285,000        8,285,000     120           120   12/11/16
142.01   Units                   5.71000                          3,415,000        3,415,000     120           120   12/11/16
142.02   Units                   5.71000                          2,470,000        2,470,000     120           120   12/11/16
142.03   Units                   5.71000                          2,400,000        2,400,000     120           120   12/11/16
   143   Rooms                   5.89000         5.86957          7,950,000        7,950,000     120           119   11/05/16
   144   Units                   5.97000         5.94957          7,950,000        7,950,000     120           119   11/05/16
   145   Square Feet             5.85500         5.80457          7,900,000        7,900,000     120           119   11/01/16
   146   Square Feet             6.15000         6.12957          7,900,000        7,900,000     120           118   10/11/16
   147   Square Feet             5.75000         5.69957          7,750,000        7,750,000     120           120   12/01/16
   148   Rooms                   5.86500         5.84457          7,610,000        7,610,000     120           120   12/01/16
   149   Square Feet             5.71630         5.64587          7,520,000        7,520,000     120           118   10/01/16
   150   Rooms                   6.00000         5.91957          7,500,000        7,500,000     120           120   12/06/16
   151   Rooms                   5.89000         5.86957          7,230,000        7,230,000     120           119   11/05/16
   153   Units                   6.83000         6.76957          7,199,500        7,199,500      60            56   08/11/11
   154   Units                   6.11000         6.08957          7,100,000        7,100,000      84            84   12/11/13
   155   Square Feet             6.01000         5.98957          7,000,000        7,000,000      60            60   12/01/11
   156   Units                   5.80000         5.77957          7,000,000        7,000,000     120           119   11/01/16
   157   Square Feet             6.13000         6.10957          7,000,000        7,000,000     120           117   09/05/16
   158   Square Feet             6.21000         6.18957          7,000,000        6,993,307     120           119   11/05/16
   159   Square Feet             6.00000         5.94957          6,900,000        6,885,066     120           119   11/01/16
   160   Square Feet             5.82000         5.76957          6,800,000        6,800,000     120           120   12/01/16
160.01   Square Feet             5.82000                          1,725,000        1,725,000     120           120   12/01/16
160.02   Square Feet             5.82000                          1,700,000        1,700,000     120           120   12/01/16
160.03   Square Feet             5.82000                          1,582,500        1,582,500     120           120   12/01/16
160.04   Square Feet             5.82000                            697,500          697,500     120           120   12/01/16
160.05   Square Feet             5.82000                            667,500          667,500     120           120   12/01/16
160.06   Square Feet             5.82000                            427,500          427,500     120           120   12/01/16
   161   Rooms                   6.73000         6.70957          6,800,000        6,794,122     120           119   11/11/16
   162   Units                   6.15430         6.13387          6,700,000        6,664,122     120           114   06/05/16
162.01   Units                   6.15430                          3,508,836        3,490,047     120           114   06/05/16
162.02   Units                   6.15430                          3,191,164        3,174,075     120           114   06/05/16
   163   Rooms                   5.86500         5.84457          6,600,000        6,600,000     120           120   12/01/16
   164   Units                   5.58000         5.52957          6,500,000        6,500,000     120           120   12/01/16
   165   Square Feet             5.86000         5.83957          6,500,000        6,500,000     120           120   01/01/17
   166   Units                   6.54000         6.51957          6,500,000        6,475,166     120           117   09/05/16
166.01   Units                   6.54000                          4,494,681        4,477,509     120           117   09/05/16
166.02   Units                   6.54000                          2,005,319        1,997,658     120           117   09/05/16
   167   Square Feet             6.70000         6.67957          6,400,000        6,390,038      84            82   10/05/13
   168   Units                   5.97000         5.94957          6,350,000        6,350,000     120           119   11/05/16
   169   Rooms                   5.86500         5.84457          6,300,000        6,300,000     120           120   12/01/16
   170   Square Feet             5.95000         5.92957          6,250,000        6,250,000     120           119   11/07/16
   171   Square Feet             5.95000         5.90957          6,250,000        6,250,000     120           120   12/01/16
   172   Square Feet             6.06000         6.03957          6,250,000        6,243,849     120           119   11/07/16
   173   Units                   5.86000         5.83957          6,100,000        6,093,763     120           119   11/01/16
   174   Units                   5.96000         5.93957          6,000,000        6,000,000     120           119   11/10/16
   175   Square Feet             5.81000         5.78957          5,900,000        5,900,000     120           120   12/05/16
   176   Square Feet             5.80000         5.77957          5,850,000        5,850,000     120           120   12/01/16
   177   Square Feet             5.65000         5.62957          5,850,000        5,843,775     120           119   11/05/16
   178   Square Feet             5.94500         5.92457          5,800,000        5,800,000     120           120   12/05/16
   179   Square Feet             6.00000         5.97957          5,700,000        5,694,326     120           119   11/05/16
   180   Units                   6.05200         6.00157          5,675,000        5,675,000     120           120   12/01/16
   181   Rooms                   5.89000         5.86957          5,635,000        5,635,000     120           119   11/05/16
   182   Units                   5.94000         5.84957          5,600,000        5,600,000     120           119   11/01/16
   183   Units                   7.00000         6.97957          5,600,000        5,600,000     180           180   12/01/21
   184   Square Feet             5.80000         5.77957          5,600,000        5,600,000     120           118   10/05/16
   185   Units                   5.57000         5.54957          5,500,000        5,500,000     120           120   12/09/16
   186   Rooms                   5.99000         5.93957          5,500,000        5,500,000     120           120   12/05/16
   187   Square Feet             5.67500         5.65457          5,500,000        5,487,631     120           119   11/11/16
   188   Square Feet             6.14600         6.12557          5,450,000        5,450,000     120           117   09/07/16
   189   Rooms                   5.84000         5.73957          5,450,000        5,450,000     120           120   12/01/16
   190   Rooms                   5.86500         5.84457          5,450,000        5,450,000     120           120   12/01/16
   191   Units                   5.73000         5.66957          5,330,000        5,324,414     120           119   11/11/16
   192   Units                   5.87650         5.82607          5,250,000        5,250,000     120           120   12/01/16
   193   Square Feet             5.65000         5.62957          5,203,000        5,203,000     120           120   12/01/16
   194   Square Feet             6.14000         6.11957          5,200,000        5,200,000      60            55   07/11/11
   195   Units                   6.12000         6.09907          5,150,000        5,150,000      60            58   10/11/11
   196   Square Feet             5.75300         5.68257          5,000,000        5,000,000     120           120   12/01/16
   197   Square Feet             5.83000         5.75957          5,000,000        4,994,858     120           119   11/01/16
   198   Rooms                   6.08000         6.00957          5,000,000        4,992,873     120           119   11/01/16
   199   Square Feet             5.76000         5.70957          4,800,000        4,800,000     120           120   12/01/16
   200   Square Feet             5.91500         5.89457          4,750,000        4,750,000     120           119   11/05/16
   201   Pads                    6.30000         6.27957          4,750,000        4,733,683     120           116   08/11/16
   202   Square Feet             5.86000         5.78957          4,700,000        4,693,070     120           119   11/01/16
   203   Square Feet             6.14000         6.11957          4,675,000        4,675,000     120           118   10/05/16
   204   Pads                    5.94000         5.87957          4,520,000        4,520,000     120           118   10/06/16
   205   Square Feet             5.87000         5.84957          4,500,000        4,500,000     120           119   11/01/16
   206   Rooms                   5.84700         5.82657          4,500,000        4,500,000     120           120   12/01/16
   207   Square Feet             5.75000         5.67957          4,500,000        4,500,000     120           120   12/01/16
   208   Units                   5.54000         5.51957          4,478,000        4,478,000     120           120   12/09/16
   209   Square Feet             5.65000         5.62957          4,446,000        4,446,000     120           120   12/01/16
   210   Square Feet             5.65000         5.62957          4,341,000        4,341,000     120           120   12/01/16
   211   Square Feet             5.65000         5.62957          4,336,000        4,336,000     120           120   12/01/16
   212   Square Feet             5.65000         5.62957          4,311,000        4,311,000     120           120   12/01/16
   213   Square Feet             5.82000         5.79957          4,300,000        4,300,000     120           119   11/11/16
   214   Units                   5.65000         5.62957          4,260,000        4,260,000     120           111   03/11/16
   215   Square Feet             5.79000         5.73957          4,200,000        4,200,000     120           119   11/01/16
   216   Square Feet             5.65000         5.62957          4,136,000        4,136,000     120           120   12/01/16
   217   Square Feet             5.64500         5.62457          4,100,000        4,100,000     120           120   12/09/16
   218   Square Feet             6.25000         6.22957          4,000,000        4,000,000     120           120   12/05/16
   219   Units                   5.97400         5.90357          4,000,000        3,995,998     120           119   11/01/16
   220   Square Feet             5.92000         5.89957          4,000,000        3,992,554     120           118   10/09/16
   221   Square Feet             5.65000         5.62957          3,992,000        3,992,000     120           120   12/01/16
   222   Units                   7.00000         6.97957          3,919,000        3,919,000     180           180   12/01/21
   223   Square Feet             6.70500         6.68457          3,900,000        3,896,612     120           119   11/05/16
   225   Square Feet             5.77100         5.71057          3,880,000        3,880,000     120           120   12/01/16
   226   Square Feet             5.78900         5.76857          3,800,000        3,800,000     120           120   12/11/16
   227   Rooms                   5.84000         5.73957          3,750,000        3,750,000     120           120   12/01/16
   228   Square Feet             5.82200         5.71157          3,750,000        3,750,000     120           119   11/01/16
   229   Units                   5.71000         5.68907          3,715,000        3,715,000     120           120   12/11/16
229.01   Units                   5.71000                          2,770,000        2,770,000     120           120   12/11/16
229.02   Units                   5.71000                            945,000          945,000     120           120   12/11/16
   230   Units                   5.97000         5.94957          3,700,000        3,700,000     120           119   11/05/16
   232   Units                   5.87650         5.82607          3,680,000        3,680,000     120           120   12/01/16
   233   Units                   6.10000         6.07957          3,600,000        3,600,000     120           120   12/01/16
   234   Units                   5.85000         5.76957          3,500,000        3,500,000     180           180   12/06/21
   235   Rooms                   6.02000         5.91957          3,375,000        3,370,145     120           119   11/01/16
   236   Units                   5.97000         5.94957          3,350,000        3,350,000     120           119   11/05/16
   237   Square Feet             6.00000         5.97957          3,345,000        3,345,000     120           119   11/07/16
   238   Units                   6.21000         6.18957          3,300,000        3,294,245     120           118   10/01/16
   239   Beds                    6.11500         6.00457          3,200,000        3,200,000     120           119   11/01/16
   240   Units                   5.74000         5.71957          3,150,000        3,150,000     120           120   12/11/16
   242   Square Feet             5.74000         5.71957          3,000,000        3,000,000     120           119   11/01/16
   243   Units                   5.89000         5.86957          3,000,000        3,000,000     120           120   12/01/16
   244   Square Feet             5.84500         5.82457          3,000,000        3,000,000     120           120   12/01/16
   245   Rooms                   6.15000         6.07957          3,000,000        3,000,000     120           120   12/11/16
   246   Square Feet             5.78900         5.76857          3,000,000        3,000,000     120           120   12/11/16
   247   Square Feet             6.02000         5.92957          2,860,000        2,860,000     120           118   10/05/16
   248   Square Feet             6.10000         6.02957          2,820,000        2,820,000     120           119   11/01/16
   249   Square Feet             5.95000         5.92957          2,800,000        2,800,000     120           120   12/05/16
   250   Rooms                   5.84000         5.81957          2,800,000        2,800,000     120           120   12/11/16
   251   Square Feet             6.88000         6.85957          2,800,000        2,795,825     120           118   10/05/16
   252   Square Feet             5.85000         5.82957          2,732,500        2,729,701     120           119   11/09/16
   253   Square Feet             5.84500         5.82457          2,675,000        2,675,000     120           120   12/01/16
   254   Square Feet             6.00000         5.92957          2,650,000        2,650,000     120           119   11/01/16
   255   Square Feet             6.02250         5.96207          2,500,000        2,500,000     120           120   12/01/16
   256   Square Feet             5.98000         5.92957          2,500,000        2,495,408     120           118   10/01/16
   258   Square Feet             6.08000         6.05957          2,400,000        2,400,000     120           119   11/11/16
   259   Square Feet             6.26900         6.15857          2,350,000        2,346,747     180           179   11/01/21
   260   Square Feet             5.92000         5.89957          2,325,000        2,300,046     120           109   01/01/16
   261   Units                   6.03000         6.00957          2,200,000        2,200,000     120           120   12/01/16
   262   Units                   6.58000         6.55957          2,147,000        2,143,562     120           118   10/11/16
262.01   Units                   6.58000                          1,697,000        1,694,283     120           118   10/11/16
262.02   Units                   6.58000                            450,000          449,279     120           118   10/11/16
   263   Units                   5.87650         5.82607          2,070,000        2,070,000     120           120   12/01/16
   264   Square Feet             6.33500         6.31457          2,050,000        2,046,526     120           118   10/01/16
   265   Units                   6.18000         6.15957          2,000,000        2,000,000     120           120   12/11/16
   266   Square Feet             6.17000         6.09957          1,925,000        1,925,000     120           118   10/01/16
   267   Square Feet             5.66000         5.60957          1,910,000        1,910,000     120           120   12/01/16
   268   Units                   7.23000         7.20957          1,891,000        1,889,519     180           179   11/01/21
   269   Pads                    5.80000         5.77957          1,875,000        1,875,000     120           120   12/11/16
   270   Units                   5.91000         5.88957          1,800,000        1,800,000     120           117   09/01/16
   271   Square Feet             5.88500         5.86457          1,550,000        1,548,423     120           119   11/05/16
   272   Units                   5.97000         5.90957          1,520,000        1,520,000     144           144   12/11/18
   273   Square Feet             5.83500         5.81457          1,520,000        1,517,750     120           119   11/05/16
   274   Units                   6.63000         6.60957          1,425,000        1,422,745     120           118   10/01/16
   275   Units                   6.28000         6.25957          1,400,000        1,400,000     120           120   12/05/16
   276   Units                   6.14000         6.11957          1,222,000        1,218,638     120           117   09/01/16
   277   Square Feet             6.52000         6.46957          1,150,000        1,150,000     120           120   12/01/16
   278   Units                   7.33000         7.30957            595,000          595,000     180           180   12/01/21



                                     Monthly     Servicing
                                     Debt        Fee                           ARD   ARD Step Up                Crossed  Originator/
Loan #   Amort. Term   Rem. Amort.   Service     Rate         Accrual Type    (Y/N)      (%)       Title Type      Loan  Loan Seller
------   -----------   -----------   ---------   ---------    ------------    ----   -----------   ----------   -------  -----------
     1             0             0   1,844,010   0.02000      Actual/360        No                  Fee                   UBS
     2             0             0   1,154,515   0.02000      Actual/360        No                  Fee                   JPMCB
     3             0             0   1,127,303   0.02000      Actual/360        No                  Fee                   JPMCB
     4             0             0   1,042,971   0.02000      Actual/360        No                  Fee                   UBS
  4.01             0             0                                              No                  Fee                   UBS
  4.02             0             0                                              No                  Fee                   UBS
  4.03             0             0                                              No                  Fee                   UBS
  4.04             0             0                                              No                  Fee                   UBS
  4.05             0             0                                              No                  Fee                   UBS
  4.06             0             0                                              No                  Fee                   UBS
  4.07             0             0                                              No                  Fee                   UBS
  4.08             0             0                                              No                  Fee                   UBS
  4.09             0             0                                              No                  Fee                   UBS
   4.1             0             0                                              No                  Fee                   UBS
  4.11             0             0                                              No                  Fee                   UBS
  4.12             0             0                                              No                  Fee                   UBS
  4.13             0             0                                              No                  Fee                   UBS
  4.14             0             0                                              No                  Fee                   UBS
  4.15             0             0                                              No                  Fee                   UBS
  4.16             0             0                                              No                  Fee                   UBS
  4.17             0             0                                              No                  Fee                   UBS
     5             0             0     909,794   0.02000      Actual/360        No                  Fee                   UBS
  5.01             0             0                                              No                  Fee                   UBS
  5.02             0             0                                              No                  Fee                   UBS
  5.03             0             0                                              No                  Fee                   UBS
  5.04             0             0                                              No                  Fee                   UBS
     6             0             0     823,943   0.02000      Actual/360        No                  Fee                   EHY
  7.01             0             0     801,882                Actual/360        No                  Fee             A     JPMCB
     7             0             0     174,078   0.02000      Actual/360        No                  Fee             A     JPMCB
     8             0             0      94,339   0.02000      Actual/360        No                  Fee             A     JPMCB
     9             0             0      68,508   0.02000      Actual/360        No                  Fee             A     JPMCB
    10             0             0      67,385   0.02000      Actual/360        No                  Fee             A     JPMCB
    11             0             0      52,504   0.02000      Actual/360        No                  Fee             A     JPMCB
    12             0             0      50,820   0.02000      Actual/360        No                  Fee             A     JPMCB
    13             0             0      46,889   0.02000      Actual/360        No                  Fee             A     JPMCB
    14             0             0      34,254   0.02000      Actual/360        No                  Fee             A     JPMCB
    15             0             0      34,254   0.02000      Actual/360        No                  Fee             A     JPMCB
    16             0             0      29,481   0.02000      Actual/360        No                  Fee             A     JPMCB
    17             0             0      26,533   0.02000      Actual/360        No                  Fee             A     JPMCB
    18             0             0      22,462   0.02000      Actual/360        No                  Fee             A     JPMCB
    19             0             0      18,554   0.02000      Actual/360        No                  Fee             A     JPMCB
    20             0             0      14,151   0.02000      Actual/360        No                  Fee             A     JPMCB
    21             0             0      13,196   0.02000      Actual/360        No                  Fee             A     JPMCB
    22             0             0       9,378   0.02000      Actual/360        No                  Fee             A     JPMCB
    23             0             0       8,540   0.02000      Actual/360        No                  Fee             A     JPMCB
    24             0             0       7,553   0.02000      Actual/360        No                  Fee             A     JPMCB
    25             0             0       6,851   0.02000      Actual/360        No                  Fee             A     JPMCB
    26             0             0       5,980   0.02000      Actual/360        No                  Fee             A     JPMCB
    27             0             0       4,563   0.02000      Actual/360        No                  Fee             A     JPMCB
    28             0             0       4,492   0.02000      Actual/360        No                  Fee             A     JPMCB
    29             0             0       3,650   0.02000      Actual/360        No                  Fee             A     JPMCB
    30             0             0       2,878   0.02000      Actual/360        No                  Fee             A     JPMCB
    31             0             0         590   0.02000      Actual/360        No                  Fee             A     JPMCB
    32             0             0     650,308   0.02000      Actual/360        No                  Fee                   JPMCB
 32.01             0             0                                              No                  Fee                   JPMCB
 32.02             0             0                                              No                  Fee                   JPMCB
 32.03             0             0                                              No                  Fee                   JPMCB
 32.04             0             0                                              No                  Fee                   JPMCB
 32.05             0             0                                              No                  Fee                   JPMCB
 32.06             0             0                                              No                  Fee                   JPMCB
 32.07             0             0                                              No                  Fee                   JPMCB
 32.08             0             0                                              No                  Fee                   JPMCB
 32.09             0             0                                              No                  Fee                   JPMCB
  32.1             0             0                                              No                  Fee                   JPMCB
 32.11             0             0                                              No                  Fee                   JPMCB
 32.12             0             0                                              No                  Fee                   JPMCB
 32.13             0             0                                              No                  Fee                   JPMCB
 32.14             0             0                                              No                  Fee                   JPMCB
    33             0             0     693,878   0.02000      Actual/360        No                  Fee                   EHY
    34             0             0     517,624   0.02000      Actual/360        No                  Fee                   JPMCB
    35           312           312     450,955   0.02000      Actual/360        No                  Fee                   IXIS
 36.01           360           358     401,028                Actual/360        No                  Fee                   NCCI
    36           360           358     156,132   0.02000      Actual/360        No                  Fee             B     NCCI
    37           360           358      62,319   0.02000      Actual/360        No                  Fee             B     NCCI
    38           360           358      59,076   0.02000      Actual/360        No                  Fee             B     NCCI
    39           360           358      39,983   0.02000      Actual/360        No                  Fee             B     NCCI
    40           360           358      20,775   0.02000      Actual/360        No                  Fee             B     NCCI
    41           360           358      18,350   0.02000      Actual/360        No                  Fee             B     NCCI
    42           360           358      16,066   0.02000      Actual/360        No                  Fee             B     NCCI
    43           360           358      14,250   0.02000      Actual/360        No                  Fee             B     NCCI
    44           360           358      14,076   0.02000      Actual/360        No                  Fee             B     NCCI
    45             0             0     324,159   0.02000      Actual/360        No                  Fee                   JPMCB
    46             0             0     282,498   0.02000      Actual/360        No                  Fee                   JPMCB
    47             0             0     293,166   0.02000      Actual/360        No                  Fee                   EHY
    48             0             0     303,660   0.02000      Actual/360        No                  Fee                   PNC
    49             0             0     253,052   0.02000      Actual/360        No                  Fee                   JPMCB
    50           360           360     318,349   0.02000      Actual/360        No                  Fee                   IXIS
    51             0             0     240,193   0.02000      Actual/360        No                  Fee/Leasehold         EHY
    52             0             0     228,759   0.02000      Actual/360        No                  Fee                   NCCI
    53           360           360     265,402   0.02000      Actual/360        No                  Fee                   JPMCB
    54             0             0     208,716   0.02000      Actual/360        No                  Fee                   JPMCB
    55             0             0     202,442   0.02000      Actual/360        No                  Fee                   JPMCB
 56.01           360           358     247,916                Actual/360        No                  Fee                   NCCI
    56           360           358      73,649   0.02000      Actual/360        No                  Fee             C     NCCI
    57           360           358      54,846   0.02000      Actual/360        No                  Fee             C     NCCI
    58           360           358      46,984   0.02000      Actual/360        No                  Fee             C     NCCI
    59           360           358      37,825   0.02000      Actual/360        No                  Fee             C     NCCI
    60           360           358      20,064   0.02000      Actual/360        No                  Fee             C     NCCI
    61           360           358      14,548   0.02000      Actual/360        No                  Fee             C     NCCI
    62           312           312     253,976   0.02000      Actual/360        No                  Fee                   IXIS
    63           360           360     241,118   0.04000      Actual/360        No                  Fee                   JPMCB
    64             0             0     179,437   0.02000      Actual/360        No                  Fee                   JPMCB
    65             0             0     193,482   0.02000      Actual/360        No                  Fee                   UBS
    66             0             0     174,376   0.02000      Actual/360        No                  Fee                   JPMCB
    67             0             0     183,339   0.02000      Actual/360        No                  Fee                   IXIS
 67.01             0             0                                              No                  Fee                   IXIS
 67.02             0             0                                              No                  Fee                   IXIS
    68           360           360     204,695   0.03000      Actual/360        No                  Fee                   JPMCB
    69             0             0     140,624   0.02000      Actual/360        No                  Fee                   EHY
    70           360           360     178,558   0.06000      Actual/360        No                  Fee                   NCCI
    71           360           360     165,452   0.02000      Actual/360        No                  Fee                   JPMCB
    72           360           360     173,333   0.02000      Actual/360        No                  Fee                   JPMCB
    73             0             0     137,737   0.02000      Actual/360        No                  Fee                   EHY
    74           420           420     156,407   0.02000      Actual/360        No                  Leasehold             EHY
    75             0             0     116,864   0.02000      Actual/360        No                  Fee                   JPMCB
    76           360           360     155,927   0.02000      Actual/360        No                  Fee                   IXIS
    77           360           360     153,929   0.02000      Actual/360        No                  Fee                   IXIS
    78             0             0     123,990   0.02000      Actual/360        No                  Fee                   UBS
    79             0             0     121,924   0.02000      Actual/360        No                  Fee                   IXIS
    80           360           360     145,439   0.02000      Actual/360        No                  Fee                   IXIS
    81             0             0     110,423   0.02000      Actual/360        No                  Fee                   JPMCB
    82             0             0     115,992   0.02000      Actual/360        No                  Fee                   UBS
    83             0             0     108,980   0.02000      Actual/360        No                  Fee                   UBS
 83.01             0             0                                              No                  Fee                   UBS
 83.02             0             0                                              No                  Fee                   UBS
 83.03             0             0                                              No                  Fee                   UBS
 83.04             0             0                                              No                  Fee                   UBS
    84             0             0     106,553   0.02000      Actual/360        No                  Fee                   UBS
    85             0             0     111,479   0.02000      Actual/360        No                  Fee                   UBS
    86           360           360     129,962   0.07000      Actual/360        No                  Fee                   JPMCB
    87           360           360     134,344   0.02000      Actual/360        No                  Fee                   PNC
    88           360           360     126,387   0.02000      Actual/360        No                  Fee                   JPMCB
    89           360           360     133,219   0.02000      Actual/360        No                  Fee                   IXIS
    90           360           360     123,935   0.02000      Actual/360        No                  Fee                   EHY
    91             0             0     102,224   0.05000      Actual/360        No                  Fee                   IXIS
    92           360           360     115,574   0.02000      Actual/360        No                  Fee                   PNC
    93           360           359     121,066   0.04000      Actual/360        No                  Leasehold             PNC
    94             0             0      97,470   0.02000      Actual/360        No                  Fee                   EHY
    95           360           360     112,271   0.02000      Actual/360        No                  Fee                   JPMCB
    96           360           360     116,216   0.02000      Actual/360        No                  Fee                   IXIS
    97           360           360     117,016   0.02000      Actual/360        No                  Fee                   JPMCB
    98           360           360     109,066   0.02000      Actual/360        No                  Fee                   PNC
    99           360           360     110,388   0.05000      Actual/360        No                  Leasehold             AIG
   100             0             0      89,972   0.07000      Actual/360        No                  Fee                   JPMCB
   101             0             0      75,989   0.02000      Actual/360        No                  Fee                   JPMCB
   102           300           300     105,318   0.02000      Actual/360        No                  Fee                   JPMCB
102.01           300           300                                              No                  Fee                   JPMCB
102.02           300           300                                              No                  Fee                   JPMCB
102.03           300           300                                              No                  Fee                   JPMCB
102.04           300           300                                              No                  Fee                   JPMCB
   103           360           360      99,010   0.02000      Actual/360        No                  Fee                   NCCI
   104           360           356      98,684   0.07000      Actual/360        No                  Fee                   JPMCB
   105           360           360      92,712   0.02000      Actual/360        No                  Fee                   JPMCB
   106           360           359      95,517   0.06000      Actual/360        No                  Fee                   AIG
   107           360           360      85,828   0.04000      Actual/360        No                  Fee                   JPMCB
   108           348           348      95,882   0.02000      Actual/360        No                  Fee                   IXIS
   109           360           360      88,013   0.02000      Actual/360        No                  Fee                   PNC
   110           360           360      90,522   0.02000      Actual/360        No                  Fee                   JPMCB
   111           360           360      86,005   0.02000      Actual/360        No                  Fee                   EHY
   112           360           360      79,052   0.02000      Actual/360        No                  Fee                   AIG
   113           360           359      81,345   0.04000      Actual/360        No                  Fee                   JPMCB
   114           360           360      80,913   0.05000      Actual/360        No                  Fee             E     PNC
   115             0             0      61,883   0.02000      Actual/360        No                  Fee                   JPMCB
   116           360           360      79,180   0.02000      Actual/360        No                  Fee                   IXIS
   117           360           360      74,417   0.02000      Actual/360        No                  Fee                   UBS
   118           360           360      75,205   0.04000      Actual/360        No                  Fee                   AIG
   119           360           360      77,942   0.02000      Actual/360        No                  Fee                   IXIS
   120           300           300      91,716   0.02000      Actual/360        No                  Fee                   AIG
120.01           300           300                                              No                  Fee                   AIG
120.02           300           300                                              No                  Fee                   AIG
120.03           300           300                                              No                  Fee                   AIG
120.04           300           300                                              No                  Fee                   AIG
120.05           300           300                                              No                  Fee                   AIG
   121           180           179     109,351   0.02000      Actual/360        No                  Fee                   IXIS
   122           360           360      74,542   0.02000      Actual/360        No                  Fee                   AIG
   123           360           360      73,448   0.02200      Actual/360        No                  Fee                   AIG
   124             0             0      57,424   0.02000      Actual/360        No                  Fee                   AIG
   125           360           360      65,615   0.02000      Actual/360        No                  Fee                   UBS
   126           360           359      69,010   0.02000      Actual/360        No                  Fee                   NCCI
   127           360           359      69,944   0.02000      Actual/360        No                  Fee                   UBS
   128           360           360      66,417   0.02000      Actual/360        No                  Fee                   JPMCB
   129             0             0      54,889   0.02000      Actual/360        No                  Fee                   UBS
   130           360           360      63,817   0.02000      Actual/360        No                  Fee                   JPMCB
   131             0             0      48,310   0.02000      Actual/360        No                  Fee                   JPMCB
   132           360           360      61,337   0.02000      Actual/360        No                  Fee                   IXIS
   133             0             0      52,590   0.02000      Actual/360        No                  Fee                   IXIS
   134           360           360      58,370   0.04000      Actual/360        No                  Fee                   PNC
   135             0             0      46,605   0.02000      Actual/360        No                  Fee                   IXIS
   136           360           359      51,674   0.02000      Actual/360        No                  Fee                   UBS
   137           360           360      52,665   0.04000      Actual/360        No                  Fee                   PNC
   138           420           420      49,147   0.02000      Actual/360        No                  Fee             D     IXIS
   139           240           240      59,823   0.03000      Actual/360        No                  Fee                   IXIS
   140             0             0      42,176   0.02000      Actual/360        No                  Fee                   IXIS
   141             0             0      40,338   0.02000      Actual/360        No                  Fee                   UBS
   142           360           360      48,139   0.02050      Actual/360        No                  Fee                   NCCI
142.01           360           360                                              No                  Fee                   NCCI
142.02           360           360                                              No                  Fee                   NCCI
142.03           360           360                                              No                  Fee                   NCCI
   143             0             0      39,563   0.02000      Actual/360        No                  Fee                   IXIS
   144           420           420      45,170   0.02000      Actual/360        No                  Fee             D     IXIS
   145           360           360      46,631   0.05000      Actual/360        No                  Fee                   JPMCB
   146           360           360      48,129   0.02000      Actual/360        No                  Fee                   EHY
   147           360           360      45,227   0.05000      Actual/360        No                  Fee                   PNC
   148           360           360      44,967   0.02000      Actual/360        No                  Fee/Leasehold         JPMCB
   149           360           360      43,724   0.07000      Actual/360        No                  Fee                   JPMCB
   150           360           360      44,966   0.08000      Actual/360        No                  Fee                   NCCI
   151             0             0      35,980   0.02000      Actual/360        No                  Fee                   IXIS
   153             0             0      41,546   0.06000      Actual/360        No                  Fee                   NCCI
   154             0             0      36,653   0.02000      Actual/360        No                  Fee                   NCCI
   155           360           360      42,014   0.02000      Actual/360        No                  Fee/Leasehold         JPMCB
   156           360           360      41,073   0.02000      Actual/360        No                  Fee                   JPMCB
   157           360           360      42,555   0.02000      Actual/360        No                  Fee                   IXIS
   158           360           359      42,918   0.02000      Actual/360        No                  Fee                   IXIS
   159           240           239      49,434   0.05000      Actual/360        No                  Fee                   PNC
   160           300           300      43,067   0.05000      Actual/360        No                  Fee                   PNC
160.01           300           300                                              No                  Fee                   PNC
160.02           300           300                                              No                  Fee                   PNC
160.03           300           300                                              No                  Fee                   PNC
160.04           300           300                                              No                  Fee                   PNC
160.05           300           300                                              No                  Fee                   PNC
160.06           300           300                                              No                  Fee                   PNC
   161           360           359      44,014   0.02000      Actual/360        No                  Fee                   NCCI
   162           360           354      40,837   0.02000      Actual/360        No                  Fee                   IXIS
162.01           360           354                                              No                  Fee                   IXIS
162.02           360           354                                              No                  Fee                   IXIS
   163           360           360      38,999   0.02000      Actual/360        No                  Fee                   JPMCB
   164           360           360      37,233   0.05000      Actual/360        No                  Fee                   PNC
   165           300           300      41,325   0.02000      Actual/360        No                  Fee                   PNC
   166           300           297      44,051   0.02000      Actual/360        No                  Fee                   IXIS
166.01           300           297                                              No                  Fee                   IXIS
166.02           300           297                                              No                  Fee                   IXIS
   167           360           358      41,298   0.02000      Actual/360        No                  Fee                   IXIS
   168           420           420      36,079   0.02000      Actual/360        No                  Fee             D     IXIS
   169           360           360      37,227   0.02000      Actual/360        No                  Fee/Leasehold         JPMCB
   170           360           360      37,271   0.02000      Actual/360        No                  Fee                   IXIS
   171           360           360      37,271   0.04000      Actual/360        No                  Fee                   AIG
   172           360           359      37,713   0.02000      Actual/360        No                  Fee                   IXIS
   173           360           359      36,025   0.02000      Actual/360        No                  Fee                   JPMCB
   174             0             0      30,214   0.02000      Actual/360        No                  Fee                   UBS
   175           240           240      41,625   0.02000      Actual/360        No                  Fee                   IXIS
   176           360           360      34,325   0.02000      Actual/360        No                  Fee                   PNC
   177           360           359      33,768   0.02000      Actual/360        No                  Fee                   IXIS
   178           360           360      34,569   0.02000      Actual/360        No                  Fee                   IXIS
   179           360           359      34,174   0.02000      Actual/360        No                  Fee                   IXIS
   180           360           360      34,214   0.05000      Actual/360        No                  Fee                   JPMCB
   181             0             0      28,043   0.02000      Actual/360        No                  Fee                   IXIS
   182           360           360      33,359   0.09000      Actual/360        No                  Fee                   JPMCB
   183           360           360      37,257   0.02000      Actual/360        No                  Fee                   PNC
   184           360           360      32,858   0.02000      Actual/360        No                  Fee                   IXIS
   185             0             0      25,884   0.02000      Actual/360        No                  Fee                   UBS
   186           300           300      35,403   0.05000      Actual/360        No                  Fee                   IXIS
   187           240           239      38,379   0.02000      Actual/360        No                  Fee                   EHY
   188           360           360      33,189   0.02000      Actual/360        No                  Fee                   IXIS
   189           300           300      34,583   0.10000      Actual/360        No                  Fee                   PNC
   190           360           360      32,204   0.02000      Actual/360        No                  Fee                   JPMCB
   191           360           359      31,037   0.06000      Actual/360        No                  Fee                   NCCI
   192           360           360      31,061   0.05000      Actual/360        No                  Fee                   JPMCB
   193           420           420      28,454   0.02000      Actual/360        No                  Fee                   PNC
   194           360           360      31,646   0.02000      Actual/360        No                  Fee                   EHY
   195             0             0      26,630   0.02050      Actual/360        No                  Fee                   NCCI
   196           360           360      29,188   0.07000      Actual/360        No                  Fee                   IXIS
   197           360           359      29,433   0.07000      Actual/360        No                  Fee                   JPMCB
   198           300           299      32,460   0.07000      Actual/360        No                  Fee                   PNC
   199           360           360      28,042   0.05000      Actual/360        No                  Fee             E     PNC
   200           360           360      28,220   0.02000      Actual/360        No                  Fee                   IXIS
   201           360           356      29,401   0.02000      Actual/360        No                  Fee                   NCCI
   202           300           299      29,881   0.07000      Actual/360        No                  Fee                   PNC
   203           360           360      28,451   0.02000      Actual/360        No                  Fee                   IXIS
   204             0             0      22,685   0.06000      Actual/360        No                  Fee                   NCCI
   205           360           360      26,605   0.02000      Actual/360        No                  Fee                   JPMCB
   206           240           240      31,843   0.02000      Actual/360        No                  Fee                   JPMCB
   207           300           300      28,310   0.07000      Actual/360        No                  Fee                   AIG
   208             0             0      20,961   0.02000      Actual/360        No                  Fee                   UBS
   209           420           420      24,314   0.02000      Actual/360        No                  Fee                   PNC
   210           420           420      23,740   0.02000      Actual/360        No                  Fee                   PNC
   211           420           420      23,713   0.02000      Actual/360        No                  Fee                   PNC
   212           420           420      23,576   0.02000      Actual/360        No                  Fee                   PNC
   213           360           360      25,285   0.02000      Actual/360        No                  Fee                   EHY
   214           360           360      24,590   0.02000      Actual/360        No                  Fee                   NCCI
   215           360           360      24,617   0.05000      Actual/360        No                  Fee                   PNC
   216           420           420      22,619   0.02000      Actual/360        No                  Fee                   PNC
   217           360           360      23,654   0.02000      Actual/360        No                  Fee                   UBS
   218           240           240      29,237   0.02000      Actual/360        No                  Fee                   IXIS
   219           360           359      23,915   0.07000      Actual/360        No                  Fee                   JPMCB
   220           360           358      23,777   0.02000      Actual/360        No                  Fee                   UBS
   221           420           420      21,832   0.02000      Actual/360        No                  Fee                   PNC
   222           360           360      26,073   0.02000      Actual/360        No                  Fee                   PNC
   223           360           359      25,179   0.02000      Actual/360        No                  Fee                   IXIS
   225           360           360      22,694   0.06000      Actual/360        No                  Fee                   JPMCB
   226             0             0      18,586   0.02000      Actual/360        No                  Fee                   EHY
   227           300           300      23,796   0.10000      Actual/360        No                  Fee                   PNC
   228           360           360      22,056   0.11000      Actual/360        No                  Fee                   JPMCB
   229           360           360      21,585   0.02050      Actual/360        No                  Fee                   NCCI
229.01           360           360                                              No                  Fee                   NCCI
229.02           360           360                                              No                  Fee                   NCCI
   230           420           420      21,023   0.02000      Actual/360        No                  Fee             D     IXIS
   232           360           360      21,772   0.05000      Actual/360        No                  Fee                   JPMCB
   233           360           360      21,816   0.02000      Actual/360        No                  Fee                   PNC
   234           180           180      29,252   0.08000      Actual/360        No                  Fee                   NCCI
   235           300           299      21,786   0.10000      Actual/360        No                  Fee                   PNC
   236           420           420      19,034   0.02000      Actual/360        No                  Fee             D     IXIS
   237           360           360      20,055   0.02000      Actual/360        No                  Fee                   IXIS
   238           360           358      20,233   0.02000      Actual/360        No                  Fee                   JPMCB
   239           360           360      19,423   0.11000      Actual/360        No                  Fee                   JPMCB
   240           360           360      18,363   0.02000      Actual/360        No                  Fee                   NCCI
   242           360           360      17,488   0.02000      Actual/360        No                  Fee                   JPMCB
   243           360           360      17,775   0.02000      Actual/360        No                  Fee                   JPMCB
   244           240           240      21,226   0.02000      Actual/360        No                  Fee                   JPMCB
   245           300           300      19,605   0.07000      Actual/360        No                  Fee                   NCCI
   246             0             0      14,674   0.02000      Actual/360        No                  Fee                   EHY
   247           360           360      17,184   0.09000      Actual/360        No                  Fee                   IXIS
   248           360           360      17,089   0.07000      Actual/360        No                  Fee                   JPMCB
   249           360           360      16,698   0.02000      Actual/360        No                  Fee                   IXIS
   250           180           180      23,387   0.02000      Actual/360        No                  Fee                   EHY
   251           360           358      18,403   0.02000      Actual/360        No                  Fee                   IXIS
   252           360           359      16,120   0.02000      Actual/360        No                  Fee                   UBS
   253           240           240      18,926   0.02000      Actual/360        No                  Fee                   JPMCB
   254           360           360      15,888   0.07000      Actual/360        No                  Fee                   JPMCB
   255           360           360      15,025   0.06000      Actual/360        No                  Fee                   JPMCB
   256           360           358      14,957   0.05000      Actual/360        No                  Fee                   PNC
   258           360           360      14,513   0.02000      Actual/360        No                  Fee                   EHY
   259           300           299      15,530   0.11000      Actual/360        No                  Fee                   JPMCB
   260           360           349      13,820   0.02000      Actual/360        No                  Fee                   JPMCB
   261           360           360      13,233   0.02000      Actual/360        No                  Fee                   JPMCB
   262           360           358      13,684   0.02000      Actual/360        No                  Fee                   NCCI
262.01           360           358                                              No                  Fee                   NCCI
262.02           360           358                                              No                  Fee                   NCCI
   263           360           360      12,247   0.05000      Actual/360        No                  Fee                   JPMCB
   264           360           358      12,736   0.02000      Actual/360        No                  Fee                   JPMCB
   265           360           360      12,223   0.02000      Actual/360        No                  Fee                   NCCI
   266           360           360      11,753   0.07000      Actual/360        No                  Fee                   PNC
   267           360           360      11,037   0.05000      Actual/360        No                  Fee                   PNC
   268           360           359      12,874   0.02000      Actual/360        No                  Fee                   PNC
   269           360           360      11,002   0.02000      Actual/360        No                  Fee                   NCCI
   270           360           360      10,688   0.02000      Actual/360        No                  Fee                   JPMCB
   271           360           359       9,179   0.02000      Actual/360        No                  Fee                   IXIS
   272           360           360       9,084   0.06000      Actual/360        No                  Fee                   NCCI
   273           300           299       9,641   0.02000      Actual/360        No                  Fee                   IXIS
   274           360           358       9,129   0.02000      Actual/360        No                  Fee                   JPMCB
   275           360           360       8,647   0.02000      Actual/360        No                  Fee                   IXIS
   276           360           357       7,437   0.02000      Actual/360        No                  Fee                   PNC
   277           360           360       7,284   0.05000      Actual/360        No                  Fee                   PNC
   278           360           360       4,091   0.02000      Actual/360        No                  Fee                   PNC



Loan #    Guarantor                                                                Letter of Credit
------    ----------------------------------------------------------------------   ----------------
     1    Gary Barnett                                                                        No
     2    Robert M. Gans                                                                      No
     3    Joel Kestenbaum and Margaret Kestenbaum                                             No
     4    Honeywell International Master Pension Trust and                                    No
           Stoltz Real Estate Fund II
  4.01
  4.02
  4.03
  4.04
  4.05
  4.06
  4.07
  4.08
  4.09
   4.1
  4.11
  4.12
  4.13
  4.14
  4.15
  4.16
  4.17
     5    Americold Realty Trust                                                              No
  5.01
  5.02
  5.03
  5.04
     6    Vornado Realty L.P.                                                                 No
  7.01    Colony Capital                                                                      No
     7    Colony Capital                                                                      No
     8    Colony Capital                                                                      No
     9    Colony Capital                                                                      No
    10    Colony Capital                                                                      No
    11    Colony Capital                                                                      No
    12    Colony Capital                                                                      No
    13    Colony Capital                                                                      No
    14    Colony Capital                                                                      No
    15    Colony Capital                                                                      No
    16    Colony Capital                                                                      No
    17    Colony Capital                                                                      No
    18    Colony Capital                                                                      No
    19    Colony Capital                                                                      No
    20    Colony Capital                                                                      No
    21    Colony Capital                                                                      No
    22    Colony Capital                                                                      No
    23    Colony Capital                                                                      No
    24    Colony Capital                                                                      No
    25    Colony Capital                                                                      No
    26    Colony Capital                                                                      No
    27    Colony Capital                                                                      No
    28    Colony Capital                                                                      No
    29    Colony Capital                                                                      No
    30    Colony Capital                                                                      No
    31    Colony Capital                                                                      No
    32                                                                                        No
 32.01
 32.02
 32.03
 32.04
 32.05
 32.06
 32.07
 32.08
 32.09
  32.1
 32.11
 32.12
 32.13
 32.14
    33    The Mills Limited Partnership                                                       No
    34    The GFW Trust, The GFW II Trust                                                     No
    35    Gregory Greenfield & Associates, Ltd.                                               No
 36.01                                                                                        No
    36    J.K. Properties, Inc.                                                               No
    37    J.K. Properties, Inc.                                                               No
    38    J.K. Properties, Inc.                                                               No
    39    J.K. Properties, Inc.                                                               No
    40    J.K. Properties, Inc.                                                               No
    41    J.K. Properties, Inc.                                                               No
    42    J.K. Properties, Inc.                                                               No
    43    J.K. Properties, Inc.                                                               No
    44    J.K. Properties, Inc.                                                               No
    45    Terrence R. Wall                                                                    No
    46    Kimco Prudential JV                                                                 No
    47    The Macerich Partnership, L.P.                                                      No
    48    JBG Investment Fund IV, LLC                                                         No
    49    Kimco Prudential JV                                                                 No
    50    Newkirk Realty Trust, Inc.                                                          No
    51    GGP/Homart, Inc.                                                                    No
    52    Robert Champion                                                                     No
    53    Kevin A. Shields                                                                    No
    54    Colony Capital                                                                      No
    55    Kimco Prudential JV                                                                 No
 56.01                                                                                        No
    56    J.K. Properties, Inc.                                                               No
    57    J.K. Properties, Inc.                                                               No
    58    J.K. Properties, Inc.                                                               No
    59    J.K. Properties, Inc.                                                               No
    60    J.K. Properties, Inc.                                                               No
    61    J.K. Properties, Inc.                                                               No
    62    Gregory Greenfield & Associates, Ltd.                                               No
    63    Michael Alfieri                                                                     No
    64    Kimco Prudential JV                                                                 No
    65    Craig A. Spencer                                                                    No
    66    Kimco Prudential JV                                                                 No
    67    James R. Heistand, William G. Evans,                                                No
          Troy M. Cox, Henry F. Pratt III and the James R
          Heistand Revocable Trust originally dated April 10, 1991
 67.01
 67.02
    68    James S. Frank, Warren P. Cohen                                                     No
    69    APF EDR, LP                                                                         No
    70    Martin Slusser, Kevin Staley                                                        No
    71    Equity Inns, Inc.                                                                   No
    72    John W. Davis, Jr., Candace V. Brown,                                               No
          Christine C. Davis, Steven K. Brown
    73    Henry Manoucheri                                                                    No
    74    Direct Invest, L.L.C.                                                               No
    75    Kimco Prudential JV                                                                 No
    76    Thomas A. Saieed, Jr. and Lonnie C. Poole III                                       No
    77    Hersha Hospitality Limited Partnership                                              No
    78    CMS Private REIT Master Subpartnership, L.P.                                        No
    79    Dale J. Marquis                                                                     No
    80    David Y. Lee                                                                        Yes
    81    Kimco Prudential JV                                                                 No
    82    CMS Entrepreneurial III Partners, CMS Entreprenurial IV Partners                    No
    83    Jeffrey Sutton                                                                      No
 83.01
 83.02
 83.03
 83.04
    84    Nader Hakakian, Marc Monasebian                                                     No
    85    CMS Private REIT Master Subpartnership, L.P.                                        No
    86    Mark Nelson, Robert C. McBride                                                      No
    87    Darin A. Lockwood, Don A. Lockwood                                                  No
    88    Nathan Leanse                                                                       No
    89    Taro Tanabe                                                                         No
    90    Paul Reisman, Steven Reisman, Alon Abady                                            No
    91    James R. Heistand, William G. Evans, Troy M. Cox,                                   No
          Henry F. Pratt, III, and James R. Heistand,
          as trustee fo the James R. Heistand Revocable Trust
          (originally dated April 10, 1991) under that certain Amended and Restated Trust Agreemet dated May 3, 2004,
          as amended by that certain First Amendment to the
          Amended and Restate Trust Agreement dated December 9, 2004 and that certain Second Amendment to the Amended
          and Restated Trust Agreement dated April 4, 2006.
    92    U.S. Advisor, LLC, Creekstone Partners, LLC,                                        No
          Joachim D. Reich, Sigrid Boehm, David R. Fandel,
          Dawn C. Fandel, Elinor DeKoven, Sheldon H. Suskauer,
          George G.Y. Niu, Sylvia S.W. Niu, Sharon L. Hawthorne,
          Harold Gordon Nelson, John and Roberta Bernat,
          John and Frances Carol Brinkley, Phyllis E. Schnell,
          Gerald Putnam, Walter T. Liu and Marianne C. Liu,
          James M Helmick and Patricia I. Helmick, Raj and Lina Shah,
          Mike and Barbara Grimes, Larry D. Bernhard and Penny L. Bernhard,
          Barton R. Bruttig and Christine M. Smith, Paul W. Walter,
          Ian H. Linton and Jane W. Linton, Mark Vanbuhler and
           Lisa Vanbuhler, Martin W. Parker and Margaret Parker,
          Shirley and James Domian
    93    Nick Massad, Jr.                                                                    No
    94    Howard Parnes and Craig Koenigsberg                                                 No
    95    Equity Inns, Inc.                                                                   No
    96    Farhad Yazdinian, Ebby Shakib and Daniel Saparzadeh                                 No
    97    Bryan S. Weingarten and Randall C. Stein                                            No
    98    CEI Investments, LLC et al                                                          No
    99    Greenberg Gibbons Commercial Corporation                                            No
   100    William B. Wrench                                                                   No
   101    Kimco Prudential JV                                                                 No
   102    Gordon W. Clune, Bill Clune                                                         No
102.01
102.02
102.03
102.04
   103    Frederick Murrill Techert                                                           No
   104    Martin J. Rust and R. Lowndes Burke                                                 No
   105    1881 Limited Liability Company                                                      No
   106    Stelios Aktipis and Samuel J. Girgis                                                No
   107    Kenneth S. Kaiserman                                                                No
   108    Ronnie Lam and David Gang                                                           No
   109    Brian E. Eliason, David J. Eliason                                                  No
   110    Gus A. Chafoulias                                                                   No
   111    Marc Bohbot, Michele Bohbot, Shahriyar Akhlaghfar,                                  No
          Leon Landver, Michael Landver
   112    Hartz Financial Corp.                                                               No
   113    Scott Labonte, Richard Polidori                                                     No
   114    James R. Hopper, Thomas Ahern, James Glenn Barrons,                                 No
          Kristi Cook, David Walker, Robert Horvath,
          Richard M. Johnston, Alan Kipnis, George M. Kornievsky,
          Susumu Miyashiro, Josh Fein,
          Thomas Spear, Capital Assets, Inc.
   115    Kimco Prudential JV                                                                 No
   116    James L. Wolford                                                                    No
   117    First Industrial, L.P., UBS Wealth Management -                                     No
          North American Property Fund Limited
   118    Gerald N. Richter, Arvind Goel                                                      No
   119    Lowell C. Larson, Jr.                                                               Yes
   120    NL Ventures V, L.P.                                                             1,467,948.0
120.01
120.02
120.03
120.04
120.05
   121    James M. Hull, Barry L. Storey and John W. Gibson                                   No
   122    Munir Rafidia                                                                       No
   123    Anne Latham, Lloyd Latham, Lea Cindy Foster, Natasha                                No
           Gardner, Lisa Sherlock, Richard Latham
   124    Jona Goldrich, Sol Kest, Warren L. Breslow, Robert Hirsch                           No
   125    First Industrial, L.P., UBS Wealth Management -                                     No
          North American Property Fund Limited
   126    Fawzi M. Beidas                                                                     No
   127    Barkat A. Gillani, Razza Lakhani                                                    No
   128    Equity Inns, Inc.                                                                   No
   129    Arnold Galman                                                                       No
   130    Equity Inns, Inc.                                                                   No
   131    Kimco Prudential JV                                                                 No
   132    Gary D. Rappaport                                                                   No
   133    Martin H. Elrad and Kenneth A. Elrad                                                No
   134    Michael B. Smuck                                                                    No
   135    Dale J. Marquis, Russell Fraser and Jerry Beaver                                    No
   136    Philip D. Healy, James L. Flock, Sr.                                                No
   137    Michael B. Smuck, Edwin A. White                                                    No
   138    Carl H. Ricker, Jr., Ricardo Jinich, Myron Lieberman                                No
          and Arlene Lieberman
   139    T.N. Patel and Rick Patel                                                           No
   140    Dale J. Marquis, Russell Fraser and Jerry Beaver                                    No
   141    Kent W Shodeen                                                                      No
   142    Margaret B. Vonder Hoya                                                             No
142.01
142.02
142.03
   143    Dale J. Marquis                                                                     No
   144    Carl H. Ricker, Jr., Ricardo Jinich, Myron Lieberman                                No
          and Arlene Lieberman
   145    William K. Wells                                                                    No
   146    Scott Dew, Richard Pachulski, Nathan Rubin                                       300,000.0
   147    Daniel K. Shaw, Joseph Mandelbaum,                                                  No
          Gregory E. Jones, Bruce Monzulla
   148    Equity Inns, Inc.                                                                   No
   149    Asset Capital Partners, L.P.                                                        No
   150    William D. Schmicker, Anthony Jon Sherman,                                          No
          Craig S. Lipton Revocable Trust DTD 3/22/04 Trust,
          Craig S. Lipton, Dwight W. Davis, Miriam F. Lipton,
          Marc E. Lipton Living Trust, Marc E. Lipton,
          Sherman Family Trust DTD 4/22/03 Trust
   151    Dale J. Marquis                                                                     No
   153    C. Trebes Sasser                                                                    No
   154    Allen L. Boerner                                                                    No
   155    Dennis McDaniel                                                                     No
   156    David Burns, Debra Dout                                                             No
   157    Lester M. Porter                                                                    No
   158    Jona Goldrich and Sol Kest                                                          No
   159    Jaimey Noel Roth, Paul G. Finkel, Steven G. Gordon                                  No
   160    Charles F. Paine                                                                    No
160.01
160.02
160.03
160.04
160.05
160.06
   161    Veerendra Kumar Srivastava                                                       150,000.0
   162    Hurley H. Booth, Jr.                                                                No
162.01
162.02
   163    Equity Inns, Inc.                                                                   No
   164    Julian Bernstein, Edward B. Leinbach                                                No
   165    David M. Cantera, Robert G.Wittig                                                   No
   166    Steven R. Beavers and Richard F. Beavers                                            No
166.01
166.02
   167    Susan B. Davis, Amy Rothermel, and Russell Bo Ruggerio                              No
   168    Carl H. Ricker, Jr., Ricardo Jinich, Myron Lieberman                                No
          and Arlene Lieberman
   169    Equity Inns, Inc.                                                                   No
   170    James R. Chiamulon, Nancy W. Chiamulon, Jeff McGuire,                               No
          David Robinson, and Eric Waterman
   171    Scott Yorkison, Brian Appel, Michael Heslov                                         No
   172    Manochehr Nazarian and Mahnaz Nazarian                                              Yes
   173    Mike Schuminsky                                                                     No
   174    Arnold Galman                                                                       No
   175    Mark Investments, Inc. and Andrew B. Widmark                                        No
   176    James R. Hopper, Virginia M. Colwell, David Waller,                                 No
          Glen H. Harman, Jr., Gail Hupalo Dasse, Oscar Khaw,
          Josh Fein, Thomas Spear
   177    Joseph P. Riddle, III                                                               No
   178    Martin Ensbury, Mary Louise Cashin, and Joseph Mogel                                No
   179    Steven W. Watson and V. Alexander Garcias                                           Yes
   180    Michael Samschick                                                                   No
   181    Dale J. Marquis, Russell Fraser and Jerry Beaver                                    No
   182    Debra J. Pyzyk                                                                      No
   183    Rodney F. Triplett                                                                  No
   184    James B. Vito and Wachovia Bank, N.A.                                               No
   185    Joanne J. Lee                                                                       No
   186    Eliezer Benbasset                                                                   No
   187    Joseph Lostritto and Glenn Lostritto                                                No
   188    Jerry M. Schoening, Shahla Sheikholeslam, Jeff McGuire,                             No
          and James R. Chiamulon
   189    Arun Patel, Magan Patel, Vipin Patel                                                No
   190    Equity Inns, Inc.                                                                   No
   191    Steven C. Olafson                                                                   No
   192    Christopher A. Molden                                                               No
   193    Ronald Benderson, David H. Baldauf                                                  No
   194    Edward Ross                                                                         No
   195    Rosemont Greenville, LLC                                                            No
   196    James L. McMillan and Morgan Dene Oliver                                            No
   197    Majid Koza, Wijdi Kouza, Lyon Koza, Eddie Koza, Zouhair Koza                        No
   198    Joseph C. Pupello                                                                   No
   199    James R. Hopper, Thomas Ahern, James Glenn Barrons,                                 No
          Kristi Cook, David Walker, Robert Horvath, Richard M. Johnston,
          Alan Kipnis, George M. Kornievsky, Susumu Miyashiro,
          Josh Fein, Thomas Spear, Capital Assets, Inc.
   200    Avedis Chuldjian                                                                    No
   201    Robert S. Cassidy                                                                   No
   202    Lawrence L. Lantero, Jr., Robert B. Footlik, Glenn J. Binstein                      No
   203    Jerry Wise and Ronald Harris                                                        No
   204    Patrick F. Mockler, William F. Raymond                                              No
   205    James J. Houlihan, Andrew M. Greenspan                                           200,000.0
   206    Raman Dayal, Rakesh Govindji                                                        No
   207    Arthur Smyles                                                                       No
   208    Metro JV Fund II LLC, CLPF-Metro JV GP, LLC                                         No
   209    Ronald Benderson, David H. Baldauf                                                  No
   210    Ronald Benderson, David H. Baldauf                                                  No
   211    Ronald Benderson, David H. Baldauf                                                  No
   212    Ronald Benderson, David H. Baldauf                                                  No
   213    Michael H. Weisser                                                               75,000.0
   214    The Gregory A. Fowler Living Trust u/t/a April 27, 1995,                            No
          Darla T. Flanagan
   215    William F. Logan                                                                    No
   216    Ronald Benderson, David H. Baldauf                                                  No
   217    Arthur Shapolsky                                                                    No
   218    James C. Savas and Sherman K. Margetts                                              No
   219    Damiano Dimercurio, Gaetano Dimercurio                                              No
   220    John Cavaliere, Michele Ventimiglia                                                 No
   221    Ronald Benderson, David H. Baldauf                                                  No
   222    Community Housing Partners Corp                                                     No
   223    Sushil Kashyap                                                                      No
   225    Michael L. Gorney and B. David Peck                                                 No
   226    Paul V. Profeta                                                                     No
   227    Arun Patel, Hemant Patel                                                            No
   228    Michael P. Ziegler                                                               67,500.0
   229    Margaret B. Vonder Hoya                                                             No
229.01
229.02
   230    Carl H. Ricker, Jr., Ricardo Jinich, Myron Lieberman                                No
          and Arlene Lieberman
   232    Christopher A. Molden                                                               No
   233    James H. Jenkins                                                                    No
   234    Jeffrey R. Cohen, Raphael Cohen                                                     No
   235    Hemant Patel, Arun Patel                                                            No
   236    Carl H. Ricker, Jr., Ricardo Jinich, Myron Lieberman                                No
          and Arlene Lieberman
   237    Chien Cheng Huang and Ming Cheng Lin                                                No
   238    Philip L. Perry and Brester Construction, Inc.                                      No
   239    Michael H. Godwin, R. Ryan Holmes                                                350,000.0
   240    Alan H. Ginsburg                                                                    No
   242    James J. Houlihan, James K. Coleman                                                 No
   243    Erez Eliahu and Ioannis Danalis                                                     No
   244    J Ron Stephens                                                                      No
   245    Shirish N. Shah                                                                     No
   246    Paul V. Profeta                                                                     No
   247    Lawrence A. Shapin, Daniel Gamashe, and Robert F. Oliver                            No
   248    Robert P. Donnelly, Kelly J. Donnelly                                               No
   249    Sateesh K. Singh                                                                    No
   250    Vannie Cook Trusts                                                                  No
   251    Gregory L. Sharp ans Stephen Sharp                                                  No
   252    Gregory W. Cooksey, Lorenzo J. Cavaliere                                            No
   253    J Ron Stephens                                                                      No
   254    Mark R. Munsell                                                                     No
   255    Richard B. Broder                                                                   No
   256    Michael P. Branch, Jeffrey Branch                                                   No
   258    Roy D. Gottlieb                                                                     No
   259    Ameen Kesaria                                                                       No
   260    Steven G. Shafer                                                                    No
   261    Gregory F. Perlman, Jonathan D. Frank                                               No
   262    John I. Sutmire, Philip Simolari, Agnes Viola,                                      No
          Janet D. Sutmire, Aldo Santona, Georgia A. Barrie
262.01
262.02
   263    Christopher A. Molden                                                               No
   264    Kathleen B. Ciliske and Terrence E. Ciliske                                         No
   265    Brenda L. Marinan, Elizabeth M. Scholfield,                                         No
          Mark W. Epright, Matthew W. Epright, Michael W. Epright
   266    Tina Sefayan Kaley, William F. Kaley, Nicholas N. Sefayan                           No
   267    William M. Bracken, Bruce M. Carlson, John D. Maney                                 No
   268    Stonewood Apartments, LLC                                                           No
   269    Jeffrey E. Schwartz, Nannette Griswold, W. Robert Griswold, Jr.                     No
   270    Richard Aguilar                                                                     No
   271    Lawrence A. Shapin, Mushtaque Juneja, M.D. and                                      No
          Maurice E. John, Jr., M.D.
   272    Ross R. Freeman                                                                     No
   273    Daniel Katz and Richard Katz                                                        No
   274    David Lee Tarter                                                                    No
   275    Richard L. Maisel                                                                   No
   276    Christopher K. Germain, John C. Germain                                             No
   277    Neal E. Robison, Sr.                                                                No
   278    Michael G. Lankford                                                                 No




                                                UPFRONT ESCROW
         -----------------------------------------------------------------------------------------------------
         Upfront        Upfront        Upfront      Upfront                       Upfront       Upfront
         CapEx          Eng.           Envir.       TI/LC          Upfront RE     Ins.          Other
Loan #   Reserve        Reserve        Reserve      Reserve        Tax Reserve    Reserve       Reserve
------   ------------   ------------   ----------   ------------   ------------   -----------   --------------
     1           0.00           0.00         0.00           0.00     943,225.42    233,594.17             0.00
     2           0.00           0.00         0.00   4,100,000.00   4,718,404.41     72,938.00     3,702,491.23
     3           0.00           0.00         0.00           0.00   5,085,802.35     43,884.69     3,497,872.47
     4      36,302.82     356,769.00         0.00      69,697.53   1,139,295.56     59,025.00             0.00
  4.01
  4.02
  4.03
  4.04
  4.05
  4.06
  4.07
  4.08
  4.09
   4.1
  4.11
  4.12
  4.13
  4.14
  4.15
  4.16
  4.17
     5           0.00           0.00         0.00           0.00           0.00          0.00             0.00
  5.01
  5.02
  5.03
  5.04
     6           0.00           0.00         0.00           0.00           0.00          0.00             0.00
  7.01           0.00           0.00         0.00           0.00           0.00          0.00             0.00
     7           0.00           0.00         0.00           0.00           0.00          0.00             0.00
     8           0.00           0.00         0.00           0.00           0.00          0.00             0.00
     9           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    10           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    11           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    12           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    13           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    14           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    15           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    16           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    17           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    18           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    19           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    20           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    21           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    22           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    23           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    24           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    25           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    26           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    27           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    28           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    29           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    30           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    31           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    32           0.00           0.00         0.00           0.00           0.00          0.00             0.00
 32.01
 32.02
 32.03
 32.04
 32.05
 32.06
 32.07
 32.08
 32.09
  32.1
 32.11
 32.12
 32.13
 32.14
    33      25,080.13           0.00         0.00     100,321.00     293,068.00          0.00             0.00
    34           0.00           0.00         0.00   5,379,550.00     834,729.83          0.00    14,200,000.00
    35     909,374.00   1,590,626.00         0.00           0.00   1,336,630.00    128,069.00     2,577,500.00
 36.01           0.00     148,762.00         0.00           0.00     216,596.51     42,680.33             0.00
    36           0.00      93,438.00         0.00           0.00      86,219.24     12,104.33             0.00
    37           0.00      15,063.00         0.00           0.00           0.00     12,594.33             0.00
    38           0.00           0.00         0.00           0.00      47,997.98      6,818.00             0.00
    39           0.00       9,073.00         0.00           0.00      25,304.00      1,283.33             0.00
    40           0.00       5,000.00         0.00           0.00      16,776.68      2,057.00             0.00
    41           0.00      10,563.00         0.00           0.00      12,752.86      2,027.67             0.00
    42           0.00      10,000.00         0.00           0.00       7,269.90      2,634.67             0.00
    43           0.00       5,625.00         0.00           0.00       9,090.20      2,167.00             0.00
    44           0.00           0.00         0.00           0.00      11,185.66        994.00             0.00
    45           0.00           0.00         0.00           0.00     164,741.56          0.00       412,767.82
    46           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    47           0.00           0.00         0.00           0.00     225,216.00          0.00             0.00
    48           0.00           0.00         0.00           0.00      46,108.00     60,471.00     2,400,000.00
    49           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    50           0.00           0.00       625.00           0.00           0.00          0.00             0.00
    51           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    52           0.00       1,875.00         0.00           0.00     216,259.55      2,598.17             0.00
    53           0.00           0.00         0.00   3,500,000.00     197,965.58     13,321.75     4,460,283.00
    54           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    55           0.00           0.00         0.00           0.00           0.00          0.00             0.00
 56.01           0.00     125,338.00         0.00           0.00     124,983.32     22,920.00             0.00
    56           0.00      25,125.00         0.00           0.00      26,681.35      2,822.00             0.00
    57           0.00       1,250.00         0.00           0.00      15,838.36      2,523.00             0.00
    58           0.00           0.00         0.00           0.00      18,599.60      3,966.67             0.00
    59           0.00      14,875.00         0.00           0.00      39,130.66      9,345.67             0.00
    60           0.00       1,688.00         0.00           0.00      15,412.38      2,363.67             0.00
    61           0.00      82,400.00         0.00           0.00       9,320.98      1,899.00             0.00
    62           0.00           0.00     6,250.00           0.00     739,671.00    124,177.00             0.00
    63           0.00           0.00         0.00           0.00     153,863.55          0.00     2,500,000.00
    64           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    65       4,776.23           0.00         0.00      17,017.00     466,493.67     83,747.25        21,407.70
    66           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    67     150,000.00           0.00         0.00   1,194,603.00      82,171.50     18,040.44        63,634.00
 67.01
 67.02
    68           0.00           0.00         0.00           0.00     165,462.69    147,387.00             0.00
    69   1,000,000.00      19,800.00         0.00           0.00           0.00          0.00       503,000.00
    70           0.00           0.00   116,080.00           0.00      80,931.75      8,891.24        25,000.00
    71           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    72           0.00           0.00         0.00     526,857.10       9,977.14     19,193.41             0.00
    73           0.00           0.00         0.00           0.00      75,443.62     11,293.34        55,000.00
    74     422,636.00      16,906.00         0.00   3,160,458.00     205,569.00     11,056.00             0.00
    75           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    76           0.00           0.00         0.00           0.00           0.00     58,805.00             0.00
    77           0.00       1,875.00       625.00           0.00           0.00          0.00             0.00
    78       5,000.00           0.00         0.00           0.00      93,165.73     40,173.50             0.00
    79           0.00           0.00       625.00           0.00      90,681.00     46,200.00             0.00
    80           0.00      72,250.00         0.00           0.00     110,633.00     20,703.00       650,000.00
    81           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    82           0.00      57,712.50         0.00           0.00     202,005.42     72,108.33             0.00
    83           0.00           0.00   120,000.00           0.00           0.00          0.00             0.00
 83.01
 83.02
 83.03
 83.04
    84           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    85       4,791.67           0.00         0.00           0.00     133,667.50     34,099.41             0.00
    86           0.00           0.00         0.00           0.00      30,747.74                 41,711.00
    87           0.00      50,000.00         0.00           0.00     154,268.00     59,497.00             0.00
    88           0.00           0.00         0.00           0.00      66,898.25      6,461.82             0.00
    89           0.00           0.00         0.00           0.00      98,764.64     24,278.40             0.00
    90       1,416.67           0.00         0.00           0.00      29,448.90      3,860.84             0.00
    91     350,000.00           0.00         0.00   1,041,259.68      15,256.25     18,580.46             0.00
    92           0.00           0.00         0.00           0.00     129,100.00     36,742.00             0.00
    93           0.00           0.00         0.00           0.00     419,833.00     49,301.00       950,000.00
    94           0.00      19,250.00         0.00           0.00     148,732.00     16,380.00             0.00
    95           0.00           0.00         0.00           0.00           0.00          0.00             0.00
    96           0.00           0.00         0.00     709,550.00     181,486.00      1,986.00       551,754.00
    97           0.00      27,938.00         0.00           0.00      47,929.99     41,433.00             0.00
    98           0.00           0.00         0.00           0.00      94,333.34     40,000.00             0.00
    99           0.00           0.00         0.00           0.00      35,504.00      2,909.40       206,438.84
   100           0.00     348,904.25         0.00     300,000.00     115,724.18     43,333.33             0.00
   101           0.00           0.00         0.00           0.00           0.00          0.00             0.00
   102           0.00           0.00         0.00           0.00      51,687.44     88,112.73             0.00
102.01
102.02
102.03
102.04
   103           0.00       5,062.00         0.00   1,042,556.00      31,863.50      8,140.67       209,469.00
   104           0.00           0.00         0.00           0.00      28,037.03      3,090.67             0.00
   105           0.00           0.00         0.00           0.00     143,911.53     25,581.33             0.00
   106           0.00           0.00         0.00           0.00      71,750.08      7,337.46             0.00
   107           0.00           0.00         0.00     776,748.00           0.00          0.00             0.00
   108           0.00           0.00         0.00           0.00      80,609.00     38,992.00             0.00
   109     146,500.00     410,000.00         0.00           0.00     445,733.43     44,423.25             0.00
   110   1,100,500.00           0.00         0.00           0.00      99,292.96     51,107.63             0.00
   111           0.00      48,438.00         0.00           0.00      43,434.00     15,144.00             0.00
   112           0.00           0.00         0.00           0.00      98,690.58     33,795.84             0.00
   113      25,000.00           0.00         0.00           0.00           0.00          0.00             0.00
   114           0.00           0.00         0.00           0.00      37,619.34      4,971.50             0.00
   115           0.00           0.00         0.00           0.00           0.00          0.00             0.00
   116           0.00           0.00         0.00           0.00           0.00          0.00       703,980.00
   117           0.00           0.00         0.00           0.00           0.00          0.00             0.00
   118           0.00           0.00         0.00     125,000.00      39,289.59          0.00        41,667.00
   119           0.00           0.00         0.00           0.00      13,231.60     15,151.74             0.00
   120           0.00           0.00         0.00           0.00     122,852.15          0.00             0.00
120.01
120.02
120.03
120.04
120.05
   121           0.00           0.00    43,125.00           0.00           0.00     15,274.88     1,301,046.66
   122      75,000.00           0.00         0.00      50,000.00     126,139.44          0.00             0.00
   123           0.00      28,125.00         0.00     300,000.00     149,103.80     18,149.56       250,000.00
   124           0.00           0.00         0.00           0.00           0.00          0.00             0.00
   125           0.00       1,160.00         0.00           0.00           0.00          0.00             0.00
   126           0.00     375,000.00         0.00           0.00     236,025.22     31,772.00             0.00
   127      12,770.34      10,938.00         0.00           0.00     103,357.76     13,300.83             0.00
   128           0.00           0.00         0.00           0.00           0.00          0.00             0.00
   129           0.00      84,909.00         0.00           0.00      65,056.45     11,581.50             0.00
   130           0.00           0.00         0.00           0.00           0.00          0.00             0.00
   131           0.00           0.00         0.00           0.00           0.00          0.00             0.00
   132           0.00           0.00         0.00           0.00      35,482.00     10,398.75             0.00
   133           0.00           0.00         0.00           0.00           0.00          0.00             0.00
   134           0.00     150,000.00         0.00           0.00     112,125.00     46,103.61             0.00
   135           0.00     143,750.00         0.00           0.00      34,324.00     25,800.00             0.00
   136       1,598.16           0.00         0.00     100,000.00      10,116.61      1,998.42             0.00
   137           0.00      50,000.00         0.00           0.00     199,700.00     46,421.00             0.00
   138           0.00           0.00         0.00           0.00      19,269.00     44,706.00             0.00
   139           0.00           0.00         0.00           0.00     123,849.00      4,767.00             0.00
   140           0.00           0.00         0.00           0.00      32,166.00     19,200.00             0.00
   141         812.50      15,786.25         0.00           0.00           0.00      7,105.50             0.00
   142           0.00       7,001.00         0.00           0.00      15,312.76          0.00             0.00
142.01
142.02
142.03
   143           0.00           0.00       625.00           0.00      44,400.00      8,866.00             0.00
   144           0.00           0.00         0.00           0.00       6,948.00     43,075.00             0.00
   145           0.00           0.00         0.00           0.00           0.00     15,040.40             0.00
   146     150,000.00           0.00         0.00     500,000.00           0.00      7,425.36             0.00
   147           0.00           0.00         0.00           0.00       7,083.24      1,660.50             0.00
   148           0.00           0.00         0.00           0.00           0.00          0.00             0.00
   149           0.00           0.00         0.00     200,000.00           0.00          0.00             0.00
   150           0.00           0.00         0.00           0.00           0.00      5,754.30       631,280.00
   151           0.00           0.00       625.00           0.00      36,552.00     32,400.00             0.00
   153           0.00      10,313.00         0.00           0.00     128,236.77     10,122.18         1,620.00
   154           0.00           0.00         0.00           0.00      25,953.48      1,749.75       100,000.00
   155           0.00      37,500.00         0.00     225,000.00           0.00      8,715.75             0.00
   156           0.00           0.00         0.00           0.00      33,494.41      8,770.98             0.00
   157           0.00       6,250.00         0.00     300,707.72      98,551.27    110,447.36       318,419.00
   158           0.00           0.00         0.00           0.00      23,954.00      6,185.00             0.00
   159           0.00           0.00         0.00           0.00      58,076.25      4,202.00     1,017,114.00
   160           0.00           0.00         0.00     150,000.00     121,357.50      5,313.00         1,000.00
160.01
160.02
160.03
160.04
160.05
160.06
   161           0.00       3,125.00         0.00           0.00      12,495.27     23,208.13             0.00
   162           0.00     107,500.00       500.00           0.00      55,625.00     20,656.44       250,000.00
162.01
162.02
   163           0.00           0.00         0.00           0.00           0.00          0.00             0.00
   164   1,000,000.00           0.00         0.00           0.00       7,050.00     16,992.34             0.00
   165           0.00           0.00         0.00           0.00           0.00      5,558.34             0.00
   166           0.00           0.00         0.00           0.00      44,496.00     39,000.00             0.00
166.01
166.02
   167           0.00           0.00         0.00           0.00      63,750.00      2,840.00       251,966.67
   168           0.00           0.00         0.00           0.00      12,802.00     28,836.00             0.00
   169           0.00           0.00         0.00           0.00           0.00          0.00             0.00
   170           0.00           0.00         0.00     100,000.00      85,922.00      1,347.00             0.00
   171     223,350.00           0.00         0.00           0.00      19,000.00          0.00       171,549.00
   172           0.00           0.00         0.00           0.00       9,885.00      1,494.00             0.00
   173           0.00           0.00         0.00           0.00      78,723.70      5,745.00             0.00
   174           0.00           0.00         0.00           0.00      39,126.41      6,711.50             0.00
   175     100,000.00           0.00   200,000.00           0.00      26,980.46     40,571.97             0.00
   176           0.00           0.00         0.00     150,000.00      22,939.42      1,966.25             0.00
   177           0.00           0.00         0.00     200,000.00       4,400.00      7,804.00             0.00
   178      33,283.00           0.00         0.00      66,566.00           0.00      4,286.00       200,000.00
   179           0.00           0.00         0.00           0.00       5,843.00      2,000.00             0.00
   180           0.00           0.00         0.00     175,000.00      15,126.54      5,295.33             0.00
   181           0.00           0.00       625.00           0.00      20,592.00      5,646.00             0.00
   182           0.00           0.00         0.00           0.00      74,069.23     31,593.00             0.00
   183           0.00           0.00         0.00           0.00      48,500.00      8,022.49             0.00
   184           0.00           0.00         0.00     274,653.45      17,885.27        557.25             0.00
   185      34,000.00           0.00         0.00           0.00      62,367.00        926.92             0.00
   186           0.00      17,125.00         0.00           0.00      23,241.00      7,669.00             0.00
   187           0.00           0.00         0.00     151,552.00      53,003.52          0.00             0.00
   188           0.00           0.00         0.00           0.00      70,037.00        901.00        61,000.00
   189           0.00           0.00         0.00           0.00      21,867.00      5,796.51             0.00
   190           0.00           0.00         0.00           0.00           0.00          0.00             0.00
   191           0.00       1,625.00         0.00           0.00      13,902.05     14,992.50         9,207.00
   192      13,324.80           0.00         0.00           0.00           0.00     11,359.83             0.00
   193           0.00           0.00         0.00           0.00           0.00          0.00             0.00
   194           0.00           0.00         0.00           0.00      38,585.04      5,463.00             0.00
   195     248,540.00     826,901.00   130,000.00           0.00      76,091.78     38,966.51        10,000.00
   196           0.00           0.00         0.00           0.00           0.00          0.00             0.00
   197           0.00           0.00         0.00           0.00      17,489.58          0.00             0.00
   198           0.00           0.00         0.00           0.00      42,175.00     25,173.00         1,000.00
   199           0.00           0.00         0.00     150,000.00      27,935.12      1,990.75             0.00
   200           0.00           0.00    75,000.00      50,000.00      32,441.00      1,659.00             0.00
   201           0.00      61,250.00         0.00           0.00      57,476.11      4,918.88        46,584.92
   202           0.00           0.00         0.00           0.00      22,930.90      4,547.33             0.00
   203           0.00           0.00         0.00      90,000.00       5,345.00        942.00             0.00
   204           0.00       7,721.00         0.00           0.00      42,211.16      4,071.50           712.50
   205           0.00      67,600.00         0.00           0.00      49,431.07      3,881.91             0.00
   206           0.00           0.00         0.00           0.00       5,832.31      2,650.17             0.00
   207           0.00           0.00         0.00           0.00      77,549.82          0.00             0.00
   208         732.31           0.00         0.00           0.00      44,713.67          0.00             0.00
   209           0.00           0.00         0.00           0.00           0.00          0.00             0.00
   210           0.00           0.00         0.00           0.00           0.00          0.00             0.00
   211           0.00           0.00         0.00           0.00           0.00          0.00             0.00
   212           0.00           0.00         0.00           0.00           0.00          0.00             0.00
   213         964.27      37,000.00         0.00           0.00       4,484.33      8,357.22             0.00
   214           0.00      39,813.00         0.00           0.00      44,738.75     21,538.92       200,000.00
   215           0.00           0.00         0.00           0.00           0.00     12,659.00             0.00
   216           0.00           0.00         0.00           0.00           0.00          0.00             0.00
   217           0.00      31,411.25         0.00           0.00      68,067.42        732.58             0.00
   218           0.00           0.00         0.00           0.00       1,548.07      3,024.00             0.00
   219           0.00           0.00         0.00           0.00      42,954.07      3,294.01             0.00
   220           0.00           0.00         0.00           0.00           0.00          0.00        10,000.00
   221           0.00           0.00         0.00           0.00           0.00          0.00             0.00
   222           0.00           0.00         0.00           0.00      10,903.58     76,662.75             0.00
   223           0.00           0.00         0.00           0.00       9,568.00      9,803.00        92,050.00
   225           0.00           0.00         0.00           0.00      36,513.85        620.50             0.00
   226           0.00           0.00         0.00           0.00           0.00          0.00             0.00
   227           0.00           0.00         0.00           0.00      74,993.25      4,480.00             0.00
   228           0.00           0.00         0.00      25,000.00      32,033.47      1,436.67             0.00
   229           0.00       4,125.00         0.00           0.00       8,278.20          0.00             0.00
229.01
229.02
   230           0.00           0.00         0.00           0.00       6,856.00     20,184.00             0.00
   232      25,845.60           0.00         0.00           0.00           0.00     13,687.92             0.00
   233     200,000.00           0.00         0.00           0.00       1,417.00        644.00             0.00
   234           0.00           0.00         0.00           0.00           0.00          0.00             0.00
   235           0.00           0.00         0.00           0.00      34,633.00      5,436.00             0.00
   236           0.00           0.00       625.00           0.00       9,354.00     21,580.00             0.00
   237           0.00           0.00         0.00      25,000.00      16,286.00      1,456.00             0.00
   238           0.00           0.00         0.00           0.00      21,526.64      3,525.67             0.00
   239           0.00      77,662.50         0.00           0.00       6,265.95      6,246.00             0.00
   240           0.00           0.00         0.00           0.00      51,476.00     11,364.17             0.00
   242           0.00       5,938.00         0.00           0.00      37,250.74          0.00             0.00
   243           0.00       6,250.00         0.00           0.00      19,376.67      1,631.64             0.00
   244           0.00           0.00         0.00           0.00           0.00          0.00             0.00
   245           0.00       3,375.00         0.00           0.00      33,288.22      6,230.67             0.00
   246           0.00           0.00         0.00           0.00           0.00          0.00             0.00
   247           0.00           0.00         0.00           0.00      34,269.00      1,133.00             0.00
   248           0.00           0.00         0.00           0.00           0.00      7,821.67             0.00
   249           0.00           0.00         0.00           0.00      23,065.00      4,395.10             0.00
   250       5,279.60           0.00         0.00           0.00           0.00     10,400.88             0.00
   251           0.00           0.00         0.00      50,000.00      12,754.00      3,322.67             0.00
   252         395.67           0.00         0.00       2,472.92      22,015.00        456.33             0.00
   253           0.00           0.00         0.00           0.00           0.00          0.00             0.00
   254           0.00           0.00         0.00           0.00      65,175.43      6,115.08             0.00
   255           0.00           0.00         0.00      40,000.00       8,851.61      2,807.58         6,250.00
   256           0.00      44,458.06         0.00     100,000.00       7,261.33      5,785.83             0.00
   258         278.00       5,808.00         0.00       2,311.00           0.00          0.00             0.00
   259           0.00           0.00         0.00           0.00      43,037.28      3,334.50        15,750.00
   260           0.00           0.00         0.00           0.00       6,406.35        419.17             0.00
   261           0.00      33,828.13         0.00           0.00       4,482.38      2,374.40             0.00
   262           0.00           0.00         0.00           0.00      29,204.01      1,447.44             0.00
262.01
262.02
   263      22,007.52           0.00         0.00           0.00           0.00      4,292.17             0.00
   264      52,197.00           0.00         0.00      30,000.00      33,313.33      2,521.75             0.00
   265           0.00           0.00         0.00           0.00       3,339.00      2,162.80             0.00
   266           0.00           0.00         0.00           0.00      85,975.00      1,338.00             0.00
   267           0.00           0.00         0.00           0.00           0.00        375.00             0.00
   268       1,083.00           0.00         0.00           0.00       7,500.00     13,204.00             0.00
   269           0.00           0.00         0.00           0.00       8,595.67      1,331.17             0.00
   270           0.00           0.00         0.00           0.00      38,046.67      6,695.20        90,000.00
   271           0.00           0.00         0.00           0.00           0.00      5,638.00             0.00
   272           0.00           0.00         0.00           0.00         166.12      1,276.67             0.00
   273           0.00       3,750.00         0.00      25,000.00       7,004.00      1,154.00             0.00
   274           0.00           0.00         0.00           0.00           0.00      4,205.65             0.00
   275           0.00           0.00       625.00           0.00           0.00      9,744.33             0.00
   276           0.00           0.00         0.00           0.00       7,550.00      2,620.00             0.00
   277           0.00           0.00         0.00           0.00      15,850.77      5,573.34             0.00
   278      20,519.00           0.00         0.00           0.00      12,286.33     29,212.80             0.00



                                     MONTHLY ESCROW
         ----------------------------------------------------------------------
         Monthly    Monthly   Monthly                                  Monthly
         Capex      Envir.    TI/LC       Monthly RE    Monthly Ins.   Other      Grace    Lockbox
Loan #   Reserve    Reserve   Reserve     Tax Reserve   Reserve        Reserve    Period   In-place   Property Type
------   --------   -------   ---------   -----------   ------------   --------   ------   --------   --------------------
     1       0.00      0.00        0.00     188645.08       21474.42       0.00        0   Yes        Multifamily
     2    3106.97      0.00    83333.00    1179601.10       72938.00       0.00        0   Yes        Office
     3   14283.17      0.00    83333.33     440769.54       21942.35       0.00        0   Yes        Office
     4   36302.82      0.00        0.00     569647.78       29512.50       0.00        0   Yes        Various
  4.01                                                                                 0              Office
  4.02                                                                                 0              Office
  4.03                                                                                 0              Office
  4.04                                                                                 0              Office
  4.05                                                                                 0              Office
  4.06                                                                                 0              Office
  4.07                                                                                 0              Office
  4.08                                                                                 0              Office
  4.09                                                                                 0              Office
   4.1                                                                                 0              Office
  4.11                                                                                 0              Office
  4.12                                                                                 0              Office
  4.13                                                                                 0              Office
  4.14                                                                                 0              Office
  4.15                                                                                 0              Retail
  4.16                                                                                 0              Office
  4.17                                                                                 0              Office
     5       0.00      0.00        0.00          0.00           0.00       0.00        0   Yes        Industrial
  5.01                                                                                 0              Industrial
  5.02                                                                                 0              Industrial
  5.03                                                                                 0              Industrial
  5.04                                                                                 0              Industrial
     6       0.00      0.00        0.00          0.00           0.00       0.00        3   Yes        Office
  7.01       0.00      0.00        0.00          0.00           0.00       0.00        0   Yes        Various
     7       0.00      0.00        0.00          0.00           0.00       0.00        0   Yes        Office
     8       0.00      0.00        0.00          0.00           0.00       0.00        0   Yes        Office
     9       0.00      0.00        0.00          0.00           0.00       0.00        0   Yes        Industrial
    10       0.00      0.00        0.00          0.00           0.00       0.00        0   Yes        Office
    11       0.00      0.00        0.00          0.00           0.00       0.00        0   Yes        Office
    12       0.00      0.00        0.00          0.00           0.00       0.00        0   Yes        Industrial
    13       0.00      0.00        0.00          0.00           0.00       0.00        0   Yes        Office
    14       0.00      0.00        0.00          0.00           0.00       0.00        0   Yes        Industrial
    15       0.00      0.00        0.00          0.00           0.00       0.00        0   Yes        Industrial
    16       0.00      0.00        0.00          0.00           0.00       0.00        0   Yes        Industrial
    17       0.00      0.00        0.00          0.00           0.00       0.00        0   Yes        Industrial
    18       0.00      0.00        0.00          0.00           0.00       0.00        0   Yes        Office
    19       0.00      0.00        0.00          0.00           0.00       0.00        0   Yes        Industrial
    20       0.00      0.00        0.00          0.00           0.00       0.00        0   Yes        Industrial
    21       0.00      0.00        0.00          0.00           0.00       0.00        0   Yes        Industrial
    22       0.00      0.00        0.00          0.00           0.00       0.00        0   Yes        Industrial
    23       0.00      0.00        0.00          0.00           0.00       0.00        0   Yes        Industrial
    24       0.00      0.00        0.00          0.00           0.00       0.00        0   Yes        Industrial
    25       0.00      0.00        0.00          0.00           0.00       0.00        0   Yes        Industrial
    26       0.00      0.00        0.00          0.00           0.00       0.00        0   Yes        Industrial
    27       0.00      0.00        0.00          0.00           0.00       0.00        0   Yes        Industrial
    28       0.00      0.00        0.00          0.00           0.00       0.00        0   Yes        Industrial
    29       0.00      0.00        0.00          0.00           0.00       0.00        0   Yes        Industrial
    30       0.00      0.00        0.00          0.00           0.00       0.00        0   Yes        Industrial
    31       0.00      0.00        0.00          0.00           0.00       0.00        0   Yes        Industrial
    32       0.00      0.00        0.00          0.00           0.00       0.00        7   Yes        Retail
 32.01                                                                                 7              Retail
 32.02                                                                                 7              Retail
 32.03                                                                                 7              Retail
 32.04                                                                                 7              Retail
 32.05                                                                                 7              Retail
 32.06                                                                                 7              Retail
 32.07                                                                                 7              Retail
 32.08                                                                                 7              Retail
 32.09                                                                                 7              Retail
  32.1                                                                                 7              Retail
 32.11                                                                                 7              Retail
 32.12                                                                                 7              Retail
 32.13                                                                                 7              Retail
 32.14                                                                                 7              Retail
    33   25080.13      0.00   100321.00     146534.00           0.00       0.00        0   Yes        Retail
    34    9900.00      0.00        0.00     417364.92           0.00       0.00       10   Yes        Office
    35    6400.00      0.00    23000.00     122000.00       16000.00       0.00        0   Yes        Retail
 36.01   27041.67      0.00        0.00      51435.69       10670.08       0.00        0   No         Multifamily
    36    6958.33      0.00        0.00      14369.87        3026.08       0.00        0   No         Multifamily
    37    8958.33      0.00        0.00      15336.27        3148.58       0.00        0   No         Multifamily
    38    3583.33      0.00        0.00       7999.66        1704.50       0.00        0   No         Multifamily
    39    2375.00      0.00        0.00       4217.33         320.83       0.00        0   No         Multifamily
    40     937.50      0.00        0.00       2796.11         514.25       0.00        0   No         Multifamily
    41    1395.83      0.00        0.00       2125.48         506.92       0.00        0   No         Multifamily
    42    1000.00      0.00        0.00       1211.65         658.67       0.00        0   No         Multifamily
    43    1000.00      0.00        0.00       1515.03         541.75       0.00        0   No         Multifamily
    44     833.33      0.00        0.00       1864.28         248.50       0.00        0   No         Multifamily
    45    4709.45      0.00    18000.00      82370.78           0.00       0.00        0   Yes        Mixed Use
    46       0.00      0.00        0.00          0.00           0.00       0.00        0   No         Retail
    47       0.00      0.00        0.00      56304.00           0.00       0.00        5   Yes        Retail
    48   14877.00      0.00        0.00      46108.33        4031.42       0.00        7   No         Hotel
    49       0.00      0.00        0.00          0.00           0.00       0.00        0   No         Retail
    50       0.00      0.00        0.00          0.00           0.00       0.00        0   Yes        Office
    51       0.00      0.00        0.00          0.00           0.00       0.00        0   Yes        Retail
    52    1406.39      0.00        0.00      27032.44        2598.17       0.00        0   No         Retail
    53       0.00      0.00        0.00      65988.53        4440.58       0.00        7   Yes        Office
    54       0.00      0.00        0.00          0.00           0.00       0.00        0   No         Multifamily
    55       0.00      0.00        0.00          0.00           0.00       0.00        0   No         Retail
 56.01   14583.33      0.00        0.00      20830.55        5730.00       0.00        0   No         Multifamily
    56    2500.00      0.00        0.00       4446.89         705.50       0.00        0   No         Multifamily
    57    3520.83      0.00        0.00       2639.73         630.75       0.00        0   No         Multifamily
    58    1854.17      0.00        0.00       3099.93         991.67       0.00        0   No         Multifamily
    59    4187.50      0.00        0.00       6521.78        2336.42       0.00        0   No         Multifamily
    60    1500.00      0.00        0.00       2568.73         590.92       0.00        0   No         Multifamily
    61    1020.83      0.00        0.00       1553.50         474.75       0.00        0   No         Multifamily
    62    8700.00      0.00    20400.00          0.00       17750.00       0.00        0   Yes        Retail
    63    3175.00      0.00    20833.33      76931.77           0.00       0.00        7   No         Office
    64       0.00      0.00        0.00          0.00           0.00       0.00        0   No         Retail
    65    4776.23      0.00    17017.00      58311.58        9305.25       0.00        0   Yes        Office
    66    4399.83      0.00        0.00          0.00           0.00       0.00        0   No         Retail
    67    3658.38      0.00        0.00      41085.75           0.00       0.00        0   Yes        Office
 67.01                                                                                 0              Office
 67.02                                                                                 0              Office
    68    1077.00      0.00    12770.00      27577.12       12282.25       0.00        5   Yes        Retail
    69       0.00      0.00        0.00          0.00           0.00       0.00        0   Yes        Multifamily
    70    1836.50      0.00     1836.50      11561.68        2963.75       0.00        0   No         Mixed Use
    71       0.00      0.00        0.00          0.00           0.00       0.00       10   No         Hotel
    72     722.50      0.00     7224.83       9977.14        2741.91       0.00        5   No         Mixed Use
    73    6994.67      0.00        0.00          0.00        5646.66       0.00        0   No         Multifamily
    74       0.00      0.00        0.00      68523.00       11056.00       0.00        0   Yes        Office
    75       0.00      0.00        0.00          0.00           0.00       0.00        0   No         Retail
    76       0.00      0.00        0.00      20960.00        7172.00       0.00        0   No         Multifamily
    77       0.00      0.00        0.00          0.00           0.00       0.00        0   No         Hotel
    78    5000.00      0.00        0.00      46582.87        6695.58       0.00        0   No         Multifamily
    79   20790.00      0.00        0.00      22800.00           0.00       0.00        0   No         Hotel
    80    2500.00      0.00    11457.92      27700.00        2100.00       0.00       10   Yes        Office
    81       0.00      0.00        0.00          0.00           0.00       0.00        0   No         Retail
    82    7083.00      0.00        0.00      28857.92       14421.67       0.00        0   No         Multifamily
    83       0.00      0.00        0.00          0.00           0.00       0.00        0   Yes        Retail
 83.01                                                                                 0              Retail
 83.02                                                                                 0              Retail
 83.03                                                                                 0              Retail
 83.04                                                                                 0              Retail
    84       0.00      0.00        0.00      57491.00           0.00       0.00        0   No         Office
    85    4791.67      0.00        0.00      22277.92        3788.82       0.00        0   No         Multifamily
    86    1630.40      0.00    12083.33      30747.74        4007.67   14000.00        7   No         Office
    87    3675.00      0.00        0.00      24943.50        5949.67       0.00        5   No         Multifamily
    88    2140.05      0.00     9366.33      11149.70        3230.91       0.00        7   Yes        Industrial
    89    1411.00      0.00        0.00      16460.82        8093.00       0.00        0   No         Office
    90    1416.67      0.00        0.00      14724.45        1930.42       0.00        0   Yes        Office
    91    3531.45      0.00        0.00      15256.25           0.00       0.00        0   No         Industrial
    92    5833.33      0.00        0.00      16137.50           0.00       0.00        5   No         Multifamily
    93   11017.89      0.00        0.00      38166.67           0.00       0.00        5   No         Hotel
    94    1638.00      0.00        0.00      37183.00           0.00       0.00        0   No         Office
    95       0.00      0.00        0.00          0.00           0.00       0.00       10   No         Hotel
    96    1136.01      0.00     3786.71      22800.00         662.00       0.00        0   No         Retail
    97    3404.05      0.00    12500.00      23964.99           0.00       0.00        8   Yes        Retail
    98    1900.00      0.00        0.00      11791.67        5000.00       0.00        5   Yes        Office
    99    9671.10      0.00        0.00      11834.67         323.27    3358.85        0   No         Retail
   100    3725.00      0.00        0.00      16532.03        3333.33       0.00        7   No         Mixed Use
   101       0.00      0.00        0.00          0.00           0.00       0.00        0   No         Retail
   102    5000.00      0.00     6910.00      15564.41       12587.53       0.00        7   No         Industrial
102.01                                                                                 7              Industrial
102.02                                                                                 7              Industrial
102.03                                                                                 7              Industrial
102.04                                                                                 7              Industrial
   103    1969.23      0.00        0.00      15931.75        2035.17       0.00        0   No         Retail
   104     777.75      0.00     7083.33       9345.68        1545.33       0.00        7   No         Office
   105    1835.05      0.00        0.00      23985.25        3197.67       0.00        7   No         Office
   106       0.00      0.00    15430.50      17937.52        2445.82       0.00        0   No         Retail
   107       0.00      0.00        0.00          0.00           0.00       0.00        7   No         Office
   108   26414.00      0.00        0.00      10200.00        5570.38       0.00        0   No         Hotel
   109       0.00      0.00        0.00      37144.45        4935.92       0.00        5   No         Multifamily
   110   22724.00      0.00        0.00      24823.24        5678.63       0.00        7   No         Hotel
   111    1483.29      0.00        0.00      21717.00        1893.00       0.00        0   Yes        Office
   112       0.00      0.00        0.00      30460.02        3755.09       0.00        0   No         Industrial
   113       0.00      0.00     2000.00          0.00           0.00       0.00        7   No         Mixed Use
   114    1693.17      0.00     8333.33      18809.87        1657.17       0.00        5   No         Office
   115       0.00      0.00        0.00          0.00           0.00       0.00        0   No         Retail
   116       0.00      0.00        0.00          0.00           0.00       0.00        0   No         Retail
   117       0.00      0.00        0.00          0.00           0.00       0.00        5   No         Industrial
   118       0.00      0.00        0.00      13474.82           0.00       0.00        5   No         Office
   119    4417.00      0.00        0.00      13231.60       15152.00       0.00        0   No         Multifamily
   120       0.00      0.00        0.00      17550.31           0.00       0.00        0   Yes        Office
120.01                                                                                 0              Office
120.02                                                                                 0              Office
120.03                                                                                 0              Office
120.04                                                                                 0              Office
120.05                                                                                 0              Office
   121    5656.53      0.00     7000.00      22984.17        2545.81       0.00        0   No         Retail
   122       0.00      0.00        0.00      32018.96           0.00       0.00        0   No         Office
   123    2531.71      0.00        0.00      16567.09        1649.96       0.00        0   No         Office
   124       0.00      0.00        0.00          0.00           0.00       0.00        0   Yes        Industrial
   125       0.00      0.00        0.00          0.00           0.00       0.00        5   No         Industrial
   126    1719.42      0.00    11219.08      21456.84        3971.50       0.00        0   No         Office
   127   12770.34      0.00        0.00      34452.59        6650.42       0.00        0   No         Hotel
   128       0.00      0.00        0.00          0.00           0.00       0.00       10   No         Hotel
   129    3562.50      0.00        0.00      15547.24        1930.25       0.00        0   No         Multifamily
   130       0.00      0.00        0.00          0.00           0.00       0.00       10   No         Hotel
   131       0.00      0.00        0.00          0.00           0.00       0.00        0   No         Retail
   132     250.00      0.00     3333.33       6209.00        1234.00       0.00        0   No         Retail
   133       0.00      0.00        0.00          0.00           0.00       0.00        0   No         Industrial
   134    3604.00      0.00        0.00      12458.33        4153.97       0.00        5   No         Multifamily
   135    9720.00      0.00        0.00       8600.00           0.00       0.00        0   No         Hotel
   136    1598.00      0.00     2663.60      10116.61        1998.42       0.00        0   No         Retail
   137    4666.67      0.00        0.00      13300.00        4357.52       0.00        5   No         Multifamily
   138    4668.75      0.00        0.00       6500.00        3700.00       0.00        0   No         Multifamily
   139    8284.00      0.00        0.00      11628.00        1192.00       0.00        2   No         Hotel
   140    8630.00      0.00        0.00       8100.00           0.00       0.00        0   No         Hotel
   141     812.50      0.00        0.00          0.00         789.50       0.00        0   No         Retail
   142       0.00      0.00        0.00      15312.76           0.00       0.00        0   No         Self Storage
142.01                                                                                 0              Self Storage
142.02                                                                                 0              Self Storage
142.03                                                                                 0              Self Storage
   143    9965.00      0.00        0.00       7400.00        4200.00       0.00        0   No         Hotel
   144    4481.25      0.00        0.00       2500.00        3500.00       0.00        0   No         Multifamily
   145    2385.00      0.00     6175.71      17008.57        3008.08       0.00        7   Yes        Retail
   146    2235.80      0.00     5416.67       6993.74        1856.34       0.00        0   No         Office
   147     476.33      0.00     2916.67       3541.67         553.50       0.00        5   No         Mixed Use
   148       0.00      0.00        0.00          0.00           0.00       0.00       10   No         Hotel
   149     270.00      0.00        0.00       6989.16         437.50       0.00        7   No         Office
   150       0.00      0.00        0.00      10431.27        2877.15       0.00        0   Yes        Hotel
   151    9580.00      0.00        0.00       9200.00           0.00       0.00        0   No         Hotel
   153    4166.67      0.00        0.00      15715.29        3374.06       0.00        0   No         Multifamily
   154    1100.00      0.00        0.00       8651.16        1749.75       0.00        0   No         Multifamily
   155     481.67      0.00        0.00      23744.72        2905.25       0.00        7   No         Retail
   156    4200.00      0.00        0.00       4784.91        2923.66       0.00        7   No         Multifamily
   157    1169.75      0.00     6134.33       8959.17        9204.00       0.00        0   No         Office
   158     550.00      0.00     2500.00          0.00           0.00       0.00        0   No         Office
   159    1158.33      0.00     6250.00          0.00           0.00       0.00        5   No         Industrial
   160    4459.84      0.00     4167.00      24271.50         885.50       0.00        5   No         Various
160.01                                                                     0.00        5              Industrial
160.02                                                                     0.00        5              Industrial
160.03                                                                     0.00        5              Office
160.04                                                                     0.00        5              Industrial
160.05                                                                     0.00        5              Industrial
160.06                                                                     0.00        5              Industrial
   161    3750.00      0.00        0.00       6247.63        4641.63       0.00        0   No         Hotel
   162    2875.00      0.00        0.00       7946.43        4548.93       0.00        0   Yes        Multifamily
162.01                                                                                 0              Multifamily
162.02                                                                                 0              Multifamily
   163       0.00      0.00        0.00          0.00           0.00       0.00       10   No         Hotel
   164    3188.00      0.00        0.00       7050.00        2898.67       0.00        5   No         Multifamily
   165     490.25      0.00     1250.00       2699.43        1111.67       0.00        5   No         Retail
   166    3000.00      0.00        0.00          0.00           0.00       0.00        0   No         Self Storage
166.01                                                                                 0              Self Storage
166.02                                                                                 0              Self Storage
   167     143.00      0.00     1500.00       7083.00        2840.00    1966.67        0   Yes        Retail
   168    3018.75      0.00        0.00       4500.00        2400.00       0.00        0   No         Multifamily
   169       0.00      0.00        0.00          0.00           0.00       0.00       10   No         Hotel
   170     375.00      0.00        0.00      11240.00         680.00       0.00        0   No         Retail
   171       0.00      0.00        0.00       4750.00           0.00       0.00        0   No         Retail
   172     330.00      0.00        0.00       3440.00         800.00       0.00        0   No         Mixed Use
   173    1468.75      0.00        0.00       6560.31         638.33       0.00        7   No         Self Storage
   174    2083.33      0.00        0.00      10115.51        1118.58       0.00        0   No         Multifamily
   175       0.00      0.00        0.00       6745.00        4508.00       0.00        0   No         Retail
   176     650.00      0.00     6250.00       8344.96         655.42       0.00        5   No         Office
   177     482.03      0.00     1687.12       4400.00         709.00       0.00        0   No         Retail
   178       0.00      0.00        0.00      12400.00        1428.58       0.00        0   No         Retail
   179     441.05      0.00     2940.33       5843.00         286.00       0.00        0   No         Office
   180     335.00      0.00        0.00       1375.14         661.92       0.00        7   No         Multifamily
   181    7165.00      0.00        0.00       5200.00        2400.00       0.00        0   No         Hotel
   182    3943.26      0.00        0.00       6733.57        3510.33       0.00        7   No         Multifamily
   183    5400.00      0.00        0.00       4041.67         668.55       0.00        5   No         Multifamily
   184     581.50      0.00     5208.00          0.00         557.25       0.00        0   No         Office
   185       0.00      0.00        0.00      10394.50         926.92       0.00        0   No         Multifamily
   186    8982.17      0.00        0.00       5803.54        2556.00       0.00        0   No         Hotel
   187       0.00      0.00        0.00      17667.84           0.00       0.00        0   No         Industrial
   188     380.00      0.00     1900.00       9150.00         465.00       0.00        0   No         Office
   189    6028.09      0.00        0.00       5466.67           0.00       0.00        5   No         Hotel
   190       0.00      0.00        0.00          0.00           0.00       0.00       10   No         Hotel
   191    2666.67      0.00        0.00       4634.02        1665.83       0.00        0   No         Multifamily
   192       0.00      0.00        0.00       2422.60         873.83       0.00        7   No         Multifamily
   193       0.00      0.00        0.00          0.00           0.00       0.00        5   No         Retail
   194    3127.00      0.00     2916.67       4823.13        1821.00    4918.42        0   No         Retail
   195       0.00      0.00        0.00       7609.18        3542.41       0.00        0   Yes        Multifamily
   196     610.44      0.00        0.00          0.00           0.00       0.00        5   No         Retail
   197     226.04      0.00     2083.33       5829.86        1089.58       0.00        7   No         Retail
   198   11278.75      0.00        0.00          0.00           0.00       0.00        5   No         Hotel
   199     595.58      0.00     4166.67       6792.98         663.58       0.00        5   No         Office
   200     450.00      0.00     2850.00       3360.00         845.00       0.00        0   No         Retail
   201       0.00      0.00        0.00       5747.61        2459.44       0.00        0   No         Manufactured Housing
   202     969.50      0.00      833.33      11465.45        1136.83       0.00        5   No         Industrial
   203     359.91      0.00     1943.00       5500.00         900.00       0.00        0   No         Retail
   204     604.17      0.00        0.00       5276.40         678.58       0.00        0   No         Manufactured Housing
   205     898.00      0.00        0.00       9886.21           0.00       0.00       10   No         Office
   206    3415.63      0.00        0.00       5832.31        2650.17       0.00        7   No         Hotel
   207       0.00      0.00        0.00      25849.94           0.00       0.00        0   No         Retail
   208     732.31      0.00        0.00      11178.42           0.00       0.00        0   No         Self Storage
   209       0.00      0.00        0.00          0.00           0.00       0.00        5   No         Retail
   210       0.00      0.00        0.00          0.00           0.00       0.00        5   No         Retail
   211       0.00      0.00        0.00          0.00           0.00       0.00        5   No         Retail
   212       0.00      0.00        0.00          0.00           0.00       0.00        5   No         Retail
   213     964.27      0.00        0.00        928.58        4484.33       0.00        0   No         Retail
   214    4500.00      0.00        0.00       8947.75        1958.08       0.00        0   No         Multifamily
   215     787.00      0.00        0.00          0.00           0.00       0.00        5   No         Retail
   216       0.00      0.00        0.00          0.00           0.00       0.00        5   No         Retail
   217     631.46      0.00     3157.28       9723.92         732.58       0.00        0   No         Retail
   218     986.38      0.00     1577.34       1548.07         259.56       0.00        0   No         Industrial
   219    1300.00      0.00        0.00       8590.81        1647.01       0.00        7   No         Multifamily
   220       0.00      0.00        0.00          0.00           0.00       0.00        0   No         Office
   221       0.00      0.00        0.00          0.00           0.00       0.00        5   No         Retail
   222    3499.44      0.00        0.00      10903.58        8518.08       0.00        5   No         Multifamily
   223     475.10      0.00     2500.00       4784.00        1961.00       0.00        0   No         Retail
   225    1554.25      0.00     3333.33       4564.23         620.50       0.00        7   No         Industrial
   226     181.13      0.00        0.00          0.00           0.00       0.00        0   No         Retail
   227    5168.31      0.00        0.00       8669.84           0.00       0.00        5   No         Hotel
   228     545.00      0.00     1834.00       4576.21         718.33       0.00        7   No         Retail
   229       0.00      0.00        0.00       8278.20           0.00       0.00        0   No         Self Storage
229.01                                                                                 0              Self Storage
229.02                                                                                 0              Self Storage
   230    2100.00      0.00        0.00       2500.00        1700.00       0.00        0   No         Multifamily
   232       0.00      0.00        0.00       1379.52        1052.92       0.00        7   No         Multifamily
   233     541.33      0.00        0.00       1416.67         644.17       0.00        5   No         Self Storage
   234       0.00      0.00        0.00          0.00           0.00       0.00        0   No         Self Storage
   235    3752.00      0.00        0.00       6366.67           0.00       0.00        5   No         Hotel
   236    2250.00      0.00        0.00       3200.00        1800.00       0.00        0   No         Multifamily
   237     600.00      0.00     1500.00       8130.00         750.00       0.00        0   Yes        Industrial
   238    1731.06      0.00        0.00       7175.55         881.42       0.00        7   No         Multifamily
   239     715.81      0.00        0.00       2008.65        1561.50       0.00        7   No         Multifamily
   240    2000.00      0.00        0.00      12869.00        1136.42       0.00        0   No         Multifamily
   242       0.00      0.00        0.00      12416.91           0.00       0.00       10   No         Mixed Use
   243       0.00      0.00        0.00       4844.17         543.88       0.00        7   No         Multifamily
   244       0.00      0.00        0.00          0.00           0.00       0.00        7   Yes        Retail
   245    4224.00      0.00        0.00       4755.46         778.83       0.00        0   No         Hotel
   246     182.00      0.00        0.00          0.00           0.00       0.00        0   No         Retail
   247     208.50      0.00     1333.33       3551.01         686.67       0.00        0   No         Retail
   248       0.00      0.00     1315.79       1199.55         601.67       0.00        7   No         Retail
   249     772.71      0.00     1820.00       3844.17         627.87       0.00        0   No         Retail
   250    5279.60      0.00        0.00      10039.21        2600.22       0.00        0   No         Hotel
   251     381.25      0.00     2083.33       6377.00         474.67       0.00        0   No         Office
   252     395.67      0.00     2472.92       4403.00         456.33       0.00        0   No         Office
   253       0.00      0.00        0.00          0.00           0.00       0.00        7   Yes        Retail
   254     640.33      0.00     1457.92      13035.09         555.92       0.00       10   No         Mixed Use
   255     170.00      0.00     1000.00       1264.52         401.08       0.00        7   No         Retail
   256     418.83      0.00     4167.00       1037.33         578.58       0.00        5   No         Office
   258     278.00      0.00     2311.00          0.00           0.00       0.00        0   Yes        Retail
   259       0.00      0.00     3383.33       3586.44        1111.50       0.00        7   No         Retail
   260     104.17      0.00      874.83       3203.18         209.58       0.00        7   No         Retail
   261    2151.00      0.00        0.00       1494.12        1187.20       0.00        7   No         Multifamily
   262     744.00      0.00        0.00       2433.67        1447.44       0.00        0   No         Self Storage
262.01                                                                                 0              Self Storage
262.02                                                                                 0              Self Storage
   263       0.00      0.00        0.00       1098.06         330.17       0.00        7   No         Multifamily
   264       0.00      0.00     1549.00       3331.33         840.58       0.00        7   No         Retail
   265     410.00      0.00        0.00       3339.00         540.70       0.00        0   No         Self Storage
   266     530.33      0.00     4166.67       3587.54         445.83       0.00        5   No         Office
   267     198.67      0.00        0.00          0.00         375.00       0.00        5   Yes        Retail
   268    1083.00      0.00        0.00       2500.00        1015.67       0.00        5   No         Multifamily
   269       0.00      0.00        0.00       4297.83         665.58       0.00        0   No         Manufactured Housing
   270    1395.83      0.00        0.00       3804.67         608.65       0.00        7   No         Multifamily
   271     280.22      0.00     1250.00        901.08         626.40       0.00        0   No         Office
   272    1391.42      0.00        0.00        166.12        1276.67       0.00        0   No         Multifamily
   273     217.67      0.00     1333.34       3502.00         384.62       0.00        0   Yes        Retail
   274     572.92      0.00        0.00       1741.75         600.80       0.00        7   No         Multifamily
   275    1767.87      0.00        0.00       4406.85        1218.04       0.00        0   No         Multifamily
   276    1218.00      0.00        0.00       2516.67         873.17       0.00        5   No         Multifamily
   277     714.17      0.00        0.00       2641.80         597.00       0.00        5   No         Office
   278    1333.12      0.00        0.00       1023.86        2545.83       0.00        5   No         Multifamily



                                                      Remaining
                      Interest             Final      Amortization
         Defeasance   Accrual      Loan    Maturity   Term for
Loan #   Permitted    Period       Group   Date       Balloon Loans
------   ----------   ----------   -----   --------   -------------
     1   Yes          Actual/360       2
     2   Yes          Actual/360       1
     3   Yes          Actual/360       1
     4   No           Actual/360       3
  4.01                                 3
  4.02                                 3
  4.03                                 3
  4.04                                 3
  4.05                                 3
  4.06                                 3
  4.07                                 3
  4.08                                 3
  4.09                                 3
   4.1                                 3
  4.11                                 3
  4.12                                 3
  4.13                                 3
  4.14                                 3
  4.15                                 3
  4.16                                 3
  4.17                                 3
     5   Yes          Actual/360       1
  5.01                                 1
  5.02                                 1
  5.03                                 1
  5.04                                 1
     6   Yes          Actual/360       1
  7.01   Yes          Actual/360       3
     7   Yes          Actual/360       3
     8   Yes          Actual/360       3
     9   Yes          Actual/360       3
    10   Yes          Actual/360       3
    11   Yes          Actual/360       3
    12   Yes          Actual/360       3
    13   Yes          Actual/360       3
    14   Yes          Actual/360       3
    15   Yes          Actual/360       3
    16   Yes          Actual/360       3
    17   Yes          Actual/360       3
    18   Yes          Actual/360       3
    19   Yes          Actual/360       3
    20   Yes          Actual/360       3
    21   Yes          Actual/360       3
    22   Yes          Actual/360       3
    23   Yes          Actual/360       3
    24   Yes          Actual/360       3
    25   Yes          Actual/360       3
    26   Yes          Actual/360       3
    27   Yes          Actual/360       3
    28   Yes          Actual/360       3
    29   Yes          Actual/360       3
    30   Yes          Actual/360       3
    31   Yes          Actual/360       3
    32   Yes          Actual/360       3
 32.01                                 3
 32.02                                 3
 32.03                                 3
 32.04                                 3
 32.05                                 3
 32.06                                 3
 32.07                                 3
 32.08                                 3
 32.09                                 3
  32.1                                 3
 32.11                                 3
 32.12                                 3
 32.13                                 3
 32.14                                 3
    33   Yes          Actual/360       3
    34   Yes          Actual/360       1
    35   Yes          Actual/360       1                        312
 36.01   Yes          Actual/360       2                        360
    36   Yes          Actual/360       2                        360
    37   Yes          Actual/360       2                        360
    38   Yes          Actual/360       2                        360
    39   Yes          Actual/360       2                        360
    40   Yes          Actual/360       2                        360
    41   Yes          Actual/360       2                        360
    42   Yes          Actual/360       2                        360
    43   Yes          Actual/360       2                        360
    44   Yes          Actual/360       2                        360
    45   Yes          Actual/360       1
    46   Yes          Actual/360       1
    47   Yes          Actual/360       3
    48   Yes          Actual/360       3
    49   Yes          Actual/360       1
    50   Yes          Actual/360       1                        360
    51   Yes          Actual/360       3
    52   Yes          Actual/360       1
    53   Yes          Actual/360       1                        360
    54   Yes          Actual/360       3
    55   Yes          Actual/360       1
 56.01   Yes          Actual/360       2                        360
    56   Yes          Actual/360       2                        360
    57   Yes          Actual/360       2                        360
    58   Yes          Actual/360       2                        360
    59   Yes          Actual/360       2                        360
    60   Yes          Actual/360       2                        360
    61   Yes          Actual/360       2                        360
    62   Yes          Actual/360       1                        312
    63   Yes          Actual/360       1                        360
    64   Yes          Actual/360       1
    65   Yes          Actual/360       3
    66   Yes          Actual/360       1
    67   Yes          Actual/360       3
 67.01                                 3
 67.02                                 3
    68   Yes          Actual/360       1                        360
    69   Yes          Actual/360       3
    70   No           Actual/360       1                        360
    71   Yes          Actual/360       1                        360
    72   Yes          Actual/360       1                        360
    73   Yes          Actual/360       3
    74   Yes          Actual/360       1                        420
    75   Yes          Actual/360       1
    76   Yes          Actual/360       2                        360
    77   No           Actual/360       1                        360
    78   No           Actual/360       3
    79   No           Actual/360       1
    80   Yes          Actual/360       1                        360
    81   Yes          Actual/360       1
    82   No           Actual/360       3
    83   Yes          Actual/360       1
 83.01                                 1
 83.02                                 1
 83.03                                 1
 83.04                                 1
    84   Yes          Actual/360       1
    85   No           Actual/360       3
    86   Yes          Actual/360       1                        360
    87   Yes          Actual/360       1                        360
    88   Yes          Actual/360       1                        360
    89   Yes          Actual/360       1                        360
    90   Yes          Actual/360       1                        360
    91   Yes          Actual/360       3
    92   Yes          Actual/360       3                        360
    93   No           Actual/360       1                        360
    94   Yes          Actual/360       1
    95   Yes          Actual/360       1                        360
    96   Yes          Actual/360       1                        360
    97   Yes          Actual/360       1                        360
    98   Yes          Actual/360       1                        360
    99   Yes          Actual/360       1                        360
   100   Yes          Actual/360       1
   101   Yes          Actual/360       1
   102   Yes          Actual/360       1                        300
102.01                                 1                        300
102.02                                 1                        300
102.03                                 1                        300
102.04                                 1                        300
   103   Yes          Actual/360       1                        360
   104   No           Actual/360       1                        360
   105   Yes          Actual/360       1                        360
   106   Yes          Actual/360       1                        360
   107   Yes          Actual/360       1                        360
   108   No           Actual/360       3                        348
   109   Yes          Actual/360       2                        360
   110   Yes          Actual/360       1                        360
   111   Yes          Actual/360       1                        360
   112   Yes          Actual/360       1                        360
   113   Yes          Actual/360       1                        360
   114   Yes          Actual/360       1                        360
   115   Yes          Actual/360       1
   116   Yes          Actual/360       1                        360
   117   Yes          Actual/360       1                        360
   118   No           Actual/360       1                        360
   119   Yes          Actual/360       2                        360
   120   No           Actual/360       3                        300
120.01                                 3                        300
120.02                                 3                        300
120.03                                 3                        300
120.04                                 3                        300
120.05                                 3                        300
   121   Yes          Actual/360       1                        180
   122   Yes          Actual/360       1                        360
   123   Yes          Actual/360       1                        360
   124   Yes          Actual/360       1
   125   Yes          Actual/360       1                        360
   126   Yes          Actual/360       3                        360
   127   Yes          Actual/360       3                        360
   128   Yes          Actual/360       1                        360
   129   Yes          Actual/360       2
   130   Yes          Actual/360       1                        360
   131   Yes          Actual/360       1
   132   Yes          Actual/360       1                        360
   133   Yes          Actual/360       1
   134   No           Actual/360       2                        360
   135   No           Actual/360       1
   136   Yes          Actual/360       1                        360
   137   No           Actual/360       2                        360
   138   Yes          Actual/360       2                        420
   139   No           Actual/360       1                        240
   140   No           Actual/360       1
   141   Yes          Actual/360       1
   142   No           Actual/360       1                        360
142.01                                 1                        360
142.02                                 1                        360
142.03                                 1                        360
   143   No           Actual/360       1
   144   Yes          Actual/360       2                        420
   145   Yes          Actual/360       1                        360
   146   No           Actual/360       1                        360
   147   Yes          Actual/360       1                        360
   148   Yes          Actual/360       1                        360
   149   Yes          Actual/360       1                        360
   150   Yes          Actual/360       1                        360
   151   No           Actual/360       1
   153   Yes          Actual/360       3
   154   Yes          Actual/360       3
   155   Yes          Actual/360       3                        360
   156   Yes          Actual/360       2                        360
   157   Yes          Actual/360       1                        360
   158   Yes          Actual/360       1                        360
   159   Yes          Actual/360       1                        240
   160   Yes          Actual/360       1                        300
160.01                                 1                        300
160.02                                 1                        300
160.03                                 1                        300
160.04                                 1                        300
160.05                                 1                        300
160.06                                 1                        300
   161   Yes          Actual/360       1                        360
   162   Yes          Actual/360       2                        360
162.01                                 2                        360
162.02                                 2                        360
   163   Yes          Actual/360       1                        360
   164   No           Actual/360       2                        360
   165   Yes          Actual/360       1                        300
   166   Yes          Actual/360       1                        300
166.01                                 1                        300
166.02                                 1                        300
   167   Yes          Actual/360       3                        360
   168   Yes          Actual/360       2                        420
   169   Yes          Actual/360       1                        360
   170   Yes          Actual/360       1                        360
   171   Yes          Actual/360       1                        360
   172   Yes          Actual/360       1                        360
   173   Yes          Actual/360       1                        360
   174   Yes          Actual/360       2
   175   Yes          Actual/360       1                        240
   176   Yes          Actual/360       1                        360
   177   Yes          Actual/360       1                        360
   178   Yes          Actual/360       1                        360
   179   Yes          Actual/360       1                        360
   180   Yes          Actual/360       1                        360
   181   No           Actual/360       1
   182   Yes          Actual/360       2                        360
   183   Yes          Actual/360       2                        360
   184   Yes          Actual/360       1                        360
   185   Yes          Actual/360       2
   186   Yes          Actual/360       1                        300
   187   Yes          Actual/360       1                        240
   188   Yes          Actual/360       1                        360
   189   No           Actual/360       1                        300
   190   Yes          Actual/360       1                        360
   191   Yes          Actual/360       2                        360
   192   Yes          Actual/360       2                        360
   193   No           Actual/360       1                        420
   194   Yes          Actual/360       3                        360
   195   No           Actual/360       3
   196   Yes          Actual/360       1                        360
   197   Yes          Actual/360       1                        360
   198   No           Actual/360       1                        300
   199   Yes          Actual/360       1                        360
   200   Yes          Actual/360       1                        360
   201   Yes          Actual/360       1                        360
   202   Yes          Actual/360       1                        300
   203   Yes          Actual/360       1                        360
   204   Yes          Actual/360       2
   205   Yes          Actual/360       1                        360
   206   Yes          Actual/360       1                        240
   207   Yes          Actual/360       1                        300
   208   Yes          Actual/360       1
   209   No           Actual/360       1                        420
   210   No           Actual/360       1                        420
   211   No           Actual/360       1                        420
   212   No           Actual/360       1                        420
   213   Yes          Actual/360       1                        360
   214   Yes          Actual/360       2                        360
   215   No           Actual/360       1                        360
   216   No           Actual/360       1                        420
   217   Yes          Actual/360       1                        360
   218   Yes          Actual/360       1                        240
   219   Yes          Actual/360       2                        360
   220   Yes          Actual/360       1                        360
   221   No           Actual/360       1                        420
   222   Yes          Actual/360       2                        360
   223   Yes          Actual/360       1                        360
   225   Yes          Actual/360       1                        360
   226   No           Actual/360       1
   227   No           Actual/360       1                        300
   228   Yes          Actual/360       1                        360
   229   No           Actual/360       1                        360
229.01                                 1                        360
229.02                                 1                        360
   230   Yes          Actual/360       2                        420
   232   Yes          Actual/360       2                        360
   233   Yes          Actual/360       1                        360
   234   Yes          Actual/360       1                        180
   235   No           Actual/360       1                        300
   236   Yes          Actual/360       2                        420
   237   Yes          Actual/360       1                        360
   238   Yes          Actual/360       2                        360
   239   Yes          Actual/360       2                        360
   240   Yes          Actual/360       2                        360
   242   Yes          Actual/360       1                        360
   243   Yes          Actual/360       1                        360
   244   Yes          Actual/360       1                        240
   245   Yes          Actual/360       1                        300
   246   No           Actual/360       1
   247   No           Actual/360       1                        360
   248   Yes          Actual/360       1                        360
   249   Yes          Actual/360       1                        360
   250   No           Actual/360       1                        180
   251   Yes          Actual/360       1                        360
   252   Yes          Actual/360       1                        360
   253   Yes          Actual/360       1                        240
   254   Yes          Actual/360       1                        360
   255   Yes          Actual/360       1                        360
   256   No           Actual/360       1                        360
   258   No           Actual/360       1                        360
   259   Yes          Actual/360       1                        300
   260   Yes          Actual/360       1                        360
   261   Yes          Actual/360       2                        360
   262   Yes          Actual/360       1                        360
262.01                                 1                        360
262.02                                 1                        360
   263   Yes          Actual/360       2                        360
   264   Yes          Actual/360       1                        360
   265   Yes          Actual/360       1                        360
   266   No           Actual/360       1                        360
   267   Yes          Actual/360       1                        360
   268   Yes          Actual/360       2                        360
   269   Yes          Actual/360       1                        360
   270   Yes          Actual/360       2                        360
   271   No           Actual/360       1                        360
   272   Yes          Actual/360       2                        360
   273   No           Actual/360       1                        300
   274   Yes          Actual/360       2                        360
   275   Yes          Actual/360       2                        360
   276   No           Actual/360       2                        360
   277   Yes          Actual/360       1                        360
   278   Yes          Actual/360       2                        360


                                    EXHIBIT C

                    FORM OF INVESTMENT REPRESENTATION LETTER

Wells Fargo Bank, N.A.
  as Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services JPMorgan 2006-LDP9

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention: Real Estate Structured Finance - Securitization Group

        Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through
               Certificates, Series 2006-LDP9
               ------------------------------------------------------------

Ladies and Gentlemen:

               This letter is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc., Capmark Finance Inc. and Wachovia Bank, National Association, as Master Servicers, LNR Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and Wells Fargo Bank, N.A., as Paying Agent, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9 (the "Certificates") in connection with the transfer by _________________ (the "Seller") to the undersigned (the "Purchaser") of $_______________ aggregate Certificate Balance of Class ___ Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

               In connection with such transfer, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

               1. Check one of the following:*

    [_] The Purchaser is not purchasing a Class R, Class MR or Class LR Certificate and the Purchaser is an institutional "accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser's or such account's investment. The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust Fund for any costs incurred by it in connection with this transfer.

    [_] The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph
               (d)(4)(i) of Rule 144A.

               2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale (i) to "qualified institutional buyers" in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof, (ii) (other than with respect to a Residual Certificate) to institutional "accredited investors" meeting the requirements of Rule 501(a)(1),
(2), (3) or (7) of Regulation D promulgated under the Securities Act or (iii) (other than with respect to a Residual Certificate) pursuant to any other exemption from the registration requirements of the Securities Act, subject in the case of clauses (ii) and (iii) above to (w) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (x) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act, (y) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act and other applicable laws and (z) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

               3. The Purchaser has reviewed the Private Placement Memorandum relating to the Certificates (the "Private Placement Memorandum") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum.

               4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

               5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

               6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

               7. Check one of the following:**

    [_] The Purchaser is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

    [_] The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto [(i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person, (ii) IRS Form W-8IMY (with all appropriate attachments) or (iii)]*** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated [IRS Form W-8BEN, IRS Form W-8IMY or]*** IRS Form W-8ECI, [as the case may be,]*** any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

               8.     Please make all payments due on the Certificates:****

    [_]        (a)    by wire transfer to the following account at a bank or
                      entity in New York, New York, having appropriate facilities therefor:

                      Bank:_____________________________________________________

                      ABA #:____________________________________________________

                      Account #:________________________________________________

                      Attention:________________________________________________

    [_]        (b) by mailing a check or draft to the following address:

                      __________________________________________________________

                      __________________________________________________________

                      __________________________________________________________


               9. If the Purchaser is purchasing a Class R, Class MR or Class LR Certificate, the Purchaser is not a partnership (including any entity treated as a partnership for U.S. federal income tax purposes), any interest in which is (or is permitted to be under the related partnership agreement) owned, directly or indirectly, through one or more partnerships, trusts or other pass-through entities by a non-U.S. Person.

                                               Very truly yours,


                                               _________________________________
                                                         [The Purchaser]


                                               By: _____________________________
                                                   Name:
                                                   Title:

Dated:


----------------

* Purchaser must include one of the following two certifications.
** Each Purchaser must include one of the two alternative certifications.
*** Does not apply to a transfer of Class R, Class MR or Class LR Certificates. **** Only to be filled out by Purchasers of Definitive Certificates. Please select (a) or (b). For holders of Definitive Certificates, wire transfers are only available if such holder's Definitive Certificates have an aggregate Certificate Balance or Notional Amount, as applicable, of at least U.S. $5,000,000.

                                   EXHIBIT D-1

                           FORM OF TRANSFER AFFIDAVIT

                                                       AFFIDAVIT PURSUANT TO
                                                       SECTION 860E(e)(4) OF THE
                                                       INTERNAL REVENUE CODE OF
                                                       1986, AS AMENDED


STATE OF                     )
                             )   ss:
COUNTY OF                    )

               [NAME OF OFFICER], being first duly sworn, deposes and says:

               1. That [he] [she] is [Title of Officer] of [Name of Transferee] (the "Transferee"), a [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which [he] [she] makes this affidavit.

               2. That the Transferee's Taxpayer Identification Number is [_____________].

               3. That the Transferee of a J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9, Class [R] [MR] [LR] Certificate (the "Class [R] [MR] [LR] Certificate") is not a Disqualified Organization (as defined below) or an agent thereof (including nominee, middleman or other similar person) (an "Agent"), or an ERISA Prohibited Holder or a Non-U.S. Person (as defined below). For these purposes, a "Disqualified Organization" means any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the applicable Master Servicer based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any of the [Upper-Tier REMIC], [the Middle-Tier REMIC], [the Lower-Tier REMIC] to fail to qualify as a REMIC, or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions. For these purposes, "ERISA Prohibited Holder" means an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code or a governmental plan (as defined in Section 3(32) of ERISA) or a church plan (as defined in Section 3(33) of ERISA) for which no election has been made under Section 410(d) of the Code subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or a person acting on behalf of or investing the assets of such a Plan. For these purposes, "Non-U.S. Person" means any person other than a U.S. Person (within the meaning of Section 7701(a)(30) of the Code), unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI or (ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes; provided, that a partnership shall be considered a Non-U.S. Person (and clause
(i) of this sentence shall not apply) if any of its interests are (or are permitted to be under the related partnership agreement) owned, directly or indirectly (other than through a U.S. corporation), through any partnership, trust or other pass-through entity, by any person that is a Non-U.S. Person.

               4. That the Transferee historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Transferee intends to pay taxes associated with holding the Class [R] [MR] [LR] Certificate as they become due.

               5. That the Transferee understands that it may incur tax liabilities with respect to the Class [R] [MR] [LR] Certificate in excess of any cash flow generated by the Class [R] [MR] [LR] Certificate.

               6. That the Transferee agrees not to transfer the Class [R] [MR] [LR] Certificate to any Person or entity unless (a) the Transferee has received from such Person or entity an affidavit substantially in the form of this Transfer Affidavit and (b) the Transferee provides to the Certificate Registrar a letter substantially in the form of Exhibit D-2 to the Pooling and Servicing Agreement (as defined below) certifying that it has no actual knowledge that such Person or entity is a Disqualified Organization, or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person and that it has no reason to know that such Person or entity does not satisfy the requirements set forth in paragraph 4 hereof.

               7. That the Transferee agrees to such amendments of the Pooling and Servicing Agreement, dated December 1, 2006, by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc., Capmark Finance Inc. and Wachovia Bank, National Association, as Master Servicers, LNR Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and Wells Fargo Bank, N.A., as Paying Agent (the "Pooling and Servicing Agreement"), as may be required to further effectuate the restrictions on transfer of the Class [R] [MR] [LR] Certificate to such a Disqualified Organization, or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               8. That, if a "tax matters person" is required to be designated with respect to [the Upper-Tier REMIC], [the Middle-Tier REMIC], [the Lower-Tier REMIC], the Transferee agrees to act as "tax matters person" and to perform the functions of "tax matters person" of [the Upper-Tier REMIC], [the Middle-Tier REMIC], [the Lower-Tier REMIC] pursuant to Section 10.01(c) of the Pooling and Servicing Agreement, and, in such event, agrees to the irrevocable designation of the Paying Agent as the Transferee's agent in performing the function of "tax matters person."

               9. That the Transferee has reviewed, and agrees to be bound by and to abide by, the provisions of Section 5.02(c) of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of the Class [R] [MR] [LR] Certificate.

               10. That the Transferee will not cause income from the Class [R] [MR] [LR] Certificate to be attributable to, a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

               11. Check one of the following:

               [__] That the present value of the anticipated tax liabilities associated with holding the Class [R] [MR] [LR] Certificate does not exceed the sum of:

               (i) the present value of any consideration given to the Transferee to acquire such Class [R] [MR] [MR] [LR] Certificate;

               (ii) the present value of the expected future distributions on such Class [R] [MR] [LR] Certificate; and

               (iii) the present value of the anticipated tax savings associated with holding such Class [R] [MR] [LR] Certificate as the related REMIC generates losses.

               For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

               [__] That the transfer of the Class [R] [MR] [LR] Certificate complies with U.S. Treasury Regulations Sections 1.860G-1(c)(5) and (6) and, accordingly,

               (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Sections 1.860E-1(c)(6)(i), as to which income from Class [R] [MR] [LR] Certificate will only be taxed in the United States;

               (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulation Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

               (iii) the Transferee will transfer the Class [R] [MR] [LR] Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of U.S. Treasury Regulations Sections 1.860G-1(c)(4)(i), (ii) and (iii) and 1.860E-1(c)(5); and

               (iv) the Transferee determined the consideration paid to it to acquire the Class [R] [MR] [LR] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

[__] None of the above.

               IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, by its [Title of Officer] this _____ day of __________, 20__.

                                           [NAME OF TRANSFEREE]


                                           By: _________________________________
                                                     [Name of Officer]
                                                     [Title of Officer]


                                           By: _________________________________
                                                     [Name of Officer]
                                                     [Title of Officer]

               Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that [he] [she] executed the same as [his] [her] free act and deed and the free act and deed of the Transferee.

               Subscribed and sworn before me this ___ day of __________, 20__.

_______________________________________________
NOTARY PUBLIC

COUNTY OF _____________________________________

STATE OF ______________________________________

My commission expires the ___ day of __________, 20__.

                                   EXHIBIT D-2

                            FORM OF TRANSFEROR LETTER

                                     [Date]


Wells Fargo Bank, N.A.
  as Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services JPMorgan 2006-LDP9

        Re: J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9
               ---------------------------------------------------------

Ladies and Gentlemen:

               [Transferor] has reviewed the affidavit of [Transferee] related to the transfer of the [Class R, Class MR and Class LR] Certificates, and has no actual knowledge that such affidavit is not true and has no reason to know that the requirements set forth in paragraphs 3, 4 and 10 thereof are not satisfied or, after conducting a reasonable investigation of the financial condition of the transferee, that the information contained in paragraphs 3, 4 and 10 thereof is not true.

                                               Very truly yours,

                                               [Transferor]


                                                ________________________________

                                    EXHIBIT E

                           FORM OF REQUEST FOR RELEASE

                                                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention: Global Securities and Trust Services Group - JPMorgan 2006-LDP9

        Re: J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9, REQUEST FOR RELEASE
               ---------------------------------------------------------

Dear _______________________,

               In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under a certain Pooling and Servicing Agreement, dated December 1, 2006 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc., Capmark Finance Inc. and Wachovia Bank, National Association, as Master Servicers, LNR Partners, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Paying Agent, and you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:

Address:

Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

               ______1. Mortgage Loan paid in full. The [applicable Master Servicer] [Special Servicer] hereby certifies that all amounts received in connection with the Mortgage Loan have been or will be credited to the applicable Certificate Account pursuant to the Pooling and Servicing Agreement.

               ______        2.     The Mortgage Loan is being foreclosed.

               ______        3.     Other. (Describe)

               The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

               Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                               [APPLICABLE MASTER SERVICER]
                                                [SPECIAL SERVICER]


                                               By: _____________________________
                                                   Name:
                                                   Title:

                                    EXHIBIT F

                       FORM OF ERISA REPRESENTATION LETTER

Wells Fargo Bank, N.A.
  as Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services JPMorgan 2006-LDP9

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention: Real Estate Structured Finance - Securitization Group

        Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through
               Certificates, Series 2006-LDP9
               ------------------------------------------------------------

Ladies and Gentlemen:

               The undersigned (the "Purchaser") proposes to purchase $____________ initial Certificate Balance of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9, Class __ (the "Certificate") issued pursuant to that certain Pooling and Servicing Agreement, dated December 1, 2006 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor ("Depositor"), Midland Loan Services, Inc., Capmark Finance Inc. and Wachovia Bank, National Association, as master servicers ("Master Servicers"), LNR Partners, Inc., as special servicer ("Special Servicer"), LaSalle Bank National Association, as trustee ("Trustee") and Wells Fargo Bank, N.A., as paying agent ("Paying Agent"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

               In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

               1. The Purchaser is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) or a church plan (as defined in Section 3(33) of ERISA) for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such a Plan or Plans and the application of Department of Labor Regulation ss. 2510.3-101), other than an insurance company using the assets of its "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60) under circumstances whereby the purchase and holding of Offered Private Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Sections I and III of PTCE 95-60.

               2. The Purchaser understands that if the Purchaser is a Person referred to in 1(a) or (b) above, such Purchaser is required to provide to the Certificate Registrar an Opinion of Counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Master Servicers, the Special Servicer, the Dealers or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be at the expense of the Depositor, the Master Servicers, the Special Servicer, the Dealers, the Certificate Registrar or the Trust Fund.

               IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___ day of _____________, 20__.

                                               Very truly yours,

                                               _________________________________
                                                           [The Purchaser]


                                               By: _____________________________
                                                   Name:
                                                   Title:

                                    EXHIBIT G

                     FORM OF STATEMENT TO CERTIFICATEHOLDERS

       [See Annex C to the Prospectus Supplement dated December 15, 2006]

                                    EXHIBIT H

                           FORM OF OMNIBUS ASSIGNMENT

               [NAME OF CURRENT ASSIGNOR] having an address at [ADDRESS OF CURRENT ASSIGNOR] (the "Assignor") for good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby sells, transfers, assigns, delivers, sets over and conveys, without recourse, representation or warranty, express or implied, unto LaSalle Bank National Association, as Trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9" (the "Assignee"), having an office at LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Global Securities and Trust Services Group - JPMorgan 2006-LDP9, its successors and assigns, all right, title and interest of the Assignor in and to:

               That certain mortgage and security agreement, deed of trust and security agreement, deed to secure debt and security agreement, or similar security instrument (the "Security Instrument"), and that certain Promissory Note (the "Note"), for each of the Mortgage Loans shown on the Mortgage Loan Schedule attached hereto as Exhibit B, and that certain assignment of leases and rents given in connection therewith and all of the Assignor's right, title and interest in any claims, collateral, insurance policies, certificates of deposit, letters of credit, escrow accounts, performance bonds, demands, causes of action and any other collateral arising out of and/or executed and/or delivered in or to or with respect to the Security Instrument and the Note, together with any other documents or instruments executed and/or delivered in connection with or otherwise related to the Security Instrument and the Note.

               IN WITNESS WHEREOF, the Assignor has executed this instrument under seal to be effective as of the [__] day of [_____________], 200[__].

                                               [NAME OF CURRENT ASSIGNOR]


                                               By: _____________________________
                                                   Name:
                                                   Title:

                                   EXHIBIT I-1

                    FORM OF REGULATION S TRANSFER CERTIFICATE
                            DURING RESTRICTED PERIOD


Wells Fargo Bank, N.A.
  as Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services JPMorgan 2006-LDP9

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention: Real Estate Structured Finance - Securitization Group

        Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through
               Certificates, Series 2006-LDP9 Class [__]
               ------------------------------------------------------------

Ladies and Gentlemen:

               This certificate is delivered pursuant to Section 5.02(b) of the Pooling and Servicing Agreement, dated December 1, 2006 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc., Capmark Finance Inc. and Wachovia Bank, National Association, as Master Servicers, LNR Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and Wells Fargo Bank, N.A., as Paying Agent, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9, Class __ (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") to _________________ (the "Transferee") of $__________________ [Certificate
Balance] [Notional Amount]of Certificates, in fully registered form (each, a "Definitive Certificate"), or a beneficial interest of such aggregate [Certificate Balance] [Notional Amount] in the Regulation S Book-Entry Certificate (the "Book-Entry Certificate") maintained by The Depository Trust Company or its successor as Depositary under the Pooling and Servicing Agreement (such transferred interest, in either form, being the "Transferred Interest").

               In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

               (1) the offer of the Transferred Interest was not made to a person in the United States;

               (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

               (3) the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a person acting for the account or benefit of a U.S. Person, and upon completion of the transaction, the Transferred Interest will be held with the Depository through [Euroclear] [Clearstream];**

               (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

               (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

               This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Master Servicers and the Special Servicer.

                                               [Name of Transferor]


                                               By: _____________________________
                                                   Name:
                                                   Title:


                                               Dated:

---------------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

** Select appropriate depository.

                                   EXHIBIT I-2

                    FORM OF REGULATION S TRANSFER CERTIFICATE
                             AFTER RESTRICTED PERIOD


Wells Fargo Bank, N.A.
  as Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services JPMorgan 2006-LDP9

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention: Real Estate Structured Finance - Securitization Group

        Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through
               Certificates, Series 2006-LDP9 Class [__]
               ------------------------------------------------------------

Ladies and Gentlemen:

               This certificate is delivered pursuant to Section 5.02(b) the Pooling and Servicing Agreement, dated December 1, 2006 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc., Capmark Finance Inc. and Wachovia Bank, National Association, as Master Servicers, LNR Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and Wells Fargo Bank, N.A., as Paying Agent, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9, Class __ (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") to _________________ (the "Transferee") of $__________________ [Certificate
Balance][Notional Amount] of Certificates, in fully registered form (each, a "Definitive Certificate"), or a beneficial interest of such aggregate [Certificate Balance][Notional Amount] in the Regulation S Book-Entry Certificate (the "Book-Entry Certificate") maintained by The Depository Trust Company or its successor as Depositary under the Pooling and Servicing Agreement (such transferred interest, in either form, being the "Transferred Interest").

               In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

               (1) the offer of the Transferred Interest was not made to a person in the United States;

               (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

               (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

               (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

               This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Master Servicers and the Special Servicer.

                                               [Name of Transferor]


                                               By: _____________________________
                                                   Name:
                                                   Title:

                                                   Dated:



---------------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

                                    EXHIBIT J

                         FORM OF PURCHASE OPTION NOTICE


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:    Global Securities and Trust Services Group - JPMorgan 2006-LDP9

Wells Fargo Bank, N.A.
  as Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention:    Corporate Trust Services JPMorgan 2006-LDP9

Midland Loan Services, Inc.
10851 Mastin, Suite 700
Overland Park, Kansas  66210
Attention:    JPMorgan 2006-LDP9

Capmark Finance Inc.
200 Witmer Road
Horsham, Pennsylvania 19044
Attention:    Commercial Mortgage Servicing

Wachovia Bank, National Association
8739 Research Drive - URP4, NC 1075
Charlotte, North Carolina 28262-1075
Attention:    J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9,
              Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9

LNR Partners, Inc.
1601 Washington Avenue, Suite 700
Miami Beach, Florida 33139
Attention:     Randy Wolpert

        Re: J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9 Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9
               --------------------------------------------------------

Ladies and Gentlemen:

               The undersigned hereby acknowledges that it is the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ____ from the Trust Fund, pursuant to Section 3.18 of the pooling and servicing agreement, dated December 1, 2006 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor ("Depositor"), Midland Loan Services, Inc., Capmark Finance Inc. and Wachovia Bank, National Association, as master servicers ("Master Servicers"), LNR Partners, Inc., as special servicer ("Special Servicer"), LaSalle Bank National Association, as trustee ("Trustee") and Wells Fargo Bank, N.A., as paying agent ("Paying Agent"). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

               The undersigned, holder of the Purchase Option (the "Option Holder"), [is the Controlling Class Certificateholder] [acquired its Purchase Option from the Controlling Class Certificateholder on ___________] [is the Special Servicer] [acquired its Purchase Option from the Special Servicer].

               The undersigned Option Holder is exercising its Purchase Option at the cash price of $______________, which amount equals or exceeds the Option Price, as defined in Section 3.18(a)(ii) of the Pooling and Servicing Agreement. Within ten (10) Business Days of its receipt of the applicable Master Servicer's notice confirming that the exercise of its Purchase Option is effective, [the undersigned Option Holder] [______________, an Affiliate of the undersigned Option Holder] will deliver the Option Price to or at the direction of the applicable Master Servicer in exchange for the release of the Mortgage Loan, the related Mortgaged Property and delivery of the related Mortgage File.

               The undersigned Option Holder agrees that it shall prepare and provide the applicable Master Servicer with such instruments of transfer or assignment, in each case without recourse, as shall be reasonably necessary to vest in it or its designee the ownership of Mortgage Loan [__], together with such other documents or instruments as the applicable Master Servicer shall reasonably require to consummate the purchase contemplated hereby.

               The undersigned Option Holder acknowledges and agrees that its exercise of its Purchase Option Notice may not be revoked and, further, that upon receipt of the applicable Master Servicer's notice confirming that the exercise of its Purchase Option is effective, the undersigned Option Holder, or its designee, shall be obligated to close its purchase of Mortgage Loan ___ in accordance with the terms and conditions of this letter and of the Pooling and Servicing Agreement.

                                               Very truly yours,

                                               [Option Holder]



                                               By: _____________________________
                                                   Name:
                                                   Title:

               [By signing this letter in the space provided below, the [Controlling Class Certificateholder] [Special Servicer] hereby acknowledges and affirms that it transferred its Purchase Option to the Option Holder identified above on [_________]. [_______________________]


By: ___________________________________________
    Name:
    Title:]

                                    EXHIBIT K

                        FORM OF TRANSFER CERTIFICATE FOR
                RULE 144A BOOK-ENTRY CERTIFICATE TO REGULATION S
                 BOOK-ENTRY CERTIFICATE DURING RESTRICTED PERIOD

         (Pursuant to Section 5.02(b) of the Pooling and Servicing Agreement)

Wells Fargo Bank, N.A.
  as Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services JPMorgan 2006-LDP9

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention: Real Estate Structured Finance - Securitization Group

        Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through
               Certificates, Series 2006-LDP9 Class [__]
               ------------------------------------------------------------

Ladies and Gentlemen:

               Reference is hereby made to the Pooling and Servicing Agreement, dated December 1, 2006 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc., Capmark Finance Inc. and Wachovia Bank, National Association, as Master Servicers, LNR Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and Wells Fargo Bank, N.A., as Paying Agent, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

               This letter relates to US $[_______] aggregate [Certificate Balance][Notional Amount] of Certificates (the "Certificates") which are held in the form of the Rule 144A Book-Entry Certificate (CUSIP No. _________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for an interest in the Regulation S Book-Entry Certificate (CUSIP No. __________) to be held with [Euroclear] [CEDEL]* (Common Code No.____________) through the Depositary.

               In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

---------------
* Select appropriate depository.


               (1) the offer of the Certificates was not made to a person in the United States,

               (2) [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States],*

               (3) the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a Person acting for the account or benefit of a U.S. Person,

               (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable,

               (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and

               (6) upon completion of the transaction, the beneficial interest being transferred as described above will be held with the Depository through [Euroclear] [Clearstream].**

               This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Master Servicers and the Special Servicer.

                                               [Insert Name of Transferor]


                                               By: _____________________________
                                                   Name:
                                                   Title:

                                                   Dated:

---------------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

** Select appropriate depository.

                                    EXHIBIT L

               FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

               ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT, dated ___________ ___, 200__ (this "Agreement"), among ___________________________, a
(state) corporation (the "Assignor"), ___________________________, a (state)
corporation (the "Assignee"), and _____________________________ (the "Trustee")
as Trustee for the registered holders of _____________________ Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series _________ (the "Trust").

               For and in consideration of good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

               1. The Assignor hereby grants, transfers, conveys and assigns to the Assignee all of its rights, title, interests and obligations, in its capacity as special servicer only, in and to the agreements set forth on Exhibit A hereto (the "Relevant Agreements") insofar as such rights, title, interests and obligations arise only, and specifically, with respect to the Loan (as such term is defined on Exhibit B hereto) (the "Assigned Servicing Rights"). The Assignee hereby assumes all of the Assigned Servicing Rights, and the Assignor is hereby relieved and released of any future obligations with respect to the Assigned Servicing Rights from and after the date hereof; provided, however, notwithstanding the foregoing, the Assignor is not assigning and is expressly retaining (i) all rights in respect of accrued and unpaid servicing fees, ancillary income, reimbursement rights and indemnification rights arising prior to the date hereof and pursuant to the terms of the Relevant Agreements and (ii) all right, title and interest in and to the Relevant Agreements insofar as such right, title and interest are not expressly related to the special servicing of the Loan. In addition, the Assignee hereby agrees to be bound by the terms of the Relevant Agreements as if it were the original "Special Servicer" under such agreements with respect to the Loan.

               2. The Assignor warrants and represents to, and covenants with, the Assignee and the Trustee that:

               (a) The Assignor is a corporation duly organized, validly existing and in good standing under the laws of the State of (state), and has all requisite corporate power and authority to transfer and assign to the Assignee all of its right, title and interest in, to and under the Assigned Servicing Rights;

               (b) The Assignor has full corporate power and authority to execute, deliver and perform under this Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance by the Assignor of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignor. This Agreement has been duly executed and delivered by the Assignor and will constitute a valid, legal and binding obligation of the Assignor enforceable against the Assignor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

               (c) No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this Agreement, or the consummation by it of the transactions contemplated hereby.

               3. The Assignee warrants and represents to, and covenants with, the Assignor and the Trustee that:

               (a) Assignee hereby makes the representations and warranties set forth in Section _______ of the Pooling and Servicing Agreement (as defined on Exhibit A), mutatis mutandis, as of the date hereof;

               (b) The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the State of [__________], and has all requisite corporate power and authority to assume all of the right, title and interest of Assignor in, to and under the Assigned Servicing Rights;

               (c) The Assignee has full corporate power and authority to execute, deliver and perform under this Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance by the Assignee of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Agreement has been duly executed and delivered by the Assignee and will constitute a valid, legal and binding obligation of the Assignee enforceable against the Assignee in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (d) No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Agreement, or the consummation by it of the transactions contemplated hereby.; and

               (e) The Assignee meets all requirements to act as "Special Servicer" under and pursuant to the Relevant Agreements.

               4. From and after the date hereof, Trustee hereby acknowledges, agrees and recognizes that the Assignee is the lawful owner of the Assigned Servicing Rights and succeeds to the status of "Special Servicer" under the Relevant Agreements with respect to the Loan, and Trustee shall look solely to the Assignee for performance from and after the date hereof of the Assigned Servicing Rights.

               5. All demands, notices and communications hereunder shall be in writing and shall be given via registered or certified mail to the person at the address set forth below (or such other addresses as to which notice is given to the other parties hereto):

               (a)    If to the Assignor, to it at:

                      _______________________
                      _______________________
                      Attention:
                      Telecopy:

               With a copy to:

                      _______________________
                      _______________________
                      Attention:
                      Telecopy:

               (b)    If to the Assignee, to it at:

                      _______________________
                      _______________________
                      Attention:
                      Telecopy:

               With a copy to:

                      _______________________
                      _______________________
                      Attention:
                      Telecopy:


               (c)    If to Trustee, to it at:

                      _______________________
                      _______________________
                      Attention: __________________________________________
                      Re: ________________ Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series __________ Telecopy:

               6. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

               7. This Agreement shall binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

               8. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

               9. This Agreement shall survive the conveyance of the Assigned Servicing Rights by the Assignor.

               10. All capitalized terms used herein and not defined herein shall have the respective meanings ascribed to them in the Relevant Agreements.

               11. For the purpose for facilitating the execution of Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

               12. The parties agree to execute, acknowledge and deliver such further instruments and documents as may be reasonably requested by any party to carry out the intent of this Agreement.

               13. This Agreement sets forth the entire understanding and agreement between the parties as to the matters covered herein, and supersedes and replaces any prior understanding, agreement or statement of intent as to the matters covered herein.

                            [SIGNATURE PAGE FOLLOWS]

               IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                                      (Assignor)
                                           _____________________________ , a
                                           (state) corporation


                                           By: _____________________________
                                               Name:
                                               Title:


                                                      (Assignee)
                                           _____________________________ , a
                                           (state) corporation


                                           By: _____________________________
                                               Name:
                                               Title:


                                           By: _____________________________
                                               Name:
                                               Title:

                                           ___________________________________,
                                           AS TRUSTEE FOR THE REGISTERED HOLDERS
                                           OF ____________________________
                                           COMMERCIAL MORTGAGE SECURITIES CORP.,
                                           COMMERCIAL MORTGAGE PASS-THROUGH
                                           CERTIFICATES, SERIES
                                                      XXXX
                                           -----------------

                                           By: _________________________________
                                           Name:
                                           Title:

                                    EXHIBIT A
                                    ---------

                              [Relevant Agreements]

Pooling and Servicing Agreement dated as of ( xxxxx ) by and among ___________ _________________ Commercial Mortgage Securities Corp., as Depositor,
___________________________, as Servicer, ___________________________, as
Special Servicer, _____________________, as Trustee, and __________________, as
Fiscal Agent with respect to the XXXXXX Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series (XXXX) (the "Pooling and Servicing Agreement").

                                    EXHIBIT B
                                    ---------

                                 [Defined Terms]

"Loan" shall mean that certain loan in the original principal amount of $xxx,xxx.xx, which is (a) evidenced by that certain Promissory Note dated (date) made by (Borrower Name) a (state) limited liability company, in favor of ________________________________ (the "Original Lender") and currently held by
Trustee on behalf of the Trust, (b) secured by a first priority security interest in the property commonly known as the xxxxxxxxxx the "Property"), and
(c) subject to that certain Participation Agreement dated (xxxxxx) among the Trustee, as successor in interest to the Original Lender, and Assignee.

                                    EXHIBIT M

   FORM OF NOTICE RELATING TO THE BANK OF AMERICA PLAZA MORTGAGE LOAN AND THE
                         TYSONS GALLERIA MORTGAGE LOAN


                                     [Date]


[BANK OF AMERICA PLAZA MORTGAGE LOAN]
[TYSONS GALLERIA MORTGAGE LOAN]

VIA FEDERAL EXPRESS
-------------------


Attention: [__________________]

        Re: J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9
               ---------------------------------------------------------

Dear [_____________]:

               [Midland Loan Services, Inc.] [Wachovia Bank, National Association] is the master servicer [(the "Bank of America Plaza Master Servicer")] [(the "Tysons Galleria Master Servicer")] for the [Bank of America Plaza Whole Loan] [Tysons Galleria Whole Loan], as such term is defined under the Pooling and Servicing Agreement dated December 1, 2006 (the "LDP9 Pooling Agreement") by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Midland Loan Services, Inc., Capmark Finance Inc. and Wachovia Bank, National Association, as Master Servicers, LNR Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and Wells Fargo Bank, N.A., as Paying Agent, a copy of which is included with this letter. The Trustee hereby directs the [Bank of America Plaza] [Tysons Galleria] Master Servicer, as follows:

               The [Bank of America Plaza] [Tysons Galleria] Master Servicer shall remit to the applicable LDP9 Master Servicer all amounts payable to, and forward, deliver or otherwise make available, as the case may be, to the applicable LDP9 Master Servicer all reports, statements, documents, communications, and other information that are to be forwarded, delivered or otherwise made available to, the holder of the [Bank of America Plaza] [Tysons Galleria] Mortgage Loan (as such term is defined in the LDP9 Pooling Agreement) under the Intercreditor Agreement dated as of [November 28, 2006 by and among JPMorgan Chase Bank, N.A., as the Note A-1 Holder and JPMorgan Chase Bank, N.A., as the Note A-2 Holder] [September 28, 2006, by and among Eurohypo AG, New York Branch, as Lead Lender, and Eurohypo AG, New York Branch, as Co-Lender] and the Pooling and Servicing Agreement dated as of [November 28, 2006 among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Wells Fargo Bank, N.A., as master servicer, LNR Partners, Inc., as special servicer and LaSalle Bank National Association, as trustee and paying agent, as from time to time amended, supplemented or modified relating to the issuance of the J.P. Morgan Commercial Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2006-CIBC17] [September 1, 2006, among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Wells Fargo Bank, N.A. and Midland Loan Services, Inc., as master servicers, J.E. Robert Company, Inc., as special servicer, and LaSalle Bank National Association, as trustee, as from time to time amended, supplemented or modified relating to the issuance of the J.P. Morgan Commercial Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2006-LDP8].

            [For Tysons Galleria]: The contact information for the Trustee and the Special Servicer is set forth below:

            Trustee: LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services - JPMorgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9, telecopy number: (312) 904-1085

            Special Servicer: LNR Partners, Inc., 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, Attention: Randy Wolpert and Thomas F. Nealon
III. Esq., facsimile number (305) 695-5601, and Attention: Javier Benedit, facsimile number (305) 695-5199, with copies to Alan Kazan, Bilzin Sumberg Baena Price & Axelrod LLP, 200 S. Biscayne Boulevard, Suite 2500, Miami, Florida 33131, facsimile number (305) 351-2229

               Thank you for your attention to this matter.

                                               LASALLE BANK NATIONAL
                                                   ASSOCIATION, as Trustee for
                                                   the Holders of the J.P.
                                                   Morgan Chase Commercial
                                                   Mortgage Securities Trust
                                                   2006-LDP9, Commercial
                                                   Mortgage Pass-Through
                                                   Certificates, Series
                                                   2006-LDP9.

Date:   _________________________

LASALLE BANK NATIONAL ASSOCIATION


By: ___________________________
    [Name]
    [Title]

                                    EXHIBIT N

                        FORM OF TRANSFER CERTIFICATE FOR
                RULE 144A BOOK-ENTRY CERTIFICATE TO REGULATION S
                 BOOK-ENTRY CERTIFICATE AFTER RESTRICTED PERIOD

         (Pursuant to Section 5.02(b) of the Pooling and Servicing Agreement)


Wells Fargo Bank, N.A.
  as Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services JPMorgan 2006-LDP9

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention: Real Estate Structured Finance - Securitization Group

        Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through
               Certificates, Series 2006-LDP9, Class [__]
               ------------------------------------------------------------

Ladies and Gentlemen:

               Reference is hereby made to the Pooling and Servicing Agreement, dated December 1, 2006 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc., Capmark Finance Inc. and Wachovia Bank, National Association, as Master Servicers, LNR Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and Wells Fargo Bank, N.A., as Paying Agent, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

               This letter relates to US $[________] aggregate [Certificate Balance] [Notional Amount] of Certificates (the "Certificates") which are held in the form of the Rule 144A Book-Entry Certificate (CUSIP No. ________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation S Book-Entry Certificate (Common Code No. _____).

               In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

               (1) the offer of the Certificates was not made to a person in the United States;

               (2) [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

               (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

               (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

               This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Master Servicers and the Special Servicer.

                                               [Insert Name of Transferor]


                                               By: _____________________________
                                                   Name:
                                                   Title:

                                                   Dated:


---------------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

                                    EXHIBIT O

                     FORM OF TRANSFER CERTIFICATE FOR REGULATION S
                      BOOK-ENTRY CERTIFICATE TO RULE 144A GLOBAL
                    BOOK-ENTRY CERTIFICATE DURING RESTRICTED PERIOD

         (Pursuant to Section 5.02(b) of the Pooling and Servicing Agreement)

Wells Fargo Bank, N.A.
  as Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services JPMorgan 2006-LDP9

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue,
10th Floor
New York, New York 10017
Attention: Real Estate Structured Finance - Securitization Group

        Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through
               Certificates, Series 2006-LDP9, Class[__]
               ------------------------------------------------------------

Ladies and Gentlemen:

               Reference is hereby made to the Pooling and Servicing Agreement, dated December 1, 2006 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc., Capmark Finance Inc. and Wachovia Bank, National Association, as Master Servicers, LNR Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and Wells Fargo Bank, N.A., as Paying Agent, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

               This letter relates to US $[________] aggregate [Certificate Balance] [Notional Amount] of Certificates (the "Certificates") which are held in the form of the Regulation S Book-Entry Certificate (CUSIP No. _______) with [Euroclear] [Clearstream]* (Common Code No.__________) through the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation 144A Book-Entry Certificate (CUSIP No.____________).

               In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any jurisdiction.

               This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Paying Agent and Initial Purchaser of the offering of the Certificates.

                                               [Insert Name of Transferor]


                                               By: _____________________________
                                                   Name:
                                                   Title:

                                                   Dated:


---------------
* Select appropriate depository.

                                    EXHIBIT P

                     FORM OF TRANSFER CERTIFICATE FOR REGULATION S
                    BOOK-ENTRY CERTIFICATE DURING RESTRICTED PERIOD

Wells Fargo Bank, N.A.
  as Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services JPMorgan 2006-LDP9

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention: Real Estate Structured Finance - Securitization Group

        Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through
               Certificates, Series 2006-LDP9, Class [__]
               ------------------------------------------------------------

Ladies and Gentlemen:

               This certificate is delivered pursuant to Section 5.02(b) of the Pooling and Servicing Agreement, dated December 1, 2006 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc., Capmark Finance Inc. and Wachovia Bank, National Association, as Master Servicers, LNR Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and Wells Fargo Bank, N.A., as Paying Agent, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9 in connection with the transfer by _______________ of a beneficial interest of $___________ [Certificate Balance] [Notional Amount] in a Book-Entry Certificate during the Restricted Period to the undersigned (the "Transferee"). The Transferee desires to beneficially own such transferred interest in the form of the Regulation S Book-Entry Certificate. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

               In connection with such transfer, the Transferee does hereby certify that it is not a "U.S. Person" (within the meaning of Rule 902 Regulation S under the Securities Act of 1933, as amended). This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the applicable Master Servicer and the Special Servicer.



                                               [Insert Name of Transferor]


                                               By: _____________________________
                                                   Name:
                                                   Title:

                                                   Dated:

                                    EXHIBIT Q

                           FORM OF CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K

                                  CERTIFICATION

        J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9
                  Commercial Mortgage Pass-Through Certificates
                         Series 2006-LDP9 (the "Trust")

            I, [_____________], the President and Chief Executive Officer of J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor into the above-referenced Trust, certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 10-D required to be filed in respect of period covered by this annual report on Form 10-K, of the Trust (the "Exchange Act Periodic Reports");

2. Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

4. Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the master servicers and the special servicer have fulfilled their obligations under the pooling and servicing agreement; and

5. All of the reports on assessment of compliance with servicing criteria and their related attestation reports on assessment of compliance with servicing criteria required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Midland Loan Services, Inc., Capmark Finance Inc., Wachovia Bank, National Association, LNR Partners, Inc., LaSalle Bank National Association and Wells Fargo Bank, N.A.


Date: _______________________________________


By: _____________________________________________________
    President and Chief Executive Officer
    J.P. Morgan Chase Commercial Mortgage
    Securities Corp.

                                   EXHIBIT R-1

                           FORM OF CERTIFICATION TO BE
                        PROVIDED TO DEPOSITOR BY TRUSTEE

                                  CERTIFICATION

        J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9
                  Commercial Mortgage Pass-Through Certificates
                         Series 2006-LDP9 (the "Trust")

            I, [identify the certifying individual], a [title] of LaSalle Bank National Association, certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the annual report on Form 10-K for the fiscal year 20__ (the "Annual Report"), and all reports on Form 10-D required to be filed in respect of periods covered by that annual report on Form 10-K, of the Trust (collectively with the Annual Report, the "Exchange Act Periodic Reports");

2. Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided to the trustee by the master servicers and the special servicer under the pooling and servicing agreement for inclusion in the Exchange Act Periodic Reports is included in such reports;

4. I am responsible for reviewing the activities performed by the Trustee and based on my knowledge and the compliance reviews conducted in preparing the Trustee compliance statements required for inclusion on Form 10-K pursuant to Item 1123 of Regulation AB, and except as disclosed on any Form 10-D or 10-K, the Trustee has fulfilled its obligations in all material respects under the pooling and servicing agreement; and

5. The report on assessment of compliance with servicing criteria and the related attestation report on assessment of compliance with servicing criteria required to be delivered in accordance with Section 11.10 and
      Section 11.11 of the pooling and servicing agreement discloses all material instances of noncompliance with the Relevant Servicing Criteria and such assessment of compliance with servicing criteria is fairly stated in all material respects.


Date: _______________________________________


LASALLE BANK NATIONAL ASSOCIATION


By: _____________________________________________________
    [Name]
    [Title]

                                   EXHIBIT R-2

                           FORM OF CERTIFICATION TO BE
                      PROVIDED TO DEPOSITOR BY PAYING AGENT

                                  CERTIFICATION

        J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9
                  Commercial Mortgage Pass-Through Certificates
                         Series 2006-LDP9 (the "Trust")

            I, [identify the certifying individual], a [title] of Wells Fargo Bank, N.A., certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the annual report on Form 10-K for the fiscal year 20__ (the "Annual Report"), and all reports on Form 10-D required to be filed in respect of periods covered by that annual report on Form 10-K, of the Trust (collectively with the Annual Report, the "Exchange Act Periodic Reports");

2. Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided to the paying agent by the master servicers and the special servicer under the pooling and servicing agreement for inclusion in the Exchange Act Periodic Reports is included in such reports;

4. I am responsible for reviewing the activities performed by the Paying Agent and based on my knowledge and the compliance reviews conducted in preparing the Paying Agent compliance statements required for inclusion on Form 10-K pursuant to Item 1123 of Regulation AB, and except as disclosed on any Form 10-D or 10-K, the Paying Agent has fulfilled its obligations in all material respects under the pooling and servicing agreement; and

5. The report on assessment of compliance with servicing criteria and the related attestation report on assessment of compliance with servicing criteria required to be delivered in accordance with Section 11.10 and
      Section 11.11 of the pooling and servicing agreement discloses all material instances of noncompliance with the Relevant Servicing Criteria and such assessment of compliance with servicing criteria is fairly stated in all material respects.


Date: _______________________________________


WELLS FARGO BANK, N.A.


By: _____________________________________________________
    [Name]
    [Title]

                                  EXHIBIT R-3-1

                FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
                            BY MASTER SERVICER NO. 1

                                  CERTIFICATION

      Re: J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9 (the "Trust"), issued pursuant to that certain Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp, as depositor (the "Depositor"), Midland Loan Services, Inc., Capmark Finance Inc. and Wachovia Bank, National Association, as master servicers ("Master Servicers"), LNR Partners, Inc., as special servicer ("Special Servicer"), LaSalle Bank National Association, as trustee ("Trustee") and Wells Fargo Bank, N.A., as paying agent ("Paying Agent")

            I, [identify the certifying individual], a [title] of Midland Loan Services, Inc., on behalf of Midland Loan Services, Inc., certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Certification required by the Pooling and Servicing Agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

1. Based on my knowledge, the servicing information in the servicing reports relating to the trust fund delivered by Midland Loan Services, Inc. to the Paying Agent covering the fiscal year 20__, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these servicing reports;

2. Based on my knowledge, the servicing information required to be provided to the Paying Agent by Midland Loan Services, Inc. under the Pooling and Servicing Agreement for inclusion in the reports to be filed by the Trustee is included in the servicing reports delivered by Midland Loan Services, Inc. to the Paying Agent;

3. I am responsible for reviewing the activities performed by Midland Loan Services, Inc. under the Pooling and Servicing Agreement and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required under Section 11.09 of the Pooling and Servicing Agreement and except as disclosed in such compliance statement delivered by Midland Loan Services, Inc. under Section 11.09 of the Pooling and Servicing Agreement, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such review applies; and

4. The report on assessment of compliance with servicing criteria and the related attestation report on assessment of compliance with servicing criteria required to be delivered by Midland Loan Services, Inc. in accordance with Section 11.10 and Section 11.11 of the Pooling and Servicing Agreement discloses with respect to Midland Loan Services, Inc. all material instances of noncompliance with the Relevant Servicing Criteria and such assessment of compliance with servicing criteria is fairly stated in all material respects.


Date: _______________________________________


MIDLAND LOAN SERVICES, INC.


By: _____________________________________________________
    [Name]
    [Title]

                                  EXHIBIT R-3-2

                FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
                            BY MASTER SERVICER NO. 2

                                  CERTIFICATION

      Re: J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9 (the "Trust"), issued pursuant to that certain Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp, as depositor (the "Depositor"), Midland Loan Services, Inc., Capmark Finance Inc. and Wachovia Bank, National Association, as master servicers ("Master Servicers"), LNR Partners, Inc., as special servicer ("Special Servicer"), LaSalle Bank National Association, as trustee ("Trustee") and Wells Fargo Bank, N.A., as paying agent ("Paying Agent")

            I, [identify the certifying individual], a [title] of Capmark Finance Inc., on behalf of Capmark Finance Inc., certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Certification required by the Pooling and Servicing Agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

1. Based on my knowledge and the statements required to be made in the corresponding certificate of the Special Servicer pursuant to Section
      11.06 of the Pooling and Servicing Agreement, the servicing information in the servicing reports relating to the trust fund delivered by Capmark Finance Inc. to the Paying Agent covering the fiscal year 20__, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these servicing reports;

2. Based on my knowledge and the statements required to be made in the corresponding certificate of the Special Servicer pursuant to Section
      11.06 of the Pooling and Servicing Agreement, the servicing information required to be provided to the Paying Agent by Capmark Finance Inc. under the Pooling and Servicing Agreement for inclusion in the reports to be filed by the Paying Agent is included in the servicing reports delivered by Capmark Finance Inc. to the Paying Agent;

3. I am responsible for reviewing the activities performed by Capmark Finance Inc. under the Pooling and Servicing Agreement and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required under Section 11.09 of the Pooling and Servicing Agreement and except as disclosed in such compliance statement delivered by Capmark Finance Inc. under Section 11.09 of the Pooling and Servicing Agreement, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such review applies; and

4. The report on assessment of compliance with servicing criteria and the related attestation report on assessment of compliance with servicing criteria required to be delivered by Capmark Finance Inc. in accordance with Section 11.10 and Section 11.11 of the Pooling and Servicing Agreement discloses with respect to Capmark Finance Inc. all material instances of noncompliance with the Relevant Servicing Criteria and such assessment of compliance with servicing criteria is fairly stated in all material respects.


Date :_______________________________________


CAPMARK FINANCE INC.


By: _____________________________________________________
    [Name]
    [Title]

                                  EXHIBIT R-3-3

                FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
                            BY MASTER SERVICER NO. 3

                                  CERTIFICATION

      Re: J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9 (the "Trust"), issued pursuant to that certain Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp, as depositor (the "Depositor"), Midland Loan Services, Inc., Capmark Finance Inc. and Wachovia Bank, National Association, as master servicers ("Master Servicers"), LNR Partners, Inc., as special servicer ("Special Servicer"), LaSalle Bank National Association, as trustee ("Trustee") and Wells Fargo Bank, N.A., as paying agent ("Paying Agent")

            I, [identify the certifying individual], a [title] of Wachovia Bank, National Association, on behalf of Wachovia Bank, National Association, certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Certification required by the Pooling and Servicing Agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

1. Based on my knowledge and the statements required to be made in the corresponding certificate of the Special Servicer pursuant to Section
      11.06 of the Pooling and Servicing Agreement, the servicing information in the servicing reports relating to the trust fund delivered by Wachovia Bank, National Association to the Paying Agent covering the fiscal year 20__, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these servicing reports;

2. Based on my knowledge and the statements required to be made in the corresponding certificate of the Special Servicer pursuant to Section
      11.06 of the Pooling and Servicing Agreement, the servicing information required to be provided to the Paying Agent by Wachovia Bank, National Association under the Pooling and Servicing Agreement for inclusion in the reports to be filed by the Paying Agent is included in the servicing reports delivered by Wachovia Bank, National Association to the Paying Agent;

3. I am responsible for reviewing the activities performed by Wachovia Bank, National Association under the Pooling and Servicing Agreement and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required under Section 11.09 of the Pooling and Servicing Agreement and except as disclosed in such compliance statement delivered by Wachovia Bank, National Association under Section
      11.09 of the Pooling and Servicing Agreement, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such review applies; and

4. The report on assessment of compliance with servicing criteria and the related attestation report on assessment of compliance with servicing criteria required to be delivered by Wachovia Bank, National Association in accordance with Section 11.10 and Section 11.11 of the Pooling and Servicing Agreement discloses with respect to Wachovia Bank, National Association all material instances of noncompliance with the Relevant Servicing Criteria and such assessment of compliance with servicing criteria is fairly stated in all material respects.


Date: _______________________________________


WACHOVIA BANK, NATIONAL ASSOCIATION


By: _____________________________________________________
    [Name]
    [Title]

                                   EXHIBIT R-4

                           FORM OF CERTIFICATION TO BE
                    PROVIDED TO DEPOSITOR BY SPECIAL SERVICER

                                  CERTIFICATION

      Re: J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9 (the "Trust"), issued pursuant to that certain Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp, as depositor (the "Depositor"), Midland Loan Services, Inc., Capmark Finance Inc. and Wachovia Bank, National Association, as master servicers ("Master Servicers"), LNR Partners, Inc., as special servicer ("Special Servicer"), LaSalle Bank National Association, as trustee ("Trustee") and Wells Fargo Bank, N.A., as paying agent ("Paying Agent")

            I, [identify the certifying individual], a [title] of LNR Partners, Inc., on behalf of LNR Partners, Inc., certify to J.P. Morgan Chase Commercial Mortgage Securities Corp., Midland Loan Services, Inc., Capmark Finance Inc. and Wachovia Bank, National Association and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Certification required by the Pooling and Servicing Agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

1. Based on my knowledge, the servicing information in the servicing reports or information relating to the trust fund delivered by the Special Servicer to the Paying Agent and/or the Master Servicers covering the fiscal year 20__, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these servicing reports;

2. Based on my knowledge, the servicing information required to be provided to the Paying Agent and/or Master Servicers by the Special Servicer under the Pooling and Servicing Agreement for inclusion in the reports to be filed by the Paying Agent is included in the servicing reports delivered by the Special Servicer to the Paying Agent and/or Master Servicers;

3. I am responsible for reviewing the activities performed by the Special Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required under Section 11.09 of the Pooling and Servicing Agreement with respect to the Special Servicer, and except as disclosed in such compliance statement delivered by the Special Servicer under Section 11.09 of the Pooling and Servicing Agreement, the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such review applies; and

4. The report on assessment of the Special Servicer's compliance with servicing criteria and the related attestation report on assessment of the Special Servicer's compliance with servicing criteria required to be delivered in accordance with Section 11.10 and Section 11.11 of the Pooling and Servicing Agreement disclose all material instances of noncompliance with the Relevant Servicing Criteria and such assessment of the Special Servicer's compliance with servicing criteria is fairly stated in all material respects.

Date: _______________________________________


LNR PARTNERS, INC.


By: _____________________________________________________
    [Name]
    [Title]

                                    EXHIBIT S

                            INITIAL COMPANION HOLDERS

CBA Mezzanine Capital Finance, LLC shall be the initial Companion Holder with respect to the Danvers Crossing Mortgage Loan.

CBA Mezzanine Capital Finance, LLC shall be the initial Companion Holder with respect to the Radisson Hotel-Rochester Mortgage Loan

JP Morgan Chase Bank, N.A. shall be the initial Companion Holder with respect to the Bank of America Plaza Mortgage Loan. and the 131 South Dearborn Mortgage Loan

Eurohypo AG, New York Branch shall be the initial Companion Holder with respect to the Discover Mills Mortgage Loan.

Goldman Sachs Commercial Mortgage Capital, L.P. and Eurohypo AG, New York Branch shall be the initial Companion Holder with respect to the Merchandise Mart Mortgage Loan.

Pacific Life Insurance Company and Eurohypo AG, New York Branch shall be the initial Companion Holder with respect to the Tysons Galleria Mortgage Loan.

LEM 2Q, LLC and LEM 2P, LLC shall be the initial Companion Holder with respect to the Broadstone Sunrise Mountain Mortgage Loan.

                                    EXHIBIT T

                                     FORM OF
                            NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN

               To:    Standard & Poor's Ratings Services, a division of
                        The McGraw-Hill Companies, Inc.
                      55 Water Street
                      New York, New York 10041
                      Attn: Commercial Mortgage Surveillance

               From: [Midland Loan Services, Inc.] [Capmark Finance Inc.] [Wachovia Bank, National Association], in its capacity as a Master Servicer (the "Master Servicer") under the Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among the Master Servicer, [Midland Loan Services, Inc.] [Capmark Finance Inc.] [Wachovia Bank, National Association], as a Master Servicer, LaSalle Bank National Association, as Trustee, and others.

Date:      _________, 20___

               Re: J.P. Morgan Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9

                      Mortgage Loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:
                            _____________________________
                            _____________________________

               Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

               As a Master Servicer under the Pooling and Servicing Agreement, we hereby:

               (a) Notify you that the Mortgagor has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

               ____   a full defeasance of the entire principal balance of the
               Mortgage Loan; or

               ____ a partial defeasance of a portion of the principal balance of the Mortgage Loan that represents and, an allocated loan amount of $____________ or _______% of the entire principal balance of the Mortgage Loan;

               (b) Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing Standards, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

               (i) The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

               (ii) The defeasance was consummated on __________, 20__.

               (iii) The defeasance collateral consists of securities that (i) constitute "government securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80A1), (ii) are listed as "Qualified Investments for `AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated `AAA' by S&P, (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption.

               (iv) The Master Servicer received an opinion of counsel (from counsel approved by the Master Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC Event.

               (v) The Master Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") that is a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

               (vi) The Master Servicer received written confirmation of the crediting of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by a securities intermediary and has been pledged to the Trustee.

               (vii) The agreements executed in connection with the defeasance
        (i) grant control of the pledged securities account to Trustee, (ii) require the securities intermediary to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Master Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan documents (the "Scheduled Payments"), (iii) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (iv) permit release of surplus defeasance collateral and earnings on reinvestment from the pledged securities account only after the Mortgage Loan has been paid in full, if any such release is permitted, (v) prohibit transfers by the Defeasance Obligor of the defeasance collateral and subordinate liens against the defeasance collateral, and (vi) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

               (viii) The Master Servicer received written confirmation from a firm of independent certified public accountants, who were approved by the Master Servicer in accordance with the Servicing Standard stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

               (ix) The Mortgage Loan is not among the ten (10) largest loans in the pool. The entire principal balance of the Mortgage Loan as of the date of defeasance was less than both $[______] and five percent of pool balance, which is less than [__]% of the aggregate Certificate Balance of the Certificates as of the date of the most recent Trustee's Distribution Date Statement received by us (the "Current Report").

               (x) [The Master Servicer has received opinions of counsel stating that the Trustee possesses a valid, perfected first priority security interest in the defeasance collateral and that the documents executed in connection with the defeasance are enforceable in accordance with their respective terms.]

               (xi) The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is _____% of the aggregate Certificate Balance of the Certificates as of the date of the Current Report.

               (c) Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance.

               (d) Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

               (e) Agree to provide copies of all items listed in Exhibit B to you upon request.


               IN WITNESS WHEREOF, the Master Servicer has caused this Notice and Certification to be executed as of the date captioned above.

                                             [MIDLAND LOAN SERVICES, INC.]
                                                [CAPMARK FINANCE INC.] [WACHOVIA
                                                BANK, NATIONAL ASSOCIATION]


                                            By: ________________________________
                                                Name:
                                                Title:

                                    EXHIBIT U

          INFORMATION REQUEST FROM CERTIFICATEHOLDER, BENEFICIAL OWNER
                            OR PROSPECTIVE PURCHASER

[Date]

Wells Fargo Bank, N.A.
  as Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services JPMorgan 2006-LDP9

        Re: J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9
               ---------------------------------------------------------

               Pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc., Capmark Finance Inc. and Wachovia Bank, National Association, as Master Servicers, LNR Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and Wells Fargo Bank, N.A., as Paying Agent, with respect to the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

               1. The undersigned is a [Holder] [Certificate Owner] [prospective purchaser] of $___________ aggregate [Certificate Balance/Notional Amount] of the Class ____ Certificates.

               2. The undersigned is requesting access to the information (the "Information") on the Trustee's Internet Website pursuant to Section 4.02 of the Agreement.

               3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that is contemplating the purchase of any Certificate, but only if such person or entity confirms in writing such prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

               4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act or under any other applicable law.

               Capitalized terms not defined herein shall have the same meaning ascribed to them in the Agreement.

               IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                               [HOLDER] [CERTIFICATE OWNER]
                                                   [PROSPECTIVE PURCHASER]


                                               By: _____________________________
                                                   Name:
                                                   Title:
                                                   Telephone No.:

                                    EXHIBIT V

                     TRUSTEE CERTIFICATION/EXCEPTION REPORT

                                     [DATE]

To the Persons Listed on the attached Schedule A

       Re: J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9

Ladies and Gentlemen:

               In accordance with Section 2.02 of the Pooling Servicing Agreement, dated as of December 1, 2006 (the "Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc., Capmark Finance Inc. and Wachovia Bank, National Association, as Master Servicers, LNR Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and Wells Fargo Bank, N.A., as Paying Agent, the undersigned, as Trustee, hereby certifies that, except as noted on the attached Trustee Exception Report, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or for which a Liquidation Event has occurred) the Trustee has, subject to Section 2.02(e) of the Agreement, reviewed the documents delivered to it pursuant to Section 2.01 of the Agreement and has determined that (i) all documents specified in clauses (i) through (v), (ix) through (xii) and (xvi) (or, with respect to clause (xvi), a copy of such letter of credit and the required officer's certificate), if any, of the definition of "Mortgage File," as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face and appear to be executed and to relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct.

               Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Agreement.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                                  as Trustee


                                              By: ______________________________
                                                  Name:
                                                  Title:

                                    EXHIBIT W

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the referenced party shall address, at a minimum, the criteria identified below as "Applicable Servicing Criteria" applicable to such party, as such criteria may be updated or limited by the Commission or its staff (including, without limitation, not requiring the delivery of certain of the items set forth on this Exhibit based on interpretive guidance provided by the Commission or its staff relating to Item 1122 of Regulation AB). For the avoidance of doubt, for purposes of this Exhibit W, other than with respect to Item 1122(d)(2)(iii), references to Master Servicer below shall include any Sub-Servicer engaged by a Master Servicer.

                                                                   APPLICABLE
                                                                   SERVICING
                               SERVICING CRITERIA                   CRITERIA
----------------   ------------------------------------------   ----------------
   Reference                        Criteria
----------------   ------------------------------------------   ----------------

                        General Servicing Considerations

1122(d)(1)(i)       Policies and procedures are instituted        Paying Agent
                    to monitor any performance or other          Master Servicer
                    triggers and events of default in           Special Servicer
                    accordance with the transaction
                    agreements.

1122(d)(1)(ii)      If any material servicing activities are      Paying Agent
                    outsourced to third parties, policies        Master Servicer
                    and procedures are instituted to monitor    Special Servicer
                    the third party's performance and
                    compliance with such servicing
                    activities.

1122(d)(1)(iii)     Any requirements in the transaction                N/A
                    agreements to maintain a back-up
                    servicer for the mortgage loans are
                    maintained.

1122(d)(1)(iv)      A fidelity bond and errors and omissions        Custodian
                    policy is in effect on the party             Master Servicer
                    participating in the servicing function     Special Servicer
                    throughout the reporting period in the
                    amount of coverage required by and
                    otherwise in accordance with the terms
                    of the transaction agreements.

                       Cash Collection and Administration

1122(d)(2)(i)       Payments on mortgage loans are deposited      Paying Agent
                    into the appropriate custodial bank          Master Servicer
                    accounts and related bank clearing          Special Servicer
                    accounts no more than two business days
                    following receipt, or such other number
                    of days specified in the transaction
                    agreements.

1122(d)(2)(ii)      Disbursements made via wire transfer on       Paying Agent
                    behalf of an obligor or to an investor
                    are made only by authorized personnel.

1122(d)(2)(iii)     Advances of funds or guarantees              Master Servicer
                    regarding collections, cash flows or        Special Servicer
                    distributions, and any interest or other         Trustee
                    fees charged for such advances, are
                    made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)      The related accounts for the                  Paying Agent
                    transaction, such as cash reserve            Master Servicer
                    accounts or accounts established as a       Special Servicer
                    form of overcollateralization, are
                    separately maintained (e.g., with
                    respect to commingling of cash) as set
                    forth in the transaction agreements.

1122(d)(2)(v)       Each custodial account is maintained at       Paying Agent
                    a federally insured depository               Master Servicer
                    institution as set forth in the             Special Servicer
                    transaction agreements. For purposes of
                    this criterion, "federally insured
                    depository institution" with respect to
                    a foreign financial institution means a
                    foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)      Unissued checks are safeguarded so as to      Paying Agent
                    prevent unauthorized access.                 Master Servicer
                                                                Special Servicer

1122(d)(2)(vii)     Reconciliations are prepared on a             Paying Agent
                    monthly basis for all asset-backed           Master Servicer
                    securities related bank accounts,           Special Servicer
                    including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

                       Investor Remittances and Reporting

1122(d)(3)(i)       Reports to investors, including those to      Paying Agent
                    be filed with the Commission, are
                    maintained in accordance with the
                    transaction agreements and applicable
                    Commission requirements. Specifically,
                    such reports (A) are prepared in
                    accordance with timeframes and other
                    terms set forth in the transaction
                    agreements; (B) provide information
                    calculated in accordance with the terms
                    specified in the transaction agreements;
                    (C) are filed with the Commission as
                    required by its rules and regulations;
                    and (D) agree with investors' or the
                    trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Reporting
                    Servicer.

1122(d)(3)(ii)      Amounts due to investors are allocated        Paying Agent
                    and remitted in accordance with
                    timeframes, distribution priority and
                    other terms set forth in the transaction agreements.

1122(d)(3)(iii)     Disbursements made to an investor are         Paying Agent
                    posted within two business days to the
                    Servicer's investor records, or such
                    other number of days specified in the
                    transaction agreements.

1122(d)(3)(iv)      Amounts remitted to investors per the         Paying Agent
                    investor reports agree with cancelled
                    checks, or other form of payment, or
                    custodial bank statements.

                            Pool Asset Administration

1122(d)(4)(i)       Collateral or security on mortgage loans         Trustee
                    is maintained as required by the             Master Servicer
                    transaction agreements or related           Special Servicer
                    mortgage loan documents.

1122(d)(4)(ii)      Mortgage loan and related documents are          Trustee
                    safeguarded as required by the
                    transaction agreements

1122(d)(4)(iii)     Any additions, removals or substitutions         Trustee
                    to the asset pool are made, reviewed and     Master Servicer
                    approved in accordance with any             Special Servicer
                    conditions or requirements in the
                    transaction agreements.

1122(d)(4)(iv)      Payments on mortgage loans, including        Master Servicer
                    any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)       The Reporting Servicer's records             Master Servicer
                    regarding the mortgage loans agree with
                    the Reporting Servicer's records with
                    respect to an obligor's unpaid principal balance.

1122(d)(4)(vi)      Changes with respect to the terms or         Master Servicer
                    status of an obligor's mortgage loans       Special Servicer
                    (e.g., loan modifications or re-agings)
                    are made, reviewed and approved by
                    authorized personnel in accordance with
                    the transaction agreements and related
                    pool asset documents.

1122(d)(4)(vii)     Loss mitigation or recovery actions         Special Servicer
                    (e.g., forbearance plans, modifications
                    and deeds in lieu of foreclosure,
                    foreclosures and repossessions, as
                    applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)    Records documenting collection efforts       Master Servicer
                    are maintained during the period a          Special Servicer
                    mortgage loan is delinquent in
                    accordance with the transaction
                    agreements. Such records are maintained
                    on at least a monthly basis, or such
                    other period specified in the
                    transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary
                    (e.g., illness or unemployment).

1122(d)(4)(ix)      Adjustments to interest rates or rates       Master Servicer
                    of return for mortgage loans with
                    variable rates are computed based on the related mortgage loan documents.

1122(d)(4)(x)       Regarding any funds held in trust for an     Master Servicer
                    obligor (such as escrow accounts): (A)
                    such funds are analyzed, in accordance
                    with the obligor's mortgage loan
                    documents, on at least an annual basis,
                    or such other period specified in the
                    transaction agreements; (B) interest on
                    such funds is paid, or credited, to
                    obligors in accordance with applicable
                    mortgage loan documents and state laws;
                    and (C) such funds are returned to the
                    obligor within 30 calendar days of full
                    repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)      Payments made on behalf of an obligor        Master Servicer
                    (such as tax or insurance payments) are
                    made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least
                    30 calendar days prior to these dates,
                    or such other number of days specified
                    in the transaction agreements.

1122(d)(4)(xii)     Any late payment penalties in connection     Master Servicer
                    with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)    Disbursements made on behalf of an           Master Servicer
                    obligor are posted within two business
                    days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)     Delinquencies, charge-offs and               Master Servicer
                    uncollectible accounts are recognized
                    and recorded in accordance with the
                    transaction agreements.

1122(d)(4)(xv)      Any external enhancement or other                  N/A
                    support, identified in Item 1114(a)(1)
                    through (3) or Item 1115 of Regulation
                    AB, is maintained as set forth in the
                    transaction agreements.

                                    EXHIBIT X

                         ADDITIONAL FORM 10-D DISCLOSURE

          Item on Form 10-D                          Party Responsible
--------------------------------------     -------------------------------------

     Item 1: Distribution and Pool                      Paying Agent
        Performance Information                          Depositor

 Any information required by Item 1121
of Regulation AB which is NOT included
       on the Monthly Statement

Item 2: Legal Proceedings per Item 1117      (i) All parties to the Pooling and
           of Regulation AB                      Servicing Agreement (as to
                                             themselves), (ii) the Trustee, the
                                             Paying Agent, the Master Servicers
                                             and the Special Servicer as to the
                                             issuing entity (in the case of the
                                           Master Servicers, the Trustee and the
                                            Special Servicer, to be reported by
                                           the party controlling such litigation
                                            pursuant to Section 3.32), (iii) the
                                             Depositor as to the sponsors, any
                                                1110(b) originator, and any
                                                      1100(d)(1) party

 Item 3: Sale of Securities and Use of                   Depositor
               Proceeds

Item 4: Defaults Upon Senior Securities                 Paying Agent

  Item 5: Submission of Matters to a                    Paying Agent
       Vote of Security Holders

 Item 6: Significant Obligors of Pool                    Depositor
                Assets

    Item 7: Significant Enhancement        Depositor (The Depositor will request
         Provider Information                 from the Swap Counterparty such
                                           financial information as described in
                                              Part 5 paragraph (m)(ii) of the
                                               Schedule to the Swap Contract)

Item 8: Other Information (information      Any party responsible for disclosure
 required to be disclosed on Form 8-K        items on Form 8-K to the extent of
   that was not properly disclosed)                      such items

           Item 9: Exhibits                             Paying Agent
                                                         Depositor

                                    EXHIBIT Y

                         ADDITIONAL FORM 10-K DISCLOSURE

          Item on Form 10-K                         Party Responsible
--------------------------------------   ---------------------------------------

  Item 1B: Unresolved Staff Comments                     Depositor

      Item 9B: Other Information            Any party responsible for disclosure
 (Information required to be reported        items on Form 8-K to the extent of
 on Form 8-K during the 4th quarter of                   such items
the year covered by the Form 10-K that
      was not properly reported)

Item 15: Exhibits, Financial Statement                  Paying Agent
               Schedules                                 Depositor

           Additional Item:                  (i) All parties to the Pooling and
      Disclosure per Item 1117 of                Servicing Agreement (as to
             Regulation AB                   themselves), (ii) the Trustee, the
                                             Paying Agent, the Master Servicers
                                             and the Special Servicer as to the
                                             issuing entity (in the case of the
                                              Master Servicers and the Special
                                           Servicer, to be reported by the party
                                            controlling such litigation pursuant
                                           to Section 3.32), (iii) the Depositor
                                               as to the sponsor, any 1110(b)
                                            originator and any 1100(d)(1) party

           Additional Item:                  (i) All parties to the Pooling and
      Disclosure per Item 1119 of           Servicing Agreement as to themselves
             Regulation AB                       (to the extent material to
                                             Certificateholders and only as to
                                            affiliations under Item 1119(a) with
                                             the Trustee, Special Servicer or a
                                              sub-servicer meeting any of the
                                             descriptions in Item 1108(a)(3)),
                                           (ii) the Depositor as to the sponsor,
                                              originator, significant obligor,
                                              enhancement or support provider

           Additional Item:                              Depositor
    Disclosure per Item 1112(b) of
             Regulation AB

           Additional Item:                Depositor (The Depositor will request
  Disclosure per Items 1114(b)(2) and         from the Swap Counterparty such
       1115(b) of Regulation AB            financial information as described in
                                              Part 5 paragraph (m)(ii) of the
                                               Schedule to the Swap Contract)

                                    EXHIBIT Z

                         FORM 8-K DISCLOSURE INFORMATION

           Item on Form 8-K                         Party Responsible
--------------------------------------   ---------------------------------------

   Item 1.01: Entry into a Material        All parties (only as to agreements
         Definitive Agreement             such entity is a party to or entered
                                           into on behalf of the Trust Fund)

 Item 1.02: Termination of a Material      All parties (only as to agreements
         Definitive Agreement             such entity is a party to or entered
                                           into on behalf of the Trust Fund)

 Item 1.03: Bankruptcy or Receivership                 Depositor

   Item 2.04: Triggering Events that                   Depositor
    Accelerate or Increase a Direct
 Financial Obligation or an Obligation
under an Off-Balance Sheet Arrangement

  Item 3.03: Material Modification to                 Paying Agent
      Rights of Security Holders

 Item 5.03: Amendments of Articles of                  Depositor
  Incorporation or Bylaws; Change of
              Fiscal Year

   Item 6.01: ABS Informational and                    Depositor
        Computational Material

 Item 6.02: Change of Master Servicer,              Master Servicers
   Special Servicer, Paying Agent or                Special Servicer
                Trustee                               Paying Agent
                                                        Trustee
                                                       Depositor

      Item 6.03: Change in Credit                      Depositor
    Enhancement or External Support                     Trustee

 Item 6.04: Failure to Make a Required                Paying Agent
             Distribution

  Item 6.05: Securities Act Updating                   Depositor
              Disclosure

  Item 7.01: Regulation FD Disclosure                  Depositor

               Item 8.01                               Depositor

               Item 9.01                               Depositor

                                   EXHIBIT AA

                       ADDITIONAL DISCLOSURE NOTIFICATION

**SEND VIA FAX TO (410) 715-2380 AND VIA E-MAIL TO Wells Fargo Bank at cts.sec.notifications@wellsfargo.com AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW**

Wells Fargo Bank, N.A.
  as Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services JPMorgan 2006-LDP9--SEC REPORT PROCESSING

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, New York, New York 10017
 Attention: Dennis Schuh and Bianca Russo

RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

            In accordance with Section [__] of the Pooling and Servicing Agreement, dated as of December 1, 2006, by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Midland Loan Services, Inc., Capmark Finance Inc. and Wachovia Bank, National Association, as master servicers, LNR Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee and Wells Fargo Bank, N.A., as paying agent, the undersigned, as [__________], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form
[10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:


List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:


            Any inquiries related to this notification should be directed to [___________________________], phone number: [______________]; e-mail address:
[_____________________].

                                        [NAME OF PARTY],
                                            as [role]


                                        By: ____________________________________
                                            Name:
                                            Title:

                                   EXHIBIT BB

                      SERVICING AND SUBSERVICING AGREEMENTS

      Certain of the Mortgage Loans are subject to subservicing agreements as set forth below.

              Property Name                               Subservicer Name
------------------------------------------   -------------------------------------------
Homewood Suites - The Woodlands, TX          ARCS
El Rancho Verde                              ARCS
Pacific Grove Self Storage                   ARCS
Frenchtown Plaza                             Bernard Financial Group
Shenandoah Valley Apartments                 Capmark Finance Inc.
Commerce Center                              Capmark Finance Inc.
Park Plaza                                   Capmark Finance Inc.
Brookstone Apartments                        Capmark Finance Inc.
Cavalcade Plaza                              Capmark Finance Inc.
Pioneer Curtis Homes                         Davis Penn Mortgage Co.
Ventura Retail Center                        Dwyer-Curlett
Lakeside Office Park                         Essex Financial
Metropark Corporate Campus II                Holliday Fenoglio Fowler, L.P.
The Market Place                             Holliday Fenoglio Fowler, L.P.
Pack & Stack Portfolio I                     Holliday Fenoglio Fowler L.P.
Pack & Stack Portfolio II                    Holliday Fenoglio Fowler L.P.
Emerald Square Shopping Center               Holliday Fenoglio Fowler, L.P.
Orchard Park Apartments                      Holliday Fenoglio Fowler L.P.
Papago Apartments                            Inland Mortgage Company
Turning Basin Building                       John B. Levy & Co.
Homewood Suites - Columbia                   Laureate Capital LLC
Summerfield Apartments                       Laureate Capital
Ramada Inn BWI                               Laureate Capital LLC
Treetops Apartments                          Laureate Capital
Hampton Inn - Youngstown                     Laureate Capital
York & Wilson Combined Apartments            Laureate Capital
Richlawn Centre                              Laureate Capital LLC
Magellan Storage-190th Torrance Industrial   L.J. Melody & Company
Interstate Northwest Business Park           L.J. Melody & Company
Glenview Crown Theater                       L.J. Melody & Company
Hempstead Turnpike                           M. Robert Goldman
Denver Design Center                         NorthMarq Capital
Springbrook Shopping Center                  NorthPoint Capital
4260 Forbes Boulevard                        Phillips Realty Capital
Powhatan Wellness Center                     Phillips Realty Capital
Little River Turnpike Buildings              Phillips Realty Capital
Chagrin Lee Square                           Pinnacle Financial Group, Inc.
The Reserve in Alamo Heights                 Red Mortgage Capital
Village Square Center                        Triad Mortgage & Realty Funding Corporation
400 Market Street                            Wachovia/Maher Partners
117 Chestnut Street                          Wachovia/Maher Partners
12 Christopher Way                           Wachovia/Maher Partners
Edgewater Village Shopping Center            Walker & Dunlop
Van Buren Plaza                              Wells Fargo RE Capital Markets
Villages of Clinton Pointe                   Wells Fargo RE Capital Markets

                                   EXHIBIT CC

             SWAP CONTRACT RELATED TO THE CLASS A-2SFL CERTIFICATES

      [Filed separately as Exhibits 10.8, 10.9 and 10.10 to this Form 8-K]

                                   EXHIBIT DD

             SWAP CONTRACT RELATED TO THE CLASS A-3SFL CERTIFICATES

     [Filed separately as Exhibits 10.11, 10.12 and 10.13 to this Form 8-K]

                                   EXHIBIT EE

                             RELEASE OVERSIGHT LOANS

Loan #   Property Name
------   -------------------------------------
  93     Hilton Garden Inn - Houston Galleria
 264     Klein Church Plaza
  1      The Belnord
  37     Cinnabarr
  61     Wildwood
  63     Metropark Corporate Campus II
  65     7 Penn Center
  72     Lincoln Village Shopping Center
 103     Centerpointe Shopping Center - Colton
 104     Turning Basin Building
 201     Cypress Gardens MH & RV Park

                                   EXHIBIT FF

                        TENANTS-IN-COMMON OVERSIGHT LOANS

Loan Number                 Property Name
-----------   ------------------------------------------
    70        Magellan Storage-190th Torrance Industrial
    74        University Office Park
    92        Trailside Apartments
    109       Lakeside Villas
    111       Standard Oil Building
    114       8875 Aero Business Center
    124       Fed Express
    133       3M Building
    138       Tucson Portfolio-Los Altos
    144       Tucson Portfolio-Westgate Park
    147       Kimball Plaza
    150       Homewood Suites-The Woodlands, TX
    154       Glenoak Apartments
    159       Troy Design & Manufacturing Building
    165       Middletown Commons
    168       Tucson Portfolio-Pueblo Villas
    170       Interplaza West
    171       Ventura Retail Center
    176       First American Plaza-Oxnard
    178       Centennial Crossing
    187       Berry Bridge Corp.
    188       Eastridge Medical
    199       8825 Aero Business Center
    203       Montvale Junction
    225       Commerce Center
    230       Tucson Portfolio-Vista Montana
    236       Tucson Portfolio-Greentree
    247       Richlawn Center
    258       Michaels-York, PA
    267       Wedgewood Village-Aldi
    270       Ashton Parke

                                   SCHEDULE 1
                                   ----------

                    Mortgage Loans Containing Additional Debt

  Loan Number                                        Property Name
---------------                          ---------------------------------------

       2                                          131 South Dearborn

       6                                          Merchandise Mart

      33                                          Discover Mills

      34                                          Bank of America Plaza

      51                                          Tysons Galleria

      73                                          Broadstone Sunrise Mountain

      97                                          Danvers Crossing

     110                                          Radisson Plaza Hotel-Rochester

                                   SCHEDULE 2
                                   ----------

                Mortgage Loans which Initially Pay Interest Only

             Loan Number                              Property Name
                  1             The Belnord
                  2             131 South Dearborn
                  3             Galleria Towers
                  4             Corporate Woods Portfolio
                  5             Americold Portfolio
                  6             Merchandise Mart
                  7             12902 Federal Systems Drive
                  8             1800 Alexander Bell Drive
                  9             Chicago Workspace - Elgin
                 10             Corporate Lakes III
                 11             Reservoir Corporate Center
                 12             Chicago Workspace - Naperville
                 13             371 Hoes Lane
                 14             Advo Industrial Dallas
                 15             North Atlanta Industrial Northwoods
                 16             North Atlanta Industrial West Oak
                 17             Advo Industrial Houston
                 18             Highland Atrium
                 19             5555 West 73rd Street
                 20             901-929 AEC Drive
                 21             Chicago Workspace - Carol Stream
                 22             600 North York Road
                 23             1300 Morse Avenue
                 24             7500 Natchez Avenue
                 25             3800 River Road
                 26             333 Washington Boulevard
                 27             970 Douglas Road
                 28             1299 Lunt Avenue
                 29             1515 Louis Avenue
                 30             1220 Capitol Drive
                 31             200 Martin Lane
                 32             Centro Heritage Portfolio III
                 33             Discover Mills
                 34             Bank of America Plaza
                 35             Westgate Mall
                 45             City Center West
                 46             El Camino North
                 47             Prescott Gateway
                 48             Sheraton Reston
                 49             Kimco PNP - Cheyenne Commons
                 51             Tysons Galleria
                 52             One West Side
                 53             Westwood of Lisle
                 54             Park Belmar
                 55             Kimco PNP - Fullerton Town Center
                 62             Crossroads Center
                 63             Metropark Corporate Campus II
                 64             Kimco PNP - Sunset Square
                 65             7 Penn Center
                 66             Kimco PNP - Rainbow Promenade
                 67             Davinci Court and 20 Technology Parkway
                 68             Denver Design Center
                 69             Fontainebleu
                 70             Magellan Storage-190th Torrance Industrial
                 72             Lincoln Village Shopping Center
                 73             Broadstone Sunrise Mountain
                 74             University Office Park
                 75             Kimco PNP - Olympia Square
                 76             The Park @ Crossroads
                 77             Courtyard Pentagon South
                 78             Steward's Crossing
                 79             Pacifica - Best Western Blue Sea Lodge
                 80             2600 Redondo Avenue
                 81             Kimco PNP - Silverdale Plaza
                 82             Colonial Grand at Palma Sola
                 83             HSBC/BofA Portfolio
                 84             16 East 40th Street
                 85             Knolls at Inglewood
                 87             University Village Apartments
                 88             1505 East Warner Avenue
                 89             9107 Wilshire Boulevard
                 90             One & Two Nelson Parkway
                 91             Interstate Northwest Business Park
                 94             330 & 350 Motor Parkway
                 96             Crossroads Theatre Phase I
                 97             Danvers Crossing
                 99             Edgewater Village Shopping Center
                 100            Little River Turnpike Buildings
                 101            Kimco PNP - Encinitas Marketplace
                 103            Centerpointe Shopping Center - Colton
                 105            2777 Summer Street
                 107            400 Market Street
                 108            Courtyard Marriott Baldwin Park
                 109            Lakeside Villas
                 110            Radisson Plaza Hotel - Rochester
                 111            Standard Oil Building
                 112            750 Walnut
                 114            8875 Aero Business Center
                 115            Kimco PNP - Blossom Valley Plaza
                 117            Volkswagen - Haslet
                 119            Cayo Grande Apartments
                 120            TWG Illiana Portfolio
                 122            105 West Madison Street
                 123            Lakeside Office Park
                 124            Fed Express
                 125            Volkswagen - Kenosha
                 129            Spruce Court
                 131            Kimco PNP - Glen Cove Center
                 132            Cameron Chase Village
                 133            3M Building
                 134            Claridge Apartment Homes
                 135            Pacifica - Cottage Inn
                 137            Chancellor Apartment Homes
                 138            Tucson Portfolio - Los Altos
                 140            Pacifica - Fogcatcher Inn
                 141            Jewel - Osco
                 143            Pacifica - Spyglass Inn
                 144            Tucson Portfolio - Westgate Park
                 145            Emerald Square Shopping Center
                 146            Madison Research Park
                 147            Kimball Plaza
                 149            4260 Forbes Boulevard
                 151            Pacifica - Best Western Lighthouse
                 153            The Reserve in Alamo Heights
                 154            Glenoaks Apartments
                 155            Highland Village
                 156            Sommerset Apartments
                 157            Tyrone Crossing
                 165            Middletown Commons
                 168            Tucson Portfolio - Pueblo Villas
                 170            Interplaza West
                 171            Ventura Retail Center
                 174            Hillside Heights
                 176            First American Plaza - Oxnard
                 178            Centennial Crossing
                 180            117 Chestnut Street
                 181            Pacifica - Best Western Fireside
                 182            Shenandoah Valley Apartments
                 184            USA Financial Office
                 185            Moorpark Apartments
                 188            Eastridge Medical
                 194            Cummings Park Plaza
                 195            Orchard Park Apartments
                 196            Glenview Crown Theater
                 199            8825 Aero Business Center
                 200            Park Place Plaza
                 203            Montvale Junction
                 204            El Rancho Verde
                 205            297 Knollwood Road
                 208            Metro Self Storage Palatine
                 213            Honea Path Shopping Center
                 214            Suntree Apartments (Kansas City)
                 215            Greenfield's Plaza
                 217            Cleveland & Innis Plaza
                 225            Commerce Center
                 226            Walgreen's - Fenton
                 228            Park Plaza
                 230            Tucson Portfolio - Vista Montana
                 233            ClimaStor
                 236            Tucson Portfolio - Greentree
                 237            Concourse Building 2
                 239            Brookstone Apartments
                 242            10-24 Palmer Avenue
                 243            405 East 77th Street
                 246            Walgreen's - Bluffton
                 247            Richlawn Centre
                 248            Powhatan Wellness Center
                 249            Overlea Shopping Center
                 254            Chagrin Lee Square
                 255            Frenchtown Plaza
                 258            Michaels - York, PA
                 261            Bancroft Apartments
                 266            1616 Corporate Court
                 267            Wedgewood Village - Aldi
                 270            Ashton Parke

                                   SCHEDULE 3
                                   ----------

                    Assumption Fees on Certain Mortgage Loans

   Loan
  Number                Property Name                             Assumption Fee
----------    -------------------------------     -----------------------------------
     1        The Belnord                         0.25%
     2        131 South Dearborn                  0.50%
     3        Galleria Towers                     0.50% for first transfer, 1% for any
                                                  subsequent transfer
     4        Corporate Woods Portfolio           100,000, Lockout 60 days before/after
                                                  securitization
     5        Americold Portfolio                 $25,000, First assumption free. Public company
                                                  exit free.
     6        Merchandise Mart                    $60,000 for the first, $250,000 thereafter
     7        12902 Federal Systems Drive         0.25%
     8        1800 Alexander Bell Drive           0.25%
     9        Chicago Workspace - Elgin           0.25%
     10       Corporate Lakes III                 0.25%
     11       Reservoir Corporate Center          0.25%
     12       Chicago Workspace - Naperville      0.25%
     13       371 Hoes Lane                       0.25%
     14       Advo Industrial Dallas              0.25%
     15       North Atlanta Industrial            0.25%
              Northwoods
     16       North Atlanta Industrial West Oak   0.25%
     17       Advo Industrial Houston             0.25%
     18       Highland Atrium                     0.25%
     19       5555 West 73rd Street               0.25%
     20       901-929 AEC Drive                   0.25%
     21       Chicago Workspace - Carol Stream    0.25%
     22       600 North York Road                 0.25%
     23       1300 Morse Avenue                   0.25%
     24       7500 Natchez Avenue                 0.25%
     25       3800 River Road                     0.25%
     26       333 Washington Boulevard            0.25%
     27       970 Douglas Road                    0.25%
     28       1299 Lunt Avenue                    0.25%
     29       1515 Louis Avenue                   0.25%
     30       1220 Capitol Drive                  0.25%
     31       200 Martin Lane                     0.25%
     32       Centro Heritage Portfolio III       0.25%
     33       Discover Mills                      0.25%
     34       Bank of America Plaza               First transfer is free followed by $250,000
                                                  for each transfer thereafter
     35       Westgate Mall                       0.5%, none in the event of a Controlling
                                                  Interest Transfer
     36       Club Royale                         1.00%
     37       Cinnabarr                           1.00%
     38       Pleasant Hill Villas                1.00%
     39       Saddleback Lodge                    1.00%
     40       Somerset Townhomes                  1.00%
     41       Mountain View (San Bernardino)      1.00%
     42       North Pointe (Rayen)                1.00%
     43       Columbus Gardens                    1.00%
     44       Courtyard Hawthorne                 1.00%
     45       City Center West                    1.00%
     46       El Camino North                     (a) Borrower or Transferee shall pay to Lender
                                                  a transfer fee equal to one percent (1%) of
                                                  the then outstanding principal balance of the
                                                  Note and any and all actual out-of-pocket
                                                  costs incurred in connection with the transfer
                                                  (including, without limitation, Lender's
                                                  reasonable counsel fees and disbursements and
                                                  all recording fees, title insurance premiums
                                                  and mortgage and intangible taxes); provided,
                                                  however, that (i) the first two Assumptions to
                                                  a Qualified Transferee that is not an
                                                  Affiliate of Kimco and/or Prudential shall not
                                                  require the transfer fee described in this
                                                  clause (a) and (ii) the transfer fee described
                                                  in this clause (a) shall not be payable in the
                                                  event an Assumption is to a Qualified
                                                  Transferee that is an Affiliate of Kimco
                                                  and/or Prudential while Kimco and/or
                                                  Prudential (as applicable) is the applicable
                                                  entity that satisfies the requirements of
                                                  Section 5.2.10(d).  Notwithstanding the
                                                  foregoing, any Assumption by Kimco or
                                                  Prudential, as applicable, during such time as
                                                  the applicable entity does not satisfy the
                                                  requirements of Section 5.2.10 shall be deemed
                                                  a third party Assumption for purposes of this
                                                  subsection (a);
     47       Prescott Gateway                    Twice at 0.25%
     48       Sheraton Reston                     0.10% for the first, 0.50% for subsequent
     49       Kimco PNP - Cheyenne Commons        (a) Borrower or Transferee shall pay to Lender
                                                  a transfer fee equal to one percent (1%) of the
                                                  then outstanding principal balance of the Note
                                                  and any and all actual out-of-pocket costs
                                                  incurred in connection with the transfer
                                                  (including, without limitation, Lender's
                                                  reasonable counsel fees and disbursements and
                                                  all recording fees, title insurance premiums
                                                  and mortgage and intangible taxes); provided,
                                                  however, that (i) the first two Assumptions to
                                                  a Qualified Transferee that is not an Affiliate
                                                  of Kimco and/or Prudential shall not require
                                                  the transfer fee described in this clause (a)
                                                  and (ii) the transfer fee described in this
                                                  clause (a) shall not be payable in the event an
                                                  Assumption is to a Qualified Transferee that is
                                                  an Affiliate of Kimco and/or Prudential while
                                                  Kimco and/or Prudential (as applicable) is the
                                                  applicable entity that satisfies the
                                                  requirements of Section 5.2.10(d).
                                                  Notwithstanding the foregoing, any Assumption
                                                  by Kimco or Prudential, as applicable, during
                                                  such time as the applicable entity does not
                                                  satisfy the requirements of Section 5.2.10
                                                  shall be deemed a third party Assumption for
                                                  purposes of this subsection (a);
     50       Raytheon LAX                        0.5%, 1% for all Special Transfers thereafter
     51       Tysons Galleria                     0.00%
     52       One West Side                       1.00%
     53       Westwood of Lisle                   1.00%
     54       Park Belmar                         0.25%
     55       Kimco PNP - Fullerton Town Center   (a) Borrower or Transferee shall pay to Lender
                                                  a transfer fee equal to one percent (1%) of
                                                  the then outstanding principal balance of the
                                                  Note and any and all actual out-of-pocket
                                                  costs incurred in connection with the transfer
                                                  (including, without limitation, Lender's
                                                  reasonable counsel fees and disbursements and
                                                  all recording fees, title insurance premiums
                                                  and mortgage and intangible taxes); provided,
                                                  however, that (i) the first two Assumptions to
                                                  a Qualified Transferee that is not an
                                                  Affiliate of Kimco and/or Prudential shall not
                                                  require the transfer fee described in this
                                                  clause (a) and (ii) the transfer fee described
                                                  in this clause (a) shall not be payable in the
                                                  event an Assumption is to a Qualified
                                                  Transferee that is an Affiliate of Kimco
                                                  and/or Prudential while Kimco and/or
                                                  Prudential (as applicable) is the applicable
                                                  entity that satisfies the requirements of
                                                  Section 5.2.10(d).  Notwithstanding the
                                                  foregoing, any Assumption by Kimco or
                                                  Prudential, as applicable, during such time as
                                                  the applicable entity does not satisfy the
                                                  requirements of Section 5.2.10 shall be deemed
                                                  a third party Assumption for purposes of this
                                                  subsection (a);
     56       Sunset Terrace                      1.00%
     57       Studio Village                      1.00%
     58       Park Pointe                         1.00%
     59       River Springs                       1.00%
     60       Indian Creek Villas                 1.00%
     61       Wildwood                            1.00%
     62       Crossroads Center                   0.50%, none in the event of a Controlling
                                                  Interest Transfer
     63       Metropark Corporate Campus II       1.00%
     64       Kimco PNP - Sunset Square           (a) Borrower or Transferee shall pay to Lender
                                                  a transfer fee equal to one percent (1%) of
                                                  the then outstanding principal balance of the
                                                  Note and any and all actual out-of-pocket
                                                  costs incurred in connection with the transfer
                                                  (including, without limitation, Lender's
                                                  reasonable counsel fees and disbursements and
                                                  all recording fees, title insurance premiums
                                                  and mortgage and intangible taxes); provided,
                                                  however, that (i) the first two Assumptions to
                                                  a Qualified Transferee that is not an
                                                  Affiliate of Kimco and/or Prudential shall not
                                                  require the transfer fee described in this
                                                  clause (a) and (ii) the transfer fee described
                                                  in this clause (a) shall not be payable in the
                                                  event an Assumption is to a Qualified
                                                  Transferee that is an Affiliate of Kimco
                                                  and/or Prudential while Kimco and/or
                                                  Prudential (as applicable) is the applicable
                                                  entity that satisfies the requirements of
                                                  Section 5.2.10(d).  Notwithstanding the
                                                  foregoing, any Assumption by Kimco or
                                                  Prudential, as applicable, during such time as
                                                  the applicable entity does not satisfy the
                                                  requirements of Section 5.2.10 shall be deemed
                                                  a third party Assumption for purposes of this
                                                  subsection (a);
     65       7 Penn Center                       0.50% fee on first assumption, 1.00% on
                                                  subsequent
     66       Kimco PNP - Rainbow Promenade       (a) Borrower or Transferee shall pay to Lender
                                                  a transfer fee equal to one percent (1%) of
                                                  the then outstanding principal balance of the
                                                  Note and any and all actual out-of-pocket
                                                  costs incurred in connection with the transfer
                                                  (including, without limitation, Lender's
                                                  reasonable counsel fees and disbursements and
                                                  all recording fees, title insurance premiums
                                                  and mortgage and intangible taxes); provided,
                                                  however, that (i) the first two Assumptions to
                                                  a Qualified Transferee that is not an
                                                  Affiliate of Kimco and/or Prudential shall not
                                                  require the transfer fee described in this
                                                  clause (a) and (ii) the transfer fee described
                                                  in this clause (a) shall not be payable in the
                                                  event an Assumption is to a Qualified
                                                  Transferee that is an Affiliate of Kimco
                                                  and/or Prudential while Kimco and/or
                                                  Prudential (as applicable) is the applicable
                                                  entity that satisfies the requirements of
                                                  Section 5.2.10(d).  Notwithstanding the
                                                  foregoing, any Assumption by Kimco or
                                                  Prudential, as applicable, during such time as
                                                  the applicable entity does not satisfy the
                                                  requirements of Section 5.2.10 shall be deemed
                                                  a third party Assumption for purposes of this
                                                  subsection (a);
     67       Davinci Court and 20 Technology     0.50%, none in the event of a Controlling
              Parkway                             Interest Transfer
     68       Denver Design Center                1.00%
     69       Fontainebleu                        0.50%
     70       Magellan Storage-190th Torrance     1.00% then 0.25%
              Industrial
     71       Homewood Suites Seattle             1.00%
     72       Lincoln Village Shopping Center     1.00%
     73       Broadstone Sunrise Mountain         1.00%
     74       University Office Park              1.00%
     75       Kimco PNP - Olympia Square          (a) Borrower or Transferee shall pay to Lender
                                                  a transfer fee equal to one percent (1%) of
                                                  the then outstanding principal balance of the
                                                  Note and any and all actual out-of-pocket
                                                  costs incurred in connection with the transfer
                                                  (including, without limitation, Lender's
                                                  reasonable counsel fees and disbursements and
                                                  all recording fees, title insurance premiums
                                                  and mortgage and intangible taxes); provided,
                                                  however, that (i) the first two Assumptions to
                                                  a Qualified Transferee that is not an
                                                  Affiliate of Kimco and/or Prudential shall not
                                                  require the transfer fee described in this
                                                  clause (a) and (ii) the transfer fee described
                                                  in this clause (a) shall not be payable in the
                                                  event an Assumption is to a Qualified
                                                  Transferee that is an Affiliate of Kimco
                                                  and/or Prudential while Kimco and/or
                                                  Prudential (as applicable) is the applicable
                                                  entity that satisfies the requirements of
                                                  Section 5.2.10(d).  Notwithstanding the
                                                  foregoing, any Assumption by Kimco or
                                                  Prudential, as applicable, during such time as
                                                  the applicable entity does not satisfy the
                                                  requirements of Section 5.2.10 shall be deemed
                                                  a third party Assumption for purposes of this
                                                  subsection (a);
     76       The Park @ Crossroads               1.00%, none in the event of a Controlling
                                                  Interest Transfer
     77       Courtyard Pentagon South            0.75%, none in the event of a Controlling
                                                  Interest Transfer
     78       Steward's Crossing                  1.00%
     79       Pacifica - Best Western Blue Sea    0.50%, 1.00% for all Special Transfers
              Lodge                               thereafter, none in the event of a Controlling
                                                  Interest Transfer
     80       2600 Redondo Avenue                 1.00%, none in the event of a Controlling
                                                  Interest Transfer
     81       Kimco PNP - Silverdale Plaza        (a) Borrower or Transferee shall pay to Lender
                                                  a transfer fee equal to one percent (1%) of
                                                  the then outstanding principal balance of the
                                                  Note and any and all actual out-of-pocket
                                                  costs incurred in connection with the transfer
                                                  (including, without limitation, Lender's
                                                  reasonable counsel fees and disbursements and
                                                  all recording fees, title insurance premiums
                                                  and mortgage and intangible taxes); provided,
                                                  however, that (i) the first two Assumptions to
                                                  a Qualified Transferee that is not an
                                                  Affiliate of Kimco and/or Prudential shall not
                                                  require the transfer fee described in this
                                                  clause (a) and (ii) the transfer fee described
                                                  in this clause (a) shall not be payable in the
                                                  event an Assumption is to a Qualified
                                                  Transferee that is an Affiliate of Kimco
                                                  and/or Prudential while Kimco and/or
                                                  Prudential (as applicable) is the applicable
                                                  entity that satisfies the requirements of
                                                  Section 5.2.10(d).  Notwithstanding the
                                                  foregoing, any Assumption by Kimco or
                                                  Prudential, as applicable, during such time as
                                                  the applicable entity does not satisfy the
                                                  requirements of Section 5.2.10 shall be deemed
                                                  a third party Assumption for purposes of this
                                                  subsection (a);
     82       Colonial Grand at Palma Sola        No assumption during first 12 months, 1.00%
                                                  thereafter
     83       HSBC/BofA Portfolio                 No assumption during first 12 months, 1.00%
                                                  thereafter
     84       16 East 40th Street                 1.00%
     85       Knolls at Inglewood                 1.00%
     86       Village Square Center               1.00%
     87       University Village Apartments       1.00%
     88       1505 East Warner Avenue             1.00%
     89       9107 Wilshire Boulevard             0.75% for the first transfer, 1.00% for all
                                                  transfers or assumptions thereafter, none in
                                                  the event of a Controlling Interest Transfer
     90       One & Two Nelson Parkway            1.00%
     91       Interstate Northwest Business       0.50%
              Park
     92       Trailside Apartments                1.00%
     93       Hilton Garden Inn - Houston         0.25% for the 1st, 0.75% for subsequent
              Galleria
     94       330 & 350 Motor Parkway             4 times,  0.50% for 1st and 1.00% for 2nd, 3rd
                                                  and 4th
     95       Courtyard Houston                   1.00%
     96       Crossroads Theatre Phase I          0.50%, none in the event of a Controlling
                                                  Interest Transfer
     97       Danvers Crossing                    Assumption fee is 0.50% for the first transfer
                                                  followed by 1.00% thereafter
     98       Cincinatti Eye Institute            1.00%
    100       Little River Turnpike Buildings     1.00%
    101       Kimco PNP - Encinitas Marketplace   (a) Borrower or Transferee shall pay to Lender
                                                  a transfer fee equal to one percent (1%) of the
                                                  then outstanding principal balance of the Note
                                                  and any and all actual out-of-pocket costs
                                                  incurred in connection with the transfer
                                                  (including, without limitation, Lender's
                                                  reasonable counsel fees and disbursements and
                                                  all recording fees, title insurance premiums
                                                  and mortgage and intangible taxes); provided,
                                                  however, that (i) the first two Assumptions to
                                                  a Qualified Transferee that is not an Affiliate
                                                  of Kimco and/or Prudential shall not require
                                                  the transfer fee described in this clause (a)
                                                  and (ii) the transfer fee described in this
                                                  clause (a) shall not be payable in the event an
                                                  Assumption is to a Qualified Transferee that is
                                                  an Affiliate of Kimco and/or Prudential while
                                                  Kimco and/or Prudential (as applicable) is the
                                                  applicable entity that satisfies the
                                                  requirements of Section 5.2.10(d).
                                                  Notwithstanding the foregoing, any Assumption
                                                  by Kimco or Prudential, as applicable, during
                                                  such time as the applicable entity does not
                                                  satisfy the requirements of Section 5.2.10
                                                  shall be deemed a third party Assumption for
                                                  purposes of this subsection (a);
    102       Klune Industrial                    1.00%
    103       Centerpointe Shopping Center -      0.50% then 1.00%
              Colton
    104       Turning Basin Building              Processing fee of $2,500 plus 0.50%
    105       2777 Summer Street                  Assumption fee is 0.50% for the first transfer
                                                  followed by 1.00% thereafter
    106       Springbrook Shopping Center         1.00%
    107       400 Market Street                   1.00%
    108       Courtyard Marriott Baldwin Park     0.50%, none in the event of a Controlling
                                                  Interest Transfer
    109       Lakeside Villas                     1.00%
    110       Radisson Plaza Hotel - Rochester    Assumption fee is 0.25% for the first transfer
                                                  followed by 1.00% thereafter
    111       Standard Oil Building               0.50%
    113       The Market Place                    1.00%
    114       8875 Aero Business Center           1.00%
    115       Kimco PNP - Blossom Valley Plaza    (a) Borrower or Transferee shall pay to Lender
                                                  a transfer fee equal to one percent (1%) of the
                                                  then outstanding principal balance of the Note
                                                  and any and all actual out-of-pocket costs
                                                  incurred in connection with the transfer
                                                  (including, without limitation, Lender's
                                                  reasonable counsel fees and disbursements and
                                                  all recording fees, title insurance premiums
                                                  and mortgage and intangible taxes); provided,
                                                  however, that (i) the first two Assumptions to
                                                  a Qualified Transferee that is not an Affiliate
                                                  of Kimco and/or Prudential shall not require
                                                  the transfer fee described in this clause (a)
                                                  and (ii) the transfer fee described in this
                                                  clause (a) shall not be payable in the event an
                                                  Assumption is to a Qualified Transferee that is
                                                  an Affiliate of Kimco and/or Prudential while
                                                  Kimco and/or Prudential (as applicable) is the
                                                  applicable entity that satisfies the
                                                  requirements of Section 5.2.10(d).
                                                  Notwithstanding the foregoing, any Assumption
                                                  by Kimco or Prudential, as applicable, during
                                                  such time as the applicable entity does not
                                                  satisfy the requirements of Section 5.2.10
                                                  shall be deemed a third party Assumption for
                                                  purposes of this subsection (a);
    116       Towne Center North                  0.50%
    117       Volkswagen - Haslet                 Not assumable for 3 months before or after
                                                  securitization, 0.50% thereafter
    118       12 Christopher Way                  1.00%
    119       Cayo Grande Apartments              1.00%, none in the event of a Controlling
                                                  Interest Transfer
    120       TWG Illiana Portfolio               1.00
    121       Wilson Mall                         1.00%
    122       105 West Madison Street             1.00%
    123       Lakeside Office Park                1.00%0
    125       Volkswagen - Kenosha                Not assumable for 3 months before or after
                                                  securitization, 0.50% thereafter
    126       2900 Weslayan Road                  1.00%
    127       Best Western O'Hare                 1.00%
    128       Hampton Inn Orlando                 1.00%
    129       Spruce Court                        1.00%
    130       Hampton Inn Urbana                  1.00%
    131       Kimco PNP - Glen Cove Center        (a) Borrower or Transferee shall pay to Lender
                                                  a transfer fee equal to one percent (1%) of the
                                                  then outstanding principal balance of the Note
                                                  and any and all actual out-of-pocket costs
                                                  incurred in connection with the transfer
                                                  (including, without limitation, Lender's
                                                  reasonable counsel fees and disbursements and
                                                  all recording fees, title insurance premiums
                                                  and mortgage and intangible taxes); provided,
                                                  however, that (i) the first two Assumptions to
                                                  a Qualified Transferee that is not an Affiliate
                                                  of Kimco and/or Prudential shall not require
                                                  the transfer fee described in this clause (a)
                                                  and (ii) the transfer fee described in this
                                                  clause (a) shall not be payable in the event an
                                                  Assumption is to a Qualified Transferee that is
                                                  an Affiliate of Kimco and/or Prudential while
                                                  Kimco and/or Prudential (as applicable) is the
                                                  applicable entity that satisfies the
                                                  requirements of Section 5.2.10(d).
                                                  Notwithstanding the foregoing, any Assumption
                                                  by Kimco or Prudential, as applicable, during
                                                  such time as the applicable entity does not
                                                  satisfy the requirements of Section 5.2.10
                                                  shall be deemed a third party Assumption for
                                                  purposes of this subsection (a);
    132       Cameron Chase Village               1.00%, none in the event of a Controlling
                                                  Interest Transfer
    133       3M Building                         0.50%, none in the event of a Controlling
                                                  Interest Transfer
    134       Claridge Apartment Homes            $2,000 for the 1st, 0.01% for subsequent
    135       Pacifica - Cottage Inn              0.50%, 1.00% for all Special Transfers
                                                  thereafter, none in the event of a Controlling
                                                  Interest Transfer
    136       River Place                         1.00%
    137       Chancellor Apartment Homes          1.00%
    138       Tucson Portfolio - Los Altos        1.00%, none in the event of a Controlling
                                                  Interest Transfer or a TIC transfer
    139       Homewood Suites - Columbia          1.00%, none in the event of a Controlling
                                                  Interest Transfer
    140       Pacifica - Fogcatcher Inn           1.00%, none in the event of a Controlling
                                                  Interest Transfer
    141       Jewel - Osco                        1.00%
    142       Pack & Stack Portfolio II           0.50%
    143       Pacifica - Spyglass Inn             0.50%, 1% for all Special Transfers
                                                  thereafter, none in the event of a Controlling
                                                  Interest Transfer
    144       Tucson Portfolio - Westgate Park    1.00%, none in the event of a Controlling
                                                  Interest Transfer or a TIC transfer
    145       Emerald Square Shopping Center      1.00%
    146       Madison Research Park               3 times at 1.00%
    147       Kimball Plaza                       1.00%
    148       Springhill Suites Sarasota          1.00%
    149       4260 Forbes Boulevard               Assumption fee is .5% for the first transfer
                                                  followed by 1% thereafter
    150       Homewood Suites - The Woodlands,    1.00%
              TX
    151       Pacifica - Best Western             0.50%, 1.00% for all Special Transfers
              Lighthouse                          thereafter, none in the event of a Controlling
                                                  Interest Transfer
    153       The Reserve in Alamo Heights        1.00%
    154       Glenoaks Apartments                 1.00%
    155       Highland Village                    1.00%
    156       Sommerset Apartments                1.00%
    157       Tyrone Crossing                     1.00%, none in the event of a Controlling
                                                  Interest Transfer
    158       Overland Office                     1.00%, none in the event of a Controlling
                                                  Interest Transfer
    159       Troy Design & Manufacturing Bldg.   1.00%
    160       Liberty Trust Portfolio             1.00%
    161       Wingate Inn                         1.00%
    162       Casa & Villa Cortez                 1.00%, none in the event of a Controlling
                                                  Interest Transfer
    163       Homewood Suites Augusta             1.00%
    164       Fifty-Four Hundred South            1.00%
              Apartments
    165       Middletown Commons                  1.00%
    166       Bay Tree Self Storage Portfolio     1.00%, none in the event of a Controlling
                                                  Interest Transfer
    167       Belmont Towers Retail               1.00%, none in the event of a Controlling
                                                  Interest Transfer
    168       Tucson Portfolio - Pueblo Villas    1.00%, none in the event of a Controlling
                                                  Interest Transfer or a TIC transfer
    169       Towneplace Suites Savannah          1.00%
    170       Interplaza West                     0.50%, none in the event of a Controlling
                                                  Interest Transfer or TIC transfer
    171       Ventura Retail Center               1.00%
    172       7122 Beverly Boulevard              1.00%, none in the event of a Controlling
                                                  Interest Transfer
    173       190 All Storage                     Assumption fee is 0.50% for the first transfer
                                                  followed by 1.00% thereafter
    174       Hillside Heights                    1.00%
    175       Spring Lake Heights Center          1.00%, none in the event of a Controlling
                                                  Interest Transfer
    176       First American Plaza - Oxnard       0.50%
    177       Grays Creek                         1.00%, none in the event of a Controlling
                                                  Interest Transfer
    178       Centennial Crossing                 0.05%, none in the event of a Controlling
                                                  Interest Transfer, a Permitted Transfer that
                                                  occurs whereby the entities comprising
                                                  Borrower on the date hereof merge to form a
                                                  single entity which shall be a Special Purpose
                                                  Entity, or a tenant in common on the date
                                                  hereof merges into the entity comprising the
                                                  Borrower on the date hereof.
    179       Overlook at Eagles Landing          1.00%, none in the event of a Controlling
                                                  Interest Transfer
    180       117 Chestnut Street                 0.50% for first transfer, 1.00% for any
                                                  subsequent transfer
    181       Pacifica - Best Western Fireside    0.50%, 1.00% for all Special Transfers
                                                  thereafter, none in the event of a Controlling
                                                  Interest Transfer
    182       Shenandoah Valley Apartments        1.00%
    183       The Park at Scott's Crossing        1.00%
    184       USA Financial Office                1.00%, none in the event of a Controlling
                                                  Interest Transfer
    185       Moorpark Apartments                 1.00%
    186       Ramada Inn BWI                      1%, none in the event of a Controlling
                                                  Interest Transfer
    187       Berry Bridge Corp                   1.00%
    188       Eastridge Medical                   1.00%, none in the event of a Controlling
                                                  Interest Transfer or a TIC transfer
    189       Hampton Inn - Olean                 0.25% for the 1st, 0.50% for subsequent
    190       Hampton Inn East Lansing            1.00%
    191       Papago Apartments                   1.00%
    192       Summerfield Apartments              1.00%
    193       CVS Pharmacy - Frisco               0.50%
    194       Cummings Park Plaza                 Twice, 1.00%
    195       Orchard Park Apartments             1.00%
    196       Glenview Crown Theater              1.0%
    197       Van Buren Plaza                     1.00%
    198       Tahitian Inn                        1.00%
    199       8825 Aero Business Center           1.00%
    200       Park Place Plaza                    1.00%, none in the event of a Controlling
                                                  Interest Transfer
    201       Cypress Gardens MH & RV Park        1.00%
    202       Missouri Avenue Distribution        0.50% for the 1st, 0.10% for subsequent
              Center
    203       Montvale Junction                   0.50%, none in the event of a Controlling
                                                  Interest Transfer
    204       El Rancho Verde                     1.00%
    205       297 Knollwood Road                  Assumption fee is 0.50% for the first transfer
                                                  followed by 1% thereafter
    206       Baymont Inn & Suites                1.00%
    207       Hempstead Turnpike                  1.00%
    208       Metro Self Storage Palatine         1.00%
    209       CVS Pharmacy - Fort Worth           0.50%
    210       CVS Pharmacy - Round Rock           0.50%
    211       CVS Pharmacy - Garland              0.50%
    212       CVS Pharmacy - Little Elm           0.50%
    213       Honea Path Shopping Center          1.00%
    214       Suntree Apartments (Kansas City)    1.00% then .50%
    215       Greenfield's Plaza                  1.00%
    216       CVS Pharmacy - San Antonio          0.50%
    217       Cleveland & Innis Plaza             1.00%
    218       Bullfrog Spas                       1.00%
    219       Villages of Clinton Pointe          1.00%
    220       Summit Office Park                  1.00%
    221       CVS Pharmacy - Austin               0.50%
    222       Crossings at Leesburg Apartments    1.00%
    223       Quorum Market Place                 0.50%, none in the event of a Controlling
                                                  Interest Transfer
    225       Commerce Center                     1.00%
    226       Walgreen's - Fenton                 Twice, 1.00%
    227       Hampton Inn - Cortland              0.25% for the 1st, 0.50% for subsequent
    228       Park Plaza                          1.00%
    229       Pack & Stack Portfolio I            0.50%
    230       Tucson Portfolio - Vista Montana    1.00%, none in the event of a Controlling
                                                  Interest Transfer or a TIC transfer
    232       Treetops Apartments                 1.00%
    233       ClimaStor                           1.00%
    234       Pacific Grove Self Storage          1.00%
    235       Best Western University Inn         1.00%
    236       Tucson Portfolio - Greentree        1.00%, none in the event of a Controlling
                                                  Interest Transfer or a TIC transfer
    237       Concourse Building 2                100%, none in the event of a Controlling
                                                  Interest Transfer
    238       Ridge Hollow Apartments             1.00%
    239       Brookstone Apartments               1.00%
    240       Cross Creek Apartments              1.00%
    242       10-24 Palmer Avenue                 Assumption fee is 0.50% for the first transfer
                                                  followed by 1.00% thereafter
    243       405 East 77th Street                First transfer is free followed b 1.00% for
                                                  each transfer thereafter
    244       Eckerd's Douglasville               1.00%
    245       Hampton Inn - Youngstown            1.00%
    246       Walgreen's - Bluffton               Twice, 1.00%
    247       Richlawn Centre                     1.00%, none in the event of a Controlling
                                                  Interest Transfer
    248       Powhatan Wellness Center            1.00%
    249       Overlea Shopping Center             1.00%, none in the event of a Controlling
                                                  Interest Transfer.
    250       Studio 6 Hotel                      1.00%
    251       Grand Court Office                  1.00%, none in the event of a Controlling
                                                  Interest Transfer
    252       Beech Tree Office Centre            1.00%
    253       Eckerds McDonough                   1.00%
    254       Chagrin Lee Square                  1.00%
    255       Frenchtown Plaza                    1.00%
    256       Southwest Plaza                     1.00%
    258       Michaels - York, PA                 1.00%
    259       Cavalcade Plaza                     0.00%
    260       4015 Lemmon Avenue                  1.00%
    261       Bancroft Apartments                 1.00%
    262       CSH Lakeland & Lake Wales           1.00%
    263       York & Wilson Combined Apartments   1.00%
    264       Klein Church Plaza                  1.00%
    265       Middletown Self Storage             1.00%
    266       1616 Corporate Court                1.00%
    267       Wedgewood Village - Aldi            1.00%
    268       Stonewood Apartments                1.00%
    269       Big Horn MHC                        1.00%
    270       Ashton Parke                        Assumption fee is 0.50% for the first transfer
                                                  followed by 1.00% thereafter
    271       Dupont Medical Office Center        1.00%, none in the event of a Controlling
                                                  Interest Transfer
    272       Pioneer Curtis Homes                1.00%
    273       Capital Commons                     1.00%, none in the event of a Controlling
                                                  Interest Transfer
    274       Courtyard Annex                     Assumption fee is 0.75% for the first transfer
                                                  followed by 1.00% thereafter
    275       Gardenwood Apartments               1.00%, none in the event of a controlling
                                                  interest transfer
    276       Chimney Hill Apartments             1.00%
    277       60 Church Street                    1.00%
    278       Bay Ranch Apartments                1.00%

                                   SCHEDULE 4
                                   ----------

          Mortgage Loans with Earnouts, Holdbacks or Letters of Credit

       Loan Number                               Property Name
            1                The Belnord
           12                Jogani Portfolio I
           24                Jogani Portfolio II
           37                Cinnabarr
           61                Wildwood
           63                Metropark Corporate Campus II
           65                7 Penn Center
           72                Lincoln Village Shopping Center
           80                2600 Redondo Avenue
           83                HSBC/BofA Portfolio
          104                Turning Basin Building
          107                400 Market Street
          119                Cayo Grande Apartments
          120                TWG Illiana Portfolio
          126                2900 Weslayan Road
          146                Madison Research Park
          161                Wingate Inn
          172                7122 Beverly Boulevard
          179                Overlook at Eagles Landing
          194                Cummings Park Plaza
          201                Cypress Gardens MH & RV Park
          205                297 Knollwood Road
          213                Honea Path Shopping Center
          228                Park Plaza
          239                Brookstone Apartments
          263                York & Wilson Combined Apartments
          264                Klein Church Plaza
          265                Middletown Self Storage